 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-293216
April 27, 2026
Dear Shareholder:
The enclosed Joint Information Statement/Prospectus (the “Information Statement”) provides information about the proposed Agreement and Plan of Merger (the “Merger Agreement”), and the proposed mergers provided for therein, to be entered into by Fundrise eREIT, LLC, a newly organized Delaware limited liability company (“we”, “us” or “Fundrise eREIT”), and the following seven Delaware limited liability companies (each, a “Fundrise Merger Entity” and collectively, the “Fundrise Merger Entities”):
Fundrise Development eREIT, LLC;
Fundrise Equity REIT, LLC;
Fundrise East Coast Opportunistic REIT, LLC;
Fundrise Growth eREIT II, LLC;
Fundrise Growth eREIT III, LLC;
Fundrise Midland Opportunistic REIT, LLC; and
Fundrise West Coast Opportunistic REIT, LLC.
The Merger Agreement provides for, among other things, the merger of each of the Fundrise Merger Entities with and into Fundrise eREIT, with Fundrise eREIT continuing as the surviving entity (each a “Merger” and collectively, the “Mergers”). If the Mergers are completed, subject to the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding common share of each Fundrise Merger Entity will automatically be exchanged for common shares of Fundrise eREIT on the closing date of the Mergers. The common shares of Fundrise eREIT as referred to in this Information Statement are LLC interests in Fundrise eREIT, LLC and are not common shares in a corporation. There are material differences in the rights and limitations of LLC interests as compared to shares of common stock in a corporation.
Based on the number of common shares of the Fundrise Merger Entities outstanding as of January 1, 2026, we anticipate that Fundrise eREIT will issue approximately 65.4 million common shares in the Mergers. The number of Fundrise eREIT common shares that will be issued in the Mergers will depend on, among other factors, the number of common shares of the Fundrise Merger Entities outstanding immediately prior to the effective time of the Merger. You do not need to take any action regarding your account. Your shares of a Fundrise Merger Entity will automatically be converted, at net asset value, into shares of equal total value of the Fundrise eREIT on a date mutually agreed to by the parties to the Merger Agreement that is anticipated to occur after the Information Statement is delivered to shareholders. See, “The Mergers and the Merger Agreement — Terms of the Merger Agreement — Timing of the Mergers”. Each Merger is intended to be a tax-free reorganization, which means that shareholders should not recognize gain or loss as a direct result of a Merger. As of the date of this Information Statement, the estimated exchange ratio applicable to each of the Fundrise Merger Entities is as follows:
Fundrise Merger Entity	Estimated Exchange Ratio*
Fundrise Development eREIT, LLC	0.866:1.00
Fundrise Equity REIT, LLC	1.639:1.00
Fundrise East Coast Opportunistic REIT, LLC	1.074:1.00
Fundrise Growth eREIT II, LLC	1.343:1.00
Fundrise Growth eREIT III, LLC	1.570:1.00
Fundrise Midland Opportunistic REIT, LLC	1.211:1.00
Fundrise West Coast Opportunistic REIT, LLC	0.959:1.00

*
The estimated exchange ratios are estimates as of the date of this Information Statement and are subject to change at the time of the Mergers.

Each Fundrise Merger Entity has elected to be taxed as a “real estate investment trust” (REIT) under the Internal Revenue Code of 1986, as amended. Fundrise eREIT expects to be taxed as a REIT under the Code commencing with its taxable year that includes the Mergers.
Pursuant to the operating agreements of each Fundrise Merger Entity, the applicable Merger does not require the approval of shareholders of a Fundrise Merger Entity. Rather, each Merger must be approved by Fundrise Advisors, LLC, the external manager to each of the Fundrise Merger Entities and the Fundrise eREIT (the “Manager”), in its capacity as external manager to each of the Fundrise Merger Entities. In addition, as a transaction between affiliates of Rise Companies Corp., sponsor to each Fundrise Merger Entity (the “Sponsor”), the Manager and an affiliated entity (i.e., Fundrise eREIT), each Merger must also be approved by William Thomas Lockard, Jr., the independent representative for each Fundrise Merger Entity (the “Independent Representative”). With respect to the Fundrise Merger Entities, each Merger is subject to the approval of the Manager and the Independent Representative. Such approval if received, is expected to take place shortly after the effectiveness of the registration statement of which this Information Statement is a part.
YOUR APPROVAL OF THE MERGER IS NOT REQUIRED. NO ACTION IS NECESSARY IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This document is a prospectus relating to the Fundrise eREIT common shares to be issued pursuant to the Mergers and an Information Statement for the Fundrise Merger Entities. The Information Statement includes detailed information regarding the Mergers, the Merger Agreement and the transactions contemplated thereby. We urge you to review the information in the Information Statement, including the “Risk Factors” section, beginning on page 25, carefully.
If you have any questions regarding the Mergers or the accompanying Information Statement, please call the Manager at (202) 584-0550 or your financial advisor.
Sincerely,
Benjamin S. Miller
Chief Executive Officer of Fundrise Advisors, LLC
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THIS INFORMATION STATEMENT OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This Information Statement is dated April 27, 2026 and is first being mailed to shareholders of the Fundrise Merger Entities on or about April 27, 2026.

ADDITIONAL INFORMATION
Fundrise eREIT has filed with the SEC a registration statement on Form S-4, including exhibits and schedules filed with the registration statement of which this Information Statement is a part, under the Securities Act of 1933, as amended, with respect to the common shares of Fundrise eREIT to be issued to holders of the common shares of each of the Fundrise Merger Entities in connection with the Mergers. This Information Statement, as allowed by SEC rules, does not contain all of the information you can find in the registration statement and the exhibits and the schedules to the registration statement. For additional information on how you can obtain copies of these documents free of charge, please see the section entitled “Where You Can Find More Information” beginning on page 265 of this Information Statement. This information is also available for you to review free of charge through the SEC’s website at https://www.sec.gov.
You may request copies of this Information Statement or other information concerning Fundrise Merger Entities or Fundrise eREIT, LLC, without charge, upon written or oral request to the Secretary of the applicable entity at the following address:
11 Dupont Circle NW, 9th Floor
Washington, DC 20036
(202) 584-0550
Investors may also consult Fundrise’s website for more information about Fundrise eREIT or the Fundrise Merger Entities, respectively. Fundrise’s website is www.fundrise.com. Information included on this website is not incorporated by reference into this registration statement.

ABOUT THIS DOCUMENT
This document constitutes a prospectus of Fundrise eREIT, LLC, a newly organized Delaware limited liability company (“Fundrise eREIT”) under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Fundrise eREIT common shares to be issued in connection with the Mergers.
No one has been authorized to provide you with information that is different from that contained in this Information Statement, and Fundrise eREIT and Fundrise Development eREIT, LLC, a Delaware limited liability company (“Development eREIT”), Fundrise Equity REIT, LLC, a Delaware limited liability company (“Equity REIT”), Fundrise East Coast Opportunistic REIT, LLC, a Delaware limited liability company (“East Coast”), Fundrise Growth eREIT II, LLC, a Delaware limited liability company (“Growth eREIT II”), Fundrise Growth eREIT III, LLC, a Delaware limited liability company (“Growth eREIT III”), Fundrise Midland Opportunistic REIT, LLC, a Delaware limited liability company (“Midland”), and Fundrise West Coast Opportunistic REIT, LLC, a Delaware limited liability company (“West Coast” and, Development eREIT, Equity REIT, East Coast, Growth eREIT II, Growth eREIT III, Midland and West Coast, each, a “Fundrise Merger Entity” and collectively, the “Fundrise Merger Entities”), take no responsibility for, and can provide no assurance as to the reliability of, any information others may give you. This Information Statement is dated April 27, 2026. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date on the front cover of those documents. Neither the mailing of this Information Statement to the Fundrise Merger Entities’ shareholders nor the issuance of Fundrise eREIT common shares in connection with the Mergers will create any implication to the contrary.
The Fundrise Merger Entities’ shareholders should not construe the contents of this Information Statement as legal, tax or financial advice. The Fundrise Merger Entities’ shareholders should consult with their legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this Information Statement are qualified by the full copies of and complete text of such agreements in the forms attached hereto as annexes, which are also available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov.
This Information Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this Information Statement regarding Fundrise eREIT has been provided by Fundrise eREIT and information contained in this Information Statement regarding the Fundrise Merger Entities has been provided by the Fundrise Merger Entities.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGERS OR DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

i

ii

FREQUENTLY USED TERMS
“Code” refers to the Internal Revenue Code of 1986, as amended.
“Common shares” refers to a share of limited liability company interest in Fundrise eREIT, LLC issued by the Fundrise eREIT, LLC that evidences a holder’s rights, powers and duties with respect to Fundrise eREIT pursuant to Fundrise eREIT’s operating agreement and the Delaware Limited Liability Company Act.
“Development eREIT” refers to Fundrise Development eREIT, LLC, a Delaware limited liability company.
“East Coast” refers to Fundrise East Coast Opportunistic REIT, LLC, a Delaware limited liability company.
“Equity REIT” refers to Fundrise Equity REIT, LLC, a Delaware limited liability company.
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.
“Fundrise eREIT” refers to Fundrise eREIT, LLC, a Delaware limited liability company.
“Fundrise Merger Entities” refers collectively to Fundrise Development eREIT, LLC; Fundrise Equity REIT, LLC; Fundrise East Coast Opportunistic REIT, LLC; Fundrise Growth eREIT II, LLC; Fundrise Growth eREIT III, LLC; Fundrise Midland Opportunistic REIT, LLC; and Fundrise West Coast Opportunistic REIT, LLC.
“Growth eREIT II” or “Growth II” refers to Fundrise Growth eREIT II, LLC, a Delaware limited liability company.
“Growth eREIT III” or “Growth III” refers to Fundrise Growth eREIT III, LLC, a Delaware limited liability company.
“Independent Representative” refers to William Thomas Lockard, Jr., the independent representative for each Fundrise Merger Entity.
“Information Statement” refers to the Joint Information Statement/Prospectus.
“Internal Revenue Code” refers to the Internal Revenue Code of 1986, as amended. See “Code.”
“Manager” refers to Fundrise Advisors, LLC, the external manager to each of the Fundrise Merger Entities and to Fundrise eREIT.
“Merger Agreement” refers to the Agreement and Plan of Merger by and among Fundrise eREIT, LLC, the Fundrise Merger Entities, Fundrise Advisors, LLC, and William Thomas Lockard, Jr., as Independent Representative.
“Mergers” refers collectively to the merger of each of the Fundrise Merger Entities with and into Fundrise eREIT, with Fundrise eREIT continuing as the surviving entity.
“Midland” refers to Fundrise Midland Opportunistic REIT, LLC, a Delaware limited liability company.
“NAV” or “net asset value” refers to the net asset value of a company, calculated as total assets minus total liabilities.
“Registration Statement” refers to the registration statement on Form S-4 filed with the SEC by Fundrise eREIT, LLC.
“REIT” refers to a real estate investment trust under the Internal Revenue Code of 1986, as amended.
“Securities Act” refers to the Securities Act of 1933, as amended.
“Sponsor” refers to Rise Companies Corp., the parent company of the Manager.
“Valuation Time” refers to a date and time that will be agreed to by the Merger Parties in the Merger Agreement and is expected to be a time and date shortly before the Mergers.
“West Coast” refers to Fundrise West Coast Opportunistic REIT, LLC, a Delaware limited liability company.

QUESTIONS AND ANSWERS ABOUT THE MERGERS
The following are some questions that you, as a shareholder of a Fundrise Merger Entity may have regarding the Mergers and the other matters related to the Mergers, and brief answers to those questions. You are urged to carefully read this Information Statement and the other documents referred to in this Information Statement in their entirety. Additional important information is contained in the annexes to this Information Statement.
Q:
Why are you sending me this Information Statement?

A:
You are receiving this Information Statement because you own shares in one or more of the Fundrise Merger Entities as of the record date of April 27, 2026, and because Fundrise eREIT and each of the Fundrise Merger Entities are planning on entering into the Merger Agreement, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, each Fundrise Merger Entity will merge with and into Fundrise eREIT, and Fundrise eREIT will continue as the surviving entity. This Information Statement, which you should read in its entirety, contains important information about the Mergers and serves as a prospectus by which Fundrise eREIT will issue shares of its common shares as consideration in the Mergers. Your approval of the Merger is not required nor is any action necessary or required on your part in connection with this Information Statement.

Q:
Why are shareholders of the Fundrise Merger Entities not being asked to vote on the Mergers?

A:
Each Fundrise Merger Entity’s operating agreement permits reorganizations of such Fundrise Merger Entity to occur without seeking a shareholder vote, provided that certain conditions are met. Under each Fundrise Merger Entity’s operating agreement, a merger must be approved by the Manager and, for certain transactions between affiliates of the Sponsor, the Manager and an affiliated entity (i.e., Fundrise eREIT), such as the Mergers, the transaction must also be approved by the Independent Representative. In addition, Fundrise eREIT’s Amended and Restated Operating Agreement (the “Operating Agreement”) provides that the Manager, in its sole discretion, may approve a merger and that no shareholder approval is required under applicable law to approve the Mergers. As a result, the conditions permitting the Mergers to occur without seeking a shareholder vote have been met by each Fundrise Merger Entity and by Fundrise eREIT. Each Merger is contingent upon approval by the Manager and the Independent Representative. Such approval if received, is expected to take place shortly after the effectiveness of the registration statement of which this Information Statement is a part. For more information, see “The Mergers and the Merger Agreement — Background and Reasons for the Mergers” herein.

YOUR APPROVAL OF THE MERGERS IS NOT REQUIRED. NO ACTION IS NECESSARY IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Q:
What if I do not wish to participate in a Merger? Am I entitled to dissenters’ rights?

A:
Pursuant to the operating agreement of each Fundrise Merger Entity, you are not entitled to appraisal or dissenters’ rights for the appraised value of your existing common shares in connection with the Mergers or any other transactions contemplated by the Merger Agreement.

After the completion of each Merger, Fundrise eREIT will have adopted a redemption plan to enable shareholders to redeem their common shares in limited circumstances. For more information, see “Description of Fundrise eREIT’s Business and Properties — Comparison of Purchase and Redemption Procedures and Exchange Rights” herein and “Description of Fundrise eREIT, LLC Common Shares — Redemption Plan”.
Q:
What are the reasons for the Mergers?

A:
As you are aware, the Manager is the external manager to the Fundrise Merger Entities, whose shares are offered pursuant to Regulation A, and, at times, Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Manager believes that consolidating the assets and liabilities of the Fundrise Merger Entities into a single company (Fundrise eREIT) will result in a larger company that is able to pursue a similar investment objective and strategies as the Fundrise Merger Entities while at the same time streamlining operations, cutting administrative costs, spreading fixed costs over a larger asset base, providing additional liquidity to shareholders, and maximizing returns to the benefit of shareholders. Further, by combining the Fundrise Merger Entities and Fundrise eREIT, the Manager believes the combined entity will be able to be more competitive in the real estate market through its institutional scale, effectuate more deals, increase the total investments of the entity, and unlock leverage from lenders at more attractive pricing than the Fundrise Merger Entities could previously achieve on their own. A larger company may allow for investment in a greater number of investment opportunities which may reduce the risk that any one investment poses to performance. The Manager also believes that a larger company will enable shareholders to pursue a similar investment objective and investment strategies with more liquidity than was previously available to shareholders of the Fundrise Merger Entities given the increased balance sheet.
For more information regarding the considerations taken into account by the Manager and the Independent Representative, see “The Merger and the Merger Agreement — Background and Reasons for the Mergers” below.
Q:
Has the Manager approved the Mergers?

A:
The Manager has not yet approved the Merger Agreement and the Merger with respect to each Fundrise Merger Entity. The Manager will only approve each Merger after carefully reviewing the Merger Agreement and determining that each Merger is advisable, in the best interests of each Fundrise Merger Entity and its corresponding shareholders, and that the interests of each Fundrise Merger Entity’s existing shareholders will not be diluted as a result of its Merger. For more information see “The Mergers and the Merger Agreement — Background and Reasons for the Mergers” herein.

Q:
Has the Independent Representative approved the Mergers?

A:
The Independent Representative has not yet approved the Merger Agreement and Merger with respect to each Fundrise Merger Entity. The Independent Representative will only approve each Merger after determining that each Merger is fair and reasonable to each Fundrise Merger Entity and its respective shareholders. For more information see “The Mergers and the Merger Agreement — Background and Reasons for the Mergers” herein.

Q:
Was a fairness opinion obtained in connection with the Mergers?

A:
The Independent Representative must review and approve the Mergers. However, we have not obtained a fairness opinion in connection with the Mergers. Therefore, no third-party investment bank or financial advisor has passed on the fairness, from a financial point of view, of the Mergers for the Fundrise Merger Entities, or of the consideration to be received by the Fundrise Merger Entities’ shareholders pursuant to the Merger Agreement.

Q:
What will a shareholder receive for its Fundrise Merger Entity common shares in a Merger?

A:
At the effective time of a Merger, for each respective Fundrise Merger Entity, each shareholder of a Fundrise Merger Entity, in accordance with the terms of the Merger Agreement, will receive the total value of Fundrise eREIT shares equal to the total value of the shares of any Fundrise Merger Entity held by such shareholder immediately prior to the effective time of a Merger. Based on the number of common shares of the Fundrise Merger Entities outstanding as of January 1, 2026, we anticipate that Fundrise eREIT will issue approximately 65.4 million common shares in the Mergers. The number of Fundrise eREIT common shares that will be issued in the Mergers will depend on, among other factors, the number of common shares of the Fundrise Merger Entities outstanding immediately prior to the effective time of the merger. The common shares of Fundrise eREIT as referred to in this Information Statement are LLC interests in Fundrise eREIT, LLC and are not common shares in a corporation. There are material differences in the rights and limitations of LLC interests as compared to shares of common stock in a corporation.

Immediately following the effective time of a Merger, Fundrise eREIT will distribute common shares of Fundrise eREIT to shareholders of such Fundrise Merger Entity and such shareholders will then be admitted as members of Fundrise eREIT according to the terms of Fundrise eREIT’s Operating Agreement. Holders of shares of a Fundrise Merger Entity will see their changes in share ownership to shares of Fundrise eREIT reflected in their account upon completion of the Mergers. The principal differences between the Fundrise Merger Entities and Fundrise eREIT are described in this Information Statement.
Merger Participants	Total Assets (In Thousands)(1)
Fundrise Merger Entities:
Development eREIT	$152,226
Equity REIT	$274,945
East Coast	$176,830
Growth eREIT II	$60,862
Growth eREIT III	$10,807
Midland	$87,913
West Coast	$63,706
Pro Forma Combined Fundrise eREIT(2)	$884,875

(1)
As of December 31, 2025

(2)
The Pro Forma Combined Fundrise eREIT total assets incorporate adjustments, as required, to show the total assets as if all of the Mergers had been completed on December 31, 2025 with Fundrise Equity REIT, LLC treated as the accounting acquirer. The total assets at the time of a Merger may differ from the numbers shown.

Q:
What are the material limitations of ownership of common shares in Fundrise eREIT as compared to shares of common stock in a corporation?

A:
The common shares that investors will receive in connection with the Mergers are LLC interests in Fundrise eREIT, LLC. There are material differences in the rights and limitations of ownership of LLC interests as compared to ownership of common stock in a corporation. For example, holders of common shares of Fundrise eREIT will be subject to the personal conduct repurchase right outlined in our Operating Agreement. For more information on the personal conduct repurchase right, see “Risk Factors — Risks related to the Mergers — By receiving shares in the Merger, you are bound by the personal conduct repurchase right contained in our Operating Agreement, which provide the Manager with the right to force the repurchase of your shares based on a subject assessment of your personal conduct, which could results in an involuntary and potentially disadvantageous exit from your investment.” Moreover, holders of common shares of Fundrise eREIT will have limited voting rights as compared to holders of common stock in a corporation, including with respect to the Mergers and any future mergers of Fundrise eREIT. For more information, see “Risk Factors — Risks related to Our Organization and Structure — Our shareholders do not elect or vote on the Manager and have limited ability to influence decisions regarding our business” and “— Our common shareholders have limited voting rights and may be bound by either a majority or supermajority vote.” Finally, as an LLC, Fundrise eREIT does not have a board of directors that will oversee the Manager or the investment committee.

Q:
How was the Exchange Ratio (as defined below) determined for the exchange of common shares of the Fundrise Merger Entities into common shares of Fundrise eREIT?

A:
Fundrise eREIT will issue common shares to the shareholders of each Fundrise Merger Entity based on the “Exchange Ratio” for each issued and outstanding share of such Fundrise Merger Entity. The “Exchange Ratio” will be the ratio calculated based on (i) the NAV per share, as of the Valuation Time, of each Fundrise Merger Entity common share determined in accordance with the operating agreement and valuation procedures of each Fundrise Merger Entity, divided by (ii) the NAV per share, as of the Valuation Time, of a common share as determined in accordance with the valuation procedures of Fundrise eREIT. See “Description of Fundrise eREIT, LLC Common Shares — Valuation Policies”. For more information on the Exchange Ratio and its calculation, see “The Mergers and the Merger Agreement — Terms of the Merger Agreement”. As of the date of this Information Statement, the estimated exchange ratio applicable to each of the Fundrise Merger Entities is as follows:
Fundrise Merger Entity	Estimated Exchange Ratio*
Fundrise Development eREIT, LLC	0.866:1.00
Fundrise Equity REIT, LLC	1.639:1.00
Fundrise East Coast Opportunistic REIT, LLC	1.074:1.00
Fundrise Growth eREIT II, LLC	1.343:1.00
Fundrise Growth eREIT III, LLC	1.570:1.00
Fundrise Midland Opportunistic REIT, LLC	1.211:1.00
Fundrise West Coast Opportunistic REIT, LLC	0.959:1.00

*
The estimated exchange ratios are estimates as of the date of this Information Statement and are subject to change at the time of the Mergers.

Q:
Who will own Fundrise eREIT immediately following the Mergers?

A:
It is anticipated that, upon the closing of the Mergers, current Fundrise eREIT shareholders will hold less than one percent, shareholders of Development eREIT will hold approximately 11.1%, shareholders of Equity REIT will hold approximately 36.8%, shareholders of East Coast will hold approximately 12.3%, shareholders of Growth eREIT II will hold approximately 15.1%, shareholders of Growth eREIT III will hold approximately 6.4%, shareholders of Midland will hold approximately 9.6% and shareholders of West Coast will hold approximately 8.7%, of the combined company.

Q:
How will the management, and other service providers of Fundrise eREIT after the Mergers compare to those of the Fundrise Merger Entities?

A:
There will be no changes to the Manager following the Mergers. Fundrise Advisors, LLC, or the Manager, is located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036. The Manager is an investment adviser registered with the SEC under the Advisers Act, and serves as the external manager to the Fundrise Merger Entities and will serve as the external manager to Fundrise eREIT after the Mergers. The Manager has acted as an investment adviser since its organization in 2014. As of December 31, 2025, the Manager had $3.2 billion assets under management. The Manager is a wholly owned subsidiary of the Sponsor. See “Management of the Combined Company” for more information regarding the Manager.

KPMG LLP is the independent registered public accounting firm for Fundrise eREIT and will be the independent registered public accounting firm for Fundrise eREIT after the Mergers. KPMG LLP is located at Suite 900, 8350 Broad Street, McLean, VA 22102.
RSM US LLP is the independent auditor for each of the Fundrise Merger Entities (except Fundrise Equity REIT, LLC) and performed the annual audit of each Fundrise Merger Entity’s (except Fundrise Equity REIT, LLC) financial statements for the year ended December 31, 2024. RSM US LLP is located at 1861 International Dr, Ste 400, McLean, VA, 22102.
RSM US LLP is the independent registered public accounting firm for Fundrise Equity REIT, LLC and performed the annual audit for the year ended December 31, 2024. RSM US LLP is not the independent registered public accounting firm for Fundrise Equity REIT, LLC for the year ended December 31, 2025. RSM US LLP is located at 200 Elm St., Ste 200, Stamford, CT 06902.
KPMG LLP is the independent registered public accounting firm for Fundrise Equity REIT, LLC for the year ended December 31, 2025.

Computershare, Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A., which has its principal office at 150 Royall Street, Canton, Massachusetts 02021, served as the transfer agent of the Fundrise Merger Entities and will serve as transfer agent for the Fundrise eREIT after the Mergers.
Q:
Will the Fundrise eREIT have different portfolio managers than the Fundrise Merger Entities?

A:
No. There will be no changes in the portfolio managers following the Mergers. The investment decisions of a Fundrise Merger Entity and Fundrise eREIT are made by an investment committee. The investment committee is responsible for (i) considering and approving each investment made by a Fundrise Merger Entity and Fundrise eREIT, (ii) establishing a Fundrise Merger Entity’s and Fundrise eREIT’s investment strategies and policies and overseeing a Fundrise Merger Entity’s and Fundrise eREIT’s investments, and the investment activity of other accounts and funds held for the benefit of the Fundrise Merger Entity and Fundrise eREIT, and (iii) overseeing the investment activities of certain of a Fundrise Merger Entity’s and Fundrise eREIT’s Real Estate Investment Vehicles (primarily entities affiliated with or managed by the Manager, wholly owned subsidiaries and joint venture entities).

After the completion of the Mergers, the members of the investment committee will act as the portfolio managers of Fundrise eREIT and will be the same individuals who made up the investment committee for each Fundrise Merger Entity. Each portfolio manager will be an initial portfolio manager of Fundrise eREIT and will serve at the time of inception.
Portfolio Manager	Titles
Benjamin Miller	Portfolio Manager and Chief Executive Officer of the Manager
Brandon Jenkins	Portfolio Manager and Chief Operating Officer of the Manager
R. Whitaker Booth	Portfolio Manager and Senior Vice President of Real Estate at the Sponsor

Q:
How will redemption be handled in connection with the Mergers?

A:
The redemption plans of the Fundrise Merger Entities are currently suspended pending completion of the Mergers. After the effective date of the Mergers, former holders of shares of the Fundrise Merger Entities will be able to redeem their newly-acquired shares of Fundrise eREIT in accordance with Fundrise eREIT’s redemption plan.

To determine the holding period pursuant to Fundrise eREIT’s redemption plan after the effective date of the Mergers, former shareholders of the Fundrise Merger Entities who have become shareholders of Fundrise eREIT as a result of the Mergers will calculate such holding period by taking into account the length of time such shareholders have held shares of the applicable Fundrise Merger Entity. See “Description of Fundrise eREIT, LLC Common Shares — Redemption Plan”.
Q:
What are the expenses of the Mergers and who is responsible for paying the expenses?

A:
Certain expenses associated with the Mergers will be allocated to each Fundrise Merger Entity in direct proportion to each Fundrise Merger Entity’s NAV if incurred prior to the date of the applicable Merger; any related expenses incurred subsequent to the date of the Mergers will be paid directly by Fundrise eREIT. These expenses of the Mergers are anticipated to be approximately $1.6 million, in the aggregate, and include, without limitation, legal counsel fees and independent accountant fees. Additionally, portfolio transaction costs arising from the Mergers are expected to be approximately $480,000, which will be borne by Fundrise eREIT. The Manager previously incurred on behalf of the Fundrise Merger Entities approximately $2.9 million for merger expenses, including, without limitation, legal counsel fees and independent accountant fees, for a merger structure that was not consummated. Fundrise eREIT will reimburse the Manager for these costs as described in the section entitled, “The Mergers and Merger Agreement — Terms of the Merger Agreement — Merger Expenses”. Investors will not incur any selling commissions in connection with the purchase of Fundrise eREIT’s common shares.

Q:
How do the investment objectives, principal investment strategies and risks of the Fundrise Merger Entities compare to those of Fundrise eREIT?

Investment Objectives
Fundrise eREIT will have similar investment objectives to the Fundrise Merger Entities. Fundrise eREIT’s investment objective will be to seek to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets. Each Fundrise Merger Entity has an investment objective to: (i) realize growth in the value of its investments over the long term and (ii) preserve, protect and return investors’ capital contributions. The Fundrise Merger Entities also have an investment objective regarding growth of net cash from operations. West Coast, Midland and East Coast have additional investment objectives. The following chart sets forth the investment objectives of Fundrise eREIT and each Fundrise Merger Entity:
Investment Objectives
Fundrise eREIT	• To seek to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets.
Development eREIT
•
To realize growth in the value of our investments over the long term;

•
To grow net cash from operations so that cash flow is available for distributions to investors over the long term; and

•
To preserve, protect and return your capital contribution.

Equity REIT
•
To realize growth in the value of our investments over the long term;

•
To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

•
To preserve, protect and return your capital contribution.

East Coast
•
To realize growth in the value of our investments over the long term;

•
To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term;

•
To pay attractive and consistent cash distributions; and

•
To preserve, protect and return your capital contribution.

Growth eREIT II
•
To realize growth in the value of our investments over the long term;

•
To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

•
To preserve, protect and return your capital contribution.

Growth eREIT III
•
To realize growth in the value of our investments over the long term;

•
To grow net cash from operations so that cash flow is available for distributions to investors over the long term; and

•
To preserve, protect and return your capital contribution.

Midland
•
To realize growth in the value of our investments over the long term;

•
To grow net cash from operations so that cash flow is available for distributions to investors over the long term;

•
To pay attractive and consistent cash distributions; and

•
To preserve, protect and return your capital contribution.

Investment Objectives
West Coast
•
To realize growth in the value of our investments over the long term;

•
To grow net cash from operations so that cash flow is available for distributions to investors over the long term;

•
To pay attractive and consistent cash distributions; and

•
To preserve, protect and return your capital contribution.

Fundrise eREIT’s investment objective can be changed by the Manager without shareholder approval. Similarly, each Fundrise Merger Entity’s investment objectives may be changed by its Manager at any time without approval of its shareholders. For a further discussion of Fundrise eREIT’s principal investment strategies, see “Investment Objectives and Strategy for Fundrise eREIT, LLC and the Fundrise Merger Entities”.
Principal Investment Strategies
Each Fundrise Merger Entity pursues, and, subsequent to consummation of the Mergers, Fundrise eREIT plans to pursue, its respective investment objectives by investing, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in a diversified portfolio of residential and commercial real estate through majority-owned entities, joint ventures, and co-investment arrangements that offer rights to receive preferred economic returns.
The following chart sets forth the current business models for each of the Fundrise Merger Entities:
Current Business
Development eREIT	To originate, invest in, and manage a diversified portfolio of commercial real estate investments including, primarily, residential rental properties, as well as real estate-related debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and REIT senior unsecured debt) and other real estate-related assets, where the underlying assets primarily consist of such properties
Equity REIT	To originate, invest in and manage a diversified portfolio of commercial real estate properties, as well as commercial real estate loans, commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties
East Coast	To originate, invest in and manage a diversified portfolio primarily consisting of investments in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas (“MSAs”) of Washington, DC, Philadelphia, PA, and high growth Sunbelt states, with such investments consisting of equity interests in such properties or debt, as well as commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and REIT senior unsecured debt) and other select real estate-related assets, where the underlying assets primarily consist of such properties.
Growth eREIT II	To originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties, as well as commercial real estate loans, commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt

Current Business
obligations, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties
Growth eREIT III	To originate, acquire, and structure a diversified portfolio of real estate properties. We may also invest, to a limited extent, in real estate loans, as well as real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and REIT senior unsecured debt) and other real estate-related assets, where the underlying assets primarily consist of real estate properties
Current Business
Midland	To originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO MSAs.
West Coast	To originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR MSAs.
The following chart summarizes the principal investments in which each Fundrise Merger Entity and the Fundrise eREIT may invest in accordance with their respective current investment objectives:
Principal Investment:	Included in Investment Strategy of:
Senior Mortgage Loans	Each Fundrise Merger Entity and Fundrise eREIT
Subordinate Mortgage Loans (“B-Notes”)	Each Fundrise Merger Entity and Fundrise eREIT
Mezzanine Loans	Each Fundrise Merger Entity and Fundrise eREIT
Loan Participations	Each Fundrise Merger Entity and Fundrise eREIT
Commercial Mortgage-Backed Securities (“CMBS”)	Each Fundrise Merger Entity and Fundrise eREIT
Commercial CDOs	Each Fundrise Merger Entity and Fundrise eREIT
Commercial REIT Senior Unsecured Debt	Each Fundrise Merger Entity and Fundrise eREIT
Commercial Real Estate Equity Securities (including preferred and joint venture equity securities)	Each Fundrise Merger Entity and Fundrise eREIT
Investments Through Majority-Owned Subsidiaries	Each Fundrise Merger Entity and Fundrise eREIT
Other Real Estate-Related Assets	Each Fundrise Merger Entity and Fundrise eREIT
Commercial Real Estate and Development Projects	Each Fundrise Merger Entity and Fundrise eREIT
Residential Real Estate and Development Projects	Each Fundrise Merger Entity and Fundrise eREIT
Residential Real Estate Equity Securities (including preferred and joint venture equity securities)	Each Fundrise Merger Entity and Fundrise eREIT
Fundrise eREIT may seek to originate, acquire and structure a wide variety of commercial real estate loans, including, without limitation, senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes) or mezzanine loans, which may be in the form of whole loans, secured and unsecured loans, senior and second lien loans or similar investments, or participation interests in such loans or investments. The loans Fundrise eREIT originates may vary in maturity and/or duration. Fundrise eREIT is not limited in the amount, size or type of loans it may originate, including with respect to a single borrower, other than pursuant to any applicable law. Fundrise eREIT’s origination of loans may also be limited by its intention to maintain its qualification for taxation as a REIT.
Fundrise eREIT may invest in securities issued by private real estate funds that may be structured as corporations, limited partnerships or limited liability companies and that hold real estate assets including office, retail and industrial properties, and certain multifamily and single family residential and office properties that are commercially owned, financed, and managed (e.g., “build-to-rent”). Fundrise eREIT may seek, through private real estate funds, to focus primarily on private real estate investments or on investments in real estate operating companies that acquire, develop and manage real estate.
Fundrise eREIT may invest in securities of any credit quality, maturity and duration to enhance its income and capital appreciation potential and to provide liquidity to the overall portfolio. This may include, without limit, securities that are rated below investment grade by rating agencies or unrated securities that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “high yield” securities or “junk bonds,” may have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
Fundrise eREIT may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For a further discussion of Fundrise eREIT’s principal investment strategies, see “Investment Objectives and Strategy for Fundrise eREIT, LLC and the Fundrise Merger Entities”.
Principal Investments
As of December 31, 2025, the Fundrise Merger Entities were invested in various securities, project types, and market locations. For more detailed information, see the sections entitled “Investment Objectives and Strategy for Fundrise eREIT, LLC and the Fundrise Merger Entities” and “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities”.
Principal Risks
Because the Fundrise Merger Entities and Fundrise eREIT will have similar investment objectives and principal investment strategies and processes, and the Manager acts as both external manager to the Fundrise Merger Entities and Fundrise eREIT, the principal risks of the Fundrise Merger Entities and Fundrise eREIT are similar. However, there are certain differences between the principal risks of the Fundrise Merger Entities and Fundrise eREIT. As of the date of this Information Statement, Fundrise eREIT has no operating history, and therefore prospective investors have no track record and history on which to base their investment decisions, and Fundrise eREIT is subject to business risks and uncertainties associated with any new business.
The section below entitled “— Investment Objectives and Strategy for Fundrise eREIT and the Fundrise Merger Entities” further compares, and provides additional information about, the principal investment strategies and risks of each Fundrise Merger Entity with the investment strategies and risks of Fundrise eREIT and highlights certain key differences.
Q:
How do the fees and expenses that the Fundrise Merger Entities pay to the Manager compare to Fundrise eREIT?

A:
Like the Fundrise Merger Entities, Fundrise eREIT will pay the Manager a quarterly asset management fee currently equal to an annualized rate of 0.85% based on its NAV at the end of each prior annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). This rate is determined by the Manager in its sole discretion, and can be up to an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and Fundrise eREIT will publicly report any changes in the asset management fee.

Furthermore, Fundrise eREIT will pay to Fundrise Real Estate, LLC, an affiliate of the Manager, pursuant to the Real Estate Services Agreement, certain fees and expenses, as delineated more fully in the sections entitled “Management of the Combined Companies” and “Management of the Combined Companies’ Compensation.” Such fees and expenses encompass fees and expenses currently borne by the Fundrise Merger Entities payable to the Manager, in addition to new distinct fee categories, including debt and loan servicing fees. For a comprehensive disclosure of the current fees and expenses that each Fundrise Merger Entity pays to the Manager, reference is made to the Note to the Financial Statements titled Related Party Arrangements within each Fundrise Merger Entity’s Financial Statements below.
Upon liquidation of any of Fundrise eREIT’s equity investments in real estate, Fundrise eREIT will reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of equity investments in real estate.
The Manager, or an affiliate of the Manager, is entitled to reimbursement for costs incurred in connection with the special servicing of any non-performing asset, as well as origination fees that are generally paid by the joint-venture, borrowers or co-investors.
Fundrise eREIT will reimburse the Manager for the organization and offering expenses that the Manager has paid or will pay on its behalf. Fundrise eREIT will also reimburse the Manager for out-of-pocket expenses in connection with the origination of Fundrise eREIT’s investments, although with respect to Fundrise eREIT debt investments, it is expected that those expenses will be reimbursed by the borrower. Additionally, Fundrise eREIT will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. The expense reimbursements that Fundrise eREIT will pay to the Manager include expenses incurred by the sponsor in the performance of services under the shared services agreement between the Manager and the sponsor.
The payment by Fundrise eREIT of fees and expenses will reduce the cash available for investment and distribution and will directly impact Fundrise eREIT’s NAV.
See the sections entitled “Management of the Combined Companies” and “Management of the Combined Companies’ Compensation” for more information regarding the fees and expenses paid to the Manager by the Fundrise Merger Entities and Fundrise eREIT.
Q:
How do the purchase and redemption procedures and exchange policies of the Fundrise Merger Entities compare to those of Fundrise eREIT?

A:
Purchase Procedures

Shares of the Fundrise Merger Entities and Fundrise eREIT are primarily offered through an investment platform available online at www.fundrise.com and through various mobile applications sponsored by the Sponsor (collectively referred to herein as the “Fundrise Platform”) and are not listed on any national securities exchange. Fundrise eREIT and the Fundrise Merger Entities are limited liability companies whose shares, when offered, may be purchased at a purchase price that is adjusted periodically and may be subject to certain limitations regarding offering its shares under Regulation A and Regulation D of the Securities Act.
Redemption Procedures
Each Fundrise Merger Entity’s redemption plan is, and Fundrise eREIT’s redemption plan will be, subject to certain liquidity and other limitations. The redemption plan for the Fundrise Merger Entities provides for a targeted maximum of 20% of outstanding shares to be redeemed annually. The Fundrise eREIT redemption plan will provide for a targeted maximum of 10% of the NAV of all outstanding shares to be redeemed annually, with the Manager having discretion to redeem up to 20% of the NAV of all outstanding shares annually. Each Fundrise Merger Entity’s redemption plan offers, and Fundrise eREIT’s redemption plan will offer, quarterly redemptions. The Fundrise Merger Entities’ redemption plans are, and Fundrise eREIT’s redemption plan will be, subject to the Manager’s ability to amend, suspend, or terminate the redemption plan at any time. Under each Fundrise Merger Entity’s redemption plan and Fundrise eREIT’s redemption plan, the per share redemption price will be calculated as a percentage of the NAV per share for the Fundrise Merger Entity’s or Fundrise eREIT’s, as the case may be, common shares in effect at the time of the redemption request, as determined based upon the holding period from the date of settlement. There is no, and will not be a, penalty charged for redemption requests made for a Fundrise Merger Entity or Fundrise eREIT, as the case may be, upon the death or “qualified disability” of a shareholder.
Fundrise eREIT intends to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a first in first out basis — meaning, those common shares that have been continuously held for the longest amount of time will be redeemed first. In addition, Fundrise eREIT intends to limit shareholders to redemption requests to the lesser of 5,000 common shares or $50,000 worth of common shares. The maximum amount of shares that a common shareholder may redeem is equal to the lesser of 5,000 common shares or $50,000 worth of common shares.
In light of the SEC’s current guidance on redemption plans, Fundrise eREIT generally intends to limit redemptions in any calendar quarter to shares whose aggregate value (based on the redemption price per share in effect as of the first day of the last month of such calendar quarter) is 2.50% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1).
Exchange Procedures
No Fundrise Merger Entity or Fundrise eREIT offers pre-emptive, exchange or conversion rights.
For more information see, “Description of Fundrise eREIT’s Business and Properties — Comparison of Purchase and Redemption Procedures and Exchange Rights.”
Q:
How do the sales charges and distribution arrangements of the Fundrise Merger Entities compare to those of Fundrise eREIT?

A:
None of the Fundrise Merger Entities nor Fundrise eREIT sells shares subject to a sales charge or charge any distribution fees.

Q:
How do the dividend and capital gain distributions of the Fundrise Merger Entities compare to those of Fundrise eREIT?

A:
Each Fundrise Merger Entity, with respect to periods prior to the Mergers, and Fundrise eREIT with respect to periods from and after the Mergers, expects that it will declare and make distributions on a quarterly basis, or more or less frequently as determined by the Manager, in arrears. The distribution rate may be modified by the Manager from time to time. The Manager has reserved the right to change or suspend the distribution policy from time to time.

Each Fundrise Merger Entity is, for periods ending on or before the Mergers, and Fundrise eREIT will be, subject to the REIT distribution requirements, which generally require that the relevant Fundrise Merger Entities and Fundrise eREIT make aggregate annual distributions to shareholders of at least 90% of the Fundrise Merger Entities’ and Fundrise eREIT’s REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Distributions will be authorized at the discretion of the Manager, in accordance with the relevant Fundrise Merger Entity or the Fundrise eREIT’s earnings, present and reasonably projected future cash flows and general financial condition. The discretion of the Manager, as applicable, will be directed, in substantial part, by the obligation to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains (which in the case of a Fundrise Merger Entity may require a dividend declared before the Mergers and paid after the Mergers).

Q:
Will there be any U.S. federal income tax consequences resulting from the Mergers?

A:
Each Merger is intended to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, delivery of a legal opinion to that effect is not a condition of closing of each such Merger, and the Internal Revenue Service (“IRS”) may adopt a different position. Assuming that the Merger of such applicable Fundrise Merger Entity qualifies as a reorganization for U.S. federal income tax purposes, U.S. holders (as hereinafter defined) of shares in such applicable Fundrise Merger Entity generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of Fundrise eREIT shares in exchange for such Fundrise Merger Entity’s shares in connection with such Merger. However, it is important that shareholders of the Fundrise Merger Entities review the discussion below under the heading “Material U.S. Federal Income Tax Consequences of the Mergers” and consult their tax adviser about state and local tax consequences of a Merger, if any, because the information about tax consequences in this Information Statement relates only to the U.S. federal income tax consequences of the Mergers. The U.S. federal income tax consequences described herein may not apply to all holders of such Fundrise Merger Entity’s common shares and will depend on such holder’s individual situation. Accordingly, you are urged to consult your tax advisor regarding the U.S. federal and state and local income tax consequences applicable to you.

Q:
Will the Fundrise Merger Entities undergo any portfolio repositioning due to the Mergers?

A:
No. None of the Fundrise Merger Entities are expected to reposition their portfolios in anticipation of the Mergers.

Q:
When are the Mergers expected to occur?

A:
The Mergers will be effective on a date mutually agreed to by the parties, which date is expected to be shortly after the Registration Statement, of which this Information Statement is a part, is declared effective by the SEC pursuant to the Securities Act, assuming that the Mergers are approved by the Manager and the Independent Representative. However, there is no guarantee that the Mergers will close in accordance with this timing and the Merger Agreement may be terminated at any time by mutual agreement, even if the Mergers have been approved. See “The Mergers and the Merger Agreement” for information regarding the terms of the Merger Agreement and the expected timing of the Mergers.

Q:
What will happen if a Merger does not occur?

A:
If a Merger does not otherwise close, the Manager, on behalf of the Fundrise Merger Entity, will consider what additional action to take. The Merger Agreement, if already executed, may be terminated and a Merger may be abandoned at any time by mutual agreement of the parties. The Merger Agreement may be amended or modified in a writing signed by the parties to the Merger Agreement.

Q:
Where can I find more information about the Fundrise Merger Entities, Fundrise eREIT and the Mergers?

A:
The remainder of this Information Statement contains additional information about Fundrise eREIT, the Fundrise Merger Entities and the Mergers. You are encouraged to read the entire document, including the annexes. If you need any assistance, or have any questions regarding the Mergers, please call the Manager at (202) 584-0550.

SUMMARY
This summary highlights information contained elsewhere in this Information Statement and may not contain all of the information that is important to you. Fundrise eREIT and the Fundrise Merger Entities urge you to read carefully this Information Statement, including the attached annexes, and the other documents and sections to which we have referred you to because this section does not provide all of the information that might be important to you with respect to the Mergers. See also the section entitled “Where You Can Find More Information” beginning on page 265 of this Information Statement. Page references have been included to direct you to a more complete description of the topics presented in this summary.
Information about the Companies
Each of the Fundrise Merger Entities and Fundrise eREIT are externally managed by Fundrise Advisors, LLC (the “Manager”), which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (the “Sponsor”), the parent company of Fundrise, LLC, an affiliate. Fundrise, LLC owns and operates each Fundrise Merger Entity’s platform, and will operate Fundrise eREIT’s platform, located at www.fundrise.com, which allows investors to hold interests in opportunities that may have been historically difficult to access. The Manager has the authority to make all decisions regarding investments, subject to the limitations in each entity’s operating agreement and the direction and oversight of the Manager’s investment committee. The Sponsor also provides asset management, marketing, investor relations and other administrative services on each entity’s behalf. Accordingly, none of the Fundrise Merger Entities or Fundrise eREIT currently have any employees nor do they currently intend to hire any employees who will be compensated directly by them.
Fundrise eREIT
Fundrise eREIT, LLC (which we refer to as “Fundrise eREIT” or the “Company”) is a newly-organized Delaware limited liability company formed on October 16, 2025, to originate, invest in and manage a diversified portfolio of residential and commercial real estate properties, as well as commercial real estate-related debt (including commercial mortgage-backed securities (“CMBS”), collateralized debt obligations (“CDOs”), and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. Fundrise eREIT may make its investments through majority-owned entities, joint ventures, and co-investment arrangements, some of which may offer rights to receive preferred economic returns. The Company will have one reportable segment consisting of investments in real estate. Fundrise eREIT will elect to be treated as a REIT for U.S. federal income tax purposes commencing with its taxable year that includes the Mergers.
As of the date of this Information Statement, Fundrise eREIT has not carried on any business, conducted any operations or incurred any liabilities or obligations. Fundrise eREIT does not have a board of directors that will oversee the Manager or the investment committee.
The principal executive offices of Fundrise eREIT are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding Fundrise eREIT is also available on its website http://fundrise.com/ereit. The information found on, or otherwise accessible through, Fundrise eREIT’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document Fundrise eREIT files with or furnishes to the SEC.
Fundrise eREIT’s common shares are not currently listed, and it does not currently intend to list its common shares, on any national securities exchange.
Fundrise Development eREIT, LLC
Fundrise Development eREIT, LLC (formerly known as Fundrise Growth eREIT 2019, LLC) (which we refer to as “Development eREIT”) is a Delaware limited liability company formed on February 1, 2019, which substantially commenced operations on July 5, 2019, to originate, invest in and manage a diversified portfolio of commercial real estate properties. Development eREIT may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt) and other real estate-related assets, where the underlying assets primarily consist of commercial real estate properties. Development eREIT may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Development eREIT has one reportable segment consisting of investments in real estate. Development eREIT has qualified for treatment as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Development eREIT had total gross offering proceeds of approximately $158.2 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $1.9 million received in private placements to third party accredited investors pursuant to Regulation D). For information regarding Development eREIT’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
The principal executive offices of Development eREIT are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding Development eREIT is also available on its website http://fundrise.com/devreit. The information found on, or otherwise accessible through, Development eREIT’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document Development eREIT files with or furnishes to the SEC.
Development eREIT’s common shares are not currently listed, and it does not currently intend to list its common shares, on any national securities exchange.
Fundrise Equity REIT, LLC
Fundrise Equity REIT, LLC (which we refer to as “Equity REIT”) is a Delaware limited liability company formed on June 30, 2015, which substantially commenced operations on February 27, 2016, to originate, invest in and manage a diversified portfolio of commercial real estate properties. Equity REIT may also invest in commercial real estate loans, as well as commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of commercial real estate properties. Equity REIT may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Equity REIT has one reportable segment consisting of investments in real estate. Equity REIT has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Equity REIT had raised total gross offering proceeds of approximately $318.7 million and $257.7 million, respectively, pursuant to Regulation A (including proceeds of approximately $200,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $10.2 million received in private placements to third party accredited investors pursuant to Regulation D). For information regarding Equity REIT’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
The principal executive offices of Equity REIT are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding Equity REIT is also available on its website http://fundrise.com/growth1. The information found on, or otherwise accessible through, Equity REIT’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document Equity REIT files with or furnishes to the SEC.
Equity REIT’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise East Coast Opportunistic REIT, LLC
Fundrise East Coast Opportunistic REIT, LLC (which we refer to as “East Coast”) is a Delaware limited liability company formed on November 19, 2015, which substantially commenced operations on October 25, 2016, to originate, invest in and manage a diversified portfolio primarily consisting of investments in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas (“MSAs”) of Washington, D.C., Philadelphia, PA, and high growth Sunbelt states, with such investments consisting of equity interests in such properties or debt, as well as commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. Development projects are defined to include a range of activities from major renovation and lease-up of existing buildings to ground up construction. While East Coast primarily invests in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the MSAs of Washington, D.C., Philadelphia, PA, and high growth Sunbelt states, we may also invest in other asset classes as well as in other locations depending on the availability of suitable investment opportunities. East Coast may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. East Coast has one reportable segment consisting of investments in real estate. East Coast has qualified for treatment as a REIT under the Code, and intends to continue to operate as such, through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, East Coast had raised total gross offering proceeds of approximately $176.3 million and $176.0 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $3.1 million received in private placements to third party accredited investors pursuant to Regulation D). For information regarding East Coast’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
The principal executive offices of East Coast are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding East Coast is also available on its website http://fundrise.com/eastcoast. The information found on, or otherwise accessible through, East Coast’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document East Coast files with or furnishes to the SEC.
East Coast’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise Growth eREIT II, LLC
Fundrise Growth eREIT II, LLC (which we refer to as “Growth II”) is a Delaware limited liability company formed on November 19, 2015, to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties, as well as investments in commercial real estate loans, commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. Growth II may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Growth II has one reportable segment consisting of investments in real estate. Growth II has elected to be taxed as a C corporation and commencing with its taxable year ended December 31, 2018, has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Growth II had raised total gross offering proceeds of approximately $152.7 million and $152.4 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $1.6 million and $2.7 million, respectively, received in private placements to third party accredited investors pursuant to Regulation D). For information regarding Growth II’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
The principal executive offices of Growth II are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding Growth II is also available on its website http://fundrise.com/growth2. The information found on, or otherwise accessible through,

Growth II’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document Growth II files with or furnishes to the SEC.
Growth II’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise Growth eREIT III, LLC
Fundrise Growth eREIT III, LLC (which we refer to as “Growth III”) is a Delaware limited liability company formed on October 5, 2018, which substantially commenced operations on February 22, 2019, to originate, invest in and manage a diversified portfolio of real estate investments and other real estate-related assets. Growth III may also invest, to a limited extent, in real estate loans as well as real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other real estate-related assets, where the underlying assets primarily consist of real estate properties. Growth III may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Growth II has one reportable segment consisting of investments in real estate. Growth III has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Growth III had raised total gross offering proceeds of approximately $51.1 million and $50.9 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor pursuant to Regulation D). For information regarding Growth III’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
The principal executive offices of Growth III are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding Growth III is also available on its website http://fundrise.com/growth3. The information found on, or otherwise accessible through, Growth III’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document Growth III files with or furnishes to the SEC.
Growth III’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise Midland Opportunistic REIT, LLC
Fundrise Midland Opportunistic REIT, LLC (which we refer to as “Midland”) is a Delaware limited liability company formed on November 19, 2015, which substantially commenced operations on October 25, 2016, to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO MSAs. Midland may also invest in commercial real estate debt securities and other select real estate-related assets, where the underlying assets primarily consist of such properties. Midland may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Midland has one reportable segment consisting of investments in real estate. Midland has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Midland had raised total gross offering proceeds of approximately $115.7 million and $115.5 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $2.8 million and $2.6 million, respectively, received in private placements to third party accredited investors pursuant to Regulation D). For information regarding Midland’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
The principal executive offices of Midland are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding Midland is also available on its website http://fundrise.com/heartland. The information found on, or otherwise accessible through,

Midland’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document Midland files with or furnishes to the SEC.
Midland’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise West Coast Opportunistic REIT, LLC
Fundrise West Coast Opportunistic REIT, LLC (which we refer to as “West Coast”) is a Delaware limited liability company formed on November 19, 2015, which substantially commenced operations on October 25, 2016, to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA and Portland, OR MSAs. West Coast may also invest in commercial real estate debt securities and other select real estate-related assets, where the underlying assets primarily consist of such properties. West Coast has one reportable segment consisting of investments in real estate. West Coast has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, West Coast had raised total gross offering proceeds of approximately $127.7 million pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor). For information regarding West Coast’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
The principal executive offices of West Coast are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550. Information regarding West Coast is also available on its website http://fundrise.com/westcoast. The information found on, or otherwise accessible through, West Coast’s website is not incorporated into, and does not form a part of, this Information Statement or any other report or document West Coast files with or furnishes to the SEC.
West Coast’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Risk Factors
You should carefully review all of the information contained in this Information Statement, including the specific factors under the heading “Risk Factors” beginning on page 25 of this Information Statement, including the risks that:
•
the Mergers may not be completed on the currently contemplated timeline or terms, or at all;

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a failure to complete the Mergers could have a material adverse effect on Fundrise eREIT or any of the Fundrise Merger Entities;

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Fundrise eREIT may be unable to integrate the businesses of Fundrise eREIT and the Fundrise Merger Entities successfully or realize the anticipated synergies and other benefits from the Mergers;

•
there is no public market for shares of Fundrise eREIT and none is expected to develop, which will cause difficulty in selling and, any sale may be at a substantial discount to NAV per share;

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future results will suffer if Fundrise eREIT does not effectively manage its operations through acquisitions and development of properties following the Mergers;

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operating results after the Mergers may differ materially from the unaudited pro forma condensed combined financial information included as an exhibit to this Information Statement;

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no fairness opinion was obtained in connection with the Mergers;

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prior performance of the Sponsor or other real estate investment opportunities sponsored by the Sponsor or of the Fundrise Merger Entities may not predict future results;

•
any inability to find suitable investments may result in an inability to achieve investment objectives or pay distributions and may lower the overall return on your investment;

•
future disruptions in the financial markets, deteriorating economic conditions, or public health crises could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder Fundrise eREIT’s ability to implement its business strategy and generate returns;

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the Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies, which may make it more likely that you sustain a loss on your investment;

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adverse changes in the Sponsor’s financial health or Fundrise eREIT’s relationship with the Sponsor or its affiliates could hinder Fundrise eREIT’s operating performance and the return on your investment;

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if a liquidity transaction is not implemented, you may have to hold your investment for an indefinite period of time;

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targeted investment and investment guidelines may be changed without investor consent, including in connection with the Mergers;

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Sponsor is a development stage company with limited operating history since its inception in 2012 and no profits to date;

•
Sponsor is currently incurring net losses, and may continue to do so in the future, and will need to raise substantial additional capital to fund its operations, and if it fails to do so, it may be unable to continue operations;

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there are conflicts of interest between Fundrise eREIT, the Manager and its affiliates;

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shareholders do not elect or vote on the Manager and have limited ability to influence decisions regarding Fundrise eREIT’s business;

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shareholders of Fundrise eREIT will be bound by the arbitration provisions contained in the Fundrise eREIT operating agreement;

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shareholders have limited voting rights; and

•
when determining the estimated value of Fundrise eREIT’s common shares, the value of such shares is and will be based upon a number of assumptions that may not be accurate or complete.

The Mergers
The Merger Agreement
Fundrise eREIT and the Fundrise Merger Entities plan to enter into the Merger Agreement, a form of which is attached as Annex A to this Information Statement. Each Merger is contingent upon the approval of each other such Fundrise Merger Entity Merger by the Manager and the Independent Representative. Fundrise eREIT and the Fundrise Merger Entities encourage you to read the entire form of Merger Agreement carefully because it is the principal legal document governing the Mergers.
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware Limited Liability Company Act (“DLLCA”), at the effective time of a Merger, for each respective Fundrise Merger Entity, the Fundrise Merger Entity will be merged into Fundrise eREIT and Fundrise will be the surviving entity of the Merger and the separate existence of the Fundrise Merger Entity shall terminate.
Fundrise eREIT will issue common shares (as authorized by its A&R Operating Agreement (as defined below)) to the shareholders of each Fundrise Merger Entity for each issued and outstanding common share of such Fundrise Merger Entity based on the “Exchange Ratio” for each issued and outstanding common share of such Fundrise Merger Entity. The “Exchange Ratio” will be the ratio calculated based on (i) the NAV per share, as of the “Valuation Time” (as defined in the Merger Agreement), of each Fundrise Merger Entity common share as determined in accordance with the applicable operating agreement and valuation procedures of each Fundrise Merger Entity divided by (ii) the NAV per share, as of the Valuation Time, of a common share as determined in accordance with the valuation procedures of Fundrise eREIT. Immediately following the effective time of a Merger, Fundrise eREIT will distribute common shares of Fundrise eREIT to shareholders of the Fundrise Merger Entity and shareholders of the Fundrise Merger Entity receiving shares of Fundrise eREIT through the distribution shall be admitted as members of Fundrise eREIT according to the terms of Fundrise eREIT’s Operating Agreement.
The total value of Fundrise eREIT shares that shareholders will receive in a Merger will be the same as the total value of the shares of such Fundrise Merger Entity that shareholders held immediately prior to the Merger. No sales charges or redemption fees will be imposed in connection with the Merger.
Interests of the Sponsor and the Manager in the Mergers
The Mergers may provide certain benefits to the Manager, such as providing the Manager with an opportunity to retain certain assets under management currently attributable to the Fundrise Merger Entities and reputational benefits from managing a larger combined company. Benefits to the Manager may also include administrative and operational efficiencies and cost savings with respect to audit, tax, legal and other fees and expenses.
Accounting Treatment
The Mergers are expected to be accounted for as asset acquisitions in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Although each of the Fundrise Merger Entities is externally managed by the Manager and sponsored by the Sponsor, the Manager is not considered the primary beneficiary of any Fundrise Merger Entity under ASC 810, Consolidation; therefore, the Mergers are not transactions between entities under common control.
Under ASC 805, the Mergers do not meet the definition of a business combination because no substantive processes or workforces are being acquired. Accordingly, the Mergers will be treated as asset acquisitions for accounting purposes.
Fundrise eREIT will recognize the identifiable assets acquired and liabilities assumed from each Fundrise Merger Entity at their relative fair values as of the effective date of the Mergers. Any transaction costs directly attributable to completing the Mergers will be capitalized as part of the cost of the acquired assets. Any transaction costs initially paid by the Adviser are expected to be reimbursed by Fundrise eREIT and, accordingly, will be recorded by Fundrise eREIT. No goodwill will be recognized as a result of the Mergers.
Regulatory Matters
In connection with the issuance of Fundrise eREIT common shares in the Mergers, pursuant to the Merger Agreement, Fundrise eREIT must file a registration statement on Form S-4 with the SEC under the Securities Act, of which this Information Statement forms a part, that is declared effective by the SEC and must not be the subject of any stop order or proceedings seeking a stop order.
Fundrise eREIT and the Fundrise Merger Entities are not aware of any other material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the Mergers or the other transactions contemplated by the Merger Agreement.
Conditions to Closing of the Merger
As more fully described in this Information Statement and in the Merger Agreement, the completion of the Mergers depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:
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the approval of the Mergers by the Manager, the Independent Representatives and the Sponsor, in its capacity as sole member of Fundrise eREIT;

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no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Mergers shall be in effect;

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the Form S-4, of which this Information Statement is a part, shall have been declared effective by the SEC, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties to the Merger Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated;

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this Information Statement shall have been distributed to the shareholders of the Fundrise Merger Entities;

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as of and since the date of the Merger Agreement, there will not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Fundrise Merger Entities or Fundrise eREIT. “Material Adverse Effect” is defined as any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise) or results of operations of any such entity, taken as a whole, or (ii) the ability of such entity to perform its obligations under the Merger Agreement or to consummate the Merger;

•
the representations and warranties contained in the Merger Agreement shall be true and correct in all respects, in each case as of the date of the Merger Agreement and the effective date of the Merger, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on the Fundrise Merger Entities or Fundrise eREIT; and

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the Fundrise Merger Entities and Fundrise eREIT shall have performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by them.

Merger Expenses
Certain expenses associated with the Mergers will be allocated to each Fundrise Merger Entity in direct proportion to each Fundrise Merger Entity’s NAV if incurred prior to the date of the applicable Merger; any related expenses incurred subsequent to the date of the Mergers will be paid directly by Fundrise eREIT. These expenses of the Mergers are anticipated to be approximately $1.6 million, in the aggregate, and include, without limitation, legal counsel fees and independent accountant fees. Additionally, portfolio transaction costs arising from the Mergers are expected to be approximately $480,000 which will be borne by Fundrise eREIT. The Manager previously incurred on behalf of the Fundrise Merger Entities approximately $2.9 million for merger expenses, including, without limitation, legal counsel fees and independent accountant fees, for a merger structure that was not consummated. Fundrise eREIT will reimburse the Manager for these costs as described in the section entitled, “The Mergers and Merger Agreement — Terms of the Merger Agreement — Merger Expenses”. Investors will not incur any selling commissions in connection with the purchase of Fundrise eREIT’s common shares.
Redemptions through the Effective Date and after the Mergers
The redemption plan of each of the Fundrise Merger Entities is currently suspended pending completion of the Mergers. After the effective date of the Mergers, former holders of a Fundrise Merger Entity’s shares will be able to redeem their newly-acquired shares of Fundrise eREIT in accordance with Fundrise eREIT’s redemption plan. Fundrise eREIT intends to limit the number of shares to be redeemed during any calendar year to no more than 10.00% of Fundrise eREIT’s common shares outstanding (or 2.50% per calendar quarter), provided that, the Manager, in its sole discretion, may elect to increase the quarterly limit to 5.00% if redemptions for the relevant quarter exceed 2.50% and the Manager determines there is sufficient liquidity to satisfy the additional redemptions. We will file any updates related to the redemption plans on the SEC’s EDGAR website.
No Appraisal Rights or Dissenters’ Rights
Pursuant to the operating agreement of each Fundrise Merger Entity, you are not entitled to appraisal or dissenters’ rights for the appraised value of your existing common shares in connection with the Mergers or any other transactions contemplated by the Merger Agreement.

Market Value of Securities
The common shares of Fundrise eREIT and the common shares of each of the Fundrise Merger Entities are not listed on any exchange and are not traded in any public market. A public market might not develop for the common shares of Fundrise eREIT following the Mergers. In addition, because there have been no recent public or private sales of the common shares of the Fundrise eREIT or of the Fundrise Merger Entities, recent market value or pricing data is available.
Material U.S. Federal Income Tax Consequences of the Merger
Each Merger is intended to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, there can be no assurance that the IRS will adopt a similar position. Assuming that the Merger of such applicable Fundrise Merger Entity qualifies as a reorganization for U.S. federal income tax purposes, U.S. holders (as hereinafter defined) of shares in such applicable Fundrise Merger Entity generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of Fundrise eREIT shares in exchange for such Fundrise Merger Entity’s shares in connection with such Merger. However, it is important that shareholders of the Fundrise Merger Entities review the discussion below under the heading “Material U.S. Federal Income Tax Consequences of the Mergers,” and consult their tax adviser about state and local tax consequences of a Merger, if any, because the information about tax consequences in this Information Statement relates only to the U.S. federal income tax consequences of the Mergers. The U.S. federal income tax consequences described herein may not apply to all holders of such Fundrise Merger Entity’s common shares and will depend on your individual situation. Accordingly, you are urged to consult your tax advisor regarding the U.S. federal and state and local income tax consequences applicable to you.
Rights of Shareholders of the Fundrise Merger Entities May Change as a Result of the Mergers
Shareholders of the Fundrise Merger Entities may have different rights once they become shareholders of Fundrise eREIT, due to differences between the governing documents of the Fundrise Merger Entities and Fundrise eREIT. These differences are described in the section entitled “Comparison of Rights of Fundrise Merger Entities and Fundrise eREIT Shareholders” beginning on page 260 of this Information Statement.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies. These provisions include, but are not limited to:
•
being exempt from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”);

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•
reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

•
being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved by stockholders.

We have elected to take advantage of certain reduced disclosure obligations in this registration statement and may elect to take advantage of other reduced reporting requirements in future filings. In addition, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.
We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year following the fifth anniversary of the date of our first sale of our common stock pursuant to an effective registration statement under the Securities Act, (ii) the first fiscal year after our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.00 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the aggregate worldwide market value of our voting and non-voting common equity held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year and have filed at least one annual report and be subject to Section 13(a) or 15(d) of the Exchange Act for at least 12 months.
Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” (as we do as of the filing date of this Registration Statement), which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION
The common shares of Fundrise eREIT and the common shares of each of the Fundrise Merger Entities are not listed on any exchange and not traded in any public market. As of April 1, 2026, there was approximately 1 holder of record of Fundrise eREIT common shares; 90,964 aggregate holders of record of Fundrise Development eREIT, LLC common shares; 91,640 aggregate holders of record of Fundrise Equity REIT, LLC common shares; 84,743 aggregate holders of record of Fundrise East Coast Opportunistic REIT, LLC common shares; 64,209 aggregate holders of record of Fundrise Growth eREIT II, LLC common shares; 39,006 aggregate holders of record of Fundrise Growth eREIT III, LLC common shares; 50,539 aggregate holders of record of Fundrise Midland Opportunistic REIT, LLC common shares; and 70,084 aggregate holders of record of Fundrise West Coast Opportunistic REIT, LLC common shares.
There is no public market for the common shares of Fundrise eREIT nor for the common shares of each of the Fundrise Merger Entities, and a public market might not develop for Fundrise eREIT common shares following the Mergers. In addition, because there have been no recent private sales of Fundrise eREIT common shares, no recent price data or market value regarding the Fundrise eREIT common shares is available. Below is the quarterly NAV per share of each of the Fundrise Merger Entities since December 30, 2023, as determined in accordance with the applicable valuation policy of the Fundrise Merger Entity. See “Description of Fundrise eREIT, LLC Common Shares — Valuation Policies” of this Information Statement for a description of the valuation policy used by each Fundrise Merger Entity.
Date	Development eREIT	Equity REIT	East Coast	Growth eREIT II	Growth eREIT III	Midland	West Coast
December 30, 2023	$9.52	16.43	11.74	13.47	14.73	11.31	9.76
March 29, 2024	$9.49	16.70	11.58	13.51	15.17	11.44	9.94
June 29, 2024	$9.57	16.82	11.46	13.51	15.38	11.51	9.96
September 30, 2024	$9.27	16.85	11.09	13.21	15.62	11.55	9.90
December 31, 2024	$8.95	16.23	10.93	13.09	15.85	11.77	9.84
March 31, 2025	$8.86	16.24	10.86	13.11	15.95	11.99	9.81
June 30, 2025	$8.85	16.34	10.94	13.27	16.19	12.05	9.69
September 30, 2025	$8.72	16.53	10.64	13.23	15.99	12.08	9.61
December 29, 2025	$—	16.39(1)	—	—	—	—	—
December 31, 2025	$8.66	—	10.74	13.43	15.70	12.11	9.59
April 1, 2026	$8.29	15.78	10.21	13.38	14.92	11.92	9.52

(1)
In connection with the merger with Fundrise eFund, LLC, in which Fundrise eFund, LLC merged with and into Fundrise Equity REIT, LLC, with Fundrise Equity REIT, LLC as the surviving entity, the Manager adjusted the NAV per share of Fundrise Equity REIT, LLC on December 29, 2025.

The NAV per share of Fundrise eREIT at inception on October 16, 2025 was $10.00.
Fundrise eREIT has no history of paying dividends on Fundrise eREIT common shares, and may not pay such dividends in the future. For more information, see the section entitled “Description of Fundrise eREIT, LLC Common Shares — Distributions.”
Each of the Fundrise Merger Entities has a history of paying distributions on their respective common shares. However, there can be no assurance with respect to the amount, if any, of dividends that might be declared and paid in the future.

RISK FACTORS
In addition to the other information included in this information statement/prospectus, including the matters addressed in “Statements Regarding Forward-Looking Information,” you should carefully consider the following risks. In addition, you should read and carefully consider the risks associated with Fundrise eREIT and its business. For further information regarding the documents referred to in this Information Statement, please see the section titled “Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Statements Regarding Forward-Looking Information” or any of the risks or events described elsewhere in this Information Statement could have a material adverse effect on Fundrise eREIT LLC’s, the Fundrise Merger Entities’ or the combined company’s businesses, financial condition, cash flows and results of operations.
Risks Related to the Mergers
The pending Mergers may not be completed on the currently contemplated timeline or terms, or at all.
If all of the closing conditions set forth in the Merger Agreement are satisfied or waived with respect to a Merger, the consummation of such Merger is then expected to occur at 11:59 p.m. Eastern time on a date mutually agreed to by the parties to the Merger Agreement that is anticipated to occur soon after the Information Statement is delivered to shareholders. The completion of the Mergers is subject to various conditions, including, among others, customary conditions relating to: (1) the approval of the Mergers by the Manager and Independent Representative; (2) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Mergers shall be in effect; (3) the Form S-4, of which this Information Statement is a part, shall have been declared effective by the SEC and distributed to shareholders of each Fundrise Merger Entity in compliance with applicable requirements; (4) the accuracy of all representations and warranties (subject to certain materiality or material adverse effect exceptions) made by the parties to the Merger Agreement; (5) performance of, in all material respects, each party’s agreements and covenants under the Merger Agreement; and (6) the absence of any material adverse effect with respect to the Fundrise Merger Entities.
Neither Fundrise eREIT nor the Fundrise Merger Entities can provide assurance that the conditions to completing the Mergers will be satisfied or waived or that other events (some of which may be beyond Fundrise eREIT’s or the Fundrise Merger Entities’ control) will not intervene to delay or result in the termination of the proposed Mergers, and accordingly, that the Mergers will be completed on the terms or timeline that the parties anticipate or at all. If any condition to the Mergers is not satisfied, it could delay or prevent the Mergers from occurring, which could have an adverse effect on the business of the Fundrise Merger Entities.
Failure to complete the pending Mergers could have an adverse effect on Fundrise eREIT or the Fundrise Merger Entities.
If the Mergers are not completed, Fundrise eREIT’s or Fundrise Merger Entities’ business, financial condition, results of operations and growth prospects may be adversely affected and, without realizing any of the benefits of having completed the Mergers, Fundrise eREIT and Fundrise Merger Entities will be subject to a number of risks, including the following:
•
Fundrise eREIT or any of the Fundrise Merger Entities could be subject to litigation related to any failure to complete the Mergers or related to any enforcement proceeding commenced against such party to perform its obligations under the Merger Agreement; and

•
Fundrise eREIT and the Fundrise Merger Entities will not realize the benefit of the time and resources, financial and otherwise, committed by management to matters relating to the Mergers that could have been devoted to pursuing other beneficial opportunities;

Any of these risks could adversely affect the Fundrise Merger Entities’ business, financial condition, results of operations and growth prospects. Similarly, delays in the completion of the Mergers could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about completion of the Mergers.

Following the Mergers, Fundrise eREIT may be unable to integrate the businesses of the Fundrise Merger Entities successfully and realize the anticipated synergies and other benefits of the Mergers.
The Merger involves the combination of multiple companies that currently operate as independent companies. Fundrise eREIT will be required to devote significant management attention and resources to integrating the business practices and operations of the Fundrise Merger Entities. Potential difficulties Fundrise eREIT may encounter in the integration process include the following:
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the inability to successfully combine the business of the Fundrise Merger Entities in a manner that permits Fundrise eREIT to achieve the cost savings anticipated to result from the Merger;

•
the complexities associated with managing the combined businesses;

•
the additional complexities of combining two companies with different investments and investment strategies;

•
potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Merger; and

•
performance shortfalls as a result of the diversion of management’s attention caused by completing the Merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of Fundrise eREIT’s management, the disruption of Fundrise eREIT’s ongoing business or inconsistencies in Fundrise eREIT’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of Fundrise eREIT to achieve the anticipated benefits of the Merger, or could otherwise adversely affect the business and financial results of Fundrise eREIT.
There is no public market for shares of Fundrise eREIT and none is expected to develop, which will cause difficulty in selling any shares received in the Merger.
As with respect to the common shares of the respective Fundrise Merger Entities’ to be received in the Merger, there is no public market for shares of Fundrise eREIT and none is expected to develop. However, Fundrise eREIT will adopt a redemption plan, whereby, in the sole discretion of the Manager, an investor may obtain liquidity. Fundrise eREIT intends to limit the number of shares to be redeemed during any calendar year to no more than 10.00% of Fundrise eREIT’s common shares outstanding (or 2.50% per calendar quarter), provided that, the Manager, in its sole discretion, may elect to increase the quarterly limit to 5.00% if redemptions for the relevant quarter exceed 2.50% and the Manager determines there is sufficient liquidity to satisfy the additional redemptions. In addition, despite the illiquid nature of the assets expected to be held by Fundrise eREIT, the Manager believes it is best to provide the opportunity for liquidity in the event shareholders need it. The Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, or for any other reason.
The future results of Fundrise eREIT will suffer if Fundrise eREIT does not effectively manage its operations through acquisitions and development of properties following the Mergers.
Following the Mergers, Fundrise eREIT expects to acquire and develop properties, including properties acquired through the Mergers, some of which may involve complex challenges. The future success of Fundrise eREIT will depend, in part, upon the ability of Fundrise eREIT to manage its acquisition and development opportunities, which may pose substantial challenges for Fundrise eREIT to integrate new operations into its existing business post-Mergers in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs and regulatory compliance, and to maintain other necessary internal controls. There is no assurance that Fundrise eREIT’s acquisition and development opportunities will be successful, or that Fundrise eREIT will realize the expected operating efficiencies, cost savings, and synergies or other benefits.

Fundrise eREIT’s operating results after the Merger may differ materially from the unaudited pro forma condensed combined financial information included as an exhibit to this Information Statement.
The unaudited pro forma condensed combined financial information included in this Information Statement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of the future operating results or financial position of Fundrise eREIT. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Merger, including the costs related to the planned integration of the companies and any future nonrecurring charges resulting from the Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma condensed combined financial information presented as an exhibit to this Information Statement is based in part on certain assumptions regarding the Merger that the Manager believes are reasonable under the circumstances. The Manager cannot assure you that the assumptions will prove to be accurate over time.
No fairness opinion was obtained in connection with the Mergers.
The Independent Representative must review and approve the Mergers. However, we have not obtained a fairness opinion in connection with the Mergers. Therefore, no third-party investment bank or financial advisor has passed on the fairness, from a financial point of view, of the Mergers for the Fundrise Merger Entities, or of the consideration to be received by the Fundrise Merger Entities’ shareholders pursuant to the Merger Agreement.
By receiving shares in the Merger, you are bound by the arbitration provisions contained in Fundrise eREIT’s Operating Agreement, which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.
Pursuant to the terms of the Merger Agreement, by receiving shares in the Merger, investors will be bound by the arbitration provisions contained in Fundrise eREIT’s Operating Agreement (the “Arbitration Provisions”).
Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to Fundrise eREIT, including with respect to the ongoing offering, our holdings, our common shares, our ongoing operations and the management of our investments, among other matters and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.
The Arbitration Provisions severely limit your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, the Manager, the Sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.
Specifically, the Arbitration Provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provisions are similar to a binding arbitration provision as we are likely to invoke the Arbitration Provisions to the fullest extent permissible.
Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the Washington, D.C. metropolitan area. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of our Subscription Agreement, our website, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions are to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provisions are enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our Operating Agreement with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.
Further, the Merger Agreement restricts the ability of our shareholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us. These increased costs to individual investors who wish to pursue claims against us may exceed any potential recovery and dissuade investors from bringing such claims as a result. Accordingly, some investors may subjectively determine that such provisions make an investment in our common shares less attractive.
BY BEING SUBJECT TO THE ARBITRATION PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.
By receiving shares in the Merger, you are bound by the provisions contained in our Operating Agreement that require you to waive your rights to request to review and obtain information relating to the Company, including, but not limited to, names and contact information of our shareholders.
Pursuant to the terms of the Merger Agreement, by receiving shares in the Mergers, investors will be bound by the provisions contained in our Operating Agreement (the “Waiver Provisions”). Such Waiver Provisions were also contained in the subscription agreement for the Fundrise Merger Entities that all of the Fundrise Merger Entities’ shareholders were subject upon their admission to the Fundrise Merger Entities.
The Waiver Provisions limit the ability of our shareholders to make a request to review and obtain information relating to and maintained by the Company and Fundrise, including, but not limited to, names and contact information of our shareholders, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Manager in its sole discretion.
Through the Company’s required public filing disclosures, periodic reports and obligation to provide annual reports and tax information to its shareholders, much of the information listed in Section 18-305 of the Delaware Limited Liability Company Act will be available to shareholders notwithstanding the Waiver Provisions. While the intent of the Waiver Provisions is to protect your personally identifiable information from being disclosed pursuant to Section 18-305, by being subject to the Waiver Provisions, you are severely limiting your right to seek access to the personally identifiable information of other shareholders, such as names, addresses and other information about shareholders and the Company that the Manager deems to be confidential. As a result, the Waiver Provisions could impede your ability to communicate with other shareholders, and such provisions, on their own, or together with the effect of the Arbitration Provisions, may impede your ability to bring or sustain claims against the Company, including under applicable securities laws.
Based on discussions with and research performed by the Company’s counsel, we believe that the Waiver Provisions are enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or Operating Agreement with respect to the Waiver Provision were to be found by a court to be unenforceable, we would abide by such decision.

UNDER THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.
By receiving shares in the Merger, you are bound by the jury waiver provisions contained in our Operating Agreement, which require you to waive your right to a trial by a jury for those matters that are not otherwise subject to the Arbitration Provisions, including with respect to securities law claims.
Pursuant to the terms of the Merger Agreement, by receiving shares in the Mergers, investors will be bound by the jury waiver provisions contained in our Operating Agreement.
Such jury waiver provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the company, including with respect to the Mergers, our common shares, our holdings, our ongoing operations and the management of our investments, among other matters, and means that you are waiving your rights to a trial by jury with respect to such claims.
Based on discussions with and research performed by our counsel, we believe that the jury waiver provisions are enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or Operating Agreement with respect to the jury waiver provisions were to be found by a court to be unenforceable, we would abide by such decision.
UNDER THE JURY WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.
By receiving shares in the Merger, you are bound by the personal conduct repurchase right contained in our Operating Agreement, which provide the Manager with the right to force the repurchase of your shares based on a subject assessment of your personal conduct, which could results in an involuntary and potentially disadvantageous exit from your investment.
Our Operating Agreement grants the Manager the unilateral right to compel Fundrise eREIT to repurchase all, but not less than all, of the shares of any investor if the Manager determines, in its sole but good faith discretion, that the investor has failed to conform to “common and accepted standards of good citizenship” or has conducted itself in a manner that “reflects poorly upon the Company.” Investors face the risk that the repurchase right could be exercised in circumstances that they believe are unjustified or disproportionate, with limited ability to challenge that determination. Upon the Manager’s election to exercise this right, the Company is required only to deliver written notice to the affected investor within 15 business days, and payment of the repurchase price must be made within 15 business days of that notice. Upon delivery of the repurchase price, the affected investor’s shares immediately cease to carry any distribution rights or voting rights and the investor ceases to be an investor of the Company, regardless of whether the investor disputes the Manager’s conduct determination.
Each of the Fundrise Merger Entities and Fundrise eREIT is represented by the same law firm in the Mergers, which may present a potential conflict of interest.
Each of the Fundrise Merger Entities and Fundrise eREIT is represented by the same law firm in the Merger transactions, which may present a potential conflict of interest. The Manager of the Fundrise Merger Entities and the Independent Representative considered and waived the potential conflict of interest of using the same law firm for each of the Fundrise Merger Entities and Fundrise eREIT in connection with the Mergers.
Risks Related to an Investment in Fundrise eREIT
The prior performance of the Sponsor or other real estate investment opportunities sponsored by the Sponsor or of the Fundrise Merger Entities may not predict our future results.
You should not assume that our performance will be similar to the past performance of the Sponsor or other real estate investment opportunities sponsored by the Sponsor or of the Fundrise Merger Entities.

Because no public trading market for our common shares currently exists, it will be difficult for you to sell your common shares received in connection with the Mergers and, if you are able to sell your common shares, you will likely sell them at a substantial discount to the NAV per share, as of the Valuation Time.
Our Operating Agreement does not require the Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our Operating Agreement require the Manager to list our common shares for trading on a national securities exchange by a specified date. There is no public market for our common shares and we currently have no plans to list our common shares on a stock exchange or other trading market. Until our common shares are listed, if ever, you may not sell your common shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our Operating Agreement prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, or more than 9.8% in value or number of our common shares, whichever is more restrictive, unless exempted by the Manager, which may inhibit large investors from purchasing our common shares. In its sole discretion, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity or to preserve our intended status as a REIT, the Manager could amend, suspend or terminate our redemption plan without notice. Further, the redemption plan will include numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Fundrise eREIT, LLC Common Shares — Redemption Plan”. Therefore, it will be difficult for you to redeem and/or sell your common shares promptly or at all. If you are able to sell your common shares, you would likely have to sell them at a substantial discount to the NAV per share, as of the Valuation Time. It is also likely that your common shares would not be accepted as the primary collateral for a loan.
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.
Our ability to achieve our investment objectives and to pay distributions depends upon the performance of the Manager in the management of the newly-acquired investments of the Fundrise Merger Entities and in the acquisition of our investments and the ability of the Manager to source investment opportunities for us. Subsequent to the consummation of the Mergers, we expect that we will raise money in offerings, and will need to invest all of the net offering proceeds of such offerings on attractive terms. You will have no opportunity to evaluate the economic merits or the terms of our investments. You must rely entirely on the management abilities of the Manager. We cannot assure you that the Manager will be successful in obtaining suitable investments on financially attractive terms or that, if the Manager makes investments on our behalf, our objectives will be achieved. Pending suitable investments promptly, we will hold the proceeds from any offering in an interest-bearing account or will invest the proceeds in short-term assets in a manner that is consistent with our intended qualification as a REIT. If we are unable to source suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely source suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.
If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.
Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. If we pay distributions from financings, the net proceeds from future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flows from operations in future periods.

Future disruptions in the financial markets, deteriorating economic conditions, or public health crises could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.
Subsequent to the consummation of the Mergers, we intend to originate and acquire a diversified portfolio of commercial real estate equity investments. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt) and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Economic conditions greatly increase the risks of these investments (see “— Risks Related to Our Investments”). The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can reduce volumes for many of our business lines. These economic conditions could result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce revenue from property management fees and brokerage commissions derived from property sales, leases and mortgage brokerage as well as revenues associated with investment management and/or development activities. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development.
Future disruptions in the financial markets, deteriorating economic conditions or public health crises may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.
During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened.
These negative general economic conditions could reduce the overall amount of sale and leasing activity in the commercial real estate industry, and hence the demand for our services. We are unable to predict the likely duration and severity of disruptions in financial markets and adverse economic conditions in the United States and other countries. Our revenues and profitability depend on the overall demand for our services from our clients. While it is possible that the increase in the number of distressed sales and resulting decrease in asset prices will eventually translate to greater market activity, an overall reduction in sales transaction volume could materially and adversely impact our business.
All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit agreement, the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.
We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.
We rely upon the Manager’s real estate professionals, including Mr. Benjamin S. Miller, its Co-Founder and Chief Executive Officer, to identify suitable investments for us. The Sponsor and other Fundrise entities also rely on Mr. Miller for investment opportunities. To the extent that the Manager’s real estate professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.
Additionally, the current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of the Manager and the performance of any property manager. We cannot be sure that the Manager will be successful in obtaining suitable investments on financially attractive terms.
We could also suffer from delays in locating suitable investments as a result of our reliance on the Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other Fundrise sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.
Delays we encounter in the selection and origination of income producing loans and other assets would likely limit our ability to pay distributions to our shareholders and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our investments.
You may be more likely to sustain a loss on your investment because the Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
The Sponsor has only invested $5,000 in us through the purchase of 500 of our common shares at $10.00 per share. Consequently, the Sponsor has little direct exposure to loss in the value of our common shares. Without this exposure, our investors may be at a greater risk of loss because the Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.
Any adverse changes in the Sponsor’s financial health or our relationship with the Sponsor or its affiliates could hinder our operating performance and the return on your investment.
The Manager manages our operations and will manage our portfolio of commercial real estate equity investments and other select real estate-related assets. The Manager has no employees, and utilizes the Sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of the Sponsor and its affiliates as well as the Sponsor’s real estate professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Sponsor’s financial condition or our relationship with the Sponsor could hinder the Manager’s ability to successfully manage our operations and our portfolio of investments.
Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct future offerings through our website, which makes an investment in us more speculative.
We expect that we will conduct any offerings of our common shares primarily through our website https://fundrise.com/eREIT, which is owned by Fundrise, LLC. Our ability to implement our business strategy, will be dependent upon our ability to sell our common shares to investors through https://fundrise.com/eREIT. If we are not successful in selling our common shares through https://fundrise.com/eREIT, our ability to raise proceeds through our offerings will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of the value of your common shares received in connection with the Mergers.
If we do not implement a liquidity transaction, you may have to hold your investment for an indefinite period.
Our Operating Agreement does not require the Manager to pursue a liquidity transaction. We may choose not to list our common shares on a national securities exchange or commence a liquidation or other type of liquidity transaction, such as a merger or sale of assets. If the Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude such process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and the U.S. federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all or any assets on favorable terms or at all. After we adopt a plan of liquidation, if at all, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, subject to our redemption plan, your common shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your common shares to cash easily and could suffer losses on the value of your common shares received in connection with the Mergers. For more information on our redemption plan, see “Description of Fundrise eREIT, LLC Common Shares — Redemption Plan”.
We may change our targeted investments and investment guidelines without shareholder consent, including in connection with the Merger.
The Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, including in connection with the Mergers, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Information Statement or historically pursued by the Fundrise Merger Entities. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.
The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.
We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with the Sponsor. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our operating results.
Competition could result in reduced volumes, reduced fees or the failure of the Sponsor to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we and the Sponsor may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.
Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.
Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or the Sponsor are unable to compete with such companies and meet the need for innovation, the demand for the Sponsor’s products could stagnate or substantially decline.

We will rely on third-party banks and on third-party computer hardware and software. If we are unable to utilize these services, our business and ability to service project loans and equity investments may be adversely affected.
We will rely, and the Sponsor relies, on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and equity investments, processing of subscriptions under offerings and distributions to our shareholders. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Sponsor also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services”. This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Sponsor cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.
If the Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.
Our future depends, in part, on the Manager’s ability to attract and retain key personnel. Our future also depends on the contributions of the executive officers and other key personnel of the Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer Benjamin S. Miller of our parent company and sponsor, Rise Companies Corp., who is the Chief Executive Officer of the Manager, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Benjamin S. Miller or other executive officers or key personnel of the Manager and the process to replace any of the Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.
Employee misconduct and unsubstantiated allegations against us and misconduct by employees of the Sponsor could expose us to significant reputational harm.
We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors are of critical importance. If an employee of the Sponsor or its affiliates were to engage in illegal or suspicious activities, or if unsubstantiated allegations are made against us or the Sponsor by such employees, stockholders or others, the Sponsor and we may suffer serious harm to our reputation (as a consequence of the negative perception resulting from such activities or allegations), financial position, relationships with key persons and companies in the real estate market, and our ability to attract new investors. Our business often requires that we deal with confidential information. If employees of the Sponsor were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.
It is not always possible to deter employee misconduct, and the precautions the Sponsor takes to detect and prevent this activity may not be effective in all cases. Misconduct by the Sponsor’s employees, or even unsubstantiated allegations of misconduct, could subject the Sponsor and us to regulatory sanctions and result in an adverse effect on our reputation and our business.
If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.
In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.
Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our NAV and therefore a reduction in our revenues.
Potential investments in data centers and AI infrastructure exposes us to risks not typically associated with our other real estate investments.
Investments in data centers and AI infrastructure involve risks that may be different from, or greater than, those associated with other real estate sectors. These risks include, among others:
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Power and utility risks, including delays or inability to obtain or expand electrical capacity; grid congestion; interconnection delays; changes in utility tariffs; curtailment; and exposure to volatility in power costs to the extent not fully passed through to tenants.

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Technological change and obsolescence, including shifts in compute architecture, cooling requirements, density needs, efficiency standards, or network design that may require significant capital expenditures or impair competitiveness.

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Development and construction risks, including entitlement, supply chain constraints (e.g., transformers, switchgear, generators), labor availability, cost inflation, delays, contractor performance, and failure to achieve lease-up assumptions.

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Tenant concentration and credit risks, including reliance on a small number of large tenants, changes in tenant demand, pricing pressure, consolidation, and potential tenant defaults.

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Operational and cybersecurity risks, including physical and network security incidents, service interruptions, equipment failures, and the need for specialized operating expertise.

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Regulatory and environmental risks, including permitting constraints, energy and emissions regulations, water availability and usage restrictions, community opposition, and evolving disclosure requirements.

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Market and valuation risks, including changes in capitalization rates, financing markets, and investor demand for data center assets, which may affect liquidity and valuations.

Fundrise eREIT will seek to manage these risks through underwriting discipline, diversification, structuring, counterparty selection, and active asset management; however, there can be no assurance that these efforts will be successful.
Risks Related to the Sponsor
The Sponsor is a development stage company with limited operating history since its inception in 2012 and no profits to date. As a company in the early stages of development, the Sponsor faces increased risks, uncertainties, expenses and difficulties.
The Sponsor is a development stage company with limited operating since its inception in 2012 and no profits to date. As of December 31, 2025, our Sponsor had approximately $3.1 billion of assets under management. In order for us to be successful, the volume of investments originated through the Sponsor will need to be significant, which will require the Sponsor to maintain an adequate number of facilities, personnel and infrastructure to accommodate the such obligations and any increase in demands on the Sponsor. The Sponsor is dependent upon the website to maintain current listings and transactions in real estate-related assets. The Sponsor also expects to constantly update its software, website, and mobile applications, expand its customer support services and retain an appropriate number of employees to maintain the operations of the Sponsor. If our business grows substantially, the Sponsor may need to make significant new investments in personnel and infrastructure to support that growth. If the Sponsor is unable to increase the capacity of its website and maintain the necessary infrastructure, or if the Sponsor is unable to make significant investments on a timely basis or at reasonable costs, you may experience delays in receipt of distributions on our common shares, periodic downtime of its website or other disruptions to our business and operations.

The Sponsor will need to raise substantial additional capital to fund its operations, and if it fails to obtain additional funding, it may be unable to continue operations.
Prior to January 2017, the Sponsor had funded substantially all of its operations with proceeds from private financings from individual investors. On January 31, 2017, the Sponsor began an initial offering of shares of its class B common shares to the public. As of April 1, 2026, the Sponsor had raised approximately $222.4 million through such equity offering. To continue the development of its website, the Sponsor will require substantial additional funds. To meet such financing requirements in the future, the Sponsor may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict the Sponsor’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If the Sponsor is unable to obtain additional funds for the operation of its website, it may be forced to reduce or terminate its operations, which may adversely affect our business and results of operations.
The Sponsor is currently incurring net losses and expects to continue incurring net losses in the future.
The Sponsor is currently incurring net losses and expects to continue incurring net losses in the future. Its failure to become profitable could impair the operations of its website by limiting its access to working capital to operate its website. In addition, the Sponsor expects its operating expenses to increase in the future as it expands its operations. If the Sponsor’s operating expenses exceed its expectations, its financial performance could be adversely affected. If its revenue does not grow to offset these increased expenses, the Sponsor may never become profitable. In future periods, the Sponsor may not have any revenue growth, or its revenue could decline.
If the Sponsor were to enter bankruptcy proceedings, the operation of its website and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.
If the Sponsor were to enter bankruptcy proceedings or cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us.
If the security of our investors’ confidential information stored in the Sponsor’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.
The Sponsor’s website may store investors’ bank information and other personally-identifiable sensitive data. The Sponsor’s website is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by Symantec Corporation. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Sponsor’s website and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in the potential loss of investors and adverse effect on the value of an investment in us.
Any significant disruption in service on the Sponsor’s website or in its computer systems could reduce the attractiveness of the Sponsor’s website and result in a loss of users.
If a catastrophic event resulted in a platform outage and physical data loss, the Sponsor’s ability to perform its functions would be adversely affected. The satisfactory performance, reliability, and availability of the Sponsor’s technology and its underlying hosting services infrastructure are critical to the Sponsor’s operations, level of customer service, reputation and ability to attract new users and retain existing users.

The Sponsor’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). The Sponsor also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Sponsor’s website will be uninterrupted, error-free or secure. The Sponsor’s operations depend on the Hosting Provider’s ability to protect its and the Sponsor’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If the Sponsor’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, the Sponsor could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in the Sponsor’s service, whether as a result of an error by the Hosting Provider or other third-party error, the Sponsor’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm the Sponsor’s relationships with users of the Sponsor’s website and the Sponsor’s reputation. Additionally, in the event of damage or interruption, the Sponsor’s insurance policies may not adequately compensate the Sponsor for any losses that we may incur. The Sponsor’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage the Sponsor’s brand and reputation, divert the Sponsor’s employees’ attention, and cause users to abandon the Sponsor’s website.
We do not own the Fundrise name, but will be granted a license by the Sponsor to use the Fundrise name. Use of the name by other parties or the termination of our license agreement may harm our business.
We will enter into a license agreement with the Sponsor, pursuant to which the Sponsor will grant us a non-exclusive, royalty-free license to use the name “Fundrise”. Under this agreement, we will have a right to use the “Fundrise” name as long as the Manager continues to manage us. The Sponsor will retain the right to continue using the “Fundrise” name. The Sponsor will not be precluded from licensing or transferring the ownership of the “Fundrise” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of the Sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Fundrise” name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business.
Risks Related to Compliance and Regulation
Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.
Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.
Some states, including California, require nonfinancial companies, such as Fundrise Lending, LLC, a wholly-owned subsidiary of Rise Companies Corp. (“Fundrise Lending”), that work with the Manager to originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis. Fundrise Lending has a California Finance Lenders Law License with California’s Department of Financial Protection and Innovation that satisfies the requirements in California. Fundrise Lending does not intend to finance loans in states where such licenses are required until it obtains the required license. Fundrise Lending may, in the future, affiliate itself with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where it might otherwise be restricted.
Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.
We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment

Company Act”). We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries. We will limit what we buy and hold through minority-owned joint venture subsidiaries because assets held in such subsidiaries will not be deemed investment securities.
We intend, directly or through our subsidiaries, to originate, invest in and manage a diversified portfolio of commercial real estate investments. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate-related debt securities and other real estate-related assets.
In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.
Certain of our subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate”. This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.
To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.
Furthermore, although we will monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:
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limitations on capital structure;

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restrictions on specified investments;

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restrictions on leverage or senior securities;

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restrictions on unsecured borrowings;

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prohibitions on transactions with affiliates; and

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compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.
Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our NAV, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.
We are not subject to the banking regulations of any state or federal regulatory agency.
We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.
Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.
The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of the Manager and may result in fines if we are deemed to have violated any regulations.
As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.
As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Sponsor’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to acquire commercial real estate equity investments and other real estate investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Sponsor.
Laws intended to prohibit money laundering may require us or the Sponsor to disclose investor information to regulatory authorities.
The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us, the Sponsor or our or their service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We do not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our Operating Agreement, are satisfied.
We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with the requirement in the PCAOB Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our common shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.
We cannot predict if investors will find our common shares less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies.
Risks Related to Conflicts of Interest
There are conflicts of interest between us, the Manager and its affiliates.
The Manager’s executive officers, including the Manager’s Chief Executive Officer, Benjamin S. Miller, are principals in the Manager’s parent company, Rise Companies Corp., which provides asset management and other services to the Manager and us. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, the Manager and their affiliates try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares. We have adopted a conflicts of interest policy and certain conflicts, including the Merger, will be reviewed by the Independent Representative (defined below). See “Conflicts of Interest — Certain Conflict Resolution Measures — Independent Representative” and “— Our Policies Relating to Conflicts of Interest”.
The Manager faces a conflict of interest because the asset management fee it receives for services performed for us is based on our NAV, which employees of the Sponsor, the parent company of the Manager, are ultimately responsible for determining.
The Manager, a wholly-owned subsidiary of the Sponsor, is paid an asset management fee which is based on our NAV as calculated by the Sponsor’s internal accountants and asset management team. The calculation of our NAV involves certain subjective judgments with respect to estimating, for example, the value of our commercial real estate assets and investments and accruals of our operating revenues and expenses, and therefore, our NAV may not correspond to the realizable value upon a sale of those assets. Because the calculation of NAV involves subjective judgment, there can be no assurance that the estimates used by the Sponsor’s internal accountants and asset management team to calculate our NAV, or the resulting NAV, will be identical to the estimates that would be used, or the NAV that would be calculated, by an independent consultant. In addition, the Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. Finally, the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.
The Manager faces a conflict of interest because the disposition fees it may receive upon liquidation of certain investments will be based on whether the Manager determines, in its sole discretion, to liquidate such investments.
The Manager will be paid a disposition fee of up to 1.50% of the gross proceeds from the liquidation of our investments if the Manager is acting as the real estate developer or is engaged by the developer to sell the project. The Manager has sole discretion over whether to liquidate a given investment. As such, the Manager faces a conflict of interest because it may benefit financially by deciding to liquidate an investment, when our shareholders may be otherwise better served by us retaining ownership of such property.
The interests of the Manager, the principals and its other affiliates may conflict with your interests.
The Operating Agreement provides the Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. This risk is increased by the Manager being controlled by Benjamin Miller, who is a principal in the Sponsor and who participates, or expects to participate, directly or indirectly in offerings by the Sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:
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the Manager, the principals and/or its other affiliates may originate and offer other real estate investment opportunities, including equity and debt offerings and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

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the Manager, the principals and/or its other affiliates are not required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

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we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

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the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our shareholders for actions by the Manager that might otherwise constitute a breach of duty.
The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Accordingly, we and our shareholders only have recourse and are able to seek remedies against the Manager to the extent it breaches its obligations pursuant to our Operating Agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By receiving our common shares in the Merger, you will be treated as having consented to the provisions set forth in the Operating Agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Operating Agreement because of our desire to maintain our ongoing relationship with the Manager.
Risks Related to Our Investments
Our commercial real estate and real estate-related assets acquired in connection with the Mergers are subject to the risks typically associated with real estate.
Our commercial real estate and real estate-related assets acquired in connection with the Mergers are subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:
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public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, mostly recently, COVID-19;

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natural disasters such as hurricanes, earthquakes and floods;

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acts of war or terrorism, including the consequences of terrorist attacks;

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adverse changes in national and local economic and real estate conditions;

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an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

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changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

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costs of remediation and liabilities associated with environmental conditions affecting properties; and

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the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.
In addition, our commercial real estate loans and other debt-related assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate-related debt securities may be similarly affected by real estate property values.
These factors may have a material adverse effect on the value that we can realize from our assets.
Climate change and natural disasters could adversely affect our properties and business.
Some of the properties of the Fundrise Merger Entities to be acquired in connection with the Mergers or future properties we acquire could be subject to natural disasters and may be impacted by climate change.

To the extent climate change causes adverse changes in weather patterns, rising sea levels or extreme temperatures, our properties in certain markets may be adversely affected. For example, properties located in coastal regions could be affected by any future increases in sea levels or in the frequency or severity of hurricanes and storms, whether caused by climate change or other factors.
Climate change could have a variety of direct or indirect adverse effects on our properties and business, including:
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property damage to our properties;

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indirect financial and operational impacts from disruptions to the operations of major tenants located in any of our retail properties from severe weather, such as extreme temperatures, hurricanes, floods, wildfires or other natural disasters;

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increased insurance premiums and deductibles, or a decrease in or unavailability of coverage, for properties in areas subject to severe weather, such as extreme temperatures hurricanes, floods, wildfires or other natural disasters;

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increased insurance claims and liabilities;

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increases in energy costs impacting operational returns;

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changes in the availability or quality of water or other natural resources on which our tenants depend;

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decreased consumer demand for products or services resulting from physical changes associated with climate change (e.g., warmer temperatures or decreasing shoreline could reduce demand for residential and commercial properties previously viewed as desirable);

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incorrect long-term valuation of an equity investment due to changing conditions not previously anticipated at the time of the investment; and

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economic disruptions arising from the above.

Moreover, compliance with new laws or regulations related to climate change, including compliance with “green” building codes, may require us to make improvements to our existing properties or pay additional taxes and fees assessed on us or our properties. Although we strive to identify, analyze, and respond to the risk and opportunities that climate change presents, at this time there can be no assurance that climate change will have an adverse effect on us.
The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.
As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. Depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.
Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.
A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our shareholders. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our shareholders’ investment.

Further, a decline in general economic conditions in the markets in which our investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.
We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.
We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.
Certain property types or portfolios of such properties that we acquire may not have efficient alternative uses and we may have difficulty leasing them to new tenants and/or have to make significant capital expenditures to them to do so.
Certain property types, such as industrial properties, can be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.
Any retail tenants we may have will face competition from numerous retail channels and retail tenants may be disproportionately affected by current economic conditions. These events could reduce our profitability at any retail properties we acquire and affect our ability to pay distributions.
Retailers face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators and television shopping networks. In addition, improvements in technology and faster delivery speeds have spurred the increased popularity of shopping via the Internet. As a result, the “brick and mortar” retail industry is facing lower demand, reductions in sales revenues and increased bankruptcies throughout the United States. Such conditions could adversely affect any retail tenants we may have and, consequently, our funds available for distribution.
We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our shareholders.
The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you.
To the extent we acquire retail properties, our revenue will be significantly impacted by the success and economic viability of our retail anchor tenants. Our reliance on a single tenant or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our shareholders’ investment.
In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.
We have no established investment criteria limiting the geographic concentration of our investments in commercial real estate and real estate-related assets. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.
Certain of our investments in commercial real estate and real estate-related assets may be in one geographic location or secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.
Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.
From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer. In addition, to the extent we make or acquire loans to finance construction or renovation projects, risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.
Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our shareholders’ overall return.
We may enter into joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:
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that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

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that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

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that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

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that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.
Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.
Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.
Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.
The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.
The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.
Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.
Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to you.
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.
There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.
In addition, insurance may not cover all potential losses on properties underlying mortgage loans that we may originate or acquire, which may impair our security and harm the value of our assets. We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

The commercial real estate loans we may originate or invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.
Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. In addition, to the extent we originate or acquire adjustable rate mortgage loans, such loans may contribute to higher delinquency rates because borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate.
In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we may originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.
Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
Our investments in subordinated commercial real estate loans may be subject to losses.
We may acquire or originate subordinated commercial real estate loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.
The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.
We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly)

the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal. Furthermore, the IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset that generates qualifying income for purposes of the REIT tests. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes. See “Tax Treatment of Fundrise eREIT, LLC — Investments In Loans and Preferred Equity.”
Majority-owned subsidiaries we may invest in will be subject to specific risks relating to the particular subsidiary.
We may invest in majority-owned subsidiaries owning real estate where we are entitled to receive a preferred economic return. Such investments may be subordinate to debt financing. These investments involve special risks relating to the particular subsidiary, including the financial condition and business outlook of the subsidiary. To the extent these investments are subordinate to debt financing, they will also be subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the subsidiary to reinvest any redemption proceeds in lower yielding assets, (v) the possibility that earnings of the subsidiary may be insufficient to meet any distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the subsidiary during periods of rising interest rates and economic downturn. As a result, we may not recover some or all of our capital, which could result in losses.
Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.
Some of our debt investments may not conform to conventional loan standards applied by traditional lenders and either are not rated or are rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.
Changes in interest rates and/or credit spreads could negatively affect the value of any debt investments we may make, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.
We may invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders. We do not currently hold any floating-rate debt investments.
Prepayments can adversely affect the yields on any debt investments we may make.
Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.
Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.
We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity, if any, will continue to vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:
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interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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the duration of the hedge may not match the duration of the related liability or asset;

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our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

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the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

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the party owing money in the hedging transaction may default on its obligation to pay; and

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we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.
Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.
Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. Moreover, the senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the commercial real estate-related securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we continue to expect that many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.
Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.
Some of our assets may be classified for accounting purposes as “available-for-sale”. These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.
A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.
Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.
Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.
Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.
We will have significant competition with respect to our acquisition of properties and other investments with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, online investment platforms and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices than our competitors and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our shareholders.
If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to shareholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our shareholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.
If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.
Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. The Manager values our potential investments based on yields and risks, taking into account estimated future losses on select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
We are exposed to environmental liabilities with respect to properties to which we take title.
In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.
A number of our investments are concentrated in the residential sector and our business would be adversely affected by an economic downturn in that sector.
A number of our investments in real estate assets are primarily concentrated in the residential sector. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included a more significant portion of other sectors of the real estate industry.
Risks Relating to Economic Conditions
Economic recessions or downturns may have an adverse effect on our business, financial condition and results of operations.
Economic recessions or downturns may result in a prolonged period of market illiquidity, which could have an adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could reduce investments by investors and engagement by real estate operators. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, or the public perception that any of these events may occur, have resulted in and could continue to result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents. These events could adversely affect our demand among investors, which will impact our results of operations.
During an economic downturn, it may also take longer for us to dispose of real estate investments, or the disposition prices may be lower than originally anticipated. As a result, the carrying value of such real estate investments may become impaired and we could record losses as a result of such impairment or could experience reduced profitability related to declines in real estate values. These events could adversely affect our performance and, in turn, our business, and negatively impact our results of operations.
Negative general economic conditions could continue to reduce the overall amount of sale and leasing activity in the commercial real estate industry, and hence the demand for our securities, which may in turn adversely affect our revenues. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries.

Further downgrades of the U.S. credit rating, impending automatic spending cuts or a government shutdown could negatively impact our liquidity, financial condition and earnings.
Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. With the improvement of the U.S. economy, the Federal Reserve may continue to raise interest rates, which would increase borrowing costs and may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to essentially shut down for periods of time. Continued adverse political and economic conditions could have an adverse effect on our business, financial condition and results of operations.
Global economic, political and market conditions and economic uncertainty may adversely affect our business, results of operations and financial condition.
Various social, political and geopolitical tensions in the United States and around the world, as well as economic uncertainties and other market conditions, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. Finally, public health crises, pandemics and epidemics, such as those caused by viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and COVID-19, could adversely impact our business by interrupting business, supply chains and transactional activities, disrupting travel, and negatively impacting local, national or global economies. We cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.
Inflation may adversely affect our financial condition and results of operations.
Inflation in the United States has been elevated during the recent years, and any future periods of elevated inflation may have a significant effect on the United States or other economies. Rising inflation could have an adverse impact on our operating costs, including increased borrowing costs in connection with any variable-rate debt. Additionally, we may experience increases in property operating expenses and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our rents, where applicable.
Pandemics or the future outbreak of other highly infectious or contagious diseases could have a material adverse effect on our business, results of operations, cash flows and financial condition.
Pandemics, such as the COVID-19 pandemic, or the future outbreak of other highly infectious or contagious diseases have previously caused, and may again in the future cause, severe economic, market and other disruptions worldwide. These include adverse effects on the conditions in the bank lending, capital and other financial markets and on our access to capital and other sources of funding, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. Should a recession occur, it could negatively impact the value of commercial and residential real estate and the value of our investments, potentially materially. In addition, conditions such as rising interest rates and reduced tenant demand may ultimately decrease occupancy levels and pricing across our portfolio. Further, the deterioration of global economic conditions may cause one or more of our tenants to be unable to meet their rent obligations to us in full, or at all, or to otherwise seek modifications of such obligations. In addition, governmental authorities may enact laws that will prevent us from taking action against tenants who do not pay rent.
Risks Related to Our Organization and Structure
Our shareholders do not elect or vote on the Manager and have limited ability to influence decisions regarding our business.
Our Operating Agreement provides that the assets, affairs and business of our Company are managed under the direction of the Manager. Our shareholders do not elect or vote on the Manager, unless the Manager is removed for cause, as defined under our Operating Agreement, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our Operating Agreement provides that, from the effective date of the Company’s election to qualify as a REIT, the Manager must operate in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.
Our common shareholders have limited voting rights and may be bound by either a majority or supermajority vote.
Our common shareholders have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause”, and the dissolution of the Company (only if the Manager has been removed for “cause”). Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove the Manager for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.
Moreover, our common shareholders do not have any voting rights with respect to amendments to the Operating Agreement and the Manager may amend and restate the Operating Agreement at any time and with immediate effect, including with respect to the limited voting rights of our common shareholders. This differs from the respective operating agreements of the Fundrise Merger Entities, which provide the Manager with more limited amendment power.
As the Sponsor establishes REIT offerings and other investment opportunities in the future, there may be conflicts of interests among the various REIT offerings and other programs, which may result in opportunities that would benefit our Company being allocated to the other offerings.
The Sponsor has in the past, and expects to continue in the future, to establish and sponsor REIT offerings and other programs, and to continue to offer investment opportunities including offerings that will originate, acquire or invest in commercial real estate equity investments, commercial real estate loans and other select real estate-related assets. The Sponsor’s real estate and debt finance professionals acting on behalf of the Manager must determine which investment opportunities to recommend to us and other Fundrise entities. The Sponsor has previously organized, as of the date of this Information Statement, the following similar programs (eREITs® and interval funds):
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Fundrise Equity REIT, LLC, Fundrise Growth eREIT II, Fundrise Growth eREIT III, and Fundrise Development eREIT, LLC, which were formed to originate, invest in and manage a diversified portfolio of commercial real estate properties and which have investment objectives and strategies that are similar to ours;

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Fundrise Real Estate Interval Fund, LLC (the “Flagship Interval Fund”), which was formed to invest in a diversified portfolio of private real estate and publicly traded real estate-related investments;

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Fundrise Income Real Estate Fund, LLC (the “Income Interval Fund”), which was formed to originate, invest in and manage a portfolio of residential and commercial real estate investments;

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Fundrise Balanced eREIT II, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties and development projects, as well as commercial real estate loans and commercial real estate debt securities;

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Fundrise Midland Opportunistic REIT, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

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Fundrise West Coast Opportunistic REIT, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

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Fundrise East Coast Opportunistic REIT, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

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Fundrise Opportunity Fund, LP, which is a private placement that was formed to acquire properties located in “qualified opportunity zones” as designated under the Code;

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Fundrise Opportunistic Credit Fund, LLC, which was formed to originate, invest in and manage a portfolio of residential and commercial real estate investments; and

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Fundrise Opportunistic Credit Fund II, LLC, which was formed to originate, invest in and manage a portfolio of residential and commercial real estate investments.

These investment opportunities may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one investment opportunity, the Sponsor and its officers and directors will allocate it using their business judgment. Any allocation of this type may involve the consideration of a number of factors that the Sponsor and its officers and directors determine to be relevant. Except under any policies that may be adopted by the Manager or sponsor, no investment opportunity (including us) will have any duty, responsibility or obligation to refrain from:
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engaging in the same or similar activities or lines of business as any other sponsored investment opportunity;

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doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any sponsored investment opportunity;

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engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any sponsored investment opportunity;

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establishing material commercial relationships with another sponsored investment opportunity; or

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making operational and financial decisions that could be considered to be detrimental to another sponsored investment opportunity.

In addition, any decisions by the Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one sponsored investment opportunity more than another or limit or impair the ability of any sponsored investment opportunity to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular sponsored investment opportunity that such arrangements or agreements include or not include another sponsored investment opportunity, as the case may be. Any of these decisions may benefit one sponsored investment opportunity more than another.
The conflicts of interest policies we will adopt may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.
In order to avoid any actual or perceived conflicts of interest among the sponsored investment opportunities and with the Manager’s officers and affiliates, we will adopt a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to our Company. The Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.
Certain provisions of our Operating Agreement and Delaware law could hinder, delay or prevent a change of control of our Company.
Certain provisions of our Operating Agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:
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Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval.   Our Operating Agreement authorizes us to issue additional shares or other securities of our Company for the consideration and on the terms and conditions established by the Manager without the approval of our shareholders. In particular, the Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over our Company by means of a tender offer, merger or otherwise.

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Delaware Business Combination Statute — Section 203.   Section 203 of the Delaware General Corporation Law (“DGCL”), which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our Operating Agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. The Manager may elect to amend our Operating Agreement at any time to have Section 203 apply to us.

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Ownership limitations.   To assist us in qualifying as a REIT, our Operating Agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

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Exclusive authority of the Manager to amend our Operating Agreement.   Our Operating Agreement provides that the Manager has the exclusive power to adopt, alter or repeal any provision of the Operating Agreement. Thus, our shareholders generally may not effect changes to our Operating Agreement.

You are limited in your ability to sell your common shares pursuant to our redemption plan. You may not be able to sell any of your common shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.
Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on a quarterly basis, within 21 days following the end of the applicable quarter. However, our redemption plan will contain certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the redemption price. Specifically, we intend to limit the number of shares to be redeemed during any calendar year to no more than 10.00% of our common shares outstanding (or 2.50% per calendar quarter), provided that, the Manager, in its sole discretion, may elect to increase the quarterly limit to 5.00% if redemptions for the relevant quarter exceed 2.50% and the Manager determines there is sufficient liquidity to satisfy the additional redemptions. However, as we make a number of commercial real estate investments of varying terms and maturities, the Manager may elect to increase or decrease the amount of common shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, with the intention, in the aggregate, to not redeem more than 20.00% in any calendar year.
In addition, pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request.
Finally, the Manager reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan without prior notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of your common shares back to us pursuant to the redemption plan. Moreover, if you do sell your common shares back to us pursuant to the redemption plan, you will not receive the same price you paid for the common shares being redeemed. See “Description of Fundrise eREIT, LLC Common Shares — Redemption Plan”.
When determining the estimated value of our common shares, the value of our common shares is and will be based upon a number of assumptions that may not be accurate or complete.
Estimates of our NAV per share are based on available information and judgment. Therefore, actual values and results could differ from our estimates or from the historical NAV per share of the Fundrise Merger Entities, and that difference could be significant. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your common shares if you tried to sell them or if we liquidated our portfolio. In addition, the Exchange Ratio on which you receive shares in the Mergers may be more or less than shareholders who acquire their common shares in the future.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Shareholders do not have preemptive rights to any shares we issue in the future. Under our Operating Agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $75.0 million of our shares in any 12 month period (although we may raise capital in other ways). In particular, the Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. The Manager may elect to (i) sell additional shares in future offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to the Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your common shares.
Risks Related to Our Intended Status as a REIT
Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.
We believe that our organization, prior and proposed ownership and method of operation will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will continue to qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to our intended qualification as a REIT or the U.S. federal income tax consequences of such qualification.
If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:
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we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates; and

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unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares. See “Tax Treatment of Fundrise eREIT, LLC” for a discussion of certain U.S. federal income tax considerations relating to us and our common shares.
Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.
Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our shareholders, on net income from certain “prohibited transactions”, and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income and gains. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (“TRS”). As a final example, for the fiscal year ended December 31, 2025, Equity REIT incurred an excise tax expense of approximately $1.3 million, attributable to the timing of required REIT distributions relative to taxable income for the year. Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to shareholders.
REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.
In order to qualify and maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our shareholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, limitations on interest expense and net operating loss deductibility, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to qualify and maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares. In such cases our shareholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.
If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.
Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “Tax Treatment of Fundrise eREIT, LLC”.
If we form a TRS, our overall tax liability could increase.
Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% gross income test, not the 75% gross income test.
Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to qualify and maintain our REIT status, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.
Dividends payable by REITs generally do not qualify for reduced tax rates under current law.
The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts and estates generally is (currently) 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rate and therefore may be subject to a (current) 37% maximum U.S.

federal income tax rate on ordinary income when paid to such shareholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares. However, non-corporate taxpayers may deduct 20% of “qualified REIT dividends”. Assuming we qualify for REIT status, qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. stockholder that we do not designate as capital gain dividends and that are not qualified dividend income.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.
To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. Assuming we qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets”. The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% of the value of our total securities can be represented by securities of one or more TRSs, and no more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.
You may be restricted from acquiring, transferring or redeeming certain amounts of our common shares.
In order to qualify and maintain our REIT status, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our Operating Agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.
If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by the Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by the Manager, or the other restrictions on transfer or ownership in our Operating Agreement, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our shares falls between the date of purchase and the date of redemption or sale.
Our limits on ownership of our shares also may require us to decline redemption requests that would cause other shareholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “Tax Treatment of Fundrise eREIT, LLC — Taxation of Taxable U.S. Shareholders — Redemptions of Common Shares”.
Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.
Assuming we qualify as a REIT, the REIT provisions of the Code will substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.
The ability of the Manager to revoke our intended REIT qualification without shareholder approval may cause adverse consequences to our shareholders.
Our Operating Agreement provides that the Manager may revoke or otherwise terminate our intended REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our shareholders.
We may be subject to a 100% penalty tax on any prohibited transactions that we enter into, or may be required to forego certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.
Assuming we qualify as a REIT, if we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, we may be subject to a 100% “prohibited transactions” tax under U.S. federal tax laws on the gain from disposition of the property unless (i) the disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements or (ii) the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax.
Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. Our opportunistic business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. We intend to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the Internal Revenue Service (the “IRS”) might disagree with our characterization of sales outside the safe harbor. Thus, we may be subject to the 100% penalty tax on the gain from dispositions of property.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.
Legislative or regulatory action related to federal income tax laws could adversely affect our shareholders and/or our business.
In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities, including the One Big Beautiful Bill Act. Additional changes to tax laws and regulations are likely to continue to occur in the future, and we cannot assure our shareholders that any such changes will not adversely affect the taxation of a shareholder or will not have an adverse effect on an investment in our common shares. Shareholders are urged to consult with their tax advisors with respect to the potential effect that legislative, regulatory or administrative developments and proposals could have on their investment in our shares.
A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a shareholder’s investment in our common shares and may trigger taxable gain.
A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such shares. See “Tax Treatment of Fundrise eREIT, LLC”.
Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.
Assuming we qualify as a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.
Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.
Even if we qualify as a REIT for U.S. federal income tax purposes, we generally will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per share trading price of our common shares and our ability to satisfy our principal and interest obligations and to make distributions to our shareholders could be adversely affected.
We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases”.
We may purchase investments in real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases”, we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to qualify as a REIT as a result.
We may be unable to elect REIT status for up to four years following the Merger.
Our ability to elect REIT status could be delayed for up to four taxable years if we are determined to have become a “successor” to another REIT. Accordingly, if we are viewed as a successor of a Fundrise

Merger Entity that failed to qualify as a REIT, the infirmity with respect to such Fundrise Merger Entity could impact our ability to elect REIT status.
Risks Related to Employee Benefit Plans and Individual Retirement Accounts
In some cases, if you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or common law as a result of an investment in our common shares, you could be subject to liability for losses as well as civil penalties.
There are special considerations that apply to investing in our common shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:
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your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

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your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

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your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

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your investment will not impair the liquidity of the trust, plan or IRA;

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your investment will not produce “unrelated business taxable income” for the plan or IRA;

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you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

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your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our common shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
We make statements in this Information Statement that are forward-looking statements. The words “believe”, “estimate”, “expect”, “anticipate”, “intend”, “plan”, “seek”, “may”, and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Information Statement.
The forward-looking statements included in this Information Statement are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:
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risks associated with our ability to consummate the Mergers, the timing of the closing of the Mergers and unexpected costs or unexpected liabilities that may arise from the Mergers, whether or not consummated;

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risks associated with the Mergers, including the integration of the businesses and achieving expected revenue synergies or cost savings as a result of the Mergers;

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the ability of the Sponsor to attract and retain members to its investment platform;

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risks associated with breaches of our data security;

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public health crises, pandemics and epidemics, such as those caused by viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and COVID-19;

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climate change and natural disasters that could adversely affect our properties and our business;

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changes in economic conditions generally and the real estate and securities markets specifically;

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limited ability to dispose of assets because of the relative illiquidity of real estate investments;

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intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

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defaults on or non-renewal of leases by tenants;

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increased interest rates and operating costs;

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our failure to obtain necessary outside financing;

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decreased rental rates or increased vacancy rates;

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the risk associated with potential breach or expiration of a ground lease, if any;

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difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

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our failure to successfully operate acquired properties and operations;

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exposure to liability relating to environmental and health and safety matters;

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changes in real estate and zoning laws and increases in real property tax rates;

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our failure to maintain our status as a REIT;

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failure of acquisitions to yield anticipated results;

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risks associated with derivatives or hedging activity;

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our level of debt and the terms and limitations imposed on us by our debt agreements;

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the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

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our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;

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expected rates of return provided to investors;

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the ability of the Sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

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our ability to retain and hire competent employees and appropriately staff our operations;

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legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

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changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

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our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by the Sponsor;

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our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our offerings and the consequential risk that we may not have the resources to satisfy redemption requests; and

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our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Information Statement. All forward-looking statements are made as of the date of this Information Statement and the risk that actual results will differ materially from the expectations expressed in this Information Statement will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Information Statement, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Information Statement, including, without limitation, the risks described under “Risk Factors”, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Information Statement will be achieved.

INFORMATION ABOUT THE FUNDRISE MERGER ENTITIES
Each of the Fundrise Merger Entities and Fundrise eREIT are externally managed by Fundrise Advisors, LLC (the “Manager”), which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (the “Sponsor”), the parent company of Fundrise, LLC, an affiliate. Fundrise, LLC owns and operates each Fundrise Merger Entity’s platform, and will operate Fundrise eREIT’s platform, located at www.fundrise.com, which allows investors to hold interests in opportunities that may have been historically difficult to access. The Manager has the authority to make all decisions regarding investments, subject to the limitations in each entity’s operating agreement and the direction and oversight of the Manager’s investment committee. The Sponsor also provides asset management, marketing, investor relations and other administrative services on each entity’s behalf. Accordingly, none of the Fundrise Merger Entities or Fundrise eREIT currently have any employees nor do they currently intend to hire any employees who will be compensated directly by them. The principal executive offices of Fundrise eREIT and each of the Fundrise Merger Entities are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550.
Fundrise Development eREIT, LLC
Fundrise Development eREIT, LLC (formerly known as Fundrise Growth eREIT 2019, LLC) (which we refer to as “Development eREIT”) is a Delaware limited liability company formed on February 1, 2019, which substantially commenced operations on July 5, 2019, to originate, invest in and manage a diversified portfolio of commercial real estate properties. Development eREIT may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt) and other real estate-related assets, where the underlying assets primarily consist of commercial real estate properties. Development eREIT may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Development eREIT has one reportable segment consisting of investments in real estate. Development eREIT has qualified for treatment as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Development eREIT had total gross offering proceeds of approximately $158.2 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $1.9 million received in private placements to third party accredited investors pursuant to Regulation D). For information regarding Development eREIT’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
Development eREIT’s common shares are not currently listed, and it does not currently intend to list its common shares, on any national securities exchange.
Fundrise Equity REIT, LLC
Fundrise Equity REIT, LLC (which we refer to as “Equity REIT”) is a Delaware limited liability company formed on June 30, 2015, which substantially commenced operations on February 27, 2016, to originate, invest in and manage a diversified portfolio of commercial real estate properties. Equity REIT may also invest in commercial real estate loans, as well as commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of commercial real estate properties. Equity REIT may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Equity REIT has one reportable segment consisting of investments in real estate. Equity REIT has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Equity REIT had raised total gross offering proceeds of approximately $318.7 million and $257.7 million, respectively, pursuant to Regulation A (including proceeds of approximately $200,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $10.2 million received in private placements to third party accredited investors pursuant to Regulation D). For information regarding Equity REIT’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
Equity REIT’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise East Coast Opportunistic REIT, LLC
Fundrise East Coast Opportunistic REIT, LLC (which we refer to as “East Coast”) is a Delaware limited liability company formed on November 19, 2015, which substantially commenced operations on October 25, 2016, to originate, invest in and manage a diversified portfolio primarily consisting of investments in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas (“MSAs”) of Washington, D.C., Philadelphia, PA, and high growth Sunbelt states, with such investments consisting of equity interests in such properties or debt, as well as commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. Development projects are defined to include a range of activities from major renovation and lease-up of existing buildings to ground up construction. While East Coast primarily invests in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the MSAs of Washington, D.C., Philadelphia, PA, and high growth Sunbelt states, we may also invest in other asset classes as well as in other locations depending on the availability of suitable investment opportunities. East Coast may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. East Coast has one reportable segment consisting of investments in real estate. East Coast has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, East Coast had raised total gross offering proceeds of approximately $176.3 million and $176.0 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $3.1 million received in private placements to third party accredited investors pursuant to Regulation D). For information regarding East Coast’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
East Coast’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise Growth eREIT II, LLC
Fundrise Growth eREIT II, LLC (which we refer to as “Growth II”) is a Delaware limited liability company formed on November 19, 2015, to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties, as well as investments in commercial real estate loans, commercial real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. Growth II may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Growth II has one reportable segment consisting of investments in real estate. Growth II has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Growth II had raised total gross offering proceeds of approximately $152.7 million and $152.4 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $1.6 million and $2.7 million, respectively, received in private placements to third party accredited investors pursuant to Regulation D). For information regarding

Growth II’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
Growth II’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise Growth eREIT III, LLC
Fundrise Growth eREIT III, LLC (which we refer to as “Growth III”) is a Delaware limited liability company formed on October 5, 2018, which substantially commenced operations on February 22, 2019, to originate, invest in and manage a diversified portfolio of real estate investments and other real estate-related assets. Growth III may also invest, to a limited extent, in real estate loans as well as real estate debt securities (including CMBS, CDOs, and REIT senior unsecured debt), and other real estate-related assets, where the underlying assets primarily consist of real estate properties. Growth III may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Growth II has one reportable segment consisting of investments in real estate. Growth III has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Growth III had raised total gross offering proceeds of approximately $51.1 million and $50.9 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor pursuant to Regulation D). For information regarding Growth III’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
Growth III’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise Midland Opportunistic REIT, LLC
Fundrise Midland Opportunistic REIT, LLC (which we refer to as “Midland”) is a Delaware limited liability company formed on November 19, 2015, which substantially commenced operations on October 25, 2016, to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO MSAs. Midland may also invest in commercial real estate debt securities and other select real estate-related assets, where the underlying assets primarily consist of such properties. Midland may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Midland has one reportable segment consisting of investments in real estate. Midland has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, Midland had raised total gross offering proceeds of approximately $115.7 million and $115.5 million, respectively, pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor, and the approximately $2.8 million and $2.6 million, respectively, received in private placements to third party accredited investors pursuant to Regulation D). For information regarding Midland’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
Midland’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.
Fundrise West Coast Opportunistic REIT, LLC
Fundrise West Coast Opportunistic REIT, LLC (which we refer to as “West Coast”) is a Delaware limited liability company formed on November 19, 2015, which substantially commenced operations on October 25, 2016, to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in Los Angeles, CA, San Francisco, CA,

San Diego, CA, Seattle, WA and Portland, OR MSAs. West Coast may also invest in commercial real estate debt securities and other select real estate-related assets, where the underlying assets primarily consist of such properties. West Coast has one reportable segment consisting of investments in real estate. West Coast has qualified for treatment as a REIT under the Code, and intends to continue to operate as such through its final taxable year ending with the Mergers.
As of December 31, 2025 and December 31 2024, West Coast had raised total gross offering proceeds of approximately $127.7 million pursuant to Regulation A (including proceeds of approximately $100,000 received in the private placements to the Sponsor, and Fundrise, L.P., an affiliate of the Sponsor). For information regarding West Coast’s investments as of December 31, 2025, see “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” herein.
West Coast’s common shares are not currently listed, and it does not currently intend to list its common shares, on any securities exchange.

DESCRIPTION OF FUNDRISE eREIT’S BUSINESS AND PROPERTIES
Fundrise eREIT is a newly-organized Delaware limited liability company formed on October 16, 2025, to originate, invest in and manage a diversified portfolio of residential and commercial real estate properties, as well as commercial real estate-related debt (including commercial mortgage-backed securities (“CMBS”), collateralized debt obligations (“CDOs”), and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. Fundrise eREIT may make its investments through majority-owned entities, joint ventures, and co-investment arrangements, some of which may offer rights to receive preferred economic returns. The Company will have one reportable segment consisting of investments in real estate. Fundrise eREIT expects to elect to be treated as a REIT for U.S. federal income tax purposes. See “Description of Real Estate and Operating Data of Fundrise eREIT, LLC and the Fundrise Merger Entities” for more information.
Fundrise eREIT is externally managed by Fundrise Advisors, LLC (the “Manager”), which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (the “Sponsor”), the parent company of Fundrise, LLC, an affiliate. Fundrise, LLC owns and operates each Fundrise Merger Entity’s platform, and will operate Fundrise eREIT’s platform, located at www.fundrise.com, which allows investors to hold interests in opportunities that may have been historically difficult to access. The Manager has the authority to make all decisions regarding investments, subject to the limitations in each entity’s operating agreement and the direction and oversight of the Manager’s investment committee. The Sponsor also provides asset management, marketing, investor relations and other administrative services on each entity’s behalf. Accordingly, Fundrise eREIT does not currently have any employees nor does it currently intend to hire any employees who will be compensated directly by them. The principal executive offices of Fundrise eREIT and each of the Fundrise Merger Entities are located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20063, and its telephone number is (202) 584-0550.
As of the date of this Information Statement, Fundrise eREIT has not carried on any business, conducted any operations or incurred any liabilities or obligations and it does not own any properties or investments.
Fundrise eREIT’s common shares are not currently listed, and it does not currently intend to list its common shares, on any national securities exchange.
Investment Objective and Strategy
Fundrise eREIT’s investment objective is to seek to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets. Fundrise eREIT plans to pursue its investment objectives by investing substantially all of its assets in a diversified portfolio of residential and commercial real estate through majority-owned entities, joint ventures, and co-investment arrangements that offer rights to receive preferred economic returns. Fundrise eREIT may invest in commercial real estate-related debt and other real estate-related assets. Fundrise eREIT may also invest in and originate RMBS, CDOs, and REIT senior unsecured debt.
Fundrise eREIT will pursue its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes), in a diversified portfolio of private real estate (real property whose ownership interests are not traded on public markets) and publicly traded real estate-related investments. Such investments may be comprised of the following primary asset classes: (i) Private CRE, and (ii) Publicly Traded Real Estate Securities. Generally, CRE assets are properties owned for business and investment purposes, as opposed to owner occupied properties serving as a primary residence. The CRE assets underlying the Fund’s Private CRE and Publicly Traded Real Estate Securities include office, retail and industrial properties, and certain multifamily and single family properties that are commercially owned, financed, and managed (e.g., “build-to-rent”). Fundrise eREIT’s investments in Private CRE may include whole interests in real properties (under normal circumstances, Fundrise eREIT does not expect to invest more than 50% of its net assets in whole interests in real properties), partial interests in real properties, mortgage debt, mezzanine debt (which is generally indebtedness secured by equity of an entity that owns real estate) and other private real estate investments, such as private real estate funds. Fundrise eREIT’s investments in Publicly Traded Real Estate Securities may include CMBS,

RMBS and other equity or debt securities issued by real estate-related companies, REITs or real estate-related investment companies.
Fundrise eREIT seeks to invest across a variety of real estate asset classes, property types, positions in the capital structure such as senior or subordinate mortgage debt, mezzanine debt, preferred equity and common equity, and geographic locations; however, Fundrise eREIT anticipates that it will focus its CRE investments primarily in industrial, multifamily and single family residential real estate that is commercially owned, financed, and managed. These investments are expected to include, but will not necessarily be limited to, professionally-managed communities of single-family rentals that are purpose “build-for-rent” properties frequently located in contiguous portfolios.
On a long-term basis, under normal market conditions, the Manager seeks to allocate Fundrise eREIT’s portfolio generally in accordance with the following targeted percentages of net assets (plus the amount of any borrowings for investment purposes): 60-90% to Private CRE; and up to 40% to Publicly Traded Real Estate Securities and cash or cash equivalents and other short-term investments to facilitate liquidity for periodic repurchases. The Manager will have the ability to allocate Fundrise eREIT’s portfolio between Private CRE and Publicly Traded Real Estate Securities, subject to the supervision and direction of the Manager.
Fundrise eREIT typically gains exposure to its Private CRE through Real Estate Investment Vehicles. The potential investment structure of the Real Estate Investment Vehicles themselves may also vary. The Real Estate Investment Vehicles may be entities, including special purpose vehicles, in which Fundrise eREIT has a majority or minority interest or wholly owned subsidiaries of the Fund. The Real Estate Investment Vehicles are expected to primarily consist of entities in which Fundrise eREIT will co-invest alongside Co-Investment Entities, subject to the terms and conditions of an exemptive order the Fund received from the SEC allowing the Fund and/or the Co-Investment Entities to co-invest alongside certain entities affiliated with or managed by the Manager. To a lesser extent, the Real Estate Investment Vehicles may also include Wholly Owned Entities and Joint Venture Entities. A “Wholly Owned Entity” is any entity that is wholly owned by Fundrise eREIT, and a “Joint Venture Entity” is an entity in which Fundrise eREIT will co-invest alongside unaffiliated third party investors.
Fundrise eREIT may seek to originate, acquire and structure a wide variety of commercial real estate loans, including, without limitation, senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes) or mezzanine loans, which may be in the form of whole loans, secured and unsecured loans, senior and second lien loans or similar investments, or participation interests in such loans or investments. The loans Fundrise eREIT originates may vary in maturity and/or duration. Fundrise eREIT is not limited in the amount, size or type of loans it may originate, including with respect to a single borrower, other than pursuant to any applicable law. Fundrise eREIT’s origination of loans may also be limited by the Fund’s intention to maintain its qualification for taxation as a REIT.
Fundrise eREIT may invest in securities issued by private real estate funds that may be structured as corporations, limited partnerships or limited liability companies and that hold real estate assets including office, retail and industrial properties, and certain multifamily and single family residential and office properties that are commercially owned, financed, and managed (e.g., “build-to-rent”). Fundrise eREIT seeks, through private real funds, to focus primarily on private real estate investments or on investments in real estate operating companies that acquire, develop and manage real estate.
Fundrise eREIT may invest in securities of any credit quality, maturity and duration to enhance its income and capital appreciation potential and to provide liquidity to the overall portfolio. This may include, without limit, securities that are rated below investment grade by rating agencies or unrated securities that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “high yield” securities or “junk bonds,” may have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
Fundrise eREIT may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes.

Fundrise eREIT may use leverage to provide additional funds to support its investment activities. Fundrise eREIT expects to utilize debt financing consisting of property level debt (mortgages on the Fundrise eREIT’s properties that are generally not recourse to Fundrise eREIT) and entity level debt (non-mortgage debt at Fundrise eREIT). Property level debt will be incurred by special purpose vehicles held by Fundrise eREIT (including as part of a joint venture with a third party) and secured by real estate owned by such special purpose vehicles. Such special purpose vehicles would own real estate assets and would borrow from a lender using the owned property as mortgage collateral.
Comparison of Common Shares and Distribution Arrangements
As of the date of this Information Statement, each of the Fundrise Merger Entities and Fundrise eREIT offers only common shares but has the authority to issue other classes of shares. In connection with a Merger, common shares of each of the Fundrise Merger Entities will be exchanged for common shares in Fundrise eREIT.
Distribution Arrangements.   Each of the Fundrise Merger Entities and Fundrise eREIT offers its shares without the aid of an independent principal underwriter. The shares of each of the Fundrise Merger Entities and Fundrise eREIT are primarily offered and distributed by each of the Fundrise Merger Entities or Fundrise eREIT and its associated persons through the sponsor’s website, www.fundrise.com. The sponsor’s website, which is owned and operated by Fundrise, LLC, a wholly-owned subsidiary of the sponsor, is a software communication tool used by each of the Fundrise Merger Entities or Fundrise eREIT and its associated persons, at no cost, in conducting the offer and sale of a Fundrise Merger Entity’s and Fundrise eREIT’s shares. The sponsor’s website consists solely of the investment platform available online at www.fundrise.com and through various mobile applications sponsored by the sponsor, although the sponsor’s website may expand or change over time. All associated persons who participate in the offer and sale of a Fundrise Merger Entity’s or Fundrise eREIT’s shares will be employees of the sponsor or its affiliates. The Fundrise Merger Entities and Fundrise eREIT do not pay Fundrise, LLC for the use of the sponsor’s website.
Payments to Financial Intermediaries.   Shareholders may invest in a Fundrise Merger Entity or Fundrise eREIT through a financial intermediary. Financial intermediaries may charge fees for the services they provide to you in connection with processing your transaction order or maintaining your account with them. Each financial intermediary may also have its own rules about minimum initial investment amounts, minimum account balances, share transactions and limits on the number of share transactions you are permitted to make in a given time period. Financial intermediaries currently may only purchase shares through the Fundrise Platform. In the future, Fundrise eREIT may allow financial intermediaries to purchase shares through other distribution arrangements, subject to applicable laws. Fundrise eREIT has the discretion to modify or waive these requirements. For more information about your financial intermediary’s rules and procedures, you should contact your financial intermediary directly.
Comparison of Purchase and Redemption Procedures and Exchange Rights
Purchase Procedures
The Fundrise Merger Entities’ and Fundrise eREIT’s common shares are not publicly traded on a national securities exchange and are primarily appropriate as long-term investments. Shares of the Fundrise Merger Entities and Fundrise eREIT, when offered, may be purchased through the Fundrise Platform or through financial intermediaries. Financial intermediaries may only purchase shares of a Fundrise Merger Entity or Fundrise eREIT through the Fundrise Platform. Each Fundrise Merger Entity’s common shares are offered, either through a Regulation A or a Regulation D offering, at a purchase price that is adjusted periodically throughout the year at an amount calculated to be no less than the Fundrise Merger Entity’s NAV per share at that time. Fundrise eREIT’s shares, when offered, may be purchased on a continuous basis at NAV per share.
In a Regulation A offering, a Fundrise Merger Entity’s or Fundrise eREIT’s purchase procedures allow for the offering of its shares to “qualified purchasers” as defined in Regulation A. A “qualified purchaser” includes “accredited investors,” as defined in Section 501(a) of Regulation D, as well as all other investors so long as their investment in a Fundrise Merger Entity’s or Fundrise eREIT’s common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, a Fundrise Merger Entity’s or Fundrise eREIT’s common shares are offered and sold only to those investors that are within the latter category (i.e., investors whose investment in common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.”
Purchases of a Fundrise Merger Entity’s or Fundrise eREIT’s common shares offered pursuant to Regulation A are limited to $75 million on a rolling 12-month basis. This limitation does not apply to private placement offerings of a Fundrise Merger Entity’s or Fundrise eREIT’s common shares under Regulation D, but such offerings may only be made to “accredited investors.”
In a Regulation D offering, referred to as a “private placement,” sales of a Fundrise Merger Entity’s or Fundrise eREIT’s common shares are subject to different restrictions and investment minimums. There is no limit to the number of shares which may be purchased pursuant to Regulation D. Common shares purchased in a “private placement,” unlike those shares purchased in an offering pursuant to Regulation A, will be restricted securities and subject to the requirements and conditions of resale, including pursuant to Rule 144 of the Securities Act. However, investors holding such restricted securities would still be able to redeem their shares without effect of such transfer restrictions in accordance with a Fundrise Merger Entity’s or Fundrise eREIT’s redemption plan.
In order to qualify and maintain REIT tax status, Fundrise eREIT among other requirements, must have no more than 50% in value of its outstanding shares owned, either directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election for tax purposes is made. To assist Fundrise eREIT in qualifying for taxation as a REIT, Fundrise eREIT’s Operating Agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of Fundrise eREIT’s shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.
Redemption Procedures
The redemption plans of the Fundrise Merger Entities and Fundrise eREIT are substantially similar. Each redemption plan allows shareholders to obtain liquidity through the redemption of shares. The targeted maximum number of shares that Fundrise eREIT or a Fundrise Merger Entity may redeem in a quarter is 5% of the NAV of all outstanding shares as of the first day of the last month of such calendar quarter.
All redemption requests will be redeemed based on the per share price for common shares in effect at the time the redemption request was submitted. In connection with the Mergers, the NAV per common share will be updated, which may be different than the current NAV per common share of each entity. See “Comparative Per Share Market Price Information”.
There can be no guarantee of the timing of the potential Mergers and the Manager may, in its sole discretion, amend, suspend, or terminate the Fundrise eREIT redemption plan at any time without prior notice. In the event that Fundrise eREIT amends, suspends or terminates its redemption plan, we will file a Current Report on Form 8-K with the SEC.
To determine the holding period pursuant to the Fundrise eREIT redemption plan after the effective date of the Mergers, former shareholders of the Fundrise Merger Entities who have become shareholders of Fundrise eREIT as a result of the Mergers will generally calculate such holding period by taking into account the length of time such shareholders have held shares of such Fundrise Merger Entity. See “Description of Fundrise eREIT, LLC Common Shares — Redemption Plan”.
Exchange Rights
None of the Fundrise Merger Entities nor Fundrise eREIT offer pre-emptive, exchange or conversion rights.

Comparison of Distribution Policies
Fundrise eREIT and the Fundrise Merger Entities intend to declare and pay dividends, if any, quarterly, or more or less frequently as determined by the Manager. The distribution rate may be modified by the Manager from time to time. The Manager has reserved the right to change or suspend the distribution policy from time to time. Generally, Fundrise eREIT’s policy will be to make intended or required distributions from cash flow from operations. However, if Fundrise eREIT’s operations do not generate sufficient cash flow to allow it to satisfy the REIT distribution requirements discussed below, it may be required to fund distributions from working capital or by borrowing funds, issuing equity or selling assets. Historically, Development eREIT, West Coast, East Coast, and Growth II have had to make distributions from returns of equity method investees, borrowing funds, selling assets and working capital, respectively, in amounts of $176,000, $1.4 million, $149,000, and $155,000, respectively, for the fiscal year ended December 31, 2025, and of $380,000, $1.3 million, $335,000 and $620,000, respectively, for the fiscal year ended December 31, 2024.
If we make distributions from sources other than cash flow from operations, Fundrise eREIT will have fewer funds available for investments and your overall return on your investment in us may be reduced.
Assuming Fundrise eREIT qualifies as a REIT, Fundrise eREIT will be subject to the REIT distribution requirements, which generally require that Fundrise eREIT make aggregate annual distributions to shareholders of at least 90% of Fundrise eREIT’s REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Distributions will be authorized at the discretion of the Manager, in accordance with Fundrise eREIT’s earnings, present and reasonably projected future cash flows and general financial condition. The discretion of the Manager will be directed, in substantial part, by the obligation to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.
Investment Company Act Considerations
Fundrise eREIT intends to continue to conduct its operations so that neither Fundrise eREIT, nor any of its subsidiaries, is required to register as investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which Fundrise eREIT refer to as the 40% test. Excluded from the term “investment securities”, among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
Fundrise eREIT anticipates that it will continue to hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries. Fundrise eREIT will limit what it buys and holds through minority-owned joint venture subsidiaries because assets held in such subsidiaries will not be deemed investment securities.
Fundrise eREIT expects to invest in and manage a diverse portfolio of assets through the acquisition of equity interests in such properties or debt, as well as commercial real estate debt securities and other real estate-related assets, where the underlying assets primarily consist of such properties.
Fundrise eREIT monitors its compliance with the 40% test and the holdings of our subsidiaries to ensure that each of its subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.
The securities issued by any wholly-owned or majority-owned subsidiary that Fundrise eREIT may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7)

of the Investment Company Act, together with any other investment securities Fundrise eREIT may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.
The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. Fundrise eREIT treats companies in which Fundrise eREIT owns at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of Fundrise eREIT is made by Fundrise eREIT. Fundrise eREIT also treats subsidiaries of which Fundrise eREIT or its wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which Fundrise eREIT’s agreement or the agreement of its wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. Fundrise eREIT reached its conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. Fundrise eREIT has not asked the SEC staff for concurrence of its analysis and it is possible that the SEC staff could disagree with any of these determinations. If the SEC staff were to disagree with this treatment of one or more companies as majority-owned subsidiaries, Fundrise eREIT would need to adjust its strategy and its assets. Any such adjustment in our strategy could have a material adverse effect on Fundrise eREIT.
Fundrise eREIT believes that neither Fundrise eREIT nor certain of its subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because Fundrise eREIT and the subsidiaries will not engage primarily or hold themselves out as being primarily engaged in the business of investing, reinvesting or trading in securities. Rather, Fundrise eREIT and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, Fundrise eREIT and its subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.
Certain of Fundrise eREIT’s subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which Fundrise eREIT refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.
Qualification for exemption from registration under the Investment Company Act will limit Fundrise eREIT’s ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, Fundrise eREIT may be required to adjust its strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to Fundrise eREIT, or it could further inhibit Fundrise eREIT’s ability to pursue the strategies it has chosen.
The loss of Fundrise eREIT’s exclusion from regulation pursuant to the Investment Company Act could require it to restructure operations, sell certain of its assets or abstain from the purchase of certain assets, which could have an adverse effect on its financial condition and results of operations. See “Risk Factors — Risks related to Our Organizational Structure — Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations”.
Legal Proceedings
As of the date of this Information Statement, Fundrise eREIT and the Fundrise Merger Entities are not named as a defendant in any active or pending material litigation. However, it is possible that Fundrise eREIT or any of the Fundrise Merger Entities (prior to the consummation of the Mergers) could become involved in various litigation matters arising in the ordinary course of their business. Although Fundrise eREIT and the Fundrise Merger Entities are unable to predict with certainty the eventual outcome of any litigation, the Manager is not aware of any litigation likely to occur that is currently being assessed as being significant to Fundrise eREIT or any of the Fundrise Merger Entities.

INVESTMENT OBJECTIVES AND STRATEGY FOR FUNDRISE eREIT, LLC AND
THE FUNDRISE MERGER ENTITIES
The following includes a discussion of certain of Fundrise eREIT’s, which will be put in place after the consummation of the Mergers, and the Fundrise Merger Entities’ investment, financing and other policies. These policies may be amended from time to time without notice to or a vote of shareholders.
Investment Objectives
Fundrise eREIT will have similar investment objectives to the Fundrise Merger Entities set forth below. Fundrise eREIT’s investment objective will be to seek to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets. The following chart sets forth the investment objectives of Fundrise eREIT and each Fundrise Merger Entity:
Investment Objectives
Fundrise eREIT	• To seek to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets.
Development eREIT
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To realize growth in the value of our investments over the long term;

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To grow net cash from operations so that cash flow is available for distributions to investors over the long term; and

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To preserve, protect and return your capital contribution.

Equity REIT
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To realize growth in the value of our investments over the long term;

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To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

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To preserve, protect and return your capital contribution.

East Coast
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To realize growth in the value of our investments over the long term;

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To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term;

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To pay attractive and consistent cash distributions; and

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To preserve, protect and return your capital contribution.

Growth eREIT II
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To realize growth in the value of our investments over the long term;

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To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

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To preserve, protect and return your capital contribution.

Growth eREIT III
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To realize growth in the value of our investments over the long term;

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To grow net cash from operations so that cash flow is available for distributions to investors over the long term; and

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To preserve, protect and return your capital contribution.

Midland
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To realize growth in the value of our investments over the long term;

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To grow net cash from operations so that cash flow is available for distributions to investors over the long term;

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To pay attractive and consistent cash distributions; and

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To preserve, protect and return your capital contribution.

Investment Objectives
West Coast
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To realize growth in the value of our investments over the long term;

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To grow net cash from operations so that cash flow is available for distributions to investors over the long term;

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To pay attractive and consistent cash distributions; and

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To preserve, protect and return your capital contribution.

Within Fundrise eREIT’s and the Fundrise Merger Entities’ investment objectives and policies, the Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of their assets. The Manager’s investment committee reviews their investment guidelines at least annually to determine whether such investment guidelines continue to be in the best interests of our shareholders. Fundrise eREIT’s and the Fundrise Merger Entities’ investment objectives can be changed by the Manager without shareholder approval.
Investment Strategy
Each Fundrise Merger Entity pursues, and, subsequent to consummation of the Mergers, Fundrise eREIT plans to pursue, its respective investment objectives by investing substantially all of its assets in a diversified portfolio of residential and commercial real estate through majority-owned entities, joint ventures, and co-investment arrangements that offer rights to receive preferred economic returns.
Fundrise eREIT
Fundrise eREIT will pursue its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes), in a diversified portfolio of private real estate (real property whose ownership interests are not traded on public markets) and publicly traded real estate-related investments. Such investments may be comprised of the following primary asset classes: (i) Private CRE, and (ii) Publicly Traded Real Estate Securities. Generally, CRE assets are properties owned for business and investment purposes, as opposed to owner occupied properties serving as a primary residence. The CRE assets underlying the Fund’s Private CRE and Publicly Traded Real Estate Securities include office, retail and industrial properties, and certain multifamily and single family properties that are commercially owned, financed, and managed (e.g., “build-to-rent”). Fundrise eREIT’s investments in Private CRE may include whole interests in real properties (under normal circumstances, Fundrise eREIT does not expect to invest more than 50% of its net assets in whole interests in real properties), partial interests in real properties, mortgage debt, mezzanine debt (which is generally indebtedness secured by equity of an entity that owns real estate) and other private real estate investments, such as private real estate funds. Fundrise eREIT’s investments in Publicly Traded Real Estate Securities may include CMBS, RMBS and other equity or debt securities issued by real estate-related companies, REITs or real estate-related investment companies.
Fundrise eREIT seeks to invest across a variety of real estate asset classes, property types, positions in the capital structure such as senior or subordinate mortgage debt, mezzanine debt, preferred equity and common equity, and geographic locations; however, Fundrise eREIT anticipates that it will focus its CRE investments primarily in industrial, multifamily and single family residential real estate that is commercially owned, financed, and managed. These investments are expected to include, but will not necessarily be limited to, professionally-managed communities of single-family rentals that are purpose “build-for-rent” properties frequently located in contiguous portfolios.
On a long-term basis, under normal market conditions, the Manager seeks to allocate Fundrise eREIT’s portfolio generally in accordance with the following targeted percentages of net assets (plus the amount of any borrowings for investment purposes): 60-90% to Private CRE; and up to 40% to Publicly Traded Real Estate Securities and cash or cash equivalents and other short-term investments to facilitate liquidity for periodic repurchases. The Manager will have the ability to allocate Fundrise eREIT’s portfolio between Private CRE and Publicly Traded Real Estate Securities, subject to the supervision and direction of the Manager.

Fundrise eREIT typically gains exposure to its Private CRE through Real Estate Investment Vehicles. The potential investment structure of the Real Estate Investment Vehicles themselves may also vary. The Real Estate Investment Vehicles may be entities, including special purpose vehicles, in which Fundrise eREIT has a majority or minority interest or wholly owned subsidiaries of the Fund. The Real Estate Investment Vehicles may include Wholly Owned Entities and Joint Venture Entities. A “Wholly Owned Entity” is any entity that is wholly owned by Fundrise eREIT, and a “Joint Venture Entity” is an entity in which Fundrise eREIT will co-invest alongside unaffiliated third party investors.
Fundrise eREIT may seek to originate, acquire and structure a wide variety of commercial real estate loans, including, without limitation, senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes) or mezzanine loans, which may be in the form of whole loans, secured and unsecured loans, senior and second lien loans or similar investments, or participation interests in such loans or investments. The loans Fundrise eREIT originates may vary in maturity and/or duration. Fundrise eREIT is not limited in the amount, size or type of loans it may originate, including with respect to a single borrower, other than pursuant to any applicable law. Fundrise eREIT’s origination of loans may also be limited by Fundrise eREIT’s intention to maintain its qualification for taxation as a REIT.
Fundrise eREIT may invest in securities issued by private real estate funds that may be structured as corporations, limited partnerships or limited liability companies and that hold real estate assets including office, retail and industrial properties, and certain multifamily and single family residential and office properties that are commercially owned, financed, and managed (e.g., “build-to-rent”). Fundrise eREIT seeks, through private real funds, to focus primarily on private real estate investments or on investments in real estate operating companies that acquire, develop and manage real estate.
Fundrise eREIT may invest in securities of any credit quality, maturity and duration to enhance its income and capital appreciation potential and to provide liquidity to the overall portfolio. This may include, without limit, securities that are rated below investment grade by rating agencies or unrated securities that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “high yield” securities or “junk bonds,” may have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
Fundrise eREIT may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes.
Fundrise eREIT may use leverage to provide additional funds to support its investment activities. Fundrise eREIT expects to utilize debt financing consisting of property level debt (mortgages on the Fundrise eREIT’s properties that are generally not recourse to Fundrise eREIT) and entity level debt (non-mortgage debt at Fundrise eREIT). Property level debt will be incurred by special purpose vehicles held by Fundrise eREIT (including as part of a joint venture with a third party) and secured by real estate owned by such special purpose vehicles. Such special purpose vehicles would own real estate assets and would borrow from a lender using the owned property as mortgage collateral.
Fundrise Merger Entities
The Fundrise Merger Entities, originate, acquire, asset manage, operate, selectively leverage, syndicate and opportunistically sell:
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with respect to West Coast, Midland and East Coast, multifamily rental properties and development projects and, with respect to East Coast only, industrial properties, through the acquisition of equity interests in such properties or debt (including senior mortgage loans, subordinated mortgage loans (“B-Notes”), mezzanine loans, and participations in such loans), as well as commercial real estate debt securities and other real estate-related assets, where the underlying assets primarily consist of such properties.

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with respect to Development eREIT and Growth III, real estate properties and real estate and real estate-related assets on an opportunistic basis.

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with respect to Equity REIT and Growth II, commercial real estate properties and real estate and real estate-related assets on an opportunistic basis.

The management of the Fundrise Merger Entities has extensive experience investing in numerous types of properties. While certain of the Fundrise Merger Entities may focus their investments primarily in specific areas and types of property, all of the Fundrise Merger Entities may also acquire a wide variety of commercial and non-commercial properties, including, without limitation, office, industrial, retail, hospitality, recreation and leisure, single-tenant residential, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include properties or multifamily properties, as the case may be, purchased for renovation or conversion into condominiums and single-tenant properties that may be converted for another use, including multifamily use or industrial use, in each case as may be applicable to the specific investment strategy of the Fundrise Merger Entity. The Fundrise Merger Entities focus on acquiring properties with significant possibilities for capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. The Fundrise Merger Entities also may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise, and in bridge and mezzanine loans that may lead to an opportunity to purchase a real estate interest. In addition, to the extent that the Manager and its investment committee determines that it is advantageous, the Fundrise Merger Entities also may make or invest in commercial mortgage-backed securities, mortgage loans and tenant-in-common interests. The Fundrise Merger Entities expect that their portfolios of debt investments, if any will continue to be secured primarily by U.S. based collateral, that may primarily be multifamily rental properties and development projects and, with respect to East Coast only, industrial properties, or, for Development eREIT and Growth II, commercial real estate properties and development projects, and, in each case, diversified by security type, property type and geographic location, as applicable.
The Fundrise Merger Entities may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Manager, including present and future real estate investment offering and REITs sponsored by affiliates of the Sponsor. The Fundrise Merger Entities also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements.
For West Coast, Midland, East Coast and Equity REIT only, for real estate debt investments, the Manager intends to directly structure, underwrite and originate many of the debt products in which such entities invest as this provides for the best opportunity to manage their borrower and partner relationships and optimize the terms of their investments. West Coast’s, Midland’s, East Coast’s, and Equity REIT’s proven underwriting process, which the management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at the Sponsor, involves comprehensive financial, structural, operational and legal due diligence of borrowers and partners in order to optimize pricing and structuring and mitigate risk.
Leverage Policy
The Fundrise Merger Entities and Fundrise eREIT may selectively employ leverage to enhance total returns to their shareholders through a combination of senior financing on their real estate acquisitions, secured facilities, and capital markets financing transactions. Each Fundrise Merger Entity’s and Fundrise eREIT’s target portfolio-wide leverage is between 50-85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of its assets. The Fundrise Merger Entities seek, and Fundrise eREIT will seek, to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The Manager may from time to time modify the leverage policies of the Fundrise Merger Entities and Fundrise eREIT in its discretion. In the event that the Manager modifies Fundrise eREIT’s leverage policy, Fundrise eREIT will plan to notify shareholders by disclosing the modification in a subsequent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever occurs first. However, it is their policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of their assets. Each Fundrise Merger Entity and Fundrise eREIT cannot exceed the leverage limit of its leverage policy unless any excess in borrowing over such level is approved by the Manager’s investment committee. It is possible that leverage currently utilized by one or more of the Fundrise Merger Entities will be assumed by Fundrise eREIT as of the Mergers.
Each Fundrise Merger Entity and Fundrise eREIT, in executing on its business strategy, believes that it benefits from the Manager’s affiliation with the Sponsor given the Sponsor’s strong track record and extensive experience and capabilities as an online real estate origination and funding platform. These competitive advantages include:
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The Sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to the Fundrise Merger Entities’ targeted assets and the key market data we use to underwrite and portfolio manage assets;

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The Sponsor’s direct and online origination capabilities, which are amplified by a proprietary technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

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The Sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets the Fundrise Merger Entities intend to acquire and originate;

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The Sponsor’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and

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The Sponsor’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

Investment Decisions and Asset Management
Within each Fundrise Merger Entity’s and Fundrise eREIT’s investment policies and objectives, the Manager’s investment committee has substantial discretion with respect to the selection of specific investments and the purchase and sale of such Fundrise Merger Entity’s or Fundrise eREIT’s assets. The Fundrise Merger Entities and Fundrise eREIT believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, the Fundrise Merger Entities have developed, and Fundrise eREIT will develop, a disciplined investment approach that combines the experience of its team of real estate and debt finance, to the extent applicable, professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.
The Fundrise Merger Entities and Fundrise eREIT believe that active management is critical to creating value. They also develop a well-defined exit strategy for each investment they make. Specifically, the Fundrise Merger Entities assign, and Fundrise eREIT will assign, an exit or refinance timeline to each asset they acquire prior to its purchase as part of the original business plan for the asset. The Fundrise Merger Entities then continually re-evaluate, and Fundrise eREIT will continually re-evaluate, the exit strategy of each asset in response to the performance of the individual asset, market conditions and the overall portfolio objectives to determine the optimal time to sell the asset.
To execute their disciplined investment approach, a team of each Fundrise Merger Entity’s and Fundrise eREIT’s real estate and debt finance professionals take, or will take, as applicable, responsibility for the business plan of each investment. The following practices summarize the investment approach of each Fundrise Merger Entity and of Fundrise eREIT:
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Local Market Research — The investment team extensively researches the acquisition and/or origination and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

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Underwriting Discipline — The Fundrise Merger Entities follow, and Fundrise eREIT will follow, a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those assets meeting each Fundrise

Merger Entity’s or Fundrise eREIT’s investment criteria will be accepted for inclusion in its portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.
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Risk Management — Risk management is a fundamental principle in each Fundrise Merger Entity’s and Fundrise eREIT’s construction of portfolios and in the management of each investment. Diversification of portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Each Fundrise Merger Entity’s and Fundrise eREIT’s real estate and debt finance professionals review or will review, as applicable, the operating performance and history of its joint-venture and development partners against projections and provide the oversight necessary to detect and resolve issues as they arise.

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Asset Management — Prior to the purchase of an individual asset or portfolio, the Manager closely works with the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Each Fundrise Merger Entity reviews, and Fundrise eREIT will review, asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Each Fundrise Merger Entity has designed, and Fundrise eREIT will design, this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Targeted Investments
Prior to acquiring an asset, the Manager’s investment committee performs, or will perform with respect to Fundrise eREIT, an individual analysis of the asset to determine whether it meets the applicable Fundrise Merger Entity’s, or will meet Fundrise eREIT’s, investment guidelines, including the probability of sale at an optimum price within the targeted holding period. The Manager’s investment committee then uses, or will use with respect to Fundrise eREIT, the information derived from such analysis to determine whether the asset is an appropriate investment for the applicable Fundrise Merger Entity or for Fundrise eREIT.
Fundrise eREIT will invest, consistent with the specific investment strategy noted above under the section entitled “Investment Objectives and Strategy for Fundrise eREIT, LLC and the Fundrise Merger Entities — Investment Strategy — Fundrise eREIT.” Such investments may be comprised of the following primary asset classes: (i) Private CRE, and (ii) Publicly Traded Real Estate Securities. Fundrise eREIT will seek to invest across a variety of real estate asset classes, property types, positions in the capital structure such as senior or subordinate mortgage debt, mezzanine debt, preferred equity and common equity, and geographic locations; however, Fundrise eREIT anticipates that it will focus its CRE investments primarily in industrial, multifamily and single family residential real estate that is commercially owned, financed, and managed. These investments are expected to include, but will not necessarily be limited to, professionally-managed communities of single-family rentals that are purpose “build-for-rent” properties frequently located in contiguous portfolios. The Manager will have the ability to allocate Fundrise eREIT’s portfolio between Private CRE and Publicly Traded Real Estate Securities, subject to the supervision and direction of the Manager.
Each of West Coast, East Coast and Midland has invested, and intends to continue to invest, consistent with the specific investment strategy noted above as well in other asset classes and property classifications. These properties may be existing or newly constructed properties, properties under development or construction, properties not yet developed or raw land for development or resale and may include multifamily, or with respect to East Coast only, industrial, rental properties purchased for conversion into condominiums and single-tenant properties that may be converted for multifamily or industrial use, as the case may be. In each case, the properties are identified by West Coast, East Coast or Midland, as applicable, as opportunistic investments. These properties are identified as such because of their property-specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets with high growth potential or that are available from distressed sellers may present appropriate investments for the West Coast, East Coast and/or Midland.

For Development eREIT, in the case of real estate-related investments, it may invest in (i) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (ii) debt securities such as commercial mortgages, mortgage loan participations, commercial mortgage-backed securities and debt securities issued by other real estate companies, and (iii) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities. In each case, real estate related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income.
Each Fundrise Merger Entity also has acquired, and intends to continue to acquire, commercial real estate loans by directly originating the loans and by purchasing them from third party sellers. Although the Fundrise Merger Entities generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of the Manager’s management team in making distressed investments greatly augments each of the Fundrise Merger Entity’s capabilities in this area. West Coast and Midland hold their assets for a period of approximately five years from the one year anniversary of the qualification of their respective initial offerings. East Coast intends to continue to hold its assets over the long term. Each Fundrise Merger Entity believes that holding its assets for this period or indefinitely over the long term, as applicable, enables it to capitalize on the potential for increased income and capital appreciation of such assets. Though each Fundrise Merger Entity evaluates each of its assets for capital appreciation generally within a targeted holding period of approximately five years from the one year anniversary of the qualification of its initial offering or a long term holding period, as applicable, such REIT may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of such REIT. Further, economic or market conditions, or the tax rules applicable to REITs, may influence the Fundrise Merger Entities to hold their investments for different periods of time.
Fundrise eREIT may seek to originate, acquire and structure a wide variety of commercial real estate loans, including, without limitation, senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes) or mezzanine loans, which may be in the form of whole loans, secured and unsecured loans, senior and second lien loans or similar investments, or participation interests in such loans or investments. The loans Fundrise eREIT originates may vary in maturity and/or duration. Fundrise eREIT is not limited in the amount, size or type of loans it may originate, including with respect to a single borrower, other than pursuant to any applicable law. Fundrise eREIT’s origination of loans may also be limited by Fundrise eREIT’s intention to maintain its qualification for taxation as a REIT. Fundrise eREIT may invest in securities of any credit quality, maturity and duration to enhance its income and capital appreciation potential and to provide liquidity to the overall portfolio. This may include, without limit, securities that are rated below investment grade by rating agencies or unrated securities that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “high yield” securities or “junk bonds,” may have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
As a result of each Fundrise Merger Entity’s flexibility to invest in a variety of types of real estate and real estate-related assets rather than in specific limited asset types, their intent to target assets with significant possibilities for near-term capital appreciation or higher current income, each Fundrise Merger Entity believes that its investments have the potential to provide a rate of return superior to real estate programs that invest in a limited range of asset types, have a longer targeted holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies. Fundrise eREIT will have similar flexibility to invest in a variety of types of real estate and real estate-related assets and will also target assets with significant possibilities for near-term capital appreciation, resulting in investments that Fundrise eREIT believes will also have the potential to provide a rate of return superior to real estate programs that invest in a limited range of asset types, utilize leverage to a lesser degree and/or employ more conservative investment strategies.
In cases where the Manager’s investment committee determines that it is advantageous to Fundrise eREIT to make investments in which the Sponsor or its affiliates do not have substantial experience, it is the

Manager’s investment committee’s intention to employ persons, engage consultants or partner with third parties that have, in the Manager’s investment committee’s opinion, the relevant expertise necessary to assist the Manager’s investment committee in its consideration, making and administration of such investments, consistent with the current process used for the Fundrise Merger Entities.
Investments in Real Property
In executing its investment strategy with respect to investments in real property, each Fundrise Merger Entity seeks to invest in assets that it believes may be repositioned or redeveloped so that they reach an optimum value within approximately five years from the one year anniversary of the qualification of its initial offering or over the long term, as applicable. Fundrise eREIT will not be limited by a similar duration requirement. Each Fundrise Merger Entity and Fundrise eREIT may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, each Fundrise Merger Entity and Fundrise eREIT may invest in properties that it believes are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and it intends to renew leases or replace existing tenants at the properties for improved returns. Each Fundrise Merger Entity and Fundrise eREIT may acquire properties in markets that are depressed or overbuilt with the anticipation that, within its targeted holding period, the markets will recover and favorably impact the value of these properties. Each Fundrise Merger Entity and Fundrise eREIT may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that it can achieve better success with the properties. Many of the markets where the Fundrise Merger Entities and Fundrise eREIT acquire or will acquire properties may have high growth potential in real estate lease rates and sale prices. To the extent feasible, each Fundrise Merger Entity and Fundrise eREIT will invest in a diversified portfolio of properties consistent with the specific investment strategy for such entity set forth above, in terms of geography, if applicable, type of property and industry of its tenants will satisfy its investment objectives of preserving its capital and realizing capital appreciation upon the ultimate sale of its properties. In making investment decisions for each Fundrise Merger Entity, or subsequent to the confirmation of the Mergers, for Fundrise eREIT, the Manager’s investment committee will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income and REIT tax considerations.
The Fundrise Merger Entities are not, and Fundrise eREIT will not be, limited in the number or size of properties they may acquire or the amount that they may invest in a single property. The number and mix of properties each Fundrise Merger Entity acquires, and Fundrise eREIT will acquire, depends upon real estate and market conditions and other circumstances existing at the time it acquires its properties and cash available on its balance sheet.
Each Fundrise Merger Entity’s investment in real estate generally takes the form of holding fee title or a long-term leasehold estate, and is most commonly owned through a special purpose entity with a joint venture partner. The Fundrise Merger Entities acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the Sponsor. In addition, each Fundrise Merger Entity may purchase properties and lease them back to the sellers of such properties. Although each Fundrise Merger Entity uses its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that it will be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Tax Treatment of Fundrise eREIT, LLC — Gross Income Tests — Sale-Leaseback Transactions.”
Each of West Coast, East Coast and Midland focus on markets with high growth potential, including (i) the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR MSAs for West Coast, the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the Washington, D.C. Philadelphia, PA and high growth Sunbelt states for East Coast, and Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO MSAs for Midland. Development eREIT focuses on markets with high growth potential. As a result, each Fundrise Merger Entity’s actual investments may result in concentrations in a limited number of geographic regions. Each Fundrise Merger Entity makes, and Fundrise eREIT will make, its investments in or in respect of real estate assets located in the United States. Fundrise eREIT will not limit its investments based on a specific geographic focus.
Each Fundrise Merger Entity’s obligation to purchase any property is generally conditioned, and Fundrise eREIT obligations to purchase any property will be conditioned, upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:
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plans and specifications;

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environmental reports;

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surveys;

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evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

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auditable financial statements covering recent operations of properties having operating histories; and

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title and liability insurance policies.

The Fundrise Merger Entities generally do not purchase any property, and Fundrise eREIT does not intend to purchase any property, unless and until they obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.
Generally, sellers engage and pay third party brokers or finders in connection with the sale of an asset. However, although the Fundrise Merger Entities do not, and Fundrise eREIT will not, expect to do so on a regular basis, they may from time to time compensate third party brokers or finders in connection with their acquisitions.
The Fundrise Merger Entities and Fundrise eREIT may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, a Fundrise Merger Entity and Fundrise eREIT may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing, leasing and developing properties, the Fundrise Merger Entities are, and Fundrise eREIT will be, subject to risks generally incident to the ownership of real estate.
Multifamily Rental Properties and Development Projects.   West Coast, East Coast and Midland acquire and develop multifamily and development properties for rental operations as apartment buildings and/or for conversion into condominiums. West Coast, East Coast and Midland define development projects to include a range of activities from major renovation and lease-up of existing buildings to ground up construction. In each case, these multifamily and development communities must meet West Coast’s, East Coast’s and Midland’s investment objectives and may include conventional multifamily rental properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, West Coast, East Coast and Midland may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. Each Fundrise Merger Entity may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance shareholder returns. Location, condition, design and amenities are key characteristics for apartment communities and condominiums. West Coast,

East Coast and Midland focus on major metropolitan areas in the West Coast, the East Coast, and Texas, Chicago and Denver, respectively, and may invest in other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.
The terms and conditions of any apartment lease that West Coast, East Coast and Midland enter into with its residents may vary substantially; however, each of West Coast, East Coast and Midland expect that a majority of its leases will continue to be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for such apartment communities are required to submit a credit application.
Multifamily and Mixed-Use Properties.   Development eREIT, Equity REIT, Growth II and Growth III may acquire and develop multifamily and mixed-use properties for rental operations as apartment buildings and/or for conversion into condominiums. In each case, these multifamily and mixed-use communities meet Development eREIT’s, Equity REIT’s, Growth II’s and Growth III’s investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, Development eREIT, Equity REIT, Growth II and Growth III may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. Development eREIT, Equity REIT, Growth II and Growth III may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance shareholder returns. Location, condition, design and amenities are key characteristics for apartment communities and condominiums. Development eREIT, Equity REIT, Growth II and Growth III focus on major metropolitan areas and other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.
The terms and conditions of any apartment lease that Development eREIT, Equity REIT, Growth II or Growth III enters into with its residents may vary substantially; however, each of Development eREIT, Equity REIT, Growth II and Growth III expect that a majority of its leases will continue to be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for Development eREIT’s, Equity REIT’s, Growth II’s or Growth III’s apartment communities are required to submit a credit application.
Office Properties.   Development eREIT, Equity REIT, Growth II and Growth III may acquire and develop office properties for rental operations. In each case, these office properties meet Development eREIT’s, Equity REIT’s, Growth II’s or Growth III’s investment objectives and may include low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation. Specifically, Development eREIT, Equity REIT, Growth II and Growth III may acquire office properties that may benefit from enhancement or repositioning and development assets. Development eREIT, Equity REIT, Growth II and Growth III may purchase any type of office property, including properties that require capital improvement or lease-up to enhance shareholder returns. Location, condition, design and amenities are key characteristics for office properties. Development eREIT, Equity REIT, Growth II and Growth III focus on major metropolitan areas and other markets and submarkets that are poised for high growth potential.
The terms and conditions of any office lease that Development eREIT, Equity REIT, Growth II or Growth III enters into with its tenants may vary substantially; however, it expects that a majority of its leases will continue to be standardized leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. All prospective tenants for Development eREIT’s, Equity REIT’s, Growth II’s or Growth III’s office properties are required to submit a credit application.
Retail Properties.   Development eREIT, Equity REIT, Growth II and Growth III may acquire and develop retail properties for rental operations. In each case, these retail properties meet Development eREIT’s, Equity REIT’s, Growth II’s and Growth III’s investment objectives and may include malls, power centers, strip centers, urban retail, and single tenant properties with credit or non-credit tenants. Specifically, Development eREIT, Equity REIT, Growth II and Growth III may acquire retail properties that may benefit from enhancement or repositioning and development assets. Development eREIT, Equity REIT, Growth II and Growth III may purchase any type of retail property, including properties that require capital improvement or lease-up to enhance shareholder returns. Location, condition, design and amenities are key characteristics for retail properties. Development eREIT, Equity REIT, Growth II and Growth III focus on major metropolitan areas and other markets and submarkets that are poised for high growth potential.
The terms and conditions of any retail lease that Development eREIT, Equity REIT, Growth II or Growth III enters into with its tenants may vary substantially; however, it expects that a majority of its leases will continue to be standardized leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. All prospective tenants for Development eREIT’s, Equity REIT’s, Growth II’s and Growth III’s retail properties are required to submit a credit application.
Industrial Properties.   East Coast, Development eREIT, Equity REIT, Growth II and Growth III may acquire and develop industrial properties for rental operations. In each case, these industrial properties meet East Coast’s, Development eREIT’s, Equity REIT’s, Growth II’s or Growth III’s, as applicable, investment objectives and may include warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties. Specifically, East Coast, Development eREIT, Equity REIT, Growth II and Growth III may acquire industrial properties that may benefit from enhancement or repositioning and development assets. East Coast, Development eREIT, Equity REIT, Growth II and Growth III may purchase any type of industrial property, including properties that require capital improvement or lease-up to enhance shareholder returns. Location and condition are key characteristics for industrial properties. Development eREIT, Equity REIT, Growth II and Growth III focus on major metropolitan areas and other markets and submarkets that are poised for high growth potential.
The terms and conditions of any retail lease that East Coast, Development eREIT, Equity REIT, Growth II or Growth III enters into with its tenants may vary substantially; however, they expects that a majority of their leases will continue to be standardized leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. All prospective tenants for Development eREIT’s, East Coast’s, Equity REIT’s, Growth II’s and Growth III’s retail properties are required to submit a credit application.
Fundrise eREIT’s Property-Type Focus.   Fundrise eREIT will seek to invest across a variety of real estate asset classes and property types, in various geographies, and expects to focus its CRE investment primarily on industrial, multifamily and single-family residential real estate that is commercially owned, financed, and managed. These investments are expected to include, but will not necessarily be limited to, professionally-managed communities of single-family rentals that are purpose “build-for-rent” properties frequently located in contiguous portfolios. In each case, these properties will meet Fundrise eREIT’s investment objectives.
The terms and conditions of any lease that Fundrise eREIT may enter into in connection with these investments will vary substantially; however, Fundrise eREIT expects that a majority of its leases will be standardized leases customarily used for the specific type and use of the property in the geographic area where the property is located.
Joint Venture Investments.   The Fundrise Merger Entities and Fundrise eREIT may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with the Sponsor for the acquisition, development or improvement of properties, as applicable, for the purpose of diversifying their portfolios of assets. The Fundrise Merger Entities and Fundrise eREIT may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of a Fundrise Merger Entity’s or Fundrise eREIT’s shareholders, by leveraging its acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify access to equity capital; (3) “leverage” invested capital to promote its brand and increase market share; and (4) obtain the participation of sophisticated partners in real estate decisions. In determining whether to invest in a particular joint venture, the Manager’s investment committee evaluates the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this Information Statement for each Fundrise Merger Entity’s or Fundrise eREIT’s selection of real property investments.
Data Centers and AI Infrastructure
Investment Objective
The Company may invest in data centers and related digital infrastructure to seek attractive, risk-adjusted total returns through (i) current income and (ii) long-term capital appreciation. The Company believes demand for compute, storage, and network capacity — particularly for cloud workloads and artificial intelligence (“AI”) training and inference — may support durable cash flows for well-located, well-powered facilities operated by high-quality tenants and counterparties. The Company expects this strategy to complement other real estate investments by providing exposure to long-duration contractual revenues, mission-critical tenancy, and secular growth drivers, subject to the risks described below.
Investment Strategy
The Company’s data center and AI infrastructure strategy focuses on acquiring, developing, financing, and/or investing in interests in (a) stabilized data center real estate, (b) value-add and development-stage data center projects, and (c) adjacent infrastructure and real estate that enable AI and high-performance computing (“HPC”) deployment (collectively, “Digital Infrastructure Investments”). These investments may be made directly or indirectly, including through joint ventures, special purpose vehicles, platform investments, private funds, public and private REITs, operating companies, and other pooled investment vehicles.
Commercial Real Estate Loans — West Coast, East Coast, and Midland Only
Each of West Coast, East Coast and Midland may acquire commercial real estate loans related to multifamily rental properties and development projects and, with respect to East Coast only, industrial properties, by directly originating the loans and by purchasing them from third party sellers. Although each of West Coast, East Coast, and Midland generally prefers the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of the Manager’s management team in making distressed investments greatly enhances each of West Coast’s, East Coast’s, and Midland’s capabilities in this area.
Each of West Coast’s, East Coast’s, and Midland’s primary focus is to originate and invest in the following types of commercial real estate loans:
Senior Mortgage Loans.   Each of West Coast, East Coast and Midland may invest in senior mortgage loans that are predominantly three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality multifamily rental properties and development projects and may be fixed or floating rate loans that immediately provide them with current income, which are referred to herein as current-pay loans. Each of West Coast, East Coast, and Midland expects that its senior mortgage loans will be primarily backed by properties located in the U.S. Each of West Coast, East Coast, and Midland expects to invest in senior mortgage loans with low loan-to-value ratios. Each of West Coast, East Coast, and Midland may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.
Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.
Subordinated Mortgage Loans, or B-Notes.   Each of West Coast, East Coast and Midland may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality multifamily rental properties and development projects and, with respect to East Coast only, industrial properties, primarily located in the U.S. Each of West Coast, East Coast, and Midland may create subordinated mortgage loans by creating participations of their directly originated first mortgage loans generally through syndications of senior interests or co-origination with a senior lender or may buy such assets directly from third party originators. Further, each of West Coast, East Coast, Midland expects that the re-emergence of the CMBS market will allow it to originate first mortgage loans to property owners with near-term liquidity issues and will allow it to contribute the senior AAA rated proceeds of the origination for inclusion in securitizations while retaining the subordinate debt at attractive returns. Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, each of West Coast, East Coast, Midland believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.
Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.
Mezzanine Loans.   These are loans secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. Each of West Coast, East Coast, and Midland may own mezzanine loans directly or may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. Mezzanine loans may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. Each of West Coast, East Coast, and Midland believe that opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive. In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition.
Investors in mezzanine loans are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.
Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, each of West Coast, East Coast and Midland may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on mezzanine loans or debt senior to a loan to West Coast, East Coast, or Midland, or in the event of a borrower bankruptcy, its mezzanine loan will be satisfied only after the senior debt has been repaid.
Investments in Debt-Related Real Estate Assets — West Coast, East Coast and Midland Only
In addition to West Coast, East Coast and Midland focus on origination of and investments in equity interests and debt where the underlying properties consist primarily of multifamily rental properties and development projects and, with respect to East Coast only, industrial properties. Each of West Coast, East

Coast and Midland may also invest in commercial real estate-related debt securities such as CMBS, CDOs, unsecured debt issued by REITs and interests in other securitized vehicles that own real estate-related debt. While each of West Coast, East Coast and Midland may invest in any commercial real estate-related debt securities, they expect that the majority of these investments would be CMBS.
CMBS.   CMBS are commercial mortgages which are pooled together in a trust. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. The commercial mortgage security is structured with credit enhancement to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).
The typical commercial mortgage is a five or ten year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors from foregone interest collections.
CDOs.   CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.
Publicly-Traded REIT Securities.   West Coast, East Coast and Midland may also choose to invest in senior unsecured debt securities of publicly-traded equity REITs. Publicly-traded equity REITs typically own large, diversified pools of commercial real estate properties and employ moderate leverage. Most of these companies specialize in particular property types such as regional malls, office properties, apartment properties and industrial warehouses. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.
Ratings of Commercial Real Estate-Related Debt Securities.   For CMBS and CDOs, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. West Coast, East Coast and Midland may invest in investment grade classes, non-investment grade classes or the equity of securitizations.
Investments in Debt-Related Real Estate Assets — Development eREIT, Equity REIT, Growth II and Growth III Only
While Development eREIT, Equity REIT, Growth II and Growth III principally intend to make equity investments in real estate, if they determine to make debt investments for a portion of their respective portfolios, they each would expect to invest in commercial real estate loans, as well as commercial real estate-related debt securities and other similar real estate-related assets (which may include investments in majority-owned subsidiaries with rights to receive preferred economic returns), by directly originating such investments and by purchasing them from third party sellers. Development eREIT, Equity REIT, Growth II and Growth III may also invest in CMBS, as well as other commercial real estate-related debt securities such as CDOs, unsecured debt issued by REITs and interests in other securitized vehicles that own real estate-related debt.
Fundrise eREITs Securities-Related Investments
Fundrise eREIT may seek to originate, acquire and structure a wide variety of commercial real estate loans, including, without limitation, senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes) or mezzanine loans, which may be in the form of whole loans, secured and unsecured loans, senior and second lien loans or similar investments, or participation interests in such loans or investments. The loans Fundrise eREIT originates may vary in maturity and/or duration. Fundrise eREIT is not limited in the amount, size or type of loans it may originate, including with respect to a single borrower, other than pursuant to any applicable law. Fundrise eREIT’s origination of loans may also be limited by Fundrise eREIT’s intention to maintain its qualification for taxation as a REIT. Further, Fundrise eREIT may invest in securities of any credit quality, maturity and duration to enhance its income and capital appreciation potential and to provide liquidity to the overall portfolio. This may include, without limit, securities that are rated below investment grade by rating agencies or unrated securities that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “high yield” securities or “junk bonds,” may have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Additionally, Fundrise eREIT may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. Fundrise eREIT may use leverage to provide additional funds to support its investment activities. Fundrise eREIT expects to utilize debt financing consisting of property level debt (mortgages on the Fundrise eREIT’s properties that are generally not recourse to Fundrise eREIT) and entity level debt (non-mortgage debt at Fundrise eREIT). Property level debt will be incurred by special purpose vehicles held by Fundrise eREIT (including as part of a joint venture with a third party) and secured by real estate owned by such special purpose vehicles. Such special purpose vehicles would own real estate assets and would borrow from a lender using the owned property as mortgage collateral.
Other Possible Investments
Although most of each Fundrise Merger Entity’s investments are, and Fundrise eREIT’s will be, of the types described above, they may make other investments, such as international investments. In fact, the Opportunistic Funds may invest in whatever types of interests in real estate- or debt-related assets that they believe are in its best interests. Although each Fundrise Merger Entity can, and Fundrise eREIT will be able to, purchase any type of interest in real estate- or debt-related assets, its conflicts of interest policy and operating agreement do, or will in the case of Fundrise eREIT, limit certain types of investments involving the Manager, the Sponsor, their officers or any of their affiliates. See “Conflicts of Interest — Certain Conflict Resolution Measures.”
Investment Process
Fundrise eREIT
The Manager will have the authority to make all the decisions regarding Fundrise eREIT’s investments consistent with the investment guidelines and borrowing policies approved by the Manager’s investment committee and subject to the limitations in Fundrise eREIT’s governing documents and the direction and oversight of the Manager’s investment committee. The Manager’s investment committee will be required to approve all investments other than investments consistent with the specific investment strategy set forth above for Fundrise eREIT. With respect to investments in commercial real estate, commercial real estate loans, and commercial real estate-related debt securities, as applicable, the Manager’s investment committee will adopt investment guidelines that the Manager will be required to follow when acquiring such assets on Fundrise eREIT’s behalf without the approval of the Manager’s investment committee. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. The Manager’s investment committee will formally review Fundrise eREIT’s investment guidelines at a duly called meeting on an annual basis and Fundrise eREIT’s investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to Fundrise eREIT’s investment guidelines will be required to be approved by the Manager’s investment committee.
The Manager focuses on the direct origination, sourcing, acquisition, select purchasing and management of properties. It will source Fundrise eREIT’s investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and investment, securitization or lending departments of major financial institutions.

In selecting investments for Fundrise eREIT, the Manager will utilize the Sponsor’s established investment and underwriting process, which will focus on ensuring that each prospective investment is evaluated appropriately. The criteria that the Manager will consider when evaluating prospective investment opportunities will include:
•
macroeconomic conditions that may influence operating performance;

•
real estate market factors that may influence real estate valuations, real estate lending and/or economic performance of real estate generally;

•
fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•
the operating expertise and financial strength of the sponsor or borrower;

•
real estate and leasing market conditions affecting the real estate;

•
the cash flow in place and projected to be in place over the expected hold period of the real estate;

•
the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•
a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•
review of third-party reports, including appraisals, engineering and environmental reports;

•
physical inspections of the real estate and analysis of markets; and

•
the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. With respect to commercial real estate loans, the Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection, and recourse provisions. The Manager will evaluate the asset’s position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset or underlying real estate collateral.
Fundrise Merger Entities
The Manager has the authority to make all the decisions regarding each Fundrise Merger Entity’s investments consistent with the investment guidelines and borrowing policies approved by the Manager’s investment committee and subject to the limitations in each Fundrise Merger Entity’s operating agreement and the direction and oversight of the Manager’s investment committee. The Manager’s investment committee must approve all investments other than investments consistent with the specific investment strategy set forth above for each Fundrise Merger Entity. With respect to investments in commercial real estate, commercial real estate loans, and commercial real estate-related debt securities, as applicable, the Manager’s investment committee has adopted investment guidelines that the Manager must follow when acquiring such assets on a Fundrise Merger Entity’s behalf without the approval of the Manager’s investment committee. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. The Manager’s investment committee formally reviews each Fundrise Merger Entity’s investment guidelines at a duly called meeting on an annual basis and each Fundrise Merger Entity’s investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to an Fundrise Merger Entity’s investment guidelines must be approved by the Manager’s investment committee.
The Manager focuses on the direct origination, sourcing, acquisition, select purchasing, and with respect to West Coast, East Coast and Midland management of multifamily rental properties and development projects and, with respect to East Coast only, industrial properties, including commercial real estate equity and commercial real estate loans and, with respect to Development eREIT, Equity REIT, Growth II and Growth III, the management of commercial real estate. It sources each Fundrise Merger Entity’s investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and investment, securitization or lending departments of major financial institutions.
In selecting investments for each Fundrise Merger Entity, the Manager utilizes the Sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager considers when evaluating prospective investment opportunities include:
•
macroeconomic conditions that may influence operating performance;

•
real estate market factors that may influence real estate valuations, real estate lending and/or economic performance of real estate generally;

•
fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•
the operating expertise and financial strength of the sponsor or borrower;

•
real estate and leasing market conditions affecting the real estate;

•
the cash flow in place and projected to be in place over the expected hold period of the real estate;

•
the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•
a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•
review of third-party reports, including appraisals, engineering and environmental reports;

•
physical inspections of the real estate and analysis of markets; and

•
the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. With respect to commercial real estate loans, if applicable to the Fundrise Merger Entity’s investment strategy, the Manager reviews the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection, and recourse provisions. The Manager evaluates the asset’s position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager analyzes each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset or underlying real estate collateral.
Borrowing Policy
The Fundrise Merger Entities and Fundrise eREIT believe that the Sponsor’s ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should continue to allow the Manager to successfully employ moderate levels of borrowing in order to enhance returns to shareholders. Although each Fundrise Merger Entity’s and Fundrise eREIT’s investment strategy is not contingent on financing its assets in the capital markets, the Sponsor’s past experience and ability in structuring and managing match-funded, flexible term debt facilities and securitization vehicles should continue to provide the Manager with an advantage in potentially obtaining conservatively structured term financing for many of the Fundrise Merger Entities and Fundrise eREIT’s investments, to the extent available, through capital markets and other financing transactions, including allowing the Fundrise Merger Entities and Fundrise eREIT to be among the first to access the capital markets when conditions permit.
The Fundrise Merger Entities and Fundrise eREIT may selectively employ leverage in order to provide more funds available for investment. The Fundrise Merger Entities and Fundrise eREIT believe that careful use of conservatively structured leverage helps them to achieve their diversification goals and potentially enhance the returns on their investments. Each Fundrise Merger Entity’s and Fundrise eREIT’s debt financing, on a portfolio-wide basis, will be between 50-85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. The Manager may from time to time modify each Fundrise Merger Entity’s and Fundrise eREIT’s leverage policy in its discretion. It is each Fundrise Merger Entity’s, and will be Fundrise eREIT’s, policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of its assets. Each Fundrise Merger Entity and Fundrise eREIT cannot exceed the leverage limit of its leverage policy unless any excess in borrowing over such level is approved by the Manager’s investment committee.
Operating Policies
Credit Risk Management.   The Fundrise Merger Entities and Fundrise eREIT may be exposed to various levels of credit and special hazard risk depending on the nature of their assets and the nature and level of credit enhancements supporting their assets. The Manager and its executive officers review and monitor, or, with respect to Fundrise eREIT, will review and monitor, credit risk and other risks of loss associated with each investment. In addition, the Fundrise Merger Entities seek, and Fundrise eREIT will seek, to diversify their portfolios of assets to avoid undue geographic, if applicable, issuer, industry and certain other types of concentrations. The Manager’s investment committee monitors the overall portfolio risk and levels of provision for loss.
Interest Rate Risk Management.   To the extent consistent with maintaining each Fundrise Merger Entity’s and Fundrise eREIT’s qualification as a REIT, it follows or will follow, as applicable, an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. The Fundrise Merger Entities and Fundrise eREIT intend to minimize their interest rate risk from borrowings by attempting to “match-fund”, which means the Manager seeks or will seek, as applicable, to structure the key terms of their borrowings to generally correspond with the expected holding period of their assets, if any, and their underlying leases and through hedging activities.
Hedging Activities.   The Fundrise Merger Entities and Fundrise eREIT may engage in hedging transactions to protect their investment portfolios and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as they determine is in the best interest of their shareholders, given the cost of such hedges and the need to maintain their qualifications as REITs. The Fundrise Merger Entities and Fundrise eREIT may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. The Fundrise Merger Entities and Fundrise eREIT may elect to bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.
Equity Capital Policies.   Under each Fundrise Merger Entity’s and Fundrise eREIT’s operating agreement, it has authority to issue an unlimited number of additional common shares or other securities. In particular, the Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in of such Fundrise Merger Entity or Fundrise eREIT, as applicable, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. The Manager may elect to: (i) sell additional shares in future public offerings, (ii) issue equity interests in private offerings or (iii) issue shares to the Manager, or its successors or assigns, in payment of an outstanding fee obligation.
Disposition Policies
With respect to East Coast, it expects to hold its properties for the long term and as each of the Fundrise Merger Entities’ investments reach what they believe to be its optimum value during the expected life of such REIT, they will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to their shareholders or investing the proceeds in other assets that they believe may produce a higher overall future return to their shareholders. West Coast and Midland anticipate that any such dispositions typically would occur during the period within approximately five years from the one-year anniversary of the qualification of its respective initial offering (subject to pursuing alternative means of providing liquidity). However, in accordance with each Fundrise Merger Entity’s investment objective of achieving maximum capital appreciation, it may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of the Manager’s investment committee, selling the asset is in the REIT’s best interest. The determination of when a particular investment should be sold or otherwise disposed of is made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether such Fundrise Merger Entity could apply the proceeds from the sale of the asset to make other investments consistent with its investment objectives, whether disposition of the asset would allow it to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or would impact its status as a REIT. Each Fundrise Merger Entity’s ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of its REIT status. Under applicable provisions of the Code regarding prohibited transactions, a REIT that sells a property, other than foreclosure property, that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” with respect to any such property and is subject to a 100% penalty tax on the net income from any such transaction unless the sale qualifies for a statutory safe harbor from application of the 100% tax. As a result, the Manager attempts to structure any disposition of a Fundrise Merger Entity’s properties with respect to which the Manager believes it could be viewed as a dealer in a manner to avoid this penalty tax through reliance on the safe harbor available under the Code or through the use of a TRS. See “Tax Treatment of Fundrise eREIT, LLC — Taxation of our Company”. Alternatively, the risk of incurring the 100% tax may require the Manager to forgo an otherwise attractive sale opportunity.
When a Fundrise Merger Entity or Fundrise eREIT determines to sell a particular property or other investment, it seeks to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions, though no assurances can be made that the objective will be realized. The selling price of a leased office, retail or industrial property is determined in large part by the amount of rent payable by the tenants. With respect to apartment communities, the selling price is determined in large part by the amount of rent payable by the residents. When determining the selling price of other types of real estate assets, such as hospitality and recreation and leisure properties, each Fundrise Merger Entity considers, and Fundrise eREIT will consider, to the extent applicable, such factors as expected future cash flow from the properties as well as industry-specific information. The terms of payment are affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.
For West Coast and Midland only, depending upon then prevailing market conditions, and subject to its consideration of alternative liquidity events, it is West Coast’s and Midland’s intention to consider beginning the process of liquidating their respective assets and distributing the net proceeds to their respective shareholders within approximately five years from the one year anniversary of the qualification of their respective initial offering. However, the Manager may determine to defer such liquidation beyond such fifth anniversary.
Amongst other factors, market conditions and each Fundrise Merger Entity’s and Fundrise eREIT’s status as a REIT could cause such Fundrise Merger Entity or Fundrise eREIT to delay the commencement of its liquidation or other liquidity event. Even after such Fundrise Merger Entity or Fundrise eREIT decides to liquidate, it is under no obligation to conclude its liquidation within a set time because the timing of the sale of its assets depends on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders that may prevail in the future, and there can be no assurances that an Fundrise Merger Entity will be able to liquidate. After commencing a liquidation, each Fundrise Merger Entity or Fundrise eREIT would continue in existence until all properties are sold and its other assets are liquidated. In general, the U.S. federal income tax rules applicable to REITs will require each Fundrise Merger Entity or Fundrise eREIT to complete its liquidation within 24 months following its adoption of a plan of liquidation. Compliance with this 24 month requirement could require such Fundrise Merger Entity or Fundrise eREIT to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” with potentially unfavorable tax consequences for its shareholders, or terminate its status as a REIT.

Liquidity Event
While not required, the Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in an Fundrise Merger Entity’s or Fundrise eREIT’s best interests. A liquidity transaction could consist of a sale or partial sale of its assets, a sale or merger of such Fundrise Merger Entity or Fundrise eREIT, a consolidation transaction with other companies managed by the Manager or its affiliates, a listing of its shares on a national securities exchange or a similar transaction. The Fundrise Merger Entities and Fundrise eREIT do not have a stated term, as each Fundrise Merger Entity and Fundrise eREIT believes setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of its shareholders.

DESCRIPTION OF REAL ESTATE AND OPERATING DATA OF FUNDRISE eREIT, LLC AND
THE FUNDRISE MERGER ENTITIES
Fundrise eREIT, LLC
Fundrise eREIT was organized as a Delaware limited liability company on October 16, 2025. Fundrise eREIT currently has no subsidiaries or operating history and does not own any properties. In the future, Fundrise eREIT will own properties indirectly through subsidiaries and may utilize one or more taxable REIT subsidiaries as appropriate. For more information, please see “Description of Fundrise eREIT’s Business and Properties”.
Competition
Fundrise eREIT’s net income will depend, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise eREIT competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Sponsor, many of which have greater financial resources and lower costs of capital available to them. In addition, there are numerous REITs with asset acquisition objectives similar to Fundrise eREIT, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise eREIT. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than Fundrise eREIT, the investment volume and profit margins for Fundrise eREIT’s investment portfolio could be impacted. Fundrise eREIT’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise eREIT has targeted for acquisition. Although the Manager believes that Fundrise eREIT is well positioned to compete effectively in each facet of the business, there is enormous competition in the market sector and there can be no assurance that Fundrise eREIT will compete effectively or that Fundrise eREIT will not encounter increased competition in the future that could limit our ability to conduct the business effectively.
In addition to making investments in accordance with the investment objectives, Fundrise eREIT uses its capital resources to make certain payments to the Manager. During Fundrise eREIT’s organization and offering stage, these payments include payments for reimbursement of certain organization and offering expenses. During Fundrise eREIT’s acquisition and development stage, it expects to make payments to the Manager in connection with the selection and origination or purchase of investments, the management of assets and costs incurred by the Manager in providing services to Fundrise eREIT.
Fundrise Development eREIT, LLC
Investments
The following tables summarize the asset acquisitions Fundrise Development eREIT, LLC has made as of the date of December 31, 2025. Note that the use of the term “controlled subsidiary” below is not intended to conform with the GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP.
Real Property Controlled Subsidiaries (JV Equity Investments)	Location	Property Type	Date of Acquisition	Purchase Price(1)
GlenLine Controlled Subsidiary	Washington, DC	Land	09/25/2019	$5,850,000
Hampton Station Controlled Subsidiary(4)	Greenville, SC	Mixed Use	11/19/2021	$1,891,000
CNP 108, LLC(2)	Los Angeles, CA	Mixed Use	12/26/2024	$9,455,000(3)
5957 Western, LLC(2)	Los Angeles, CA	Mixed Use	12/26/2024	$4,125,000
4801 WJ, LLC(2)	Los Angeles, CA	Mixed Use	12/26/2024	$4,654,000

(1)
Purchase Price refers to the total price paid by Fundrise Development eREIT, LLC for its pro rata share of the equity in the controlled subsidiary. The Purchase Prices are presented as of the date of acquisition, and have not been subsequently updated.

(2)
On December 26, 2024, the Company acquired a 25% tenancy-in-common (“TIC”) interest in 5957 Western, LLC, a 50% TIC interest in 4801 WJ, LLC and a 50% interest in CNP 108, LLC. The surviving investment in CNP 108, LLC is inclusive of the 50% purchase of the original interests in both the W420 Controlled Subsidiary and W421 Controlled Subsidiary for a purchase price of $5.0 million and $4.5 million, respectively.

(3)
Transaction in-kind. Member interest in CNP 108, LLC acquired in connection with the sale of the Company’s original interests in the W420 Controlled Subsidiary and the W421 Controlled Subsidiary.

(4)
On November 25, 2024, Hampton Station Holdings, LLC sold part of the Hampton Station property located in Greenville, SC for a sales price of approximately $11.1 million. Our distribution received from the sale totaled approximately $3.5 million. On January 24, 2025, Hampton Station Holdings, LLC sold an additional part of the Hampton Station property located in Greenville, SC for a sales price of approximately $45.4 million. Our distribution received from the sale totaled approximately $17.9 million. Hampton Station Holdings, LLC continues to own and operate the remaining Hampton Station property located in Greenville, SC.

As of the date of this Information Statement, Fundrise Development eREIT’s investments in companies that are accounted for under the equity method of accounting also included the initial and subsequent contributions to National Lending, LLC, a self-sustaining lending entity formed by the Manager and which is financed by each of the eREITs affiliated with the Sponsor, in exchange for ownership interests.
The following assets are owned by Fundrise SFR DEV JV 1, LLC (“Co-Investment”), a joint venture between Fundrise Development eREIT, LLC and Fundrise Real Estate Interval Fund, LLC.
Real Property Controlled Subsidiaries (SFR DEV JV 1, LLC Co-Investment Assets)	Location	Property Type	Date of Acquisition	Purchase Price(1)
Carmel Villas Controlled Subsidiary	Denton, TX	Land	04/02/2021	$6,594,000
Kingsland Heights Controlled Subsidiary(2)	Brookshire, TX	Single Family Rental	07/22/2021	$2,516,000

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary. The Purchase Prices are presented as of the date of acquisition, and have not been subsequently updated.

(2)
This investment has been redeemed as of the date of this Information Statement.

Real Property Controlled Subsidiaries (Wholly-Owned Investments)	Location	Type of Property	Approx. Square Footage at Acquisition	Date of Acquisition	Approx. Acquisition Cost	Projected Renovation Cost(1)	Projected Exit Price(1)	Projected Hold Period(1)
RSE W421 Controlled Subsidiary(4)	Los Angeles, CA	Commercial	11,300	07/25/2019	$7,325,000	$610,000	7,935,000	7 years
RSE C35 Controlled Subsidiary	Los Angeles, CA	Multifamily	5,300	07/31/2019	$4,195,000	$20,200,000	24,400,000	7 years
RSE V40 Controlled Subsidiary(3)	Brentwood, MD	Mixed-Use	60,000	11/08/2019	$4,120,000	$2,400,000	6,520,000	7 years
RSE R450 Investment	Brentwood, MD	Multifamily	43,500	11/08/2019	$7,660,000	$—	7,660,000	10 years
W420 Controlled Subsidiary(5)	Los Angeles, CA	Mixed-Use	15,000	12/06/2019	$7,490,000	$4,890,000	12,410,000	7 years
W372 Controlled Subsidiary	Los Angeles, CA	Multifamily	6,250	12/31/2019	$1,520,000	$900,000	2,420,000	7 years
W422 Controlled Subsidiary	Los Angeles, CA	Mixed-Use	11,250	08/24/2020	$3,055,000	$4,170,000	7,225,000	10 years
B19 Controlled Subsidiary(2)	Landover, MD	Unimproved Land	965,000	08/02/2021	$6,881,000	$52,119,000	59,000,000	10 years
C20 Controlled Subsidiary(2)	Alexandria, VA	Mixed-Use	290,000	08/02/2021	$39,105,000	$—	39,105,000	5 years

(1)
Projected renovation costs, exit prices, and hold periods presented are as of the date of acquisition and have not been subsequently updated.

(2)
These assets were acquired by Fundrise Development eREIT, LLC on August 2, 2021 in connection with the Development eREIT Merger. The acquisition costs, renovation costs, exit prices, and hold periods presented are as of the initial date of acquisition, and were not updated as of the date of the Development eREIT Merger.

(3)
This investment has been redeemed as of the date of this Information Statement.

(4)
On December 26, 2024, the Company sold its original interest in the RSE W421 Controlled Subsidiary and entered into a TIC transaction. Thereafter, the surviving investment in CNP 108, LLC is included as a JV equity investment.

(5)
On December 26, 2024, the Company sold its original interest in the W420 Controlled Subsidiary and entered into a TIC transaction. Thereafter, the surviving investment in CNP 108, LLC is included as a JV equity investment.

Loans	Type of Investment	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)
GlenLine Promissory Note(4)	Promissory Note	09/25/2019	5.5%	03/01/2020	$7,500,000

(1)
Annual Return refers to the projected annual preferred economic return that we are entitled to receive with priority payment over the other equity invested in the property. The annual return presented does not distinguish between returns that are paid current and those that accrue to the redemption date, nor does it include any increases in annual return that may occur in the future.

(2)
Redemption Date refers to the initial redemption date of each asset, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by the Company in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
This investment has been redeemed as of the date of this Information Statement.

The information below provides operating data on the C20 Controlled Subsidiary wholly owned investment, which represents the only wholly owned investment that amounts to more than 10% of our total investments as of the date of this Information Statement.
Year	Occupancy Rate	Average Effective Rent Per Annum(*) (in thousands)	Average Effective Annual Rent Per Square Foot
2020 (year of acquisition)	86%	$3,727	$14.75
2021	79%	$3,993	$15.77
2022	73%	$3,724	$14.69
2023	74%	$4,114	$16.23
2024	70%	$3,587	$14.15
2025	73%	$3,777	$14.90

*
Average Effective Annual Rent represents base rental income of rentable area, net of vacancy, free rent, concessions and credit loss (bad debt), and excludes ancillary income such as parking, percentage rent, reimbursements and other non-base rent charges.

One tenant occupies ten percent or more of the rentable square footage of the property. The following table includes a summary of future contractual minimum rent, lease expirations, and future rental square foot expirations for all tenants at this property (dollar amounts in thousands):

Year	Number of Expiring Leases(1)	Contractual Base Rent(2)	Rentable Square Footage to Expire(3)	% of Total Square Feet Expiring
2026	9	3,730	34,963	14%
2027	7	2,410	59,474	23%
2028	4	1,920	26,367	10%
2029	2	1,450	4,138	2%
2030	5	530	44,082	17%
2031	—	—	—	—
2032	—	—	—	—
2033	—	—	—	—
2034	—	—	—	—
Thereafter	—	—	—	—
Total	27	10,040	169,024	66.00%

(1)
As of December 31, 2025, approximately 36 rental units are occupied out of a total of 55 units within the rental property. The lease expirations in the table above exclude 4 units that are common areas, which generate no direct rental revenue, or executed leases that recognize rental revenue on a month-to-month basis.

(2)
Contractual base rent is determined as of December 31, 2025 and excludes month-to-month leases, tenant recoveries, straight-line rent, and above-market and below-market lease amortization.

(3)
The total square footage expiring is based on the total rentable square footage of approximately 253,000 square feet, which excludes common areas and month-to-month leases.

Additionally, this property is adequately covered by real estate insurance with an average ad-valorem realty tax rate of 1.35% based on the property’s most recently appraised value.
The following table summarizes the nature and amount of the material mortgages and other liens or encumbrances affecting the C20 property as of December 31, 2025 (dollar amounts in thousands):
Encumbrance Type	Interest Rate	Maturity Date	Balance as of December 31, 2025
Mortgage	7.75%	04/28/2028	$29,602
Fundrise Development eREIT, LLC’s co-investment in SFR DEV JV 1, LLC amounts to more than 10% of its total investments as of the date of this Information Statement. As of the date of this Information Statement, this equity method investment consists of one investment, the Carmel Villas Controlled Subsidiary. The Carmel Villas residential property has been excluded from the table above as substantially all leases at this property expire within 12 months.
Competition
Fundrise Development eREIT, LLC’s net income depends, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise Development eREIT, LLC competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Sponsor, many of which have greater financial resources and lower costs of capital available to them. In addition, there are numerous REITs with asset acquisition objectives similar to Fundrise Development eREIT, LLC, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise Development eREIT, LLC. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than Fundrise Development eREIT, LLC, the investment volume and profit margins for Fundrise Development eREIT, LLC’s investment portfolio could be impacted. Fundrise Development eREIT, LLC’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise Development eREIT, LLC has targeted for acquisition. Although the Manager believes that Fundrise Development eREIT, LLC is well positioned to compete effectively in each facet of the business, there is enormous competition in the market sector and there can be no assurance that Fundrise Development eREIT, LLC will compete effectively or that Fundrise Development eREIT, LLC will not encounter increased competition in the future that could limit our ability to conduct the business effectively.
In addition to making investments in accordance with the investment objectives, Fundrise Development eREIT, LLC uses its capital resources to make certain payments to the Manager. During Fundrise Development eREIT, LLC’s organization and offering stage, these payments include payments for reimbursement of certain organization and offering expenses. During Fundrise Development eREIT, LLC’s acquisition and development stage, it expects to make payments to the Manager in connection with the selection and origination or purchase of investments, the management of assets and costs incurred by the Manager in providing services to Fundrise Development eREIT, LLC.
Fundrise Equity REIT, LLC
Investments
The following tables summarize the asset acquisitions the Fundrise Equity REIT, LLC has made as of December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP.
Real Property Controlled Subsidiaries (Wholly-Owned Investments)	Date of Acquisition	Location	Type of Property	Purchase Price
AP98 Controlled Subsidiary	12/15/2020	Conroe, TX	Single-family rental	$31,750,000
West Kernan Controlled Subsidiary	04/08/2021	Jacksonville, FL	Multifamily	$66,250,000
A93 Controlled Subsidiary(1)	09/01/2022	Capital Heights, MD	Industrial	$9,600,000
4700 Eisenhower Ave Controlled Subsidiary(2)	12/29/2025	Alexandria, VA	Industrial	$17,901,000
Chattahoochee Ave Controlled Subsidiary(2)	12/29/2025	Atlanta, GA	Industrial	$20,649,000
H13 Controlled Subsidiary(2)	12/29/2025	Washington, DC	Single-family rental	$1,824,000
S15 Controlled Subsidiary(2)	12/29/2025	Los Angeles, CA	Single-family rental	$829,000
S37 Controlled Subsidiary(2)	12/29/2025	Los Angeles, CA	Single-family rental	$775,000
E91 Controlled Subsidiary(2)	12/29/2025	Los Angeles, CA	Mixed-use	$1,425,000
S56 Controlled Subsidiary(2)	12/29/2025	Los Angeles, CA	Single-family rental	$1,075,000
M184 Controlled Subsidiary(2)	12/29/2025	Los Angeles, CA	Single-family rental	$1,240,000

(1)
This asset was acquired by Fundrise Equity REIT, LLC on September 1, 2022 in connection with Equity REIT 2022 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the Equity REIT 2022 Merger.

(2)
This asset was acquired by Fundrise Equity REIT, LLC on December 29, 2025 in connection with Equity REIT 2025 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the Equity REIT 2025 Merger.

Real Property and Controlled Subsidiaries (Preferred Equity Investments)	Date of Acquisition	Location	Type of Property	Total Commitment(2)
Heartwood Lafayette Controlled Subsidiary(1)	05/12/2016	Denver, CO	Multifamily	$1,600,000
RSE Quest Controlled Subsidiary(1)	05/09/2018	Cedar Park, TX	Mixed-Use	$9,000,000

Real Property and Controlled Subsidiaries (Preferred Equity Investments)	Date of Acquisition	Location	Type of Property	Total Commitment(2)
RSE Pico Controlled Subsidiary(1)	05/15/2018	Los Angeles, CA	Mixed Use	$5,000,000
RSE The Reef Controlled Subsidiary	08/31/2018	Fort Myers, FL	Multifamily	$6,835,000
RSE-Aura Controlled Subsidiary(1)	12/19/2018	San Antonio, TX	Multifamily	$4,620,023

(1)
This investment has been redeemed as of the date of this Information Statement.

(2)
Total Commitment refers to the total commitment made by the Company in acquiring the asset, not all of which may have been funded on the acquisition date.

Real Estate Debt Investments	Date of Acquisition	Location	Type of Property	Total Commitment(3)
Traditions Mezzanine Loan(1)(2)	09/01/2022	Grand Prairie, TX	Multifamily	$13,157,000

(1)
This asset was acquired by Fundrise Equity REIT, LLC on September 1, 2022 in connection with the Equity REIT 2022 Merger. The date of acquisition herein represents the date of the Equity REIT 2022 Merger.

(2)
This investment has been redeemed as of the date of this Information Statement.

(3)
Total Commitment refers to the total commitment made by the Company in acquiring the asset, not all of which may have been funded on the acquisition date.

Real Property Controlled Subsidiaries (Joint Venture Investments)	Date of Acquisition	Location	Type of Property	Purchase Price
RSE Jacksonville Controlled Subsidiary(1)(2)	06/06/2016	Jacksonville, FL	Multifamily	$14,455,000
RSE Insight Controlled Subsidiary(1)(2)	06/27/2016	Fort Belvoir, VA	Multifamily	$3,438,986
RSE Insight Controlled Subsidiary(1)(2)	09/14/2016	Alexandria, VA	Multifamily	$11,421,520
RSE Peak Controlled Subsidiary(1)(2)	09/19/2016	Richland, WA	Multifamily	$8,460,000
RSE Insight Controlled Subsidiary(1)(2)	09/28/2016	Woodbridge, VA	Multifamily	$6,770,327
RSE REM Controlled Subsidiary(1)(2)	04/28/2017	Charlotte, NC	Multifamily	$8,506,500
RSE Aspect Promenade Controlled Subsidiary(1)(2)	05/30/2018	Kissimmee, FL	Multifamily	$18,158,000
RSE Aspect Promenade Controlled Subsidiary(1)(2)	07/18/2018	Hollywood, FL	Multifamily	$12,316,489
NP 85(1)(2)	12/19/2018	San Antonio, TX	Multifamily	$8,403,613
RSE Aspect Promenade Controlled Subsidiary(1)(2)	03/29/2019	Raleigh, NC	Multifamily	$(4)
RSE Amira Controlled Subsidiary(1)(2)	07/18/2019	Tampa, FL	Multifamily	$18,117,000
EVO Controlled Subsidiary(2)	12/20/2019	Las Vegas, NV	Multifamily	$6,000,000
RSE Lexington Controlled Subsidiary(2)	02/26/2021	Lithonia, GA	Multifamily	$13,591,000
RSE Trellis Controlled Subsidiary(2)	04/02/2021	Marietta, GA	Multifamily	$12,513,000
Quail Valley Controlled Subsidiary(2)(3)	09/01/2022	Charlotte, NC	Multifamily	$13,891,000
Chase Heritage Controlled Subsidiary(1)(2)(3)	09/01/2022	Sterling, VA	Multifamily	$22,827,000
Alon Controlled Subsidiary(2)(3)	09/01/2022	San Antonio, TX	Multifamily	$6,516,000
FR Rental, LLC(5)	12/26/2024	Los Angeles, CA	Mixed-Use	$4,100,000
RRE F1 Controlled Subsidiary(6)	12/29/2025	Los Angeles, CA	Single-family rental	$3,269,000

(1)
This investment has been redeemed as of the date of this Information Statement.

(2)
Multifamily real estate investment was acquired by Fundrise Equity REIT, LLC through its investment in a joint venture between Fundrise Equity REIT, LLC and a third party in which it holds an interest. The return structure of the investment follows the legal ownership percentage.

(3)
This asset was acquired by Fundrise Equity REIT, LLC on September 1, 2022 in connection with the Equity REIT 2022 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the Equity REIT 2022 Merger.

(4)
An affiliated entity became a member of the Aspect Promenade JV LP on March 29, 2019, contributing joint venture ownership in the investment located in Raleigh, NC as its initial contribution to the joint venture. As such, Fundrise Equity REIT, LLC’s ownership interest in the Aspect Promenade JV LP decreased and the Aspect Promenade JV LP was invested in a total of three properties, disclosed in the table above.

(5)
On December 26, 2024, the Company acquired a 25.0% TIC interest in FR Rental, LLC.

(6)
This asset was acquired by Fundrise Equity REIT, LLC on December 29, 2025 in connection with the Equity REIT 2025 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the Equity REIT 2025 Merger.

As of the date of this Information Statement, Fundrise Equity REIT, LLC’s investments in companies that are accounted for under the equity method of accounting also included the initial and subsequent contributions to National Lending, LLC, a self-sustaining lending entity formed by the Manager and which is financed by each of the eREITs affiliated with the Sponsor, in exchange for ownership interests.
In addition to the real estate and real estate-related investments described above, Fundrise Equity REIT, LLC also holds the following other investments:
Other Investments:
On December 29, 2025, in connection with the Equity REIT 2025 Merger, Equity REIT acquired ownership of a “wholly-owned subsidiary,” FR-SB 1, LLC, (the “Saltbox Investment Controlled Subsidiary”) for an aggregate acquisition cost of approximately $1.2 million, representing the relative fair value of the acquired asset and the stated value of our equity interest in the Saltbox Investment Controlled Subsidiary (the “Saltbox Investment”). The Saltbox investment consists of approximately 1,586,954 shares of Series B preferred stock of Saltbox, Inc.
Additionally, on December 29, 2025, in connection with the Equity REIT 2025 Merger, Equity REIT acquired ownership of a “wholly-owned subsidiary,” FR-SB Warrants, LLC, (the “Saltbox Warrants Controlled Subsidiary”) for an acquisition cost of approximately $16,000, representing the relative fair value of the acquired asset. The Saltbox Warrants Controlled Subsidiary holds warrants to purchase shares of common stock of Saltbox, Inc. (the “Saltbox Warrants”).
The following schedule provides additional detail related to the principal business of Fundrise Equity REIT, LLC’s tenants for investments that represent more than 10% of Fundrise Equity REIT's total investments, as of the date of this Information Statement:
Property	Principal Business of Tenants
AP98 Controlled Subsidiary	Residential
West Kernan Controlled Subsidiary	Residential
The information below provides operating data on the West Kernan Controlled Subsidiary and AP98 Controlled Subsidiary wholly owned investments, which represents the only wholly owned investments that amounts to more than 10% of our total investments as of the date of this Information Statement.
West Kernan Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum(1) (in thousands)	Average Effective Annual Rent Per Square Foot
2021 (year of acquisition)	94%	$4,989	$18.69
2022	94%	$5,358	$20.07

West Kernan Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum(1) (in thousands)	Average Effective Annual Rent Per Square Foot
2023	89%	$5,434	$20.35
2024	89%	$5,310	$19.89
2025	92%	$5,097	$19.09
AP98 Controlled Subsidiary
Year	Occupancy Rate	Average Rent Per Annum(2) (in thousands)	Average Annual Rent Per Square Foot
2020 (year of acquisition)	0%	$—	$—
2021	97%	$2,582	$13.11
2022	96%	$2,744	$13.93
2023	94%	$2,848	$14.46
2024	98%	$2,832	$14.37
2025	92%	$2,689	$13.65

(1)
Average Effective Annual Rent represents base rental income of rentable area, net of vacancy, free rent, concessions and credit loss (bad debt), and excludes ancillary income such as parking, percentage rent, reimbursements and other non-base rent charges.

(2)
Annualized base rent is determined from the annualized base rent as of December 31, 2025 and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.

All leases executed with tenants at these properties generally do not have a lease term exceeding one year and have renewal options at the discretion of the lessee. No single tenant occupies ten percent or more of the rentable square footage of any property. Additionally, both the West Kernan Controlled Subsidiary and the AP98 Controlled Subsidiary properties are adequately covered by real estate insurance with an average ad-valorem realty tax rate of 1.77% and 1.89%, respectively, based on each property’s appraised value.
The following table summarizes the nature and amount of the material mortgages and other liens or encumbrances affecting the properties as of December 31, 2025 (dollar amounts in thousands):
Borrower	Encumbrance Type	Interest Rate	Maturity Date	Balance as of December 31, 2025
West Kernan Controlled Subsidiary	Mortgage	SOFR + 2.31%	06/01/2032	$40,550
AP98 Controlled Subsidiary	Mortgage	SOFR + 2.46%	07/01/2032	15,069
Total				55,619
Lease Expirations
As of the date of this Information Statement, substantially all leases at our multifamily residential properties listed above have terms of 12 months or less and therefore expire within one year.
Acquisition of Fundrise eFund, LLC
On December 29, 2025, Fundrise Equity REIT, LLC completed a merger with Fundrise eFund, LLC, in which Fundrise eFund, LLC merged with and into Fundrise Equity REIT, LLC, with Fundrise EquityREIT, LLC as the surviving entity. The assets acquired by Equity REIT, LLC in connection with the Merger are included in the Equity REIT investment tables presented above. The following tables are presented for completeness of the historical record of the eFund’s investments as of December 29, 2025, the date of the Equity REIT 2025 Merger.

Residential Properties:
Asset Name	Zip Code	Beds / Baths at Acquisition	Approximate Square Footage at Acquisition	Date of Acquisition	Approximate Acquisition Cost
La Vista Property(1)	90004	2 / 1	697	05/31/2017	$405,000
H41(1)	90062	2 / 1	1,446	06/22/2017	$486,000
463(1)	90037	3 / 1	1,176	07/07/2017	$532,000
W48(1)	90062	2 / 1	1,446	08/09/2017	$553,000
416(1)	90062	3 / 1	1,448	08/10/2017	$485,000
H412(1)	90062	2 / 1.75	1,956	08/18/2017	$509,000
511(1)	90037	3 / 2	1,792	09/01/2017	$435,000
413(1)	90037	2 / 1	1,092	09/12/2017	$435,000
291(1)	90011	3 / 2	1,747	12/13/2017	$451,000
J28(1)	90018	2 / 1	1,204	06/12/2018	$717,000
D32(1)	90065	3 / 2	1,613	07/31/2018	$736,916
L60(1)(3)	90042	3 / 1.5	1,217	08/03/2018	$794,000
S15	90004	2 / 1	1,335	08/17/2018	$716,000
L602(1)(3)	90042	2 / 2	1,365	09/11/2018	$952,000
E91	90011	(2)	(2)	12/11/2018	$1,790,000
E62(1)	90011	3 / 2	1,900	12/12/2018	$512,000
W18(1)	90062	2 / 1	1,500	12/14/2018	$512,000
E855(1)	90011	3 / 1	1,300	12/20/2018	$415,000
S41(1)	90037	2 / 1	1,300	01/31/2019	$527,000
E42(1)	90016	3 / 2	1,350	02/14/2019	$717,000
H30(1)	90018	5 / 3.5	1,500	02/22/2019	$651,000
G55(1)	90016	3 / 2	1,500	03/21/2019	$728,000
344(1)(4)	20011	4 / 3.5	1,660	11/30/2020	$765,000
H61(1)(4)	20011	2 / 1.5	832	11/30/2020	$595,000
I81(1)(4)	20011	3 / 1	1,936	11/30/2020	$650,000
P91(1)(4)	22202	2 / 1.5	2,100	11/30/2020	$975,000
473(1)(4)	90037	4 / 2	1,800	11/30/2020	$535,000
317(1)(4)	90018	3 / 2	1,400	11/30/2020	$675,000
E81(1)(4)	90011	3 / 1	1,700	11/30/2020	$540,000
S48(1)(4)	90062	3 / 2	1,100	11/30/2020	$550,000
E35(1)(4)	90011	3 / 1	1,148	11/30/2020	$530,000
W47(1)(4)	90011	3 / 1	1,305	11/30/2020	$455,000
E22(1)(4)	90011	2 / 1	1,008	11/30/2020	$455,000
C33(1)(4)	90011	3 / 2	1,113	11/30/2020	$470,000
W11(1)(4)	90037	2 / 1	1,210	11/30/2020	$505,000
E19(1)(4)	90018	2 / 1	1,308	11/30/2020	$670,000
E85(1)(4)	90011	3 / 1	1,320	11/30/2020	$510,000
W114(1)(4)	90037	5 / 1	2,401	11/30/2020	$680,000
P50(1)(4)	90011	3 / 2	1,841	11/30/2020	$530,000

Asset Name	Zip Code	Beds / Baths at Acquisition	Approximate Square Footage at Acquisition	Date of Acquisition	Approximate Acquisition Cost
E44(1)(4)	90011	4 / 2	1,584	11/30/2020	$535,000
C38(1)(4)	90011	4 / 2	1,730	11/30/2020	$530,000
M34(1)(4)	90011	2 / 1	1,200	11/30/2020	$460,000
W145(1)(4)	90062	3 / 1.5	1,500	11/30/2020	$630,000
H95(1)(4)	30310	3 / 2	1,300	11/30/2020	$288,000
A49(1)(4)	30310	3 / 2	1,500	11/30/2020	$350,000
A50(1)(4)	30310	3 / 2	1,400	11/30/2020	$345,000
251(1)(4)	90043	2 / 1	1,000	11/30/2020	$550,000
M77(1)(4)	30316	2 / 1	1,000	11/30/2020	$247,000
C387(1)(4)	90062	3 / 2.5	1,100	11/30/2020	$700,000
236(1)(4)	90018	3 / 2	1,800	11/30/2020	$735,000
O92(1)(4)	30310	3 / 3	2,000	11/30/2020	$330,000
935(1)(4)	90018	3 / 1	1,300	11/30/2020	$755,000
536(1)(4)	90018	4 / 2	1,269	11/30/2020	$790,000
S375(1)(4)	90018	4 / 3	1,678	11/30/2020	$760,000

(1)
This investment has been redeemed as of the date of this Information Statement.

(2)
Property is improved with three separate structures: a multi-tenant building containing four residential units and approximately 2,500 square feet, a single-family home with approximately 2,000 square feet, and a three-story commercial building with approximately 7,200 square feet.

(3)
These assets were classified as single family residential properties at acquisition. These assets are included as part of the RSE L6025 entitlement project. See (6) under “Entitlement and Development Properties” below.

(4)
These assets were acquired by Fundrise eFund, LLC on November 30, 2020 in connection with the 2020 eFund Merger.

Industrial Properties:
Asset Name	Zip code	Approximate Square Footage at Acquisition	Date of Acquisition	Approximate Acquisition Cost	Projected Hold Period
4700 Eisenhower Ave Controlled Subsidiary	22304	45,000	12/06/2021	$14,100,000	5 years
Chattahoochee Ave Controlled Subsidiary	30381	100,000	01/05/2022	$13,000,000	5 years
Entitlement and Development Properties:
Asset Name	Zip Code	Approximate Square Footage of Lot(s) at Acquisition	Date of Acquisition	Approximate Acquisition Cost	Projected Number of Entitled Lots
CNP 36 Properties(1)	90034	15,800	(2)	$2,705,000	12
NPSC Westmoreland – Controlled Subsidiary(1)	90029	13,000	(3)	$2,143,000	14
R13 and R14 – Controlled Subsidiary(1)	90026	13,460	(4)	$2,061,000	10
NPSC Virgil – Controlled Subsidiary(1)	90029	19,150	(5)	$2,881,000	15
RSE L6025 – Controlled Subsidiary(1)	90042	27,000	(6)	$2,976,000	18
SC Group 6845 Figueroa, LLC(1)	90042	18,400	(7)	(7)	12

(1)
This investment has been redeemed as of the date of this Information Statement.

(2)
CNP 36 Properties comprised of two parcels: an approximately 8,300 square foot lot purchase on May 3, 2018 for approximately $1.6 million and an approximately 7,500 square foot lot purchase on March 23, 2018 for approximately $1.1 million.

(3)
NPSC Westmoreland — Controlled Subsidiary comprised of two parcels: an approximately 5,800 square foot lot purchased on March 15, 2018 for approximately $1.1 million and an approximately 7,200 square foot lot purchased on November 9, 2017 for approximately $1.0 million.

(4)
R13 and R14 — Controlled Subsidiary comprised of two parcels: an approximately 6,730 square foot lot purchased on January 4, 2018 for approximately $1.1 million and an approximately 6,730 square foot lot purchased on November 14, 2017 for approximately $923,000.

(5)
NPSC Virgil — Controlled Subsidiary comprised of three parcels: an approximately 5,750 square foot lot purchased on January 25, 2018 for approximately $921,000, an approximately 6,700 square foot lot purchased on January 19. 2018 for approximately $910,000, and an approximately 6,700 square foot lot purchased on December 27, 2017 for approximately $1.0 million.

(6)
RSE L6025 Controlled Subsidiary comprised of three parcels: L60 (acquired August 3, 2018), L602 (acquired September 11, 2018), and the latest investment, L6025, was acquired on June 26, 2019 for an initial purchase price of approximately $1.2 million. Proceeds were used to acquire approximately 9,000 square feet of land, which is currently improved with an approximately 1,500 square foot single-family home. The acquisition of L6025 is the last property required to assemble the three lots. Combined, the three parcels achieve a lot size of approximately 27,000 square feet, which will be entitled for 18 single-family homes.

(7)
On February 3, 2019, SC Group 6845 Figueroa, LLC (“Stradella Court — La Prada”) executed a loan modification extending the maturity date of the senior loan to May 3, 2019. The loan principal increased to $2.4 million. In April 2020, the investment was issued a notice of maturity default for failing to repay the outstanding principal and contractual interest amounts owed. On September 2, 2020, the Company executed a deed in lieu for the underlying property of the real estate debt investment. In full satisfaction of the loan, the transfer of title occurred on December 15, 2020.

Residential Properties — Intended for Renovation:
Asset Name	Zip Code	Beds / Baths at Acquisition	Approximate Square Footage at Acquisition	Date of Acquisition	Approximate Acquisition Cost
W41(1)	90062	3/1	1,400	01/11/2019	$494,000
W418(1)	90062	3/2	2,200	09/24/2019	$687,000
749(1)(2)	20011	4/2	1,288	11/30/2020	$900,000
F64(1)(2)	20011	4/3	1,152	11/30/2020	$955,000
F42(1)(2)	20011	5/2	1,280	11/30/2020	$940,000
H13 – Controlled Subsidiary(2)	20009	2/1	2,072	11/30/2020	$1,228,000
S17 – Controlled Subsidiary(1)(2)	20009	4/2	1,254	11/30/2020	$1,291,000
N22 – Controlled Subsidiary(1)(2)	20018	4/1	1,140	11/30/2020	$589,000
M20 – Controlled Subsidiary(1)(2)	20018	3/1	1,760	11/30/2020	$600,000
G12 – Controlled Subsidiary(1)(2)	20009	6/2	3,316	11/30/2020	$1,252,000
R13 – Controlled Subsidiary(1)(2)	20009	4/2	2,664	11/30/2020	$1,550,000
M184(2)	90062	4/2	1,629	11/30/2020	$750,000
S56(2)	90016	3/3	1,300	11/30/2020	$840,000
P29(1)(2)	90016	3/1	1,600	11/30/2020	$875,000
S37(2)	90018	3/1	900	11/30/2020	$560,000

(1)
This investment has been redeemed as of the date of this Information Statement.

(2)
These assets were acquired by Fundrise eFund, LLC on November 30, 2020 in connection with the 2020 eFund Merger.

Joint Venture Entitlement and Development Properties, and Senior Loans:
Real Property Controlled Subsidiaries	Zip Code	Approximate Square Footage of Lot at Acquisition	Date of Acquisition	Purchase Price(1)	# Lots/Homes
RRE F1	90731	28,800	05/04/2018	$2,023,000	19
Marathon 12(2)	90026	15,620	05/17/2018	$1,279,000	12

(1)
Purchase Price refers to the total price paid by Fundrise eFund, LLC for its pro rata share of the equity in the controlled subsidiary.

(2)
This investment has been redeemed as of the date of this Information Statement.

Senior Loans	Zip Code	Date of Acquisition	Interest Rate(1)	Maturity Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
SC Group 6845 Figueroa, LLC(6)(7)	90042	08/04/2017	9.0%	02/04/2019	$2,250,000	90.0%	97.5%
SGGP 1300 Douglas, LLC(6)(8)	90026	11/20/2017	9.0%	05/13/2019	$2,923,350	89.0%	97.0%
600 Block Commonwealth, LLC(6)	90004	02/08/2018	18.0%	07/31/2018	$500,000	—	42.0%
1221 Virgil LLC(6)(9)	90029	04/21/2022	4.0%	01/21/2023	$2,900,000	90.6%	90.6%
CNP 36 Senior Loan(6)(10)	90034	09/08/2023	8.0%	06/08/2024	$2,100,000	58.3%	58.3%
NPSC Westmoreland Senior Loan(11)	90029	12/24/2024	6.0%	09/23/2025	$2,475,000	90.0%	90.0%

(1)
Interest Rate refers to the projected annual interest rate on each senior loan. The interest rate presented does not distinguish between interest that is paid current and interest that accrues to the maturity date, nor does it include any increases in interest rate that may occur in the future.

(2)
Maturity Date refers to the initial maturity date of each senior loan, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by Fundrise eFund, LLC to fund the senior loan, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as determined by the Manager. LTVs presented are as of the date of acquisition by Fundrise eFund, LLC, and have not been subsequently updated. There can be no assurance that such value will be achieved. For performance evaluation, Fundrise eFund, LLC generally uses LTV for properties that are generating cash flow.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. For performance evaluation, Fundrise eFund, LLC generally uses LTC for properties that are subject to construction. LTCs presented are as of the date of acquisition by Fundrise eFund, LLC, and have not been subsequently updated. There can be no assurance that the anticipated completion cost will be achieved.

(6)
This investment has been redeemed as of the date of this Information Statement.

(7)
On February 3, 2019, SC Group 6845 Figueroa, LLC executed a loan modification extending the maturity date of the senior loan to May 3, 2019. The loan principal increased to $2.4 million. In April 2020, the investment was issued a notice of maturity default for failing to repay the outstanding principal and contractual interest amounts owed. On September 2, 2020, Fundrise eFund, LLC executed a deed in lieu for the underlying property of the real estate debt investment. In full satisfaction of the loan, the transfer of title occurred on December 15, 2020.

(8)
In April 2020, the investment was issued a notice of maturity default for failing to repay the outstanding principal and contractual interest amounts owed. On September 2, 2020, Fundrise eFund, LLC executed a deed in lieu for the underlying property of the real estate debt investment. In full satisfaction of the loan, the transfer of title occurred on December 15, 2020.

(9)
On April 25, 2022, two parcels held by the NPSC Virgil — Controlled Subsidiary, previously held as entitlement and development properties, sold for a sales price of approximately $3.2 million. To finance the acquisition, the borrower entered into a first mortgage bridge loan with the Company for a principal balance of $2.9 million.

(10)
On September 8, 2023, the CNP 36 Properties, previously held as entitlement and development properties, sold for a sales price of approximately $3.6 million. To finance the acquisition, the borrower entered into a first mortgage bridge loan with the Company for a principal balance of $2.1 million.

(11)
On December 23, 2024, the NPSC Westmoreland — Controlled Subsidiary, previously held as entitlement and development properties, sold for a sales price of approximately $2.8 million. To finance the acquisition, the borrower entered into a first mortgage bridge loan with the Company for a principal balance of approximately $2.5 million.

Other Investmentss:
On August 18, 2021, we acquired ownership of a “wholly-owned subsidiary,” FR-SB 1, LLC, (the “Saltbox Investment Controlled Subsidiary”) for an initial purchase price of approximately $1.0 million which is the initial stated value of our equity interest in the Saltbox Investment Controlled Subsidiary (the “Saltbox Investment”). On November 23, 2022, the agreement converted into 1,186,127 shares of Series B preferred stock of Saltbox, Inc. In connection with this conversion, we funded approximately $375,000 to the Saltbox Investment to acquire 400,827 additional shares of Series B preferred stock.
On October 21, 2021, we acquired ownership of a “wholly-owned subsidiary,” FR-SB Warrants, LLC, (the “Saltbox Warrants Controlled Subsidiary”). The Saltbox Warrants Controlled Subsidiary concurrently acquired warrants to purchase shares of common stock of Saltbox, Inc. (the “Saltbox Warrants”).
Competition
Fundrise Equity REIT, LLC’s net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise Equity REIT, LLC compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Sponsor, many of which have greater financial resources and lower costs of capital available to them than Fundrise Equity REIT, LLC. In addition, there are numerous REITs with asset acquisition objectives similar to those of Fundrise Equity REIT, LLC, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise Equity REIT, LLC. In particular, Fundrise Equity REIT, LLC’s investment objectives and strategies are similar to other Fundrise eREITs®, such as Fundrise Growth eREIT II, LLC, Fundrise Growth eREIT III, LLC, Fundrise Development eREIT, LLC, and Fundrise Growth eREIT VII, LLC which are also managed by the Manager. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than Fundrise Equity REIT, LLC, its investment volume and profit margins for the investment portfolio could be impacted. Fundrise Equity REIT, LLC’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise Equity REIT, LLC have targeted for acquisition. Although the Manager believes that Fundrise Equity REIT, LLC is well positioned to compete effectively in each facet of our business, there is enormous competition in the market sector and there can be no assurance that Fundrise Equity REIT, LLC will compete effectively or that Fundrise Equity REIT, LLC will not encounter increased competition in the future that could limit its ability to conduct its business effectively.

Fundrise East Coast Opportunistic REIT, LLC
Investments
The following tables summarize the asset acquisitions Fundrise East Coast Opportunistic REIT, LLC has made as of December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP.
Senior Secured Loans	Location	Type of Property	Date of Acquisition	Interest Rate(1)	Maturity Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
Element Charlotte Senior Loan(6)	Charlotte, NC	Multifamily	03/26/2018	11.0%	03/22/2020	$6,575,815	78.0%	82.3%

(1)
Interest Rate refers to the projected annual interest rate on each senior loan. The interest rate presented does not distinguish between interest that is paid current and interest that accrues to the maturity date, nor does it include any increases in interest rate that may occur in the future.

(2)
Maturity Date refers to the initial maturity date of each senior loan, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by the Company to fund the senior loan, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as determined by the Manager. LTVs presented are as of the date of acquisition by the Company, and have not been subsequently updated. There can be no assurance that such value will be achieved. We generally use LTV for properties that are generating cash flow. LTVs presented are as of the date of acquisition by the Company and have not been subsequently updated.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. We generally use LTC for properties that are subject to construction. LTCs presented are as of the date of acquisition by the Company, and have not been subsequently updated. There can be no assurance that the anticipated completion cost will be achieved. LTCs presented are as of the date of acquisition by the Company and have not been subsequently updated.

(6)
This investment has been redeemed as of the date of this Information Statement.

Real Property and Controlled Subsidiaries (Preferred Equity Investments)	Location	Type of Property	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
Sandtown Controlled Subsidiary(6)	Atlanta, GA	Multifamily	11/21/2016	12.5%	07/02/2022	$5,000,000	87.0%	82.0%
RSE TWO Controlled Subsidiary(6)	Indian Land, SC	Multifamily	08/30/2017	13.0%	08/30/2021	$6,000,000	—	76.8%
RSE Waypoint Controlled Subsidiary(6)	Odessa, FL	Multifamily	10/30/2017	11.0%	10/30/2020	$5,670,000	—	68.0%
Valor 19th St Controlled Subsidiary(6)	Washington, DC	Multifamily	11/30/2017	17.0%	10/26/2025	$270,000	96.7%	—
RSE GJ Controlled Subsidiary(6)	Atlanta, GA	Multifamily	05/01/2018	11.5%	05/01/2023	$5,000,000	—	80.7%
RSE Waypoint Hackensack Controlled Subsidiary(6)	Hackensack, NJ	Multifamily	08/16/2018	11.3%	02/16/2022	$3,750,000	—	73.6%
Harbour Island Controlled Subsidiary(6)	Tampa, FL	Multifamily	11/08/2019	9.6%	11/08/2026	$4,000,000	85.0%	—

(1)
Annual Return refers to the projected annual preferred economic return that we are entitled to receive with priority payment over the other equity invested in the property. The annual return presented does not distinguish between returns that are paid current and those that accrue to the redemption date, nor does it include any increases in annual return that may occur in the future.

(2)
Redemption Date refers to the initial redemption date of each asset, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by the Company in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as reasonably determined by the Manager. There can be no assurance that such value will be achieved. We generally use LTV for properties that are generating cash flow. LTVs presented are as of the date of acquisition by the Company and have not been subsequently updated.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. We generally use LTC for properties that are under construction. There can be no assurance that the anticipated completion cost will be achieved. LTCs presented are as of the date of acquisition by the Company and have not been subsequently updated.

(6)
This investment has been redeemed as of the date of this Information Statement.

	Real Property and Controlled Subsidiaries (Wholly-Owned Investments)
Real Property and Controlled Subsidiaries (Wholly-Owned Investments)	Acquisition Date	Location	Property Type	Approx. Acquisition Cost
E66 Controlled Subsidiary	01/15/2020	Springfield, VA	Industrial	$15,738,000
Hagerstown Crossroads Controlled Subsidiary(1)	06/17/2022	Williamsport, MD	Industrial	$53,323,000

(1)
This investment has been redeemed as of the date of this Information Statement.

Real Property Controlled Subsidiaries (JV Equity Investments)	Acquisition Date	Location	Property Type	Purchase Price(4)
RSE REM Controlled Subsidiary(1)	11/30/2016	Orlando, FL	Multifamily	$7,650,000
RSE Insight Controlled Subsidiary(1)	01/17/2017	Arlington, VA	Multifamily	$6,502,187
RSE Northpoint – Persimmon Controlled Subsidiary(1)	04/27/2018	Alexandria, VA	Multifamily	$10,257,055
RSE Verse Controlled Subsidiary(1)	12/10/2018	Royal Palm Beach, FL	Multifamily	$5,100,000
RSE Mezza Controlled Subsidiary	06/17/2019	Jacksonville, FL	Multifamily	$13,177,500
Hampton Station Controlled Subsidiary(5)	08/16/2019	Greenville, SC	Multifamily/Retail	$5,071,222
7980 Tar Bay Controlled Subsidiary(2)	06/04/2021	Jessup, MD	Industrial	$28,007,767
215 N 143rd Ave. Controlled Subsidiary(3)	09/30/2021	Goodyear, AZ	Industrial	$3,059,000

Real Property Controlled Subsidiaries (JV Equity Investments)	Acquisition Date	Location	Property Type	Purchase Price(4)
22480 Randolph Drive Controlled Subsidiary(3)	11/15/2021	Sterling, VA	Industrial	$2,086,000
7441 Candlewood Road Controlled Subsidiary(3)	12/29/2021	Hanover, MD	Industrial	$2,410,000
Aerotropolis Controlled Subsidiary(3)	02/09/2022	Atlanta, GA	Industrial	$581,500
910 W Carver Controlled Subsidiary(3)	02/15/2022	Tempe, AZ	Industrial	$2,410,000
S Hardy Controlled Subsidiary(1)(3)	06/03/2022	Tempe, AZ	Industrial	$1,100,000
4653 Nall Road Controlled Subsidiary(3)	06/16/2022	Farmers Branch, TX	Industrial	$1,573,000
Cubes at Glendale Building E Controlled Subsidiary(3)	04/06/2023	Litchfield Park, AZ	Industrial	$2,466,160
215 Interchange Controlled Subsidiary(3)	06/06/2023	Las Vegas, NV	Industrial	$3,816,200
Highpoint Commerce Center Controlled Subsidiary(3)	04/26/2024	Largo, FL	Industrial	$18,324,000
Dorchester Commerce Controlled Subsidiary(3)	05/20/2024	Summerville, SC	Industrial	$64,089,720
HCP JV LLC	07/02/2025	Arlington, VA	Multifamily	$2,000,000

(1)
This investment has been redeemed as of the date of this Information Statement.

(2)
Industrial real estate investment was acquired by Fundrise East Coast Opportunistic REIT, LLC through its investment in Fundrise Industrial JV 1, LLC, a joint venture between Fundrise East Coast Opportunistic REIT, LLC and Fundrise Real Estate Interval Fund, LLC in which Fundrise East Coast Opportunistic REIT, LLC holds an initial 80% interest. The return structure of this investment follows the legal ownership percentage.

(3)
Industrial real estate investments were acquired by Fundrise East Coast Opportunistic REIT, LLC through this investment in Fundrise Industrial JV 2, LLC, a joint venture between Fundrise East Coast Opportunistic REIT, LLC and Fundrise Real Estate Interval Fund, LLC in which Fundrise East Coast Opportunistic REIT, LLC holds an initial 10% interest. The return structure of this investment follows the legal ownership percentage.

(4)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary.

(5)
On November 25, 2024, Hampton Station Holdings, LLC sold part of the Hampton Station property located in Greenville, SC for a sales price of approximately $11.1 million. Our distribution received from the sale totaled approximately $1.2 million. On January 24, 2025, Hampton Station Holdings, LLC sold an additional part of the Hampton Station property located in Greenville, SC for a sales price of approximately $45.4 million. Our distribution received from the sale totaled approximately $6.1 million. Hampton Station Holdings, LLC continues to own and operate the remaining Hampton Station property located in Greenville, SC.

The following schedule provides additional detail related to the principal business of Fundrise East Coast Opportunistic REIT, LLC’s tenants for investments that represent more than 10% of Fundrise East Coast’s total investments, as of the date of this Information Statement:
Property	Principal Business of Tenants
E66 Controlled Subsidiary	Defense, aviation, information technology, and biomedical research

The information below provides operating data and lease expiration data for the E66 Controlled Subsidiary, which is the only wholly owned investment that represents more than 10% of our total investments and has had leasing activity as of the date of this Information Statement. Although the Hagerstown Crossroads Controlled Subsidiary also represents more than 10% of our total investments as of the date of this Information Statement, it has not generated any leasing activity since inception, and therefore no operating or lease expiration tables are presented for that investment.
E66 Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum(*) (in thousands)	Average Annual Rent Per Square Foot*
2020 (year of acquisition)	—	—	—
2021	—	—	—
2022	—	—	—
2023	63.67%	$452	$3.27
2024	63.67%	$1,624	$11.73
2025	63.67%	$1,689	$12.20

*
Average Effective Annual Rent represents base rental income of rentable area, net of vacancy, free rent, concessions and credit loss (bad debt), and excludes ancillary income such as parking, percentage rent, reimbursements and other non-base rent charges.

The following table summarizes the nature and amount of the material mortgages and other liens or encumbrances affecting the properties as of December 31, 2025 (dollar amounts in thousands):
Borrower	Encumbrance Type	Interest Rate	Maturity Date	Balance as of December 31, 2025
Hagerstown Crossroads Controlled Subsidiary and the E66 Controlled Subsidiary	Credit Facility	SOFR + 3.15%	06/26/2027	$80,430
Lease Expirations
The following schedule details the expiring leases at the E66 Controlled Subsidiary by annualizing base rent and square footage as of December 31, 2025 (dollar amounts are in thousands). The table below excludes multifamily properties as substantially all leases at such properties expire within 12 months:
Year	Number of Expiring Leases	Contractual Base Rent	Rentable Square Footage to Expire	% of Total Square Feet Expiring
2026	—	—	—	—
2027	—	—	—	—
2028	1	$713,833	39,052	28.20%
2029	—	—	—	—
2030	—	—	—	—
2031	—	—	—	—
2032	—	—	—	—
2033	1	$855,254	49,103	35.46%
2034	—	—	—	—
Thereafter	—	—	—	—
Total	2	$1,569,087	88,155	63.66%
Competition
Fundrise East Coast Opportunistic REIT, LLC’s net income depends, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise East Coast

Opportunistic REIT, LLC competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Sponsor, many of which have greater financial resources and lower costs of capital available to them than Fundrise East Coast Opportunistic REIT, LLC has. In addition, there are numerous REITs with asset acquisition objectives similar to those of Fundrise East Coast Opportunistic REIT, LLC, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise East Coast Opportunistic REIT, LLC. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than Fundrise East Coast Opportunistic REIT, LLC, the investment volume and profit margins for Fundrise East Coast Opportunistic REIT, LLC’s investment portfolio could be impacted. Fundrise East Coast Opportunistic REIT, LLC’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise East Coast Opportunistic REIT, LLC has targeted for acquisition. Although the Manager believes that Fundrise East Coast Opportunistic REIT, LLC is well positioned to compete effectively in each facet of its business, there is enormous competition in the market sector and there can be no assurance that Fundrise East Coast Opportunistic REIT, LLC will compete effectively or that Fundrise East Coast Opportunistic REIT, LLC will not encounter increased competition in the future that could limit its ability to conduct its business effectively.
In addition to making investments in accordance with its investment objectives, Fundrise East Coast Opportunistic REIT, LLC uses its capital resources to make certain payments to the Manager. During Fundrise East Coast Opportunistic REIT, LLC’s organization and offering stage, these payments include payments for reimbursement of certain organization and offering expenses. During Fundrise East Coast Opportunistic REIT, LLC’s acquisition and development stage, Fundrise East Coast Opportunistic REIT, LLC expects to make payments to the Manager in connection with the selection and origination or purchase of investments, the management of Fundrise East Coast Opportunistic REIT, LLC’s assets and costs incurred by the Manager in providing services to Fundrise East Coast Opportunistic REIT, LLC.
Fundrise Growth eREIT II, LLC
Investments
The following tables summarize the asset acquisitions Fundrise Growth eREIT II, LLC has made as of December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP.
Real Property and Controlled Subsidiaries (Preferred Equity Investments)	Location	Type of Property	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
RSE-Aura Controlled Subsidiary(6)	San Antonio, TX	Multifamily	12/19/2018	13.0%	12/19/2019	$7,107,727	95.0%	—
RSE-University City Controlled Subsidiary(6)	Charlotte, NC	Land	03/01/2019	12.0%	03/01/2022	$5,800,000	—	80.2%

(1)
Annual Return refers to the projected annual preferred economic return that Fundrise Growth eREIT II, LLC is entitled to receive with priority payment over the other equity invested in the property. The annual return presented does not distinguish between returns that are paid current and those that accrue to the redemption date, nor does it include any increases in annual return that may occur in the future.

(2)
Redemption Date refers to the initial redemption date of each asset, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by Fundrise Growth eREIT II, LLC in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as reasonably determined by the Manager. There can be no assurance that such value will be achieved. Fundrise Growth eREIT II, LLC generally uses LTV for properties that are generating cash flow. LTVs presented are as of the date of acquisition by Fundrise Growth eREIT II, LLC, and have not been subsequently updated.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. Fundrise Growth eREIT II, LLC generally uses LTC for properties that are under construction. There can be no assurance that the anticipated completion cost will be achieved. LTCs presented are as of the date of acquisition by Fundrise Growth eREIT II, LLC, and have not been subsequently updated.

(6)
This investment has been redeemed as of the date of this Information Statement.

Real Property Controlled Subsidiaries (Wholly-Owned Properties)	Location	Type of Property	Date of Acquisition	Purchase Price
RSE W14 Controlled Subsidiary(1)	Los Angeles, CA	Mixed-Use	09/20/2018	$1,071,000
RSE W42 Controlled Subsidiary(1)	Los Angeles, CA	Multifamily	10/05/2018	$1,363,000
RSE E74 Controlled Subsidiary(1)	Los Angeles, CA	Multifamily	12/04/2018	$693,000
RSE W39 Controlled Subsidiary	Los Angeles, CA	Mixed-Use	06/05/2019	$3,120,000
RSE R45 Controlled Subsidiary(1)	Brentwood, MD	Commercial	06/27/2019	$5,118,000
RSE P34 Controlled Subsidiary	Los Angeles, CA	Multifamily	08/02/2019	$1,032,000
RSE W411 Controlled Subsidiary	Los Angeles, CA	Commercial	08/07/2019	$3,800,000
W59 Controlled Subsidiary(2)(3)	Los Angeles, CA	Mixed-Use	09/01/2022	$16,700,000
L37 Controlled Subsidiary(1)(2)	Nashville, TN	Multifamily	09/01/2022	$14,200,000
Z20 Controlled Subsidiary(1)(2)	Nashville, TN	Land	09/01/2022	$5,200,000

(1)
This investment has been redeemed as of the date of this Information Statement.

(2)
This asset was acquired by Fundrise Growth eREIT II, LLC on September 1, 2022 in connection with the Growth II Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the Growth II Merger.

(3)
On December 26, 2024, the Company sold its original interest in the RSE W59 Controlled Subsidiary and entered into a TIC transaction. Thereafter, the surviving investment in CNP 116, LLC, is included as a JV equity investment.

Real Property Controlled Subsidiaries (Joint Venture Equity Investments)	Location	Type of Property	Date of Acquisition	Purchase Price(1)
RSE Urban Realty 215 Chester Controlled Subsidiary(2)	Atlanta, GA	Commercial	09/14/2018	$1,353,750
NP 85(2)	San Antonio, TX	Multifamily	12/19/2018	$12,928,637
NP 84(2)	Mansfield, TX	Multifamily	04/01/2019	$22,990,000
RSE Runaway Lakes Controlled Subsidiary	Palm Beach, FL	Multifamily	06/25/2019	$17,514,000
RSE Hamilton Controlled Subsidiary(2)	Hendersonville, TN	Multifamily	06/28/2019	$7,203,300
RSE Palmer Controlled Subsidiary	Woodstock, GA	Multifamily	11/17/2020	$23,415,000
RSE Parkland Controlled Subsidiary(3)	Orange Park, FL	Multifamily	9/01/2022	$20,060,000
CNP 116, LLC(4)	Los Angeles, CA	Mixed-Use	12/26/2024	$4,100,000(5)

(1)
Purchase Price refers to the total price paid by us for Fundrise Growth eREIT II, LLC’s pro rata share of the equity in the controlled subsidiary.

(2)
This investment has been redeemed as of the date of this Information Statement.

(3)
This asset was acquired by Fundrise Growth eREIT II, LLC on September 1, 2022 in connection with the Growth II Merger. The date of acquisition and purchase price herein represents the total price paid for the pro rata share of the equity in the controlled subsidiary as of the date of the Growth II Merger.

(4)
On December 26, 2024, the Company acquired a 25% TIC interest in CNP 116, LLC.

(5)
Transaction in-kind. Member interest in CNP 116, LLC acquired in connection with the sale of the W59 Controlled Subsidiary.

The information below provides an update on the RSE Palmer Controlled Subsidiary and the Parkland Controlled Subsidiary equity method investments as of the date of this Information Statement, which represent the only investments amounting to more than 10% of Fundrise Growth eREIT II, LLC’s total assets as of December 31, 2025.
RSE Palmer Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum (in thousands)	Average Effective Annual Rent Per Square Foot*
2020 (year of acquisition)	96.0%	$6,611	$11.64
2021	94.0%	$6,974	$12.27
2022	93.8%	$7,819	$13.76
2023	92.4%	$8,317	$14.64
2024	88.3%	$8,130	$14.31
2025	92.2%	$8,173	$14.38
RSE Parkland Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum (in thousands)	Average Effective Annual Rent Per Square Foot*
2020 (year of acquisition)	96.1%	$4,669	$15.01
2021	96.2%	$4,320	$13.89
2022	91.9%	$4,762	$15.31
2023	89.5%	$4,946	$15.90
2024	91.5%	$4,842	$15.56
2025	91.9%	$4,997	$16.06

*
Average Effective Annual Rent represents base rental income of rentable area, net of vacancy, free rent, concessions and credit loss (bad debt), and excludes ancillary income such as parking, percentage rent, reimbursements and other non-base rent charges.

No single tenant occupies ten percent or more of the rentable square footage of either properties. Additionally, both the RSE Palmer Controlled Subsidiary and the Parkland Controlled Subsidiary are adequately covered by real estate insurance with an average ad-valorem realty tax rate of 1.05% and 1.53%, respectively.
The RSE Palmer Controlled Subsidiary and the RSE Parkland Controlled Subsidiary have mortgages; however, the related indebtedness is incurred at the investee level and is not an obligation of the Fundrise Growth eREIT II, LLC.
Lease Expirations
As of the date of this Information Statement, substantially all leases at our multifamily residential properties listed above have terms of 12 months or less and therefore expire within one year.
Competition
Fundrise Growth eREIT II, LLC’s net income depends, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise Growth eREIT II, LLC competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Fundrise Platform, many of which have greater financial resources and lower costs of capital available to them. In addition, there are numerous REITs with asset acquisition objectives similar to those of Fundrise Growth eREIT II, LLC, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise Growth eREIT II, LLC. In particular, Fundrise Growth eREIT II, LLC’s investment objectives and strategies are similar to other Fundrise eREITs®, such as Fundrise East Coast Opportunistic REIT, LLC, Fundrise Growth eREIT III, LLC, Fundrise Development eREIT, LLC, and Fundrise Growth eREIT VII, LLC, which are also managed by the Manager. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments, Fundrise Growth eREIT II, LLC’s investment volume and profit margins for its investment portfolio could be impacted. Fundrise Growth eREIT II, LLC’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise Growth eREIT II, LLC has targeted for acquisition. Although the Manager believes that Fundrise Growth eREIT II, LLC is well positioned to compete effectively in each facet of its business, there is enormous competition in the market sector and there can be no assurance that Fundrise Growth eREIT II, LLC will compete effectively or that Fundrise Growth eREIT II, LLC will not encounter increased competition in the future that could limit its ability to conduct its business effectively.
Fundrise Growth eREIT III, LLC
Investments
The following tables summarize the asset acquisitions Fundrise Growth eREIT III, LLC has made as of December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP.
Real Property and Controlled Subsidiaries (JV Equity Investments)	Location	Type of Property	Date of Acquisition	Purchase Price(1)
NP 84, LLC(2)	Mansfield, TX	Multifamily	04/01/2019	$5,747,500
RSE SW4 Controlled Subsidiary	Dallas-Fort Worth MSA	Multifamily	06/28/2019	$40,877,070

(1)
Purchase Price refers to the total price paid by us for Fundrise Growth eREIT III, LLC’s pro rata share of the equity in the controlled subsidiary. The Purchase Price was determined at arm’s length in a transaction with a third party.

(2)
This investment has been redeemed as of the date of this Information Statement.

Real Property Controlled Subsidiaries (Wholly- Owned Investments)	Location	Type of Property	Date of Acquisition	Approx. Acquisition Cost	Projected Renovation Cost(1)	Projected Exit Price(1)	Projected Hold Period(1)
E353 Controlled Subsidiary(2)	Los Angeles, CA	Multifamily	03/28/2019	$775,000	20,000	$1,139,000 -$1,485,000	10 years

(1)
Projected renovation costs, exit prices, and hold periods presented are as of the date of acquisition by Fundrise Growth eREIT III, LLC, and have not been subsequently updated.

(2)
This investment has been redeemed as of the date of this Information Statement.

The information below provides an update on the RSE SW4 Controlled Subsidiary equity method investment as of the date of this Information Statement, which represents the only investment that amounts to more than 10% of Fundrise Growth eREIT III, LLC’s total investments as of December 31, 2025.

E353 Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum(*) (in thousands)	Average Effective Annual Rent Per Square Foot
2019 (year of acquisition)	91.6%	$17,876	$14.30
2020	94.6%	$18,255	$14.60
2021	95.3%	$20,319	$16.25
2022	93.4%	$22,872	$18.29
2023	93.1%	$24,065	$19.24
2024	92.5%	$23,809	$19.04
2025	93.8%	$19,494	$18.76

*
Average Effective Annual Rent represents base rental income of rentable area, net of vacancy, free rent, concessions and credit loss (bad debt), and excludes ancillary income such as parking, percentage rent, reimbursements and other non-base rent charges.

All leases executed with tenants at these properties generally do not have a lease term exceeding one year and have renewal options at the discretion of the lessee. No single tenant occupies ten percent or more of the rentable square footage of any property. Additionally, these properties are adequately covered by real estate insurance with an average ad-valorem realty tax rate of 2.12% based on each property’s appraised value.
The RSE SW4 Controlled Subsidiary has a mortgage; however, the related indebtedness is incurred at the investee level and is not an obligation of Fundrise Growth eREIT III, LLC.
Lease Expirations
As of the date of this Information Statement, substantially all leases at our multifamily residential properties listed above have terms of 12 months or less and therefore expire within one year.
Competition
Fundrise Growth eREIT III, LLC’s net income depends, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise Growth eREIT III, LLC competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Fundrise Platform, many of which have greater financial resources and lower costs of capital available to them. In addition, there are numerous REITs with asset acquisition objectives similar to those of Fundrise Growth eREIT III, LLC, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise Growth eREIT III, LLC. In particular, Fundrise Growth eREIT III, LLC’s investment objectives and strategies are similar to other Fundrise eREITs®, such as Fundrise East Coast Opportunistic REIT, LLC, Fundrise Growth eREIT II, LLC, Fundrise Development eREIT, LLC, and Fundrise Growth eREIT VII, LLC which are also managed by the Manager. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments, Fundrise Growth eREIT III, LLC’s investment volume and profit margins for its investment portfolio could be impacted. Fundrise Growth eREIT III, LLC’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise Growth eREIT III, LLC has targeted for acquisition. Although the Manager believes that Fundrise Growth eREIT III, LLC is well positioned to compete effectively in each facet of its business, there is enormous competition in the market sector and there can be no assurance that Fundrise Growth eREIT III, LLC will compete effectively or that Fundrise Growth eREIT III, LLC will not encounter increased competition in the future that could limit its ability to conduct its business effectively.

Fundrise Midland Opportunistic REIT, LLC
Investments
The following tables summarize the asset acquisitions Fundrise Midland Opportunistic REIT, LLC has made as of December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with GAAP definition and does not correlate to a subsidiary that would require consolidation under GAAP.
Bridge Loans	Location	Type of Property	Date of Acquisition	Interest Rate(1)	Maturity Date(2)	Total Commitment(3)	LTC(4)
Sterling Town Center Bridge Loan/RSE Aspect Promenade Controlled Subsidiary(5)	Raleigh, NC	Multifamily	08/28/2018	(5)	(5)	$9,702,000	68.0%

(1)
Interest Rate refers to the projected annual interest rate on each senior loan. The interest rate presented does not distinguish between interest that is paid current and interest that accrues to the maturity date, nor does it include any increases in interest rate that may occur in the future.

(2)
Maturity Date refers to the initial maturity date of each senior loan, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by Fundrise Midland Opportunistic REIT, LLC to fund the senior loan, not all of which may have been funded on the acquisition date.

(4)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. Fundrise Midland Opportunistic REIT, LLC generally uses LTC for properties that are subject to construction. LTCs presented are as of the date of acquisition by Fundrise Midland Opportunistic REIT, LLC, and have not been subsequently updated. There can be no assurance that the anticipated completion cost will be achieved.

(5)
The Sterling Town Center Bridge Loan converted into additional ownership of a “majority-owned subsidiary,” Aspect Promenade JV LP (the “RSE Aspect Promenade Controlled Subsidiary”) upon receiving approval from HUD, for an initial purchase price of approximately $9,702,000, which is the initial stated value of Fundrise Midland Opportunistic REIT, LLC’s additional equity interest in the RSE Aspect Promenade Controlled Subsidiary. The Sterling Town Center Bridge Loan conversion was approved by HUD and the bridge loan converted to common equity on March 29, 2019. Consequently, no interest accrued on the Sterling Town Center Bridge Loan.

Real Property and Controlled Subsidiaries (Preferred Equity Investments)		Real Property and Controlled Subsidiaries (Preferred Equity Investments)
	Location	Type of Property	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
Waypoint Austin Controlled Subsidiary(8)	Pflugerville, TX	Multifamily	11/11/2016	12.0%	09/08/2019	$3,000,000	—	66.0%
Aviator Apartments(8)	Colorado Springs, CO	Multifamily	12/06/2016	12.0%	05/29/2024	$1,000,000	82.1%	79.5%
RSE Waypoint San Antonio Controlled Subsidiary(8)	San Antonio, TX	Multifamily	12/30/2016	11.0%	12/30/2019	$7,025,000	—	68.5%
RSE Wickfield Controlled Subsidiary(8)	Ann Arbor, MI	Multifamily	03/28/2017	11.5%	10/31/2022	$3,175,000	90.0%	—
RSE Domain Controlled Subsidiary(8)	Tempe, AZ	Multifamily	04/13/2017	10.5%(6)	08/31/2024	$2,500,000	88.5%	—
Vukota Chestnut Springs Controlled Subsidiary(8)	Colorado Springs, CO	Multifamily	07/17/2017	12.0%	09/01/2025	$265,000	85.0%	—
Vukota Wind River Place Controlled Subsidiary(8)	Colorado Springs, CO	Multifamily	07/17/2017	12.0%	09/01/2025	$375,000	85.6%	—

Real Property and Controlled Subsidiaries (Preferred Equity Investments)		Real Property and Controlled Subsidiaries (Preferred Equity Investments)
	Location	Type of Property	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
Englewood Square Controlled Subsidiary(8)	Chicago, IL	Retail	11/02/2017	10.0%(7)	03/23/2023	$500,000	37.0 – 41.0%	—
RSE Waypoint Controlled Subsidiary(8)	Georgetown, TX	Multifamily	11/27/2017	11.0%	11/27/2020	$5,815,000	—	68.1%
RSE Walcott Controlled Subsidiary(8)	Denver, CO	Multifamily	06/20/2018	11.0%	06/20/2021	$2,700,000	—	63.7%
RSE Cherokee Flats Controlled Subsidiary(8)	Denver, CO	Mixed-Use	11/27/2018	11.5%	11/27/2023	$3,355,000	—	70.0%
RSE Aura Controlled Subsidiary(8)	San Antonio, TX	Multifamily	12/19/2018	13.0%	12/19/2019	$1,421,545	95.0%	—
RSE Lennox Controlled Subsidiary(8)	Las Vegas, NV	Multifamily	05/24/2019	9.0%	05/24/2029	$3,400,000	77.7%	—
RSE Church Lake Controlled Subsidiary(8)	Southaven, MS	Multifamily	05/31/2019	10.25%	05/31/2029	$5,800,000	90.0%	—
Audelia Controlled Subsidiary(8)	Dallas, TX	Multifamily	08/15/2019	10.0%	08/31/2029	$7,530,000	90.0%	—

(1)
Annual Return refers to the projected annual preferred economic return that Fundrise Midland Opportunistic REIT, LLC are entitled to receive with priority payment over the other equity invested in the property. The annual return presented does not distinguish between returns that are paid current and those that accrue to the redemption date, nor does it include any increases in annual return that may occur in the future.

(2)
Redemption Date refers to the initial or redemption date of each asset, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by Fundrise Midland Opportunistic REIT, LLC in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as reasonably determined by the Manager. There can be no assurance that such value will be achieved. Fundrise Midland Opportunistic REIT, LLC generally uses LTV for properties that are generating cash flow.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. Fundrise Midland Opportunistic REIT, LLC generally uses LTC for properties that are under construction. There can be no assurance that the anticipated completion cost will be achieved.

(6)
Per annum economic return is comprised of a minimum economic return of 10.5% for Year 1, 11% for Year 2, 12% for Years 3-4, and 13% for Years 5+ on the RSE Domain Controlled Subsidiary Investment.

(7)
The Englewood Square Investment earns a 10% annual return. In addition, the Englewood Square Investment earns 50% of any percentage rent paid by the property’s anchor tenant up to $18,000 in any calendar year.

(8)
This investment has been redeemed as of the date of this Information Statement.

Real Property Controlled Subsidiaries (Joint Venture Investments)	Location	Type of Property	Date of Acquisition	Purchase Price(1)
RSE Railfield Controlled Subsidiary(2)	San Marcos, TX	Multifamily	08/22/2017	$4,941,866
RSE Orion Controlled Subsidiary (S. Akron St)(3)	Denver, CO	Multifamily	09/28/2017	$5,386,054
RSE Orion Controlled Subsidiary (E. Asbury Ave)(3)	Denver, CO	Multifamily	11/30/2017	$5,034,285
RSE Aspect Promenade Controlled Subsidiary(2)(4)	Raleigh, NC	Multifamily	08/28/2018	$9,702,000
NP 85(2)	San Antonio, TX	Multifamily	12/19/2018	$2,585,727
EVO Controlled Subsidiary(5)	Las Vegas, NV	Multifamily	12/20/2019	$37,800,000

(1)
Purchase Price refers to the total price paid by us for Fundrise Midland Opportunistic REIT, LLC’s pro rata share of the equity in the controlled subsidiary.

(2)
This investment has been redeemed as of the date of this Information Statement.

(3)
On August 31, 2023, CWP Forest Cove JV LLC (the “RSE Orion Controlled Subsidiary”) refinanced the Forest Cove Apartments. Fannie Mae / CBRE Multifamily Capital, Inc. provided a $17,323,000 senior loan refinance with a 5.54% per annum fixed interest rate and full-term interest-only for five years.

(4)
Owned by Aspect Promenade JV, LP. All assets were acquired prior to the debt-to-equity conversion on March 29, 2019.

(5)
On May 31, 2023, Northmarq Capital LLC/Freddie Mac provided a $9,090,000 supplemental loan to EVO Controlled Subsidiary.

The information below provides an update on the EVO Controlled Subsidiary wholly owned investment as of the date of this Information Statement, which represents the only investment that amounts to more than 10% of Fundrise Midland Opportunistic REIT, LLC’s total investments as of December 31, 2025.
EVO Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum (in thousands)	Average Effective Annual Rent Per Square Foot*
2020 (year of acquisition)	91%	$6,261	$15.46
2021	95%	$6,732	$16.62
2022	90%	$7,617	$18.81
2023	95%	$8,172	$20.18
2024	92%	$8,037	$19.84
2025	95%	$7,827	$19.33

*
Average Effective Annual Rent represents base rental income of rentable area, net of vacancy, free rent, concessions and credit loss (bad debt), and excludes ancillary income such as parking, percentage rent, reimbursements and other non-base rent charges.

All leases executed with tenants at these properties generally do not have a lease term exceeding one year and have renewal options at the discretion of the lessee. No single tenant occupies ten percent or more of the rentable square footage of any property. Additionally, these properties are adequately covered by real estate insurance with an average ad-valorem realty tax rate of 2.93% based on each property’s appraised value.

The following table summarizes the nature and amount of the material mortgages and other liens or encumbrances affecting the properties as of December 31, 2025 (dollar amounts in thousands):
Borrower	Encumbrance Type	Interest Rate	Maturity Date	Balance as of December 31, 2025
FR-ICG EVO Owner LLC	Mortgage	4.58%	11/01/2028	$56,282
FR-ICG EVO Owner LLC	Mortgage	4.99%	11/01/2028	4,924
FR-ICG EVO Owner LLC	Mortgage	6.98%	11/01/2028	9,090
Total				70,296
Lease Expirations
As of the date of this Information Statement, substantially all leases at our multifamily residential properties listed above have terms of 12 months or less and therefore expire within one year.
Competition
Fundrise Midland Opportunistic REIT, LLC’s net income depends, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise Midland Opportunistic REIT, LLC competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Fundrise Platform, many of which have greater financial resources and lower costs of capital available to them. In addition, there are numerous REITs with asset acquisition objectives similar to those of Fundrise Midland Opportunistic REIT, LLC, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise Midland Opportunistic REIT, LLC. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments, Fundrise Midland Opportunistic REIT, LLC’s investment volume and profit margins for its investment portfolio could be impacted. Fundrise Midland Opportunistic REIT, LLC’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise Midland Opportunistic REIT, LLC has targeted for acquisition. Although the Manager believes that Fundrise Midland Opportunistic REIT, LLC is well positioned to compete effectively in each facet of its business, there is enormous competition in the market sector and there can be no assurance that Fundrise Midland Opportunistic REIT, LLC will compete effectively or that Fundrise Midland Opportunistic REIT, LLC will not encounter increased competition in the future that could limit its ability to its business effectively.
Fundrise West Coast Opportunistic REIT, LLC
Investments
The following tables summarize the asset acquisitions Fundrise West Coast Opportunistic REIT, LLC has made as of December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with U.S. GAAP definition and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.

Real Estate Debt Investments*	Location	Type of Property	Date of Acquisition	Interest Rate(1)	Maturity Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
Square One Parkman Senior Loan(6)	Los Angeles, CA	Land	10/26/2016	10.0%	10/14/2017	$1,575,000	—	84.0%
Square One Gramercy Senior Loan(6)	Los Angeles, CA	Land	10/26/2016	10.0%	10/14/2017	$2,100,000	—	51.0%
Square One Mesa Senior Loan(6)	San Pedro, CA	Land	10/26/2016	11.0%	10/14/2017	$1,300,000	—	64.0%
Ark Douglas Senior Loan(6)	Los Angeles, CA	Land	11/15/2016	9.0%	11/11/2017	$1,250,000	73.0%	74.0%
Square One Larchmont Senior Loan(6)	Los Angeles, CA	Land	02/14/2017	9.5%	02/14/2018	$2,805,000	52.0%	70.5%
Stradella Court Fletcher Senior Loan(6)	Los Angeles, CA	Land	04/26/2017	9.2%	04/26/2018	$2,175,000	62.0%	45.0%
Square One Homes Ave 56 Senior Loan(6)	Los Angeles, CA	Land	05/10/2017	9.0%	05/10/2018	$3,125,000	61.0%	86.9%
New Pointe Carlsbad Senior Loan(6)	Carlsbad, CA	Land	05/11/2017	10.0%	11/11/2018	$3,050,000	63.0%	69.2%
DB Builders Mar View 13 Senior Loan(6)	Los Angeles, CA	Land	06/02/2017	9.0%	06/02/2018	$1,417,000	35.0%	43.0%
Haven Frogtown Senior Loan(6)	Los Angeles, CA	Land	07/03/2017	9.0%	07/03/2018	$2,950,000	44.0%	69.0%
DB Builders Sixth Avenue Senior Loan(6)	Phoenix, AZ	Land	08/24/2017	10.0%	02/24/2018	$1,700,000	51.0%	—
DB Mar View Senior Loan(6)	Los Angeles, CA	Land	10/25/2017	9.5%	10/25/2019	$10,545,200	63.1%	82.0%
Peterberg Colfax Villas Senior Loan(6)	Los Angeles, CA	Land	12/04/2017	11.0%	11/27/2018	$2,650,000	74.0%	79.0%
Envision Delridge Five Senior Loan(6)	Seattle, WA	Land	12/06/2017	12.0%	07/14/2018	$2,500,000	73.0%	87.0%
LA Sunset II Senior Loan(6)	Los Angeles, CA	Multifamily	02/27/2018	9.7%	08/23/2019	$3,800,000	74.1%	72.7%
NextGen Homes Senior Loan(6)	Los Angeles, CA	Land	03/05/2018	9.5%	03/05/2020	$2,700,000	57.8%	85.0%
PB Colfax Villas Senior Loan(6)(7)	Los Angeles, CA	Land	04/06/2018	10.9%	04/06/2020	$8,120,000	77.0%	85.0%
SBD Investment 7 Senior Loan(6)	Los Angeles, CA	Land	04/23/2018	9.5%	12/23/2019	$6,375,000	67.2%	77.1%
Point Martin Senior Loan(6)	Daly City, CA	Land	05/30/2018	10.0%	05/30/2020	$15,900,000	43.9%	67.4%
636 Juanita Senior Loan(6)	Los Angeles, CA	Land	10/10/2018	10.0%	10/10/2019	$2,000,000	71.4%	—
SOG Senior Loan(6)	Los Angeles, CA	Land	04/12/2019	9.9%	10/12/2020	$3,000,000	72.3%	—
SBD 10 Senior Loan(6)	San Pedro, CA	Land	06/04/2019	9.5%	06/04/2020	$3,500,000	85.7%	—
Vermont NH Property Senior Loan(6)	Los Angeles, CA	Multifamily	12/02/2019	9.5%	12/02/2021	$6,400,000	80%	—
NexMetro Canyon Mezzanine Loan(6)	Phoenix, AZ	Multifamily	11/12/2020	12.5%	09/24/2023	$15,490,000	—	79.0%
NexMetro Magnolia Mezzanine Loan(6)	Phoenix, AZ	Multifamily	11/12/2020	12.5%	09/29/2023	$11,145,000	—	80.0%
PHB Senior Loan(6)	Escondido, CA	Land	06/30/2021	9.5%	06/30/2022	$33,500,000	71.0%	—

*
Acquisition was reviewed and approved by the Independent Representative prior to its consummation, with such determination that the transaction was fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset was to the affiliated seller.

(1)
Interest Rate refers to the projected annual interest rate on each senior loan. The interest rate presented does not distinguish between interest that is paid current and interest that accrues to the maturity date, nor does it include any increases in interest rate that may occur in the future.

(2)
Maturity Date refers to the initial maturity date of each senior loan, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by Fundrise West Coast Opportunistic REIT, LLC to fund the senior loan, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as determined by the Manager. LTVs presented are as of the date of acquisition by Fundrise West Coast Opportunistic REIT, LLC, and have not been subsequently updated. There can be no assurance that such value will be achieved. We generally use LTV for properties that are generating cash flow.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. Fundrise West Coast Opportunistic REIT, LLC generally uses LTC for properties that are subject to construction. LTCs presented are as of the date of acquisition, and have not been subsequently updated. There can be no assurance that the anticipated completion cost will be achieved.

(6)
This investment has been redeemed as of the date of this Information Statement.

(7)
The loan was in maturity default and deemed impaired. Fundrise West Coast Opportunistic REIT, LLC filed a lawsuit and was granted judgment against the guarantors of the loan and ultimately pursued the trustee sale (foreclosure) on the property. Fundrise West Coast Opportunistic REIT, LLC received title to the PB Colfax Villas Property for settlement of the defaulted loan on April 28, 2022. See Wholly Owned Investments table below.

Real Property and Controlled Subsidiaries (Preferred Equity Investments)	Location	Type of Property	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
RSE Revolve Controlled Subsidiary(6)	Seattle, WA	Multifamily	01/04/2017	10.0%	11/30/2019	$1,300,000	77.4%	—
Raven Ridge Agoura Controlled Subsidiary(6)	Agoura Hills, CA	Multifamily	10/10/2017	21.5%	09/30/2017	$1,850,000	73.0%	—
RSE Evergreen Controlled Subsidiary(6)	Oregon City, OR	Multifamily	02/13/2018	15.5%	09/01/2020	$2,000,000	—	78.5%
RSE Evergreen Controlled Subsidiary(6)	Richland, WA	Multifamily	02/16/2018	13.0%	03/01/2028	$1,745,000	93.0%	—
RSE – The George Controlled Subsidiary(6)	Anaheim, CA	Multifamily	12/21/2018	9.9%	01/01/2030	$11,500,000	—	70.0%

(1)
Annual Return refers to the projected annual preferred economic return that Fundrise West Coast Opportunistic REIT, LLC are entitled to receive with priority payment over the other equity invested in the property. The annual return presented does not distinguish between returns that are paid current and those that accrue to the redemption date, nor does it include any increases in annual return that may occur in the future.

(2)
Redemption Date refers to the initial or redemption date of each asset, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by Fundrise West Coast Opportunistic REIT, LLC in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as reasonably determined by the Manager. There can be no assurance that such value will be achieved. Fundrise West Coast Opportunistic REIT, LLC generally uses LTV for properties that are generating cash flow.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. Fundrise West Coast Opportunistic REIT, LLC generally uses LTC for properties that are under construction. There can be no assurance that the anticipated completion cost will be achieved.

(6)
This investment has been redeemed as of the date of this Information Statement.

Real Property Controlled Subsidiaries (JV Equity Investments)	Location	Property Type	Date of Acquisition	Purchase Price(1)
RSE Cooper Street Controlled Subsidiary(2)	Albuquerque, NM	Multifamily	02/15/2018	$8,707,334
CNP 120, LLC(3)	Los Angeles, CA	Mixed Use	12/26/2024	$4,625,000(4)
Western Studio, LLC(3)	Los Angeles, CA	Mixed Use	12/26/2024	$4,125,000
4202 WJ, LLC(3)	Los Angeles, CA	Mixed Use	12/26/2024	$5,024,000
4216 WJ, LLC(3)	Los Angeles, CA	Mixed Use	12/26/2024	$4,494,000

(1)
Purchase Price refers to the total price paid by us for Fundrise West Coast Opportunistic REIT, LLC’s pro rata share of the equity in the controlled subsidiary.

(2)
This investment has been redeemed as of the date of this Information Statement.

(3)
On December 26, 2024, the Company acquired a 25% TIC interest in Western Studio, LLC and a 50% TIC interest in CNP 120, LLC, 4202 WJ, LLC and 4216 WJ, LLC.

(4)
Transaction in-kind. Member interest acquired in connection with the sale of the W480 Controlled Subsidiary.

Real Property Controlled Subsidiaries (Wholly-Owned Investments)	Location	Type of Property	Approx. Square Footage at Acquisition	Date of Acquisition	Approx. Acquisition Cost	Projected Renovation Cost(1)	Projected Exit Price(1)		Projected Hold Period(1)
RSE C57 Controlled Subsidiary	Los Angeles, CA	Residential	32,000	06/11/2019	$4,382,000	$150,000	$ $	6,502,000 – 6,770,000	5 – 10 Years
RSE W37 Controlled Subsidiary	Los Angeles, CA	Mixed Use	4,625	06/20/2019	$1,510,000	$630,000		—	10 Years
RSE W362 Controlled Subsidiary	Los Angeles, CA	Mixed Use	6,900	07/22/2019	$3,105,000	$960,000		—	7 Years
W480 Controlled Subsidiary(2)	Los Angeles, CA	Commercial	23,000	07/14/2020	$8,130,000	$5,430,000		—	7 – 10 Years
W440 Controlled Subsidiary	Los Angeles, CA	Mixed Use	4,000	09/10/2020	$3,520,000	—		—	—
W40 Controlled Subsidiary(3)	Los Angeles, CA	Mixed Use	6,000	12/15/2020	$3,800,000	$1,270,000		—	—
PB Colfax Villas Property(4)(5)	Los Angeles, CA	Land	14,202	(4)	(4)	—		—	—

(1)
Projected renovation costs, exit prices, and hold periods presented are as of the date of acquisition by the Company, and have not been subsequently updated.

(2)
On December 26, 2024, the Company sold its original interest in the W480 Controlled Subsidiary and entered into a TIC transaction. Thereafter, the surviving investment in CNP 120, LLC is included as a JV equity investment.

(3)
To defer the capital gain realized from the sale of RSE Cooper Street Controlled Subsidiary, we established the W40 Controlled Subsidiary as a Qualified Opportunity Fund (“QOF”). Pursuant to the agreements governing the W40 Investment, we have full authority for the management of the W40 Controlled Subsidiary, including the W40 Property.

(4)
One of our investments in real estate debt, PB Colfax Villas Senior Loan, was in default and the Company filed a lawsuit against the guarantors of the loan. The Company ultimately pursued the trustee sale (foreclosure) on the property. The Company foreclosed on the PB Colfax Villas Property and received title to the property in full satisfaction of the defaulted loan on April 28, 2022. The underlying property was recorded at cost, which approximated the fair value of the asset (appraised value of the property less estimated selling costs), at the time of the restructuring.

(5)
This investment has been redeemed as of the date of this Information Statement.

As of the date of this Information Statement, the W40 Controlled Subsidiary represents more than 10% of Fundrise West Coast Opportunistic REIT, LLC’s total investments. While W40 did have one month-to-month lease in 2021, it has had no ongoing or current leasing activity. Because there are no active leases as of the date of this Information Statement, W40 has no current operating or lease-related data to report, and therefore no operating or lease expiration tables are presented. The information below provides an update on the other wholly owned investments as of the date of this Information Statement which amount to more than 10% of Fundrise West Coast Opportunistic REIT, LLC’s total investments as of December 31, 2025.
C57 Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum (in thousands)	Average Annual Rent Per Square Foot*
2019 (year of acquisition)	100.00%	$125,116	$9.47
2020	100.00%	$232,377	$17.59
2021	93.75%	$229,833	$17.40
2022	87.50%	$210,889	$15.97
2023	87.50%	$197,939	$14.99
2024	87.50%	$205,196	$15.54
2025	87.50%	$213,404	$16.16
W420 Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum	Average Effective Annual Rent Per Square Foot*
2020 (year of acquisition)	—	—	—
2021	—	—	—
2022	—	—	—
2023	—	—	—
2024	—	—	—
2025	100.00%	$721,056	$48.00
W421 Controlled Subsidiary
Year	Occupancy Rate	Average Effective Rent Per Annum	Average Effective Annual Rent Per Square Foot*
2020 (year of acquisition)	—	—	—
2021	—	—	—
2022	100.00%	$142,476	$12.00
2023	100.00%	$574,178	$48.36
2024	100.00%	$591,404	$49.81
2025	100.00%	$609,146	$51.31

*
Average Effective Annual Rent represents base rental income per square foot of rentable area, net of vacancy, free rent, concessions and credit loss (bad debt), and excludes ancillary income such as parking, percentage rent, reimbursements and other non-base rent charges.

Lease Expirations
W420 Controlled Subsidiary
Year	Number of Expiring Leases	Contractual Base Rent	Rentable Square Footage to Expire	% of Total Square Feet Expiring
2026	—	—	—	—
2027	—	—	—	—
2028	—	—	—	—
2029	—	—	—	—
2030	—	—	—	—
2031	—	—	—	—
2032	—	—	—	—
2033	—	—	—	—
2034	1	940,815	15,022	100.00%
Thereafter	—	—	—	—
Total	1	940,815	15,022	100.00%
W421 Controlled Subsidiary
Year	Number of Expiring Leases	Contractual Base Rent	Rentable Square Footage to Expire	% of Total Square Feet Expiring
2026	—	—	—	—
2027	—	—	—	—
2028	—	—	—	—
2029	—	—	—	—
2030	—	—	—	—
2031	—	—	—	—
2032	1	743,595	11,873	100.00%
2033	—	—	—	—
2034	—	—	—	—
Thereafter	—	—	—	—
Total	1	743,595	11,873	100.00%
Competition
Fundrise West Coast Opportunistic REIT, LLC’s net income depends, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Fundrise West Coast Opportunistic REIT, LLC competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms that compete with the Fundrise Platform, many of which have greater financial resources and lower costs of capital available to them. In addition, there are numerous REITs with asset acquisition objectives similar to those of Fundrise West Coast Opportunistic REIT, LLC, and others may be organized in the future, which may increase competition for the investments suitable for Fundrise West Coast Opportunistic REIT, LLC. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments, Fundrise West Coast Opportunistic REIT, LLC’s investment volume and profit margins for its investment portfolio could be impacted. Fundrise West Coast Opportunistic REIT, LLC’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Fundrise West Coast Opportunistic REIT, LLC has targeted for acquisition. Although the Manager believes that Fundrise West Coast Opportunistic REIT, LLC is well positioned to compete effectively in each facet of its business, there is enormous competition in the market sector and there can be no assurance that Fundrise West Coast Opportunistic REIT, LLC will compete effectively or that Fundrise West Coast Opportunistic REIT, LLC will not encounter increased competition in the future that could limit its ability to conduct its business effectively.
In addition to making investments in accordance with its investment objectives, Fundrise West Coast Opportunistic REIT, LLC uses its capital resources to make certain payments to the Manager. During Fundrise West Coast Opportunistic REIT, LLC’s organization and offering stage, these payments include payments for reimbursement of certain organization and offering expenses. During Fundrise West Coast Opportunistic REIT, LLC’s acquisition and development stage, it expects to make payments to the Manager in connection with the selection and origination or purchase of investments, the management of its assets and costs incurred by the Manager in providing services to Fundrise West Coast Opportunistic REIT, LLC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FUNDRISE EQUITY REIT, LLC
The following discussion and analysis of the financial condition, results of operations, and liquidity position of Fundrise Equity REIT (as defined below) should be read in conjunction with the accompanying Consolidated Financial Statements and the related notes thereto and the Consolidated Financial Statements and related notes thereto of Fundrise Equity REIT included elsewhere in this Information Statement. Fundrise Equity REIT is Fundrise eREIT’s accounting predecessor. The following discussion contains forward-looking statements that reflect Fundrise Equity REIT’s future plans, estimates, and beliefs. The following discussion and analysis of the financial condition and results of operations of Fundrise Equity REIT covers periods prior to the consummation of the Mergers described elsewhere in this Information Statement and does not reflect its effect on future periods. For an understanding of pro forma financial information including the effect of the Mergers, please see the section entitled “Unaudited Pro Forma Combined Financial Statements” in this Information Statement. Fundrise Equity REIT’s actual results could differ materially from those currently anticipated and expressed in such forward-looking statements because of various factors, including those described in the sections titled “Statements Regarding Forward-Looking Information,” “Risk Factors” and elsewhere in this Information Statement, all of which are difficult to predict. Except as otherwise required by the U.S. federal securities laws, Fundrise Equity REIT disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
References in this section to “Fundrise Equity REIT,” the “Company,” “we,” “us” and “our” are to Fundrise Equity REIT, LLC and its consolidated subsidiaries before giving effect to the potential Mergers and related transactions, unless the context otherwise requires or as otherwise indicated.
Business
Fundrise Equity REIT, LLC is a Delaware limited liability company formed on June 30, 2015. The use of the terms “Fundrise Equity REIT”, the “Company”, “we”, “us” or “our” in this Annual Report refer to Fundrise Equity REIT, LLC unless the context indicates otherwise. Effective September 1, 2022, the Company merged with Fundrise Balanced eREIT, LLC (the “2022 Merger”), with the Company as the surviving entity. Effective December 29, 2025, the Company merged with Fundrise eFund, LLC (the “Target Fund”), with the Company as the surviving entity (the “2025 Merger”).
We intend to originate, invest in and manage a diversified portfolio of commercial real estate properties, as well as commercial real estate loans, commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and real estate investment trust (“REIT”) senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. The Company has one reportable segment consisting of investments in real estate.
Fundrise Advisors, LLC (our “Manager”) is currently evaluating proposed merger initiatives intended to enhance long-term returns for existing shareholders through greater diversification, minimized operating costs, and increased economies of scale.
As a limited liability company, we have elected to be taxed as a C corporation. Commencing with the taxable year ended December 31, 2016, the Company has qualified for treatment as a REIT under the Internal Revenue Code of 1986, as amended, and intends to continue to operate as such. The Company has one taxable real estate investment trust subsidiary, which was established on February 1, 2021.
We are externally managed by our Manager, which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (our “Sponsor”), the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates our platform located at www.fundrise.com (the “Fundrise Platform”), which allows investors to hold interests in opportunities that may have been historically difficult to access. Our Manager has the authority to make all of the decisions regarding our investments, subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Sponsor also provides asset management, marketing, investor relations and other administrative services on our behalf. Accordingly, we do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.
Offering Results
As of the third quarter of 2024, our Manager closed the Regulation A offering of common shares of the Company (which we refer to as the “Offering”). We may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer our common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager. On December 29, 2025, the Company qualified up to $75.0 million of additional common shares for sale to effectuate the 2025 Merger. In connection with the 2025 Merger, we issued to the shareholders of the Target Fund common shares based on an agreed upon exchange ratio (“Exchange Ratio”). The Exchange Ratio was based on the Target Fund’s net asset value (“NAV”) per share that was effective as of the date of the 2025 Merger, December 29, 2025.
As of December 31, 2025 and 2024, we had raised total gross offering proceeds of approximately $318.7 million and $257.7 million, respectively, from settled subscriptions (including proceeds received in the private placements to our Sponsor, and Moat Investments, LP (f/k/a Fundrise, L.P.), an affiliate of our Sponsor, and approximately $10.2 million and $10.2 million, respectively, received in private placements to third parties), and had settled subscriptions in our Offering and private placements for an aggregate of approximately 23.7 million and 19.9 million, respectively, of our common shares. Following the consummation of the Mergers, there will be no future offerings pursuant to Regulation A or Regulation D by any of the Fundrise Merger Entities.
The per share purchase price for our common shares has been and will continue to be subject to adjustment every fiscal quarter (or as soon as commercially reasonable and announced by us thereafter) and will equal the greater of (i) $10.00 per share or (ii) the sum of our NAV, divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (“NAV per share”).
Below is the quarterly NAV per share since December 2023, as determined in accordance with our valuation policy.
Date	NAV per Share
December 30, 2023	$16.43
March 29, 2024	$16.70
June 29, 2024	$16.82
September 30, 2024	$16.85
December 31, 2024	$16.23
March 31, 2025	$16.24
June 30, 2025	$16.34
September 30, 2025	$16.53
December 29, 2025(1)	$16.39
April 1, 2026	$15.78

(1)
In connection with the 2025 Merger, the Manager adjusted NAV per share on December 29, 2025, effective as of such date.

Distributions
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level. During the year ended December 31, 2025 and 2024, the Company recognized approximately $1.3 million and $0, respectively, of federal excise tax expense due to timing differences between taxable income and distributions paid during the year.
When calculated on a tax basis, distributions were made 100% from capital gains for both of the years ended December 31, 2025 and 2024.
While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. However, there may also be times when our Manager elects to reduce our rate of distributions in order to preserve or build up a higher level of liquidity at the Company level.
Any distributions that we make will directly impact our NAV by reducing our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of a shareholder’s investment, the shareholder’s distributions plus the change in NAV per share (either positive or negative) will produce the shareholder’s total return.
Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the shareholder’s shares, and to the extent that it exceeds the shareholder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.
For further details, please see Note 8, Distributions in our consolidated financial statements.
Redemption Plan
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares. The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a shareholder could obtain liquidity as described in detail in our Offering Circular. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason.
As of December 31, 2025 and December 31, 2024, approximately 9.1 million and 8.0 million common shares, respectively, had been submitted for redemption since operations commenced, and 100% of such redemption requests have been honored. During the third quarter of 2025, our Manager temporarily suspended our redemption plan. As of December 31, 2025, we are not currently processing redemption requests. Our Manager may re-activate the plan at any time, at its sole discretion.
Sources of Operating Revenues and Cash Flows
We expect to primarily generate cash flows through the rental operations of our rental real estate properties, the distributions received from our investments in equity method investees, and the interest earned on our investments in real estate debt. We may also seek to acquire other investments which generate attractive returns without any leverage. See Note 2, Summary of Significant Accounting Policies — Revenue Recognition in our consolidated financial statements for further detail.

Results of Operations
Fiscal Year Ended December 31, 2025 Compared to Fiscal Year Ended December 31, 2024
For the years ended December 31, 2025 and 2024, we had net income of approximately $16.7 million and $10.9 million, respectively. Further information on the notable changes in our results are as follows:
Revenue
Rental Revenue
For the years ended December 31, 2025 and 2024, we earned rental revenue of approximately $8.5 million and $8.7 million, respectively, from the operations of rental real estate properties. The decrease in rental revenue is primarily attributable to an increase in vacancy and concessions.
Expenses
Property Operating and Maintenance Expenses
For the years ended December 31, 2025 and 2024, we incurred property operating and maintenance expenses of approximately $4.7 million and $4.9 million, respectively, which includes property insurance, real estate taxes, and other routine maintenance costs. The decrease in property operating and maintenance expenses is primarily attributable to lower property insurance expenses and reduced utility and common-area costs.
Investment Management Fees — Related Party
For the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $1.6 million and $1.9 million, respectively. The decrease in investment management fees is directly related to a decrease in our quarterly average net assets, as the investment management fee is calculated as a percentage of net assets each quarter. The decrease in average net assets is primarily attributable to redemptions during the first half of the year, fluctuations in the average fair value of our existing real estate investments period over period, as well as the declaration of capital gains distributions in order to comply with REIT distribution requirements.
General and Administrative Expenses
For the years ended December 31, 2025 and 2024, we incurred general and administrative expenses of approximately $839,000 and $659,000, respectively. The increase in general and administrative expenses is primarily attributable to higher professional fees, including audit and legal expenses.
Excise Tax Expense
For the years ended December 31, 2025 and 2024, we incurred excise tax expense of approximately $1.3 million and $0, respectively. The excise tax expense incurred during the year ended December 31, 2025 was attributable to the timing of required REIT distributions relative to taxable income for the year.
Other Income (Expense)
Equity in Earnings
For the years ended December 31, 2025 and 2024, we recognized equity in earnings of approximately $20.8 million and $14.7 million from our equity method investees, respectively. The increase in equity in earnings is primarily attributable to the $21.8 million of aggregate gains recognized from the disposition of three equity method investees during the year ended December 31, 2025 compared to the gain on disposition of one equity method investee during the year ended December 31, 2024. For more information, see Note 4, Investments in Equity Method Investees to the consolidated financial statements.

Dividend Income
For the years ended December 31, 2025 and 2024, we earned dividend income of approximately $472,000 and $142,000, respectively. The increase in dividend income is primarily attributable to an increase in cash invested in a money market sweep account.
Interest Expense — Related Party
For the years ended December 31, 2025 and 2024, we incurred interest expense on related party debt of approximately $200,000 and $340,000, respectively. The decrease in interest expense is primarily due to the related party notes being outstanding for a shorter period in 2025 compared to 2024. See Note 13, Related Party Arrangements to the consolidated financial statements for more information.
Decrease in Fair Value of Derivative Financial Instruments
For the years ended December 31, 2025 and 2024, we recognized a decrease in the fair value of our derivative financial instruments of approximately $388,000 and $682,000, respectively. The derivative financial instruments are related to the interest rate cap agreements associated with our mortgage payables on three rental real estate properties. The decrease in the fair values of our derivative financial instruments in the current period are a result of changes in interest rates in the capital markets, term to maturity and volatility relative to the prior period.
Our Investments
During the years ended December 31, 2025 and 2024, we had the following investments. See “Recent Developments” for a description of any investments we have made since December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) definition and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.
Real Property Controlled Subsidiaries (Wholly-Owned Investments)	Location	Type of Property	Approx. Square Footage at Acquisition	Date of Acquisition	Purchase Price
AP98 Controlled Subsidiary	Conroe, TX	Single-family rental	197,000	12/15/2020	$31,750,000
West Kernan Controlled Subsidiary	Jacksonville, FL	Multifamily	267,000	04/08/2021	$66,250,000
A93 Controlled Subsidiary(1)	Capital Heights, MD	Industrial	20,000	09/01/2022	$9,600,000
4700 Eisenhower Ave Controlled Subsidiary(2)	Alexandria, VA	Industrial	45,000	12/29/2025	$17,901,000
Chattahoochee Ave Controlled Subsidiary(2)	Atlanta, GA	Industrial	100,000	12/29/2025	$20,649,000
H13 Controlled Subsidiary(2)	Washington, DC	Single-family rental	2,072	12/29/2025	$1,824,000
S15 Controlled Subsidiary(2)	Los Angeles, CA	Single-family rental	1,335	12/29/2025	$829,000
S37 Controlled Subsidiary(2)	Los Angeles, CA	Single-family rental	900	12/29/2025	$775,000
E91 Controlled Subsidiary(2)	Los Angeles, CA	Mixed-use	(3)	12/29/2025	$1,425,000
S56 Controlled Subsidiary(2)	Los Angeles, CA	Single-family rental	1,300	12/29/2025	$1,075,000
M184 Controlled Subsidiary(2)	Los Angeles, CA	Single-family rental	1,629	12/29/2025	$1,240,000

(1)
This asset was acquired by the Company on September 1, 2022 in connection with the 2022 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the 2022 Merger, respectively.

(2)
This asset was acquired by the Company on December 29, 2025 in connection with the 2025 Merger. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the 2025 Merger, respectively.

(3)
Property is improved with three separate structures: a multi-tenant building containing four residential units and approximately 2,500 square feet, a single-family home with approximately 2,000 square feet, and a three-story commercial building with approximately 7,200 square feet.

Real Property and Controlled Subsidiaries (Preferred Equity Investments)	Location	Type of Property	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)	LTV(4)
RSE The Reef Controlled Subsidiary	Fort Myers, FL	Multifamily	08/31/2018	10.9%	09/01/2028	$6,835,000	82.1%

(1)
Annual Return refers to the projected annual preferred economic return that we are entitled to receive with priority payment over the other equity invested in the property. The annual return presented does not distinguish between returns that are paid current and those that accrue to the redemption date, nor does it include any increases in annual return that may occur in the future.

(2)
Redemption Date refers to the initial redemption date of each asset, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by the Company in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
Loan-to-value ratio (“LTV”), is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as reasonably determined by our Manager. LTVs presented are as of the date of acquisition by the Company, and have not been subsequently updated. There can be no assurance that such value will be achieved. For performance evaluation, we generally use LTV for properties that are generating cash flow.

Investments in Real Estate Debt	Location	Type of Property	Date of Acquisition	Interest Rate(2)	Maturity Date(3)	Total Commitment(4)	LTC(5)
NPSC Westmoreland Senior Loan(1)	Los Angeles. CA	Single-family rental	12/29/2025	6.0%	09/23/2025	$2,475,000	90.0%

(1)
This asset was acquired by the Company on December 29, 2025 in connection with the 2025 Merger. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger. The date of acquisition herein represents the date of the 2025 Merger; however, the projected loan-to-cost (“LTC”) presented is as of the asset’s initial date of acquisition.

(2)
Interest Rate refers to the projected annual interest rate on each loan. The interest rate presented does not distinguish between interest that is paid current and interest that accrues to the maturity date, nor does it include any increases in interest rate that may occur in the future.

(3)
Maturity Date refers to the initial maturity date of each loan, and does not take into account any extensions that may be available.

(4)
Total Commitment refers to the total commitment made by the Company to fund the loan, not all of which may have been funded on the acquisition date.

(5)
LTC ratio, is the approximate amount of the total commitment plus any other debt on the asset,

divided by the anticipated cost to complete the project. For performance evaluation, we generally use LTC for properties that are subject to construction. LTCs presented are as of the initial acquisition date, and have not been subsequently updated. There can be no assurance that the anticipated completion cost will be achieved.
Real Property Controlled Subsidiaries (Joint Venture Investments)	Location	Type of Property	Date of Acquisition	Purchase Price(1)
RSE Peak Controlled Subsidiary(2)	Richland, WA	Multifamily	09/19/2016	$8,460,000
RSE Aspect Promenade Controlled Subsidiary(3)	Kissimmee, FL	Multifamily	05/30/2018	$18,158,000
RSE Aspect Promenade Controlled Subsidiary(3)	Hollywood, FL	Multifamily	07/18/2018	$12,316,489
RSE Aspect Promenade Controlled Subsidiary(4)	Raleigh, NC	Multifamily	03/29/2019	$(4)
RSE Amira Controlled Subsidiary(5)	Tampa, FL	Multifamily	07/18/2019	$18,117,000
EVO Controlled Subsidiary	Las Vegas, NV	Multifamily	12/20/2019	$6,000,000
RSE Lexington Controlled Subsidiary	Lithonia, GA	Multifamily	02/26/2021	$13,591,000
RSE Trellis Controlled Subsidiary	Marietta, GA	Multifamily	04/02/2021	$12,513,000
Quail Valley Controlled Subsidiary(6)	Charlotte, NC	Multifamily	09/01/2022	$13,891,000
Chase Heritage Controlled Subsidiary(6)(7)	Sterling, VA	Multifamily	09/01/2022	$22,827,000
Alon Controlled Subsidiary(6)	San Antonio, TX	Multifamily	09/01/2022	$6,516,000
FR Rental, LLC(8)	Los Angeles, CA	Mixed-Use	12/26/2024	$4,100,000
RRE F1 Controlled Subsidiary(9)	Los Angeles, CA	Single-family rental	12/29/2025	$3,269,000

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary.

(2)
On February 14, 2025, the RSE Peak Controlled Subsidiary (“Fundrise Peak I, LLC”) sold the Villas at Meadow Springs Property for a sales price of approximately $61.8 million. Our distribution received from the sale totaled approximately $14.1 million. See Note 4, Investments in Equity Method Investees to the consolidated financial statements for further information regarding this disposition.

(3)
On August 12, 2022, the RSE Aspect Promenade Controlled Subsidiary (“Aspect Promenade JV LP”) sold the EnV property located in Hollywood, FL, for a sales price of approximately $110.0 million. Our distribution received from the sale totaled approximately $31.1 million. On September 14, 2022, the Aspect Promenade JV LP sold the Aspect property located in Kissimmee, FL, for a sales price of approximately $127.5 million. Our distribution received from the sale totaled approximately $22.8 million.

(4)
An affiliated entity became a member of the Aspect Promenade JV LP on March 29, 2019, contributing joint venture ownership in the investment located in Raleigh, NC as its initial contribution to the joint venture. As such, the Company’s ownership interest in the Aspect Promenade JV LP decreased to 44.1% and the Aspect Promenade JV LP has invested in a total of three properties, disclosed in the table above. Subsequent to achieving return hurdles defined in the joint venture agreement and as of December 31, 2023, the Company’s limited partner percentage interest was 27.6%. On August 15, 2025, Aspect Promenade JV LP sold the Sterling Town Center property for a sales price of approximately $74.2 million. The Company received a distribution of approximately $11.1 million from the net sales proceeds. This transaction represented the sale of the final property held by the joint venture, concluding the joint venture’s investment activity. See Note 4, Investments in Equity Method Investees to the consolidated financial statements for further information regarding this disposition.

(5)
On October 31, 2024, the RSE Amira Controlled Subsidiary (Amira JV LP) sold the Westly Shores Property for a sales price of approximately $103.0 million. Our distribution received from the sale totaled approximately $25.2 million. See Note 4, Investments in Equity Method Investees to the consolidated financial statements for further information regarding this disposition.

(6)
This asset was acquired by the Company on September 1, 2022 in connection with the 2022 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the 2022 Merger, respectively.

(7)
On May 30, 2025, the Chase Heritage Controlled Subsidiary (“FR-MP Chase JV LLC”) sold the Chase Heritage Property for a sales price of approximately $72.0 million. Our distribution received from the sale totaled approximately $24.8 million. See Note 4, Investments in Equity Method Investees to the consolidated financial statements for further information regarding this disposition.

(8)
On December 26, 2024, the Company acquired a 25.0% Tenancy-in-Common (“TIC”) interest in FR Rental, LLC. See Note 13, Related Party Arrangements for further information regarding the TIC transaction.

(9)
This asset was acquired by the Company on December 29, 2025 in connection with the 2025 Merger. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the 2025 Merger, respectively.

As of December 31, 2025, the Company’s investments in companies that are accounted for under the equity method of accounting also included the initial and subsequent contributions to National Lending, LLC (“National Lending”) in exchange for ownership interests. See Note 13, Related Party Arrangements for further information regarding National Lending.
In addition to the real estate and real estate-related investments described above, the Company also holds the following other investments:
Other Investments
On December 29, 2025, in connection with the 2025 Merger, we acquired ownership of a “wholly-owned subsidiary,” FR-SB 1, LLC, (the “Saltbox Investment Controlled Subsidiary”) for an aggregate acquisition cost of approximately $1.2 million, representing the relative fair value of the acquired asset and the stated value of our equity interest in the Saltbox Investment Controlled Subsidiary (the “Saltbox Investment”). The Saltbox investment consists of approximately 1,586,954 shares of Series B preferred stock of Saltbox, Inc. See Note 11, Equity Securities, to the consolidated financial statements for additional information. See the initial Form 1-U for an overview of the investment.
Additionally, on December 29, 2025, in connection with the 2025 Merger, we acquired ownership of a “wholly-owned subsidiary,” FR-SB Warrants, LLC, (the “Saltbox Warrants Controlled Subsidiary”) for an acquisition cost of approximately $16,000, representing the relative fair value of the acquired asset. The Saltbox Warrants Controlled Subsidiary holds warrants to purchase shares of common stock of Saltbox, Inc. (the “Saltbox Warrants”). See Note 10, Derivative Financial Instruments to the consolidated financial statements for additional information. See the initial Form 1-U for an overview of the investment.
Liquidation Support
Our target liquidating distribution is equal to a 20.00% average, annual non-compounded return as calculated and described below. Our Manager has entered into an agreement to make a payment to us of up to $500,000 if the distributions we pay upon liquidation (together with any distributions made prior to liquidation) are less than a 20.00% average annual non-compounded return. More specifically, our Manager will make the following payments to us upon liquidation if we are unable to achieve an average annual non-compounded return of at least 20.00%:
Average Annual Non-Compounded Return	Liquidation Support Payment
17.00% or less	$500,000
17.10% to 18.00%	$400,000
18.10% to 19.00%	$300,000
19.10% to 19.90%	$200,000
20.00% or greater	$—

Liquidity and Capital Resources
We obtain the capital to fund our investment activities and operating expenses from secured or unsecured financings from banks, cash flow from operations, net proceeds from asset repayments and sales, and other financing transactions. We use our capital to originate, invest in and manage a diversified portfolio of real estate investments and fund our operations. Our material cash requirements are primarily (i) funding new investments as opportunities arise, (ii) ordinary-course operating expenses and capital expenditures, and (iii) debt service. As December 31, 2025, we had no unfunded commitments, have not identified any material capital expenditure requirements over the next twelve months, and have no mortgage maturities during the same period.
As of December 31, 2025, we had deployed approximately $190.0 million in net capital for twenty-three investments and had approximately $33.9 million in cash and cash equivalents. The Company has a continuous funding commitment to maintain a capital contribution amount of 5% of its assets under management to National Lending. As of December 31, 2025, the Company has satisfied this requirement and had no unfunded capital commitment related to this obligation. We anticipate that cash on hand and proceeds from potential future Offerings will provide sufficient liquidity to meet any future funding commitments and costs of operations for the next 12 months.
We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We have no outstanding unsecured Company level debt as of the date of this Information Statement and December 31, 2025. This does not include any debt secured by the real property of our consolidated or unconsolidated investments. Our targeted portfolio-wide is between 50 – 85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During periods when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.
Additionally, because certain of our investments include both current interest payments and interest paid-in kind upon redemption of our investments, there may be differences between net income from operations and cash flow generated from our investments.
We seek to manage liquidity and capital resources to support our long-term investment strategy. Our ability to grow and diversify our portfolio is influenced, in part, by our ability to raise additional capital through the issuance of common shares. To the extent capital raising activity is lower than anticipated, the pace of new investments and portfolio diversification may be reduced. In addition, because we incur certain fixed operating expenses, slower capital growth could increase such expenses as a percentage of gross income and may affect the level of distributions over time.
Outlook and Recent Trends
Real estate has seen significant headwinds since the Federal Reserve (the “Fed”) first began raising rates in late 2022 to combat inflation. Over the past several years, a combination of higher interest rates, lower valuations, and a softer rental market has made real estate a challenging asset class from a return and valuation perspective. During 2025, the real estate market operated amid continued macroeconomic uncertainty and constrained capital markets. Within real estate, performance continues to diverge between property sectors. Single family rent continued to grow in 2025, while multifamily rent experienced modest softening.

We seek to identify and make our investments according to large macroeconomic trends precisely because we believe those trends are likely to drive outsized growth, which in turn can deliver above average performance. Despite growing concerns about the broader economic environment, the Fundrise portfolio continued to benefit from the underlying fundamentals of its asset base. Across much of the portfolio, disciplined asset management and diversification helped support operating performance during a period of limited transaction activity and reduced liquidity in private real estate markets. For many real estate investors, this translated into a year of consolidation, with property values remaining relatively stable rather than experiencing a broad recovery.
Although macroeconomic conditions were impacted by the unexpected introduction of tariffs in 2025, those measures were subsequently struck down in February 2026, and the longer-term economic effects of such policy changes remain uncertain. Notwithstanding this volatility, several economic indicators continue to suggest a slowing growth environment. Economic growth is slowing, the US consumer (especially the middle class) is getting increasingly stretched thin and inflation (but for the short-term impact of tariff-related pricing changes) should and would be continuing to slow. We believe that this will result in the easing of restrictive monetary policy and will bring about lower overall rates and a more normalized long-term risk-free rate of return, which we believe over time will manifest in higher asset values. In September, October, and December 2025, the Fed cut its benchmark interest rate by 25 basis points. As we look ahead, we believe that interest rates will continue to decline, although the timing and magnitude of any future changes remain uncertain.
Looking ahead to 2026, we believe market conditions may be approaching an inflection point, as certain institutional investors and advisors have characterized it as a potentially attractive buying opportunity going into 2026. Our investment approach remains focused on disciplined capital deployment across both equity and credit strategies, aligned with our long-term objectives and responsive to evolving market conditions. Just as higher rates and softer real estate fundamentals have kept values depressed, the combined benefit of lower rates and a reversed supply demand imbalance is likely to see values appreciate. We expect that the assets acquired during this period of depressed pricing and falling interest rates will be one of the largest drivers of outsized returns in the future.
Off-Balance Sheet Arrangements
As of December 31, 2025 and December 31, 2024, we had no off-balance sheet arrangements.
Recent Developments
Investments
On January 2, 2026, the Company invested $18.0 million to purchase shares of the Fundrise Real Estate Interval Fund, LLC, an affiliated real estate investment fund, at its then current net asset value per share.
Critical Accounting Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty and actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected. For a complete description of our accounting policies, see Note 2, Summary of Significant Accounting Policies in our annual consolidated financial statements included in this Information Statement.
Real Estate Debt Investment Impairment
We recognize losses on both principal and interest of real estate debt investments if it is probable that we will be unable to collect all amounts due according to the contractual terms of the agreement. If indicators of impairment are present, we evaluate the net undiscounted cash flows estimated to be generated by those assets compared to the asset’s carrying value. Estimates of undiscounted cash flows are based on forward- looking assumptions which require us to make judgments, including annual and residual cash flows and our estimated holding period for each asset. Such assumptions could be affected by future economic and market conditions. If such carrying value is in excess of the estimated undiscounted cash flows of the investment, we would recognize an impairment loss equivalent to the amount required to adjust the carrying value to its estimated fair value, calculated in accordance with current U.S. GAAP fair value provisions. The estimated fair value is based on our estimation of expected future cash flows discounted at the effective interest rate which involves a high degree of judgment. Changes in the facts and circumstances that drive management’s assumptions may result in an impairment to the Company’s assets in a future period that could be material to the Company’s results of operations.
Investments in Equity Method Investees Impairment
The Company evaluates its investments in equity method investees for impairment at least annually, or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. The Company estimates the fair value of the investment using various valuation techniques including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. Such assumptions involve a high degree of judgment and could be impacted by future economic and market conditions. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment loss to reduce the carrying value of its investment to fair value.
Impairment of Rental Real Estate Properties
Long-lived assets are reviewed for impairment at least annually, or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When determining if a property has indicators of impairment, we evaluate the property’s occupancy and cash flows, our expected holding period for the property, strategic decisions regarding the property’s future operations or development, and other market factors. Impairment exists if estimated future undiscounted cash flows associated with those assets are less than the assets’carrying value. Estimates of undiscounted cash flows are based on forward- looking assumptions, including annual and residual cash flows, terminal capitalization rates, and our estimated holding period for each asset. Such assumptions involve a high degree of judgment and could be affected by future economic and market conditions. When impairment exists, the long-lived asset is adjusted to its fair value, calculated as the excess of carrying value over the fair value. Fair value is determined using industry techniques, which include a discounted cash flow, comparable sales or income approaches. These valuation techniques require assumptions regarding future occupancy, rental rates, capital requirements, capitalization rate and discount rate that could differ materially from actual results and involve a high degree of judgment. Assets held for sale are recorded at the lower of cost or fair value less costs to sell.
Recent Accounting Pronouncements
The Financial Accounting Standards Board has released several Accounting Standards Updates (“ASUs”) that may have an impact on our financial statements. See Note 2, Summary of Significant Accounting Policies — Recent Accounting Pronouncements, in our consolidated financial statements included in this Information Statement for discussion of the relevant ASUs. We are currently evaluating the impact of the ASUs not yet adopted on our financial statements and determining our plan for adoption.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF FUNDRISE DEVELOPMENT eREIT, LLC
The following discussion and analysis of the financial condition, results of operations, and liquidity position of Fundrise Development eREIT (as defined below) should be read in conjunction with the accompanying unaudited Consolidated Financial Statements and the related notes thereto and the Unaudited Consolidated Financial Statements and related notes thereto of Fundrise Development eREIT included elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect Fundrise Development eREIT’s future plans, estimates, and beliefs. The following discussion and analysis of the financial condition and results of operations of Fundrise Development eREIT covers periods prior to the consummation of the Mergers described elsewhere in this Information Statement and does not reflect its effect on future periods. For an understanding of pro forma financial information including the effect of the Mergers, please see the section entitled “Unaudited Pro Forma Combined Financial Statements” in this Information Statement. Fundrise Development eREIT’s actual results could differ materially from those currently anticipated and expressed in such forward-looking statements because of various factors, including those described in the sections titled “Statements Regarding Forward-Looking Information,” “Risk Factors” and elsewhere in this Information Statement, all of which are difficult to predict. Except as otherwise required by the U.S. federal securities laws, Fundrise Development eREIT disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
References in this section to “Fundrise Development eREIT,” the “Company,” “we,” “us” and “our” are to Fundrise Development eREIT, LLC and its consolidated subsidiaries before giving effect to the potential Mergers and related transactions, unless the context otherwise requires or as otherwise indicated.
Business
Fundrise Development eREIT, LLC (formerly known as Fundrise Growth eREIT 2019, LLC) is a Delaware limited liability company formed on February 1, 2019. The use of the terms “Fundrise Development eREIT”, the “Company”, “we”, “us”, or “our” in this Annual Report refer to Fundrise Development eREIT, LLC unless the context indicates otherwise. Effective August 2, 2021, the Company merged (the “Merger”) with Fundrise Growth eREIT V, LLC, with the Company as the surviving entity, and concurrently changed its name to Fundrise Development eREIT, LLC.
We intend to originate, invest in, and manage a diversified portfolio of commercial real estate investments including, primarily, residential rental properties, as well as real estate-related debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and real estate investment trust (“REIT”) senior unsecured debt) and other real estate-related assets, where the underlying assets primarily consist of such properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. The Company has one operating and reportable segment consisting of investments in real estate.
As a limited liability company, we have elected to be taxed as a C corporation. Commencing with its taxable year ended December 31, 2019, the Company has qualified for treatment as a REIT under the Internal Revenue Code of 1986, as amended, and intends to continue to operate as such.
We are externally managed by Fundrise Advisors, LLC (our “Manager”), which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (our “Sponsor”), the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates our platform located at www.fundrise.com (the “Fundrise Platform”), which allows investors to hold interests in opportunities that may have been historically difficult to access. Our Manager has the authority to make all decisions regarding our investments, subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Sponsor also provides asset management, marketing, investor relations and other administrative services on our behalf. Accordingly, we do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.
Our Manager is currently evaluating proposed merger initiatives intended to enhance long-term returns for existing shareholders through greater diversification, minimized operating costs, and increased economies of scale.

Offering Results
During the second quarter of 2025 our Manager closed our Regulation A Offering of common shares of the Company (which we refer to as our “Offering”). The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D (“Regulation D”) of the Securities Act, as determined by our manager. As of both December 31, 2025 and December 31, 2024, we had raised total gross offering proceeds of approximately $158.2 million in total, respectively, from settled subscriptions (including proceeds received in the private placements to our Sponsor, and Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of our Sponsor, and approximately $1.9 million, respectively, received in private placements to third parties) and had settled subscriptions in our Offering and separate private placements for an aggregate of approximately 15,240,000, of our common shares. Following the consummation of the Mergers, there will be no future offerings pursuant to Regulation A or Regulation D by any of the Fundrise Merger Entities.
Upon the reopening of our Offering, if any, the per share purchase price for our common shares is adjusted by our Manager at the beginning of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has currently determined to adjust the per share purchase price quarterly (or as soon as commercially reasonable and announced by us thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value (“NAV”), divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (“NAV per share”).
Below is the NAV per share since December 30, 2023, as determined in accordance with our valuation policy.
Date	NAV Per Share
December 30, 2023	$9.52
March 29, 2024	$9.49
June 29, 2024	$9.57
September 30, 2024	$9.27
December 31, 2024	$8.95
March 31, 2025	$8.86
June 30, 2025	$8.85
September 30, 2025	$8.72
December 31, 2025	$8.66
April 1, 2026	$8.29
Distributions
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). To avoid federal income and excise taxes on retained taxable income and gains, we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.
While we are under no obligation to do so, we have in the past, and expect in the future, to declare and pay distributions monthly or quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. However, there may also be times when our Manager elects to reduce our rate of distributions in order to preserve or build up a higher level of liquidity at the Company level.

When calculated on a tax basis, distributions were made 100% from capital gains for the year ended December 31, 2025 and 100% from capital gains for the year ended December 31, 2024.
Any distributions that we may make will directly impact our NAV by reducing our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of a shareholder’s investment, the shareholder’s distributions plus the change in NAV per share (either positive or negative) will produce the shareholder’s total return.
Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the shareholder’s shares, and to the extent that it exceeds the shareholder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.
For further details, please see Note 8, Distributions in our unaudited consolidated financial statements.
Redemption Plan
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares. The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a shareholder could obtain liquidity as described in detail in our Offering Circular. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason.
As of December 31, 2025 and 2024, approximately 6.9 million and 5.7 million common shares, respectively, had been submitted for redemption since operations commenced, and 100% of such redemption requests have been honored. During the third quarter of 2025, our Manager temporarily suspended our redemption plan. As of December 31, 2025, we are not currently processing redemption requests. Our Manager may re-activate the plan at any time, at its sole discretion.
Sources of Operating Revenues and Cash Flows
We expect to primarily generate revenue and cash flows through the rental operations of our rental real estate properties and distributions from our investments in equity method investees. We may also seek to acquire other investments which generate attractive returns without any leverage. See Note 2, Summary of Significant Accounting Policies — Revenue Recognition in our unaudited consolidated financial statements for further detail.
Results of Operations
Fiscal Year Ended December 31, 2025 Compared to Fiscal Year Ended December 31, 2024
For the years ended December 31, 2025 and 2024, we had net losses of approximately $3.8 million and $8.5 million, respectively. Further information on the notable changes in our results are as follows:
Revenue
Rental Revenue
For the years ended December 31, 2025 and 2024, we earned rental revenue of approximately $4.5 million and $5.2 million, respectively, from the operation of rental real estate properties. The decrease is primarily attributable to the sale of two wholly owned subsidiaries in the second half of 2024, which contributed approximately $700,000 of rental revenue in the prior year.

Expenses
Property Operating and Maintenance
For the years ended December 31, 2025 and 2024, we incurred property operating and maintenance expenses of approximately $2.9 million and $3.0 million, respectively, which includes property insurance, real estate taxes, and other routine maintenance costs. Property operating and maintenance expenses remained relatively consistent with no significant changes from the prior period.
Depreciation and Amortization
For the years ended December 31, 2025 and 2024, we incurred depreciation and amortization expense of approximately $1.6 million and $2.4 million. The decrease in depreciation and amortization expense is attributable to in-place lease assets and deferred leasing costs being fully amortized for the C20 Property (as defined below) in June 2025. See Note 5, Intangible Lease Assets and Liabilities to the unaudited consolidated financial statements for further information. The decrease is also attributable to the sale of two wholly owned subsidiaries in the second half of 2024 for which we recognized approximately $358,000 of depreciation and amortization expense in the prior year.
Investment Management and Other Fees — Related Party
For the years ended December 31, 2025 and 2024, we incurred investment management and other related party fees of approximately $694,000 and $1.0 million, respectively. The decrease in investment management fees was primarily attributable to a lower quarterly average net asset value, as the investment management fee is calculated as a percentage of net assets each quarter. The overall decrease in average net assets is primarily attributable to redemptions throughout the period and the lower average fair value of our investments in the year ended December 31, 2025 as compared to the prior year. In addition, other related party fees decreased due to reduced development management fees following the partial sale of a joint venture equity investment that included a property under development.
General and Administrative Expenses
For the years ended December 31, 2025 and 2024, we incurred general and administrative expenses of approximately $462,000 and $535,000, respectively, which includes auditing and professional fees, bank fees, software and subscription costs, transfer agent fees, and other expenses associated with operating our business, including efforts to market properties for sale.
Other Income (Expense)
Decrease in Fair Value of Derivative Financial Instrument
For the years ended December 31, 2025 and 2024, we recognized a decrease in the fair value of our derivative financial instrument of approximately $351,000 and $1.4 million, respectively. The derivative financial instrument is related to the interest rate swap contract on the original mortgage payable of the C20 Property (as defined below) The decrease in the fair value of our derivative financial instrument is primarily attributable to its maturity which occurred on March 6, 2025. See Note 7, Derivative Financial Instrument to the unaudited consolidated financial statements for further information.
Equity in Earnings
For the years ended December 31, 2025 and 2024, we recognized equity in earnings from our equity method investees of approximately $1,589,000 and $1,148,000, respectively. The increase in equity in earnings is primarily attributable to a gain realized from one of our equity method investees due to a partial sale, offset by decreased operating performance from another investee. See Note 3, Investments in Equity Method Investees to the unaudited consolidated financial statements for further detail.
Interest Expense, net
For the years ended December 31, 2025 and 2024, we incurred interest expense of approximately $2.2 million and $1.2 million, respectively. The increase in interest expense is primarily attributable to a decrease in interest rate swap income, which is recorded as a reduction to “Interest expense, net” in our consolidated statements of operations. See Note 7, Derivative Financial Instrument to the unaudited consolidated financial statements for further information.
Interest Expense — Related Party
For the years ended December 31, 2025 and 2024, we incurred interest expense on related party debt of approximately $2.6 million and $2.8 million, respectively. The decrease in related party interest expense is primarily attributable to lower interest rates on our average principal balance outstanding during the year ended December 31, 2025 as compared to the year ended December 31, 2024. See Note 10, Related Party Arrangements to the unaudited consolidated financial statements for further information regarding National Lending.
Loss on Sale of Real Estate
For the years ended December 31, 2025 and 2024, we incurred a net realized loss on sale of investments of approximately $0 and $2.6 million, respectively. The loss in the prior year was due to the sale of the RSE V40 property and a Tenancy-in-Common (“TIC”) transaction in which we sold one wholly-owned investment in rental real estate in exchange for a non-controlling member interest and cash consideration. No sales occurred during the year ended December 31, 2025.
Impairment Loss on Real Estate
For the years ended December 31, 2025 and 2024, we incurred impairment loss of approximately $0 and $606,000, respectively. The loss in the prior year related to the impairment of a single property where the carrying amount of the asset exceeded its fair value, whereas no such impairments were incurred during the year ended December 31, 2025.
Our Investments
The following tables summarize the investments held during the period from January 1, 2024 through December 31, 2025. See “Recent Developments” for a description of any investments we have made since December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the U.S. GAAP definition and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.
Real Property Controlled Subsidiaries (Wholly-Owned Investments)	Location	Type of Property	Approx. Square Footage at Acquisition	Date of Acquisition	Approx. Acquisition Cost	Projected Renovation Cost(1)	Projected Exit Price(1)	Projected Hold Period(1)
RSE W421 Controlled Subsidiary(4)	Los Angeles, CA	Commercial	11,300	07/25/2019	$7,325,000	$610,000	$7,935,000	7 years
RSE C35 Controlled Subsidiary	Los Angeles, CA	Multifamily	5,300	07/31/2019	$4,195,000	$20,200,000	$24,400,000	7 years
RSE V40 Controlled Subsidiary(3)	Brentwood, MD	Mixed-Use	60,000	11/08/2019	$4,120,000	$2,400,000	$6,520,000	7 years
RSE R450 Investment	Brentwood, MD	Multifamily	43,500	11/08/2019	$7,660,000	$—	$7,660,000	10 years
W420 Controlled Subsidiary(4)	Los Angeles, CA	Mixed-Use	15,000	12/06/2019	$7,490,000	$4,920,000	$12,410,000	7 years
W372 Controlled Subsidiary	Los Angeles, CA	Multifamily	6,250	12/31/2019	$1,520,000	$900,000	$2,420,000	7 years
W422 Controlled Subsidiary	Los Angeles, CA	Mixed-Use	7,000	08/24/2020	$3,055,000	$4,170,000	$7,225,000	10 years
B19 Controlled Subsidiary(2)	Landover, MD	Unimproved Land	965,000	08/02/2021	$6,881,000	$52,119,000	$59,000,000	10 years
C20 Controlled Subsidiary(2)	Alexandria, VA	Mixed-Use	290,000	08/02/2021	$39,105,000	$—	$39,105,000	5 years

(1)
Projected renovation costs, exit prices, and hold periods presented are as of the date of acquisition by the Company, and have not been subsequently updated.

(2)
These assets were acquired by the Company on August 2, 2021 in connection with the Merger. The acquisition costs, renovation costs, exit prices, and hold periods presented are as of the initial date of acquisition, and were not updated as of or subsequent to the date of the Merger.

(3)
On April 16, 2024 the RSE V40 Controlled Subsidiary sold the RSE V40 Property.

(4)
On December 26, 2024, the Company sold its original interest in the RSE W421 and the W420 Controlled Subsidiaries and entered into a TIC transaction. As of December 31, 2024, the surviving investment in CNP 108, LLC is included in “Investments in equity method investees” on the Company’s consolidated balance sheets.

Real Property Controlled Subsidiaries (JV Equity Investments)	Location	Property Type	Date of Acquisition	Purchase Price(1)
GlenLine Controlled Subsidiary	Washington, DC	Land	09/25/2019	$5,850,000
Hampton Station Controlled Subsidiary(3)	Greenville, SC	Mixed Use	11/19/2021	$1,891,000
CNP 108, LLC(2)	Los Angeles, CA	Mixed Use	12/26/2024	$9,455,000(4)
5957 Western, LLC(2)	Los Angeles, CA	Mixed Use	12/26/2024	$4,125,000
4801 WJ, LLC(2)	Los Angeles, CA	Mixed Use	12/26/2024	$4,654,000

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary. The Purchase Prices are presented as of the date of acquisition, and have not been subsequently updated.

(2)
On December 26, 2024, the Company acquired a 25% TIC interest in 5957 Western, LLC, a 50% TIC interest in 4801 WJ, LLC and a 50% interest in CNP 108, LLC. The surviving investment in CNP 108, LLC is inclusive of the 50% purchase of the original interests in both the W420 Controlled Subsidiary and W421 Controlled Subsidiary for a purchase price of $5.0 million and $4.5 million, respectively.

(3)
On November 25, 2024, Hampton Station Holdings, LLC sold part of the Hampton Station property located in Greenville, SC for a sales price of approximately $11.1 million. Our distribution received from the sale totaled approximately $3.5 million. See Note 3, Investments in Equity Method Investees in our unaudited consolidated financial statements for further information regarding this disposition,

(4)
Transaction in-kind. Member interest in CNP 108, LLC acquired in connection with the sale of the Company’s original interests in the W420 Controlled Subsidiary and the W421 Controlled Subsidiary.

The following assets are owned by Fundrise SFR DEV JV 1, LLC, a joint venture (“Co-Investment Arrangement”) between the Company and Fundrise Real Estate Interval Fund, LLC. See Note 3, Investments in Equity Method Investees in our unaudited consolidated financial statements for more information.
Real Property Controlled Subsidiaries (Co-Investments)	Location	Property Type	Date of Acquisition	Purchase Price(1)
Carmel Villas Controlled Subsidiary	Denton, TX	Land	04/02/2021	$6,594,000
Kingsland Heights Controlled Subsidiary(2)	Brookshire, TX	Single Family Rental	07/22/2021	$2,516,000

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary. The Purchase Prices are presented as of the date of acquisition, and have not been subsequently updated.

(2)
On June 28, 2024 the investment in Kingsland Heights Controlled Subsidiary was redeemed.

As of December 31, 2025, the Company’s investments in companies that are accounted for under the equity method of accounting also included the contributions to National Lending, LLC (“National Lending”) in exchange for ownership interests. See Note 11, Related Party Arrangements for further information regarding National Lending and Co-Investment Arrangements.

Liquidity and Capital Resources
We obtain the capital to fund our investment activities and operating expenses from secured or unsecured financings from banks, our Offering, cash flow from rental real estate properties and equity method investments, net proceeds from asset repayments and sales, and other financing transactions. We use our capital to originate, invest in and manage a diversified portfolio of real estate investments and fund our operations. Our material cash requirements are primarily (i) funding new investments as opportunities arise, (ii) ordinary-course operating expenses and capital expenditures, and (iii) debt servicing. As of December 31, 2025, we had no unfunded commitments, have not identified any material capital expenditure requirements over the next twelve months, and have no mortgage maturities during the same period. As of December 31, 2025, we had deployed approximately $155.2 million for fourteen investments and had approximately $4.2 million in cash and cash equivalents. The Company has a continuous funding commitment to maintain a capital contribution amount of 5% of its assets under management to National Lending. As of December 31, 2025, the Company has satisfied this requirement and had no unfunded capital commitment related to this obligation. See Note 11, Related Party Arrangements in our unaudited consolidated financial statements for further information regarding National Lending. As of December 31, 2025, we anticipate that cash on hand, cash flow from our rental real estate properties and equity method investments, proceeds from asset sales or repayments, and net proceeds from our Offering will provide sufficient liquidity to meet any future funding commitments and costs of operations for at least the next 12 months.
We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We have outstanding unsecured Company level debt (inclusive of accrued interest) of approximately $41.0 million and $40.7 million and as of the date of this Information Statement and December 31, 2025, respectively. This amount does not include any debt secured by the real property of our consolidated or unconsolidated investments. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50 – 85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the periods when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the portfolio) in order to quickly build a diversified portfolio of assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.
We seek to manage liquidity and capital resources to support our long-term investment strategy. Our ability to grow and diversify our portfolio is influenced, in part, by our ability to raise additional capital through the issuance of common shares. To the extent capital raising activity is lower than anticipated, the pace of new investments and portfolio diversification may be reduced. In addition, because we incur certain fixed operating expenses, slower capital growth could increase such expenses as a percentage of gross income and may affect the level of distributions over time.
Outlook and Recent Trends
Real estate has seen significant headwinds since the Federal Reserve (the “Fed”) first began raising rates in late 2022 to combat inflation. Over the past several years, a combination of higher interest rates, lower valuations, and a softer rental market has made real estate a challenging asset class from a return and valuation perspective. During 2025, the real estate market operated amid continued macroeconomic uncertainty and constrained capital markets. Within real estate, performance continues to diverge between property sectors. Single family rent continued to grow in 2025, while multifamily rent experienced modest softening.

We seek to identify and make our investments according to large macroeconomic trends precisely because we believe those trends are likely to drive outsized growth, which in turn can deliver above average performance. Despite growing concerns about the broader economic environment, the Fundrise portfolio continued to benefit from the underlying fundamentals of its asset base. Across much of the portfolio, disciplined asset management and diversification helped support operating performance during a period of limited transaction activity and reduced liquidity in private real estate markets. For many real estate investors, this translated into a year of consolidation, with property values remaining relatively stable rather than experiencing a broad recovery.
Although macroeconomic conditions were impacted by the unexpected introduction of tariffs in 2025, those measures were subsequently struck down in February 2026, and the longer-term economic effects of such policy changes remain uncertain. Notwithstanding this volatility, several economic indicators continue to suggest a slowing growth environment. Economic growth is slowing, the US consumer (especially the middle class) is getting increasingly stretched thin and inflation (but for the short-term impact of tariff-related pricing changes) should and would be continuing to slow. We believe that this will result in the easing of restrictive monetary policy and will bring about lower overall rates and a more normalized long-term risk-free rate of return, which we believe over time will manifest in higher asset values. In September, October, and December 2025, the Fed cut its benchmark interest rate by 25 basis points. As we look ahead, we believe that interest rates will continue to decline, although the timing and magnitude of any future changes remain uncertain.
Looking ahead to 2026, we believe market conditions may be approaching an inflection point, as certain institutional investors and advisors have characterized it as a potentially attractive buying opportunity going into 2026. Our investment approach remains focused on disciplined capital deployment across both equity and credit strategies, aligned with our long-term objectives and responsive to evolving market conditions. Just as higher rates and softer real estate fundamentals have kept values depressed, the combined benefit of lower rates and a reversed supply demand imbalance is likely to see values appreciate. We expect that the assets acquired during this period of depressed pricing and falling interest rates will be one of the largest drivers of outsized returns in the future.
Off-Balance Sheet Arrangements
As of December 31, 2025 and 2024, we had no off-balance sheet arrangements.
Recent Developments
In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement, for potential recognition or disclosure. No subsequent events were identified that require adjustment to or disclosure in the accompanying consolidated financial statements.
Critical Accounting Estimate
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty and actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected. For a complete description of our accounting policies, see Note 2, Summary of Significant Accounting Policies in our unaudited consolidated financial statements included in this Information Statement.
Investments in Equity Method Investees Impairment
The Company evaluates its investments in equity method investees for impairment at least annually, or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. The Company estimates the fair value of the investment using various valuation techniques including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. Such assumptions involve a high degree of judgment and could be impacted by future economic and market conditions. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment loss to reduce the carrying value of its investment to fair value.
Impairment of Rental Real Estate Properties and Real Estate Held for Improvement
Long-lived assets are reviewed for impairment at least annually, or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When determining if a property has indicators of impairment, we evaluate the property’s occupancy and cash flows, our expected holding period for the property, strategic decisions regarding the property’s future operations or development, and other market factors. Impairment exists if estimated future undiscounted cash flows associated with those assets are less than the assets’ carrying value. Estimates of undiscounted cash flows are based on forward- looking assumptions, including annual and residual cash flows, terminal capitalization rates, and our estimated holding period for each asset. Such assumptions involve a high degree of judgment and could be affected by future economic and market conditions. When impairment exists, the long-lived asset is adjusted to its fair value, calculated as the excess of carrying value over the fair value. Fair value is determined using industry techniques, which include a discounted cash flow, comparable sales or income approaches. These valuation techniques require assumptions regarding future occupancy, rental rates, capital requirements, capitalization rate and discount rate that could differ materially from actual results and involve a high degree of judgment. Assets held for sale are recorded at the lower of cost or fair value less costs to sell.
Recent Accounting Pronouncements
The Financial Accounting Standards Board has released several Accounting Standards Updates (“ASUs”) that may have an impact on our financial statements. See Note 2, Summary of Significant Accounting Policies — Recent Accounting Pronouncements, in our unaudited consolidated financial statements included in this Information Statement for discussion of the relevant ASUs. We are currently evaluating the impact of the ASUs not yet adopted on our financial statements and determining our plan for adoption.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF FUNDRISE WEST COAST OPPORTUNISTIC REIT, LLC
The following discussion and analysis of the financial condition, results of operations, and liquidity position of Fundrise West Coast Opportunistic REIT (as defined below) should be read in conjunction with the accompanying unaudited Consolidated Financial Statements and the related notes thereto and the Unaudited Consolidated Financial Statements and related notes thereto of Fundrise West Coast Opportunistic REIT included elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect Fundrise West Coast Opportunistic REIT’s future plans, estimates, and beliefs. The following discussion and analysis of the financial condition and results of operations of Fundrise West Coast Opportunistic REIT covers periods prior to the consummation of the Mergers described elsewhere in this Information Statement and does not reflect its effect on future periods. For an understanding of pro forma financial information including the effect of the Mergers, please see the section entitled “Unaudited Pro Forma Combined Financial Statements” in this Information Statement. Fundrise West Coast Opportunistic REIT’s actual results could differ materially from those currently anticipated and expressed in such forward-looking statements because of various factors, including those described in the sections titled “Statements Regarding Forward-Looking Information,” “Risk Factors” and elsewhere in this Information Statement, all of which are difficult to predict. Except as otherwise required by the U.S. federal securities laws, Fundrise West Coast Opportunistic REIT disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
References in this section to “Fundrise West Coast Opportunistic REIT,” the “Company,” “we,” “us” and “our” are to Fundrise West Coast Opportunistic REIT, LLC and its consolidated subsidiaries before giving effect to the potential Mergers and related transactions, unless the context otherwise requires or as otherwise indicated.
Business
Fundrise West Coast Opportunistic REIT, LLC is a Delaware limited liability company formed on November 19, 2015 to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas (“MSAs”). The use of the terms “Fundrise West Coast Opportunistic REIT, LLC”, the “Company”, “we”, “us” or “our” in this Annual Report refer to Fundrise West Coast Opportunistic REIT, LLC unless the context indicates otherwise. We use substantially all of the net proceeds raised from our initial and subsequent offerings to invest in such properties, and may also invest in commercial real estate debt securities and other select real estate-related assets, where the underlying assets primarily consist of such properties. Operations substantially commenced on October 25, 2016. During the third quarter of 2021, Fundrise Advisors, LLC, (our “Manager”) closed the offering of common shares of the Company sold pursuant to Regulation A (which we refer to as the “Offering”). We may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer our common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager. The Company has one operating and reportable segment consisting of investments in real estate.
As a limited liability company, we have elected to be taxed as a C corporation. Commencing with the taxable year ended December 31, 2016, the Company has qualified for treatment as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and intends to continue to operate as such.
We are externally managed by Fundrise Advisors, LLC (our “Manager”), which is an investment adviser registered with the SEC and a wholly-owned subsidiary of Rise Companies Corp. (our “Sponsor”), the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates our platform located at www.fundrise.com (the “Fundrise Platform”), which allows investors to hold interests in opportunities that may have been historically difficult to access. Our Manager has the authority to make all decisions regarding our investments, subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Sponsor also provides investment management, marketing, investor relations and other administrative services on our behalf. Accordingly, we do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us.
Our Manager is currently evaluating proposed merger initiatives intended to enhance long-term returns for existing shareholders through greater diversification, minimized operating costs, and increased economies of scale.
Offering Results
During the third quarter of 2021, the Manager closed our Regulation A Offering of common shares of the Company (which we refer to as our “Offering”). The Company may, in the future, file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D, as determined by the Manager. As of both December 31, 2025 and 2024, we had raised total gross offering proceeds of approximately $127.7 million from settled subscriptions (including proceeds received in the private placements to our Sponsor and Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of our Sponsor), and had settled subscriptions in our Offering and private placements for an aggregate of approximately 12.8 million of our common shares. Following the consummation of the Mergers, there will be no future offerings pursuant to Regulation A or Regulation D by any of the Fundrise Merger Entities.
Upon the reopening of our Offering, if any, the per share purchase price for our common shares has been and will continue to be subject to adjustment every fiscal quarter (or as soon as commercially reasonable and announced by us thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value (“NAV”) divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (“NAV per share”).
Below is the NAV per share since December 30, 2023, as determined in accordance with our valuation policy.
Date	NAV Per Share
December 30, 2023	$9.76
March 29, 2024	$9.94
June 29, 2024	$9.96
September 30, 2024	$9.90
December 31, 2024	$9.84
March 31, 2025	$9.81
June 30, 2025	$9.69
September 30, 2025	$9.61
December 31, 2025	$9.59
April 1, 2026	$9.52
Distributions
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.
While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates.
When calculated on a tax basis, distributions were made 60% from ordinary income, 25% from capital gains and 15% from return of capital for the year ended December 31, 2025. When calculated on a tax basis, distributions were made 70% from ordinary income and 30% from capital gains for the year ended December 31, 2024.
Any distributions that we make directly impacts our NAV by reducing our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of a shareholder’s investment, the shareholder’s distributions plus the change in NAV per share (either positive or negative) will produce the shareholder’s total return.
Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the shareholder’s shares, and to the extent that it exceeds the shareholder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.
For further details, please see Note 7, Distributions, in our unaudited consolidated financial statements.
Redemption Plan
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares. The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a shareholder could obtain liquidity as described in detail in our Offering Circular. Effective July 1, 2024, we revised our Redemption Plan to increase the maximum amount of shares that may be redeemed in a quarter to be 5.00% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason.
As of December 31, 2025 and 2024, approximately 6.8 million and 6.1 million common shares, respectively, had been submitted for redemption since operations commenced, and 100% of such redemption requests have been honored. During the third quarter of 2025, our Manager temporarily suspended our redemption plan. As of December 31, 2025, we are not currently processing redemption requests. Our Manager may re-activate the plan at any time, at its sole discretion.
Sources of Operating Revenues and Cash Flows
We expect to primarily generate cash flows from rental revenue on our investments in rental real estate properties, distributions from our equity method investees, and interest revenue on our real estate debt investments. We may also generate cash flow from interest income on related party notes, and seek to acquire investments which generate attractive returns without any leverage. See Note 2, Summary of Significant Accounting Policies — Revenue and Income Recognition, in our unaudited consolidated financial statements for further detail.

Results of Operations
Fiscal Year Ended December 31, 2025 Compared to Fiscal Year Ended December 31, 2024
For the years ended December 31, 2025 and 2024, we had total net income (losses) of approximately $(368,000) and $2.5 million, respectively. Further information on the notable changes in our results are as follows:
Revenue
Interest Revenue
For the years ended December 31, 2025 and 2024, we earned interest revenue of approximately $131,000 and $362,000, respectively, from our investments in real estate debt and investments in debt securities. The decrease was primarily attributable to a lower principal balance of real estate debt investments held during 2025 compared to 2024.
Expenses
Investment Management Fees — Related Party
For the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $532,000 and $645,000, respectively. The decrease in investment management fees is directly related to a decrease in the quarterly average net assets, as the investment management fee is calculated as a percentage of net assets each quarter. The overall decrease in average net assets is primarily attributable to redemptions throughout the year and the lower average fair value of our investments in 2025 compared to 2024.
Property Operating and Maintenance
For the years ended December 31, 2025 and 2024, we incurred property operating and maintenance expenses of approximately $432,000 and $506,000, respectively. The decrease in property operating and maintenance expense is primarily attributed to the sale of two rental real estate properties in December 2024 and November 2025.
Depreciation and Amortization
For the years ended December 31, 2025 and 2024, we incurred depreciation and amortization expenses of approximately $283,000 and $381,000, respectively. The decrease in depreciation and amortization expense is primarily attributable to the sale of two rental real estate properties in December 2024 and November 2025.
Other Income (Expenses)
Interest Income — Related Party
For the years ended December 31, 2025 and 2024, we earned interest income of approximately $650,000 and $2.0 million, respectively. The decrease in interest income is primarily attributable to the payoff of promissory notes receivable extended to National Lending, LLC (“National Lending”) in the current period and a lower principal balance outstanding in the current period as compared to the corresponding period in 2024.
Dividend Income
For the years ended December 31, 2025 and 2024, we earned dividend income of approximately $204,000 and $126,000, respectively. The increase in dividend income is primarily attributable to an increase in cash invested in the money market sweep account.
Equity in Earnings
For the years ended December 31, 2025 and 2024, we had equity in earnings of approximately $277,000 and $363,000 from our equity method investments, respectively. The decrease in equity in earnings during the year ended December 31, 2025 is primarily due to operating losses at certain equity method investees, which reduced the Company’s proportionate share of recognized earnings from these investments..
Impairment Loss on Real Estate
For the years ended December 31, 2025 and 2024, we recognized approximately $278,000 and $0, respectively, of impairment loss on real estate. The impairment loss was recognized in 2025 for one real estate investment that was sold in November 2025. In connection with the sale, the Company recognized an impairment loss of approximately $278,000 based on the excess of the investment’s carrying amount over its fair value.
Gain on Sale of Real Estate Investments
For the years ended December 31, 2025 and 2024, we recognized approximately $0 and $1.3 million, respectively, of gain on the sale of real estate. During the year ended December 31, 2024, we entered into a Tenancy-in-Common (“TIC”) transaction in which we sold one wholly-owned investment in rental real estate in exchange for a non-controlling member interest and cash consideration. See Note 3, Investments in Equity Method Investees and Note 9, Related Party Arrangements to the unaudited consolidated financial statements for further information.
Our Investments
The following tables summarize the investments held during the period from January 1, 2024 through December 31, 2025. See “Recent Developments” for a description of investments we have made since December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the definition of such term under the accounting principles generally accepted in the United States (“U.S. GAAP”) and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.
Real Property Controlled Subsidiaries (Preferred Equity Investments)	Location	Type of Property	Date of Acquisition	Annual Return(1)	Redemption Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
RSE-The George Controlled Subsidiary(6)	Anaheim, CA	Multifamily	12/21/2018	9.9%	01/01/2030	$11,500,000	70%	—

(1)
Annual Return refers to the projected annual preferred economic return that we are entitled to receive with priority payment over the other equity invested in the property. The annual return presented does not distinguish between returns that are paid current and those that accrue to the redemption date, nor does it include any increases in annual return that may occur in the future.

(2)
Redemption Date refers to the initial redemption date of each asset, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by the Company in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as reasonably determined by our Manager. There can be no assurance that such value will be achieved. For performance evaluation, we generally use LTV for properties that are generating cash flow. LTVs presented are as of the date of acquisition by the Company, and have not been subsequently updated.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. For performance evaluation, we generally use LTC for properties that are under construction. There can be no assurance that the anticipated completion cost will be achieved. LTCs presented are as of the date of acquisition by the Company, and have not been subsequently updated.

(6)
On December 1, 2025, the RSE- The George Controlled Subsidiary was paid off and is no longer outstanding.

Real Property Controlled Subsidiaries (Wholly- owned Properties)	Location	Type of Property	Approx. Square Footage at Acquisition	Date of Acquisition	Approx. Acquisition Cost	Projected Renovation Cost(1)
RSE C57 Controlled Subsidiary	Los Angeles, CA	Residential	32,000	6/11/2019	$4,382,000	$150,000
RSE W37 Controlled Subsidiary	Los Angeles, CA	Mixed Use	4,625	6/20/2019	$1,510,000	$630,000
RSE W362 Controlled Subsidiary	Los Angeles, CA	Mixed Use	6,900	7/22/2019	$3,105,000	$960,000
RSE W480 Controlled Subsidiary(2)	Los Angeles, CA	Mixed Use	23,000	7/14/2020	$8,130,000	$5,430,000
RSE W440 Controlled Subsidiary	Los Angeles, CA	Mixed Use	4,000	9/10/2020	$3,520,000	$—
RSE W40 Controlled Subsidiary(3)	Los Angeles, CA	Mixed Use	6,000	12/15/2020	$3,800,000	$1,270,000
PB Colfax Villas Property(4)(5)	Los Angeles, CA	Land	14,202	(4)	(4)	—

(1)
Projected renovation costs, exit prices, and hold periods presented are as of the date of acquisition by the Company, and have not been subsequently updated.

(2)
On December 26, 2024, the Company sold its original interest in the W480 Controlled Subsidiary and entered into a TIC transaction. As of December 31, 2024, the surviving investment in CNP, 120 LLC is included in “Investments in equity method investees” on the Company’s consolidated balance sheets.

(3)
To defer the capital gain realized from the sale of RSE Cooper Street Controlled Subsidiary, we established the W40 Controlled Subsidiary as a Qualified Opportunity Fund (“QOF”). Pursuant to the agreements governing the W40 Investment, we have full authority for the management of the W40 Controlled Subsidiary, including the W40 Property. See Note 5, Investments in Rental Real Estate Properties and Real Estate Held for Improvement for further information on the W40 Controlled Subsidiary and the QOF.

(4)
As of December 31, 2021, one of our investments in real estate debt, PB Colfax Villas Senior Loan, was in default. In 2021, the Company filed a lawsuit against the guarantors of the loan, and the Company was ultimately granted a judgment against the guarantors. On April 27, 2022, the Company pursued the trustee sale (foreclosure) on the property. The Company was the highest bidder and foreclosed on the PB Colfax Villas Property. The Company received title to the property in full satisfaction of the defaulted loan on April 28, 2022. The underlying property was recorded at cost, which approximated the fair value of the asset (appraised value of the property less estimated selling costs), at the time of the restructuring.

(5)
On November 19, 2025, the Company sold the PB Colfax Villas Property.

Real Property Controlled Subsidiaries (Joint Venture Investments)	Location	Type of Property	Date of Acquisition	Purchase Price
CNP 120, LLC(1)	Los Angeles, CA	Mixed Use	12/26/2024	$4,625,000(2)
Western Studio, LLC(1)	Los Angeles, CA	Mixed Use	12/26/2024	$4,125,000
4202 WJ, LLC(1)	Los Angeles, CA	Mixed Use	12/26/2024	$5,024,000
4216 WJ, LLC(1)	Los Angeles, CA	Mixed Use	12/26/2024	$4,494,000

(1)
On December 26, 2024, the Company acquired a 25% TIC interest in Western Studio, LLC and a 50% TIC interest in CNP 120, LLC, 4202 WJ, LLC, and 4216 WJ, LLC.

(2)
Transaction in-kind. Member interest acquired in connection with the sale of the W480 Controlled Subsidiary.

As of December 31, 2025, the Company’s investments accounted for under the equity method of accounting included the contributions to National Lending in exchange for ownership interests. See Note 9, Related Party Arrangements to the consolidated financial statements for further information regarding National Lending.
Liquidity and Capital Resources
We obtain the capital to fund our investment activities and operating expenses from secured or unsecured financings from banks, cash flow from operations, net proceeds from asset repayments and sales, and other financing transactions. We use our capital to originate, invest in and manage a diversified portfolio of real estate investments and fund our operations. Our material cash requirements are primarily (i) funding new investments as opportunities arise, (ii) ordinary-course operating expenses and capital expenditures, and (iii) debt service. As of December 31, 2025, we had no unfunded commitments, have not identified any material capital expenditure requirements over the next twelve months, and have no mortgage maturities during the same period.
As of December 31, 2025, we had deployed approximately $61.6 million in net capital for 11 investments and had approximately $2.0 million in cash and cash equivalents. The Company has a continuous funding commitment to maintain a capital contribution amount of 5% of its assets under management to National Lending. As of December 31, 2025, the Company has satisfied this requirement and had no unfunded capital commitment related to this obligation. Other than our investments, we have no additional future funding commitments. As of December 31, 2025, we anticipate that cash on hand, proceeds from future Offerings, and future cash flows from operations will provide sufficient liquidity to meet any future funding commitments and costs of operations for the next 12 months.
We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We had no outstanding unsecured, Company level debt as of the date of this Information Statement and December 31, 2025. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50 – 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During periods when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the overall portfolio) in order to quickly build a diversified portfolio of multifamily rental properties and development project assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.
We seek to manage liquidity and capital resources to support our long-term investment strategy. Our ability to grow and diversify our portfolio is influenced, in part, by our ability to raise additional capital through the issuance of common shares. To the extent capital raising activity is lower than anticipated, the pace of new investments and portfolio diversification may be reduced. In addition, because we incur certain fixed operating expenses, slower capital growth could increase such expenses as a percentage of gross income and may affect the level of distributions over time.
Outlook and Recent Trends
Real estate has seen significant headwinds since the Federal Reserve (the “Fed”) first began raising rates in late 2022 to combat inflation. Over the past several years, a combination of higher interest rates, lower valuations, and a softer rental market has made real estate a challenging asset class from a return and valuation perspective. During 2025, the real estate market operated amid continued macroeconomic uncertainty and constrained capital markets. Within real estate, performance continues to diverge between property sectors. Single family rent continued to grow in 2025, while multifamily rent experienced modest softening.
We seek to identify and make our investments according to large macroeconomic trends precisely because we believe those trends are likely to drive outsized growth, which in turn can deliver above average performance. Despite growing concerns about the broader economic environment, the Fundrise portfolio continued to benefit from the underlying fundamentals of its asset base. Across much of the portfolio, disciplined asset management and diversification helped support operating performance during a period of limited transaction activity and reduced liquidity in private real estate markets. For many real estate investors, this translated into a year of consolidation, with property values remaining relatively stable rather than experiencing a broad recovery.
Although macroeconomic conditions were impacted by the unexpected introduction of tariffs in 2025, those measures were subsequently struck down in February 2026, and the longer-term economic effects of such policy changes remain uncertain. Notwithstanding this volatility, several economic indicators continue to suggest a slowing growth environment. Economic growth is slowing, the US consumer (especially the middle class) is getting increasingly stretched thin and inflation (but for the short-term impact of tariff-related pricing changes) should and would be continuing to slow. We believe that this will result in the easing of restrictive monetary policy and will bring about lower overall rates and a more normalized long-term risk-free rate of return, which we believe over time will manifest in higher asset values. In September, October, and December 2025, the Fed cut its benchmark interest rate by 25 basis points. As we look ahead, we believe that interest rates will continue to decline, although the timing and magnitude of any future changes remain uncertain.
Looking ahead to 2026, we believe market conditions may be approaching an inflection point, as certain institutional investors and advisors have characterized it as a potentially attractive buying opportunity going into 2026. Our investment approach remains focused on disciplined capital deployment across both equity and credit strategies, aligned with our long-term objectives and responsive to evolving market conditions. Just as higher rates and softer real estate fundamentals have kept values depressed, the combined benefit of lower rates and a reversed supply demand imbalance is likely to see values appreciate. We expect that the assets acquired during this period of depressed pricing and falling interest rates will be one of the largest drivers of outsized returns in the future.
Off-Balance Sheet Arrangements
As of December 31, 2025 and 2024, we had no off-balance sheet arrangements.
Recent Developments
In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement, for potential recognition or disclosure. No subsequent events were identified that require adjustment to or disclosure in the accompanying consolidated financial statements.
Critical Accounting Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty and actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected. For a complete description of our accounting policies, see Note 2, Summary of Significant Accounting Policies in our unaudited consolidated financial statements included in this Information Statement.

Real Estate Debt Investment Impairment
We recognize losses on both principal and interest of real estate debt investments if it is probable that we will be unable to collect all amounts due according to the contractual terms of the agreement. If indicators of impairment are present, we evaluate the net undiscounted cash flows estimated to be generated by those assets compared to the asset’s carrying value. Estimates of undiscounted cash flows are based on forward- looking assumptions which require us to make judgments, including annual and residual cash flows and our estimated holding period for each asset. Such assumptions could be affected by future economic and market conditions. If such carrying value is in excess of the estimated undiscounted cash flows of the investment, we would recognize an impairment loss equivalent to the amount required to adjust the carrying value to its estimated fair value, calculated in accordance with current U.S. GAAP fair value provisions. The estimated fair value is based on our estimation of expected future cash flows discounted at the effective interest rate which involves a high degree of judgment. Changes in the facts and circumstances that drive management’s assumptions may result in an impairment to the Company’s assets in a future period that could be material to the Company’s results of operations.
Investments in Equity Method Investees Impairment
The Company evaluates its investments in equity method investees for impairment at least annually, or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. The Company estimates the fair value of the investment using various valuation techniques including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. Such assumptions involve a high degree of judgment and could be impacted by future economic and market conditions. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment loss to reduce the carrying value of its investment to fair value.
Impairment of Rental Real Estate Properties and Real Estate Held for Improvement
Long-lived assets are reviewed for impairment at least annually, or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When determining if a property has indicators of impairment, we evaluate the property’s occupancy and cash flows, our expected holding period for the property, strategic decisions regarding the property’s future operations or development, and other market factors. Impairment exists if estimated future undiscounted cash flows associated with those assets are less than the assets’ carrying value. Estimates of undiscounted cash flows are based on forward- looking assumptions, including annual and residual cash flows, terminal capitalization rates, and our estimated holding period for each asset. Such assumptions involve a high degree of judgment and could be affected by future economic and market conditions. When impairment exists, the long-lived asset is adjusted to its fair value, calculated as the excess of carrying value over the fair value. Fair value is determined using industry techniques, which include a discounted cash flow, comparable sales or income approaches. These valuation techniques require assumptions regarding future occupancy, rental rates, capital requirements, capitalization rate and discount rate that could differ materially from actual results and involve a high degree of judgment. Assets held for sale are recorded at the lower of cost or fair value less costs to sell.
Recent Accounting Pronouncements
The Financial Accounting Standards Board has released several Accounting Standards Updates (“ASUs”) that may have an impact on our financial statements. See Note 2, Summary of Significant Accounting Policies — Recent Accounting Pronouncements, in our unaudited consolidated financial statements included in this Information Statement for discussion of the relevant ASUs. We are currently evaluating the impact of the ASUs not yet adopted on our financial statements and determining our plan for adoption.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF FUNDRISE MIDLAND OPPORTUNISTIC REIT, LLC
The following discussion and analysis of the financial condition, results of operations, and liquidity position of Fundrise Midland Opportunistic REIT (as defined below) should be read in conjunction with the accompanying unaudited Consolidated Financial Statements and the related notes thereto and the Unaudited Consolidated Financial Statements and related notes thereto of Fundrise Midland Opportunistic REIT included elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect Fundrise Midland Opportunistic REIT’s future plans, estimates, and beliefs. The following discussion and analysis of the financial condition and results of operations of Fundrise Midland Opportunistic REIT covers periods prior to the consummation of the Mergers described elsewhere in this Information Statement and does not reflect its effect on future periods. For an understanding of pro forma financial information including the effect of the Mergers, please see the section entitled “Unaudited Pro Forma Combined Financial Statements” in this Information Statement. Fundrise Midland Opportunistic REIT’s actual results could differ materially from those currently anticipated and expressed in such forward-looking statements because of various factors, including those described in the sections titled “Statements Regarding Forward-Looking Information,” “Risk Factors” and elsewhere in this Information Statement, all of which are difficult to predict. Except as otherwise required by the U.S. federal securities laws, Fundrise Midland Opportunistic REIT disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
References in this section to “Fundrise Midland Opportunistic REIT,” the “Company,” “we,” “us” and “our” are to Fundrise West Coast Opportunistic REIT, LLC and its consolidated subsidiaries before giving effect to the potential Mergers and related transactions, unless the context otherwise requires or as otherwise indicated.
Business
Fundrise Midland Opportunistic REIT, LLC is a Delaware limited liability company formed on November 19, 2015 to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas. The use of the terms “Fundrise Midland Opportunistic REIT”, the “Company”, “we”, “us” or “our” in this Annual Report refer to Fundrise Midland Opportunistic REIT, LLC unless the context indicates otherwise. We use substantially all of the net proceeds raised from our initial and subsequent offerings to invest in such properties, and may also invest in commercial real estate debt securities and other select real estate-related assets, where the underlying assets primarily consist of such properties. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Operations substantially commenced on October 25, 2016. The Company has one operating and reportable segment consisting of investments in real estate.
Fundrise Advisors, LLC (our “Manager”) is currently evaluating proposed merger initiatives intended to enhance long-term returns for existing shareholders through greater diversification, minimized operating costs, and increased economies of scale.
As a limited liability company, we have elected to be taxed as a C corporation. Commencing with the taxable year ending December 31, 2016, the Company has qualified for treatment as a REIT under the Internal Revenue Code of 1986, as amended, and intends to continue to operate as such.
We are externally managed by our Manager, which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of our Rise Companies Corp. (our “Sponsor”), the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates our platform located at www.fundrise.com (the “Fundrise Platform”) which allows investors to hold interests in opportunities that may have been historically difficult to access. Our Manager has the authority to make all of the decisions regarding our investments, subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Sponsor also provides investment management, marketing, investor relations and other administrative services on our behalf. Accordingly, we do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.
Offering Results
During the third quarter of 2022, the Manager closed the Regulation A offering of common shares of the Company (which we refer to as the “Offering”). The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by the Manager. As of December 31, 2025 and 2024, we had raised total gross offering proceeds of approximately $115.7 million and $115.5 million, respectively, from settled subscriptions (including proceeds received in the private placements to our Sponsor and Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of our Sponsor, and approximately $2.8 million and $2.6 million, respectively, received in private placements to third parties), and had settled subscriptions in our Offering and private placements for an aggregate of approximately 11,278,000 and 11,263,000 of our common shares, respectively. Following the consummation of the Mergers, there will be no future offerings pursuant to Regulation A or Regulation D by any of the Fundrise Merger Entities.
Upon the reopening of our Offering, if at all, the per share purchase price for our common shares will be subject to adjustment every fiscal quarter (or as soon as commercially reasonable and announced by us thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value (“NAV”), divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (“NAV per share”).
Below is the NAV per share since December 30, 2023, as determined in accordance with our valuation policy.
Date	NAV Per Share
December 30, 2023	$11.31
March 29, 2024	$11.44
June 29, 2024	$11.51
September 30, 2024	$11.55
December 31, 2024	$11.77
March 31, 2025	$11.99
June 30, 2025	$12.05
September 30, 2025	$12.08
December 31, 2025	$12.11
April 1, 2026	$11.92
Distributions
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.
While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. However, there may also be times when our Manager elects to reduce our rate of distributions in order to preserve or build up a higher level of liquidity at the Company level.
When calculated on a tax basis, distributions were made 100% from return of capital for the year ended December 31, 2025.
Any distributions that we make directly impacts our NAV by reducing our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of a shareholder’s investment, the shareholder’s distributions plus the change in NAV per share (either positive or negative) will produce the shareholder’s total return.
Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the shareholder’s shares, and to the extent that it exceeds the shareholder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.
For further details, please see Note 6, Distributions in our consolidated financial statements.
Redemption Plan
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares. The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a shareholder could obtain liquidity as described in detail in our Offering Circular. Effective July 1, 2024, we revised our Redemption Plan to increase the maximum amount of shares that may be redeemed in a quarter to be 5.00% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter. Previously, we revised our redemption plan effective November 17, 2023 to reflect that (i) the Manager in its sole discretion may determine to redeem in full a shareholder holding less than 100 common shares prior to redeeming other requests on a pro-rata basis; (ii) the last day to submit a redemption request will be the last business day of the applicable quarter; and (iii) redemptions not fully honored will be terminated, and will need to be resubmitted in order to be considered in any subsequent period when redemptions are being processed. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason.
As of December 31, 2025 and 2024, approximately 6.1 million and 5.5 million common shares, respectively, had been submitted for redemption since operations commenced, and 100% of such redemption requests have been honored. During the third quarter of 2025, our Manager temporarily suspended our redemption plan. As of December 31, 2025, we are not currently processing redemption requests. Our Manager may re-activate the plan at any time, at its sole discretion.
Sources of Operating Revenues and Cash Flows
Fiscal Year ended December 31, 2025 Compared to Fiscal Year Ended December 31, 2024
We expect to primarily generate cash flows from rental revenue on our investments in rental real estate properties and distributions from our equity method investees. We may also seek to acquire investments which generate attractive returns without any leverage. See Note 2, Summary of Significant Accounting Policies — Revenue Recognition in our unaudited consolidated financial statements for further detail.
Results of Operations
For the years ended December 31, 2025 and 2024, we had total consolidated net losses of approximately $0.5 million and $2.4 million, respectively. Further information on the notable changes in our results are as follows:

Revenue
Rental Revenue
For the years ended December 31, 2025 and 2024, we earned rental revenue of approximately $7.9 million and $8.1 million, respectively, from our investment in rental real estate properties. The decrease in rental revenue is primarily attributable to lease concessions offset by net bad debt recovery at the majority-owned subsidiary that owns a property located in Las Vegas, NV (the “EVO Controlled Subsidiary”).
Other Revenue
For the years ended December 31, 2025 and 2024, we earned other revenue of approximately $1.0 million and $881,000, respectively, which is primarily related to parking income, electric vehicle charging income, utility reimbursements, late fees, termination fees, and other revenue earned from our investment in rental real estate properties. The increase in other revenue is primarily attributable to an increase in electric vehicle charging income and utility reimbursements at the EVO Controlled Subsidiary.
Expenses
Depreciation and Amortization
For the years ended December 31, 2025 and 2024, we incurred depreciation and amortization expenses of approximately $4.9 million and $5.2 million, respectively. The decrease in depreciation and amortization expenses is primarily attributable to the EVO Controlled Subsidiary’s furniture, fixtures, and equipment that was acquired in 2020 being fully depreciated in 2025 after the conclusion of its five year useful life.
Rental Properties Operating and Maintenance
For the years ended December 31, 2025 and 2024, we incurred rental properties operating and maintenance expense of approximately $3.2 million and $3.4 million, respectively, which includes taxes, insurance, utilities, repairs, and other property-related expenses. The decrease in rental properties operating and maintenance is primarily attributable to lower repairs and maintenance costs at the EVO Controlled Subsidiary.
Investment Management and Other Fees — Related Party
For the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $574,000 and $655,000, respectively. The decrease in investment management fees is directly related to a decrease in the quarterly average net assets, as the investment management fee is calculated as a percentage of net assets each quarter. The overall decrease in average net assets is primarily attributable to redemptions throughout the period and the lower average fair value of our investments in the year ended December 31, 2025 as compared to the prior year.
General and Administrative Expenses
For the years ended December 31, 2025 and 2024, we incurred general and administrative expenses of approximately $348,000 and $383,000, respectively, which includes auditing and professional fees, bank fees, software and subscription costs, transfer agent fees, and other expenses associated with operating our business. The decrease is primarily due to lower legal, audit and tax expenses in 2025.
Other Income (Expense)
Equity in Earnings (Losses)
For the years ended December 31, 2025 and 2024, we had equity in earnings (losses) of approximately $2.7 million and $1.1 million, respectively. The increase in equity in earnings is primarily attributable to a gain recognized from the disposition of an equity method investee during the year ended December 31, 2025. For more information, see Note 3, Investments in Equity Method Investees in our consolidated financial statements.

Dividend Income
For the years ended December 31, 2025 and 2024, we earned dividend income of approximately $34,000 and $274,000, respectively. The decrease in dividend income is primarily attributed to money market dividends earned in connection with the cash sweep money market account. The decrease in money market dividends is due to an overall lower average cash balance during the year ended December 31, 2025 compared to the year ended December 31, 2024.
Interest Expense — Related Party
For the years ended December 31, 2025 and 2024, we incurred interest expense — related party of approximately $319,000 and $0, respectively. The increase in interest expense is primarily attributable to new related party promissory notes extended by National Lending, LLC (“National Lending”) outstanding during the year ended December 31, 2025. For more information, see Note 8, Related Party Arrangements in our consolidated financial statements.
Our Investments
The following tables summarize the investments held during the period from January 1, 2024 through December 31, 2025. See “Recent Developments” for a description of any investments we have made since December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) definition and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.
Bridge Loans	Location	Type of Property	Date of Acquisition	Interest Rate(1)	Maturity Date(2)	Total Commitment(3)	LTV(4)	LTC(5)
Sterling Town Center Bridge Loan/RSE Aspect Promenade Controlled Subsidiary(6)	Raleigh, NC	Multifamily	08/28/2018	(6)	(6)	$9,702,000	—	68.0%

(1)
Interest Rate refers to the projected annual interest rate on each loan. The interest rate presented does not distinguish between interest that is paid current and interest that accrues to the maturity date, nor does it include any increases in interest rate that may occur in the future.

(2)
Maturity Date refers to the initial maturity date of each loan, and does not take into account any extensions that may be available.

(3)
Total Commitment refers to the total commitment made by the Company in acquiring the asset, not all of which may have been funded on the acquisition date.

(4)
LTV, or loan-to-value ratio, is the approximate amount of the total commitment amount plus any other debt on the asset, divided by the anticipated future value of the underlying asset at stabilization as determined by our Manager. LTVs presented are as of the date of acquisition by the Company, and have not been subsequently updated. There can be no assurance that such value will be achieved. For performance evaluation, we generally use LTV for properties that are generating cash flow.

(5)
LTC, or loan-to-cost ratio, is the approximate amount of the total commitment plus any other debt on the asset, divided by the anticipated cost to complete the project. For performance evaluation, we generally use LTC for properties that are subject to construction. LTCs presented are as of the date of acquisition by the Company, and have not been subsequently updated. There can be no assurance that the anticipated completion cost will be achieved.

(6)
The Sterling Town Center Bridge Loan converted into additional ownership of a “majority-owned subsidiary,” Aspect Promenade JV LP (the “RSE Aspect Promenade Controlled Subsidiary”) upon receiving approval from the United States Department of Housing and Urban Development (“HUD”), for an initial purchase price of approximately $9,702,000, which is the initial stated value of our additional equity interest in the RSE Aspect Promenade Controlled Subsidiary. The Sterling Town

Center Bridge Loan conversion was approved by HUD and the bridge loan converted to common equity on March 29, 2019. Consequently, no interest accrued on the Sterling Town Center Bridge Loan.
Real Property Controlled Subsidiaries (Joint Venture Investments)	Location	Type of Property	Date of Acquisition	Purchase Price(1)
RSE Orion Controlled Subsidiary (S. Akron St)(4)	Denver, CO	Multifamily	09/28/2017	$5,386,054
RSE Orion Controlled Subsidiary (E. Asbury Ave)(4)	Denver, CO	Multifamily	11/30/2017	$5,034,285
RSE Aspect Promenade Controlled Subsidiary(2)(5)	Raleigh, NC	Multifamily	08/28/2018	$9,702,000
EVO Controlled Subsidiary(3)	Las Vegas, NV	Multifamily	12/20/2019	$37,800,000

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary. The Purchase Prices are presented as of the date of acquisition, and have not been subsequently updated.

(2)
On August 12, 2022, the RSE Aspect Promenade Controlled Subsidiary (“Aspect Promenade JV LP”) sold the EnV property located in Hollywood, FL, for a sales price of approximately $110.0 million. Our distribution received from the sale totaled approximately $9.9 million. On September 14, 2022, the Aspect Promenade JV LP sold the Aspect property located in Kissimmee, FL, for a sales price of approximately $127.5 million. Our distribution received from the sale totaled approximately $7.8 million.

(3)
On May 31, 2023, Northmarq Capital LLC/Freddie Mac provided a $9,090,000 supplemental loan to EVO Controlled Subsidiary.

(4)
On August 31, 2023, CWP Forest Cove JV LLC (the “RSE Orion Controlled Subsidiary”) refinanced the Forest Cove Apartments. Fannie Mae / CBRE Multifamily Capital, Inc. provided a $17,323,000 senior loan refinance with a 5.54% per annum fixed interest rate and full-term interest-only for five years.

(5)
On August 15, 2025, Aspect Promenade JV LP sold the Sterling Town Center property for a sales price of approximately $74.2 million. Proceeds from the sale totaled approximately $40.0 million, net of repayment of approximately $32.9 million of outstanding senior loans and closing costs of approximately $1.3 million. The Company’s distribution received from the sale totaled approximately $3.4 million from the net sales proceeds. On December 31, 2025, we received our final cash flow distribution of final costs held back from the sale of approximately $0.1 million from Aspect Promenade JV LP, thereby concluding the joint venture’s investment activity. See Note 3, Investments in Equity Method Investees in our consolidated financial statements for further information regarding this disposition.

Liquidity and Capital Resources
We obtain the capital to fund our investment activities and operating expenses from secured or unsecured financings from banks, cash flow from operations, net proceeds from asset repayments and sales, and other financing transactions. We use our capital to originate, invest in and manage a diversified portfolio of real estate investments and fund our operations.
As of December 31, 2025, we had deployed approximately $55.5 million for four investments and had approximately $1.1 million in cash and cash equivalents. The Company has a continuous funding commitment to maintain a capital contribution amount of 5% of its assets under management to National Lending. As of December 31, 2025, the Company has satisfied this requirement and had no unfunded capital commitment related to this obligation. As of December 31, 2025, we had approximately $69.1 million of outstanding third-party debt secured by real property of our consolidated joint ventures. As of December 31, 2025, we anticipate that cash on hand and proceeds from potential future Offerings will provide sufficient liquidity to meet any future funding commitments and costs of operations for the next 12 months.
We have outstanding unsecured Company level debt of $5.9 million and $5.9 as of the date of this Information Statement and December 31, 2025, respectively. This amount does not include any debt secured by the real property of our consolidated or unconsolidated joint ventures.

We may employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% – 85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During periods when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of multifamily rental properties and development project assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.
We seek to manage liquidity and capital resources to support our long-term investment strategy. Our ability to grow and diversify our portfolio is influenced, in part, by our ability to raise additional capital through the issuance of common shares. To the extent capital raising activity is lower than anticipated, the pace of new investments and portfolio diversification may be reduced. In addition, because we incur certain fixed operating expenses, slower capital growth could increase such expenses as a percentage of gross income and may affect the level of distributions over time.
Outlook and Recent Trends
Real estate has seen significant headwinds since the Federal Reserve (the “Fed”) first began raising rates in late 2022 to combat inflation. Over the past several years, a combination of higher interest rates, lower valuations, and a softer rental market has made real estate a challenging asset class from a return and valuation perspective. During 2025, the real estate market operated amid continued macroeconomic uncertainty and constrained capital markets. Within real estate, performance continues to diverge between property sectors. Single family rent continued to grow in 2025, while multifamily rent experienced modest softening.
We seek to identify and make our investments according to large macroeconomic trends precisely because we believe those trends are likely to drive outsized growth, which in turn can deliver above average performance. Despite growing concerns about the broader economic environment, the Fundrise portfolio continued to benefit from the underlying fundamentals of its asset base. Across much of the portfolio, disciplined asset management and diversification helped support operating performance during a period of limited transaction activity and reduced liquidity in private real estate markets. For many real estate investors, this translated into a year of consolidation, with property values remaining relatively stable rather than experiencing a broad recovery.
Although macroeconomic conditions were impacted by the unexpected introduction of tariffs in 2025, those measures were subsequently struck down in February 2026, and the longer-term economic effects of such policy changes remain uncertain. Notwithstanding this volatility, several economic indicators continue to suggest a slowing growth environment. Economic growth is slowing, the US consumer (especially the middle class) is getting increasingly stretched thin and inflation (but for the short-term impact of tariff-related pricing changes) should and would be continuing to slow. We believe that this will result in the easing of restrictive monetary policy and will bring about lower overall rates and a more normalized long-term risk-free rate of return, which we believe over time will manifest in higher asset values. In September, October, and December 2025, the Fed cut its benchmark interest rate by 25 basis points. As we look ahead, we believe that interest rates will continue to decline, although the timing and magnitude of any future changes remain uncertain.
Looking ahead to 2026, we believe market conditions may be approaching an inflection point, as certain institutional investors and advisors have characterized it as a potentially attractive buying opportunity going into 2026. Our investment approach remains focused on disciplined capital deployment across both equity and credit strategies, aligned with our long-term objectives and responsive to evolving market conditions. Just as higher rates and softer real estate fundamentals have kept values depressed, the combined benefit of lower rates and a reversed supply demand imbalance is likely to see values appreciate. We expect that the assets acquired during this period of depressed pricing and falling interest rates will be one of the largest drivers of outsized returns in the future.
Off-Balance Sheet Arrangements
As of December 31, 2025 and 2024, we had no off-balance sheet arrangements.
Recent Developments
National Lending
On January 6, 2026, National Lending issued a new promissory note to the Company for a total maximum principal amount of $500,000. The note bears a 5.00% interest rate and matures on January 6, 2027. As of the date of this Information Statement, the note has not been drawn on and there is no outstanding principal balance.
Critical Accounting Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty and actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected. For a complete description of our accounting policies, see Note 2, Summary of Significant Accounting Policies in our unaudited consolidated financial statements included in this Information Statement.
Investments in Equity Method Investees Impairment
The Company evaluates its investments in equity method investees for impairment at least annually, or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. The Company estimates the fair value of the investment using various valuation techniques including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. Such assumptions involve a high degree of judgment and could be impacted by future economic and market conditions. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment loss to reduce the carrying value of its investment to fair value.
Impairment of Rental Real Estate Properties
Long-lived assets are reviewed for impairment annually, or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When determining if a property has indicators of impairment, we evaluate the property’s occupancy and cash flows, our expected holding period for the property, strategic decisions regarding the property’s future operations or development, and other market factors. Impairment exists if estimated future undiscounted cash flows associated with those assets are less than the assets’ carrying value. Estimates of undiscounted cash flows are based on forward-looking assumptions, including annual and residual cash flows, terminal capitalization rates, and our estimated holding period for each asset. Such assumptions involve a high degree of judgment and could be affected by future economic and market conditions. When impairment exists, the long-lived asset is adjusted to its fair value, calculated as the excess of carrying value over the fair value. Fair value is determined using industry techniques, which include a discounted cash flow, comparable sales or income approaches. These valuation techniques require assumptions regarding future occupancy, rental rates, capital requirements, capitalization rate and discount rate that could differ materially from actual results and involve a high degree of judgment. Assets held for sale are recorded at the lower of cost or fair value less costs to sell.
Recent Accounting Pronouncements
The Financial Accounting Standards Board has released several Accounting Standards Updates (“ASUs”) that may have an impact on our financial statements. See Note 2, Summary of Significant Accounting Policies — Recent Accounting Pronouncements, in our unaudited consolidated financial statements included in this Information Statement for discussion of the relevant ASUs. We are currently evaluating the impact of the ASUs not yet adopted on our financial statements and determining our plan for adoption.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FUNDRISE EAST COAST OPPORTUNISTIC REIT, LLC
The following discussion and analysis of the financial condition, results of operations, and liquidity position of Fundrise East Coast Opportunistic REIT (as defined below) should be read in conjunction with the accompanying Unaudited Consolidated Financial Statements and the related notes thereto and the Consolidated Financial Statements and related notes thereto of Fundrise East Coast Opportunistic REIT included elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect Fundrise East Coast Opportunistic REIT’s future plans, estimates, and beliefs. The following discussion and analysis of the financial condition and results of operations of Fundrise East Coast Opportunistic REIT covers periods prior to the consummation of the merger described elsewhere in this Information Statement and does not reflect its effect on future periods. For an understanding of pro forma financial information including the effect of the merger, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” in this Information Statement. Fundrise East Coast Opportunistic REIT’s actual results could differ materially from those currently anticipated and expressed in such forward-looking statements because of various factors, including those described in the sections titled “Statements Regarding Forward-Looking Information,” “Risk Factors” and elsewhere in this Information Statement, all of which are difficult to predict. Except as otherwise required by the U.S. federal securities laws, Fundrise East Coast Opportunistic REIT disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
References in this section to “Fundrise East Coast Opportunistic REIT,” the “Company,” “we,” “us” and “our” are to Fundrise East Coast Opportunistic REIT, LLC before giving effect to the potential merger and related transactions, unless the context otherwise requires or as otherwise indicated.
Business
Fundrise East Coast Opportunistic REIT, LLC is a Delaware limited liability company formed on November 19, 2015 to originate, invest in and manage a diversified portfolio primarily consisting of investments in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas (“MSAs”) of Washington, DC, Philadelphia, PA, and high growth Sunbelt states, with such investments consisting of equity interests in such properties or debt, as well as commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and real estate investment trust (“REIT”) senior unsecured debt) and other select real estate-related assets, where the underlying assets primarily consist of such properties. Operations substantially commenced on October 25, 2016. The use of the terms “Fundrise East Coast Opportunistic REIT,” the “Company,” “we,” “us” or “our” in this Annual Report refer to Fundrise East Coast Opportunistic REIT, LLC unless the context indicates otherwise. We define development projects to include a range of activities from major renovation and lease-up of existing buildings to ground up construction. While we primarily invest in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the MSAs of Washington, DC, Philadelphia, PA, and high growth Sunbelt states, we may invest in other asset classes as well as other locations depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. The Company has one operating and reportable segment consisting of investments in real estate.
As a limited liability company, we have elected to be taxed as a C corporation. Commencing with the taxable year ended December 31, 2016, the Company has qualified for treatment as a REIT under the Internal Revenue Code of 1986, as amended, and intends to continue to operate as such.
We are externally managed by Fundrise Advisors, LLC (our “Manager”), which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (our “Sponsor”), the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates our platform located at www.fundrise.com (the “Fundrise Platform”), which allows investors to hold interests in opportunities that may have been historically difficult to access. Our Manager has the authority to make all decisions regarding our investments, subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Sponsor also provides investment management, marketing, investor relations and other administrative services on our behalf. Accordingly, we do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.
Our Manager is currently evaluating proposed merger initiatives intended to enhance long-term returns for existing shareholders through greater diversification, minimized operating costs, and increased economies of scale.
Offering Results
During the third quarter of 2025 our Manager closed our Regulation A Offering of common shares of the Company (which we refer to as our “Offering”). The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D (“Regulation D”) of the Securities Act, as determined by our manager. As of December 31, 2025 and 2024, we had raised total gross offering proceeds of approximately $176.3 million and $176.0 million, respectively, from settled subscriptions (including proceeds received in the private placements to our Sponsor, and Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of our Sponsor, and approximately $3.1 million received in private placements to third parties, respectively), and had settled subscriptions in our Offering and private placements for an aggregate of approximately 15,554,000 and 15,526,000 of our common shares, respectively. Following the consummation of the Mergers, there will be no future offerings pursuant to Regulation A or Regulation D by any of the Fundrise Merger Entities.
Upon the reopening of our Offering, if any, the per share purchase price for our common shares has been and will continue to be subject to adjustment every fiscal quarter (or as soon as commercially reasonable and announced by us thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value (“NAV”) divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (“NAV per share”).
Below is the NAV per share since December 30, 2023, as determined in accordance with our valuation policy.
Date	NAV Per Share
December 30, 2023	$11.74
March 29, 2024	$11.58
June 29, 2024	$11.46
September 30, 2024	$11.09
December 31, 2024	$10.93
March 31, 2025	$10.86
June 30, 2025	$10.94
September 30, 2025	$10.64
December 31, 2025	$10.74
April 1, 2026	$10.21
Distributions
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.

While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. However, there may also be times when our Manager elects to reduce our rate of distributions in order to preserve or build up a higher level of liquidity at the Company level.
When calculated on a tax basis, distributions were made 100% from return of capital for the years ended December 31, 2025 and 2024.
Any distributions that we make will directly impact our NAV by reducing our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of a shareholder’s investment, the shareholder’s distributions plus the change in NAV per share (either positive or negative) will produce the shareholder’s total return.
Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the shareholder’s shares, and to the extent that it exceeds the shareholder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.
For further details, please see Note 7, Distributions, in our unaudited consolidated financial statements.
Redemption Plan
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares. The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a shareholder could obtain liquidity as described in detail in our Offering Circular. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason.
As of December 31, 2025 and 2024, approximately 8,019,000 and 7,062,000 common shares, respectively, had been submitted for redemption since operations commenced, and 100% of such redemption requests have been honored. During the third quarter of 2025, our Manager temporarily suspended our redemption plan. As of December 31, 2025, we are not currently processing redemption requests. Our Manager may re-activate the plan at any time, at its sole discretion.
Sources of Operating Revenues and Cash Flows
We expect to primarily generate cash flows from rental revenue on our investments in rental real estate properties and distributions from our equity method investees. We may also seek to acquire investments which generate attractive returns without any leverage. See Note 2, Summary of Significant Accounting Policies — Revenue Recognition in our unaudited consolidated financial statements for further detail.
Results of Operations
Fiscal Year Ended December 31, 2025 Compared to Fiscal Year Ended December 31, 2024
For the years ended December 31, 2025 and 2024, we had total consolidated net losses of approximately $4.1 million and $18.2 million, respectively. Further information on the notable changes in our results are as follows:
Revenue
Other Revenue
For the years ended December 31, 2025 and 2024, we earned other revenue of approximately $290,000 and $327,000, respectively. The decrease in other revenue is primarily attributable to a decrease in recovery revenue related to real estate taxes for the E66 Property.

Expenses
Depreciation and Amortization
For the years ended December 31, 2025 and 2024, we incurred depreciation and amortization expense of approximately $3.1 million and $3.3 million, respectively. The decrease is primarily attributable to useful life and capitalization adjustments related to building and site improvements for the Hagerstown Crossroads property.
Investment Management and Other Fees — Related Party
For the years ended December 31, 2025 and 2024, we incurred investment management and other related party fees of approximately $1.6 million and $1.8 million respectively. The decrease in investment management fees is directly related to a decrease in the quarterly average net assets, as the investment management fee is calculated as a percentage of net assets each quarter. The overall decrease in average net assets is primarily attributable to redemptions throughout the year and the lower average fair value of our investments in 2025 compared to 2024.
Property Operating and Maintenance
For the years ended December 31, 2025 and 2024, we incurred property operating and maintenance expenses of approximately $1.5 million and $1.4 million respectively. The increase is primarily attributable to an increase in real estate taxes for the Hagerstown Crossroads property.
Other Income (Expenses)
Interest Expense, net
For the years ended December 31, 2025 and 2024, we incurred net interest expense of approximately $7.4 million and $7.2 million, respectively. The increase in interest expense is primarily attributable to no income being recognized from the interest rate cap this year because market SOFR rates remained below the cap’s strike rate. In contrast, the prior year generated approximately $941,000 of income from the interest rate cap. Additionally, the Company had an overall lower average principal balance and lower interest rate of the credit facility during the year ended December 31, 2025 because of the refinancing in June 2025. See Note 5, Credit Facility to the unaudited consolidated financial statements for further detail.
Interest Expense — Related Party
For the years ended December 31, 2025 and 2024, we incurred related party interest expense of approximately $3.1 million and $2.6 million, respectively. The increase in interest expense is due to an overall higher average principal balance of related party promissory notes outstanding during the year ended December 31, 2025. See Note 9, Related Party Arrangements in our unaudited consolidated financial statements for further detail.
Equity in Earnings (Losses)
For the years ended December 31, 2025 and 2024, we had equity in earnings (losses) of approximately $10.9 million and ($2.7) million from our equity method investees, respectively. The increase in equity in earnings is primarily attributable to gains recognized from the full sale of one equity method investee and partial sales of two other equity method investees. See Note 3, Investments in Equity Method Investees to the unaudited consolidated financial statements for further detail.
Decrease in Fair Value of Derivative Financial Instrument
For the years ended December 31, 2025 and 2024, we recognized a decrease in the fair value of our derivative financial instrument of approximately $12,000 and $1.0 million, respectively. The derivative financial instrument is related to the interest rate cap contract on the credit facility of two of our real estate investment properties. The smaller decrease in the current year was primarily attributable to the shorter remaining term of the original interest rate cap, which matured during the year, as well as the shorter maturity of the replacement cap entered into in June 2025,. See Note 6, Derivative Financial Instrument to the unaudited consolidated financial statements for further information.
Dividend Income
For the years ended December 31, 2025 and 2024, we earned dividend income of approximately $215,000 and $182,000, respectively. The increase in dividend income is primarily attributable to an increase in cash invested in the money market sweep account.
Our Investments
The following tables summarize the investments held during the period from January 1, 2024 through December 31, 2025. See “Recent Developments” for a description of investments we have made since December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) definition and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.
Real Property Controlled Subsidiaries (JV Equity Investments)	Location	Property Type	Date of Acquisition	Purchase Price(1)
RSE REM Controlled Subsidiary	Orlando, FL	Multifamily	11/30/2016	$7,650,000
RSE Insight Controlled Subsidiary	Arlington, VA	Multifamily	01/17/2017	$6,502,187
RSE Mezza Controlled Subsidiary	Jacksonville, FL	Multifamily	06/17/2019	$13,177,500
Hampton Station Controlled Subsidiary	Greenville, SC	Multifamily/Retail	08/16/2019	$4,990,000
7980 Tar Bay Controlled Subsidiary(2)	Jessup, MD	Industrial	06/04/2021	$28,007,767
215 N 143rd Ave. Controlled Subsidiary(3)	Goodyear, AZ	Industrial	09/30/2021	$3,059,000
22480 Randolph Drive Controlled Subsidiary(3)	Sterling, VA	Industrial	11/15/2021	$2,086,000
7441 Candlewood Road Controlled Subsidiary(3)	Hanover, MD	Industrial	12/29/2021	$2,410,000
Aerotropolis Controlled Subsidiary(3)	Atlanta, GA	Industrial	02/09/2022	$581,500
910 W Carver Controlled Subsidiary(3)	Tempe, AZ	Industrial	02/15/2022	$2,410,000
S Hardy Controlled Subsidiary(3)(4)	Tempe, AZ	Industrial	06/03/2022	$1,100,000
4653 Nall Road Controlled Subsidiary(3)	Farmers Branch, TX	Industrial	06/16/2022	$1,573,000
Cubes at Glendale Building E Controlled Subsidiary(3)	Litchfield Park, AZ	Industrial	04/06/2023	$2,466,160
215 Interchange Controlled Subsidiary(3)	Las Vegas, NV	Industrial	06/06/2023	$3,816,200
FRIND – Highpoint, LLC(3)	Largo, FL	Industrial	04/26/2024	$18,324,000
FRIND – Dorchester LLC(3)	Summerville, SC	Industrial	05/20/2024	$64,089,720

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary.

(2)
Industrial real estate investment was acquired by the Company through our investment in Fundrise Industrial JV 1, LLC (a “Co-Investment Arrangement”), a joint venture between the Company and Fundrise Real Estate Interval Fund, LLC. See “Recent Developments” for a description of any investments our Co-Investment has made since December 31, 2024.

(3)
Industrial real estate investments were acquired by the Company through our investment in Fundrise Industrial JV 2, LLC (a “Co-Investment Arrangement”), a joint venture between the Company and Fundrise Real Estate Interval Fund, LLC. See “Recent Developments” for a description of any investments our Co-Investment has made since December 31, 2024.

(4)
On December 20, 2024 the investment in S Hardy Controlled Subsidiary was redeemed.

As of December 31, 2025, the Company’s investments in companies that are accounted for under the equity method of accounting also included the contributions to National Lending, LLC (“National Lending”) in exchange for ownership interests. See Note 9, Related Party Arrangements for further information regarding National Lending and the Co-Investment Arrangements.
Real Property Controlled Subsidiaries (Wholly-owned Investments)	Location	Type of Property	Approx. Square Footage at Acquisition	Date of Acquisition	Approx. Acquisition Cost	Projected Hold Period
E66 Controlled Subsidiary	Springfield, VA	Industrial	168,000	01/15/2020	$15,738,000	10 years
Hagerstown Crossroads Controlled Subsidiary	Williamsport, MD	Industrial	825,620	06/17/2022	$53,323,000	10 years
Liquidity and Capital Resources
We obtain the capital to fund our investment activities and operating expenses from secured or unsecured financings from banks, our Offering, cash flow from operations, net proceeds from asset repayments and sales, borrowings under credit facilities and other financing transactions. We use our capital to originate, invest in and manage a diversified portfolio of real estate investments and fund our operations. Our material cash requirements are primarily (i) funding new investments as opportunities arise, (ii) ordinary-course operating expenses and capital expenditures, and (iii) debt service. As of December 31, 2025, we had no unfunded commitments, have not identified any material capital expenditure requirements over the next twelve months, and have no mortgage maturities during the same period.
As of December 31, 2025, we had deployed approximately $214.3 million for nine investments and had approximately $5.3 million in cash and cash equivalents. The Company has a continuous funding commitment to maintain a capital contribution amount of 5% of its assets under management to National Lending. See Note 9, Related Party Arrangements for more information regarding National Lending. As of December 31, 2025, the Company has satisfied this requirement and had no unfunded capital commitment related to this obligation. We anticipate that cash on hand, proceeds from our Offering, and future cash flows from operations will provide sufficient liquidity to meet any future funding commitments and costs of operations for at least the next 12 months. Additionally, as part of our ownership interest of National Lending, we have the ability to utilize short-term bridge financing through promissory notes. See Note 9, Related Party Arrangements for more information.
We may employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We have outstanding unsecured Company level debt (inclusive of accrued interest) of approximately $10.1 million and $39.9 million and as of the date of this Information Statement and December 31, 2025, respectively. This does not include any debt secured by the real property of our consolidated or unconsolidated investments. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% – 85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or the fair market value of our assets. During periods when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.
We seek to manage liquidity and capital resources to support our long-term investment strategy. Our ability to grow and diversify our portfolio is influenced, in part, by our ability to raise additional capital through the issuance of common shares. To the extent capital raising activity is lower than anticipated, the pace of new investments and portfolio diversification may be reduced. In addition, because we incur certain fixed operating expenses, slower capital growth could increase such expenses as a percentage of gross income and may affect the level of distributions over time.
Outlook and Recent Trends
Real estate has seen significant headwinds since the Federal Reserve (the “Fed”) first began raising rates in late 2022 to combat inflation. Over the past several years, a combination of higher interest rates, lower valuations, and a softer rental market has made real estate a challenging asset class from a return and valuation perspective. During 2025, the real estate market operated amid continued macroeconomic uncertainty and constrained capital markets. Within real estate, performance continues to diverge between property sectors. Single family rent continued to grow in 2025, while multifamily rent experienced modest softening.
We seek to identify and make our investments according to large macroeconomic trends precisely because we believe those trends are likely to drive outsized growth, which in turn can deliver above average performance. Despite growing concerns about the broader economic environment, the Fundrise portfolio continued to benefit from the underlying fundamentals of its asset base. Across much of the portfolio, disciplined asset management and diversification helped support operating performance during a period of limited transaction activity and reduced liquidity in private real estate markets. For many real estate investors, this translated into a year of consolidation, with property values remaining relatively stable rather than experiencing a broad recovery.
Although macroeconomic conditions were impacted by the unexpected introduction of tariffs in 2025, those measures were subsequently struck down in February 2026, and the longer-term economic effects of such policy changes remain uncertain. Notwithstanding this volatility, several economic indicators continue to suggest a slowing growth environment. Economic growth is slowing, the US consumer (especially the middle class) is getting increasingly stretched thin and inflation (but for the short-term impact of tariff-related pricing changes) should and would be continuing to slow. We believe that this will result in the easing of restrictive monetary policy and will bring about lower overall rates and a more normalized long-term risk-free rate of return, which we believe over time will manifest in higher asset values. In September, October, and December 2025, the Fed cut its benchmark interest rate by 25 basis points. As we look ahead, we believe that interest rates will continue to decline, although the timing and magnitude of any future changes remain uncertain.
Looking ahead to 2026, we believe market conditions may be approaching an inflection point, as certain institutional investors and advisors have characterized it as a potentially attractive buying opportunity going into 2026. Our investment approach remains focused on disciplined capital deployment across both equity and credit strategies, aligned with our long-term objectives and responsive to evolving market conditions. Just as higher rates and softer real estate fundamentals have kept values depressed, the combined benefit of lower rates and a reversed supply demand imbalance is likely to see values appreciate. We expect that the assets acquired during this period of depressed pricing and falling interest rates will be one of the largest drivers of outsized returns in the future.
Off-Balance Sheet Arrangements
As of December 31, 2025 and 2024, we had no off-balance sheet arrangements.

Recent Developments
Investments
On January 16, 2026, the Company sold the Hagerstown Crossroads Controlled Subsidiary for a sales price of approximately $102.4 million. In connection with the sale, the Company partially repaid the Credit Facility in the amount of approximately $54.6 million and received net cash proceeds of approximately $43.8 million. The Company recorded a loss on extinguishment of debt of approximately $977,000 and a loss on sale of real estate of approximately $171,000.
National Lending
On January 20, 2026, the Company partially paid off $30.0 million of principal on the 2025 — D National Lending promissory note. The note bears a 5.00% interest rate and matures on December 31, 2026. As of the date of this Information Statement the principal outstanding on the promissory note is $9.9 million.
On January 20, 2026, the Company paid off the 2025 — E National Lending promissory note, including $7.0 million of principal and approximately $18,000 of accrued interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FUNDRISE GROWTH eREIT II, LLC
The following discussion and analysis of the financial condition, results of operations, and liquidity position of Fundrise Growth eREIT II (as defined below) should be read in conjunction with the accompanying unaudited Consolidated Financial Statements and the related notes thereto and the Unaudited Consolidated Financial Statements and related notes thereto of Fundrise Growth eREIT II included elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect Fundrise Growth eREIT II’s future plans, estimates, and beliefs. The following discussion and analysis of the financial condition and results of operations of Fundrise Growth eREIT II covers periods prior to the consummation of the Mergers described elsewhere in this Information Statement and does not reflect its effect on future periods. For an understanding of pro forma financial information including the effect of the Mergers, please see the section entitled “Unaudited Pro Forma Combined Financial Statements” in this Information Statement. Fundrise Growth eREIT II’s actual results could differ materially from those currently anticipated and expressed in such forward-looking statements because of various factors, including those described in the sections titled “Statements Regarding Forward-Looking Information,” “Risk Factors” and elsewhere in this Information Statement, all of which are difficult to predict. Except as otherwise required by the U.S. federal securities laws, Fundrise Growth eREIT II disclaims any obligation or undertaking to publicly release any updates or revisions to any forward- looking statement to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
References in this section to “Fundrise Growth eREIT II,” the “Company,” “we,” “us” and “our” are to Fundrise Growth eREIT II, LLC before giving effect to the potential Mergers and related transactions, unless the context otherwise requires or as otherwise indicated.
Business
Fundrise Growth eREIT II, LLC (the “Company”) is a Delaware limited liability company formed on November 19, 2015. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. The use of the terms “Fundrise Growth eREIT II”, the “Company”, “we”, “us” or “our” in this Annual Report refer to Fundrise Growth eREIT II, LLC unless the context indicates otherwise. Effective September 1, 2022, the Company merged (the “Merger”) with Fundrise Growth eREIT VI, LLC, with the Company as the surviving entity. The Company has one operating and reportable segment consisting of investments in real estate.
We intend to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties, as well as commercial real estate loans, commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and real estate investment trust (“REIT”) senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. The Company has one reportable segment consisting of investments in real estate.
Fundrise Advisors, LLC (our “Manager”) is currently evaluating proposed merger initiatives intended to enhance long-term returns for existing shareholders through greater diversification, minimized operating costs, and increased economies of scale.
As a limited liability company, we have elected to be taxed as a C corporation. Commencing with the taxable year ended December 31, 2018, the Company has qualified for treatment each year as a REIT under the Internal Revenue Code of 1986, as amended, and intends to continue to operate as such.
We are externally managed by Fundrise Advisors, LLC (our “Manager”), which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (our “Sponsor”), the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates our platform located at www.fundrise.com (the “Fundrise Platform”), which allows investors to hold interests in opportunities that may have been historically difficult to access. Our Manager has the authority to make all of the decisions regarding our investments, subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Sponsor also provides investment management, marketing, investor relations and other administrative services on our behalf. Accordingly, we do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.
Offering Results
As of December 31, 2025, we were offering up to $75.0 million in our common shares in any rolling twelve-month period under Regulation A (which we refer to as the “Offering”). The Offering was being conducted as a continuous offering, pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may occur sporadically over the term of the Offering. Most recently, the Company qualified an offering statement on January 4, 2023 qualifying approximately $24.5 million of additional common shares for sale pursuant to Regulation A. As of December 31, 2025 and 2024, we had raised total gross offering proceeds of approximately $152.7 million and $152.4 million, respectively, from settled subscriptions (including the approximately $100,000 received in the private placements to our Sponsor, and Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of our Sponsor, and approximately $2.7 million and $2.7 million, respectively, received in private placements to third parties), and had settled subscriptions in our Offering and private placements for an aggregate of approximately 13,510,000 and 13,482,000 of our common shares, respectively. Assuming the settlement for all subscriptions received, approximately $21.9 million of our previously qualified common shares remained available for sale to the public (based on our current share price) under our Offering as of December 31, 2025. Following the consummation of the Mergers, there will be no future offerings pursuant to Regulation A or Regulation D by any of the Fundrise Merger Entities.
During the first half of 2025, the Manager closed the Regulation A offering of common shares of the Company. The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”).
We expect to offer common shares in our Offering until we raise the maximum amount permitted based on the maximum number of common shares we are able to qualify under Regulation A at any given time, unless the Offering is terminated by our Manager at an earlier time. The per share purchase price for our common shares is adjusted by our Manager at the beginning of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has currently determined to adjust the per share purchase price quarterly (or as soon as commercially reasonable and announced by us thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value (“NAV”), divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (“NAV per share”).
Below is the NAV per share since December 30 ,2023, as determined in accordance with our valuation policy.
Date	NAV per Share
December 30, 2023	$13.47
March 29, 2024	$13.51
June 29, 2024	$13.51
September 30, 2024	$13.21
December 31, 2024	$13.09
March 31, 2025	$13.11
June 30, 2025	$13.27
September 30, 2025	$13.23
December 31, 2025	$13.43
April 1, 2026	$13.38
Distributions
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.
While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions monthly or quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. However, there may also be times when our Manager elects to reduce our rate of distributions in order to preserve or build up a higher level of liquidity at the Company level.
When calculated on a tax basis, distributions were made 100% from capital gains for the year ended December 31, 2025 and 100% from return of capital for the year ended December 31, 2024.
Any distributions that we make will directly impact our NAV by reducing our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of a shareholder’s investment, the shareholder’s distributions plus the change in NAV per share (either positive or negative) will produce the shareholder’s total return.
Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the shareholder’s shares, and to the extent that it exceeds the shareholder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.
For further details, please see Note 6, Distributions in our consolidated financial statements.
Redemption Plan
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares. The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a shareholder could obtain liquidity as described in detail in our Offering Circular. Effective July 1, 2024, we revised our redemption plan to increase the maximum amount of shares that may be redeemed in a quarter to be 5.00% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter. Previously, we revised our redemption plan effective November 17, 2023 to reflect that (i) the Manager in its sole discretion may determine to redeem in full a shareholder holding less than 100 common shares prior to redeeming other requests on a pro-rata basis; (ii) the last day to submit a redemption request will be the last business day of the applicable quarter; and (iii) redemptions not fully honored will be terminated, and will need to be resubmitted in order to be considered in any subsequent period when redemptions are being processed. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason.
As of December 31, 2025 and 2024, approximately 6,007,000 and 5,046,000 common shares, respectively, had been submitted for redemption since operations commenced, and 100% of such redemption requests have been honored. During the third quarter of 2025, our Manager temporarily suspended our redemption plan. As of December 31, 2025, we are not currently processing redemption requests. Our Manager may re-activate the plan at any time, at its sole discretion.
Sources of Operating Revenues and Cash Flows
We expect to primarily generate cash flows from rental revenue on our investments in rental real estate properties and distributions from our equity method investees. We may also seek to acquire other investments which generate attractive returns without any leverage. See Note 2, Summary of Significant Accounting Policies — Revenue Recognition, in our unaudited consolidated financial statements for further detail.
Results of Operations
Fiscal Year Ended December 31, 2025 Compared to Fiscal Year Ended December 31, 2024
For the years ended December 31, 2025 and 2024, we had total net income (losses) of approximately $11.4 million and $(8.3) million, respectively. Further information on the notable changes in our results are as follows:
Revenue
Rental Revenue
For the years ended December 31, 2025 and 2024, we earned rental revenue of approximately $56,000 and $637,000, respectively, from the operations of rental real estate properties. The decrease in rental revenue is primarily attributed to the sale of two rental real estate properties in April 2024 and March 2025, which contributed to higher rental revenue for the year ended December 31, 2024.
Other Revenue
For the years ended December 31, 2025 and 2024, we earned other revenue of approximately $19,000 and $65,000, respectively. The decrease in other revenue is primarily attributed to the sale of two rental real estate properties in April 2024 and March 2025, which contributed to higher other revenue for the year ended December 31, 2024.
Expenses
Investment Management Fees — Related Party
For the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $915,000 and $1.1 million, respectively. The decrease in investment management fees is directly related to a decrease in the quarterly average net assets, as the investment management fee is calculated as a percentage of net assets each quarter. The overall decrease in average net assets is primarily attributable to redemptions throughout the year.
Property Operating and Maintenance Expenses
For the years ended December 31, 2025 and 2024, we incurred property operating and maintenance expenses of approximately $108,000 and $679,000, respectively. The decrease in property operating and maintenance expense is primarily attributed to the sale of two rental real estate properties in April 2024 and March 2025.
Depreciation and Amortization
For the years ended December 31, 2025 and 2024, we incurred depreciation and amortization expense of approximately $106,000 and $577,000, respectively. The decrease in depreciation and amortization expense is primarily attributed to the sale of two rental real estate properties in April 2024 and March 2025.
General and Administrative Expenses
For the years ended December 31, 2025 and 2024, we incurred general and administrative expenses of approximately $415,000 and $558,000, respectively, which includes auditing and professional fees, software subscription costs, and other expenses associated with operating our business. The decrease in general and administrative costs is primarily attributable to decreased professional services expenses.

Other Income (Expenses)
Equity in Losses
For the years ended December 31, 2025 and 2024, we had equity in earnings (losses) of approximately $12.5 million and $(3.3) million from our equity method investees, respectively. The change in equity in earnings (losses) is primarily attributable to the gains recognized from the disposition of one equity method investees during the year ended December 31, 2025. For more information, see Note 3, Investments in Equity Method Investees to the unaudited consolidated financial statements.
Dividend Income
For the years ended December 31, 2025 and 2024, we earned dividend income of approximately $133,000 and $58,000, respectively. The increase in dividend income is primarily attributable to an increase in cash invested in the money market sweep account.
Gain (Loss) on Sale of Real Estate
For the years ended December 31, 2025 and 2024, we recognized a gain (loss) on sale of real estate of approximately $362,000 and $(1.5) million, respectively. The increase from loss to gain on sale of real estate is partially attributed to the gain of approximately $362,000 recognized on the sale of one rental real estate property in April 2025, when compared to the approximately $1.8 million loss on the sale of one rental real estate property in April 2024. Additionally, during the year ended December 31, 2024, we entered into a Tenancy-in-Common (“TIC”) transaction in which we sold one wholly-owned investment in rental real estate in exchange for a non-controlling member interest and cash consideration, resulting in a gain of approximately $314,000. See Note 3, Investments in Equity Method Investees and Note 8, Related Party Arrangements to the unaudited consolidated financial statements for further information.
Impairment Loss on Real Estate
For the years ended December 31, 2025 and 2024, we recognized an impairment loss on real estate of approximately $0 and $532,000, respectively. The impairment loss was recognized in 2024 for one unimproved land parcel based on the excess of the carrying amount over its estimated fair value.
Loss on Real Estate Held for Sale
For the years ended December 31, 2025 and 2024, we recognized a loss on real estate held for sale of approximately $100,000 and $529,000, respectively. The loss on real estate held for sale recognized in 2025 is primarily attributable to one real estate property classified as held for sale that was sold for an amount less than the property’s fair value less estimated costs to sell. The loss on real estate held for sale recognized in 2024 is primarily attributable to one rental real estate property that was reclassified from investments in rental real estate properties to investments in real estate held for sale, where the carrying amount exceeded the property’s fair value less estimated costs to sell.
Interest Expense — Related Party
For the years ended December 31, 2025 and 2024, we incurred interest expense of approximately $55,000 and $299,000, respectively. The decrease in interest expense is due to an overall lower average principal balance outstanding on National Lending, LLC (“National Lending”) promissory notes during the year ended December 31, 2025 compared to the year ended December 31, 2024.
Our Investments
The following tables summarize the investments held during the period from January 1, 2024 through December 31, 2025. See “Recent Developments” for a description of any investments we have made since December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.

Real Property Controlled Subsidiaries (Wholly-Owned Properties)	Location	Type of Property	Date of Acquisition	Purchase Price
RSE W39 Controlled Subsidiary	Los Angeles, CA	Mixed-Use	06/05/2019	$3,120,000
RSE R45 Controlled Subsidiary(1)	Brentwood, MD	Commercial	06/27/2019	$5,118,000
RSE W411 Controlled Subsidiary	Los Angeles, CA	Commercial	08/07/2019	$3,800,000
RSE W59 Controlled Subsidiary(2)(3)	Los Angeles, CA	Mixed-Use	02/07/2020	$16,700,000
RSE L37 Controlled Subsidiary(2)(4)	Nashville, TN	Multifamily	09/24/2020	$14,200,000
RSE Z20 Controlled Subsidiary(2)(5)	Nashville, TN	Land	09/24/2020	$5,200,000

(1)
On March 27, 2025, RSE R45 Controlled Subsidiary was fully disposed.

(2)
This asset was acquired by the Company on September 1, 2022 in connection with the Merger. See Note 2, Summary of Significant Accounting Policies — Merger Transaction — Asset Acquisition — 2022 for more information about the Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the Merger, respectively.

(3)
On December 26, 2024, the Company sold its original interest in the RSE W59 Controlled Subsidiary and entered into a TIC transaction. As of December 31, 2024, the surviving investment in CNP 116, LLC, is included in ‘Investments in equity method investees” on the Company’s consolidated balance sheets.

(4)
On April 16, 2024, RSE L37 Controlled Subsidiary was fully disposed.

(5)
On April 28, 2025, RSE Z20 Controlled Subsidiary was fully disposed.

Real Property Controlled Subsidiaries (Joint Venture Equity Investments)	Location	Type of Property	Date of Acquisition	Purchase Price(1)
RSE Runaway Lakes Controlled Subsidiary	Palm Beach, FL	Multifamily	06/25/2019	$17,514,000
RSE Hamilton Controlled Subsidiary	Hendersonville, TN	Multifamily	06/28/2019	$7,203,300
RSE Palmer Controlled Subsidiary	Woodstock, GA	Multifamily	11/17/2020	$23,415,000
RSE Parkland Controlled Subsidiary(2)	Orange Park, FL	Multifamily	09/01/2022	$20,060,000
CNP 116, LLC(3)	Los Angeles, CA	Mixed-Use	12/26/2024	$4,100,000(4)

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary.

(2)
This asset was acquired by the Company on September 1, 2022 in connection with the Merger. The date of acquisition and purchase price herein represent the date and relative fair value of the acquired asset as of the Merger, respectively.

(3)
On December 26, 2024, the Company acquired a 25% TIC interest in CNP 116, LLC.

(4)
Transaction in-kind. Member interest in CNP 116, LLC acquired in connection with the sale of the W59 Controlled Subsidiary.

As of December 31, 2025, the Company’s investments accounted for under the equity method of accounting also included initial and subsequent contributions to National Lending in exchange for ownership interests. See Note 8, Related Party Arrangements, for further information regarding National Lending.
Liquidity and Capital Resources
We obtain the capital to fund our investment activities and operating expenses from our Offering, cash flow from operations, net proceeds from asset sales, cash flows from equity method investees, and other financing transactions. We use our capital to originate, invest in and manage a diversified portfolio of real estate investments and fund our operations. Our material cash requirements are primarily (i) funding new investments as opportunities arise, and (ii) ordinary-course operating expenses and capital expenditures. As of December 31, 2025, we had no unfunded commitments, have not identified any material capital expenditure requirements over the next twelve months, and have no mortgage maturities during the same period.

As of December 31, 2025, we had deployed approximately $94.1 million for 7 investments and had approximately $2.6 million in cash and cash equivalents. The Company has a continuous funding commitment to maintain a total contribution amount of 5% of its assets under management to National Lending. As of December 31, 2025, the Company has satisfied this requirement and had no unfunded capital commitment related to this obligation. We anticipate that cash on hand, cash flow from our rental real estate properties and equity method investments, and proceeds from future offerings will provide sufficient liquidity to meet any future funding commitments and costs of operations for the next 12 months.
We may selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We have no outstanding unsecured Company level debt as of the date of this Information Statement and December 31, 2025, respectively, exclusive of any debt secured by the real property of our unconsolidated investments. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50 – 85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During periods when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of multifamily rental properties and development project assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed, it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.
We seek to manage liquidity and capital resources to support our long-term investment strategy. Our ability to grow and diversify our portfolio is influenced, in part, by our ability to raise additional capital through the issuance of common shares. To the extent capital raising activity is lower than anticipated, the pace of new investments and portfolio diversification may be reduced. In addition, because we incur certain fixed operating expenses, slower capital growth could increase such expenses as a percentage of gross income and may affect the level of distributions over time.
Outlook and Recent Trends
Real estate has seen significant headwinds since the Federal Reserve (the “Fed”) first began raising rates in late 2022 to combat inflation. Over the past several years, a combination of higher interest rates, lower valuations, and a softer rental market has made real estate a challenging asset class from a return and valuation perspective. During 2025, the real estate market operated amid continued macroeconomic uncertainty and constrained capital markets. Within real estate, performance continues to diverge between property sectors. Single family rent continued to grow in 2025, while multifamily rent experienced modest softening.
We seek to identify and make our investments according to large macroeconomic trends precisely because we believe those trends are likely to drive outsized growth, which in turn can deliver above average performance. Despite growing concerns about the broader economic environment, the Fundrise portfolio continued to benefit from the underlying fundamentals of its asset base. Across much of the portfolio, disciplined asset management and diversification helped support operating performance during a period of limited transaction activity and reduced liquidity in private real estate markets. For many real estate investors, this translated into a year of consolidation, with property values remaining relatively stable rather than experiencing a broad recovery.
Although macroeconomic conditions were impacted by the unexpected introduction of tariffs in 2025, those measures were subsequently struck down in February 2026, and the longer-term economic effects of such policy changes remain uncertain. Notwithstanding this volatility, several economic indicators continue to suggest a slowing growth environment. Economic growth is slowing, the US consumer (especially the middle class) is getting increasingly stretched thin and inflation (but for the short-term impact of tariff-related pricing changes) should and would be continuing to slow. We believe that this will result in the easing of restrictive monetary policy and will bring about lower overall rates and a more normalized long-term risk-free rate of return, which we believe over time will manifest in higher asset values. In September, October, and December 2025, the Fed cut its benchmark interest rate by 25 basis points. As we look ahead, we believe that interest rates will continue to decline, although the timing and magnitude of any future changes remain uncertain.
Looking ahead to 2026, we believe market conditions may be approaching an inflection point, as certain institutional investors and advisors have characterized it as a potentially attractive buying opportunity going into 2026. Our investment approach remains focused on disciplined capital deployment across both equity and credit strategies, aligned with our long-term objectives and responsive to evolving market conditions. Just as higher rates and softer real estate fundamentals have kept values depressed, the combined benefit of lower rates and a reversed supply demand imbalance is likely to see values appreciate. We expect that the assets acquired during this period of depressed pricing and falling interest rates will be one of the largest drivers of outsized returns in the future.
Off-Balance Sheet Arrangements
As of December 31, 2025 and December 31, 2024, we had no off-balance sheet arrangements.
Recent Developments
In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement, for potential recognition or disclosure. No recent developments were identified that require adjustment to or disclosure in the accompanying consolidated financial statements.
Critical Accounting Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty and actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected. For a complete description of our accounting policies, see Note 2, Summary of Significant Accounting Policies in our annual consolidated financial statements included in this Information Statement.
Real Estate Debt Impairment
We recognize losses on both principal and interest of real estate debt investments if it is probable that we will be unable to collect all amounts due according to the contractual terms of the agreement. If indicators of impairment are present, we evaluate the net undiscounted cash flows estimated to be generated by those assets compared to the asset’s carrying value. Estimates of undiscounted cash flows are based on forward- looking assumptions which require us to make judgments, including annual and residual cash flows and our estimated holding period for each asset. Such assumptions could be affected by future economic and market conditions. If such carrying value is in excess of the estimated undiscounted cash flows of the investment, we would recognize an impairment loss equivalent to the amount required to adjust the carrying value to its estimated fair value, calculated in accordance with current U.S. GAAP fair value provisions. The estimated fair value is based on our estimation of expected future cash flows discounted at the effective interest rate which involves a high degree of judgment. Changes in the facts and circumstances that drive management’s assumptions may result in an impairment to the Company’s assets in a future period that could be material to the Company’s results of operations.

Investments in Equity Method Investees Impairment
The Company evaluates its investments in equity method investees for impairment at least annually, or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. The Company estimates the fair value of the investment using various valuation techniques including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. Such assumptions involve a high degree of judgment and could be impacted by future economic and market conditions. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment loss to reduce the carrying value of its investment to fair value.
Impairment of Rental Real Estate Properties and Real Estate Held for Improvement
Long-lived assets are reviewed for impairment annually, or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When determining if a property has indicators of impairment, we evaluate the property’s occupancy and cash flows, our expected holding period for the property, strategic decisions regarding the property’s future operations or development, and other market factors. Impairment exists if estimated future undiscounted cash flows associated with those assets are less than the assets’ carrying value. Estimates of undiscounted cash flows are based on forward-looking assumptions, including annual and residual cash flows, terminal capitalization rates, and our estimated holding period for each asset. Such assumptions involve a high degree of judgment and could be affected by future economic and market conditions. When impairment exists, the long-lived asset is adjusted to its fair value, calculated as the excess of carrying value over the fair value. Fair value is determined using industry techniques, which include a discounted cash flow, comparable sales or income approaches. These valuation techniques require assumptions regarding future occupancy, rental rates, capital requirements, capitalization rate and discount rate that could differ materially from actual results and involve a high degree of judgment. Assets held for sale are recorded at the lower of cost or fair value less costs to sell.
Recent Accounting Pronouncements
The Financial Accounting Standards Board has released several Accounting Standards Updates (“ASUs”) that may have an impact on our financial statements. See Note 2, Summary of Significant Accounting Policies — Recent Accounting Pronouncements, in our unaudited consolidated financial statements included in this Information Statement for discussion of the relevant ASUs. We are currently evaluating the impact of the ASUs not yet adopted on our financial statements and determining our plan for adoption.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FUNDRISE GROWTH eREIT III, LLC
The following discussion and analysis of the financial condition, results of operations, and liquidity position of Fundrise Growth eREIT III (as defined below) should be read in conjunction with the accompanying Unaudited Consolidated Financial Statements and the related notes thereto and the Consolidated Financial Statements and related notes thereto of Fundrise Growth eREIT III included elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect Fundrise Growth eREIT III’s future plans, estimates, and beliefs. The following discussion and analysis of the financial condition and results of operations of Fundrise Growth eREIT III covers periods prior to the consummation of the Mergers described elsewhere in this Information Statement and does not reflect its effect on future periods. For an understanding of pro forma financial information including the effect of the Mergers, please see the section entitled “Unaudited Pro Forma Combined Financial Statements” in this Information Statement. Fundrise Growth eREIT III’s actual results could differ materially from those currently anticipated and expressed in such forward-looking statements because of various factors, including those described in the sections titled “Statements Regarding Forward-Looking Information,” “Risk Factors” and elsewhere in this Information Statement, all of which are difficult to predict. Except as otherwise required by the U.S. federal securities laws, Fundrise Growth eREIT III disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
References in this section to “Fundrise Growth eREIT III,” the “Company,” “we,” “us” and “our” are to Fundrise Growth eREIT III, LLC and its consolidated subsidiaries before giving effect to the potential Mergers and related transactions, unless the context otherwise requires or as otherwise indicated.
Business
Fundrise Growth eREIT III, LLC is a Delaware limited liability company formed on October 5, 2018 to originate, invest in and manage a diversified portfolio of real estate investments and other real estate-related assets. The use of the terms “Fundrise Growth eREIT III”, the “Company”, “we”, “us” or “our” in this Annual Report refer to Fundrise Growth eREIT III, LLC unless the context indicates otherwise. We use substantially all of the net proceeds raised from our Regulation A offerings of common shares of the Company (which we refer to as our “Offerings”) to originate, acquire, and structure a diversified portfolio of real estate properties. We may also invest, to a limited extent, in real estate loans, as well as real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and real estate investment trust (“REIT”) senior unsecured debt) and other real estate-related assets, where the underlying assets primarily consist of real estate properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. The Company has one operating and reportable segment consisting of investments in real estate.
As a limited liability company, we have elected to be taxed as a C corporation. Commencing with the taxable year ended December 31, 2019, the Company has qualified for treatment as a REIT under the Internal Revenue Code of 1986, as amended, and intends to continue to operate as such.
We are externally managed by Fundrise Advisors, LLC (our “Manager”), which is an investment adviser registered with the SEC, and a wholly-owned subsidiary of Rise Companies Corp. (our “Sponsor”), the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates our platform located at www.fundrise.com (the “Fundrise Platform”), which allows investors to hold interests in opportunities that may have been historically difficult to access. Our Manager has the authority to make all of the decisions regarding our investments, subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Sponsor also provides investment management, marketing, investor relations and other administrative services on our behalf. Accordingly, we do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.
Our Manager is currently evaluating proposed merger initiatives intended to enhance long-term returns for existing shareholders through greater diversification, minimized operating costs, and increased economies of scale.

Offering Results
During the first quarter of 2025, our Manager closed our Regulation A offering of common shares of the Company (which we refer to as our “Offering”). The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager. As of December 31, 2025 and 2024, we had raised gross offering proceeds of approximately $51.1 million and $50.9 million in total, respectively, from settled subscriptions (including approximately $100,000 received in the private placements to our Sponsor, and Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of our Sponsor). As of both December 31, 2025 and 2024, we had settled subscriptions in our Offerings and private placements for an aggregate of approximately 5.0 million, respectively, of our common shares. Following the consummation of the Mergers, there will be no future offerings pursuant to Regulation A or Regulation D by any of the Fundrise Merger Entities.
Upon the reopening of our Offering, if any, the per share purchase price for our common shares will be subject to adjustment at the beginning of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has currently determined to adjust the per share purchase price quarterly (or as soon as commercially reasonable and announced by us thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value (“NAV”), divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (“NAV per share”).
Below is the NAV per share since December 30, 2023, as determined in accordance with our valuation policy.
Date	NAV Per Share
December 30, 2023	$14.73
March 29, 2024	$15.17
June 29, 2024	$15.38
September 30, 2024	$15.62
December 31, 2024	$15.85
March 31, 2025	$15.95
June 30, 2025	$16.19
September 30, 2025	$15.99
December 31, 2025	$15.70
April 1, 2026	$14.92
Distributions
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.
While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions monthly or quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. However, there may also be times when our Manager elects to reduce our rate of distributions in order to preserve or build up a higher level of liquidity at the Company level.

When calculated on a tax basis, distributions were made 96% from capital gains and 4% from return of capital for the year ended December 31, 2025. When calculated on a tax basis, distributions were made 100% from return of capital for the year ended December 31, 2024.
Any distributions that we make will directly impact our NAV by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of a shareholder’s investment, the shareholder’s distributions plus the change in NAV per share (either positive or negative) will produce the shareholder’s total return.
Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a shareholder’s adjusted tax basis in the shareholder’s shares, and to the extent that it exceeds the shareholder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.
For further details, please see Note 4. Distributions in our unaudited consolidated financial statements.
Redemption Plan
Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity for their investment in our shares. The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a shareholder could obtain liquidity as described in detail in our Offering Circular. Effective July 1, 2024, we revised our redemption plan to increase the maximum amount of shares that may be redeemed in a quarter to be 5.00% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter. Our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason.
As of December 31, 2025 and 2024, approximately 2.4 million and 2.1 million common shares, respectively, had been submitted for redemption since operations commenced, and 100% of such redemption requests have been honored. During the third quarter of 2025, our Manager temporarily suspended our redemption plan. As of December 31, 2025, we are not currently processing redemption requests. Our Manager may re-activate the plan at any time, at its sole discretion.
Sources of Operating Revenues and Cash Flows
We primarily generate cash flows through distributions from equity method investees. We may also seek to acquire other investments which generate attractive returns without any leverage. See Note 2, Summary of Significant Accounting Policies — Investments in Equity Method Investees, in our consolidated financial statements for further detail.
Results of Operations
Fiscal Year Ended December 31, 2025 Compared to Fiscal Year Ended December 31, 2024
For the years ended December 31, 2025 and 2024, we had total net income (loss) of approximately ($701,000) and $5.1 million, respectively. Further information on the notable changes in our results are as follows:
Expenses
Investment Management Fees — Related Party
For the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $385,000 and $424,000, respectively. The decrease in investment management fees is directly related to a decrease in the quarterly average net assets, as the investment management fee is calculated as a percentage of net assets each quarter. The overall decrease in average net assets is primarily attributable to redemptions throughout the year.
Other Income (Expense)
Dividend Income
For the year ended December 31, 2025 and 2024, we earned dividend income of approximately $70,000 and $83,000 respectively. The decrease in dividend income is primarily attributable to a decrease in cash invested in the money market sweep account.
Equity in Earnings
For the years ended December 31, 2025 and 2024, we had equity in earnings (losses) of approximately ($122,000) and $5.9 million, respectively, from our equity method investees. The decrease in equity in earnings is primarily attributable to the gain recognized from the sale of one multifamily property held by one of our equity method investees during the year ended December 31, 2024, which resulted in earnings of $5.6 million. See Note 3, Investments in Equity Method Investees for further information regarding the disposition.
Interest Expense — Related Party
For the years ended December 31, 2025 and 2024, we incurred related party interest expense of approximately $0 and $34,000, respectively. The decrease in interest expense is due to the payoff of all principal balances outstanding on related party promissory notes during January 2025. See Note 6, Related Party Arrangements, in our consolidated financial statements for more information.
Interest Income — Related Party
For the years ended December 31, 2025 and 2024, we earned interest income on related party notes receivable of approximately $109,000 and $0, respectively. The increase is due to the issuance of two related party promissory notes during the year. See Note 6, Related Party Arrangements, in our consolidated financial statements for more information.
Our Investments
The following tables summarize the investments held during the period from January 1, 2024 through December 31, 2025. Note that the use of the term “controlled subsidiary” is not intended to conform with the U.S. GAAP definition and does not correlate to a subsidiary that would require consolidation under U.S. GAAP.
Real Property Controlled Subsidiaries (Joint Venture Equity Investments)	Location	Property Type	Date of Acquisition	Purchase Price(1)
RSE SW4 Controlled Subsidiary(2)	Dallas-Fort Worth MSA	Multifamily	06/28/2019	$40,877,070

(1)
Purchase Price refers to the total price paid by us for our pro rata share of the equity in the controlled subsidiary.

(2)
On December 30, 2024, the RSE SW4 Controlled Subsidiary (SW4 JV LP) sold one of its stabilized garden-style multifamily properties for a sales price of approximately $44.0 million. Our distribution received from the sale totaled approximately $7.7 million. The SW4 JV LP continues to own and operate three stabilized garden-style multifamily properties in the Dallas-Fort Worth metropolitan statistical area (“MSA”). See Note 3, Investments in Equity Method Investees for further information regarding the disposition.

As of December 31, 2025, the Company’s investments in companies that are accounted for under the equity method of accounting also included the initial and subsequent contributions to National Lending, LLC (“National Lending”) in exchange for ownership interests. See Note 6, Related Party Arrangements for further information regarding National Lending.

Liquidity and Capital Resources
We obtain the capital to fund our investment activities and operating expenses from secured or unsecured financings from banks, cash flow from operations, net proceeds from asset repayments and sales, and other financing transactions. We use our capital to originate, invest in and manage a diversified portfolio of real estate investments and fund our operations. Our material cash requirements are primarily (i) funding new investments as opportunities arise, and (ii) ordinary-course operating expenses and capital expenditures. As December 31, 2025, we had no unfunded commitments and have not identified any material capital expenditure requirements over the next twelve months.
As of December 31, 2025, we had deployed approximately $44.3 million for two investments and had approximately $2.1 million in cash and cash equivalents. The Company has a continuous funding commitment to maintain a capital contribution amount of 5% of its assets under management to National Lending. As of December 31, 2025, the Company has satisfied this requirement and had no unfunded capital commitment related to this obligation. Other than our investments, we have no additional future funding commitments. As of December 31, 2025, we anticipate that cash on hand, distributions received from equity method investees, and proceeds from potential future Offerings will provide sufficient liquidity to meet any future funding commitments and costs of operations for the next 12 months.
We may employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. As of the date of this Information Statement and December 31, 2025, we had no outstanding unsecured Company level debt, including principal and accrued interest. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% – 85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During periods when we are growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the portfolio) in order to quickly build a diversified portfolio of assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.
We seek to manage liquidity and capital resources to support our long-term investment strategy. Our ability to grow and diversify our portfolio is influenced, in part, by our ability to raise additional capital through the issuance of common shares. To the extent capital raising activity is lower than anticipated, the pace of new investments and portfolio diversification may be reduced. In addition, because we incur certain fixed operating expenses, slower capital growth could increase such expenses as a percentage of gross income and may affect the level of distributions over time.
Outlook and Recent Trends
Real estate has seen significant headwinds since the Federal Reserve (the “Fed”) first began raising rates in late 2022 to combat inflation. Over the past several years, a combination of higher interest rates, lower valuations, and a softer rental market has made real estate a challenging asset class from a return and valuation perspective. During 2025, the real estate market operated amid continued macroeconomic uncertainty and constrained capital markets. Within real estate, performance continues to diverge between property sectors. Single family rent continued to grow in 2025, while multifamily rent experienced modest softening.
We seek to identify and make our investments according to large macroeconomic trends precisely because we believe those trends are likely to drive outsized growth, which in turn can deliver above average performance. Despite growing concerns about the broader economic environment, the Fundrise portfolio continued to benefit from the underlying fundamentals of its asset base. Across much of the portfolio, disciplined asset management and diversification helped support operating performance during a period of limited transaction activity and reduced liquidity in private real estate markets. For many real estate investors, this translated into a year of consolidation, with property values remaining relatively stable rather than experiencing a broad recovery.
Although macroeconomic conditions were impacted by the unexpected introduction of tariffs in 2025, those measures were subsequently struck down in February 2026, and the longer-term economic effects of such policy changes remain uncertain. Notwithstanding this volatility, several economic indicators continue to suggest a slowing growth environment. Economic growth is slowing, the US consumer (especially the middle class) is getting increasingly stretched thin and inflation (but for the short-term impact of tariff-related pricing changes) should and would be continuing to slow. We believe that this will result in the easing of restrictive monetary policy and will bring about lower overall rates and a more normalized long-term risk-free rate of return, which we believe over time will manifest in higher asset values. In September, October, and December 2025, the Fed cut its benchmark interest rate by 25 basis points. As we look ahead, we believe that interest rates will continue to decline, although the timing and magnitude of any future changes remain uncertain.
Looking ahead to 2026, we believe market conditions may be approaching an inflection point, as certain institutional investors and advisors have characterized it as a potentially attractive buying opportunity going into 2026. Our investment approach remains focused on disciplined capital deployment across both equity and credit strategies, aligned with our long-term objectives and responsive to evolving market conditions. Just as higher rates and softer real estate fundamentals have kept values depressed, the combined benefit of lower rates and a reversed supply demand imbalance is likely to see values appreciate. We expect that the assets acquired during this period of depressed pricing and falling interest rates will be one of the largest drivers of outsized returns in the future.
Off-Balance Sheet Arrangements
As of December 31, 2025 and 2024, we had no off-balance sheet arrangements.
Recent Developments
In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement , for potential recognition or disclosure. No recent developments were identified that require adjustment to or disclosure in the accompanying consolidated financial statements.
Critical Accounting Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty and actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected. For a complete description of our accounting policies, see Note 2, Summary of Significant Accounting Policies in our unaudited annual consolidated financial statements included in this Information Statement.
Investments in Equity Method Investees Impairment
The Company evaluates its investments in equity method investees for impairment at least annually, or whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. The Company estimates the fair value of the investment using various valuation techniques including, but not limited to, discounted cash flow models, the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. Such assumptions involve a high degree of judgment and could be impacted by future economic and market conditions. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment loss to reduce the carrying value of its investment to fair value.
Recent Accounting Pronouncements
The Financial Accounting Standards Board has released several Accounting Standards Updates (“ASUs”) that may have an impact on our financial statements. See Note 2, Summary of Significant Accounting Policies — Recent Accounting Pronouncements, in our unaudited consolidated financial statements included in this Information Statement for discussion of the relevant ASUs. We are currently evaluating the impact of the ASUs not yet adopted on our financial statements and determining our plan for adoption.

THE MERGERS AND THE MERGER AGREEMENT
Background and Reasons for the Mergers
The Manager, as part of its continuous oversight of its programs under management, recognized that the Fundrise Merger Entities currently have, and will have with Fundrise eREIT, overlapping strategic goals. After due inquiry, the Manager has determined that consolidating the assets and liabilities of the Fundrise Merger Entities into a single company (Fundrise eREIT) will result in a larger company that is better able to pursue a similar investment objective and strategies as the Fundrise Merger Entities while at the same time (i) streamlining operations, cutting administrative costs, spreading fixed costs over a larger asset base, (ii) providing additional liquidity to shareholders given the increased balance sheet, and (iii) maximizing returns to the benefit of shareholders. Further, by combining the Fundrise Merger Entities and Fundrise eREIT, the Manager believes the combined entity will be able to be more competitive in the real estate market through its institutional scale, effectuate more deals, increase the total investments of the entity, and unlock leverage from lenders at more attractive pricing than the Fundrise Merger Entities could previously achieve on their own. A larger company may allow for investment in a greater number of investment opportunities which may reduce the risk that any one investment poses to performance.
The Manager did not consider a reorganization or merger with a third party or a sale of the entities because it believes that the competitive advantages of having the Manager serve as investment adviser to the combined entity, similar to and in continuation of its current role as Manager to the Fundrise Merger Entities, is critical to Fundrise eREIT’s success. The Manager also considered the benefits provided to Fundrise eREIT’s holders of having the same Sponsor as the Fundrise Merger Entities as well as the risks of having a development stage company as a Sponsor. See the section entitled “Risk Factors — The Sponsor is a development stage company with limited operating history since its inception in 2012 and no profits to date. As a company in the early stages of development, the Sponsor faces increased risks, uncertainties, expenses and difficulties” for a description of these risks. However, although the Sponsor is a development stage company, as discussed further below, it has a highly experienced management team with vast real estate investment experience and extensive market knowledge and industry relationships from which the Fundrise Merger Entities currently benefit, and from which the Manager believes Fundrise eREIT will also benefit.
Taking into consideration each of these factors, the Independent Representative and the Manager of the Fundrise Merger Entities will have to determine that the Mergers are fair and reasonable to each Fundrise Merger Entity and its respective shareholders.
No Shareholder Vote Required
Pursuant to each Fundrise Merger Entity’s operating agreement, a Merger only requires the approval of the Manager and the Independent Representative (as described below). Such approval if received, is expected to take place shortly after the effectiveness of the registration statement of which this Information Statement is a part. No vote of a Fundrise Merger Entity or its shareholders is required to approve a Merger.
No Fairness Opinion
The Independent Representative must review and approve the Mergers. However, we have not obtained a fairness opinion in connection with the Mergers. Therefore, no third-party investment bank or financial advisor has passed on the fairness, from a financial point of view, of the Mergers for the Fundrise Merger Entities, or of the consideration to be received by the Fundrise Merger Entities’ shareholders pursuant to the Merger Agreement.
Approval by the Independent Representative and Manager
In order to address circumstances where the Sponsor, Manager or any of their respective affiliates are entering into a “principal transaction,” such as these Mergers, the Manager has appointed the Independent Representative to protect the interests of the Fundrise Merger Entities’ shareholders and review and approve such transactions. Principal transactions are defined as transactions between the Sponsor, Manager or their affiliates, on the one hand, and a Fundrise Merger Entity or one of its subsidiaries, on the other hand.

The Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include, but need not be limited to, pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. Each Merger is a “principal transaction” under each Fundrise Merger Entity’s operating agreement because it involves each Fundrise Merger Entity and an affiliate of the Sponsor and Manager, namely, Fundrise eREIT (which is affiliated with the Manager by virtue of the Manager being Fundrise eREIT’s investment adviser); therefore, each Merger is subject to approval of the Independent Representative. Such approval if received, is expected to take place shortly after the effectiveness of the registration statement of which this Information Statement is a part.
The Manager appointed William Thomas Lockard, Jr. to serve as the Independent Representative for each of the Fundrise Merger Entities to protect the interests of the shareholders and review and approve any transactions in which the Sponsor, Manager or their affiliates have a conflict of interest with the Fundrise Merger Entities or a transaction deemed to be a “principal transaction.” Each Fundrise Merger Entity pays an annual fee to the Independent Representative for serving in such capacity.
Mr. Lockard was most recently the Managing Director and Head of Municipal Finance for InspereX, a fixed-income broker dealer. He worked for 30 years as a public finance investment banker at closely held San Francisco-based Stone & Youngberg and was co-founder of 280 CapMarkets, which as of July 1, 2021 merged with Incapital, LLC to form InspereX. Over the course of his banking career he structured more than 500 California local government financings representing more than $6 billion in public infrastructure and housing related projects. Mr. Lockard was a partner in the firm and served on both the firm’s board of directors and executive management committee.
Following the sale of Stone & Youngberg to Stifel, Mr. Lockard joined Rise Companies Corp. in 2014 as a Senior Vice President. Beginning in July 2015, Mr. Lockard transitioned from an employee of Rise Companies Corp. to a senior advisor. In December 2015, as noted above, Mr. Lockard agreed to become the Independent Representative and no longer acts as a senior advisor to Rise Companies Corp.
Mr. Lockard earned a bachelor’s degree from Stanford University, a master’s degree from Claremont Graduate University, and an MBA from the University of Pennsylvania’s Wharton School. Mr. Lockard served as a trustee of the University of Pennsylvania. He is a Stanford University Associate. He is the president of the board of trustees for the San Francisco Mechanics’ Institute. Mr. Lockard serves as the board treasurer for the Working Waterfront Coalition, a Bay Area non-profit job development program and is a board member of Education Housing Partners, a California non-profit developing affordable teacher housing. He is a board member of the Salesian Boys’ and Girls’ Club San Francisco. Mr. Lockard has served as treasurer on the boards of the Center for Investigative Reporting, Coro of Northern California and the ACLU of Northern California. Mr. Lockard is a full member of the Urban Land Institute, a member of the San Francisco Golden Gate chapter of the land use society Lambda Alpha International, and a member of the Stanford Real Estate Council.
Terms of the Merger Agreement
Below is a summary of the material terms of the Merger Agreement. Although we believe that this description covers the material terms of the Merger Agreement, it may not contain all the information that is important to you and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this Information Statement.
At the effective time of a Merger, which shall be the same for all the Mergers, for each respective Fundrise Merger Entity, (1) the Fundrise Merger Entity will be merged into Fundrise eREIT and Fundrise eREIT will be the surviving entity of the Merger and the separate existence of such Fundrise Merger Entity shall terminate; (2) the real and personal property, other assets, rights, privileges, immunities, powers, purposes, franchises, liabilities and obligations of such Fundrise Merger Entity will continue unaffected and unimpaired by the Mergers and shall be merged into Fundrise eREIT; and (3) Fundrise eREIT will issue common shares (as authorized by the A&R Operating Agreement (as defined below)) to the shareholders of such Fundrise Merger Entity for each issued and outstanding common share of such Fundrise Merger Entity based on the “Exchange Ratio” for each issued and outstanding common share of such Fundrise Merger Entity. The “Exchange Ratio” will be the ratio calculated based on (i) the NAV per share, as of the

“Valuation Time” (as defined in the Merger Agreement), of such Fundrise Merger Entity’s common share as determined in accordance with the operating agreement and valuation procedures of such Fundrise Merger Entity divided by (ii) the NAV per share, as of the Valuation Time, of a common share as determined in accordance with the valuation procedures of Fundrise eREIT. Immediately following the effective time of a Merger, Fundrise eREIT will distribute common shares of Fundrise eREIT to shareholders of such Fundrise Merger Entity, and shareholders of such Fundrise Merger Entity receiving shares of Fundrise eREIT through the distribution shall be admitted as members of Fundrise eREIT according to the terms of Fundrise eREIT’s Operating Agreement.
The total value of Fundrise eREIT shares that shareholders will receive in a Merger will be the same as the total value of the shares of such Fundrise Merger Entity that shareholders held immediately prior to the Merger. No sales charges or redemption fees will be imposed in connection with the Merger.
Governing Documents
At the effective time and by virtue of the Mergers, the certificate of formation of Fundrise eREIT as in effect immediately prior to the effective time will be the certificate of formation of Fundrise eREIT immediately following the effective time, until thereafter supplemented or amended in accordance with the provisions thereof and applicable law. At the effective time, the Operating Agreement of Fundrise eREIT as in effect immediately prior to the effective time shall be amended and restated in its entirety, and the Fundrise eREIT shall be governed by, and its rights and obligations shall be as set forth in, the Amended and Restated Limited Liability Company Operating Agreement of the Fundrise eREIT (the “A&R Operating Agreement”). See Annex A to the Merger Agreement attached hereto.
Management
The Fundrise Merger Entities are not currently overseen by a board of directors and are instead overseen by the Manager. The Manager is an investment adviser registered with the SEC under the Advisers Act, and will serve as the investment adviser for Fundrise eREIT subsequent to the completion of the Mergers. A team of real estate professionals, acting through the Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of Fundrise eREIT’s investments, subject to the limitations in its Operating Agreement. The Manager will also provide asset management, marketing, investor relations and other administrative services on behalf of Fundrise eREIT with the goal of maximizing operating cash flow and preserving invested capital.
After the completion of the Mergers, the members of the Manager’s investment committee will act as the portfolio managers of Fundrise eREIT and will be the same individuals who made up the investment committee for each Fundrise Merger Entity prior to the consummation of the Mergers. Each portfolio manager will be an initial portfolio manager of Fundrise eREIT and will serve at the time of inception.
Portfolio Manager	Titles
Benjamin Miller	Portfolio Manager and Chief Executive Officer of the Manager
Brandon Jenkins	Portfolio Manager and Chief Operating Officer of the Manager
R. Whitaker Booth	Portfolio Manager and Senior Vice President of Real Estate at the Sponsor
Merger Expenses
Certain expenses associated with the Mergers will be allocated to each Fundrise Merger Entity in direct proportion to each Fundrise Merger Entity’s NAV if incurred prior to the date of the applicable Merger; any related expenses incurred subsequent to the date of the Mergers will be paid directly by Fundrise eREIT. These expenses of the Mergers are anticipated to be approximately $1.6 million, in the aggregate, and include, without limitation, legal counsel fees and independent accountant fees Additionally, portfolio transaction costs arising from the Mergers are expected to be approximately $480,000 which will be borne by Fundrise eREIT. The Manager previously incurred on behalf of the Fundrise Merger Entities approximately $2.9 million for merger expenses, including, without limitation, legal counsel fees and independent accountant fees, for a merger structure that was not consummated. Fundrise eREIT will reimburse the Manager for these costs as described below.

Investors will not incur any selling commissions in connection with the purchase of Fundrise eREIT’s common shares. Reimbursement payments will be made no more frequently than monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate most recent net asset value. If the sum of the total unreimbursed amount of such organization, offering, and merger costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable installment, the excess will be eligible for reimbursement in subsequent installments (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full. See “Management Compensation” for a description of additional fees and expenses that Fundrise eREIT will pay the Manager.
Redemptions through the Effective Date and after the Mergers
The redemption plan of each of the Fundrise Merger Entities is currently suspended pending completion of the Mergers. After the effective date of the Mergers, former holders of a Fundrise Merger Entity’s shares will be able to redeem their newly-acquired shares of Fundrise eREIT in accordance with Fundrise eREIT’s redemption plan. Fundrise eREIT intends to limit the number of shares to be redeemed during any calendar year to no more than 10.00% of Fundrise eREIT’s common shares outstanding (or 2.50% per calendar quarter), provided that, the Manager, in its sole discretion, may elect to increase the quarterly limit to 5.00% if redemptions for the relevant quarter exceed 2.50% and the Manager determines there is sufficient liquidity to satisfy the additional redemptions. We will file any updates related to the redemption plans on the SEC’s EDGAR website.
All redemption requests will be redeemed based on the per share price for our common shares in effect at the time the redemption request was submitted. The NAV per common share of Fundrise eREIT after completion of the Mergers may be different than the current NAV per common share of each entity. See “Description of Fundrise eREIT, LLC Common Shares — Redemption Plan” and “Comparative Per Share Market Price Information”.
There can be no guarantee of the timing of the potential Mergers and the Manager may, in its sole discretion, amend, suspend, or terminate its redemption plan at any time without prior notice.
Representations and Warranties
The Merger Agreement contains various customary representations, warranties and covenants of the Fundrise Merger Entities and Fundrise eREIT as to various matters, such as: due incorporation; capitalization; authorization; consents and approvals; taxes; litigation; compliance with law; operation in the ordinary course; and efforts regarding the Merger, this registration statement and REIT qualification.
Conditions to Closing
The obligations of the Fundrise Merger Entities and Fundrise eREIT to effect the Mergers are subject to the fulfillment (or waiver by each entity), at or prior to the effective date, of each of the following conditions:
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the approval of the Mergers by the Manager, the Independent Representatives and the Sponsor, in its capacity as sole member of Fundrise eREIT;

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no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Mergers shall be in effect;

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the Form S-4, of which this Information Statement is a part, shall have been declared effective by the SEC, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties to the Merger Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated;

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this Information Statement shall have been distributed to the shareholders of the Fundrise Merger Entities;

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as of and since the date of the Merger Agreement, there will not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Fundrise Merger Entities or Fundrise eREIT. “Material Adverse Effect” is defined as any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise) or results of operations of any such entity, taken as a whole, or (ii) the ability of such entity to perform its obligations under the Merger Agreement or to consummate the Merger;
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the representations and warranties contained in the Merger Agreement shall be true and correct in all respects, in each case as of the date of the Merger Agreement and the effective date of the Merger, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on the Fundrise Merger Entities or Fundrise eREIT; and

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the Fundrise Merger Entities and Fundrise eREIT shall have performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by them.

Timing of the Mergers
If all of the closing conditions set forth in the Merger Agreement are satisfied or waived with respect to a Fundrise Merger Entity, consummation of such Merger will occur on a date mutually agreed to by the parties, which date is expected to be shortly after the Registration Statement, of which this Information Statement is a part, is declared effective by the SEC pursuant to the Securities Act (the “Merger Date”). The certificate of merger will be filed with the Secretary of State of Delaware in advance of the Merger Date and will specify that each Merger shall become effective as of the Merger Date. A certificate of merger when effective with the Secretary of State of Delaware will also serve as the certificate of cancellation of each Fundrise Merger Entity.
If a Merger does not close with respect to any or all of the Fundrise Merger Entities, the Manager will consider what additional action to take. The Merger Agreement may be terminated, and a Merger may be abandoned at any time by mutual agreement of the parties. The Merger Agreement may be amended or modified in a writing signed by the parties to the Merger Agreement.
If the Merger Agreement is amended or modified by the parties, or any provision (including a closing condition) is waived by the parties, Fundrise eREIT will plan to notify shareholders by voluntary filing a Current Report on Form 8-K.
Exchange/Closing Mechanics
As a result of the Merger, on the Effective Date, each issued and outstanding share of a Fundrise Merger Entity will be exchanged for shares of Fundrise eREIT based on the Exchange Ratio. Holders of such Fundrise Merger Entity’s shares will see their changes in share ownership to Fundrise eREIT common shares reflected in their account on our website upon completion of the Mergers. No action is required by holders of such Fundrise Merger Entity’s shares in order to receive Fundrise eREIT’s common shares pursuant to the Merger or for their account to be updated with information regarding their new holdings. The Manager will update Computershare with the new share ownership information for Fundrise eREIT upon completion of the Mergers. Following the Mergers, Fundrise eREIT’s shares are expected to continue to be sold on fundrise.com/eREIT.
Accounting Treatment
The Mergers are expected to be accounted for as asset acquisitions in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Although each of the Fundrise Merger Entities is externally managed by the Manager and sponsored by the Sponsor, none of the Fundrise Merger Entities is under common control for accounting purposes. Accordingly, the Mergers are evaluated under ASC 805 to determine whether they constitute business combinations or asset acquisitions.
The acquired sets do not meet the definition of a business under ASC 805 because no substantive processes, employees, or operating platforms are acquired. The Fundrise Merger Entities do not have workforces or internal operations, and the continuing property management arrangements are routine, cancellable, and readily replaceable market-participant services that do not constitute substantive processes. As a result, the Mergers will be accounted for as asset acquisitions.
For accounting purposes, Fundrise Equity REIT, LLC has been identified as the accounting acquirer and accounting predecessor. Accordingly, Equity REIT’s historical assets, liabilities, and equity balances will carry forward without remeasurement in the post-merger financial statements of Fundrise eREIT, LLC.
Fundrise eREIT, LLC will recognize the identifiable assets acquired and liabilities assumed from the other Fundrise Merger Entities at their allocated cost, determined based on the relative fair values of the acquired assets and assumed liabilities as of the effective date of the Mergers. No goodwill will be recognized.
The issuance of Fundrise eREIT, LLC common shares at a stated net asset value of $10.00 per share pursuant to the merger agreements represents a legal unit pricing convention used to determine exchange ratios and does not constitute a valuation of the assets acquired or consideration transferred for accounting purposes. Any differences between historical accounting equity and the legal share issuance are reflected within equity accounts and do not result in any remeasurement of assets or liabilities or impact retained earnings.
Transaction costs directly attributable to completing the Mergers will be capitalized as part of the cost of the acquired assets in accordance with ASC 805-50.
No Appraisal Rights or Dissenters’ Rights
Appraisal rights or dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.
Pursuant to the operating agreement of each Fundrise Merger Entity, you are not entitled to appraisal or dissenters’ rights for the appraised value of your existing common shares in connection with the Mergers or any other transactions contemplated by the Merger Agreement.
Interests of the Sponsor and the Manager in the Mergers
The Mergers may provide certain benefits to the Manager, such as providing the Manager with an opportunity to retain certain assets under management currently attributable to the Fundrise Merger Entities and reputational benefits from managing a larger combined company. Benefits to the Manager may also include administrative and operational efficiencies and cost savings with respect to audit, tax, legal and other fees and expenses, resulting in estimated annual cost savings of approximately $1.0 million to $1.2 million.

MANAGEMENT OF THE COMBINED COMPANIES
The Manager
Fundrise eREIT will operate under the direction of its manager, Fundrise Advisors, LLC (the “Manager”), which is the current manager of each of the Fundrise Merger Entities. The Manager is an investment adviser registered with the SEC, and a wholly-owned subsidiary of the Sponsor, the Sponsor, the parent company of Fundrise, LLC, our affiliate. Registration with the SEC does not imply a certain level of skill or training. The Manager will be responsible for directing the management of Fundrise eREIT’s business and affairs, managing its day-to-day affairs, and implementing its investment strategy. The Manager has established an investment committee that makes decisions with respect to all acquisitions and dispositions. See “— Investment Committee of the Manager” below. The Manager and its officers are not required to devote all of their time to Fundrise eREIT’s business and are only required to devote such time to our affairs as their duties require. The Sponsor will also be able to exercise significant control over Fundrise eREIT’s business.
Fundrise eREIT will follow investment guidelines adopted by the Manager and the investment and borrowing policies set forth in this Information Statement unless they are modified by the Manager. The Manager may establish further written policies on investments and borrowings and will monitor Fundrise eREIT’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change Fundrise eREIT’s investment objectives at any time without approval of our shareholders.
The Manager will perform its duties and responsibilities pursuant to the Fundrise eREIT Operating Agreement. The Manager will seek to maintain a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.
On August 22, 2023, the SEC entered an order that the Manager did not satisfy the requirements of Rule 206(4)-3 (the former Cash Solicitation Rule) and Rule 206(4)-7 promulgated under the Investment Advisers Act of 1940 as a result of the firm’s management of social media influencers and online publishers without providing all of the required documentation and disclosure, and not having related policies and procedures. Without admitting or denying the findings, the Manager consented to the entry of an order censuring it, imposing a $250,000 penalty, and requiring it to cease and desist from future violations of Section 206(4) of the Advisers Act and Rule 206(4)-7.
Experience of the Management Team
As of December 31, 2025, the Sponsor has acquired or financed hundreds of real estate assets through the various sponsored investment opportunities. The portfolios included in the sponsored investment opportunities are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, Fundrise eREIT believes the Sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.
Power and Authority of the Manager
The Manager shall, either directly or by engaging its officers, affiliates, agents or third parties, perform the following duties. The Manager’s affiliates, agents or third parties retained for these services relating to our investments or operations will be paid by Fundrise eREIT and will not reduce the amount of other fees payable to the Manager.
Investment Advisory, Origination and Acquisition Services
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approve and oversee our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

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serve as our investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing a diversified portfolio of commercial real estate assets and other real estate-related assets;

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adopt and periodically review our investment guidelines;

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structure the terms and conditions of our acquisitions, sales and joint ventures;

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enter into leases and service contracts for the properties and other investments;

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approve and oversee our debt financing strategies;

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approve joint ventures, limited partnerships and other such relationships with third parties;

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approve any potential liquidity transaction;

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obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

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oversee and conduct the due diligence process related to prospective investments;

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prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Manager’s investment committee to evaluate the proposed investments; and

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negotiate and execute approved investments and other transactions.

Offering Services
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the development of our offerings, including the determination of its specific terms;

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preparation and approval of all marketing materials to be used by us relating to our offerings;

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the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

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creation and implementation of various technology and electronic communications related to our offerings; and

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all other services related to our offerings.

Asset Management Services
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investigate, select, and, on our behalf, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations under our Operating Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under our Operating Agreement;

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monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of our investments;

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monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

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formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

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coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services
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manage and perform the various administrative functions necessary for our day-to-day operations;

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provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

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provide financial and operational planning services and portfolio management functions;

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maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

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maintain all appropriate company books and records;

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oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

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make, change, and revoke such tax elections on behalf of our Company as the Manager deems appropriate, including, without limitation, (i) making an election be treated as a REIT or to revoke such status and (ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

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supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

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provide us with all necessary cash management services;

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manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

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evaluate and obtain adequate insurance coverage based upon risk management determinations;

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provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

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evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

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oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services
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determine our distribution policy and authorizing distributions from time to time;

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approve amounts available for redemptions of our common shares;

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manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

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establish technology infrastructure to assist in providing shareholder support and services.

Financing Services
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identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

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negotiate terms of, arrange and execute financing agreements;

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manage relationships between us and our lenders, if any; and

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monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services
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evaluate and approve potential asset dispositions, sales or liquidity transactions; and

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structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Shared Services Agreement
The Manager will enter into a shared services agreement with the Sponsor, effective upon consummation of the Mergers. Pursuant to this agreement, the Manager is provided with access to, among other things, the Sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by the Manager of its duties under the Operating Agreement in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by the Manager pursuant to the shared services agreement does not constitute a reimbursable expense under our Operating Agreement. However, under the shared services agreement, the Sponsor is entitled to receive reimbursement of expenses incurred on behalf of us or the Manager that Fundrise eREIT will be required to pay to the Manager under the Fundrise eREIT Operating Agreement.
Executive Officers of the Manager
As of the date of this Information Statement, the executive officers of the Manager and their positions and offices are as follows:
Name	Age	Position
Benjamin S. Miller	49	Chief Executive Officer
Brandon T. Jenkins	40	Chief Operating Officer
Bjorn J. Hall	45	General Counsel, Chief Compliance Officer and Secretary
Alison A. Staloch	45	Chief Financial Officer
Benjamin S. Miller currently serves as Chief Executive Officer of the Manager and has served as Chief Executive Officer and a Director of the Sponsor since its inception on March 14, 2012. Prior to joining the Sponsor, Mr. Miller had been the President of one of the largest mixed-use real estate companies in the Washington, DC metro area. Over the course of his 25-year career, Mr. Miller has acquired more than $8 billion of real estate assets, including 37,000 residential units and 5 million square feet of industrial and commercial space. Mr. Miller holds a Bachelor’s degree in Economics from the University of Pennsylvania.
Brandon T. Jenkins currently serves as Chief Operating Officer of the Manager and has served in such capacity with the Sponsor since February 2014, prior to which time he served as Head of Product Development and Director of Real Estate. Previously, Mr. Jenkins has served as Director of Real Estate for WestMill Capital Partners and spent two and a half years as an investment advisor at Marcus & Millichap. Mr. Jenkins earned his Bachelor of Arts degree from Duke University.
Bjorn J. Hall currently serves as the General Counsel, Chief Compliance Officer and Corporate Secretary of the Manager and has served in such capacities with the Sponsor since February 2014. Prior to joining the Sponsor in February 2014, Mr. Hall was a counsel at the law firm of O’Melveny & Myers LLP, where he served as a member of the Corporate Finance and Securities Group. Mr. Hall has a Bachelor of Arts degree from the University of North Dakota and received a J.D. from Georgetown University Law Center.
Alison A. Staloch currently serves as the Chief Financial Officer of the Manager and has served in such capacity with the Sponsor since April 2021. Prior to joining the Sponsor, Ms. Staloch served as the Chief Accountant of the Division of Investment Management at the SEC from December 2017 to April 2021, and before that, served as Assistant Chief Accountant of the Division of Investment Management at the SEC from November 2015 to November 2017. From 2005 to 2015, Ms. Staloch was with KPMG LLP in its Asset Management practice. Ms. Staloch has a Bachelor of Arts degree in Psychology from Miami University and received a Master of Accounting degree from the Ohio State University.
Investment Committee of the Manager
The investment committee of the Manager is a standing committee, established to assist the Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment to be made by Fundrise eREIT, (2) establishing the investment guidelines of Fundrise eREIT and overseeing its investments, and the investment activity of other accounts and funds held for its benefit and (3) overseeing the investment activities of certain of Fundrise eREIT’s subsidiaries. The investment committee consists of at least three members, including the Sponsor’s Chief Executive Officer, the Sponsor’s Chief Operating Officer, and a third member chosen unanimously by the other two members of the investment committee, who will serve until such time as such investment committee member resigns or is replaced. The current investment committee is comprised of Mr. Benjamin S. Miller (the Sponsor’s Chief Executive Officer), Mr. Brandon Jenkins (the Sponsor’s Chief Operating Officer), and Mr. R. Whitaker Booth (the Sponsor’s SVP of Real Estate). In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative (defined below) will be required to approve the transaction. See “Conflicts of Interest — Certain Conflict Resolution Measures — Our Policies Relating to Conflicts of Interest”.
Compensation of Executive Officers
Fundrise eREIT does not currently, and will not after the effective time of the Mergers, have any employees, nor does it currently intend to hire any employees who will be compensated directly by it. Each of the executive officers of the Sponsor also serve as an executive officer of the Manager. Each of these individuals receives compensation for his or her services, including services performed for Fundrise eREIT on behalf of the Manager, from the Sponsor. As executive officers of the Manager, these individuals serve to manage the day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with Fundrise eREIT’s investment objectives. Although Fundrise eREIT will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we have not paid and do not intend to pay any compensation directly to these individuals. See “Management of the Combined Company’s Compensation”.
Limited Liability and Indemnification of the Manager and Others
Subject to certain limitations, Fundrise eREIT’s Operating Agreement limits the liability of the Manager, its officers, the Sponsor and the Sponsor’s shareholders and affiliates, for monetary damages and provides that Fundrise eREIT will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Manager, its officers, the Sponsor and the Sponsor’s shareholders and affiliates.
Fundrise eREIT’s Operating Agreement provides that to the fullest extent permitted by applicable law the Manager, its officers, the Sponsor and the Sponsor’s shareholders and affiliates are not liable to Fundrise eREIT. In addition, pursuant to Fundrise eREIT’s Operating Agreement, it has agreed to indemnify the Manager, its officers, the Sponsor and the Sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of Fundrise eREIT and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to Fundrise eREIT or the Operating Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of the Manager’s officers.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Term and Removal of the Manager
Fundrise eREIT’s Operating Agreement provides that the Manager will serve as its manager for an indefinite term, but that the Manager may be removed by Fundrise eREIT, or may choose to withdraw as manager, under certain circumstances.
Shareholders of Fundrise eREIT may only remove the Manager at any time with 30 days prior written notice for “cause”, following the affirmative vote of two-thirds of such shareholders. If the Manager is removed for “cause”, the Members will have the power to elect a replacement manager upon the affirmative vote of the holders of a majority of Fundrise eREIT’s common shares. “Cause” is defined as:
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the Manager’s continued breach of any material provision of the Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

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the Manager committing fraud against Fundrise eREIT, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

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the dissolution of the Manager.

Unsatisfactory financial performance of Fundrise eREIT does not constitute “cause” under the Operating Agreement.
The Manager may assign its rights under the Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates, including pursuant to the shared services agreement described above under “— Shared Services Agreement” without the approval of shareholders of Fundrise eREIT so long as the Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require Fundrise eREIT’s approval under the Advisers Act.
The Manager may withdraw as the Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.
In the event of the removal or withdrawal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.
Holdings of our Common Shares
The Sponsor acquired 500 common shares in connection with our formation in a private placement for a price of $10.00 per share.
Offerings
We will conduct any future offering of our common shares primarily through our website pursuant to Regulation A, which will host any offering in connection with the distribution of the common shares offered pursuant to an offering circular. We will not pay Fundrise, LLC any sales commissions or other remuneration for any offering.
License Agreement
Fundrise eREIT will enter into a license agreement with the Sponsor, pursuant to which the Sponsor will grant Fundrise eREIT a non-exclusive, royalty free license to use the name “Fundrise”. Other than with respect to this license, Fundrise eREIT will have no legal right to use the “Fundrise” name. In the event that the Manager ceases to manage Fundrise eREIT, Fundrise eREIT would be required to change its name to eliminate the use of “Fundrise”.

MANAGEMENT OF THE COMBINED COMPANIES’ COMPENSATION
Compensation of Executive Officers
Fundrise eREIT does not currently, and will not after the effective time of the Mergers, have any employees, nor does it currently intend to hire any employees who will be compensated directly by it. Each of the executive officers of the Sponsor also serve as an executive officer of the Manager. Each of these individuals receives compensation for his or her services, including services performed for Fundrise eREIT on behalf of the Manager, from the Sponsor. As executive officers of the Manager, these individuals serve to manage the day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with Fundrise eREIT’s investment objectives. Although Fundrise eREIT will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we have not paid and do not intend to pay any compensation directly to these individuals.
Compensation of the Manager and Fundrise Real Estate, LLC
The Manager and its affiliates, including Fundrise Real Estate, LLC (the “Vendor”), will receive fees and expense reimbursements for services relating to any future offerings and the investment and management of Fundrise eREIT’s assets. The items of compensation are summarized in the table below. In addition, certain fees, including debt and loan servicing fees, are unique to the Real Estate Services Agreement between Fundrise eREIT and the Vendor and are different than those fees the Fundrise Merger Entities have historically paid to the Manager. Fundrise eREIT did not pay any aggregate fees to the Vendor for the fiscal year ended December 31, 2025. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of Fundrise eREIT common shares.
Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage
Reimbursement of Organization and Offering Expenses — Manager(1)	The Manager pays organization and offering expenses on Fundrise eREIT’s behalf in connection with its initial and future offerings of common shares. Fundrise eREIT reimburses, without interest, the Manager for these costs and future organization and offering costs it may incur on its behalf.
The organization expenses paid by the Manager, as of the date of this Information Statement, were approximately $2.9 millon, of which $0 have been reimbursed to the Manager. As of the date of this Information Statement, Fundrise eREIT, has not incurred any offering expenses. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $160,000.

Acquisition and Development Stage
Acquisition Fee — Vendor	Vendor shall assist the Company in connection with the acquisition of properties (such assistance to include, without limitation, the sourcing of potential opportunities, negotiating the purchase, undertaking normal due diligence efforts, assisting processors, and other professionals to complete the necessary documents, etc.).
Actual amounts are dependent upon the total equity and debt capital Fundrise eREIT raises; As of the date of this Information Statement, Fundrise eREIT has not incurred any such amounts.
As of the date of this Information Statement, the Sponsor did not earn any fees in connection with the acquisition of any investments. For the fiscal

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
	Vendor shall earn an amount of up to 1% of the purchase price of the property collected by Vendor, paid at the closing of such acquisition.	year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $0.
Origination Fee — Vendor	Vendor shall assist the Company in connection with the origination of any loan or fixed income investment. Vendor shall earn an amount up to 2.0% of any amounts funded by the Company, or any affiliate of the Company, to originate such loan or fixed income investment.
Actual amounts are dependent upon the proceeds Fundrise eREIT raises in offerings (and any leverage employed); Fundrise eREIT cannot determine these amounts at the present time.
As of the date of this Information Statement, the Manager did not earn any fees in connection with the origination of any investments. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger were $0.

Reimbursement of Acquisition / Origination Expenses — Manager	Fundrise eREIT will reimburse the Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with any debt investments Fundrise eREIT may make, whether or not it ultimately acquires or originates the investment.
Actual amounts are dependent upon the proceeds Fundrise eREIT raises in offerings (and any leverage employed); Fundrise eREIT cannot determine these amounts at the present time.
As of the date of this Information Statement, the Manager did not earn any fees in connection with the acquisition or origination of any investments. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $0.

Operational Stage
Asset Management Fee — Manager(2)	Quarterly asset management fee currently equal to an annualized rate of 0.85%, which will be based on Fundrise eREIT’s NAV at the end of each prior annual period (or such other period as determined by the Manager in its sole discretion, (but no less frequently than annually). This rate is determined by the
Actual amounts are dependent upon the proceeds Fundrise eREIT raises in offerings (and any leverage employed) and the results of its operations; Fundrise eREIT cannot determine these amounts at the present time.
As of the date of this Information Statement, Fundrise eREIT has no incurred any asset

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
	Manager in its sole discretion, and can be up to an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and Fundrise eREIT will publicly report any changes in the asset management fee. The Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.	management fees. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $6.0 million.
Reimbursement of Other Operating Expenses — Manager
Fundrise eREIT will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to it. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.
Fundrise eREIT will also reimburse the Vendor pursuant to the real estate services agreement between the Company and the Vendor in amount equal to Vendor’s actual third-party costs and overhead associated with the performance of the services contained in real estate services agreement.

Actual amounts are dependent upon the results of Fundrise eREIT’s operations; Fundrise eREIT cannot determine these amounts at the present time.
As of the date of this Information Statement, approximately $0 of reimbursements have been incurred or paid by us, of which $0 remained payable to the Manager and Vendor as of the date of this Information Statement. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $256,000.

(1)
We reimburse the Manager, without interest, for these organizational and offering costs incurred both before and after such date. Reimbursement payments are made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the most recent NAV. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

(2)
The Manager in its sole discretion may defer or waive any fee or reimbursements payable to it under the Operating Agreement. All or any portion of any deferred fees or reimbursements will be deferred without interest and paid when the Manager determines.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Operational Stage
Development and Entitlement Fee — Vendor	Vendor shall perform development management services in furtherance of the development of the property, such services to include the development and/or rehabilitation of the property, processing applications or approvals required in connection with the work performed at the property. Vendor shall earn an amount of up to 5% of the total development costs, including all ‘hard’ and ‘soft’ costs, and any contingencies, (excluding land) of the Property of the total budget related to development. The development dee shall be payable no less frequently than quarterly (unless otherwise determined by the Vendor), in arrears based on the amounts actually spent from and in accordance with the budget.
Actual amounts are dependent upon the development costs of the individual projects; we cannot determine these amounts at the present time.
No development management fees have been incurred or paid as of the date of this Information Statement. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $9,000.

Property Management Fee — Vendor	For each real estate investment for which the Vendor is acting as the property manager, a property management fee of up to 5% of Gross Receipts(1) for the then current calendar month; however, Fundrise eREIT does not intend to charge such property management fee unless it is net of the fees being charged by another property manager of such asset of the project. The Vendor may, in its sole discretion, waive its property management fee, in whole or in part. The Vendor will forfeit any portion of the property management fee that is waived.
Actual amounts are dependent upon the Gross Receipts of the individual assets; Fundrise eREIT cannot determine these amounts at the present time.
No property management fees have been incurred or paid as of the date of this Information Statement. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $698,000.

Reimbursement of Special Servicing Expenses — Manager or Other Party	Fundrise eREIT will reimburse the Manager for actual expenses incurred on its behalf in connection with the special servicing of non-performing assets, including, but not limited to, reimbursement of non-ordinary expenses and employee time required to special service a	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; Fundrise eREIT cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
	non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of the Manager.	As of the date of this Information Statement, Fundrise eREIT does not have any assets and no special servicing fees are payable to the Manager. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $0.
Fees from Other Services — Affiliates of the Manager	Fundrise eREIT may retain certain of the Manager’s affiliates, from time to time, for services relating to its investments or its operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/ budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Any compensation paid to the Manager’s affiliates for any such services will not reduce the asset management fee. Any such arrangements will be at or below market rates.
Actual amounts depend on to what extent affiliates of the Manager are actually engaged to perform such services.
No such fees have been incurred or paid by Fundrise eREIT to the Manager as of the date of this Information Statement. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $0.

Servicing of Debt — Vendor	Vendor shall manage, on behalf of Company, the relationship between the debt encumbering underlying property and the Property Owner/Company, such services to include, without limitation, draw requests, reporting, securitization issues, and other manner of interactions between the lender and Company
Actual amounts depend on to what extent affiliates of the Vendor are actually engaged to perform such services.
No such fees have been incurred or paid by Fundrise eREIT to the Vendor as of the date of this Information Statement. For the fiscal year ended December 31, 2025, on an aggregate basis, fees

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
	with regard to such debt. Vendor shall earn a Debt Servicing Fee of up to 0.15% per annum of the total amount of any indebtedness secured by the Property, paid no less frequently than quarterly (unless otherwise determined by the Vendor).	that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $131,000.
Loan Servicing — Vendor	Vendor shall perform loan servicing services for Company, in Company’s capacity as a lender with regard to any loan or fixed income investment. Vendor shall earn an amount of up to 0.5% per annum of the total amount of any such proceeds used to secure property, paid no less frequently than quarterly (unless otherwise determined by the Vendor).
Actual amounts depend on to what extent affiliates of the Vendor are actually engaged to perform such services.
No such fees have been incurred or paid by Fundrise eREIT to the Vendor as of the date of this Information Statement. For the fiscal year ended December 31, 2025, there were no such similar fees incurred by the Fundrise Merger Entities.

Capital Markets — Vendor	Vendor shall source any necessary debt capital for the Property, including, but not limited to its acquisition, construction, development, or refinancing. Vendor shall earn an amount of up to 0.5% (as determined by the Company in the Company’s sole, but reasonable discretion) of the total committed amount of any such loan used to secure the Property, paid at the closing of such debt.
Actual amounts depend on to what extent affiliates of the Vendor are actually engaged to perform such services.
No such fees have been incurred or paid by Fundrise eREIT to the Vendor as of the date of this Information Statement. For the fiscal year ended December 31, 2025, there were no such similar fees incurred by the Fundrise Merger Entities.

Leasing Fees — Vendor	As compensation for its services managing the third-party leasing of space at commercial Properties, including, but not limited to retail, office or industrial properties, Vendor shall be paid a 1.5% override on leasing commissions calculated as a percentage of the total base rent a tenant will pay over their lease term for new leases paid under third-party brokerage agreements as and when payable under such agreements. As compensation for its services managing the third-party leasing of space at residential Properties, including, but not limited to, multi-family
Actual amounts depend on to what extent affiliates of the Vendor are actually engaged to perform such services.
No such fees have been incurred or paid by Fundrise eREIT to the Vendor as of the date of this Information Statement. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $0.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
and single-family-rental properties, Vendor shall be paid a leasing fee at prevailing market rates (as determined by the Company in the Company’s sole, but reasonable discretion). Such fees shall be paid to Vendor as and when payable under the terms of the applicable third-party brokerage agreement.
Liquidation/Listing Stage
Disposition Fees — Vendor	Vendor shall assist the Company in connection with the sale of property. To the extent the party acquiring the property fails to retain Vendor following such sale, Vendor shall earn a disposition fee in an amount of up to 1% of the disposition price of the property, paid on the date of such disposition.
Actual amounts are dependent upon the price at which we sell or otherwise liquidate our investments; Fundrise eREIT cannot determine these amounts at the present time.
No disposition fees have been incurred or paid to the Vendor as of the date of this Information Statement. For the fiscal year ended December 31, 2025, on an aggregate basis, fees that were incurred by the Vendor and other similar service providers on behalf of the Fundrise Merger Entities were $0.

(1)
“Gross Receipts” shall include unit rents, furniture or equipment rental, parking, forfeited security deposits applied to rental payments, late charges, judgments or awards (net of litigation costs) collected in the enforcement of any lease, income from coin-operated machines, proceeds from rental interruption insurance, application fees, and other miscellaneous income collected at the property, but shall exclude all other receipts, including but not limited to, security deposits (other than forfeited deposits applied to rent), interest earned on property accounts, proceeds of claims on account of insurance policies (other than rental interruption insurance), abatement of taxes, and awards arising out of takings by eminent domain, discounts and dividends on insurance policies and bonus payments by service providers for installation of services or equipment (such as cable television or laundry machines).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS
The following is a discussion of certain material U.S. federal income tax consequences of the Mergers to U.S. holders (as defined below) and, to a limited degree, non-U.S. holders (as defined below) of common shares of a Fundrise Merger Entity. For a description of U.S. federal income tax considerations relating to the ownership and disposition of Fundrise eREIT common shares received in the Mergers, U.S. holders and non-U.S. holders should refer to the summary contained under “Tax Treatment of Fundrise eREIT, LLC” in this Information Statement.
This discussion assumes that a holder of a Fundrise Merger Entity’s common shares holds such common shares as a capital asset within the meaning of Section 1221 of the Code. This discussion is based upon the Code, Treasury regulations promulgated under the Code, referred to herein as the Treasury Regulations, judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) U.S. state and local taxes or non-U.S. taxes or (iii) tax reporting requirements, in each case, as applicable to the Mergers. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders of Fundrise Merger Entity common shares that are subject to special treatment under U.S. federal income tax law, including, for example:
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financial institutions;

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pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

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insurance companies;

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broker-dealers;

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tax-exempt organizations;

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subchapter S corporations;

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dealers in securities or currencies;

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traders in securities that elect to use a mark to market method of accounting;

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persons that hold a Fundrise Merger Entity’s common shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

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regulated investment companies;

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REITs;

•
certain U.S. expatriates;

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Except as specifically provided below, any non-U.S. holders (as defined below);

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U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar; and

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persons who acquired their Fundrise Merger Entity’s common shares through the exercise of an employee stock option or otherwise as compensation.

For purposes of this discussion, a “holder” means a beneficial owner of common shares of a Fundrise Merger Entity, and a “U.S. holder” means a holder that is:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia);

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place under the Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of common shares of a Fundrise Merger Entity that is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes that (i) is not otherwise subject to special treatment under U.S. federal income tax law, (ii) is not a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, and (iii) does not have an office or fixed place of business in the United States and is not otherwise carrying on (or deemed to be carrying on) a trade or business within the United States.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares of a Fundrise Merger Entity, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds common shares of a Fundrise Merger Entity, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.
This discussion of material U.S. federal income tax consequences of the Merger is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER AND TO REITS GENERALLY ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF A FUNDRISE MERGER ENTITY’S COMMON SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, THE OWNERSHIP OF COMMON SHARES OF FUNDRISE eREIT, AND FUNDRISE eREIT’S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, U.S. STATE AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Material U.S. Federal Income Tax Consequences of the Merger of the Fundrise Merger Entities
The Merger of a Fundrise Merger Entity into Fundrise eREIT is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Fundrise eREIT has received an opinion of Goodwin Procter LLP, filed as exhibit 8.1 to the registration statement of which this Information Statement is a part, to the effect that each Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion is based on customary assumptions and representations from Fundrise eREIT and the Fundrise Merger Entities, as well as certain covenants and undertakings by Fundrise eREIT and the Fundrise Merger Entities. If any of these assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated, the validity of the opinion described above may be affected and the U.S. federal income tax consequences of the Mergers could differ from those described in this Information Statement. An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court. Fundrise eREIT does not intend to obtain a ruling from the IRS regarding any matter relating to the Mergers. Accordingly, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.
Assuming the Merger of a Fundrise Merger Entity into Fundrise eREIT so qualifies as a reorganization within the meaning of Section 368(a) of the Code, and subject to the further discussion below regarding non-U.S. holders, the material U.S. federal income tax consequences of such Merger to such Fundrise Merger Entity and its shareholders will be as follows:
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Such Fundrise Merger Entity will not recognize any gain or loss as a result of the Merger.

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A U.S. holder of common shares of such Fundrise Merger Entity will not recognize gain or loss with respect to such common shares.

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The aggregate tax basis of the Fundrise eREIT common shares received in such Merger by a U.S. holder of such Fundrise Merger Entity’s common shares will be the same as the aggregate tax basis of the common shares of such Fundrise Merger Entity surrendered in exchange for such Fundrise eREIT common shares. If a holder acquired different blocks of such Fundrise Merger Entity common shares at different times or at different prices, Treasury Regulations provide guidance on how such holder may allocate its tax basis to Fundrise eREIT common shares received in such Merger. Holders that hold multiple blocks of shares of a Fundrise Merger Entity should consult their tax advisors regarding the proper allocation of their basis among, and holding periods for, Fundrise eREIT common shares received in such Merger under these Treasury Regulations.
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The holding period of the Fundrise eREIT common shares received by a U.S. holder in such Merger will include the holding period of such Fundrise Merger Entity’s common shares surrendered in such Merger (determined separately by reference to blocks of common shares of such Fundrise Merger Entity acquired at different times).

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If such Fundrise Merger Entity declares additional dividends close in time to the Merger, it is possible the payment of such dividends could be treated as part of the Merger consideration, in which case a U.S. holder generally would recognize gain, but not loss, equal to the lesser of (i) the amount of such dividend received or (ii) the excess, if any, of (a) the sum of the amount of such dividend received and the fair market value of the Fundrise eREIT common shares received in such Merger over (b) such holder’s adjusted tax basis in its common shares of such Fundrise Merger Entity. Fundrise eREIT and the Fundrise Merger Entities intend to take the position that any such dividends are not taxable as part of the Merger Consideration. Fundrise eREIT, LLC and the Fundrise Merger Entities also intend to take the position that the Merger Consideration does not include any redemptions of their shares before or after the Merger. This summary of the material U.S. federal income tax consequences of the Merger of a Fundrise Merger Entity, including the discussion regarding non-U.S. holders, assumes such positions are correct.

If the Merger of a Fundrise Merger Entity failed to qualify as a reorganization within the meaning of Section 368(a) of the Code, among other things and subject to the further discussion below regarding certain “investment company” rules under Section 368(a)(2)(F) of the Code and regarding non-U.S. holders:
•
Such Merger would be treated as a taxable disposition by a holder of the common shares of such Fundrise Merger Entity. The U.S. holder would recognize gain or loss on the disposition of such common shares based on the value of the Fundrise eREIT, LLC common shares received therefor (determined separately for blocks of common shares of such Fundrise Merger Entity acquired at different times or different prices). The U.S. federal income tax treatment of the resulting gain or loss upon such a taxable disposition generally would be the same as described with respect to Fundrise eREIT, LLC shares in the summary under “Tax Treatment of Fundrise eREIT, LLC” in this Information Statement under “— Taxation of Taxable U.S. Shareholders — Dispositions of Our Common Shares”.

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Such Merger would be treated as a taxable transfer by such Fundrise Merger Entity of its assets to Fundrise eREIT, followed by a deemed taxable liquidating distribution to the shareholders of such Fundrise Merger Entity. Gain recognized by such Fundrise Merger Entity in the deemed taxable transfer of its assets to Fundrise eREIT could cause such Fundrise Merger Entity to incur a significant current tax liability, although such potential tax liability may be reduced or avoided if such Fundrise Merger Entity qualified as a REIT for its taxable year ending with the Merger. Fundrise eREIT, as the entity surviving such Merger, would inherit any tax liability of such Fundrise Merger Entity arising from the failure of such Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

If both Fundrise eREIT, and a Fundrise Merger Entity are “investment companies” under Section 368(a)(2)(F) of the Code, and the Merger of such Fundrise Merger Entity failed to qualify as a reorganization under such rules as a result of Fundrise eREIT failing to qualify as a REIT, Fundrise eREIT could be treated as transferring its assets to such Fundrise Merger Entity in a taxable transaction, followed by a deemed taxable liquidating distribution to Fundrise eREIT shareholders. In such a case, Fundrise eREIT and certain shareholders of Fundrise eREIT, LLC could incur a significant current tax liability and the Fundrise eREIT may be unable to qualify as a REIT.
Non-U.S. Holders
Non-U.S. holders of common shares of a Fundrise Merger Entity will not be subject to U.S. federal income tax on the receipt of Fundrise eREIT common shares in the Merger of such Fundrise Merger

Entity if both (i) such Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code (as intended) and (ii) such Fundrise Merger Entity is a “domestically controlled qualified investment entity” (a “domestically controlled REIT”) at the time of such Merger. In that case, such non-U.S. holder will obtain a carryover tax basis and tacked holding period in its Fundrise eREIT shares received in such Merger in the manner described above with respect to U.S. holders. A Fundrise Merger Entity will be a domestically controlled REIT if, in addition to qualifying as a REIT, at all times during a specified testing period less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. persons. Although each Fundrise Merger Entity believes it will qualify as a REIT that is a domestically controlled REIT at the time of its Merger, it cannot be certain that each such Fundrise Merger Entity is and will be a domestically controlled REIT.
If (i) the Merger of a Fundrise Merger Entity failed to qualify as a reorganization within the meaning of Section 368(a) of the Code and/or (ii) at the time of such Merger the applicable Fundrise Merger Entity did not qualify as a domestically controlled REIT, a non-U.S. holder of such Fundrise Merger Entity could recognize (a) gain to the extent of its share of such Fundrise Merger Entity’s gain in its “United States real property interests” and/or (b) any gain or loss in the non-U.S. holder’s common shares of such Fundrise Merger Entity (determined separately for different blocks). Any such gain could be treated as “effectively connected” with a trade or business within the United States and thus subject to U.S. federal income tax and filing obligations. Non-U.S. holders should consult their tax advisors regarding the potential U.S. federal income tax consequences if the Merger of a Fundrise Merger Entity in which they hold shares failed to qualify as a reorganization within the meaning of Section 368(a) of the Code and/or at the time of its Merger such Fundrise Merger Entity did not qualify as a domestically controlled REIT.
Tax Liabilities and Attributes Inherited from Fundrise Merger Entities
If a Fundrise Merger Entity failed to qualify as a REIT for any of its REIT taxable years and for which the applicable period for assessment had not expired, such Fundrise Merger Entity would be liable for (and Fundrise eREIT may be obligated to pay) U.S. federal income tax on such Fundrise Merger Entity’s taxable income for such years at regular corporate rates. Even if a Fundrise Merger Entity has qualified as a REIT prior to its Merger, Fundrise eREIT could similarly be liable for other unpaid taxes (if any) of such Fundrise Merger Entity for pre-Merger periods.
In addition, if a Fundrise Merger Entity failed to qualify as a REIT prior to the Merger, Fundrise eREIT also could be subject to corporate level tax on certain dispositions of assets acquired from such Fundrise Merger Entity following the Merger, notwithstanding that Fundrise eREIT qualifies as a REIT and distributes its gains to shareholders. In particular, assuming its Merger qualified as a reorganization within the meaning of Section 368(a) of the Code, if a Fundrise Merger Entity failed to qualify as a REIT for its REIT taxable year ending with its Merger but Fundrise eREIT nonetheless retained its qualification as a REIT following the Merger, Fundrise eREIT would be subject to U.S. federal income tax on the built-in gain on an asset of such Fundrise Merger Entity existing at the time of its Merger if Fundrise eREIT were to dispose of such asset within a statutory period, which would extend for five years following the Merger. Such tax would be imposed at the highest regular corporate rate in effect at the date of the sale.
Furthermore, after the Merger, the asset and income tests will apply to all of the assets of Fundrise eREIT, including the assets Fundrise eREIT acquires from the Fundrise Merger Entities, and to all of the income of Fundrise eREIT including the income derived from the assets it acquires from Fundrise Merger Entities. As a result, the nature of the assets that Fundrise eREIT acquires from a Fundrise Merger Entity and the income Fundrise eREIT derives from those assets may have an effect on the tax status of Fundrise eREIT as a REIT (i.e., a potential loss of REIT status for Fundrise eREIT if such assets and income cause Fundrise eREIT to fail applicable REIT requirements). Furthermore, Fundrise eREIT may not be able to elect REIT status for up to four taxable years if it is determined to have become a “successor” to another REIT whose REIT election has been terminated. Accordingly, if Fundrise eREIT is viewed as a successor of a Fundrise Merger Entity that failed to qualify as a REIT, the infirmity with respect to such Fundrise Merger Entity could impact Fundrise eREIT’s ability to elect REIT status.

TAX TREATMENT OF FUNDRISE eREIT, LLC
The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation of Fundrise eREIT as a REIT and the acquisition, holding, and disposition of common shares of Fundrise eREIT. For purposes of this section, references to “we”, “us” or our “Company” means Fundrise eREIT. This summary is based upon the Code, the current, temporary, and proposed regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings, which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS. The summary is also based upon the assumption that the operation of our Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Information Statement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:
•
U.S. expatriates;

•
persons who mark-to-market our common shares;

•
subchapter S corporations;

•
U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
REITs;

•
regulated investment companies;

•
trusts and estates;

•
holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•
persons holding our common shares as part of a “straddle”, “hedge”, “short sale”, “conversion transaction”, “synthetic security” or other integrated investment;

•
non-corporate taxpayers subject to the alternative minimum tax provisions of the Code;

•
persons holding our common shares through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in our Company;

•
“qualified shareholders” that are subject to special FIRPTA (as defined below) rules under Section 897(k) of the Code or “qualified foreign pension funds” (or entities all of the interests of which are held by a qualified foreign pension fund or one or more qualified foreign pension funds) that may be exempt from FIRPTA under Section 897(l) of the Code and the Treasury Regulations promulgated thereunder;

•
tax exempt organizations, except to the extent discussed below in “— Treatment of Tax Exempt U.S. Shareholders;” and

•
non-U.S. persons (as defined below), except to the extent discussed below in “— U.S. Taxation of Non-U.S. Shareholders”.

•
Except to a limited extent noted below, this summary does not address U.S. state and local or non-U.S. tax considerations. This summary assumes that shareholders will hold our common shares as capital assets, within the meaning of Section 1221 of the Code, which generally means as property held for investment.

•
For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

•
a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person. A tax-exempt U.S. shareholder is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, U.S. STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.
Taxation of our Company
We intend to elect to be treated as a REIT under the Code commencing with the taxable year that includes the Mergers. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.
Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, although we believe that we have been formed and will operate in a manner allowing us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, generally will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon distributions by the REIT.
Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
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We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income”, which is generally the taxable income of the REIT subject to specified adjustments including a deduction for dividends paid.

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If we have net income from “prohibited transactions”, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property”, we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% gross income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of (i) $50,000 or (ii) the product of the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and we qualify for a reasonable cause exception, we may retain our REIT qualification if we pay a penalty of $50,000 for each such failure.

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We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each taxable year at least the sum of:

(1)
85% of our REIT ordinary income for the year;

(2)
95% of our REIT capital gain net income for the year; and

(3)
any undistributed taxable income from prior taxable years

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “— Requirements for Qualification as a REIT”.

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We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our taxable REIT subsidiaries) if arrangements among us, our tenants and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

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If we fail to qualify for taxation as a REIT because we have accumulated non-REIT earnings and profits at the end of the relevant year (i.e., any earnings and profits that we inherit from a taxable C corporation during the year, such as through a tax-free merger or tax-free liquidation with a taxable C corporation, and that are not distributed or otherwise offset during the taxable year), and the presence of non-REIT earnings and profits at year-end is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

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We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us or a tax-free contribution to us from a non-REIT corporation in exchange for our stock (including assets acquired from us in the Mergers from any Fundrise Merger Entity that fails to qualify as a REIT at the time of the Mergers). Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to tax at the highest regular U.S. federal corporate income tax rate. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted tax basis in such asset as of the beginning of such recognition period. The results described in this paragraph assume that the non-REIT corporation does not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

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We may own one or more subsidiaries that elect to be treated as TRSs through which we hold certain investments or conduct certain activities, the earnings of which (or certain earnings in the case of a non-U.S. TRS) will be subject to U.S. federal corporate income tax.

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We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) or “taxable mortgage pools” to the extent our common shares are held in record name by specified tax-exempt organizations not subject to tax on unrelated business tax income (“UBTI”) or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including U.S. state and local and non-U.S. income, franchise property and other taxes.
Requirements for Qualification as a REIT
We intend to elect to be taxable as a REIT for U.S. federal income tax purposes commencing with our taxable year that includes the Mergers. In order to qualify, we must meet and continue to meet the requirements discussed below relating to our organization, ownership, sources of income, nature of assets and distributions of income to shareholders.
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)
commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)
in which, during the last half of each taxable year, commencing with its second REIT taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)
that uses the calendar year for U.S. federal income tax purposes; and

(10)
that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the Manager. Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we will elect to be classified as a corporation in compliance with condition (3). We believe that the shares issued in the Mergers will allow us to timely comply with conditions (5) and (6). For purposes of determining common shares ownership under condition (6) above, a certain stock bonus, pension, or profit-sharing plan, supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. We intend to comply with the applicable recordkeeping requirements and provided that we do so and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our Operating Agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.
We will comply with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year that includes the Mergers. However, our ability to elect REIT status could be delayed for up to four taxable years if it is determined to have become a “successor” to another REIT whose REIT election has been terminated. Accordingly, if we are viewed as a successor of a Fundrise

Merger Entity that failed to qualify as a REIT, the infirmity with respect to such Fundrise Merger Entity could impact our ability to elect REIT status.
For purposes of condition (9) above, we use a calendar year for U.S. federal income tax purposes.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Thus, to the extent we hold an equity interest in a partnership, directly or indirectly other than through a taxable REIT subsidiary, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
If a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries”.
In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests”.
Taxable REIT Subsidiaries.   A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Shareholders” and “— Annual Distribution Requirements”.
We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.
Dividends that we receive from, and gain from an investment in the stock of, a TRS will be treated as qualifying income for purposes of the 95% gross income test discussed below but not the 75% gross income test discussed below. To the extent we hold an interest in a non-U.S. TRS, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test but based on IRS guidance is expected to be qualifying income for purposes of the 95% gross income test. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 25% of the gross value of a REIT’s assets may be represented by securities of one or more TRSs.
Gross Income Tests
In order to qualify as a REIT, we annually must satisfy two gross income tests.
75% Gross Income Test.   First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions and certain other income and gains) generally must be derived from (i) “rents from real property,” (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property, and including gain from the sale of certain personal property ancillary to such real property), (iv) dividends or other distributions paid by other qualifying REITs and gain from the sale of shares of other qualifying REITs, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from foreclosure property, (vii) other specified sources relating to real property or mortgages thereon, and (viii) income from some types of temporary investments.
95% Gross Income Test.   Second, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions and certain other income and gains) generally must be derived from any combination of (i) income qualifying under the 75% test, (ii) dividends, (iii) interest, and (iv) gain from the sale or disposition of stock or other securities, which need not have any relation to real property.
Rental Income.   Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits derived by any person from such real property.

However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility”, as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property”, as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under such lease (determined based on the fair market values as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant”. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income”. Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.
Dividend Income.   We may receive material distributions from our TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test but based on IRS guidance are expected to be qualifying income for purposes of the 95% gross income test.
Sale-Leaseback Transactions.   We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.
Failure to Satisfy the Gross Income Tests
We will monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General”, even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets.
First, at least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the gross income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raised through an offering of shares of our stock or certain public offerings of debt obligations with at least a five-year term.
Second, not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class.
Third, except for equity investments in REITs, qualified REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test described above or securities of our TRSs: (a) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, (b) we may not own securities possessing more than 10% of the voting power of any one issuer’s outstanding securities, and (c) subject to certain exceptions, we generally may not own more than 10% of the value of the outstanding securities of any one issuer.
Fourth, not more than 25% of the value of our total assets may be represented by securities of one or more TRSs.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.
Shares in other qualifying REITs are treated as “real estate assets” for purposes of the REIT assets tests, while shares of any TRS do not qualify as “real estate assets.” Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value asset test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (ii) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership for purposes of applying the 10% value test if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) for purposes of applying the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature. A security does not qualify as “straight debt” where a REIT (including any controlled TRSs of the REIT) owns other securities of the same issuer that do not qualify as straight debt or as certain other permitted securities, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities.
Failure to Satisfy Asset Tests
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10.0 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income tests if the hedging transaction complies with certain identification requirements and (i) is made in the normal course of our business primarily to manage risk of interest rate changes, price changes or currency fluctuations, in each case with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or carry real estate assets, (ii) is entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property that generates such income or gain), or (iii) hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii). To the extent we enter into other types of hedging transactions or do not make proper tax identifications, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Investments in Loans and Preferred Equity
A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test, and interest and gain from such loan will be treated as interest and gain from an obligation secured by a mortgage on real property, if (i) the value of the real property securing the loan on the date that we acquire, originate or modify the loan is equal to or greater than the highest principal amount of the loan outstanding during the taxable year or (ii) the loan is secured by both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property (determined on the date we acquire, originate or modify the loan or, for purposes of characterizing gain from the sale of such loan, at the time of sale).
We may hold in the future investments in mezzanine loans secured by an interest in a lower tier property owning entity. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan on the underlying property and therefore as a qualifying asset for purposes of the REIT asset tests, but this safe harbor is not a rule of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. We may hold in the future mezzanine loans that do not meet all of the requirements of the safe harbor. As a result, the IRS or a court could conclude that any such loan is not properly treated as a qualifying mortgage loan for REIT purposes, which in turn could cause us to fail to comply with applicable income and/or asset tests. In that event, we could face substantial penalty taxes to cure the resulting income and/or asset test violations, as described above or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent (i.e., based in whole or part on income or profits of any person), such income generally will qualify as “interest” for purposes of the gross income tests only if it is based upon a fixed percentage or percentages of gross receipts or sales, subject to certain exceptions. However, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property for purposes of the REIT gross income tests and the prohibited transaction tax. Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments (as we are generally required to accrue interest and any “original issue discount” currently regardless of whether we have received the corresponding cash payment) and may give rise to gain from disposition or repayment that is treated as ordinary income. Certain modifications of a debt instrument may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument.
We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. If the IRS were to successfully challenge our treatment of a loan as debt for U.S. federal income tax purposes, we could be deemed to hold non-qualifying assets or to earn non-qualifying income, depending on the assets and activities of the issuer, which in turn could adversely affect our ability to qualify as a REIT.
We may hold indirect participation interests in some loans, rather than direct ownership of the loan. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test to the extent that the loan underlying the participation is a qualifying real estate mortgage. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.
We may from time to time hold certain preferred equity investments in non-corporate entities that directly or indirectly own real property. Unless the preferred equity investment is properly treated as indebtedness for U.S. federal income tax purposes, in the case of a preferred equity issuer treated as a partnership, for purposes of the REIT gross income and asset tests, we are required to include our proportionate share of the assets and income of the partnership issuer, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly under the rules generally applicable to investments in partnerships. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with REIT gross income and asset tests. Moreover, at least one IRS internal memorandum would treat the preferred return on certain partnership preferred equity investments as interest income for purposes of the REIT gross income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.
The proper characterization of a debt-like preferred equity investment as indebtedness or as equity for U.S. federal income tax purposes can be unclear. If such an investment were characterized as debt, and then further characterized as unsecured debt, for U.S. federal income tax purposes, the investment would be subject to the various asset test limitations on investments in unsecured debt and cause our preferred return from the investment to be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of a preferred equity investment as equity or as secured debt for U.S. federal income tax purposes, we could fail applicable income and/or asset tests, as described above. In that event, we could face substantial penalty taxes to cure such income and/or asset test violations, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable gross income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.
In addition, if the underlying property is dealer property and a preferred equity investment is treated as equity for U.S. federal income tax purposes, we could be subject to the 100% prohibited transaction tax described below to the extent we are treated as receiving an allocation of a share of gains from the sale of the property or with respect to gain recognized on our investment.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:
(a)
the sum of:

•
90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•
90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)
the sum of specified items of non-cash income that exceeds a percentage of our income.

For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “— Sting Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends”. A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions”. Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Shareholders — Redemptions of Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If, however, we became a “publicly offered REIT” (within the meaning of Section 562(c) of the Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income”, as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at prices or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our shareholders by the close of the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.
Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our shareholders, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our shares.
Excess Inclusion Income
If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income”. We are required to allocate any excess inclusion income to our shareholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations”, which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. Our Operating Agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations. Because this tax would be imposed on our Company, however, unless we can recover the tax out of distributions to the disqualified holders, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of our Company or a portion of our assets as a taxable mortgage pool.

Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, a regulated investment company, common trust fund or other pass-through entity, the shareholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.
Prohibited Transactions
Any gain we recognize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax (unless a statutory safe harbor applies). The Code provides a safe harbor pursuant to which sales of properties held by us for at least two years and satisfying certain other requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Gain recognized in a TRS will also not be treated as a prohibited transaction. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. Accordingly, we cannot provide assurances that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. We also cannot provide assurances that the safe harbor provisions will apply to any particular sale. Although gains recognized by a TRS will not be subject to the 100% penalty tax, a taxable REIT subsidiary does pay regular U.S. federal corporate income tax on its taxable income and gains.
The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us, or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.
Sting Tax on Built-in Gains of Former C Corporation Assets
If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code, a tax-free liquidation under Section 332 of the Code or a tax-free contribution in exchange for our stock under Section 351 of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition of such asset during a 5-year period following the acquisition date. The amount of the “sting tax” is determined by applying the highest regular U.S. federal corporate tax rate to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s tax basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Each of the Mergers is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. As a result of such tax-free treatment, if a Fundrise

Merger Entity fails to qualify as a REIT for its taxable year ending on the date of the Mergers, we will be subject to such entity-level sting tax to the extent of any built-in gain with respect to assets of such Fundrise Merger Entity during the 5-year period following the date of the Mergers.
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision, along with the cure provisions for certain income and asset test violations, reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable as qualified dividend income, and, subject to certain limitations, dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Shareholders
This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.
Distributions.   Provided that we qualify as a REIT, distributions made to our U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. Specifically, the preferential tax rate for qualified dividend income will apply to our ordinary dividends only to the extent attributable (i) to qualified dividend income received from corporations, such as domestic TRSs, or (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on any such qualified dividend income, a U.S. shareholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. shareholder will generally not qualify for the dividends received deduction generally available to corporations.
However, non-corporate U.S. shareholders may deduct 20% of “qualified REIT dividends”. Qualified REIT dividends eligible for this 20% deduction generally will include our dividends received by a non-corporate U.S. shareholder that we do not designate as capital gain dividends and that are not qualified dividend income. To qualify for this 20% deduction with respect to a dividend on shares of our common stock, a U.S. stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain rules that may reduce a stockholder’s holding period during any period in which the U.S. shareholder has diminished its risk of loss with respect to the shares) and must not be under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. If we fail to qualify as a REIT, such shareholders may not claim this deduction with respect to dividends paid by us.
As discussed above, if we realize excess inclusion income from a residual interest in REMIC or a taxable mortgage pool and allocate such excess inclusion income to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our common shares. However, U.S. shareholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain” (which is generally taxed at a higher rate than long term capital gain tax rates for non-corporate U.S. shareholders) if we incur such gain. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income.
To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us.
Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Previously proposed Treasury Regulations, since withdrawn, would have applied a return of capital distribution pro rata, on a share-by-share basis, to each share of stock held by the stockholder with the class of stock upon which the return of capital distribution is made. This share-by-share approach could result in taxable gain with respect to some of a U.S. stockholder’s shares, even though the U.S. stockholder’s aggregate basis for such shares would be sufficient to absorb the portion of the distribution that is not treated as being made out of our current and accumulated earnings and profits. Although these proposed Treasury Regulations have been withdrawn, the notice withdrawing the proposed Treasury Regulations reiterated that the Treasury Department and IRS believe that under current law the results of such distributions should derive from the consideration received by a stockholder on a share-by-share basis.
If we declare a dividend in October, November or December of any calendar year with a record date in one of these months and pay the dividend on or before January 31 of the following calendar year, we will be treated as having paid the dividend, and our shareholders will be treated as having received the dividend, on December 31 of the calendar year in which the dividend was declared; provided that we will treat it as paid in such year only to the extent that we otherwise would have undistributed current or accumulated earnings and profits for such year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of our Company” and “— Annual Distribution Requirements”. Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.
Dispositions of Our Common Shares.   In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our common shares will be subject to tax at capital gains rates, if such shares were held for more than one year, and will be taxed at ordinary income rates if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. shareholders are urged to consult with their tax advisors with respect to their capital gain tax liability.
Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.
If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply. If such Treasury Regulations applied, the U.S. shareholder would be obligated to disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us.
Redemptions of Common Shares.   A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.
The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their tax advisor to determine such tax treatment.
If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming shareholder. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we will implement procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.
Liquidating Distributions.   Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust”. Each shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the shareholder. The U.S. federal income tax treatment of ownership of an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares.
Medicare Tax on Unearned Income.   U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% “net investment income” tax on, among other things, dividends on our common shares (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our common shares.
Treatment of Tax-Exempt U.S. Shareholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are generally subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income”, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt U.S. shareholder. Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us, as discussed above under “Excess Inclusion Income”).
Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trust plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax-exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such common shares; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.
In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership of an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our common shares, including the potential incurrence of income treated as UBTI.
Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state and local and non-U.S. tax consequences of owning our common shares.
U.S. Taxation of Non-U.S. Shareholders
General.   In general, non-U.S. shareholders are not considered to be engaged in a trade or business within the United States solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder is engaged in a trade or business within the United States and such non-U.S. shareholder’s investment in our common shares is effectively connected with the non-U.S. shareholder’s conduct of such U.S. trade or business, dividend income received by the non-U.S. shareholder in respect of our common shares and gain derived by the non-U.S. shareholder from the sale of our common shares generally will be “income effectively connected to the conduct of a trade or business within the United States” (such income, “ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, a non-U.S. shareholder that is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. is subject to a 30% withholding tax on the individual’s net U.S. source capital gains for the taxable year (unless such 30% tax is otherwise reduced or eliminated by an applicable income tax treaty). The remaining discussion below assumes that a non-U.S. shareholder is not engaged in a trade or business within the United States and that a non-U.S. shareholder that is an individual is not subject to such 30% withholding on tax U.S. source capital gains.
FIRPTA.   Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI in the same manner as if the U.S. shareholder were engaged in a trade or business within the United States and such gains were effectively connected with such trade or business, and thus subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations). USRPI gains will also generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.
In addition, stock of a domestic corporation (including a REIT such as us) generally will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. We expect that our USRPIs will exceed 50% of our assets. Notwithstanding the foregoing rule, our common shares will not be a USRPI (i) if we are a “domestically-controlled” REIT or (ii) with respect to a selling non-U.S. shareholder if the shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence). Provided that a class of our stock was regularly traded on an established securities market, additional rules may exempt a holder’s shares of a non-publicly traded class from USRPI treatment.
A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s common shares or the period of the REIT’s existence), less than 50% in value of its outstanding common shares is held directly or indirectly by foreign persons. For these purposes, if our stock were publicly traded, a person holding less than 5% of our common shares for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.
Our shares are not currently traded on an established securities market, and we have no current intent to list our shares for trading. We also cannot assure you that we will be domestically-controlled at all times in the future. We also will not qualify as domestically controlled REIT if we fail to qualify as a REIT. Thus, we cannot assure you that our common shares are not or will not become USRPIs in the future.
Ordinary Dividends.   The portion of dividends received by non-U.S. shareholders payable out of our current or accumulated earnings and profits that are not attributable to gains from sales or exchanges of USRPIs, and that we do not designate as a capital gains dividend, will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REITs). In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions.   A non-U.S. shareholder should not incur tax on a distribution that is both not attributable to gain from our sale or exchange of a USRPI and in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of its common shares. To the extent that a distribution that is both not attributable to gain from a sale or exchange of a USRPI and in excess of our current and accumulated earnings and profits exceeds the non-U.S. shareholder’s adjusted basis of its stock, the non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our common shares constitute USRPIs and no other FIRPTA exception applies to the selling non-U.S. shareholder. If our common shares are USRPIs and no other exception applies to the selling non-U.S. shareholder, the amount of such distribution in excess of the non-U.S. shareholder’s basis in our common shares will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we may be required to withhold 15% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our common shares). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability. Even in the event our common shares are not USRPIs, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.
Capital Gain Dividends and Distributions of FIRPTA Gains.   Subject to the exceptions that may apply if our common shares are regularly traded on an established securities market located in the United States, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to our sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our common shares constitute a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation.
Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. Treasury Regulations coordinating FIRPTA withholding rules and withholding rules generally applicable to dividends do not appear to require withholding with respect to our capital gain dividends that are not attributable to gain from the sale or exchange by us of a USRPI. However, we may withhold with respect to amounts designated as capital gain dividends even if the dividends are not subject to U.S. federal income tax in light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules (and the non-U.S. shareholder would need to seek a refund to recover amounts withheld in excess of its U.S. federal income tax liability).
A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities market located in the United States in the future.
These FIRPTA look through rules also apply to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.
Dispositions of Our Common Shares.   A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI with respect to the selling non-U.S. shareholder (i.e., because we are not a domestically controlled REIT). Subject to the exceptions that may apply if our common shares were regularly traded on an established securities market (as described above), if our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.
Notwithstanding the foregoing, if we qualify as a domestically controlled REIT, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. shareholder may be treated recognizing gain that is ECI under FIRPTA to the extent that such non-U.S. shareholder (i) disposes of our stock within a certain period prior to a distribution, any portion of which, but for the disposition, would have been treated by the non-U.S. shareholder as gain from the sale or exchange of a USRPI and (ii) directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods.
Redemptions and Liquidating Distributions.   A redemption of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders — Redemptions of Common Shares”. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a redemption treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a redemption treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.
Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. shareholder, and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust”. The U.S. federal income tax treatment of ownership of an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our common shares, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.
The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our common shares if our common shares are regularly traded on an established securities market, distributions in redemption of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to withholding at the highest U.S. federal corporate income tax rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our common shares are USRPIs and regardless of whether the distribution is otherwise treated as a sale or exchange.
Backup Withholding and Information Reporting
We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of distributions to any U.S. shareholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Accounts and FATCA
The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder between the United States and several foreign governments (“IGAs”), impose a 30% withholding tax on “withholdable payments” made to “foreign financial institutions” (“FFIs”) and certain other non-U.S. non-financial entities (“NFFEs”) unless (i) the FFI undertakes certain diligence and reporting obligations, (ii) the NFFE either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the FFI or NFFE qualifies as an exempt beneficial owner. Any foreign government, any political subdivision of a foreign government, and any wholly owned agency or instrumentality of any one or more of the foregoing, any international organization and any wholly owned agency or instrumentality thereof, and certain retirement funds are treated as exempt beneficial owners, payments to which are not subject to FATCA withholding. “Withholdable payments” generally include any payment of interest, dividends and certain other types of generally passive income if such payment is from sources within the United States. While withholding under FATCA would have applied to the gross proceeds from a disposition of property that can produce U.S. source interest or dividends after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
If a non-U.S. shareholder is an FFI that is not exempt or not subject to special treatment under the administrative guidance or an IGA, it must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such foreign financial institutions) held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on withholdable payments to account holders whose actions prevent them from complying with these reporting and other requirements. Non-U.S. shareholders in jurisdictions that have entered into a Model 1 IGA with the United States are, in lieu of the foregoing reporting requirements, required to report such information to their own governments, which, in turn, will exchange such information with the United States government. The compliance requirements under FATCA are complex, and prospective non-U.S. shareholders should consult their tax advisers regarding the applicability of the FATCA requirements to them.
State and Local and Non-U.S. Taxes
We and our shareholders may be subject to state and local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state and local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisors regarding the application and effect of state and local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our common shares.

DESCRIPTION OF FUNDRISE eREIT, LLC COMMON SHARES
The following descriptions of Fundrise eREIT’s common shares, certain provisions of Delaware law and certain provisions of its certificate of formation and Operating Agreement are summaries and are qualified in there entirety by reference to Delaware law, Fundrise eREIT’s certificate of formation and its Operating Agreement, copies of which are filed as exhibits to the registration statement of which this Information Statement is a part. See “Where You Can Find More Information”.
Unless otherwise indicated or the context requires otherwise, in this section, references to “our Company,” “we,” “us” and “our” mean Fundrise eREIT.
General
We are a Delaware limited liability company organized on October 16, 2025 under the Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in our Company are denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”). Our Operating Agreement provides that we may issue an unlimited number of common shares with the approval of the Manager and without shareholder approval.
Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company and no preferential rights to distributions. However, holders of common shares are eligible to participate in our redemption plan, as described below in “— Redemption Plan”.
We have a December 31st fiscal year end. In addition, we will elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2025.
Distributions
To qualify and maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. The Manager may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as the Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.
While we are under no obligation to do so, we may, pursuant to our Operating Agreement, declare and pay distributions monthly or quarterly in arrears; however, the Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. However, there may also be times when the Manager elects to reduce our rate of distributions in order to preserve or build up a higher level of liquidity at the Company level.
Any distributions we may make are at the discretion of the Manager, and are based on, among other factors, our present and reasonably projected future cash flow. Distributions are paid to shareholders as of the record dates selected by the Manager. In addition, the Manager’s discretion as to the payment of distributions is limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, the Manager intends to continue to make additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Tax Treatment of Fundrise eREIT, LLC — Annual Distribution Requirements”.

While we are under no obligation to do so, we expect that the Manager may declare distributions with a daily record date, and pay distributions monthly or quarterly in arrears in amounts similar to those previously declared. However, there can be no assurance as to whether distributions will be declared or the amount of such distributions. Shareholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the shareholder until the redemption date as described below in “— Redemption Plan”.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions are authorized at the discretion of the Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. The Manager’s discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.
We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our Operating Agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our common shares on a stock exchange or other trading market, nor is it expected that a public market for the common shares will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).
Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of any future offerings, cash advances by the Manager, cash resulting from a waiver of fees or reimbursements due to the Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from any future offerings, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to the Manager and dealer manager for services provided to us. See “Management Compensation”. Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining shareholders.
Our distributions constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s common shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such common shares.
Voting Rights
Our common shareholders have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders until the redemption date as described below in “— Redemption Plan”. Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. Our operating agreement provides that special meetings of shareholders may be called by the Manager. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:
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removal of the Manager as the manager of our Company for “cause” as described under “Management — Term and Removal of the Manager” (two-thirds); and

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the dissolution of our Company (only if the Manager has been removed for “cause”) (majority);

Moreover, our common shareholders do not have any voting rights with respect to amendments to the Operating Agreement and the Manager may amend and restate the Operating Agreement at any time and with immediate effect, including with respect to the limited voting rights of our common shareholders. This differs from the respective operating agreements of the Fundrise Merger Entities, which provide the Manager with more limited amendment power.
General Procedures
Public Announcements; Notices.   In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of common shares.
Meetings.   Our Operating Agreement provides that special meetings of shareholders may only be called by the Manager. There will be no annual or regular meetings of the Members.
Fractional Shares.   The Manager does not have to issue or deliver any fractional shares to any holder of common shares upon any redemption or distribution under the provisions described under “— Redemptions”. Instead of issuing fractional shares, we may pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.
Adjustments for Distributions.   Upon the redemption of any common shares, the redemption price will be reduced by the aggregate sum of NAV Distributions, if any, declared (whether paid or unpaid) for such quarter. The redemption price will not, however, be reduced by the aggregate sum of other distributions, if any, that are not NAV Distributions that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date (i.e., the last business day of the applicable quarter). If a redemption date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution.
Payment of Taxes.   If any person exchanging a certificate representing common shares wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.
Liquidation Rights
In the event of a liquidation, termination or winding up of our Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares. Thereafter, holders of our common shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in our Company.
Preferred Shares
Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our Operating Agreement provides that the Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“preferred shares”). Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. The Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this Information Statement, no preferred shares are outstanding and we have no current plans to issue any preferred shares.
We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.
Transfer Agent and Registrar
Fundrise eREIT intends to enter into an agreement with Computershare Inc., and its wholly-owned subsidiary Computershare Trust Company, N.A. (together with Computershare, Inc., “Computershare”), whereby Computershare agreed to act as our transfer agent. We anticipate that we will enter into this agreement prior to the completion of the merger.
Operating Agreement
Non-Member Manager
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Our Operating Agreement designates Fundrise Advisors, LLC, an affiliate of the Sponsor, as our non-member manager. The Manager is generally not entitled to vote on matters submitted to our shareholders, although its approval is required with respect to certain amendments to the Operating Agreement that would adversely affect its rights. The Manager does not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

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Our Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, is entitled to consider only such interests and factors as it desires, including its own interests, and has no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and is not subject to any different standards imposed by our Operating Agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration
We were formed on October 16, 2025, as Fundrise eREIT, LLC, a Delaware limited liability company. We will remain in existence until dissolved in accordance with our Operating Agreement.
Purpose
Under our Operating Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity; provided, however, that the Manager may only revoke or otherwise terminate our intended REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
Agreement to be Bound by our Operating Agreement; Power of Attorney
Immediately following the effective time of a Merger, Fundrise eREIT will distribute common shares of Fundrise eREIT to shareholders of such Fundrise Merger Entity and such shareholders will then be admitted as members of Fundrise eREIT according to the terms of Fundrise eREIT’s Operating Agreement. Upon becoming a shareholder of Fundrise eREIT you will be bound by the provisions of, and deemed to be a party to, its Operating Agreement. Pursuant to Fundrise eREIT’s Operating Agreement, each shareholder and each person who acquires a common share from a shareholder constitutes and appoints the Manager (or, if applicable, a liquidator) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, Fundrise eREIT’s Operating Agreement.
No Fiduciary Relationship with the Manager
We operate under the direction of the Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.
Limited Liability and Indemnification of the Manager and Others
Subject to certain limitations, our Operating Agreement limits the liability of the Manager, its officers, the Sponsor and the Sponsor’s shareholders and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Manager, its officers and directors, the Sponsor and the Sponsor’s shareholders and affiliates.
Our Operating Agreement provides that to the fullest extent permitted by applicable law the Manager, its officers, the Sponsor and the Sponsor’s shareholders and affiliates are not liable to us. In addition, pursuant to our Operating Agreement, we have agreed to indemnify the Manager, its officers, the Sponsor and the Sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of the Manager’s officers.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Amendment of Our Operating Agreement; Exclusive Authority of the Manager to Amend our Operating Agreement
Amendments to our Operating Agreement may be proposed only by or with the consent of the Manager. The Manager is not required to seek approval of the shareholders to adopt or approve any amendment to our Operating Agreement, except to the extent required by applicable law.
Termination and Dissolution
We will continue as a limited liability company until terminated under our Operating Agreement. We will dissolve upon: (1) the election of the Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and U.S. federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by the Manager
Any determinations made by the Manager under any provision described in our Operating Agreement are final and binding on our shareholders, except as may otherwise be required by law, or as a result of any determination by the Manager to revoke or otherwise terminate our REIT election, without approval of our shareholders, if the Manager determines that it is no longer in our best interests to qualify as a REIT. We prepare a statement of any determination by the Manager respecting the fair market value of any properties, assets or securities, and file the statement with our Company secretary.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, shares of our Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “Tax Treatment of Fundrise eREIT, LLC — Requirements for Qualification as a REIT”.
To assist us in qualifying as a REIT, our Operating Agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of our Company that a person may own. Our Operating Agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. We refer to these limits collectively as the “ownership limit”. An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.
The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.
The Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) and only to the extent it does not result in us failing to qualify as a REIT or otherwise would result in us failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, the Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to the Manager in order to determine or ensure our Company’s qualification as a REIT. In addition, the Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.
In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, the Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of our Company or our Company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, the Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of our Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of our Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of our Company, as applicable, in excess of such percentage ownership of our common shares or shares of our Company will be in violation of the ownership limit.
Our Operating Agreement further prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our Company that would result in our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares will not apply if the Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.
If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by the Manager or in our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our Operating Agreement provides that the transfer of the shares will be null and void.
Shares of our Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the last reported NAV value of our common shares on the date we accept, or our designee accepts, such offer (or $10.00 if no NAV has been reported). We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of our Company. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.
The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.
Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.
In addition, if the Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, the Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of our Company that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our intended qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our intended qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing our shares will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.
REIT Election
Our Operating Agreement provides that the Manager may revoke or otherwise terminate our intended REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
Personal Conduct Repurchase Right
Our Operating Agreement provides that we may elect to repurchase, at a price equal to NAV per share, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.
Prospect of Roll-Up/Public Listing
The Manager may determine that it is in our best interest to (i) contribute to, or convert our Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by the Manager or its affiliates (a “Roll-Up”) or (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the Manager deems fair and reasonable, provided, however, that the Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.
Arbitration Provision
Under the Arbitration Provision contained in our Operating Agreement, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible. The Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our common shares, our ongoing operations and the management of our investments, among other matters.
Any arbitration brought pursuant to the Arbitration Provision must be conducted in the Washington, D.C. metropolitan area. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, our website, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provision is enforceable under federal law, the laws of the State of Delaware, the laws of Washington, D.C., or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our Operating Agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.
The following is a summary of additional material terms of the Arbitration Provision:
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Forum — The party initiating arbitration must do so with either the American Arbitration Association (the “AAA”) or Judicial Arbitration and Mediation Services (“JAMS”). The arbitration will be conducted in accordance with the rules of whichever administrator is selected, except where those rules conflict with the Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and the Arbitration Provision, the Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

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Cost Allocation — If the Company initiates arbitration, the Company pays all filing costs and administrative fees (other than hearing fees). If a Member (as defined in the Operating Agreement) initiates arbitration, filing costs and administrative fees (other than hearing fees) are paid according to the selected administrator’s rules or applicable law. The Company covers the administrator’s hearing fees for one full day of arbitration. Each party is responsible for its own attorney’s fees, except as otherwise required by law.

•
Appeal Rights — Within 30 days of a final arbitration award, either party may appeal to a three-arbitrator panel, which will reconsider all appealed aspects of the initial award on a de novo basis. An opposing party may cross-appeal within 30 days of receiving notice of the appeal. Any award that is not appealed, and any award issued by the appeal panel, is final and binding, except for any appeal rights that exist under the Federal Arbitration Act, and may be entered as a judgment in any court of competent jurisdiction.

•
Class and Collective Arbitration Prohibited — Unless otherwise provided in the Operating Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction.

Before purchasing shares, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provision limits the rights of an investor to many legal remedies and rights otherwise available. See “How to Subscribe — Arbitration Provision”.
BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN OUR OPERATING AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.
Anti-Takeover Effects of Our Operating Agreement and Delaware Law
The following is a summary of certain provisions of our Operating Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:
Authorized but Unissued Shares
Our Operating Agreement authorizes us to issue additional common shares or other securities of our Company for the consideration and on the terms and conditions established by the Manager without the approval of our shareholders. In particular, the Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.
Operating Agreement
Our Operating Agreement provides that the Manager has the exclusive power to adopt, alter or repeal any provision of the Operating Agreement. Thus, our shareholders generally may not effect changes to our Operating Agreement and this could render it more difficult or discourage an attempt to obtain control over the Company.
Delaware Business Combination Statute — Section 203
We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our Operating Agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. The Manager may elect to amend our Operating Agreement at any time to have Section 203 apply to us.
Valuation Policies
We usually engage an independent valuation expert with expertise in appraising commercial real estate loans and assets or receive an independent valuation expert report at the time each loan or asset is acquired in order to provide valuations of certain commercial real estate assets and investments, including related liabilities, that are set forth in reports of the underlying real estate, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value, to the extent applicable, of the affected commercial real estate assets and investments and related liabilities. Our real estate assets consist primarily of a diversified portfolio of commercial real estate loans, commercial real estate and other real estate-related assets where the underlying collateral is typically commercial real estate or security interests therein. In addition, our assets include liquid assets and securities classified as held to maturity, which are not valued by our independent valuation expert, and cash and cash equivalents. We amortize asset acquisition costs over the duration of the real estate asset. In the instances of assets with uncertain durations, we amortize asset acquisition costs over five years. Our liabilities include accrued fees and operating expenses, accrued distributions payable, accrued management fees and, to the extent we are using margin, trade payables incurred in the ordinary course of business, which are estimated by the Manager. The Manager is responsible for ensuring that the independent valuation expert discharges its responsibilities in accordance with our valuation guidelines, and periodically receives and reviews such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.
At a frequency to be determined by the Sponsor in its sole discretion (but in any event, no less frequently than annually), the Sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by such asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, (c) for properties that have development or value add plans, progress along such development or value add plan, and (d) in certain instances, reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. For joint venture or direct equity investments, the sponsor primarily relies on the discounted cash flow method. Under the discounted cash flow method, the Sponsor’s asset management team will calculate the distributions due to the respective investment based on a property-level pro forma measured against ongoing actual performance over the projected likely-hold period. The sponsor’s asset management team will then discount future cash-flow projections at an appropriate market levered-discount rate to determine present value, which value is considered the net asset value of the investment. The sponsor may alternatively apply the hypothetical sales method to value its investments. Under this approach, the Sponsor’s asset management team will assume (i) the sale of the property at a price equal to the concluded property value, (ii) the liquidation of any additional assets after paying all liabilities, and (iii) the distribution of the net sale proceeds to investors. The distributed amount is considered the net asset value of each respective investment. For debt and fixed-return preferred equity investment, assuming no material adverse change in the property, the sponsor’s asset management team will mark these investments to their cost basis (including any accrued unpaid interest). If there were to be material adverse changes in these properties, the asset management team intends to value these investments using the hypothetical sales method described above. For our investments that have closed within three to nine months and no material changes have occurred from the original underwriting, the Sponsor’s asset management team will typically apply the original property purchase price (or pre-closing third party appraisal value) for the property valuation, and the investment cost basis for the investment-level valuation.
Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the underlying real estate asset is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate loans and assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor prepares, our NAV per share. If a material event occurs between scheduled annual valuations that the Manager believes may materially affect the value of any of our commercial real estate assets and investments, including related liabilities, the Manager anticipates informing the independent valuation expert so that, if appropriate, the valuation may adjust compared to the most recent valuations provided in the applicable report, if any, to account for the estimated impact. The Sponsor’s internal accountants determine our NAV per share by dividing our NAV by the number of our common shares outstanding as of the end of such period, prior to giving effect to any share purchases or redemptions to be effected for such period.
As there is no market value for our common shares as they are not expected to be listed or traded on any stock exchange or other marketplace, our goal is to provide a reasonable estimate of the value of our shares on a quarterly basis. However, the majority of our assets consist of commercial real estate equity investments and, as with any commercial real estate valuation protocol, the conclusions reached by the Sponsor’s internal asset management team or internal accountants, as the case may be, will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given fiscal quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change as promptly as reasonably practicable, and will update the NAV information provided on our website.
The Sponsor’s Asset Management Team
The Sponsor’s real estate and accounting teams play a role in asset management because the Sponsor takes a “cradle to grave” approach to asset management. This means that the real estate team that closes a deal is then responsible for asset management of the property for the life of the investment. Members of the Sponsor’s real estate team have previously worked as real estate developers, fund managers, real estate brokers, and homebuilders, while members of the Sponsor’s accounting team have worked as auditors, fund accountants, consultants, private equity accountants, tax accountants, and property accountants.
The Sponsor’s real estate and accounting teams have acquired and asset managed hundreds of real estate assets. Since 2015, the Sponsor’s real estate and accounting teams have worked with outside valuation experts in determining the NAV calculation for each of the investment programs sponsored by the Sponsor. Based on this experience, the Sponsor believes that its real estate team has a more intimate and detailed understanding of the properties than typical outside consultants and that its real estate and accounting teams can more accurately estimate our NAV.
In addition, the Sponsor believes that it will ultimately be much more cost effective and efficient to produce NAV through its own asset management team than through the use of outside valuation consultants.
Share Price Adjustments
The Manager set our initial offering price at $10.00 per share. The per share purchase price for our common shares is adjusted by the Manager at least annually (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), to be no less than our NAV per share, in each case prior to giving effect to any share purchases or redemptions to be effected on such day. We currently expect to update NAV on a quarterly basis. Investors will pay the most recent publicly announced purchase price as of the date of their subscription.
We will post that period’s NAV on our website, fundrise.com/eREIT. Our website, fundrise.com/eREIT will also contain this Information Statement, and any future filings.
Redemption Plan
Our common shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list our common shares. In order to provide our shareholders with some limited liquidity, we will adopt a redemption plan to enable shareholders to redeem their common shares in limited circumstances.
We will not solicit redemptions under this redemption plan, other than through an offering circular and any supplements, amendments or other SEC filings thereto disclosing our NAV per share. Shareholders desiring to request redemption of their common shares must do so of their own volition and not at our behest, invitation or encouragement. Our role in effectuating redemptions under the redemption plan will solely be ministerial.
We will adopt a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. In addition, despite the illiquid nature of the assets expected to be held by our Company, the Manager believes it is best to provide the opportunity for quarterly liquidity in the event shareholders need it. The terms under which we may redeem shares may differ between redemption requests upon the death or “qualifying disability” of a shareholder (“exceptional redemptions”), as further discussed below, and all other redemption requests. Investors should note, however, that even during exceptional redemption events, the redemption plan may not be available due to the Manager’s ability to amend, suspend, or terminate the redemption plan at any time.
Pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 common shares or $50,000 worth of common shares per redemption request. However, we reserve the right to waive these limitations for any reason. In addition, the redemption plan will be subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.
Except in the case of exceptional redemptions, the effective redemption price will be calculated based on a declining penalty to the redemption price in effect at the time of the redemption request, rounded down to the nearest cent. The redemption price will be equal to (i) the NAV per share for our common shares in effect at the time the redemption request is made, reduced by (ii) the aggregate sum of NAV Distributions, if any, declared (whether paid or unpaid) for such quarter. “NAV Distributions” are distributions that, in the sole discretion of the Manager, reduce the Company’s NAV (including, for example, distributions arising from the proceeds of the sale of one or more of our properties where such proceeds are not reinvested in other properties). The redemption price will not, however, be reduced by the aggregate sum of other distributions, if any, that are not-NAV Distributions that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date (i.e., the last business day of the applicable quarter).
Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price)(1)
Settlement date to 5 years	99.0%(2)
More than 5 years	100.0%(3)
Exceptional redemptions	100.0%(4)

(1)
The Effective Redemption Price will be the per share NAV for our common shares as of the time the redemption request is made and (i) reduced by any NAV Distributions during such quarter and (ii) rounded down to the nearest $0.01.

(2)
For shares held less than five (5) years, the Effective Redemption Price includes the fixed 1% penalty to the NAV for our common shares in effect at the time of the redemption request.

(3)
For shares held at least five (5) years, the Effective Redemption Price does not include any penalty to the NAV for our common shares in effect at the time of the redemption request.

(4)
For exceptional redemptions, the Effective Redemption Price does not include any penalty to the per share price for our common shares in effect at the time of the redemption request.

The following is a brief summary of our redemption plan, which is qualified in its entirety by the disclosure contained herein.
SUMMARY OF REDEMPTION PLAN
Redemption Price	99 – 100% of NAV, depending on hold time and type of redemption request (reduced by NAV Distributions, if any).
Timing to submit request	On or before the last business day of the applicable quarter (the “Redemption Submission Deadline”).
Last Date to Withdraw Request	The last business day of the applicable quarter.
Date of Redemption Payment	Within twenty-one (21) days following the end of the applicable quarter.
Frequency	Quarterly.
Minimum Amount of Shares Redeemed	None.
Maximum Amount of Shares Redeemed	5,000 common shares or $50,000 worth of common shares, whichever is less.
As noted above, the effective redemption price will not include any penalty to the per share price for our common shares in effect at the time of the redemption request in respect of redemptions of shares resulting from the death of a shareholder who is a natural person, including shares held by such shareholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the shareholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who will have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 12 months after the death of the shareholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a shareholder. Such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.
Furthermore, as noted above, the effective redemption price will not include any penalty to the per share price for our common shares in effect at the time of the redemption request in respect of redemptions of shares held by a shareholder who is a natural person who is deemed to have a “qualifying disability” (as such term is defined in Section 72(m)(7) of the Code), including shares held by such shareholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written redemption request within 12 months of the initial determination of the shareholder’s disability in order for the shareholder to rely on any of the waivers described above that may be granted in the event of the disability of a shareholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.
We have the right to monitor the trading patterns of shareholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our common shares. However, in the event a secondary market for our shares develops, we will terminate our redemption plan.
If we agree to honor redemption requests, such redemption of our common shares will be made quarterly upon written request to us prior to the last business day of the applicable quarter. Shareholders may withdraw their redemption request at any time prior to the end of the applicable quarter. If we agree to honor redemption requests, such redemption requests will be effective as of the last business day of the applicable quarter, and funds will be remitted within twenty-one (21) days following the end of the applicable quarter. If we agree to honor a redemption request, the common shares to be redeemed will cease to accrue distributions or have voting rights as of the last business day of the applicable quarter. We reserve the right to redeem shares pursuant to an exceptional redemption request outside of our quarterly redemption process.
We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any given time period. In the event the Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted during any given quarter, such pending requests will be honored on a pro-rata basis, if at all, and priority will be given to exceptional redemptions. In the event that not all redemptions are being honored in a given quarter, the redemption requests not fully honored will be terminated, and will need to be resubmitted if they are to be considered in any future date on which redemptions are being honored. If funds available for the redemption plan are not sufficient to accommodate all redemption requests, common shares will be redeemed on a pro-rata basis, if at all, and priority will be given to exceptional redemptions. If a shareholder who holds less than 100 common shares submits a redemption request for all such shares, the Manager may determine in its sole discretion to redeem all such shares in full prior to redeeming all other redemption requests on a pro-rata basis.
We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a first in first out basis — meaning, those common shares that have been continuously held for the longest amount of time will be redeemed first. In addition, we intend to limit shareholders to redemption requests to the lesser of 5,000 common shares or $50,000 worth of common shares.
In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar quarter to shares whose aggregate value (based on the redemption price per share in effect as of the first day of the last month of such calendar quarter) is 2.50% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year; provided that, the Manager, in its sole discretion, may elect to increase this limit to 5.00% if redemptions for the relevant quarter exceed 2.50% and the Manager determines there is sufficient liquidity to satisfy the additional redemptions. However, as we make a number of commercial real estate investments of varying terms and maturities, the Manager may elect to increase or decrease the amount of common shares available for redemption in any given quarter, as these commercial real estate assets are paid off or sold, but we do not generally intend to redeem more than 20.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.
In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT for U.S. federal income tax purposes, following any material decrease in our NAV, or for any other reason. However, in the event that we suspend our redemption plan, we expect that we will reject any outstanding redemption requests and do not intend to accept any new redemption requests until after the next NAV adjustment. In the event that we amend, suspend or terminate our redemption plan, we will file a Form 8-K to disclose such amendment, suspension or termination. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT for U.S. federal income tax purposes (for example, if a redemption request would cause a non-redeeming shareholder to violate the ownership limits in our Operating Agreement or if a redemption constitutes a “dividend equivalent redemption” that could give rise to a preferential dividend issue, to the extent applicable). Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.
Reports to Shareholders
The Company will comply with all required disclosures needing to be distributed to security holders including the delivery of an annual report, when required.
As a registered corporation, the Company will comply with the periodic reporting requirements of the Exchange Act and file reports required by the Exchange Act for so long as the Company is subject to those requirements. These reports include the quarterly and annual reports filed on Forms 10-Q and 10-K, respectively, and current reports on Form 8-K.
The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room, Room 1580, at 100 F Street N.E., Washington, D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www/sec.gov.

CONFLICTS OF INTEREST
The Fundrise Merger Entities are, and Fundrise eREIT will be, subject to various conflicts of interest arising out of their relationship with the Manager and its affiliates. These conflicts are discussed below and conclude this section with a discussion of the corporate governance measures the Fundrise Merger Entities have adopted, and Fundrise eREIT will adopt, to mitigate some of the risks posed by these conflicts.
Affiliates’ Interests in Other Fundrise Entities
General
The officers of the Manager and the key real estate and debt finance professionals of the Sponsor who perform services for the Fundrise Merger Entities, and will perform services for Fundrise eREIT, on behalf of the Manager are also officers, directors, managers, and/or key professionals of the Sponsor and other Fundrise entities. These persons have legal obligations with respect to those entities that are similar to their obligations to the Fundrise Merger Entities, and will be to Fundrise eREIT. In the future, these persons and other affiliates of the Sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for the Fundrise Merger Entities or Fundrise eREIT. In addition, the Sponsor may grant equity interests in the Manager to certain management personnel performing services for the Manager.
Payment of Certain Fees and Expenses of the Manager
The Manager is a wholly-owned subsidiary of the Sponsor. The Fundrise Merger Entities pay, and Fundrise eREIT will pay, fees and expenses to the Manager, and its affiliates, including the Sponsor, that were not determined on an arm’s length basis. The asset management fee paid to the Manager is based on each Fundrise Merger Entity’s NAV or Fundrise eREIT’s NAV, as applicable, which is or will be calculated by the Sponsor’s internal accountants and asset management team. The Manager may benefit by the Fundrise Merger Entities or Fundrise eREIT, as applicable, retaining ownership of their or its assets at times when their or its shareholders may be better served by the sale or disposition of their or its assets in order to avoid a reduction in NAV. See the sections entitled “Management of the Combined Companies” and “Management of the Combined Companies’ Compensation” for more detail regarding the fees and expenses paid to the Manager.
Allocation of Investment Opportunities
Each of the Fundrise Merger Entities rely, and Fundrise eREIT will rely, on the Manager’s executive officers and the Sponsor’s key real estate and debt finance professionals who act on behalf of the Manager to identify suitable investments. The Sponsor and other Fundrise entities also rely on these same key real estate and debt finance professionals. The Sponsor has in the past, and expects to continue in the future, to offer other investment opportunities, including offerings that acquire or invest in commercial real estate equity investments, including multifamily properties, industrial properties, commercial real estate loans, and other select real estate-related assets. The Sponsor has previously organized, as of the date of this Information Statement the following similar programs (eREITs® and interval funds):
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Fundrise Equity REIT, LLC, Fundrise Growth eREIT II, Fundrise Growth eREIT III, and Fundrise Development eREIT, LLC, which were formed to originate, invest in and manage a diversified portfolio of commercial real estate properties and which have investment objectives and strategies that are similar to ours;

•
Fundrise Real Estate Interval Fund, LLC (the “Flagship Interval Fund”), which was formed to invest in a diversified portfolio of private real estate and publicly traded real estate-related investments;

•
Fundrise Income Real Estate Fund, LLC (the “Income Interval Fund”), which was formed to originate, invest in and manage a portfolio of residential and commercial real estate investments;

•
Fundrise Balanced eREIT II, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial real estate properties and development projects, as well as commercial real estate loans and commercial real estate debt securities;

•
Fundrise Midland Opportunistic REIT, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

•
Fundrise West Coast Opportunistic REIT, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

•
Fundrise East Coast Opportunistic REIT, LLC, which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

•
Fundrise Opportunity Fund, LP, which is a private placement that was formed to acquire properties located in “qualified opportunity zones” as designated under the Code; and

•
Fundrise Opportunistic Credit Fund, LLC, which was formed to originate, invest in and manage a portfolio of residential and commercial real estate investments.

•
Fundrise Opportunistic Credit Fund II, LLC, which was formed to originate, invest in and manage a portfolio of residential and commercial real estate investments.

These additional investment opportunities may have investment criteria that compete with Fundrise eREIT.
If a sale, financing, investment or other business opportunity would be suitable for more than one program, the Sponsor will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that the Sponsor determines to be relevant. The factors that the Sponsor’s real estate and debt finance professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:
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the investment objectives and criteria of the Sponsor and the other Fundrise entities;

•
the cash requirements of the Sponsor and the other Fundrise entities;

•
the effect of the investment on the diversification of the Sponsor’s or the other Fundrise entities’ portfolio by type of investment, and risk of investment;

•
the policy of the Sponsor or the other Fundrise entities relating to leverage;

•
the anticipated cash flow of the asset to be acquired;

•
the income tax effects of the purchase on the Sponsor or the other Fundrise entities;

•
the size of the investment; and

•
the amount of funds available to the Sponsor or the Fundrise entities.

If a subsequent event or development causes any investment, in the opinion of the Sponsor’s real estate and debt finance professionals, to be more appropriate for another Fundrise entity, they may offer the investment to such entity.
Except under any policies that may be adopted by the Manager, which policies are designed to minimize conflicts among the programs and other investment opportunities, no program sponsored investment opportunity (including the Fundrise Merger Entities or Fundrise eREIT) has any duty, responsibility or obligation to refrain from:
•
engaging in the same or similar activities or lines of business as any program or sponsored investment opportunity;

•
doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any program or sponsored investment opportunity;

•
engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any program or sponsored investment opportunity;

•
establishing material commercial relationships with another program or sponsored investment opportunity; or

•
making operational and financial decisions that could be considered to be detrimental to another program or sponsored investment opportunity.

In addition, any decisions by the Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another program or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular program one that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another program.
Allocation of Affiliates’ Time
The Fundrise Merger Entities rely, and Fundrise eREIT will rely, on the Sponsor’s key real estate and debt finance professionals who act on behalf of the Manager, including Mr. Benjamin S. Miller, for the day-to-day operation of business of the Fundrise Merger Entities and Fundrise eREIT. Mr. Benjamin S. Miller is also the Chief Executive Officer of the Sponsor and other Fundrise entities. As a result of his interests in other Fundrise entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Benjamin S. Miller faces conflicts of interest in allocating his time among the Fundrise Merger Entities (and after the consummation of the Mergers, Fundrise eREIT), the Manager and other Fundrise entities and other business activities in which he is involved. However, the Fundrise Merger Entities and Fundrise eREIT believe that the Manager and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to all of the Fundrise entities for which they work.
Receipt of Fees and Other Compensation by the Manager and its Affiliates
The Manager and its affiliates receive substantial fees from the Fundrise Merger Entities (and after the consummation of the Mergers, Fundrise eREIT), which fees are not negotiated at arm’s length. These fees could influence the Manager’s advice to the Fundrise Merger Entities or Fundrise eREIT as well as the judgment of affiliates of the Manager, some of whom also serve as the Manager’s officers and the key real estate and debt finance professionals of the Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:
•
the continuation, renewal or enforcement of provisions in each Fundrise Merger Entity’s or Fundrise eREIT’s Operating Agreement involving the Manager and its affiliates, or the shared services agreement between the Manager and the sponsor;

•
public offerings of equity by any of the Fundrise Merger Entities or Fundrise eREIT, which will likely entitle the Manager to increased acquisition fees, origination fees, asset management fees and other fees;

•
acquisitions of investments and originations of loans at higher purchase prices, which entitle the Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other Fundrise entities, might entitle affiliates of the Manager to disposition fees in connection with services for the seller;

•
borrowings up to or in excess of stated borrowing policies to acquire investments and to originate loans, which borrowings increase asset management fees payable by the Fundrise Merger Entities or Fundrise eREIT to the Manager;

•
whether and when the Fundrise Merger Entities or Fundrise eREIT seek to list its common shares on a stock exchange or other trading market;

•
whether the Fundrise Merger Entities or Fundrise eREIT seek shareholder approval to internalize its management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of the Sponsor who are performing services on behalf of the Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from the Fundrise Merger Entities or Fundrise eREIT than they currently receive from the Sponsor;

•
whether and when the Fundrise Merger Entities or Fundrise eREIT seek to sell its company or its assets; and

•
whether and when the Fundrise Merger Entities or Fundrise eREIT merge or consolidate its assets with other companies, including companies affiliated with the Manager.

Duties Owed by Some of Affiliates to the Manager and the Manager’s Affiliates
The Manager’s officers and the key real estate and debt finance professionals of the Sponsor performing services on behalf of the Manager are also officers, directors, managers and/or key professionals of:
•
Rise Companies Corp., the Sponsor;

•
Fundrise Advisors, LLC, the Manager;

•
Fundrise, LLC;

•
other investment programs sponsored by the Sponsor; and

•
other Fundrise entities.

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to the Fundrise Merger Entities or Fundrise eREIT.
License Agreement
The Fundrise Merger Entities have entered, and Fundrise eREIT will enter, into a license agreement with the Sponsor, pursuant to which the Sponsor has granted us a non-exclusive, royalty free license to use the name “Fundrise”. See “Management of the Combined Companies — License Agreement”.
Real Estate Services Agreement
Fundrise eREIT will enter into a real estate services agreement with Vendor, pursuant to which the Vendor will be entitled to receive fees and expense reimbursements for services relating to the investment in and management of Fundrise eREIT’s assets. See “Management of the Combined Companies’ Compensation” for a description of these fees and expenses.
Certain Conflict Resolution Measures
Independent Representative
If the Sponsor, the Manager or their affiliates have a conflict of interest with the Fundrise Merger Entities or Fundrise eREIT that is not otherwise covered by an existing policy such entity has adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity will be payable by us. Principal transactions are defined as transactions between the Sponsor, the Manager or their affiliates, on the one hand, and the Fundrise Merger Entities or Fundrise eREIT or one of their subsidiaries, on the other hand. The Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. See “The Mergers and the Merger Agreement” for more information regarding the Independent Representative.

Policies Relating to Conflicts of Interest
In addition to the provisions in operating agreements of the Fundrise Merger Entities and Fundrise eREIT described below and the Manager’s investment allocation policies described above, each of the Fundrise Merger Entities have adopted, and Fundrise eREIT will adopt, the following policies prohibiting such entity from entering into certain types of transactions with the Manager, the Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.
Pursuant to these conflicts of interest policies, the Fundrise Merger Entities and Fundrise eREIT may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:
•
sell or lease any investments to the Manager, the Sponsor, their officers or any of their affiliates;

•
acquire or lease any investments from the Manager, the Sponsor, their officers or any of their affiliates; and

•
invest in or make mortgage loans in which the transaction is with the Manager, the Sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of the Manager, the Sponsor, their officers or any of their affiliates.

In addition, pursuant to these conflicts of interest policies, neither the Fundrise Merger Entities nor Fundrise eREIT will make any loans to the Manager, the Sponsor, their officers or any of their affiliates nor borrow money from the Manager, the Sponsor, their officers or any of their affiliates, except as otherwise provided in this Information Statement or unless approved by the Independent Representative. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit the ability to advance reimbursable expenses incurred by the Manager, the Sponsor, their officers or any of their affiliates.
These conflicts of interest policies may be amended at any time in the Manager’s discretion.
Other Operating Agreement Provisions Relating to Conflicts of Interest
The operating agreements for each of the Fundrise Merger Entities and Fundrise eREIT contain additional restrictions relating to conflicts of interest including the following:
Term of the Manager.   The Manager will serve as the Manager for an indefinite term, but that the Manager may be removed by the applicable Fundrise Merger Entity or Fundrise eREIT, as the case may be, or may choose to withdraw as manager, under certain circumstances. Shareholders of the Fundrise Merger Entities or Fundrise eREIT may remove the Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of such shareholders. Unsatisfactory financial performance does not constitute “cause” under the operating agreements. The Manager may withdraw as manager if the Fundrise Merger Entities or Fundrise eREIT becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of the Manager, the Manager will cooperate with the relevant entity and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management — Term and Removal of the Manager”.
Other Transactions Involving Affiliates.   Before engaging in a transaction involving an affiliate, the Manager must conclude that all other transactions between the relevant Fundrise Merger Entity or Fundrise eREIT, as the case may be, and the Sponsor, the Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “Management of the Combined Companies — Investment Committee of the Manager.”

PRINCIPAL SHAREHOLDERS
Fundrise Merger Entities
The following table sets forth the approximate beneficial ownership of each Fundrise Merger Entity’s common shares as of the date of this Information Statement/Prospectus for each director and executive officer of the Manager for each Fundrise Merger Entity and for the directors and executive officers of the Manager of each Fundrise Merger Entity as a group. To knowledge of each Fundrise Merger Entity, as of the date of this Information Statement/Prospectus, no shareholder or group beneficially owns more than 5% of the outstanding shares of each Fundrise Merger Entity. To the knowledge of each Fundrise Merger Entity, each person that beneficially owns a Fundrise Merger Entity’s common shares has sole voting and disposition power with regard to such shares.
The number of Fundrise Merger Entity common shares beneficially owned by each individual or group is based upon information available to the Fundrise Merger Entities. Percentage ownership in the following table is based on the following outstanding common shares of each Fundrise Merger Entity as of April 1, 2026:
•
Fundrise Development: 8,363,261 common shares;

•
Equity REIT: 14,573,662 common shares;

•
East Coast: 7,535,357 common shares;

•
Growth II: 7,502,700 common shares;

•
Growth III: 2,626,737 common shares;

•
Midland; 5,197,287 common shares; and

•
West Coast: 5,926,897 common shares.

Plus for each person, the number of common shares that person has a right to acquire in 60 days after such date. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036.
Name of Beneficial Owner(1)(2)	Fundrise Development		Equity REIT		East Coast
	# of Shares Beneficially Owned	% of All Shares	# of Shares Beneficially Owned	% of All Shares	# of Shares Beneficially Owned	% of All Shares
Benjamin S. Miller	—	—	1,589	*	503	*
Brandon T. Jenkins	8	*	110	*	9	*
Bjorn J. Hall	152	*	497	*	198	*
Alison A. Staloch	395	*	145	*	155	*
All executive officers of the Manager as a group (4 persons)	555	*	2,341	*	865	*

Name of Beneficial Owner(1)(2)	Growth II		Growth III		Midland		West Coast
	# of Shares Beneficially Owned	% of All Shares	# of Shares Beneficially Owned	% of All Shares	# of Shares Beneficially Owned	% of All Shares	# of Shares Beneficially Owned	% of All Shares
Benjamin S. Miller	—	—	13	*	503	*	503	*
Brandon T. Jenkins	13	*	19	*	9	*	9	*
Bjorn J. Hall	211	*	80	*	171	*	165	*
Alison A. Staloch	—	—	—	—	—	—	—	—
All executive officers of the Manager as a group (4 persons)	224	*	112	*	683	*	677	*

*
Represents less than 1% of our outstanding common shares.

(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

Fundrise eREIT, LLC
As of the date of this Information Statement, Fundrise eREIT has not yet commenced operations, and, only has one shareholder, the Sponsor. Accordingly, to the knowledge of Fundrise eREIT, as of the date of this Information Statement, executive officers of the Manager of the Fundrise Merger Entities beneficially owned, as a group, less than 1% of the outstanding shares of Fundrise eREIT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Fundrise eREIT will operate under the direction of Fundrise Advisors, LLC (the “Manager”), which is the current Manager of each of the Fundrise Merger Entities. The Manager is an investment adviser registered with the SEC, and a wholly-owned subsidiary of the Sponsor, the Sponsor, the parent company of Fundrise, LLC, our affiliate. See “Management of the Combined Companies — Investment Committee of the Manager” for more information. The Sponsor will also be able to exercise significant control over Fundrise eREIT’s business.
Fundrise eREIT does not currently, and will not after the effective time of the Mergers, have any employees, nor does it currently intend to hire any employees who will be compensated directly by it. Each of the executive officers of the Sponsor also serve as an executive officer of the Manager. Each of these individuals receives compensation for his or her services, including services performed for Fundrise eREIT on behalf of the Manager, from the Sponsor. Although Fundrise eREIT will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we have not paid and do not intend to pay any compensation directly to these individuals. See “Management of the Combined Companies — Executive Officers of the Manager” and “Management of the Combined Companies — Compensation of Executive Officers” for more information.
Therefore, due to these relationships, transactions involving the Manager, the Sponsor and /or its executive officers and/or affiliates are set forth below.
Shared Services Agreement
Fundrise eREIT will enter into a shared services agreement with the Sponsor. Pursuant to this agreement, the Manager is provided with access to, among other things, the Sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by the Manager of its duties under the Fundrise eREIT Operating Agreement in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by the Manager pursuant to the shared services agreement does not constitute a reimbursable expense under the operating agreements of the Fundrise eREIT. However, under the shared services agreement, the Sponsor is entitled to receive reimbursement of expenses incurred on behalf of Fundrise eREIT or that Manager that Fundrise eREIT is required to pay to the Manager under the Fundrise eREIT Operating Agreement. See “Management of the Combined Companies’ Compensation” for a description of these fees and expenses.
Operating Agreement
Pursuant to the Fundrise eREIT Operating Agreement, the Manager will be entitled to certain fees and expenses in connection with the services provided to Fundrise eREIT. See “Management of the Combined Companies’ Compensation” for a description of these fees and expenses.
Real Estate Services Agreement — Vendor
Pursuant to the real estate services agreement by and between Fundrise eREIT and the Vendor, the Vendor will be entitled to receive fees and expense reimbursements for services relating to the investment in and management of Fundrise eREIT’s assets. See “Management of the Combined Companies’ Compensation” for a description of these fees and expenses.

COMPARISON OF RIGHTS OF FUNDRISE eREIT, LLC SHAREHOLDERS AND THE FUNDRISE MERGER ENTITIES SHAREHOLDERS
Comparison of Forms of Organization and Securities to be Issued
Fundrise eREIT is a newly organized Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”). As each Fundrise Merger Entity is also a limited liability company formed under the Delaware LLC Act, there are no material differences between the rights of shareholders of the Fundrise Merger Entities as compared to Fundrise eREIT under the governing state laws. There are differences in the rights of shareholders under the various governing documents for each Fundrise Merger Entity and Fundrise eREIT. The material differences are detailed below.
The following is a discussion of certain important provisions of the governing instruments of the Fundrise Merger Entities and Fundrise eREIT but is not intended to be a complete description. Further information about each Fundrise Merger Entity’s and Fundrise eREIT’s governance structure is contained in this Information Statement, and each Fundrise Merger Entity’s offering circular, and each Fundrise Merger Entity’s and Fundrise eREIT’s governing documents.
Organization and Governing Law.   Each Fundrise Merger Entity was formed as a Delaware limited liability company pursuant to a Certificate of Formation and an Operating Agreement (the Operating Agreement and the Certificate of Formation are referred to collectively as the “Governing Documents”) as of the dates below:
•
Development eREIT was formed on February 1, 2019;

•
Equity REIT was formed on June 30, 2015;

•
East Coast was formed on November 19, 2015;

•
Growth eREIT II was formed on November 19, 2015;

•
Growth eREIT III was formed on October 5, 2018;

•
Midland was formed on November 19, 2015; and

•
West Coast was formed on November 19, 2015.

Fundrise eREIT was organized as a Delaware limited liability company on October 16, 2025 pursuant to its Governing Documents and will commence operations on the closing date of the Mergers.
Each of Fundrise eREIT’s and Fundrise Merger Entity’s business and affairs are managed under the supervision of the Manager as external manager to each Fundrise Merger Entity. The Manager will seek to maintain a contractual, as opposed to a fiduciary relationship, with Fundrise eREIT and its shareholders. With respect to the management of the business of Fundrise eREIT’s and a Fundrise Merger Entity, on the one hand, and its officers and agents, on the other hand, the Manager has identical authority and functions as the Manager of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law would have. Each Fundrise Merger Entity and Fundrise eREIT is subject to federal securities laws, including the rules and regulations promulgated by the SEC thereunder.
Shares.   Each Fundrise Merger Entity is authorized to issue an unlimited number of common shares and preferred shares and Fundrise eREIT is authorized to issue an unlimited number of common shares and preferred shares for any purpose at any time and from time to time to such persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of any shareholders. Each common share of each Fundrise Merger Entity and Fundrise eREIT represent an equal, proportionate interest in such Fundrise Merger Entity or Fundrise eREIT with other common shareholders of the same Fundrise Merger Entity or Fundrise eREIT. None of the Fundrise Merger Entities nor Fundrise eREIT currently offer preferred shares or Preferred Shares or any share class other than common shares.
Common shares of each Fundrise Merger Entity and Fundrise eREIT are entitled to receive distributions on an equal per-share basis. Such distributions, if any, made with respect to a Fundrise Merger Entity or Fundrise eREIT as are declared by its Manager with respect to a Fundrise Merger Entity and Fundrise

eREIT, may vary in amount among the classes of a Fundrise Merger Entity or Fundrise eREIT to reflect class-specific expenses. Such distributions may be in cash, in kind or in additional shares.
Upon liquidation of a Fundrise Merger Entity and Fundrise eREIT, after paying or adequately providing for the payment of all liabilities and the liquidation preference with respect to any outstanding preferred shares, the Manager or liquidator may distribute the remaining assets of the Fundrise Merger Entity and Fundrise eREIT among the holders of common shares on an equal per-share basis.
Each Fundrise Merger Entity and Fundrise eREIT may authorize and issue preferred shares, with such rights as determined by the Manager, by action of the Manager or Manager as applicable and without prior approval of the holders of common shares or Common Shares. Shareholders of the Fundrise Merger Entities’ and Fundrise eREIT’s common shares or Common Shares have no preemptive right to purchase any preferred shares issued by such Fundrise Merger Entity or Fundrise eREIT. The Fundrise Merger Entities are not subject to an asset coverage limitation. No Fundrise Merger Entity has offered, and Fundrise eREIT does not currently intend to offer, preferred shares.
The terms of the preferred shares, if any, including their distribution rate, voting rights, liquidation preference and redemption provisions, are determined by the Manager and reflected in a written action or actions approved by the Manager or Manager, as applicable, in compliance with applicable law and a Fundrise Merger Entity’s or Fundrise eREIT’s operating agreement.
Shares of each Fundrise Merger Entity and Fundrise eREIT are subject to certain ownership limitations and transfer restrictions to assist the Fundrise Merger Entity or Fundrise eREIT in qualifying as a REIT. Generally, no person, other than an excepted holder as determined by a Fundrise Merger Entity’s or Fundrise eREIT’s operating agreement or Manager, may beneficially or constructively own shares in excess of 9.8% in value or in number of shares (whichever is more restrictive) of the Fundrise Merger Entity or Fundrise eREIT of the aggregate outstanding shares, or such other percentage determined by the Manager in the case of the Fundrise Merger Entity or the Manager in the case of Fundrise eREIT in accordance with each Fundrise Merger Entity’s and Fundrise eREIT’s operating agreement. In addition, no person shall beneficially own or constructively own shares to the extent that such beneficial ownership or constructive ownership of shares would result in a Fundrise Merger Entity or Fundrise eREIT being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT.
If any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any person to acquire or change its beneficial ownership or constructive ownership of shares or the right to vote or receive distributions on shares, or any agreement to take any such actions or cause any such events (a “Transfer of Shares” or “Non-Transfer Event”) occurs which, if effective, would result in any person beneficially owning or constructively owning shares in violation of the preceding paragraph, then that number of shares the beneficial ownership or constructive ownership of which otherwise would cause such violation shall be automatically transferred to a trust for the benefit of a charitable beneficiary, as designated by such Fundrise Merger Entity or Fundrise eREIT, or one or more other beneficiaries, provided that each such beneficiary must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
If the Manager, shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of the aforementioned limitations or that a person intends to acquire or has attempted to acquire beneficial ownership or constructive ownership of any shares in violation of these limitations (whether or not such violation is intended), the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Fundrise Merger Entity or Fundrise eREIT to redeem shares, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Fundrise Merger Entity or Fundrise eREIT or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of the limitations (or Non-Transfer Event) shall automatically result in the transfer to a trust, as described above, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Manager.

Shareholder Meetings and Rights of Shareholders to Call a Meeting.   No Fundrise Merger Entity or Fundrise eREIT is required to hold annual shareholders’ meetings under the Delaware LLC Act or its applicable operating agreement. The Governing Documents of each Fundrise Merger Entity and Fundrise eREIT generally provide that special meetings of shareholders may be called for any purpose determined by the Manager from time to time for the purpose of taking action upon any matter requiring the vote or authority of the shareholders or upon any other matter deemed by the Manager to be necessary or desirable.
Quorum.   For each Fundrise Merger Entity and Fundrise eREIT, a majority of the outstanding shares entitled to vote on any matter at a shareholders’ meeting, which are present in person or represented by proxy, will constitute a quorum at the shareholders’ meeting, but twenty-five percent (25%) shall be sufficient for adjournments. A majority of the shares entitled to vote on any matter voted at a meeting at which a quorum is present shall decide any matters presented at the meeting, except when a different vote is required or permitted by any express provision of each Fundrise Merger Entities’ operating agreement.
Number of Votes; Aggregate Voting.   The Governing Documents of each Fundrise Merger Entity and Fundrise eREIT provide that each common shareholder is entitled to one vote for each whole share held, on any and all matters submitted to the consent or approval of Members generally. Neither the common shareholders of a Fundrise Merger Entity nor Fundrise eREIT are entitled to cumulative voting.
Shareholders of the Fundrise Merger Entities and Fundrise eREIT may remove the Manager, from its role as manager of a Fundrise Merger Entity and Fundrise eREIT, for “cause” upon the affirmative vote or consent of the holders of two-thirds (2/3) of the then issued and outstanding common shares. If the Manager is removed for “cause” the shareholders have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of the then issued and outstanding common shares. For purposes of removal of this paragraph, “cause” is defined as: (i) the Manager’s continued breach of any material provision of the Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice); (ii) the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition; (iii) the Manager committing fraud against the Fundrise Merger Entity or Fundrise eREIT, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or (iv) the dissolution of the Manager.
Liability of Shareholders.   Consistent with the Delaware LLC Act, the operating agreement of each Fundrise Merger Entity and Fundrise eREIT generally provides that shareholders will not be subject to personal liability for the obligations of the Fundrise Merger Entity and Fundrise eREIT. Similar statutory or other authority limiting statutory trust shareholder liability does not apply in many other states, however, and a shareholder subject to proceedings in courts in other states, which may not apply Delaware law, may be subject to liability. To guard against this risk, each operating agreement contains an express disclaimer that a shareholder shall not be obligated personally for any such debt, obligation or liability of the Fundrise Merger Entity and Fundrise eREIT solely by reason of being a shareholder.
Indemnification of the Manager or the Manager.   The operating agreements of each Fundrise Merger Entity and Fundrise eREIT provides that, among others, each of its Manager, officers, employees and agents (“Covered Persons”) shall be indemnified by the Fundrise Merger Entity or Fundrise eREIT, as applicable, to the fullest extent permitted by applicable laws. The operating agreements of each Fundrise Merger Entity and Fundrise eREIT provide that every Covered Person shall be indemnified by the Fundrise Merger Entity and Fundrise eREIT for expenses actually or reasonably incurred in the defense or settlement of any proceeding to which such Covered Person is made a party or is threatened to be made a party by reason of the fact that such person is a Covered Person. A Fundrise Merger Entity or Fundrise eREIT may advance to such Covered Persons such expenses in advance of the proceeding’s final disposition.

Any indemnification required or permitted under the Operating Agreement (unless ordered by a court) must be made by such Fundrise Merger Entity or Fundrise eREIT, unless the Manager determines in the specific case that indemnification of the Covered Person is not proper in the circumstances. Such determination shall be made in good faith by the Manager, for the Fundrise Merger Entities, provided that if such entity, or an affiliate of such entity, is the Covered Person, then by a majority vote of the directors of the Fundrise Merger Entity who are not parties to the applicable suit, action or proceeding. To the extent, however, that a Covered Person is successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person in connection therewith, notwithstanding an earlier determination by the Manager that the Covered Person had not met the applicable standard of conduct.
With respect to Fundrise eREIT, in the event of a settlement, a Covered Person will not be indemnified unless there is a determination that they had not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties by a court; a majority of the directors of Fundrise eREIT who are not “interested persons” and who are not parties to the matter; or by written opinion of independent legal counsel.
Amendment of Operating Agreement.   Generally, the Manager of the Fundrise Merger Entity and Fundrise eREIT have the right to amend the operating agreement of a respective Fundrise Merger Entity or Fundrise eREIT. Shareholders of the Fundrise Merger Entity have the power to vote on any amendment to the operating agreement if such amendment (1) affects the shareholders disproportionately; or (2) materially and adversely affects the rights of shareholders.
Jurisdiction, Arbitration, and Waiver of Jury Trial.   The operating agreements of each Fundrise Merger Entity and Fundrise eREIT requires that any actions by shareholders against the Fundrise Merger Entity or Fundrise eREIT, except for actions under the U.S. federal securities laws to the extent that any such federal securities laws, rules or regulations, do not permit the application of the operating agreement provisions, be brought only in the United States federal court sitting in Wilmington, Delaware. Furthermore, the operating agreements provide that each shareholder irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of the operating agreement. Additionally, the operating agreements for Fundrise eREIT, Development eREIT and Growth eREIT III, provide that any party to the operating agreement may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration conducted in the Washington D.C. metro area. The party initiating arbitration shall do so with the AAA or JAMS. The operating agreements for the other Fundrise Merger Entities contain no such provision. The operating agreement of Fundrise eREIT, Development eREIT and Growth eREIT III also requires that a shareholder’s right to a jury trial be waived to the fullest extent permitted by law in any litigation relating to the shareholder’s investment in Fundrise eREIT, Development eREIT or Growth eREIT III.

LEGAL MATTERS
Goodwin Procter LLP has passed upon the validity of the securities of Fundrise eREIT offered by this Information Statement and certain other legal matters related to this Information Statement. Certain U.S. federal income tax consequences relating to the Merger will also be passed upon by Goodwin Procter LLP.
EXPERTS
The balance sheet of Fundrise eREIT, LLC as of December 31, 2025 has been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and the related consolidated financial statement schedule of Fundrise Equity REIT, LLC as of December 31, 2025 and for the year then ended have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and the related consolidated financial statement schedule of Fundrise Development eREIT, LLC, Fundrise East Coast Opportunistic REIT, LLC, Fundrise Growth eREIT II, LLC, Fundrise Midland Opportunistic REIT, LLC, and Fundrise West Coast Opportunistic REIT, LLC as of December 31, 2024 and for the year then ended have each been audited by RSM US LLP, an independent auditor, as stated in their reports thereon, and included in this Information Statement and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Fundrise Growth eREIT III, LLC, as of December 31, 2024 and for the year then ended have been audited by RSM US LLP, an independent auditor, as stated in their report thereon, and included in this Information Statement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Fundrise eFund, LLC as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon, and included in this Information Statement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and the related consolidated financial statement schedule of Fundrise Equity REIT, LLC as of December 31, 2024 and for the year then ended have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, and included in this Information Statement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Fundrise eREIT has filed with the SEC a registration statement on Form S-4, including exhibits and schedules filed with the registration statement of which this Information Statement is a part, under the Securities Act, with respect to the common shares of Fundrise eREIT to be issued to holders of the common shares of each of the Fundrise Merger Entities in connection with the Mergers. This Information Statement, as allowed by SEC rules, does not contain all of the information you can find in the registration statement and the exhibits and the schedules to the registration statement. For additional information relating to Fundrise eREIT and the common shares to be issued in connection with the Mergers, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this Information Statement as to the contents of any contract or documents referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, you are referred to the copy of the contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or a portion of the registration statement can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Fundrise eREIT’s filings, including the registration statement, are also available to you on the SEC’s website at www.sec.gov.
As a result of the registration of Fundrise eREIT’s common shares in connection with the Mergers, it will become subject to the information and periodic reporting requirements under the Exchange Act, and it will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.
Investors may also consult Fundrise’s website for more information about Fundrise eREIT or the Fundrise Merger Entities, respectively. Fundrise’s website is www.fundrise.com. Information included on this website is not incorporated by reference into this registration statement.

Unaudited Pro Forma Combined Financial Information
Fundrise eREIT, LLC (the “Company”) will acquire Fundrise Development eREIT, LLC, Fundrise Equity REIT, LLC, Fundrise East Coast Opportunistic REIT, LLC, Fundrise eFund, LLC (through its December 29, 2025 merger with Fundrise Equity REIT, LLC), Fundrise Growth eREIT II, LLC, Fundrise Growth eREIT III, LLC, Fundrise Midland Opportunistic REIT, LLC, and Fundrise West Coast Opportunistic REIT, LLC (each, a “Fundrise Merger Entity” and collectively, the “Merger Entities”) in which Fundrise eREIT, LLC will be the surviving entity. As a result of the acquisition, each issued and outstanding share of the Merger Entities will be exchanged (“Exchange Ratio”) for shares of the Company based on the net asset value per share (“NAV per Share”) of the Company and the Merger Entities on the date of qualification (“Effective Date”) of this offering statement as filed with the Securities and Exchange Commission (“SEC”).
The following unaudited pro forma combined financial statements are based on the Company’s historical consolidated financial statements and the Merger Entities’ historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of the Merger Entities. For accounting purposes, Fundrise Equity REIT, LLC (“Equity REIT”) has been determined to be the accounting acquirer and accounting predecessor. Accordingly, the unaudited pro forma combined financial information is presented as a continuation of Equity REIT’s historical consolidated financial statements, with the other Merger Entities treated as acquired for accounting purposes. The unaudited pro forma combined statement of operations for the year ended December 31, 2025 give effect to this transaction as if it had occurred on January 1, 2025. The unaudited pro forma combined balance sheet as of December 31, 2025 gives effect to this transaction as if it had occurred on December 31, 2025.
The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements.
The unaudited pro forma combined financial statements should be read together with the Company’s historical financial statements and the Merger Entities’ historical information included herein.

Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2025
(In thousands)
	Fundrise Equity REIT, LLC	Fundrise Growth eREIT II, LLC	Fundrise East Coast Opportunistic REIT, LLC	Fundrise Midland Opportunistic REIT, LLC	Fundrise West Coast Opportunistic REIT, LLC	Fundrise Development eREIT, LLC	Fundrise Growth eREIT III, LLC	Pro Forma Adjustments	Notes	Pro forma Combined
Assets
Cash and cash equivalents	33,867	2,609	5,341	1,103	1,999	4,151	2,138	(9,198)	(a)	42,010
Restricted cash	3,923	225	2,069	333	—	1,083	—	—		7,633
Intangible assets, net	5,221	—	—	—	—	491	—	5,101	(b)	10,813
Due from related party	16,803	5,334	—	—	16,478	335	—	(36,305)	(a)	2,645
Other assets, net	1,104	79	1,731	470	325	772	9	(1,147)	(c)	3,343
Derivative financial instruments	22	—	—	—	—	—	—	—		22
Investments in equity securities	1,163	—	—	—	—	—	—	—		1,163
Investments in real estate debt	12,616	—	—	—	—	—	—	—		12,616
Investments in equity method investees	61,231	44,723	40,203	7,937	24,621	46,456	8,660	2,101	(a), (d)	235,932
Investments in rental real estate properties, net	137,920	4,171	127,486	78,070	18,027	89,569	—	96,506	(e), (f)	551,749
Investments in real estate held for improvement	1,075	3,721	—	—	2,256	9,369	—	528	(e), (f)	16,949
Total Assets	$274,945	$60,862	$176,830	$87,913	$63,706	$152,226	$10,807	$57,586		$884,875
Liabilities and Members’ Equity
Accounts payable and accrued expenses	$4,342	$1,169	$465	$705	$225	$459	$180	$190	(f)	$7,735
Due to related party	1,741	244	560	150	606	1,183	100	—		4,584
Redemptions payable	31	19	16	5	8	11	—	—		90
Distributions payable	11	2	—	7	4	3	1	—		28
Rental security deposits and other liabilities	449	—	183	206	38	396	—	—		1,272
Intangible lease liabilities, net	—	—	—	—	59	1,325	—	(1,384)	(g)	—
Notes payable – related party	—	—	58,908	5,900	—	50,907	—	(115,715)	(a)	—
Mortgage payable, net	74,651	—	—	70,044	1,804	29,602	—	(765)	(h)	175,336
Credit Facility, net	—	—	78,774	—	—	—	—	1,656	(h)	80,430
Total Liabilities	81,225	1,434	138,906	77,017	2,744	83,886	281	(116,018)		269,475
Commitments and Contingencies
Members’ Equity:
Common shares, net of redemptions	174,831	75,305	75,837	45,621	58,807	90,231	17,322	96,611	(i)	634,565
Additional paid-in-capital/merger adjustment	—	—	—	—	—	—	—	(38,597)	(i)	(38,597)
Retained earnings (accumulated deficit) and cumulative distributions	18,889	(15,877)	(37,913)	(36,337)	2,155	(21,891)	(6,796)	116,659	(i)	18,889
Non-controlling interest	—	—	—	1,612	—	—	—	(1,069)	(j)	543
Total Members’ Equity	193,720	59,428	37,924	10,896	60,962	68,340	10,526	173,604		615,400
Total Liabilities and Members’ Equity	$274,945	$60,862	$176,830	$87,913	$63,706	$152,226	$10,807	$57,586		$884,875

Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2025
(In thousands, except per share information)
	Fundrise Equity REIT, LLC	Fundrise Growth eREIT II, LLC	Fundrise East Coast Opportunistic REIT, LLC	Fundrise Midland Opportunistic REIT, LLC	Fundrise West Coast Opportunistic REIT, LLC	Fundrise Development eREIT, LLC	Fundrise Growth eREIT III, LLC	Pro Forma Adjustments	Notes	Pro forma Combined
Revenue
Rental revenue	$8,524	$56	$1,701	$7,944	$460	$4,534	$—	$3,168	(d), (k), (l)	$26,387
Interest revenue	1,084	—	—	—	131	—	—	—		1,215
Other revenue	1,025	19	290	1,020	17	708	—	411	(l)	3,490
Total Revenue	$10,633	$75	$1,991	$8,964	$608	$5,242	$—	$3,579		$31,092
Expenses
Depreciation and amortization	$2,288	$106	$3,098	$4,908	$283	$1,616	$—	$2,787	(m)	$15,086
Investment management and other fees – related party	1,614	915	1,587	574	532	694	385	578	(l)	6,879
Property operating and maintenance expenses	4,703	108	1,510	3,205	432	2,874	—	1,571	(d), (l)	14,403
General and administrative expenses	839	415	484	348	492	462	373	1,139	(l)	4,552
Excise tax expense	1,306	—	—	—	—	—	—	(1,306)	(f)	—
Total expenses	$10,750	$1,544	$6,679	$9,035	$1,739	$5,646	$758	$4,769		$40,920
Other income (expense)
Equity in earnings (losses)	$20,805	$12,514	$10,950	$2,728	$277	$1,589	$(122)	$(27,468)	(a), (d), (j)	$21,273
Dividend income	472	133	215	34	204	106	70	172	(l)	1,406
Interest expense, net	(3,865)	—	(7,400)	(3,123)	(90)	(2,192)	—	71	(n), (l)	(16,599)
Interest expense – related party	(200)	(55)	(3,113)	(319)	—	(2,553)	—	6,240	(d)	—
Interest income – related party	—	—	—	—	650	—	109	(759)	(d)	—
Impairment loss	—	—	—	—	(278)	—	—	278	(o)	—
Gain (loss) on sale of investments	—	262	—	—	—	—	—	(262)	(o)	—
Increase (decrease) in fair value of derivative instruments	(388)	—	(12)	—	—	(351)	—	—		(751)
Loss on extinguishment of debt	—	—	(21)	—	—	—	—	—		(21)
Total other income (expense)	$16,824	$12,854	$619	$(680)	$763	$(3,401)	$57	$(21,728)		$5,308
Net income (loss)	$16,707	$11,385	$(4,069)	$(751)	$(368)	$(3,805)	$(701)	$(22,918)		$(4,520)
Less: Net loss attributable to non-controlling interest	—	—	—	(432)	—	—	—	296	(j)	(136)
Net income (loss) attributable to controlling interest	$16,707	$11,385	$(4,069)	$(319)	$(368)	$(3,805)	$(701)	$(23,214)		$(4,384)
Net income (loss) per basic and diluted common share	$1.48	$1.45	$(0.52)	$(0.06)	$(0.06)	$(0.43)	$(0.26)			$(0.06)
Weighted average number of common shares outstanding, basic and diluted	11,251,354	7,840,365	7,869,338	5,415,461	6,169,841	8,777,673	2,732,570			68,206,267*

*
The pro forma combined weighted average number of shares outstanding is calculated based on the historical Target Companies shares outstanding adjusted for the exchange ratios listed below. This amount is subject to change upon the finalization of the Exchange Ratio.

eREIT	Exchange Ratio of Fundrise eREIT, LLC common shares
Fundrise Development eREIT, LLC	0.86600000:1.00
Fundrise Equity REIT, LLC	1.63900000:1.00
Fundrise East Coast Opportunistic REIT, LLC	1.07400000:1.00
Fundrise Growth eREIT II, LLC	1.34300000:1.00
Fundrise Growth eREIT III, LLC	1.57000000:1.00
Fundrise Midland Opportunistic REIT, LLC	1.21100000:1.00
Fundrise West Coast Opportunistic REIT, LLC	0.95900000:1.00

Notes to Unaudited Pro Forma Combined Financial Information
1.   Basis of Presentation
The historical financial statements have been adjusted in the pro forma combined financial statements to give effect for (i) transaction accounting adjustments (ii) autonomous entity adjustments, as required and (iii) optional management adjustments. No autonomous entity adjustments or management adjustments were recorded in the pro forma combined financial statements.
The acquisition is expected to be accounted for under the asset acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. Equity REIT is the acquirer for accounting purposes, and has preliminarily estimated the relative fair value of the assets acquired and liabilities assumed from the other Fundrise Merger Entities.
The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the date indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of the Merger Entities as a result of the acquisition and other planned cost saving initiatives following the completion of the acquisition.
2.   Preliminary Purchase Price Allocation
The acquisition will be completed on the Effective Date, which is expected to be on or shortly after the effectiveness of the registration statement of which this Information Statement is a part. In connection with the Merger, the Company expects to issue approximately 65.4 million shares in exchange for all outstanding shares of the Merger Entities’, which is calculated as of December 31, 2025. The final purchase price allocation will be determined when the Company completes the detailed valuations, necessary calculations, and final Exchange Ratio.
In accordance with the guidance for business combinations, Equity REIT, as the acquirer for accounting purposes, evaluated whether the transaction qualifies as a business combination. If the acquisition does not constitute a business, the transaction is accounted for as an asset acquisition. The guidance for business combinations states that a business is a set that has inputs, substantive processes, and outputs. However, if there is no substantive process acquired by Equity REIT, the set is not a business. We have preliminarily determined that this transaction will be accounted for as an asset acquisition as any acquired processes are not substantive. Accordingly, Equity REIT allocates the consideration to the identifiable assets acquired and liabilities assumed of the Merging Entities based on relative fair value. Equity REIT has performed a preliminary valuation analysis of the relative fair value of the Merger Entities’ assets and liabilities. The following table summarizes the allocation of the preliminary purchase price for purposes of the unaudited pro forma financial statements as of December 31, 2025 (in thousands). Equity REIT’s existing assets and liabilities are carried forward at their historical amounts:
Total
Cash and cash equivalents	$42,010
Restricted cash	7,633
Intangible assets, net	10,813
Due from related party	2,645
Other assets, net	3,343
Derivative financial instruments	22
Investments in equity securities	1,163
Investments in real estate debt	12,616

Total
Investments in equity method investees	235,932
Investments in rental real estate properties, net	551,749
Investments in real estate held for improvement	16,949
Accounts payable and accrued expenses	(7,735)
Due to related party	(4,584)
Redemptions payable	(90)
Distributions payable	(28)
Rental security deposits and other liabilities	(1,272)
Mortgage payable, net	(175,336)
Credit Facility, net	(80,430)
Total Consideration	$615,400

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined once Equity REIT, as the acquirer for accounting purposes has completed the detailed valuations, necessary calculations, and finalized the Exchange Ratio. The final allocation may include (1) changes in relative fair values of equity securities, investments in real estate debt, investments in equity method investees, investments in real estate properties, and derivative financial instruments (2) changes in the relative fair value allocation to intangible lease assets and liabilities (3) other changes to assets and liabilities.
The $10.00 stated NAV is a legal pricing convention used to determine exchange ratios and the number of shares issued. Any difference between the stated value of shares issued and historical net assets is reflected within equity (additional paid-in capital / merger adjustment) and is not consideration transferred. Because Equity REIT is the accounting acquirer and accounting predecessor, its historical assets, liabilities, and equity balances are not acquired in the Merger and therefore are not remeasured. Instead, Equity REIT’s historical carrying amounts carry forward into the post-Merger financial statements of the Company. Any difference between the historical carrying value of Equity REIT’s net assets, and the stated equity issued by Fundrise eREIT, LLC at $10.00 per share is reflected entirely within equity accounts and does not give rise to asset remeasurement, goodwill, or income statement impact.
3.   Pro Forma Adjustments
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. Equity REIT is the acquirer for accounting purposes; accordingly, Equity REIT’s existing assets and liabilities are carried forward at historical carrying amounts and the pro forma adjustments primarily reflect the preliminary relative fair value allocation to the Merging Entities’ assets acquired and liabilities assumed. The following adjustments have been reflected in the unaudited pro forma combined financial information:
(a)
National Lending, LLC (“National Lending”) is an affiliated entity that was formed to provide liquidity to the Merging Entities and other affiliated eREITs (each, an “eREIT”). Each eREIT contributes 5% of its assets under management in exchange for an ownership interest and the ability to participate in short-term bridge financing through promissory notes from National Lending. National Lending may also obtain promissory notes from any affiliated eREIT in order to secure its own short-term bridge financing. At the time of the Merger, the Merging Entities will be the only equity holders of, the only borrowers from and the only lenders to National Lending. Accordingly, all debt and equity interests associated with National Lending will be extinguished in connection with the Merger through the applicable Exchange Ratio of each Merging Entity, and National Lending will be liquidated and cease to exist. This liquidation adjustment reduces “Investments in equity method investees” by $70.2 million. In addition, related-party promissory notes will also be settled in connection with the Merger, reducing “Due from related party” and “Notes payable-related party” by a net amount of $79.4 million. These adjustments, altogether, result in a net cash outflow of $9.2 million, which is reflected as a decrease in “Cash and cash equivalents”.

(b)
The approximate adjustment of $5.1 million to “Intangible assets, net” reflects the recognition of intangible lease assets of the acquired Merging Entities identified by the Company at their relative fair values as part of the preliminary purchase price allocation. These intangible assets include the value of in-place leases, above-market leases, and lease incentives, and were determined based on qualitative and quantitative factors, including estimated lease-up costs and market rent assumptions. These values are preliminary and subject to change upon completion of the Company’s final valuation analysis.

(c)
The adjustment to “Other assets, net” reflects the elimination of approximately $291,000 straight-line rent receivables included in the Merging Entities’ historical balance sheets, as straight-line rent recognition under the underlying leases will begin as of the Effective Date of the Merger. It also reflects the elimination of approximately $856,000 of deferred leasing and financing costs as the value of these is reflected in the preliminary fair market value of the Merging Entities’ investments in rental real estate properties acquired in connection with the merger transaction.

(d)
The adjustments to “Investments in equity method investees,” “Equity in earnings (losses),” and related income-statement line items reflect (i) marking joint venture interests of the Merging Entities to their preliminary relative fair values, (ii) eliminating all National Lending activity, (iii) consolidating joint venture investments that will become wholly owned after the Merger, and (iv) removing nonrecurring gains and losses that will not have a continuing impact.

1.
An adjustment of approximately $116.7 million was made to reflect the difference between the preliminary relative fair value of the Merging Entities’ joint venture investments ($235.9 million) and their historical carrying value ($119.2 million) as of December 31, 2025. This also resulted in an estimated basis difference amortization expense of $3.2 million for each of the years ended December 31, 2025 and 2024, respectively. All values are preliminary and subject to the completion of the Company’s final valuation analysis.

2.
In conjunction with the National Lending liquidation as part of the Merger, all historical contributions and equity-method earnings, totaling $70.2 million as noted in (a) above, and associated related-party interest income and expense have been eliminated. Earnings eliminated for the years ended December 31, 2025 and 2024, were approximately $3.9 million and $4.0 million, respectively. Net related party interest income and expense for the years ended December 31, 2025 and 2024, were approximately ($5.5 million) and ($4.0 million), respectively.

3.
Following the Merger, four investments historically accounted for using the equity method will be wholly owned and consolidated. An additional $44.4 million reduction was made to “Investments in equity method investees” as these fair values will instead be reflected in “Investments in rental real estate properties, net” after the Merger. Additionally, upon consolidation, the full revenues and expenses of these investments will be reflected. Accordingly, approximately $538,000 of equity in earnings recognized during the year ended December 31, 2025, has been eliminated and replaced with the corresponding consolidated revenue and expense activity of $1.3 million and ($800,000), respectively.

4.
An adjustment of approximately ($21.1 million) was made to “Equity in earnings (losses)” for the year ended December 31, 2025, to remove nonrecurring gains and losses from investments in equity method investees. These adjustments were made because, at the time of sale, the adjusted bases of the investments would approximate their relative fair values and are therefore expected to align with sales proceeds. No such adjustment was necessary for the year ended December 31, 2024. “Equity in earnings (losses)” of unconsolidated investments also reflects the Company’s proportionate share of income. While the specific transactions giving rise to these results are nonrecurring, such gains and losses are expected to continue to occur in the normal course of the merged entity’s operations as part of its ongoing investment and disposition strategy. Accordingly, no additional pro forma adjustment has been made to remove these items, as they are considered indicative of recurring operating activity for the combined entity, though the timing and magnitude of individual asset sales may vary.

The following table summarizes the total estimated adjustments to “Equity in earnings (losses)” (in thousands):
	Year Ended December 31, 2025	Year Ended December 31, 2024
Basis difference amortization	$(3,246)	$(3,246)
National Lending equity in earnings	(3,937)	(3,970)
Equity in earnings (losses) reallocated to wholly owned investments	834	357
Gains/(losses) on investments in equity method investees	(21,119)	—
Pro forma adjustments to Equity in earnings (losses)	$(27,468)	$(6,859)

(e)
The total adjustments of approximately $97.0 million to “Investments in rental real estate properties, net” and “Investments in real estate held for improvement” reflect adjustments to the carrying bases of all real estate properties of the Merging Entities to an estimated aggregate relative fair value of $568.7 million. The relative fair values are preliminary and subject to change upon receipt of final appraisals and completion of the Company’s valuation analysis.

(f)
This adjustment represents (i) the estimated transaction costs to complete the asset acquisition and (ii) an adjustment to reflect the expected ongoing operations of the combined entity.

a.
Approximately $480,000 represents the estimated assessed transfer taxes to acquire these assets, which will be paid by the Company and is included in “Accounts payable and accrued expenses”, with a corresponding increase to the acquired real estate assets on the Unaudited Pro Forma Consolidated Balance Sheet. Additionally, approximately $1.0 million represents the estimated transaction costs to complete the asset acquisition, which will be paid by the Merging Entities and is included in “Accounts payable and accrued expenses”, with a corresponding reduction to additional paid in capital on the Unaudited Pro Forma Consolidated Balance Sheet. The estimates of assessed transfer taxes and transaction costs to complete the Merger are preliminary and subject to change based on actual assessments and actual expenses incurred upon completion of the acquisition.

b.
During the historical period, one of the Merging Entities accrued approximately $1.3 million of federal excise tax resulting from the timing mismatch between taxable income and declared distributions. Distributions and redemptions were temporarily suspended in anticipation of the Merger. Had the combined entity existed during the period presented, management believes distributions would have been declared consistent with historical distribution practices, and the excise tax would not have been incurred. Accordingly, this adjustment removes the excise tax to present results reflective of the expected ongoing operations of the combined entity. No adjustments have been made to reflect hypothetical distributions or redemptions during the period presented.

(g)
The approximate adjustment of $1.4 million to “Intangible lease liabilities, net” reflects the recognition of intangible lease liabilities of the Merging Entities identified by the Company at their relative fair values as part of the preliminary purchase price allocation. The values of these below-market leases were determined based on qualitative and quantitative factors, including estimated market rent differentials and remaining lease terms. These values are preliminary and subject to change upon completion of the Company’s final valuation analysis. The Merging Entities’ historical “Intangible lease liability, net” balances as of December 31, 2025, were eliminated in connection with the Merger.

(h)
The approximate adjustments of $765,000 to “Mortgage payable, net” and $1.7 million to “Credit Facility, net” reflect the recognition of the assumed mortgages and credit facilities of the Merging Entities at their estimated fair values as of December 31, 2025. Included in these adjustments is the write-off of approximately $526,000 and $1.7 million, respectively, of unamortized deferred financing costs associated with the assumed debt instruments.

(i)
The adjustment reflects the elimination of the historical equity of the merging entities and the exchange for the Company’s common shares. For accounting purposes, Equity REIT’s historical members’ equity continues without remeasurement; however, the equity exchange is presented on a gross basis to reflect the legal mechanics of the Merger. In connection with the Merger, the Company issued 65,399,701 common shares at a stated NAV of $10.00 per share, resulting in total stated equity of approximately $654.0 million, while the total consideration of net assets acquired was approximately $615.4 million. The resulting difference of approximately $38.6 million reflects the excess of stated equity issued over historical net assets and is recorded as an adjustment to additional paid-in capital. The following tables summarize the changes in members’ equity (in thousands):

Common shares issued and exchanged	$634,565
Less: Historical Merging Entities’ shareholders’ equity as of December 31, 2025	(537,954)
Pro forma adjustments to Members’ Equity	$96,611
Total consideration transferred	$615,400
Less: Stated equity issued by Fundrise eREIT, LLC	(653,997)
Pro forma additional paid-in capital	$(38,597)

(j)
The adjustments to “Noncontrolling interests” and “Net income attributable to noncontrolling interests” reflect the increase in the Company’s ownership interest in a consolidated investment as a result of the Merger. Following the Merger, the surviving Fund will hold a greater controlling financial interest in the investment, and noncontrolling interests will reflect only the remaining unaffiliated ownership interests. Accordingly, a portion of the historical noncontrolling interests is reclassified to members’ equity of the combined entity, and the historical equity in earnings of approximately $296,000 and $357,000 for the years ended December 31, 2025 and 2024, respectively, has been eliminated.

(k)
The net adjustments to “Rental revenue” of approximately $3.2 million and $(564,000) for the years ended December 31, 2025 and 2024, respectively, reflect the combined impact of (i) straight-line rent adjustments for leases acquired from the Merging Entities, (ii) the amortization of intangible lease assets acquired from the Merging Entities, each of which is recognized over the remaining lease terms, (iii) the elimination of below-market lease amounts, as the value of these leases is captured in the preliminary fair market value of the Merging Entities’ investments in rental real estate properties acquired in connection with the Merger, (iv) $1.3 million of revenue for the year ended December 31, 2025 from four investments historically accounted for using the equity method that will be wholly owned and consolidated, and (v) a basis of presentation adjustment to include $2.4 million of revenue from Fundrise eFund, LLC (the “eFund”) for the year ended December 31, 2025 as if it had been combined with Equity REIT, LLC for the entirety of the period, given the merger between the two entities that occurred on December 29, 2025, with Equity REIT, LLC as the surviving entity. See note (l) below for more details on the merger and the adjustments to include eFund operations in the pro forma combined statement of operations for the year ended December 31, 2025. The following table summarizes the estimated adjustments to straight-line rental revenue and amortization recorded as contra-revenue (in thousands):

	Year Ended December 31, 2025	Year Ended December 31, 2024
Estimated straight-line rent adjustment	$113	$218
Less: Historical straight-line rent adjustment	(81)	(229)
Pro forma adjustments to rental revenue	$194	$(11)

	Year Ended December 31, 2025	Year Ended December 31, 2024
Estimated above-market lease and lease incentive amortization as contra-revenue	$(377)	$(364)
Less: Historical above-market lease and lease incentive amortization as contra-revenue	(13)	(203)
Pro forma adjustments to rental revenue	$(364)	$(161)
	Year Ended December 31, 2025	Year Ended December 31, 2024
Estimated below-market lease amortization as contra-revenue	$—	$—
Less: Historical below-market lease amortization as contra-revenue	(385)	(392)
Pro forma adjustments to rental revenue	$(385)	$(392)

(l)
Prior to the Company’s Merger with the Merger Entities, Equity REIT merged with the eFund on December 29, 2025, with Equity REIT as the surviving entity. The historical information presented in the pro forma financials reflects the accounting for that transaction and includes the acquired assets and assumed liabilities from the date of the eFund’s acquisition. To present Equity REIT on a consistent basis for all periods, the pro forma combined statement of operations for the year ended December 31, 2025 has been adjusted to include the full year historical results of the eFund as if it had been combined with Equity REIT for the entirety of the period. For the year ended December 31, 2025, the eFund’s results are derived from internal, unaudited financial information. Adjustments have been made to eFund’s historical results to conform to Equity REIT’s presentation and to reflect the pro forma impact of the Merger, including the removal of depreciation and amortization (which is adjusted separately) and the elimination of income tax expense related to eFund’s prior partnership structure. In addition, eFund’s historical results include certain non-recurring costs associated with the prior merger transaction completed during the period, which are not expected to continue following the completion of the Merger. The following table summarizes the estimated adjustments to include eFund operations (in thousands):

Year Ended December 31, 2025
Rental revenue	$2,422
Other revenue	411
Investment management and other fees – related party	(578)
Property operating and maintenance expenses	(771)
General and administrative expenses	(1,139)
Interest expense, net	(661)
Dividend income	172
Total Historical eFund Operations Adjusted	$(144)

(m)
Reflects total adjustments of $2.8 million and $2.1 million for the years ended December 31, 2025 and 2024, respectively, to “Depreciation and amortization” expense as a result of the adjustment from historical cost to relative fair value for the Merging Entities’ “Investments in rental real estate properties, net” and as a result of the identification of incremental in-place leases value which are amortized over the remaining lease terms. The relative fair value and useful life calculations are preliminary and subject to change after the Company receives all final appraisals and finalizes its valuation analysis. The following table summarizes the changes in the estimated depreciation and amortization expense (in thousands):

	Year Ended December 31, 2025	Year Ended December 31, 2024
Estimated depreciation expense	$13,995	$14,003
Less: Historical depreciation expense	(11,470)	(14,276)
Pro forma adjustments to depreciation expense	$2,526	$(273)
	Year Ended December 31, 2025	Year Ended December 31, 2024
Estimated amortization expense	$1,090	$3,623
Less: Historical amortization expense	(829)	(1,252)
Pro forma adjustments to amortization expense	$261	$2,371

(n)
The net adjustments of approximately $71,000 and $869,000 to “Interest expense, net” reflect the elimination of the Merging Entities’ deferred financing cost amortization of approximately $732,000 and $869,000 for the years ended December 31, 2025 and 2024, respectively, associated with the assumption of the mortgage payables at their relative fair values. The Merging Entities’ historical financial statements include such amortization within “Interest expense, net.” The adjustment for the year ended December 31, 2025 also reflects a ($661,000) adjustment for historical eFund operations (see note (l) above).

(o)
Reflects adjustments of approximately ($262,000) and $527,000 to “Gain (loss) on sale of real estate” for the years ended December 31, 2025 and 2024, respectively, as a result of the acquisition of the real estate at fair value instead of historical cost. At the time of sale, the adjusted bases of these properties would approximate their relative fair values and are therefore expected to align with sales proceeds.

Additionally, adjustments to “Impairment loss” of approximately $278,000 and $1.1 million for the years ended December 31, 2025 and 2024, respectively, resulting from the same adjustments to acquired property bases. The adjusted property bases represent estimated fair values that already incorporate these adjustments.

Index to Financial Statements of Fundrise eREIT, LLC
Report of Independent Registered Public Accounting Firm	F-12
Balance Sheet	F-13
Notes to Balance Sheet	F-14 to F-19

KPMG LLP Suite 900 8350 Broad Street McLean, VA 22102
Report of Independent Registered Public Accounting Firm
To the Members
Fundrise eREIT, LLC:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Fundrise eREIT, LLC (the Company) as of December 31, 2025, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.
We have served as the Company’s auditor since 2025.
McLean, Virginia
February 4, 2026
KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG
International Limited, a private English company limited by guarantee.

Fundrise eREIT, LLC
Balance Sheet
As of December 31, 2025
ASSETS
Cash and cash equivalents	$5,000
Total Assets	$5,000
Commitments and Contingencies
MEMBER’S EQUITY
Common shares; unlimited shares authorized; 500 shares issued and outstanding	$5,000
Total Member’s Equity	5,000
See accompanying Notes to the Balance Sheet.

Fundrise eREIT, LLC
Notes to the Balance Sheet
As of December 31, 2025
1.
Formation and Organization

Fundrise eREIT, LLC (the “Company”) was formed on October 16, 2025, as a Delaware limited liability company and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company was organized to originate, invest in and manage a diversified portfolio of residential and commercial real estate properties, as well as commercial real estate-related debt (including commercial mortgage-backed securities (“CMBS”), collateralized debt obligations (“CDOs”), and REIT senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. The Company may make its investments through majority-owned entities, joint ventures, and co-investment arrangements, some of which may offer rights to receive preferred economic returns. The Company will have one operating and reportable segment consisting of investments in real estate. Substantially all of the Company’s business will be externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”).
As of December 31, the Company has not begun operations.
Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis.
The Manager has the authority to issue an unlimited number of common shares. As of December 31, 2025, the Company had issued 500 common shares to Rise Companies Corp. (the “Sponsor”), an owner of the Manager, for an aggregate purchase price of $5,000.
The Company intends to have a December 31st fiscal year end.
2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying balance sheet and related notes of the Company have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.
Estimates
The preparation of the balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents may consist of money market funds, demand deposits and highly liquid investments with original maturities of three months or less.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Organizational, Offering, and Merger Costs
Organizational, offering, and merger, costs of the Company are initially being paid by the Manager on behalf of the Company. These organizational, offering, and merger costs include all expenses to be paid by the Company in connection with the formation of the Company, the qualification of the Offering and the consummation of the merger, as described in Note 6, and the distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organizational, offering, and merger costs paid by them on behalf of the Company. The Manager has decided that the Company shall only reimburse the Manager for the organizational, offering, and merger costs at the Manager’s election.
The Company will begin to reimburse the Manager for organization, offering, and merger costs, which are expected to be approximately $2.9 million, at the Manager’s election subject to the following limitations. Reimbursement payments will be made no more frequently than monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate most recent net asset value (“NAV”) If the sum of the total unreimbursed amount of such organization, offering, and merger costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable installment, the excess will be eligible for reimbursement in subsequent installments (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.
The Company will record a liability for organizational costs and offering costs payable to the Manager when it is probable and estimable that a liability has been incurred in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 450, Contingencies. As a result, there will be no liability recognized until the Manager elects to seek reimbursement. When the Manager elects to seek reimbursement, the Company will record a liability with a corresponding reduction to equity for offering costs, and a liability and a corresponding expense to general and administrative expenses for organizational and merger costs.
Share Redemptions
Share repurchases will be recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company intends to adopt a redemption plan whereby an investor has the opportunity to obtain liquidity quarterly. Pursuant to the Company’s redemption plan, a member may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 common shares or $50,000 worth of common shares per redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company. Redemptions are also subject to declining discounts on the redemption price over the course of the time the member has held the shares being redeemed. The terms under which we may redeem shares may differ between redemption requests upon the death or “qualifying disability” of a shareholder.
In light of the SEC’s current guidance on redemption plans, we generally intend to limit redemptions in any calendar quarter to shares whose aggregate value (based on the redemption price per share in effect as of the first day of the last month of such calendar quarter) is 2.50% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year; provided that, the Manager, in its sole discretion, may elect to increase this limit to 5.00% if redemptions for the relevant quarter exceed 2.50% and the Manager determines there is sufficient liquidity to satisfy the additional redemptions. However, as we make a number of commercial real estate investments of varying terms and maturities, the Manager may elect to increase or decrease the amount of common shares available for redemption in any given quarter, as these commercial real estate assets are paid off or sold, but we do not generally intend to redeem more than 20.00% of the common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT for U.S. federal income tax purposes, following any material decrease in our NAV, or for any other reason. However, in the event that we suspend our redemption plan, we expect that we will reject any outstanding redemption requests and do not intend to accept any new redemption requests until after the next NAV adjustment. In the event that we amend, suspend or terminate our redemption plan, we will file a Form 8-K to disclose such amendment, suspension or termination. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT for U.S. federal income tax purposes (for example, if a redemption request would cause a non-redeeming shareholder to violate the ownership limits in our Operating Agreement or if a redemption constitutes a “dividend equivalent redemption” that could give rise to a preferential dividend issue, to the extent applicable). Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.
Therefore, a member may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.
Income Taxes
The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year ending December 31, 2025. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Recent Accounting Pronouncements
In July 2025, the FASB issued Accounting Standards Update (“ASU 2025-05”), Financial Instruments — Credit Losses (ASC Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under ASC Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued Accounting Standards Update (“ASU 2025-03”), Business Combinations (ASC Topic 805) and Consolidation (ASC Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued Accounting Standards Update (“ASU 2024-03”), Income Statement — Reporting Comprehensive Income (ASC Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.

3.
Related Party Arrangements

Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s securities offerings, and the acquisition, management and sale of the Company’s investments.
The Company will reimburse the Manager for organization, offering, and merger expenses incurred in conjunction with the offering subject to the Manager electing to seek reimbursement. The Company will reimburse the Manager, subject to the reimbursement limit previously described, for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. See Note 2 — “Summary of Significant Accounting Policies — Organizational, Offering and Merger Costs”.
The Company will pay the Manager a quarterly asset management fee that cannot exceed an annualized rate of 1.00%, which will be based on our NAV at the end of each prior annual period.
The Company may be charged by an affiliate of the Manager a real estate asset management fee of up to 0.50% per annum of gross property value, paid no less frequently than quarterly.
The Company may be charged by an affiliate of the Manager a debt servicing fee of up to 0.15% per annum of the total amount of any indebtedness secured by a property, paid no less frequently than quarterly.
The Company may be charged by an affiliate of the Manager a loan servicing fee of up to 0.50% per annum of the total amount of any such proceeds used to secure property, paid no less frequently than quarterly.
The Company may be charged by an affiliate of the Manager a capital markets fee of up to 0.50% of the total committed amount of any such loan used to secure property, paid at the closing of such debt.
The Company may be charged by an affiliate of the Manager a development fee of up to 5.0% of the total development costs, including all ‘hard’ and ‘soft’ costs, and any contingencies, (excluding land) of a property of the total budget related to development.
The Company may be charged by an affiliate of the Manager an acquisition fee of up to 1.00% of the purchase price of a property, paid at the closing of such acquisition.
The Company may be charged by an affiliate of the Manager an origination fee of up to 2.0% of any amounts funded by the Company, or any affiliate of the Company, to originate such loan or fixed income investment.
The Company may be charged by an affiliate of the Manager a disposition fee of up to 1.0% of the disposition price of a property, paid on the date of such disposition.
The Company may be charged by an affiliate of the Manager a leasing fee of 1.5% override on leasing commissions.
The Company will reimburse an affiliate of the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. We will determine, in our sole discretion, whether an asset is non-performing.
The Company may be charged by an affiliate of the Manager a property management fee of up to 5.0% of gross receipts for the then current calendar month.

Fundrise Lending, LLC
In order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, Rise Companies Corp., may close and fund a loan or other investment prior to it being acquired by us. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition.
For situations where our Sponsor, Manager, or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is the sole member of the Company and holds 500 shares as of December 31, 2025.
Affiliated REITs
The Manager intends to file an initial Registration Statement/Prospectus with the SEC on Form S-4, which includes discussion regarding a merger that the Manager intends to propose in which the Company would be anticipated to acquire all of the assets and liabilities of Fundrise Equity REIT, LLC; Fundrise Growth eREIT II, LLC; Fundrise East Coast Opportunistic REIT, LLC; Fundrise Midland Opportunistic REIT, LLC; Fundrise West Coast Opportunistic REIT, LLC; Fundrise Development eREIT, LLC; and Fundrise Growth eREIT III, LLC; (each a “Fundrise Merger Entity” and, collectively, the “Fundrise Merger Entities”), pursuant to a merger of the Fundrise Merger Entities with and into the Company. At the effective time of the anticipated merger, the real and personal property, other assets, rights, privileges, immunities, powers, purposes, franchises, liabilities, and obligations of the Fundrise Merger Entities would continue unaffected and unimpaired by the merger and shall be merged into the Company; and shares of the Fundrise Merger Entities are intended to be exchanged for shares of the Company. As of February 4, 2026, the Agreement of Merger and Plan of Reorganization of the proposed merger has not been executed.
4.
Economic Dependency

Under various agreements, the Company has engaged or will engage Fundrise Advisors, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Fundrise Advisors, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
5.
Commitments and Contingencies

Reimbursable Organizational, Offering and Merger Costs
The Company has a contingent liability related to potential future reimbursements to the Manager for organizational, offering and merger costs that were paid by the Manager on the Company’s behalf. As of December 31, 2025, approximately $2.9 million of organizational, offering and merger costs are expected to be incurred by the Manager and may be subject to reimbursement by the Company in future periods, based on achieving specific performance hurdles as described in Note 2, Summary of Significant Accounting Policies — Organizational, Offering and Merger Costs.
Legal Proceedings
As of the date of the financial statements we are not currently named as a defendant in any material active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any current litigation that we assess as being significant to us.
6.
Segment Reporting

The Company has one operating and reportable segment consisting of investments in real estate. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s Chief Operating Decision Maker (“CODM”), assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s financial statements. Total expenses and total other expenses, as disclosed in the financial statements once the Company is operational, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
7.
Subsequent Events

In connection with the preparation of the accompanying balance sheet, we have evaluated events and transactions occurring through February 4, 2026, the date at which the financial statement was available to be issued. The Company is not aware of any subsequent event which would require recognition or disclosure.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise Development eREIT, LLC

Independent Auditor’s Report
Members
Fundrise Development eREIT, LLC
Opinion
We have audited the consolidated financial statements of Fundrise Development eREIT, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements and schedule (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
2025 Financial Information
The accompanying consolidated balance sheet of Fundrise Development eREIT, LLC as of December 31, 2025, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended and schedule were not audited by us and, accordingly, we do not express an opinion on them.
/s/ RSM US LLP
McLean, Virginia
April 30, 2025

Fundrise Development eREIT, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of December 31, 2025 (unaudited)	As of December 31, 2024
ASSETS
Cash and cash equivalents	$4,151	$3,063
Restricted cash	1,083	1,463
Other assets, net	772	802
Due from related party	335	—
Intangible lease assets, net	491	921
Derivative financial instrument	—	351
Investments in equity method investees	46,456	62,558
Investments in rental real estate properties, net	89,569	90,497
Investments in real estate held for improvement	9,369	9,185
Total Assets	$152,226	$168,840
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$459	$515
Due to related party	1,183	219
Redemptions payable	11	5,037
Distributions payable	3	64
Rental security deposits and other liabilities	396	476
Intangible lease liabilities, net	1,325	1,716
Notes payable – related party	50,907	43,307
Mortgage payable, net	29,602	34,604
Total Liabilities	83,886	85,938
Commitments and Contingencies
Members’ Equity:
Common shares, net of redemptions; unlimited shares authorized; 15,240,286 and 15,240,286 shares issued and 8,363,261 and 9,550,145 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	90,231	100,872
Accumulated deficit and cumulative distributions	(21,891)	(17,970)
Total Members’ Equity	68,340	82,902
Total Liabilities and Members’ Equity	$152,226	$168,840
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Development eREIT, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
Revenue
Rental revenue	$4,534	$5,162
Other revenue	708	726
Total revenue	5,242	5,888
Expenses
Property operating and maintenance	2,874	3,036
Depreciation and amortization	1,616	2,406
Investment management and other fees – related party	694	1,019
General and administrative expenses	462	535
Total expenses	5,646	6,996
Other income (expense)
Decrease in fair value of derivative financial instrument	(351)	(1,393)
Equity in earnings (losses)	1,589	1,148
Dividend income	106	110
Interest expense, net	(2,192)	(1,202)
Interest expense – related party	(2,553)	(2,777)
Loss on sale of real estate	—	(2,625)
Impairment loss on real estate	—	(606)
Total other (expense) income	(3,401)	(7,345)
Net loss	$(3,805)	$(8,453)
Net loss per basic and diluted common share	$(0.43)	$(0.79)
Weighted average number of common shares outstanding, basic and diluted	8,777,673	10,749,921
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Development eREIT, LLC
Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Accumulated Deficit and Cumulative Distributions	Total Members’ Equity
	Shares	Amount
December 31, 2023	11,445,268	$118,717	(9,276)	$109,441
Issuance of common shares	1,772	18	—	18
Offering costs	—	(98)	—	(98)
Distributions declared on common shares	—	—	(241)	(241)
Redemptions of common shares	(1,896,895)	(17,765)	—	(17,765)
Net loss	—	—	(8,453)	(8,453)
December 31, 2024	9,550,145	$100,872	$(17,970)	$82,902
Issuance of common shares (unaudited)	—	—	—	—
Offering costs (unaudited)	—	(105)	—	(105)
Distributions declared on common shares (unaudited)	—	—	(116)	(116)
Redemptions of common shares (unaudited)	(1,186,884)	(10,536)	—	(10,536)
Net loss (unaudited)	—	—	(3,805)	(3,805)
December 31, 2025 (unaudited)	8,363,261	$90,231	$(21,891)	$68,340
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Development eREIT, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
OPERATING ACTIVITIES:
Net loss	$(3,805)	$(8,453)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of above- and below-market leases, net	(368)	(339)
Amortization of deferred rental revenue	49	(104)
Amortization of deferred financing costs	114	—
Depreciation and amortization	1,616	2,406
Bad debt expense	32	211
Equity in (earnings) losses	(1,590)	(1,148)
Amortization of below-market debt value	66	393
Decrease in fair value of derivative financial instrument	351	1,393
Loss on sale of investments in rental real estate properties	—	2,625
Return on investment from equity method investees	592	336
Impairment loss on real estate	—	606
Deferred financing fees	(481)	(31)
Changes in assets and liabilities:
Net decrease (increase) in other assets	(51)	(198)
Net increase (decrease) in accounts payable and accrued expenses	(75)	(786)
Net increase (decrease) in due to related party	(64)	(1,130)
Net increase (decrease) in rental security deposits and other liabilities	(80)	6
Net cash provided by (used in) operating activities	(3,694)	(4,213)
INVESTING ACTIVITIES:
Investment in equity method investees	(2,706)	(11,392)
Return of investment from equity method investees	20,479	13,519
Capital expenditures related to rental real estate properties	(279)	(130)
Capital expenditures related to real estate held for improvement	(184)	(2,945)
Proceeds from the sale of real estate investments	—	9,455
Proceeds from the sale of investments in real estate held for sale	—	4,268
Payment of disposition fees and selling costs	—	(67)
Net cash provided by (used in) investing activities	17,310	12,708
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	—	15
Redemptions paid	(15,562)	(19,028)
Proceeds from notes payable – related party	24,900	17,700
Repayment of notes payable – related party	(17,300)	(6,900)
Proceeds from mortgage payable	30,000	—
Repayment of mortgage payable	(34,700)	(775)
Distributions paid	(177)	(380)
Offering costs paid	(69)	(91)
Reimbursements to related party	—	(4)
Net cash provided by (used in) financing activities	(12,908)	(9,463)
Net increase (decrease) in cash and cash equivalents and restricted cash	708	(968)
Cash and cash equivalents and restricted cash, beginning of period	4,526	5,494
Cash and cash equivalents and restricted cash, end of period	$5,234	$4,526
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Capital expenditures related to real estate held for improvement included in accounts payable and accrued expenses	$—	$13
Reclass investments in real estate held for improvement to investments in rental real estate properties	$—	$13,442
Reclass investments in real estate held for sale to investments in rental real estate properties	$—	$7,571
Non-cash extinguishment of debt	$50,200	$75,800
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid – related party notes	$2,553	$3,615
Interest paid – mortgage payable	$2,323	$2,600
Return on investment from equity method investees	$238	$—
Return of investment from equity method investees	$452	$—
Investments in equity method investees through tenancy-in-common interest arrangement resulting from the sale of investments in real estate properties	$16	$9,455
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Development eREIT, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2025 (unaudited) and 2024
1.
Formation and Organization

Fundrise Development eREIT, LLC (formerly known as Fundrise Growth eREIT 2019, LLC) was formed on February 1, 2019 as a Delaware limited liability company and substantially commenced operations on July 5, 2019. Effective August 2, 2021, Fundrise Growth eREIT V, LLC, merged with and into Fundrise Growth eREIT 2019, LLC (which was concurrently renamed Fundrise Development eREIT, LLC), with the Company as the surviving entity (the “Merger”). As used herein, the “Company”, “we”, “us”, and “our” refer to Fundrise Development eREIT, LLC, except where the context otherwise requires.
The Company has one operating and reportable segment consisting of investments in real estate. The Company was organized primarily to originate, invest in and manage a diversified portfolio of real estate investments, and may also invest in real estate-related debt securities and other real estate-related assets. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
We have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2019. We hold substantially all of our assets directly, and as of December 31, 2025 and 2024 have not established an operating partnership or any taxable REIT subsidiary, though we may form such entities as required in the future to facilitate certain transactions that might otherwise have an adverse impact on our status as a REIT. We elect to treat certain wholly-owned subsidiaries as qualified REIT subsidiaries (“QRSs”). See Note 2, Summary of Significant Accounting Policies — Income Taxes for further information on the QRSs.
During the second quarter of 2025, our Manager closed the Regulation A Offering of common shares of the Company. The Company’s initial and subsequent offering of its common shares (the “Offering”) have been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares.
The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager.
As of December 31, 2025 and 2024, after redemptions, the Company has common shares outstanding of approximately 8,363,000 and 9,550,000, respectively, including common shares issued to Rise Companies Corp. (the “Sponsor”), the owner of the Manager. As of both December 31, 2025 and 2024, approximately 1,000 common shares were held by the Sponsor for an aggregate purchase price of approximately $11,000. In addition, as of both December 31, 2025 and 2024, Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of the Sponsor, had purchased an aggregate of approximately 10,500 common shares for an aggregate purchase price of approximately $106,000. As of December 31, 2025 and 2024, after redemptions, third parties owned approximately 116,000 and 126,000 common shares, respectively, in private placements for an aggregate purchase price of approximately $1.4 million and $1.5 million, respectively. As of both December 31, 2025 and 2024, the total amount of equity issued by the Company on a gross basis was approximately $158.2 million, and there were no settling subscriptions.

2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. We did not have any VIEs for the periods presented in these consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consists of money market funds as of December 31, 2025 and 2024.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Restricted Cash
Restricted cash consists of cash balances restricted in use by contractual obligations with third parties. This may include funds escrowed for tenant security deposits, real estate taxes, property insurance, and mortgage escrows required by lenders on certain of our properties to be used for future building renovations or tenant improvements.
Loss per Share
Basic loss per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic loss per share is computed by dividing net income or loss available to members by the weighted-average common shares outstanding during the period. Diluted net loss per common share equals basic net loss per common share as there were no potentially dilutive securities outstanding during the years ended December 31, 2025 and 2024.

Offering Costs
Offering costs represent costs incurred by the Company in the qualification of the Offering and the marketing and distribution of common shares, and include, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
Investments in Equity Method Investees
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost and adjusted for contributions, distributions, basis difference, and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. We did not have any VIEs for the periods presented in these consolidated financial statements.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee, or in instances where the source of proceeds is from financing activities or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent returns on investment and cumulative distributions received in excess of the cumulative equity in earnings represent returns of investment.
The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. To do so, the Company would calculate the estimated fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for the years ended December 31, 2025 and 2024.
Rental Real Estate Properties and Real Estate Held for Improvement
Our investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, multifamily properties, townhomes or condominiums, office space, or industrial properties that are (i) held as rental properties or (ii) held for redevelopment or are in the process of being renovated.
In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, above-market leases, acquired in-place leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities, and allocates the purchase price on a relative fair value basis (including capitalized acquisition costs) to the acquired assets and assumed liabilities. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (presented on the consolidated balance sheets as “Investments in real estate held for improvement”).
The amortization of in-place leases is recorded to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above- or below-market leases is recorded as an adjustment to rental revenue on the Company’s consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any lease intangible value is written off.
For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.
Costs capitalized in connection with rental real estate property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:
Description	Depreciable Life
Building and building improvements	20 – 39 years
Site improvements	5 – 20 years
Furniture, fixtures, and equipment	5 – 10 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the years ended December 31, 2025 and 2024, we recognized an impairment loss of approximately $0 and $606,000, respectively.
Investments in Real Estate Held For Sale
From time to time, we may identify rental real estate properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.
Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition; (ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within investments in real estate held for sale on our consolidated balance sheets. For the years ended December 31, 2025 and 2024, we did not recognize any impairment loss.
Real Estate Deposits
During the closing on a real estate investment, we may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will generally be returned to us. The Company may pay a deposit for a property that is ultimately acquired by a related party fund. Upon acquisition of the property, the related party fund reimburses the Company for the full amount of the deposit.
Derivative Financial Instruments
Derivative financial instruments are initially recorded at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value at each reporting period. Any changes in fair value of our derivative contracts not designated for hedge accounting are recorded in our consolidated statements of operations as “Decrease in fair value of derivative financial instrument”. In the event a derivative financial instrument is settled, terminated, or extinguished before maturity, any realized gain or loss resulting from the transaction is recognized in our consolidated statements of operations in “Increase (decrease) in fair value of derivative financial instrument”. The realized gain or loss represents the difference between the carrying fair value of the derivative at the time of the termination and the settlement amount paid or received. Any gains or losses arising from cash paid or received on derivative contracts are recorded in our consolidated statements of operations as “Interest expense, net.”
Deferred Leasing Costs
We capitalize and amortize direct and incremental costs associated with the successful negotiation of leases, on a straight-line basis over the terms of the respective leases. Deferred leasing costs are classified in “Intangible lease assets, net” on the consolidated balance sheets. We record the amortization of deferred leasing costs in “Depreciation and amortization” on the consolidated statements of operations. If an applicable lease terminates prior to the expiration of its initial lease term, we write off the carrying amount of the costs to amortization expense.
Debt Issuance Costs
We amortize debt issuance costs using the straight-line method which approximates the effective interest rate method, over the estimated life of the related mortgage payable. We record debt issuance costs related to loans payable, net of amortization, on our consolidated balance sheets as an offset to their related loan payable. We record the amortization of all debt issuance costs as interest expense.
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a member could obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
As a limited liability company, we have elected to be taxed as a C corporation. The Company has qualified for treatment each year as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2019, and intends to continue to operate as such. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying distributions to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements during the years ended December 31, 2025 and 2024. No gross deferred tax assets or liabilities have been recorded as of December 31, 2025 and 2024.
Beginning in 2020, we elected to treat certain wholly-owned subsidiaries as QRSs. The QRSs are corporations that are wholly-owned by the Company and are disregarded for both federal and state income tax purposes. A corporation that is a QRS shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS shall be treated as assets, liabilities and such items (as the case may be) of the REIT.
As of December 31, 2025, the tax period for the taxable year ending December 31, 2022 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue Recognition
Rental and other property revenues are accounted for in accordance with ASC 842, Leases. Accordingly, lease revenue is excluded from the scope of ASC 606, Revenue from Contracts with Customers. Rental and other property revenues are recognized when due from tenants and recorded monthly as earned in accordance with the terms of the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the lease. We review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Consistent with ASC 842, the Company recognizes rental revenue only to the extent that collection is probable. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.
Other revenue consists of utility reimbursements, damages, termination fees, forfeited deposits, recoverable expenses, and administrative and late fees, which are recognized on an accrual basis.

Dividend income consists of interest earned on bank accounts and money market dividend income, which is related to dividends earned through our cash sweep bank account and is recognized on an accrual basis.
Gains or losses on the sale of real estate are recognized net of selling costs at the time the property is delivered, and title and possession are transferred to the buyer.
As of December 31, 2025, non-cancellable commercial operating leases provide for future minimum rental revenue from continuing operations as follows (amounts in thousands):
Year	Minimum Rental Revenue
2026	$3,826
2027	2,507
2028	1,917
2029	1,453
2030	526
Thereafter	—
Total	$10,229
For the years ended December 31, 2025 and 2024, three tenants accounted for greater than 10% of rental revenue.
Recent Accounting Pronouncements
In January 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance enhances the transparency and usefulness of income tax disclosures by requiring entities to provide additional information about income taxes paid, including disaggregation by federal, state, and foreign jurisdictions, as well as further detail on the effective tax rate reconciliation. The adoption of this guidance had no impact on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which clarifies, corrects, and makes minor improvements across U.S. GAAP. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), which improves the navigability of interim reporting guidance in Topic 270. The ASU does not expand or reduce interim disclosure requirements, but instead clarifies when Topic 270 applies, what constitutes interim financial statements prepared in accordance with U.S. GAAP, and which disclosures are required at interim dates. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.
3.
Investments in Equity Method Investees

The table below presents the activity of the Company’s investments in equity method investees as of and for the periods presented (amounts in thousands):
Investments in Equity Method Investees:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$62,558	$54,418
Additional investments in equity method investees(1)	2,690	20,847
Distributions from equity method investees(1)	(20,381)	(13,855)
Equity in earnings of equity method investees(2)	1,589	1,148
Ending balance	$46,456	$62,558

(1)
Includes non-cash reallocations of contributions and distributions to align ownership interests under the Company’s TIC arrangements with related-party REITs. These reallocations are reflected as increases or decreases to the ‘Due to related party’ or ‘Due from related party’ accounts on the consolidated balance sheets, rather than through cash activity.

(2)
For the year ended December 31, 2025, the Company’s equity in earnings of equity method investees includes a gain of approximately $2.7 million which is the result of distributions in excess of the equity investment basis in the Hampton Station Holdings, LLC entity.

As of December 31, 2025, the Company’s investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
A 90% non-controlling member interest in GlenRise 4th Street LLC, whose activities are carried out through the following wholly-owned asset: GlenLine 4th Street Property, a dual tenant industrial flex building with redevelopment potential in Washington, DC.

(2)
Investments in equity method investees includes the contributions to National Lending, LLC (“National Lending”), in exchange for ownership interests. As of December 31, 2025 and 2024, the carrying value of the Company’s equity method investment in National Lending was approximately $8.1 million and $7.6 million, respectively. See Note 10, Related Party Arrangements for further information regarding National Lending.

(3)
A 40% non-controlling member interest in Fundrise SFR DEV JV 1, LLC, which primarily invests in ground-up development and newly constructed single-family residential real properties located throughout the Sunbelt region of the United States. See Note 10, Related Party Arrangements for further information regarding co-investment arrangements.
(4)
A 21.58% non-controlling member interest in Hampton Station Holdings, LLC, whose activities are carried out through the following wholly-owned asset: Hampton Station, a multi-tenant building and a development site for multi-family apartments in Greenville, SC. On November 19, 2021, the Company was admitted as a member of the joint venture concurrently with the closing of a construction loan related to the development of a mid-rise apartment complex. Remaining equity contributions to Hampton Station Holdings, LLC, will be contributed 95% by the Company and Fundrise East Coast Opportunistic REIT, LLC, an affiliate eREIT. On November 25, 2024, Hampton Station Holdings, LLC sold part of the Hampton Station property located in Greenville, SC for a sales price of approximately $11.1 million. Our distribution received from the sale totaled approximately $3.5 million. On January 24, 2025, Hampton Station Holdings, LLC sold part of the Hampton Station property located in Greenville, SC for a sales price of approximately $45.4 million. Our distribution received from the sale totaled approximately $16.7 million. Hampton Station Holdings, LLC continues to own and operate the remaining Hampton Station property located in Greenville, SC.

(5)
In connection with the TIC transactions (See Note 10, Related Party Arrangements, for further information regarding the TIC transactions), the Company invested approximately $18.2 million in the following equity method investments:

•
A 50% non-controlling member interest in 4801 WJ, LLC, whose activities are carried out through the following wholly-owned asset: 4801 W Jefferson Blvd, a creative office building located in Los Angeles, CA.

•
A 50% non-controlling member interest in CNP 108, LLC, whose activities are carried out through the following wholly-owned assets: 4202 W Jefferson Blvd, a creative office building located in Los Angeles, CA and 4216 W Jefferson Blvd, a creative office building located in Los Angeles, CA.

•
A 25% non-controlling member interest in 5957 Western, LLC, whose activities are carried out through the following wholly-owned asset: 5957 S Western Ave, a mixed use property located in Los Angeles, CA.

The condensed financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2025	As of December 31, 2024
Real estate assets, net	$132,428	$175,339
Other assets(1)	139,188	114,032
Total assets	$271,616	$289,371
Mortgage/construction loans payable, net	44,268	29,977
Other liabilities(2)	51,683	62,570
Equity	175,665	196,824
Total liabilities and equity	271,616	289,371
Company’s equity investment, net	$46,456	$62,558

(1)
As of December 31, 2025 and 2024, approximately $134.4 million and $98.3 million, respectively, of “Other assets” are promissory notes receivable from other eREITs held by the Company’s equity method investment in National Lending. See Note 10, Related Party Arrangements for further information regarding National Lending.

(2)
As of December 31, 2025 and 2024, approximately $49.4 million and $22.0 million of “Other liabilities” represent promissory notes issued from affiliated entities to National Lending, respectively. See Note 10, Related Party Arrangements for further information regarding National Lending.

Condensed income statement information:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Total revenue	$13,924	$12,084
Total expenses	13,493	6,570
Net income (loss)	431	5,514
Company’s equity in net income (loss) of investee	$1,589	$1,148

4.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement

As of December 31, 2025 and 2024, we had invested in five rental real estate properties, respectively.
The following table presents the Company’s investments in rental real estate properties (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$66,538	$66,538
Building	25,618	25,452
Site improvements	2,293	2,272
Total gross investment in rental real estate properties	94,449	94,262
Less: Accumulated depreciation	(4,880)	(3,765)
Total investment in rental real estate properties, net	$89,569	$90,497
As of both December 31, 2025 and 2024, the carrying amount of the rental real estate properties above included cumulative capitalized acquisition costs of approximately $303,000, which includes cumulative acquisition fees paid to the Sponsor of approximately $162,000.
For the years ended December 31, 2025 and 2024, the Company recognized approximately $1.1 million and $1.5 million of depreciation expense on rental real estate properties, respectively.
The following table presents the Company’s investments in real estate held for improvement (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$6,881	$6,881
Building and building improvements	1,993	1,907
Work-in-progress	495	397
Total investment in real estate held for improvement	$9,369	$9,185

5.
Intangible Lease Assets and Liabilities

The Company’s intangible lease assets and liabilities consist of in-place leases, deferred leasing costs, above-market leases, and below-market leases primarily related to acquisition of the C20 Property resulting from the Merger.
As of December 31, 2025 and 2024, in-place leases, net were approximately $183,000 and $505,000, respectively. In-place lease assets are amortized over the remaining term of the respective leases. For the years ended December 31, 2025 and 2024, amortization of in-place lease assets was approximately $321,000 and $665,000, respectively, and included in “Depreciation and amortization” in the consolidated statements of operations.
As of December 31, 2025 and 2024, deferred leasing costs, net were approximately $308,000 and $393,000, respectively. Deferred leasing costs are amortized over the remaining term of the respective leases. For the years ended December 31, 2025 and 2024, amortization of deferred leasing costs was approximately $179,000 and $289,000, respectively, and was included in “Depreciation and amortization” in the consolidated statements of operations. During the years ended December 31, 2025 an December 31, 2024, we wrote off approximately $0 and $731,000, respectively, in deferred leasing costs. The write off in 2024 was due to the disposition of two rental real estate assets in connection with the TIC arrangements. See Note 10, Related Party Arrangements for further information regarding the restructuring of rental real estate properties.
As of December 31, 2025 and 2024, above-market leases, net were approximately $0 and $23,000, respectively, and below-market leases, net were approximately $(1.3 million) and $(1.7 million), respectively. The Company recognizes the amortization of acquired above- and below-market leases over the remaining term of the respective leases. For the years ended December 31, 2025 and 2024, amortization of above-market leases was approximately $23,000 and $63,000, respectively, and amortization of below-market leases was approximately $(391,000) and $(402,000), respectively. The amortization of above-market leases is included as a reduction to “Rental revenue” in the consolidated statements of operations, whereas the amortization of below-market leases is included as an addition to “Rental revenue” in the consolidated statements of operations.
The following table summarizes the scheduled amortization of the Company’s acquired intangible lease assets for each of the five succeeding years and thereafter (amounts in thousands):
Year	In-Place Lease Intangibles	Deferred Leasing Costs
2026	$66	$144
2027	72	70
2028	45	39
2029	—	19
2030	—	14
Thereafter	—	22
Total	$183	$308
The following table summarizes the scheduled amortization of the Company’s acquired intangible lease liabilities for each of the five succeeding years and thereafter (amounts in thousands):
Year	Below-Market Lease Intangibles
2026	$(122)
2027	(157)
2028	(112)
2029	(83)
2030	(83)
Thereafter	(768)
Total	$(1,325)

6.
Mortgage Payable

The following is a summary of the Company’s mortgage payable as of December 31, 2025 and 2024 (dollar amounts in thousands):
Borrower(1)	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
C20 Property	SOFR + 1.61%	03/06/2025	$—	$34,604(3)
C20 Property	7.75%	04/28/2028	$29,602(2)	$—
Total			$29,602	$34,604

(1)
Effective August 2, 2021, the C20 property entered into a mortgage payable (“the C20 mortgage payable”) with a principal balance of $38.5 million, which was subsequently modified to $35.5 million as a result of partial principal repayment on February 10, 2023. In February 2025, the maturity date of March 6, 2025 was extended to June 6, 2025. On April 28, 2025, the Company refinanced the C20 mortgage payable with a new $30.0 million loan. In connection with the refinancing, the Company made a payment of approximately $6.8 million to fully retire the prior loan and fund interest reserves and closing costs related to the new loan. All mortgage loans are secured by the Company’s properties.

(2)
This balance represents the principal balance of approximately $30.0 million, net of the unamortized deferred financing fees of approximately $398,000 as of December 31, 2025.

(3)
This balance represents the principal balance of approximately $34.7 million, net of the unamortized below-market debt value of approximately $65,000 and approximately $31,000 of deferred financing fees as of December 31, 2024.

Both the original mortgage loan and the newly refinanced mortgage loan requires monthly, interest-only payments until maturity, at which time the entire outstanding principal balance becomes due. During the years ended December 31, 2025 and 2024, we incurred interest expense of approximately $2.2 million and $2.4 million, respectively, which is recorded as “Interest expense, net” in our consolidated statements of operations.
As of December 31, 2025 and 2024, the total below-market debt value was approximately $0 and $1.4 million, and are reflected net of accumulated amortization on the consolidated balance sheets as a reduction to the related mortgages payable. The below-market debt is amortized on a straight-line basis over the term of the mortgage note. The straight-line adjustment approximates the effective interest method, and is an adjustment to interest expense in the consolidated statements of operations. During the years ended December 31, 2025 and 2024, the amortization of below-market debt value was approximately $66,000 and $394,000, respectively.
During the years ended December 31, 2025 and 2024, approximately $481,000 and $31,000 respectively, of debt issuance costs were incurred related to the mortgage loans listed above, and the carrying value of the unamortized debt issuance costs as of December 31, 2025 and 2024 was approximately $398,000 and $31,000, respectively. Deferred financing costs are reflected net of accumulated amortization on the consolidated balance sheets as a reduction to the related mortgages payable. During the years ended December 31, 2025 and 2024, the amortization of debt issuance costs was approximately $113,000 and $0 respectively.
The mortgage loan contains various financial and non-financial covenants. Included in these covenants are general liquidity requirements for the Company as a guarantor of a portion of the mortgage loan. The loan agreement also contains quarterly minimum compliance requirements. As of December 31, 2025, the Company and C20 property were in compliance with these covenants.
7.
Derivative Financial Instrument

Effective August 2, 2021, we entered into an interest rate swap agreement with a notional amount of $38.5 million to swap the floating interest rate of the C20 Property mortgage payable (see Note 6, Mortgage Payable) to a fixed rate of 0.7075% plus a 1.50% spread for an all-in fixed rate of approximately 2.21%

over the initial term. Effective February 10, 2023, the loan was amended and the interest rate was modified from LIBOR to SOFR + 0.1144%, with no change to the spread, for an all-in fixed rate of approximately 2.2459%. The notional amount was modified to $35.5 million as a result of a partial principal repayment during the year ended December 31, 2022 and there was no change to the maturity date.
During the years ended December 31, 2025 and 2024, we recorded a decrease in the fair value of the interest rate swap of approximately $351,000 and $1.4 million, respectively, which is reflected as “Decrease in fair value of derivative financial instrument” in our consolidated statements of operations. During the years ended December 31, 2025 and 2024, we recognized aggregate income of approximately $234,000 and $1.6 million, respectively, related to the interest rate swap, which is recorded as a reduction to “Interest expense, net” in our consolidated statements of operations. As of December 31, 2025 and 2024, approximately $0 and $120,000, respectively, of interest rate swap income was payable to the Company and was recorded net of the related accrued interest expense. The interest rate swap matured on March 6, 2025, and the Company has not entered into any other interest rate swaps during the year ended December 31, 2025.
The fair value of the interest rate swap is estimated based on the expected future cash flows by incorporating the notional amount of the swap, the contractual period to maturity, and observable market-based inputs, including interest rate curves and counterparty default risk.
The fair value of our interest rate swap as of December 31, 2025 and 2024 is shown below (dollar amounts in thousands):
Derivative Financial Instrument	Notional Amount		Maturity Date	Fair Value
	As of December 31, 2025	As of December 31, 2024		As of December 31, 2025	As of December 31, 2024
Interest rate swap	$—	$35,475	03/06/2025	$—	$351

8.
Distributions

Distributions are calculated based on members of record each day during the distribution periods. During the years ended December 31, 2025 and 2024, the Company’s total distributions declared to members, the Sponsor, and its affiliates were approximately $116,000 and $241,000, respectively. Of the distributions declared during the years ended December 31, 2025 and 2024, approximately $113,000 and $177,000, respectively, were paid. Approximately $3,000 and $64,000 remained payable as of December 31, 2025 and 2024, respectively.
9.
Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amounts of cash and cash equivalents, restricted cash, other assets, and notes payable to related parties reported in the Consolidated Balance Sheets approximates fair value because of the short maturity of these instruments.
The only financial instruments that are recorded at fair value on the Consolidated Balance Sheets on a recurring basis are the derivative financial instruments. We value these financial instruments utilizing significant other observable inputs (Level 2). See Note 7, Derivative Financial Instrument, for detail of these valuation inputs.
As of December 31, 2025 and 2024, the net carrying amounts and fair values of other financial instruments were as follows (amounts in thousands):
	December 31, 2025		December 31, 2024
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Liabilities:
Mortgage Payable	$30,000	$30,030	$34,604	$34,665
Total	$30,000	$30,030	$34,604	$34,665
Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2 — Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. The methods used may produce a fair value calculation that is not indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value could result in a different estimate of fair value at the reporting date.
The following methods and assumptions were used in estimating fair value disclosures for financial instruments:
Mortgages Payable (Level 3):   The fair value of our mortgage payable principal balance is estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rate), loan to value ratios, and expected repayment and prepayment dates. Differences between the carrying values of the Mortgage Payable in the table above and the Mortgage Payable in the Consolidated Balance Sheets are due to unamortized deferred financing costs.
10.
Related Party Arrangements

Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s Offering, and the acquisition, management and sale of the Company’s real estate investments.
The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, or utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor (the “Shared Services Agreement”), including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2025 and 2024, the Manager incurred approximately $8,000 and $9,000 of operational costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $18,000 and $1,000 were due and payable, respectively.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85%, of our NAV at the end of each prior quarter. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. In addition, the Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived.
During the years ended December 31, 2025 and 2024, we have incurred investment management fees of approximately $693,000 and $905,000, respectively. As of December 31, 2025 and 2024, approximately $155,000 and $207,000, respectively, of investment management fees remained payable to the Manager.
The Company may be charged by the Manager a development management fee of 5.00% of total development costs, excluding property. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the direct equity investment project or if there is no outside developer of the direct equity investment project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. For the years ended December 31, 2025 and 2024, approximately $9,000 and $243,000, respectively, of development fees have been incurred. As of December 31, 2025 and 2024, approximately $0 and $2,000, respectively were due and payable.
The Company will also reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2025 and 2024, the Manager has not designated any asset as non-performing and no special servicing fees are payable to the Manager. For the years ended December 31, 2025 and 2024, no special servicing fees have been incurred or paid to the Manager.
The Company will also reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of any of our equity investments in real estate and will also pay the Manager an equity disposition fee of up to 1.50% of the gross proceeds from such sale if our Manager is acting as the real estate developer or is engaged by the developer to sell the project. For the years ended December 31, 2025 and 2024, approximately $0 and $68,000, respectively, of disposition fees have been incurred or paid. As of December 31, 2025 and 2024, no disposition fees were payable to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, or its affiliates may close and fund a loan or other investment prior to it being acquired by us. This allows us the flexibility to deploy our offering proceeds as funds are raised. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and interest revenue in kind, if any), so there is no mark-up (or mark-down) at the time of our acquisition. During the years ended December 31, 2025 and 2024 the Company did not purchase any investments that were owned by Fundrise Lending, LLC.
For situations where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Moat Investments, LP (f/k/a Fundrise L.P.), Member
Moat Investments, LP (f/k/a Fundrise L.P.) is a member of the Company and held approximately 10,500 shares as of both December 31, 2025 and 2024. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Moat Investments, LP (f/k/a Fundrise L.P.).
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and held approximately 1,000 common shares as of December 31, 2025 and 2024.
For the years ended December 31, 2025 and 2024, the Sponsor incurred approximately $48,000 and $68,000, respectively, of operational costs on our behalf, in connection with the Shared Services Agreement. As of December 31, 2025 and 2024, approximately $0 and $8,000 of operational costs were due and payable, respectively.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor, Including the Company. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each eREIT or Fund contributes an amount to National Lending in exchange for ownership interests. The current effective operating agreement with National Lending requires each eREIT or Fund maintain a capital contribution amount of 5% of its assets under management, which is measured on a semi-annual basis (January 15th and July 15th). As of December 31, 2025 and 2024, the Company has contributed approximately $6.5 million for a 9.34% and 9.00% ownership in National Lending, respectively. See Note 3, Investments in Equity Method Investees for further information regarding the Company’s ownership interests in National Lending.
National Lending may provide short-term bridge financing through promissory notes with any of the eREITs or Funds who have contributed to it in order to maintain greater liquidity and better finance such eREIT’s or Fund’s individual real estate investment strategies. Any promissory note bears a market rate of interest. National Lending may also obtain a promissory note from any of these eREITs in order to secure short-term bridge financing.
The following is a summary of the promissory notes issued by National Lending to the Company during the the years ended December 31, 2025 and 2024 and remaining outstanding balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2024 – A(1)(4)	$38,500	6.50%	12/31/2024	$—	$—
2024 – B(2)	$4,000	6.50%	1/31/2025	$—	$—
2024 – C(3)	$4,000	6.50%	3/28/2025	$—	$—
2024 – D(4)	$3,000	6.25%	7/29/2025	$—	$—
2024 – E(4)	$2,000	5.75%	9/30/2025	$—	$—
2024 – F(4)	$1,000	6.00%	11/26/2025	$—	$—
2024 – G(4)(5)	$44,000	6.00%	12/31/2025	$—	$43,300
2025 – A	$3,900	6.00%	12/31/2025	$—	$—
2025 – B(6)	$3,200	5.50%	4/03/2026	$—	$—

Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2025 – C	$8,000	5.50%	4/23/2026	$—	$—
2025 – D	$500	5.50%	4/29/2026	$—	$—
2025 – E(6)	$3,200	5.25%	6/30/2026	$—	$—
2025 – F	$3,000	5.75%	7/03/2026	$—	$—
2025 – G	$2,000	5.75%	7/30/2026	$—	$—
2025 – H(7)	$40,700	5.00%	12/31/2026	$40,700	$—
2025 – I(7)	$3,200	4.75%	12/31/2026	$3,200	$—
2025 – J(7)	$7,000	4.75%	12/31/2026	$7,000	$—
				$50,900	$43,300

(1)
On January 2, 2024, the Company entered into a new promissory note with National Lending, providing for a maximum principal balance of $38.5 million, bearing interest at 6.50% and maturing on December 31, 2024. Upon execution of this agreement, the Company fully repaid all outstanding loans from National Lending as of December 31, 2023, which included approximately $32.5 million of principal and approximately $850,000 in accrued interest. The repayment of the $32.5 million in principal was completed through a non-cash debt extinguishment. This loan was secured by properties pledged by the Company with a total carrying value of approximately $75.2 million. On December 31, 2024, the Company repaid this loan.

(2)
On January 31, 2024, National Lending issued a new promissory note to the Company for a total maximum principal amount of $4.0 million, and the company had drawn the entire $4.0 million. This loan was secured by properties pledged by the Company with a total carrying value of approximately $75.2 million. On May 3, 2024, the Company partially paid off $600,000 of principal. On December 12, 2024, the Company paid the remaining $3,400,000 principal balance and approximately $182,000 of accrued interest.

(3)
On March 28, 2024, National Lending issued a new promissory note to the Company for a total maximum principal amount of $4.0 million. Of the $4.0 million, the Company had drawn $2.9 million of the principal balance. This loan was secured by properties pledged by the Company with a total carrying value of approximately $75.2 million. On April 24, 2024, the Company partially paid off $2,000,000 of principal. On May 3, 2024, the Company paid the remaining $900,000 principal balance and approximately $15,000 of accrued interest.

(4)
During the year ended December 31, 2024, the Company entered into several new loan agreements with National Lending and drew principal totaling approximately $10.8 million. On December 31, 2024, the Company entered into a new unsecured promissory note with National Lending, providing for a maximum principal balance of $44.0 million, bearing interest at 6.0% and maturing on December 31, 2025. Upon execution of this agreement, the Company fully repaid all outstanding loans from National Lending as of December 31, 2024, which included approximately $43.3 million of principal and approximately $2.6 million in accrued interest. The repayment of the $43.3 million in principal was completed through a non-cash debt extinguishment.

(5)
Note 2024 — G was executed with National Lending for a maximum principal balance of $44.0 million. On January 8, 2025, the Company had drawn an additional $700,000 of principal balance. On January 30, 2025, the Company partially paid off $15.0 million of principal. On August 28, 2025, the Company partially paid off $1.0 million of principal. On September 30, 2025, the Company partially paid off $1.3 million of principal.

(6)
Note 2025 — E was executed with National Lending on April 4, 2025 for a maximum principal ba;amce of $3.2 million, and the Company had drawn the entire $3.2 million. On June 30, 2025, the Company fully paid off this promissory note including approximately $42,000 of accrued interest. The repayment of the $3.2 million in principal was completed through a non-cash debt extinguishment. Upon execution of this agreement, the Company entered into a new promissory note with National Lending, providing for a maximum principal balance of $3.2 million, bearing interest at 5.25%, and maturing on June 30, 2026. This loan is secured by properties pledged by the Company with a total carrying value of approximately $6.7 million.
(7)
During the year ended December 31, 2025, the Company entered into several new loan agreements with National Lending and drew principal totaling approximately $24.9 million. On December 31, 2025, the Company entered into three new promissory notes with National Lending. One unsecured promissory note providing for a maximum principal balance of $40.7 million, one secured promissory note providing for a maximum principal balance of $3.2 million, and one secured promissory note providing for a maximum principal balance of $7.0 million. The loans are secured by properties pledged by the Company with a total carrying value of approximately $19.5 million. Upon execution of these agreements, the Company fully repaid all outstanding loans from National Lending as of December 31, 2025, which included approximately $47.0 million of principal and approximately $2.5 million in accrued interest. The repayment of the $47.0 million in principal was completed through a non-cash debt extinguishment. On December 31, 2025 after the non-cash debt extinguishment, the Company had drawn an additional $3,900,000 of principal balance.

For the years ended December 31, 2025 and 2024, the Company incurred approximately $2.6 million and $2.8 million, respectively, in interest expense on related party notes with National Lending. As of both December 31, 2025 and 2024, we had outstanding accrued interest of approximately $7,000, due to National Lending. The Manager has plans to extend current financings through existing commitments with an affiliate as needed to support its investment and liquidity objectives.
Co-Investment Arrangements
The Company may gain exposure to real estate investments through co-investment arrangements (“Co-Investments”) with other eREITs and Funds affiliated with our Manager. Through a Co-Investment, the Company acquires partial interests rather than full ownership of an investment. The Company’s ownership percentage in the Co-Investment will generally be pro rata the Company’s origination or commitment amount for the underlying acquisition.
TIC Arrangements with Affiliate REITs
In December 2024, the Company entered into four TIC arrangements with REITs managed by our Manager and affiliated with our Sponsor. Under the terms of the TIC arrangements, the Company and the affiliate REITs hold undivided ownership interests in mixed-use properties located in Los Angeles, CA. The TIC arrangements allow each owner to independently own a specified interest in the property while sharing in the income and expenses associated with the property in proportion to their ownership interests. As of December 31, 2025, the Company continued to hold its interests in these TIC arrangements and did not enter into any additional similar transactions during the period.
Certain non-cash reallocations of contributions and distributions may occur to align ownership interests under the TIC arrangements. These reallocations are settled through intercompany balances with the affiliated REITs and are reflected as adjustments to “Due to related party” or “Due from related party” on the consolidated balance sheets. As of December 31, 2025 and 2024, the Company has recorded balances of approximately $1.0 million and $0, respectively, in “Due to related party” and approximately $335,000 and $0, respectively, in “Due from related party” related to these arrangements.
11.
Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

12.
Commitments and Contingencies

Guarantees
The Company has entered into a guarantee agreement in connection with a mortgage loan extended to the C20 property. Under the terms of the loan agreement, the Company has guaranteed certain obligations of the C20 property through the loan’s initial maturity date of April 28, 2028, including any borrower-elected extension periods. Consistent with the Company’s strategy to use leverage to enhance total shareholder return, these guarantees were provided to strengthen the credit profile of the C20 property, secure more favorable financing terms, and support the Company’s investment activities.
The Company’s obligations as a guarantor include an unconditional repayment guarantee of up to $15.0 million of principal, plus related interest, fees, and expenses, in connection with the C20 mortgage loan. This guarantee obligates the Company to fund repayment of a specified portion of the loan in the event of borrower default. As of December 31, 2025, the maximum potential amount of future payments under this guarantee was approximately $15.0 million, which represents the Company’s maximum contractual exposure.
Based on current information and analysis, we believe the likelihood of the Company being required to perform under the guarantee is remote and that no material liability exists as of the reporting date. Accordingly, as of December 31, 2025, no liability has been recorded in the consolidated financial statements. We will continue to monitor the financial condition and performance of the Company and the C20 property and will reassess the need to record a liability if future events or circumstances indicate a probable loss.
Legal Proceedings
As of the date of the consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any current litigation that we assess as being significant to us.
13.
Segment Reporting

The Company operates as a single operating and reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
14.
Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement for potential recognition or disclosure. No subsequent events were identified that require adjustment to or disclosure in the accompanying consolidated financial statements.

Fundrise Development eREIT, LLC
Real Estate and Accumulated Depreciation (Schedule III)
December 31, 2025
(2025 information unaudited)
				Initial Cost		Gross Amount Carried at Close of Period
Description	Location	Property Type	Encumbrances	Land	Building & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total	Accumulated Depreciation	Year Acquired	Life Upon Which Depreciation is Computed
RSE C35 Controlled Subsidiary	Los Angeles, CA	Multifamily	—	1,921,531	2,269,070	1,729,741	1,921,531	3,998,811	5,920,342	(316,663)	2019	(b)
RSE R450 Investment	Brentwood, MD	Multifamily	—	5,213,116	2,614,332	(466,555)	5,213,116	2,147,777	7,360,893	(526,919)	2019	(b)
W372 Controlled Subsidiary	Los Angeles, CA	Multifamily	—	1,516,377	—	244,107	1,516,377	244,107	1,760,484	(33,565)	2019	(b)
W422 Controlled Subsidiary	Los Angeles, CA	Mixed-Use	—	3,054,319	—	419,167	3,054,319	419,167	3,473,486	(51,025)	2020	(b)
B19 Controlled Subsidiary(a)	Landover, MD	Unimproved Land	—	6,880,856	—	2,487,877	6,880,856	2,487,877	9,368,733	—	2021	(b)
C20 Controlled Subsidiary(a)	Alexandria, VA	Mixed-Use	(30,000,000)	55,696,900	18,744,581	1,491,746	55,696,900	20,236,327	75,933,227	(3,951,743)	2021	(b)
				74,283,099	23,627,983	5,906,083	74,283,099	29,534,066	103,817,165	(4,879,915)

(a)
These assets were acquired by the Company on August 2, 2021 in connection with the Merger.

(b)
Depreciation is computed based on the following estimated useful lives:

Description	Depreciable Life
Building and building improvements	20 – 39 years
Site improvements	5 – 20 years
Furniture, fixtures, and equipment	5 – 10 years
Lease intangibles	Over lease term
The change in total cost of properties for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of investment properties:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	103,447	125,568
Provision for impairment of investment properties	—	(606)
Acquisitions	—	—
Estimated costs to sell	—	—
Sales of investment properties	—	(24,590)
Costs capitalized subsequent to accquisiton	370	3,075
Balance, end of period	103,817	103,447
The change in accumulated depreciation of real estate assets for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of accumulated depreciation:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	(3,765)	(2,468)
Depreciation expense	(1,115)	(1,500)
Dispositions and other	—	203
Balance, end of period	(4,880)	(3,765)
The aggregate cost of real estate for federal income tax purposes is approximately $99.3 million as of December 31, 2025.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise East Coast Opportunistic REIT, LLC

Independent Auditor’s Report
Members
Fundrise East Coast Opportunistic REIT, LLC
Opinion
We have audited the consolidated financial statements of Fundrise East Coast Opportunistic REIT, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements and schedule (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
2025 Financial Information
The accompanying consolidated balance sheet of Fundrise East Coast Opportunistic REIT, LLC as of December 31, 2025, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended and schedule were not audited by us and, accordingly, we do not express an opinion on them.
/s/ RSM US LLP
McLean, Virginia
April 30, 2025

Fundrise East Coast Opportunistic REIT, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of December 31, 2025 (unaudited)	As of December 31, 2024
ASSETS
Cash and cash equivalents	$5,341	$5,578
Restricted cash	2,069	13,408
Other assets, net	1,731	1,646
Due from related party	—	15
Derivative financial instrument	—	1
Investments in equity method investees	40,203	56,618
Investments in rental real estate properties, net	127,486	130,380
Total Assets	$176,830	$207,646
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$465	$749
Due to related party	560	301
Settling subscriptions	—	15
Redemptions payable	16	4,808
Distributions payable	—	36
Rental security deposits and other liabilities	183	178
Notes payable – related party	58,908	54,309
Credit Facility	78,774	95,000
Total Liabilities	$138,906	$155,396
Commitments and Contingencies
Members’ Equity:
Common shares; net of redemptions; unlimited shares authorized; 15,554,204 and 15,525,907 shares issued 7,535,357 and 8,463,586 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	75,837	85,982
Accumulated deficit and cumulative distributions	(37,913)	(33,732)
Total Members’ Equity	37,924	52,250
Total Liabilities and Members’ Equity	$176,830	$207,646
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise East Coast Opportunistic REIT, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
Revenue
Rental revenue	$1,701	$1,714
Other revenue	290	327
Total revenue	1,991	2,041
Expenses
Depreciation and amortization	3,098	3,300
Investment management and other fees – related party	1,587	1,804
Property operating and maintenance	1,510	1,356
General and administrative expenses	484	489
Total expenses	6,679	6,949
Other income (expenses)
Interest expense, net	(7,400)	(7,189)
Interest expense – related party	(3,113)	(2,602)
Equity in earnings (losses)	10,950	(2,668)
Loss on extinguishment of debt	(21)	—
Decrease in fair value of derivative financial instrument	(12)	(1,021)
Dividend income	215	182
Total other income (expenses)	619	(13,298)
Net loss	$(4,069)	$(18,206)
Net loss per basic and diluted common share	$(0.52)	$(1.93)
Weighted average number of common shares outstanding, basic and diluted	7,869,338	9,434,487
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise East Coast Opportunistic REIT, LLC
Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Accumulated Deficit and Cumulative Distributions	Total Members’ Equity
	Shares	Amount
December 31, 2023	10,033,093	$104,052	$(15,315)	$88,737
Proceeds from issuance of common shares	7,283	81	—	81
Offering costs	—	(205)	—	(205)
Distributions declared on common shares	—	—	(211)	(211)
Redemptions of common shares	(1,576,790)	(17,946)	—	(17,946)
Net loss	—	—	(18,206)	(18,206)
December 31, 2024	8,463,586	85,982	(33,732)	52,250
Proceeds from issuance of common shares (unaudited)	28,298	309	—	309
Offering costs (unaudited)	—	(75)	—	(75)
Distributions declared on common shares (unaudited)	—	—	(112)	(112)
Redemptions of common shares (unaudited)	(956,527)	(10,379)	—	(10,379)
Net loss (unaudited)	—	—	(4,069)	(4,069)
December 31, 2025 (unaudited)	7,535,357	$75,837	$(37,913)	$37,924
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise East Coast Opportunistic REIT, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
OPERATING ACTIVITIES:
Net loss	$(4,069)	$(18,206)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,098	3,300
Amortization of deferred financing fees	551	473
Equity in (earnings) losses	(10,950)	2,668
Return on investment from equity method investees	14,584	796
Decrease in fair value of derivative financial instrument	12	1,021
Change in assets and liabilities:
Net (increase) decrease in other assets, net	(144)	23
Net (increase) decrease in due from related party	15	260
Net increase (decrease) in accounts payable and accrued expenses	(303)	33
Net increase (decrease) in due to related party	238	(480)
Net increase (decrease) in rental security deposits and other liabilities	5	56
Net cash provided by (used in) operating activities	3,037	(10,056)
INVESTING ACTIVITIES:
Investment in equity method investees	(6,179)	(6,180)
Return of investment from equity method investees	18,960	1,998
Capital expenditures related to rental real estate properties	(146)	(480)
Release of deposits	—	33
Reimbursement of capital expenditures	—	331
Net cash provided by (used in) investing activities	12,635	(4,298)
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	294	81
Proceeds from advances on Credit Facility	80,430	10,923
Repayment of Credit Facility	(95,000)	—
Redemptions paid	(15,170)	(20,710)
Proceeds from note payable – related party	20,900	38,200
Repayment of note payable – related party	(16,300)	(4,000)
Proceeds from settling subscriptions	—	15
Distributions paid on common shares	(149)	(335)
Purchase of derivative financial instrument	(11)	(45)
Offering costs paid	(35)	(202)
Payment of deferred financing fees	(2,207)	—
Net cash provided by (used in) financing activities	(27,248)	23,927
Net increase (decrease) in cash and cash equivalents and restricted cash	(11,576)	9,573
Cash and cash equivalents, beginning of period	18,986	9,413
Cash and cash equivalents, end of period	$7,410	$18,986
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Return of investment from equity method investees	$2,000	$—
Investment in equity method investees	$(2,000)	$—
Non-cash extinguishment of debt	$51,200	$69,300
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid – related party note	$3,114	$2,940
Interest paid – Credit facility	$6,823	$7,628
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise East Coast Opportunistic REIT, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2025 (unaudited) and 2024
1.
Formation and Organization

Fundrise East Coast Opportunistic REIT, LLC was formed on November 19, 2015, as a Delaware limited liability company and substantially commenced operations on October 25, 2016. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise East Coast Opportunistic REIT, LLC except where the context otherwise requires.
The Company has one operating and reportable segment consisting of investments in real estate. The Company was organized primarily to originate, invest in and manage a diversified portfolio primarily consisting of investments in industrial and multifamily rental properties and development projects located in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas (“MSAs”) of Washington, DC, Philadelphia, PA, and high growth Sunbelt states, with such investments consisting of equity interests in such properties or debt, as well as commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and real estate investment trust (“REIT”) senior unsecured debt) and other select real estate-related assets, where the underlying assets primarily consist of such properties. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
We have operated in such a manner as to qualify as a REIT for federal income tax purposes beginning with the year ended December 31, 2016. On November 5, 2021, we formed a taxable REIT subsidiary (“TRS”). As of December 31, 2025, we have not established an operating partnership or qualified REIT subsidiary, though we may form such entities as required in the future to facilitate certain transactions that might otherwise have an adverse impact on our status as a REIT.
The Company’s initial and subsequent offering of its common shares (the “Offering(s)”) is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares.
During the third quarter of 2025, the Manager closed the Regulation A Offering of common shares of the Company. The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager.
As of December 31, 2025 and 2024, after redemptions, the Company has net common shares outstanding of approximately 7,535,000 and 8,464,000, respectively, including common shares to Rise Companies Corp. (the “Sponsor”), the owner of the Manager. As of December 31, 2025 and 2024, the Sponsor purchased an aggregated 600 common shares at $10.00 per share in private placement for an aggregate purchase price of $6,000. In addition, as of December 31, 2025 and 2024, Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of the Sponsor, has purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000. As of December 31, 2025 and 2024, after redemptions, third parties owned approximately 239,000 common shares in private placements for an aggregate purchase price of approximately $3,121,000. As of December 31, 2025 and 2024, the total amount of equity issued by the Company on a gross basis was approximately $176.3 million and $176.0 million, respectively, and the total amount of settling subscriptions was approximately $0 and $15,000 respectively. The settling subscriptions as of December 31, 2024 were offered at a per share price of $11.09 .
2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately fewer voting rights. As of December 31, 2025, the Company has identified Mezza JV LP (the parent entity of the Mezza Controlled Subsidiary) as a VIE; however, we are not the primary beneficiary and therefore account for our investment under the equity method of accounting. As of December 31, 2024, we did not have any VIEs for the periods presented in these financial statements.
All intercompany balances and transactions have been eliminated in consolidation.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consists of money market funds as of December 31, 2025 and 2024.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Restricted Cash
Restricted cash consists of cash balances restricted in use by contractual obligations with third parties. This may include funds escrowed for collateral, tenant security deposits, real estate taxes, property insurance, and mortgage escrows required by lenders on certain of our properties to be used for future building renovations or tenant improvements.
Losses per Share
Basic losses per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic losses per share is computed by dividing income or loss available to common members by the weighted-average common shares outstanding during the period. Diluted net loss per share of common stock equals basic net loss per share of common stock as there were no potentially dilutive securities outstanding during the years ended December 31, 2025 and 2024.
Offering Costs
Offering costs represent costs incurred by the Company in the qualification of the Offering and the marketing and distribution of common shares. Costs included in the marketing and distribution of common shares, include, without limitation, expenses for printing, amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees, and accountants’ and attorneys’ fees.
Settling Subscriptions
Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (“ACH”) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.
Investments in Equity Method Investees
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment is originally recorded at cost and adjusted for contributions, distributions, basis difference, and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee, or in instances where the source of proceeds is from financing activities or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent returns on investment and cumulative distributions received in excess of the cumulative equity in earnings represent returns of investment.

The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. If it is determined that an impairment exists and is other-than-temporary, then the Company estimates the fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for the years ended December 31, 2025 and 2024.
Investments in Rental Real Estate Properties
Upon acquisition, the Company first determines whether the acquisition of a property qualifies as a business combination, in accordance with FASB ASC 805, Business Combinations. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, building, site improvements, acquired in-place leases, above-market leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities, and allocates the purchase price on a relative fair value basis (including capitalized transaction costs) to the acquired assets and assumed liabilities.
The amortization of in-place leases is recorded to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above- or below-market leases is recorded as an adjustment to rental revenue on the Company’s consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any in-place lease value is written off.
For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
Costs capitalized in connection with rental real estate property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:
Description	Depreciable Life
Building and building improvements	30 – 40 years
Site improvements and Leasehold Improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 9 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the years ended December 31, 2025 and 2024, no such impairments occurred.

Real Estate Deposits
During the closing on an investment in rental real estate property or real estate held for improvement, we may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us. The Company may pay a deposit for a property that is ultimately acquired by a related party fund. Upon acquisition of the property, the related party fund would reimburse the Company for the full amount of the deposit. The Company also may pay a security deposit to retain services related to our investments in rental real estate properties. During the years ended December 31, 2025 and 2024, the Company was reimbursed approximately $0 and $33,000 in deposits, respectively.
Derivative Financial Instruments
Derivative financial instruments are initially recorded at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value at period end. Any gains or losses arising from changes in fair value of derivative contracts not designated for hedge accounting are recorded in our consolidated statements of operations as “Increase (decrease) in fair value of derivative financial instrument”. In the event a derivative financial instrument is settled, terminated, or extinguished before maturity, any realized gain or loss resulting from the transaction is recognized in our consolidated statements of operations in “Increase (decrease) in fair value of derivative financial instrument”. The realized gain or loss represents the difference between the carrying fair value of the derivative at the time of the termination and the settlement amount paid or received. Any gains or losses arising from cash paid or received on derivative contracts are recorded in our consolidated statements of operations as “Interest expense, net.”
Deferred Financing Costs
Deferred financing costs are loan fees, legal fees and other third-party costs associated with obtaining financing. These costs are amortized over the terms of the respective financing agreements using a method which approximates the effective interest method. Deferred financing costs related to loan advances on the Credit Facility (as defined in Note 5, Credit Facility) are recorded against the loan carrying amount and the amortization of deferred financing costs are recorded in interest expense.
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a member could obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
As a limited liability company, we have elected to be taxed as a C corporation. The Company has qualified for treatment each year as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 2016, and intends to continue to operate as such. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying distributions to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
On November 5, 2021, we formed a TRS, Fundrise East Coast TRS, LLC (“East Coast TRS”). As a result of this formation, we will record income tax expense or benefit with respect to our entity that is taxed as a TRS under provisions similar to those applicable to regular corporations and not under the REIT provisions. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements during the years ended December 31, 2025 and 2024. As of December 31, 2025 and 2024, there are no gross deferred tax assets or liabilities.
As of December 31, 2025, the tax period for the taxable year ending December 31, 2022 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue Recognition
Rental and other property revenues are accounted for in accordance with ASC 842, Leases. Accordingly, lease revenue is excluded from the scope of ASC 606, Revenue from Contracts with Customers. Rental and other property revenues are recognized when due from tenants and recorded monthly as earned in accordance with the terms of the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the lease. We periodically review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated losses. Consistent with ASC 842, the Company recognizes rental revenue only to the extent that collection is probable. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.
Dividend income consists of interest earned on bank accounts and money market dividend income, which is related to dividends earned through our cash sweep bank account and is recognized on an accrual basis.
Other revenue consists of utility reimbursements, damages, termination fees, administrative fees, and late fees, which are recognized on an accrual basis.
As of December 31, 2025, non-cancellable commercial operating leases provide for future minimum rental revenue from continuing operations as follows (amounts in thousands):
Year	Minimum Rental Revenue
2026	$1,757
2027	1,827
2028	1,751
2029	439
2030	—
Thereafter	—
Total	$5,774
For the years ended December 31, 2025 and 2024, two tenants accounted for 100% of rental revenue.
Recent Accounting Pronouncements
In January 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance enhances the transparency and usefulness of income tax disclosures by requiring entities to provide additional information about income taxes paid, including disaggregation by federal, state, and foreign jurisdictions, as well as further detail on the effective tax rate reconciliation. The adoption of this guidance had no impact on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which clarifies, corrects, and makes minor improvements across U.S. GAAP. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), which improves the navigability of interim reporting guidance in Topic 270. The ASU does not expand or reduce interim disclosure requirements, but instead clarifies when Topic 270 applies, what constitutes interim financial statements prepared in accordance with U.S. GAAP, and which disclosures are required at interim dates. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.
3.
Investments in Equity Method Investees

The table below presents the activity of the Company’s investments in equity method investees as of and for the periods presented (amounts in thousands):
Investments in Equity Method Investees:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$56,618	$55,900
Additional investments in equity method investees(1)	8,179	6,180
Distributions from equity method investees(1)	(35,544)	(2,794)
Equity in earnings (losses) of equity method investees(1)(2)	10,950	(2,668)
Ending balance	$40,203	$56,618

(1)
On July 2, 2025, the RSE Insight Controlled Subsidiary (Fundrise Insight Two, LLC) sold the Tyroll Hill Apartments for a sales price of approximately $32.0 million. Proceeds from the sale totaled approximately $17.3 million, net of repayment of the $14.6 million outstanding senior loan (including of accrued interest), and closing costs of approximately $88,000. The Company’s allocated share of the sales proceeds was approximately $14.6 million. In connection with the sale and the subsequent liquidation of Fundrise Insight Two, LLC, the Company reinvested $2.0 million of its proceeds into a new joint venture with the same partner. Accordingly, the Company received a net cash distribution of approximately $12.6 million after the reinvestment. Further information regarding this new equity method investment is provided below. As a result of the sale of Tyroll Hill Apartments, the Company recognized a gain on disposition of equity method investees of approximately $11.5 million during the years ended December 31, 2025. This gain is reflected within “equity in earnings” in the consolidated statements of operations.

On December 10, 2025, the Company sold a 5.10% limited partnership interest in Mezza JV to an affiliated eREIT for a sales price of approximately $1.4 million. The carrying value of the interest sold was approximately $169,000, resulting in a gain on sale of approximately $1.3 million for the year ended December 31, 2025. The Company continues to account for its remaining interest in Mezza JV under the equity method of accounting.
(2)
For the year ended December 31, 2025, the Company’s equity in earnings (loss) of equity method investees includes a gain of approximately $2.1 million that is the result of distributions in excess of the equity investment basis in the Hampton Station Holdings, LLC entity.

The condensed financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2025	As of December 31, 2024
Real estate assets, net	$527,229	$569,956
Other assets(1)	175,310	161,632
Total assets	$702,539	$731,588
Mortgage/construction loans payable, net	$371,531	$341,370
Other liabilities(2)	56,910	37,797
Equity	274,098	352,421
Total liabilities and equity	$702,539	$731,588
Company’s equity investment, net	$40,203	$56,618

(1)
As of December 31, 2025 and December 31, 2024, approximately $134.4 million and $98.3 million of “Other assets” are promissory notes receivable from other eREITs held by the Company’s equity method investment in National Lending, LLC (“National Lending”) respectively. See Note 9, Related Party Arrangements for further information regarding National Lending.

(2)
As of December 31, 2025 and 2024, approximately $49.4 million and $22.0 million of “Other liabilities” represent promissory notes issued from affiliated entities to National Lending, respectively. See Note 9, Related Party Arrangements for further information regarding National Lending.

Condensed income statement information:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Total revenue	$44,347	$36,043
Total expenses	67,123	54,540
Net income (loss)	$(22,776)	$(18,497)
Company’s equity in income (loss)(1)(2)	$10,950	$(2,668)

(1)
For the year ended December 31, 2025, the Company’s equity in income (loss) of equity method investees includes a gain of approximately $2.1 million that is the result of distributions in excess of the equity investment basis in the Hampton Station Holdings, LLC entity.

(2)
The Company’s equity in net income (loss) of investee includes an approximate $11.5 million gain on sale of investment.

As of December 31, 2025 and 2024, the Company’s investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
An initial 58% non-controlling member interest in Mezza JV LP, whose activities are carried out through its following wholly-owned asset: Mezza Apartments, a garden-style multi-family complex in Jacksonville, FL. On December 10, 2025 the Company sold 5.10% of limited partner interest in Mezza JV LP to Fundrise Balanced II, LLC, an affiliate eREIT.

(2)
A 95% non-controlling member interest in Hampton Station Holdings, LLC, whose activities are carried out through its following wholly-owned asset: Hampton Station, a multi-tenant building and a development site for multi-family apartments in Greenville, SC. On November 19, 2021, Fundrise Development eREIT, LLC (“Development eREIT”), an affiliate eREIT, was admitted as a member of the joint venture concurrently with the closing of a construction loan related to the development of a mid-rise apartment complex. Remaining equity contributions to Hampton Station Holdings, LLC, will be contributed 95% by the Company and Development eREIT. On November 25, 2024, Hampton Station Holdings, LLC sold part of the Hampton Station property located in Greenville, SC for a sales price of approximately $11.1 million. Our distribution received from the sale totaled approximately $1.2 million. On January 24, 2025, Hampton Station Holdings, LLC sold part of the Hampton Station property located in Greenville, SC for a sales price of approximately $45.4 million. Our distribution received from the sale totaled approximately $5.7 million. Hampton Station Holdings, LLC continues to own and operate the remaining Hampton Station property located in Greenville, SC. As of both December 31, 2025 and December 31, 2024 our member interest in Hampton Station Holdings, LLC was 24.2%, respectively.

(3)
A 20% non-controlling member interest in Fundrise HCP Member, LLC, whose activities are carried out through its following wholly-owned asset: Haven Columbia Pike, a garden-style multifamily property in Arlington, VA.

(4)
Investments in equity method investees includes the contributions to National Lending, in exchange for ownership interests. As of December 31, 2025 and December 31, 2024, the carrying value of the Company’s equity method investment in National Lending was approximately $12.0 million and $11.4 million, respectively. See Note 9, Related Party Arrangements for further information regarding National Lending.

(5)
An initial 80% interest in Fundrise Industrial JV 1, LLC, whose activities are carried out through its following wholly-owned asset: 7980 Tar Bay, an industrial rental property in Jessup, MD. See Note 9, Related Party Arrangements for further information regarding co-investment arrangements.

(6)
An initial 10% interest in Fundrise Industrial JV 2, LLC, which primarily invests in industrial properties located throughout the United States. See Note 9, Related Party Arrangements for further information regarding co-investment arrangements.

The subsidiaries of Fundrise Industrial JV 1, LLC and Fundrise Industrial JV 2, LLC have entered into various debt arrangements to finance existing real estate properties and acquisitions. As of December 31, 2025 and December 31, 2024, total debt outstanding by these investees was approximately $306.4 million and $255.9 million, respectively.
See Note 5, Credit Facility and Note 10, Commitments and Contingencies, for additional details on the related loan terms, the Company’s guarantees, covenant compliance, and other related matters.

4.
Investments in Rental Real Estate Properties

The following table presents the Company’s investment in rental real estate properties (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$23,771	$23,771
Building and building improvements	105,504	105,475
Site improvements	8,838	8,879
Total gross investment in rental real estate properties	$138,113	$138,125
Less: Accumulated depreciation	(10,627)	(7,745)
Total investment in rental real estate properties, net	$127,486	$130,380
As of December 31, 2025 and 2024, we had invested in two rental real estate properties, which consists of the following:
1)
In June 2022, the Company directly acquired ownership of a majority-owned subsidiary for an industrial property containing approximately 852,000 square feet of net rentable area (the “Hagerstown Crossroads Property”) located in Williamsport, MD, for approximately $53.3 million.

2)
On January 15, 2020, the Company directly acquired ownership of a majority-owned subsidiary for an industrial property containing approximately 168,000 square feet of net rentable area (the “E66 Property”) located in Springfield, VA for approximately $15.7 million. On December 13, 2022, we completed the redevelopment and placed in-service the E66 Property, in which the demolition of the existing industrial buildings made way for a new 139,000 square feet industrial property. We commenced recognizing revenue, expenses, and depreciation in accordance with our policy, as outlined in Note 2, Summary of Significant Accounting Policies.

As of December 31, 2025 and 2024, the carrying amount of the rental real estate properties above included cumulative capitalized transaction costs of approximately $2.2 million, which includes cumulative acquisition fees paid to the Sponsor of approximately $1.2 million.
For the years ended December 31, 2025 and 2024, the Company recognized approximately $2.9 million and $3.1 million of depreciation expense on rental real estate properties, respectively.
There were no asset acquisitions during the years ended December 31, 2025 and 2024.
5.
Credit Facility

On June 17, 2022, Hagerstown Crossroads Property and the E66 Property (the “East Coast Borrowers”), which are real property-controlled subsidiaries of the Company, executed an agreement for a Credit Facility of up to $95.0 million, secured by real property owned by the East Coast Borrowers (the “Prior Credit Facility”). The Prior Credit Facility bore interest at SOFR + 3.25% and called for interest-only payments for the entire term of the loan, with a principal balloon payment due at maturity. The Prior Credit Facility initially matured on July 7, 2024, with three twelve-month extension options available. In July 2024 we executed the first modification agreement and exercised our first extension option, extending the maturity date to July 7, 2025. As part of this modification, the lender funded an additional $10.9 million in accordance with the terms of the loan agreement. This amount was included within “Restricted Cash” in the consolidated balance sheet as of December 31, 2024.
On June 26, 2025, Fundrise Industrial Portfolio, LLC and Fundrise Industrial Portfolio 2, LLC, both indirect subsidiaries of the Company (the “JV Borrowers”), together with the East Coast Borrowers identified above, collectively refinanced certain underlying properties with a syndicated warehouse loan of up to $352.7 million in committed capital (the “Credit Facility”). In connection with this refinancing, the outstanding loans for all co-borrowers were repaid in full. The Credit Facility bears interest at SOFR + 3.15% and calls for interest-only payments for the entire term of the loan, with a principal balloon payment due at maturity. The Credit Facility matures on June 26, 2027 with three twelve-month extension options available upon satisfying certain provisions.
In connection with the Credit Facility, the co-borrowers entered into an Allocation and Reimbursement Agreement in order to equitably disburse loan proceeds and allocate related costs amongst the co-borrowers. Fundrise Industrial Portfolio 2, LLC will serve as the administrative agent for the Credit Facility, and will be responsible for coordinating loan proceeds, interest payments, and co-borrower reimbursements, as needed. As of December 31, 2025, approximately $297,000 was due from the East Coast Borrowers to the JV Borrowers, which is included within “Due from related parties” on the consolidated balance sheet.
For the years ended December 31, 2025 and 2024, we incurred interest expense of approximately $6.8 million and $7.6 million, respectively, and amortized approximately $551,000 and $473,000 of deferred financing fees, respectively, which are recorded to “Interest expense, net” in our consolidated statements of operations.
The Credit Facility contains various financial and non-financial covenants. Included in these covenants are general liquidity requirements for the Company as one of the Credit Facility’s carve-out guarantors. The loan agreement also contains a requirement for quarterly monitoring of the named co-borrowers’ debt yield ratio. If the co-borrowers do not meet these quarterly minimum compliance requirements, they will enter into a trigger period as defined in the loan agreement, in which control of funds will shift to the lender and disbursement of such funds will be applied in accordance with the cash management agreement per the loan terms. As of December 31, 2025, the Company and co-borrowers were in compliance with these covenants.
The following is a summary of the credit facilities secured by the Company’s properties as of December 31, 2025 and 2024 (dollar amounts in thousands):
Borrower	Commitment Amount	Maturity Date	Interest Rate	Balance as of December 31, 2025	Balance as of December 31, 2024
Hagerstown Crossroads Property and the E66 Property	$95,000	07/07/2025	SOFR + 3.25%	$—	$95,000(1)
Hagerstown Crossroads Property and the E66 Property	$87,030	06/26/2027	SOFR + 3.15%	$80,430 (2)	$—

(1)
Excludes deferred financing fees of approximately $2.3 million and amortized deferred financing fees of $2.3 million as of December 31, 2024 for Hagerstown Crossroads Property and E66 Property.

(2)
Excludes deferred financing fees of approximately $2.2 million and amortized deferred financing fees of approximately $550,000 as of December 31, 2025 for Hagerstown Crossroads Property and E66 Property.

6.
Derivative Financial Instrument

Effective June 17, 2022, we entered into an interest rate cap agreement for $1.5 million with a notional amount of approximately $80.0 million and a strike rate of 3.00% to manage our exposure to interest rate risk on our variable rate debt (see Note 5, Credit Facility). The interest rate cap was not for trading or other speculative purposes. The interest rate cap agreement matured on July 7, 2024. Effective July 7, 2024, we entered into an interest rate cap agreement for $45,000 with a notional amount of approximately $95.0 million and a strike rate of 5.50% to manage our exposure to interest rate risk on our variable rate debt (see Note 5, Credit Facility). The interest rate cap agreement matured on July 7, 2025. Accordingly, effective June 25, 2025, we entered into a new interest rate cap agreement for approximately $11,000 with a notional amount of approximately $82.7 million and a strike rate of 5.00% (see Note 5, Credit Facility). The interest rate cap agreement matures on June 26, 2026. The interest rate cap is not for trading or other speculative purposes.
For the years ended December 31, 2025 and 2024, we recognized a decrease in the fair value of the interest rate caps of approximately $12,000 and $1.0 million, respectively. These amounts are reflected under “Decrease in fair value of derivative financial instrument” in our consolidated statements of operations.

During the years ended December 31, 2025 and 2024, we recognized aggregate income of approximately $0 and $941,000 related to the interest rate cap, which is recorded as a reduction to “Interest expense, net” in our consolidated statements of operations. No income was recognized during 2025 as market SOFR rates remained below the cap’s contractual strike rate throughout the year. As of both December 31, 2025 and 2024, approximately $0 of interest rate cap income was payable to the Company.
7.
Distributions

Distributions are calculated based on members of record each day during the distribution period. During the years ended December 31, 2025 and 2024, the Company’s total distributions declared to members, the Sponsor, and its affiliates were approximately $112,000 and $211,000, respectively. Of the distributions declared during the years ended December 31, 2025 and 2024, approximately $112,000 and $175,000 were paid, respectively. Approximately $0 and $36,000 remained payable as of December 31, 2025 and 2024, respectively.
8.
Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amount of cash and cash equivalents, restricted cash, other assets, real estate deposits, and promissory notes to related parties reported in the consolidated balance sheets approximates fair value because of the short maturity of these instruments.
The only financial instruments that are recorded at fair value on the Consolidated Balance Sheets on a recurring basis are the derivative financial instruments. We value these financial instruments utilizing significant other observable inputs (Level 2) such as interest rate, term to maturity, volatility, and current credit spreads.
As of December 31, 2025 and 2024, the net carrying amounts and fair values of other financial instruments were as follows (amounts in thousands):
	December 31, 2025		December 31, 2024
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Liabilities:
Credit Facility	$80,430	$80,430	$95,000	$95,000
Total	$80,430	$80,430	$95,000	$95,000

Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2 — Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. The methods used may produce a fair value calculation that is not indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value could result in a different estimate of fair value at the reporting date.
The following methods and assumptions were used in estimating fair value disclosures for financial instruments:
Credit Facility (Level 3):   The fair value of the Credit Facility balance is estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rate), loan to value ratios, and expected repayment and prepayment dates. Differences between the carrying values of the Credit Facility in the table above and the Credit Facility in the Consolidated Balance Sheets are due to unamortized deferred financing costs.
9.
Related Party Arrangements

Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s Offering, and the acquisition, management and sale of the Company’s real estate investments.
The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition, or origination of an investment, to the extent not reimbursed by the borrower in connection with our investments, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, or utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2025 and 2024, the Manager incurred approximately $28,000 and $10,000 of operational costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $20,000 and $1,000 were due and payable, respectively.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% of our NAV at the end of each prior quarter. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. In addition, the Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived.
During the years ended December 31, 2025 and 2024, we have incurred investment management fees of approximately $757,000 and $963,000, respectively. As of December 31, 2025 and 2024 approximately $170,000 and $218,000 of investment management fees remained payable to the Manager.
Additionally, the Company is required to pay the Manager for servicing any non-performing asset. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2025 and 2024, the Manager has not designated any asset as non-performing and no special servicing fees were payable to the Manager. For the years ended December 31, 2025 and 2024, no special servicing fees were incurred or paid to the Manager.

The Company may retain certain of our Manager’s affiliates, from time to time, for services relating to our investments or our operations, which may include, but are not limited to, accounting and audit services (including valuation support services), transaction support services (including but not limited to coordinating with brokers, lawyers, accountants, transfer agents, and other advisors (each of whom may be affiliates), assembling relevant information, conducting financial and market analyses, and coordinating closing procedures), account management services, corporate secretarial services, data management services, directorship services, information technology services, technology and software services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, other real estate related services, transaction support services, transaction consulting services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, property, title or other types of insurance, management consulting and other operational and investment matters that may arise in the future that are currently unknowable. Any compensation paid to our Manager’s affiliates for any such services will not reduce the investment management fee. Any such arrangements will be at or below market rates. For the years ended December 31, 2025 and 2024, no fees for such services have been incurred or paid to the Manager or directly by the Company.
The Company will also reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of any of our equity investments in real estate. As of December 31, 2025 and 2024, no disposition fees were incurred or payable to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor or its affiliates may close and fund a loan or other investment prior to it being acquired by us. This allows us the flexibility to deploy our offering proceeds as funds are raised. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition. During the years ended December 31, 2025 and 2024, the Company did not purchase any investments that were owned by Fundrise Lending, LLC.
For situations where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Co-Investment Arrangements
The Company may gain exposure to real estate investments through co-investment arrangements (“Co-Investments”) with other eREITs and Funds affiliated with our Manager. Through a Co-Investment, the Company acquires partial interests rather than full ownership of an investment. The Company’s ownership percentage in the Co-Investment will generally be pro rata to the amount of money the Company applies to the origination or commitment amount for the underlying acquisition.
No reimbursable costs were incurred or outstanding related to Co-Investments as of December 31, 2025 or 2024.
Moat Investments, LP (f/k/a Fundrise L.P.), Member
Moat Investments, LP (f/k/a Fundrise L.P.) is a member of the Company and held 9,500 shares as of December 31, 2025 and 2024. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Moat Investments, LP (f/k/a Fundrise L.P.).

Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and held 600 common shares as of December 31, 2025 and 2024.
For the years ended December 31, 2025 and 2024, the Sponsor incurred approximately $57,000 and $68,000 of operational costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $0 and $8,000 were due and payable, respectively.
Fundrise Real Estate, LLC
In January 2023, the Company entered into a Real Estate Services Agreement (the “Agreement”) with Fundrise Real Estate, LLC (the “Vendor”), a wholly-owned subsidiary of our Sponsor. The Agreement outlines various services the Vendor agrees to perform as an independent contractor on a non-exclusive basis, including but not limited to real estate asset management, acquisition and disposition services, capital markets services, debt servicing, and development and entitlement services. Compensation for such services will be paid to the Vendor as described in the Agreement.
For the years ended December 31, 2025 and 2024, the Company incurred real estate asset management fees of approximately $698,000 and $668,000, development and entitlement fees of approximately $0 and $40,000, and debt servicing fees of approximately $131,000 and $132,000, respectively, which are all included in “Investment management and other fees — related party” on the accompanying consolidated statements of operations. As of December 31, 2025 and 2024, approximately $72,000 and $68,000, respectively, in such fees were payable to the Vendor and are included within “Due to related party” on the consolidated balance sheets.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor, including the Company. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each eREIT or Fund contributes an amount to National Lending in exchange for ownership interests. The current effective operating agreement with National Lending requires each eREIT or Fund maintain a capital contribution amount of 5% of its assets under management, which is measured on a semi-annual basis (January 15th and July 15th). As of December 31, 2025 and 2024, we have contributed approximately $9.7 million for an 14.0% ownership in National Lending. See Note 3, Investments in Equity Method Investees for further information regarding the Company’s ownership interests in National Lending.
National Lending may provide short-term bridge financing through promissory notes to any of the eREITs who have contributed to it in order to maintain greater liquidity and better finance such eREIT’s individual real estate investment strategies. Any promissory note bears a market rate of interest. National Lending may also obtain a promissory note from any of these eREITs in order to secure short-term bridge financing.
The following is a summary of the promissory notes issued by National Lending to the Company as of December 31, 2025 and 2024 and remaining outstanding balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2024 – A(1)(2)	$25,000	6.50%	12/31/2024	$—	$—
2024 – B(2)	$6,000	6.50%	01/31/2025	$—	$—
2024 – C(2)	$1,000	6.50%	03/28/2025	$—	$—

Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2024 – D(2)	$8,000	6.50%	04/26/2025	$—	$—
2024 – E(2)	$4,500	6.50%	06/28/2025	$—	$—
2024 – F(2)	$4,000	6.25%	07/29/2025	$—	$—
2024 – G(2)	$2,000	5.75%	09/29/2025	$—	$—
2024 – H(2)	$4,000	5.75%	10/30/2025	$—	$—
2024 – I(2)	$14,000	5.75%	12/31/2025	$—	$14,000
2024 – J(2)(3)	$41,000	6.00%	12/31/2025	$—	$40,300
2025 – A(4)	$2,300	6.00%	12/31/2025	$—	$—
2025 – B(5)	$5,300	5.50%	04/29/2026	$—	$—
2025 – C(6)	$6,000	5.75%	12/12/2026	$—	$—
2025 – D(7)	$40,200	5.00%	12/31/2026	$39,900	$—
2025 – E(7)	$7,000	4.75%	12/31/2026	$7,000	$—
2025 – F(7)	$12,000	4.75%	12/31/2026	$12,000	$—
Total				$58,900	$54,300

(1)
On January 2, 2024, the Company entered into a new promissory note with National Lending, providing for a maximum principal balance of $25.0 million, bearing interest at 6.50% and maturing on December 31, 2024. Upon execution of this agreement, the Company fully repaid all outstanding loans from National Lending as of December 31, 2023, which included approximately $20.1 million of principal and approximately $350,000 in accrued interest. The repayment of the $20.1 million in principal was completed through a non-cash debt extinguishment. This loan was secured by properties pledged by the Company with a total carrying value of approximately $56.9 million. On December 31, 2024, the Company repaid this loan.

(2)
During the year ended December 31, 2024, the Company entered into several new loan agreements with National Lending and drew principal totaling approximately $38.2 million. On December 31, 2024, the Company entered into two new promissory notes with National Lending, providing for a maximum principal balance of $14.0 million and $41.0 million, bearing interest of 5.75% and 6.00%, respectively, and maturing on December 31, 2025. Upon execution of these agreements, the Company fully repaid all outstanding loans from National Lending as of December 31, 2024, which included approximately $49.2 million of principal and approximately $2.6 million in accrued interest. The repayment of the $49.2 million in principal was completed through a noncash debt extinguishment. The promissory note with a maximum principal balance of $14.0 million is secured by properties pledged by the Company with a total carrying value of approximately $21.6 million. The promissory note with a maximum principal balance of $41.0 million is unsecured.

(3)
On January 8, 2025, the Company had drawn $700,000 of principal balance. On June 30, 2025, the Company partially paid off $8.5 million of principal. On July 15, 2025, the Company partially paid off $5.5 million of principal.

(4)
Note 2025 — A was executed with National Lending on January 8, 2025 for a maximum principal amount of $2.3 million. The Company had drawn the entire $2.3 million and on July 15, 2025, the Company fully repaid the outstanding principal balance, inclusive of accrued interest.

(5)
Note 2025 — B was executed with National Lending on April 29, 2025 for a maximum principal amount of $5.3 million. The Company had drawn the entire $5.3 million.

(6)
Note 2025 — C was executed with National Lending onDecember 12, 2025 for a maximum principal amount of $6.0 million. Of the $6.0 million, the Company had drawn $4.9 million.

(7)
On December 31, 2025, the Company entered into three new promissory notes with National Lending. One unsecured promissory note providing for a maximum principal balance of $40.2 million, one secured promissory note providing for a maximum principal balance of $7.0 million, and one secured promissory note providing for a maximum principal balance of $12.0 million. The loans are secured by properties pledged by the Company with a total carrying value of approximately $58.4 million. Upon execution of these agreements, the Company fully repaid all outstanding loans from National Lending as of December 31, 2025, which included approximately $51.2 million of principal and approximately $3.1 million in accrued interest. The repayment of the $51.2 million in principal was completed through a non-cash debt extinguishment. On December 31, 2025 after the non-cash debt extinguishment, the Company had drawn an additional $7,700,000 of principal balance.
For the years ended December 31, 2025 and 2024, the Company incurred approximately $3.1 million and $2.6 million, respectively, in interest expense on related party notes with National Lending. As of December 31, 2025 and 2024, we had outstanding accrued interest of approximately $8,000 and $9,000, respectively, due to National Lending. The Manager has plans to extend current financings through existing commitments with related parties as needed to support its investment and liquidity objectives.
10.
Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including investment management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
11.
Commitments and Contingencies

Guarantees
The Company has entered into two guarantee agreements in connection with a senior secured mortgage loan facility extended to several underlying real estate properties owned by the Company, Co-Investment Arrangements, or certain entities affiliated with or managed by the Manager (collectively, the “Borrowers”). Under the terms of the loan agreement, the Company, alongside other entities affiliated with or managed by the Manager, has guaranteed certain obligations of the Borrowers through the loan’s initial maturity date of July 9, 2027, including any borrower-elected extension periods. Consistent with the Company’s strategy to use leverage to enhance total shareholder return, these guarantees were provided to strengthen the credit profile of the Borrowers, secure more favorable financing terms, and support the Company’s investment activities.
The Company’s obligations as a guarantor include a springing recourse guarantee covering standard lender protection clauses. In the remote likelihood of wrongful action by the Borrowers, the Company would be liable for repayment of its pro-rata share of all indebtedness under the loan. As of December 31, 2025, the maximum potential amount of future payments under this guarantee were approximately $120.7 million, which represents the Company’s allocated maximum exposure in the event of default by the Borrowers. This amount could rise to approximately $124.2 million, if the loan facility is fully drawn upon.
Additionally, the Company is subject to a guarantee of interest and carry costs (the “Carry Guaranty”), which includes all interest payments due, any minimum return amounts, any interest due at the default rate, and any required deposits into the interest and carry reserve account. The Carry Guaranty is subject to termination upon the earliest of either (i) the full repayment of indebtedness, (ii) a valid tender, or (iii) the date that the underlying real estate properties achieve a debt yield of at least eight percent (8%) for two consecutive fiscal quarters. As of December 31, 2025, none of these termination conditions had been met, and the Carry Guaranty remained active. As of December 31, 2025, the maximum potential amount of future payments under this guarantee were approximately $13.2 million, which represents the Company’s pro-rata share of the maximum interest payments through initial maturity date, assuming full Borrower default. As of December 31, 2025, no property sales have occurred that would result in a minimum return payment, no default interest is due, and the interest and carry reserve account is fully funded.

Based on current information and analysis, we believe the likelihood of the Company being required to perform under the guarantees is remote and that no material liability exists as of the reporting date. Accordingly, as of December 31, 2025, no liability has been recorded in the consolidated financial statements. We will continue to monitor the financial condition and performance of the Borrowers and will reassess the need to record a liability if future events or circumstances indicate a probable loss.
Legal Proceedings
As of the date of the consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any current litigation that we assess as being significant to us.
12.
Segment Reporting

The Company operates as a single operating and reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
13.
Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement for potential recognition or disclosure.
Investments
On January 16, 2026, the Company sold the Hagerstown Crossroads Controlled Subsidiary for a sales price of approximately $102.4 million. In connection with the sale, the Company partially repaid the Credit Facility in the amount of approximately $54.6 million and received net cash proceeds of approximately $43.8 million. The Company recorded a loss on extinguishment of debt of approximately $977,000 and a loss on sale of real estate of approximately $171,000.
National Lending
On January 20, 2026, the Company partially paid off $30.0 million of principal on the 2025 — D National Lending promissory note. The note bears a 5.00% interest rate and matures on December 31, 2026. As of the date of this Information Statement, the principal outstanding on the promissory note is $9.9 million.
On January 20, 2026, the Company paid off the 2025 — E National Lending promissory note, including $7.0 million of principal and approximately $18,000 of accrued interest.

Fundrise East Coast Opportunistic REIT, LLC
Real Estate and Accumulated Depreciation (Schedule III)
December 31, 2025
(2025 information unaudited)
				Initial Cost		Gross Amount Carried at Close of Period
Description	Location	Property Type	Encumbrances	Land	Building & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total	Accumulated Depreciation	Year Acquired	Life Upon Which Depreciation is Computed
E66 Controlled Subsidiary	Springfield, VA	Industrial	(33,000,000)	$15,094,053	$—	$15,443,926	$15,505,521	$15,032,458	$30,537,979	$(1,223,444)	2020	(a)
Hagerstown Crossroads Controlled Subsidiary	Williamsport, MD	Industrial	(47,430,000)	8,263,399	98,588,191	723,480	8,265,361	99,309,709	107,575,070	(9,403,344)	2022	(a)
Total				$23,357,452	$98,588,191	$16,167,406	$23,770,882	$114,342,167	$138,113,049	$(10,626,788)

(a)
Depreciation is computed based on the following estimated useful lives:

Description	Depreciable Life
Building and building improvements	30 – 40 years
Site improvements and Leasehold Improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 9 years
Lease intangibles	Over lease term
The change in total cost of properties for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of investment properties:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	138,125	138,044
Provision for impairment of investment properties	—	—
Acquisitions	—	—
Sales of investment properties and other	(158)	(68)
Costs capitalized subsequent to accquisiton	146	149
Balance, end of period	138,113	138,125
The change in accumulated depreciation of real estate assets for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of accumulated depreciation:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	(7,745)	(4,633)
Depreciation expense	(2,882)	(3,112)
Dispositions and other	—	—
Balance, end of period	(10,627)	(7,745)
The aggregate cost of real estate for federal income tax purposes is approximately $111.0 million as of December 31, 2025.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise Equity REIT, LLC

KPMG LLP
Suite 900
8350 Broad Street
McLean, VA 22102
Report of Independent Registered Public Accounting Firm
To the Members
Fundrise Equity REIT, LLC:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Fundrise Equity REIT, LLC and subsidiaries (the Company) as of December 31, 2025, the related consolidated statements of operations, members’ equity, and cash flows for the year ended December 31, 2025, and the related notes and financial statement schedule III as of and for the year ended December 31, 2025 (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Company’s auditor since 2025.
McLean, Virginia
April 13, 2026
KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG
International Limited, a private English company limited by guarantee.

Report of Independent Registered Public Accounting Firm
To the Members of Fundrise Equity REIT, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Fundrise Equity REIT, LLC and its subsidiaries (the Company) as of December 31, 2024, the related consolidated statements of operations, members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements and schedule (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ RSM US LLP
We served as the Company’s auditor from 2015 to 2026.
Stamford, Connecticut
February 4, 2026

Fundrise Equity REIT, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of December 31, 2025	As of December 31, 2024
ASSETS
Cash and cash equivalents	$33,867	$5,270
Restricted cash	3,923	3,804
Other assets, net	1,104	491
Due from related party	16,803	—
Intangible lease assets, net	5,221	409
Derivative financial instruments	22	273
Investments in real estate debt	12,616	9,530
Equity securities	1,163	—
Investments in equity method investees, net	61,231	92,722
Investments in rental real estate properties, net	137,920	100,188
Investments in real estate held for improvement	1,075	—
Total Assets	$274,945	$212,687
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$4,342	$2,015
Due to related party	1,741	472
Distributions payable	11	8,806
Redemptions payable	31	8,086
Rental security deposits and other liabilities	449	371
Mortgages payable, net	74,651	59,597
Total Liabilities	81,225	79,347
Commitments and Contingencies
Members’ Equity:
Common shares, net of redemptions; unlimited shares authorized; 23,649,384 and 19,925,938 shares issued and 14,573,663 and 11,900,001 shares outstanding as of December 31, 2025 and December 31, 2024, respectively.	174,831	131,003
Retained earnings and cumulative distributions	18,889	2,337
Total Members’ Equity	193,720	133,340
Total Liabilities and Members’ Equity	$274,945	$212,687
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Equity REIT, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Revenue
Rental revenue	$8,524	$8,698
Interest revenue	1,084	1,023
Other revenue	1,025	1,019
Total revenue	10,633	10,740
Expenses
Property operating and maintenance	4,703	4,861
Investment management fees – related party	1,614	1,903
Depreciation and amortization	2,288	2,387
General and administrative expenses	839	659
Excise tax expense	1,306	—
Total expenses	10,750	9,810
Other income (expense)
Equity in earnings	20,805	14,700
Dividend income	472	142
Interest expense, net	(3,865)	(3,804)
Interest expense – related party	(200)	(340)
Decrease in fair value of derivative financial instruments	(388)	(682)
Total other income (expense)	16,824	10,016
Net income	$16,707	$10,946
Net income per basic and diluted common share	$1.48	$0.84
Weighted average number of common shares outstanding, basic and diluted	11,251,354	12,961,891
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Equity REIT, LLC
Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Retained Earnings (Accumulated Deficit) and Cumulative Distributions	Total Members’ Equity
	Shares	Amount
December 31, 2023	13,565,733	$158,451	$865	$159,316
Proceeds from issuance of common shares	109,464	1,818	—	1,818
Offering costs	—	(190)	—	(190)
Distributions declared on common shares	—	—	(9,474)	(9,474)
Redemptions of common shares	(1,775,196)	(29,076)	—	(29,076)
Net income	—	—	10,946	10,946
December 31, 2024	11,900,001	$131,003	$2,337	$133,340
Proceeds from issuance of common shares	3,723,446	61,027	—	61,027
Offering costs	—	(223)	—	(223)
Distributions declared on common shares	—	—	(155)	(155)
Redemptions of common shares	(1,049,784)	(16,976)	—	(16,976)
Net income	—	—	16,707	16,707
December 31, 2025	14,573,663	$174,831	$18,889	$193,720
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Equity REIT, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
OPERATING ACTIVITIES:
Net income	$16,707	$10,946
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in earnings	(20,805)	(14,700)
Return on investment from equity method investees	16,761	3,344
Depreciation and amortization	2,288	2,387
Amortization of debt issuance costs	87	69
Bad debt expense	27	43
Interest revenue received in kind, net of payments	(611)	(548)
Decrease in fair value of derivative financial instruments	388	682
Changes in assets and liabilities:
Net (increase) decrease in other assets	(381)	(196)
Net increase (decrease) in accounts payable and accrued expenses	1,259	310
Net increase (decrease) in due from related party	598	—
Net increase (decrease) in due to related party	834	(78)
Net increase (decrease) in rental security deposits and other liabilities	(32)	(23)
Net cash provided by (used in) operating activities	17,120	2,236
INVESTING ACTIVITIES:
Investment in equity method investees	(384)	(5,271)
Return of investment from equity method investees	39,325	27,506
Improvements of rental real estate properties	(190)	(94)
Investment in derivative financial instruments	(121)	—
Cash received in connection with the 2025 merger	6,607	—
Net cash provided by (used in) investing activities	45,237	22,141
FINANCING ACTIVITIES:
Proceeds from notes payable – related party	22,000	15,700
Repayment of notes payable – related party	(22,000)	(15,700)
Proceeds from mortgage payable	5,100	—
Repayment of mortgage payable	(4,490)	(65)
Payment of deferred financing costs	(143)	—
Proceeds from issuance of common shares	—	1,771
Redemptions paid	(25,039)	(31,393)
Distributions paid	(8,950)	(1,945)
Offering costs paid	(119)	(182)
Net cash provided by (used in) financing activities	(33,641)	(31,814)
Net increase (decrease) in cash and cash equivalents and restricted cash	28,716	(7,437)
Cash and cash equivalents and restricted cash, beginning of year	9,074	16,511
Cash and cash equivalents and restricted cash, end of year	$37,790	$9,074
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Non-cash refinancing of related party note receivable	$16,800	$—
Investment in equity method investees via related party accounts	$137	$—
Non-cash transactions related to the 2025 Merger of Fundrise Equity REIT, LLC and Fundrise eFund, LLC (the “Target Fund”), in which Fundrise Equity REIT, LLC was the surviving entity:
Issuance of common shares to shareholders of the Target Fund	$61,011	$—
Issuance of common shares to Rise Companies Corp.	$16	$—
Assumption of mortgage payable	$(14,500)	$—
Net assets (exclusive of cash and debt assumed) acquired as a result of the 2025 Merger	$68,920	$—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid – related party note	$200	$340
Interest paid – mortgages payable	$4,010	$4,693
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Equity REIT, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2025 and 2024
1.   Formation and Organization
Fundrise Equity REIT, LLC was formed on June 30, 2015 as a Delaware limited liability company and substantially commenced operations on February 27, 2016. Effective September 1, 2022, Fundrise Balanced eREIT, LLC, merged with and into Fundrise Equity REIT, LLC, with the Company as the surviving entity (the “2022 Merger”). Effective December 29, 2025, Fundrise eFund, LLC (the “Target Fund”), merged with and into Fundrise Equity REIT, LLC, with the Company as the surviving entity (the “2025 Merger”). As used herein, the “Company”, “we”, “us”, and “our” refer to Fundrise Equity REIT, LLC except where the context otherwise requires.
The Company has one operating and reportable segment consisting of investments in real estate. The Company was organized primarily to originate, invest in and manage a diversified portfolio of commercial real estate properties, as well as commercial real estate loans, commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and real estate investment trust (“REIT”) senior unsecured debt), and other select real estate-related assets, where the underlying assets primarily consist of such properties. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Each investment in rental real estate properties is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these financial statements.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
We have operated in such a manner as to qualify as a REIT for federal income tax purposes beginning with the year ended December 31, 2016. On February 1, 2021, we formed a taxable REIT subsidiary (“TRS”) to facilitate the acquisition of real estate investments completed in 2021. As of December 31, 2025, we have not established an operating partnership or qualified REIT subsidiary, though we may form such entities as required in the future to facilitate certain transactions that might otherwise have an adverse impact on our status as a REIT.
The Company’s initial and subsequent offering of its common shares (the “Offering(s)”) has been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. The Regulation A Offering of common shares of the Company is currently closed. The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager. On December 29, 2025, the Company qualified up to $75.0 million of additional common shares for sale to effectuate the 2025 Merger. In connection with the 2025 Merger, we issued to the shareholders of the Target Fund common shares based on an agreed upon exchange ratio (“Exchange Ratio”). The Exchange Ratio was determined based on the net asset value (“NAV”) per share of the Company and the Target Fund as of the effective date of the 2025 Merger, December 29, 2025. For additional information, see the relevant offering circular, which may be accessed here.
As of December 31, 2025 and 2024, after redemptions, the Company had net common shares outstanding of approximately 14.6 million and 11.9 million, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), the owner of the Manager, and Moat Investments, LP (f/k/a Fundrise, L.P.), an

affiliate of the Sponsor. As of December 31, 2025 and 2024, the Sponsor owned 1,666 and 653 common shares, respectively, and Moat Investments, LP owned 20,505 common shares. As of December 31, 2025 and 2024, after redemptions, third parties owned approximately 485,000 and 505,000 common shares, respectively, in private placements for an aggregate purchase price of approximately $8.7 million and $9.0 million, respectively. As of December 31, 2025 and 2024, the total amount of equity issued by the Company on a gross basis was approximately $318.7 million and $257.7 million. As of December 31, 2025 and 2024 all subscriptions had settled.
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. We did not have any VIEs for the periods presented in these consolidated financial statements.
All intercompany balances and transactions have been eliminated in consolidation.
Asset Acquisitions
The Company evaluates acquisitions to determine whether the transaction represents a business combination or an asset acquisition. The investments we acquire typically are not businesses as defined by ASU 2017-01, Business Combinations (Topic 805) — Clarifying the Definition of a Business. Under this guidance, a business is defined as a set that includes inputs and substantive processes that together contribute to the ability to create outputs. If there is no substantive process acquired by the Company or substantially all of the fair value is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business and the transaction is accounted for as an asset acquisition. For asset acquisitions, acquisition costs are capitalized and identifiable assets (including physical assets and in-place leases), liabilities assumed and any noncontrolling interests are measured by allocating the cost of the acquisition on a relative fair value basis.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents
Cash equivalents consist of money market funds as of December 31, 2025 and 2024.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Restricted Cash
Restricted cash consists of cash balances restricted in use by contractual obligations with third parties. This may include funds escrowed for tenant security deposits, real estate taxes, property insurance, and mortgage escrows required by lenders on certain of our properties to be used for future building renovations or tenant improvements.
Earnings (Loss) per Share
Basic earnings (loss) per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic earnings (loss) per share is computed by dividing income available to members by the weighted-average common shares outstanding during the period. Diluted net income (loss) per common share equals basic net income (loss) per common share as there were no potentially dilutive securities outstanding during the years ended December 31, 2025, and 2024.
Offering Costs
Offering costs represent costs incurred by the Company in the qualification of the Offering and the marketing and distribution of common shares, and include, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
Investments in Equity Method Investees
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a VIE and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment is originally recorded at cost and adjusted for contributions, distributions, basis difference, and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. We did not have any VIEs for the periods presented in these consolidated financial statements.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee, or in instances where the source of proceeds is from financing activities or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.

With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent returns on investment and cumulative distributions received in excess of the cumulative equity in earnings represent returns of investment.
The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. If it is determined that an impairment exists and is other than temporary, then the Company estimates the fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for the years ended December 31, 2025 and 2024.
Investments in Real Estate Debt
Our investments in real estate debt are generally classified as held to maturity, as we have both the intent and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments and unfunded commitments, if applicable, unless such loans or investments are deemed to be impaired. The Company’s investments in real estate debt are subject to periodic analysis for potential credit loss.
For purposes of determining our allowance for credit losses, we pool financial assets that have similar risk characteristics. We have aggregated our financial assets by financial instrument type, but have a limited history of incurred losses and consequently have elected to utilize a probability of default (“PD”) and loss given default (“LGD”) methodology. The Company’s determination of credit losses is based on several factors, including but not limited to historical loss experience, current and expected market conditions, as well as reasonable and supportable forecasts regarding the borrower’s intent and ability to repay principal and interest over the term of the loan. Periodically, the Company may identify an individual loan for impairment. When we identify a loan impairment, the loan is written down to the present value of the expected future cash flows. In cases where expected future cash flows are not readily determinable, the loan is written down to the fair value of the underlying collateral. We may base our valuation on a loan’s observable market price, if available, or the fair value of the collateral, net of selling costs, if the repayment of the loan is expected to be provided solely by the sale of the collateral. As of December 31, 2025 and 2024, no investments in real estate debt had an associated credit loss.
We have certain investments that are legally structured as equity investments in subsidiaries with rights to receive preferred economic returns (referred to throughout these consolidated financial statements as “preferred equity” investments). We report these investments as investments in real estate debt when the common equity holders have a contractual obligation to redeem our preferred equity interest at a specified date.
Investment in Rental Real Estate Properties and Real Estate Held for Improvement
Our investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums, office space, or industrial properties that are (i) held as rental real estate properties or (ii) held for redevelopment or are in the process of being renovated.
In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, acquired in-place leases, above-market leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities, and allocates the purchase price on a relative fair value basis (including capitalized acquisition costs) to the acquired assets and assumed liabilities. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (classified as “Investments in real estate held for improvement”).
The amortization of in-place leases is recorded to amortization expense on the Company’s consolidated statements of operations. The amortization of above- or below-market leases is recorded as an adjustment to rental revenue on the Company’s consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any lease intangible is written off.
The amortization of deferred leasing costs, such as lease incentives, is recorded as an adjustment to rental and other property revenue on the Company’s consolidated statements of operations. Lease incentives include costs incurred on behalf of the lessee whose benefit solely accrues to the lessee when determined at commencement of the lease. They include allowances for leasehold improvements determined to be assets of the lessee, moving costs, costs to terminate the lessee’s pre-existing lease, or other unspecified payments to incentivize the lessee to lease the space. Similarly, losses incurred by the Company as a result of assuming a lessee’s preexisting lease with a third party are also considered a lease incentive. The Company will estimate the value of such lease incentive based on the total remaining costs reduced by the expected benefits from the assumed lease or use of the assumed underlying asset. At lease execution, lease incentives are accrued as a deferred cost and amortized as an adjustment to rental and other property revenue, on a straight-line basis over the accounting lease term.
For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold. At the completion of the improvement plan, a property is classified as either a rental real estate property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
Costs capitalized in connection with rental real estate property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:

Description	Depreciable Life
Building and building improvements	20 – 55 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 9 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of the investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the years ended December 31, 2025, and 2024, no such impairment occurred.
Equity Securities
Equity securities are initially measured at the transaction price plus transaction costs. Equity securities with a readily determinable fair value are subsequently measured at fair value based on the quoted share price of the securities with any related gains and losses, including unrealized gains and losses, recognized in “Other income (expense)” in the accompanying consolidated statements of operations. Equity securities without a readily determinable fair value are measured at cost, less any impairment, and are adjusted to fair value only when there are observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Dividends earned on equity securities are recognized in “Dividend income” in the accompanying consolidated statements of operations.
Derivative Financial Instruments
Derivative financial instruments are initially recorded at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value at each reporting period. Any gains or losses arising from changes in fair value of derivative contracts not designated for hedge accounting are recorded in our consolidated statements of operations as “Increase (decrease) in fair value of derivative financial instruments”. In the event a derivative financial instrument is settled, terminated, or extinguished before maturity, any realized gain or loss resulting from the transaction is recognized in our consolidated statements of operations in “Increase (decrease) in fair value of derivative financial instruments”. The realized gain or loss represents the difference between the carrying fair value of the derivative at the time of the termination and the settlement amount paid or received. Any gains or losses arising from cash paid or received on derivative contracts are recorded in our consolidated statements of operations as “Interest expense, net.” We have not designated any derivative financial instruments as cash flow hedges; therefore, these derivative financial instruments do not qualify for hedge accounting. Accordingly, changes in the fair value of the interest rate cap agreements are recognized immediately through earnings and are recorded in our consolidated statements of operations as an “Increase (decrease) in fair value of derivative financial instruments”.
Deferred Leasing Costs
We capitalize and amortize direct and incremental costs associated with the successful negotiation of leases, on a straight-line basis over the terms of the respective leases. Deferred leasing costs are classified in “Intangible lease assets, net” on the consolidated balance sheets. We record the amortization of deferred leasing costs in “Depreciation and amortization” on the consolidated statements of operations. If an applicable lease terminates prior to the expiration of its initial lease term, we write off the carrying amount of the costs to amortization expense.
Debt Issuance Costs
We amortize debt issuance costs using the straight-line method which approximates the effective interest rate method, over the estimated life of the related mortgage payable. We record debt issuance costs related to loans payable, net of amortization, on our consolidated balance sheets as an offset to their related loan payable. We record the amortization of all debt issuance costs as “Interest expense, net” in the consolidated statements of operations.
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a member could obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
As a limited liability company, we have elected to be taxed as a C corporation. The Company has qualified for treatment each year as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2016, and intends to continue to operate as such. To maintain our qualification as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. During the years ended December 31, 2025 and 2024, the Company recognized approximately $1.3 million and $0 of federal excise tax expense due to timing differences between taxable income and distributions paid during the year.
On February 1, 2021, we formed a TRS, Fundrise Equity REIT TRS, LLC (“Equity REIT TRS”), to facilitate the disposition of certain investments. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements during the years ended December 31, 2025, and 2024. No gross deferred tax assets or liabilities have been recorded as of December 31, 2025 and 2024.
As of December 31, 2025, the tax period for the taxable year ending December 31, 2022 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue and Income Recognition
Rental and other property revenues are accounted for in accordance with ASC 842, Leases. Accordingly, lease revenue is excluded from the scope of ASC 606, Revenue from Contracts with Customers. Rental and other property revenues are recognized when due from tenants and recorded monthly as earned in accordance with the terms of the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the lease. We periodically review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated losses. Consistent with ASC 842, the Company recognizes rental revenue only to the extent that collection is probable. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.

As of December 31, 2025, non-cancellable commercial operating leases provide for future minimum rental revenue from continuing operations as follows (amounts in thousands):
Year	Minimum Rental Revenue
2026	$1,324
2027	1,357
2028	1,390
2029	1,339
2030	942
Thereafter	1,747
Total	$8,099
For the years ended December 31, 2025, and 2024, there were no tenants that accounted for greater than 10% of contractual rental revenue. The majority of our rental revenue was recognized from short-term multifamily leases.
Interest revenue is recognized on an accrual basis and includes, where applicable, the amortization of any related premiums, discounts, origination costs and fees. Interest revenue is recognized on investments in real estate debt classified as held to maturity and investments in debt securities.
Other revenue is recognized on an accrual basis and consists of miscellaneous tenant amenity services and servicing fees earned on our investments in real estate debt for performing administrative oversight.
Dividend income is recorded on the ex-dividend date, while periodic cash flow distributions from equity method investments are recognized when declared. Dividend income is recognized on an accrual basis and consists of dividends earned through our cash sweep bank account.
Sales of investments in equity method investees are recognized when we have surrendered control. Once control has been surrendered, the recorded amounts of the transferred investment are derecognized, all proceeds received from the transfer are recognized, and any gains or losses on the transfer are recognized. Gains or losses from equity method investees are recorded within “Equity in earnings” in the consolidated financial statements.
Recent Accounting Pronouncements
In January 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance enhances the transparency and usefulness of income tax disclosures by requiring entities to provide additional information about income taxes paid, including disaggregation by federal, state, and foreign jurisdictions, as well as further detail on the effective tax rate reconciliation. The adoption of this guidance had no impact on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which clarifies, corrects, and makes minor improvements across U.S. GAAP. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), which improves the navigability of interim reporting guidance in Topic 270. The ASU does not expand or reduce interim disclosure requirements, but instead clarifies when Topic 270 applies, what constitutes interim financial statements prepared in accordance with U.S. GAAP, and which disclosures are required at interim dates. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.
3.   2025 Merger Transaction — Asset Acquisition
As a result of the 2025 Merger, the financial information being presented reflects the accounting for the transaction and includes the acquired assets and assumed liabilities from the date of acquisition. The Company accounted for the 2025 Merger as an asset acquisition given no substantive processes were acquired. Merger-related costs consisted primarily of legal counsel and independent accountant fees and were allocated among the merging entities in proportion to each entity’s NAV. These costs were paid directly by the respective merging entities and were primarily recorded as offering costs in the consolidated financial statements. Additional costs related to valuation and transfer taxes were incurred and were expensed as incurred. The 2025 Merger was treated as a taxable transaction to the Target Fund. As a result, the Target Fund incurred a state tax liability of approximately $400,000 upon the deemed sale of its assets. The Company assumed this tax liability as part of the 2025 Merger, and the amount is included within “Accounts payable and accrued expenses” on the consolidated balance sheets.
The following table details the relative fair value of the assets acquired and liabilities assumed in connection with the 2025 Merger (amounts in thousands):
Description	Asset Acquisition Allocation
Cash and cash equivalents	$6,607
Other assets	260
Due from related party	17,401
Intangible lease assets	4,916
Derivative financial instruments	16
Investments in real estate debt	2,475
Investment in equity method investees	3,269
Investment in rental real estate properties	39,727

Description	Asset Acquisition Allocation
Investments in real estate held for improvement	1,075
Equity securities	1,163
Accounts payable and accrued expenses	(1,022)
Due to related party	(240)
Redemptions payable	(8)
Rental security deposits and other liabilities	(110)
Mortgage payable	(14,500)
Issuance of common shares	$61,027

The Company acquired five investments in rental real estate properties in connection with the 2025 Merger. The purchase price was allocated to the following assets on a relative fair value basis (amounts in thousands):
As of December 29, 2025
Land	$12,135
Building	25,477
Site improvements	2,114
Intangible lease assets	4,916
Total relative fair value	$44,643
The Company acquired three investments in real estate held for improvement in connection with the 2025 Merger. The purchase price was allocated to the following assets on a relative fair value basis (amounts in thousands):
As of December 29, 2025
Land	$841
Building	204
Site improvements	30
Total relative fair value	$1,075
4.   Investments in Equity Method Investees
The table below presents the activity of the Company’s investments in equity method investees as of and for the periods presented (amounts in thousands):
Investments in Equity Method Investees:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$92,722	$103,601
Additional investments in equity method investees(1)(2)	3,790	5,271
Distributions received(3)(4)(5)(6)	(56,086)	(30,850)
Equity in earnings of equity method investees(3)(4)(5)(6)	20,805	14,700
Ending balance	$61,231	$92,722

(1)
During the year ended December 31, 2025, the Company acquired one equity method investment totaling approximately $3.3 million in connection with the 2025 Merger (see Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger) and contributed approximately $521,000 in additional capital to existing investments.

(2)
Includes non-cash reallocation of contributions to align ownership interests under the Company’s TIC arrangements with related-party REITs. This reallocation is reflected as an increase to the ‘Due to related party’ account on the consolidated balance sheets, rather than through cash activity.

(3)
On February 14, 2025, the RSE Peak Controlled Subsidiary (Fundrise Peak I, LLC) sold the Villas at Meadow Springs Property for a sales price of approximately $61.8 million. Proceeds from the sale totaled approximately $24.1 million, net of repayment of $34.7 million of outstanding senior loans, and various closing costs of approximately $3.0 million. Our distribution received from the sale totaled approximately $14.1 million. As a result of this sale, the Company recognized a gain on disposition of equity method investees of approximately $14.1 million during the year ended December 31, 2025, which is recognized within equity in earnings.

(4)
On May 30, 2025, the Chase Heritage Controlled Subsidiary (FR-MP Chase JV LLC) sold the Chase Heritage Property for a sales price of approximately $72.0 million. Proceeds from the sale totaled approximately $29.3 million, net of repayment of $41.8 million of outstanding senior loans, and closing costs of approximately $900,000. Our distribution received from the sale totaled approximately $24.8 million, with an additional approximately $924,000 recorded within “Due to related party” for amounts payable to the joint venture member. As a result of this sale, the Company recognized a gain on disposition of equity method investees of approximately $823,000 during the year ended December 31, 2025, which is recognized within equity in earnings.

(5)
On August 15, 2025, Aspect Promenade JV LP sold the Sterling Town Center property for a sales price of approximately $73.1 million. Net proceeds from the sale totaled approximately $40.0 million, net of repayment of approximately $32.9 million of outstanding senior debt, and various closing costs. The Company received a distribution of approximately $11.1 million from the net sales proceeds. This transaction represented the sale of the final property held by the joint venture, concluding the joint venture’s investment activity. As a result of this sale, the Company recognized a gain of approximately $6.9 million during the year ended December 31, 2025, which is recognized within equity in earnings.

(6)
On October 31, 2024, Amira at Westly (Amira JV LP) sold the Westly Shores Property for a sales price of approximately $103.0 million. Proceeds from the sale totaled approximately $45.6 million, net of repayment of $55.0 million of outstanding senior loans, and closing costs of approximately $2.4 million. Our distribution received from the sale totaled approximately $25.2 million. As a result of this sale, the Company recognized a gain on disposition of equity method investees of approximately $15.2 million during the year ended December 31, 2024, which is recognized within equity in earnings.

As of December 31, 2025, the Company’s material investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
A 13.03% non-controlling member interest in FR-ICG EVO Parent LLC, whose activities are carried out through its following wholly-owned asset: EVO property, a mid-rise multifamily property in Las Vegas, NV.

(2)
Investments in equity method investees includes the contributions to National Lending, LLC (“National Lending”) in exchange for ownership interests. As of December 31, 2025 and 2024, the carrying value of the Company’s equity method investment in National Lending was approximately $20.8 million and $19.6 million, respectively. See Note 13, Related Party Arrangements for further information regarding National Lending.

(3)
A 95% non-controlling member interest in FR-PC Lexington JV LLC, whose activities are carried out through its following wholly-owned asset: Lexington Property, a stabilized garden-style multifamily property in Lithonia, GA.

(4)
A 90% non-controlling member interest in FR-MP Trellis JV LLC, whose activities are carried out through its following wholly-owned asset: Trellis Property, a stabilized garden-style multifamily property in Marietta, GA.

(5)
Acquired in connection with the 2022 Merger:

•
A 70% non-controlling member interest in FR-McDowell Quail JV LLC, whose activities are carried out through its following wholly-owned asset: Dwell at Carmel, a garden-style multifamily complex in Charlotte, NC.

•
A 32% non-controlling member interest in Alon JV LP, whose activities are carried out through its following wholly-owned asset: Alon at Castle Hills, a garden-style multifamily complex in San Antonio, TX.

(6)
Acquired in connection with a Tenancy-in-Common (“TIC”) transaction, a 25% non-controlling member interest in FR Rental, LLC, whose activities are carried out through its following wholly-owned asset: 5957 S Western Ave, a mixed use property located in Los Angeles, CA. See Note 13, Related Party Arrangements, for further information regarding the TIC transaction.

(7)
Acquired in connection with the 2025 Merger (see Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger):

•
A 99.0% non-controlling member interest in RRE F1, LLC, whose activities are carried out through its following wholly-owned asset: Square One 867 10th Street, a small lot townhome entitlement project in Los Angeles, CA.

The financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2025	As of December 31, 2024
Real estate assets, net	$226,093	$370,267
Other assets(1)	140,683	112,925
Total assets	$366,776	$483,192
Mortgages payable, net	$166,300	$271,637
Other liabilities(2)	52,242	27,775
Equity	148,234	183,780
Total liabilities and equity	$366,776	$483,192
Company’s equity investment(3)	$61,231	$92,722

(1)
As of December 31, 2025 and 2024, approximately $134.4 million and $98.3 million of Other assets are promissory notes receivable from other eREITs held by the Company’s equity method investment in National Lending, respectively. See Note 13, Related Party Arrangements for further information regarding National Lending.

(2)
As of December 31, 2025 and 2024, approximately $49.4 million and $22.0 million of Other liabilities represent promissory notes issued from affiliated entities to National Lending, respectively. See Note 13, Related Party Arrangements for further information regarding National Lending.

(3)
The Company’s equity investment includes amortization of basis differences recognized as of December 31, 2025 and 2024.

Condensed income statement information:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Total revenue	$38,676	$49,382
Total expenses	30,590	33,236
Other income (expense)	(8,970)	(14,699)
Net income (loss)	$(884)	$1,447
Company’s equity in net income of investee(1)(2)	$20,805	$14,700

(1)
For the year ended December 31, 2025 and 2024, the Company’s equity in net income of investee includes an approximately $21.8 million and $15.2 million gain on sale of investments, respectively.

(2)
The equity in earnings (losses) of investee includes amortization of basis differences recognized as of December 31, 2025 and 2024.

5.   Investments in Real Estate Debt
The following table describes our real estate investment activity (amounts in thousands):
Investments in Real Estate Debt:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$9,530	$8,982
Interest revenue received in kind	611	548
Investments(1)	2,475	—
Ending balance	$12,616	$9,530

(1)
One new debt investment was acquired by the Company on December 29, 2025 in connection with the 2025 Merger (see Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger). There were no new investments during the year ended December 31, 2024.

As of December 31, 2025 and 2024, there were no discount or origination costs or fees that were included in the carrying value of our investments in real estate debt.
Interest revenue received in kind represents accruable interest receivable from related investments in real estate debt upon maturity, net of payments received during the period. Interest revenue received in kind is presented within “Investments in real estate debt” in these consolidated financial statements.
The following table presents the Company’s investments in real estate debt as of December 31, 2025 (dollar amounts in thousands):
Asset Type	Number of Investments	Principal Amount or Cost(1)	Future Funding Commitments	Carrying Value
Senior Debt(2)	1	$2,475	$—	$2,475
Preferred Equity	1	$10,141	$—	$10,141
Balance as of December 31, 2025	2	$12,616	$—	$12,616

(1)
This includes the stated amount of funds disbursed to date, interest that is contractually converted into principal, and interest revenue received in kind.

(2)
This asset was acquired by the Company on December 29, 2025 in connection with the 2025 Merger (see Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger). The carrying value herein represents the relative fair value of the acquired asset as of the 2025 Merger.

The following table presents the Company’s investments in real estate debt as of December 31, 2024 (dollar amounts in thousands):
Asset Type	Number of Investments	Principal Amount or Cost(1)	Future Funding Commitments	Carrying Value
Preferred Equity	1	$9,530	$—	$9,530
Balance as of December 31, 2024	1	$9,530	$—	$9,530

(1)
This includes the stated amount of funds disbursed to date, interest that is contractually converted into principal, and interest revenue received in kind.

The following table presents certain information about the Company’s investments in real estate debt, as of December 31, 2025, by contractual maturity grouping (dollar amounts in thousands):
Asset Type	Number of Investments	Amounts Maturing Within One Year	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Senior Debt(1)(2)	1	$2,475	$—	$—	$—
Preferred Equity	1	$—	$10,141	$—	$—
Balance as of December 31, 2025	2	$2,475	$10,141	$—	$—

(1)
This asset was acquired by the Company on December 29, 2025 in connection with the 2025 Merger (see Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger). The carrying value herein represents the relative fair value of the acquired asset as of the 2025 Merger.

(2)
The extended loan term expired on December 23, 2025; however, as of December 31, 2025, the investment remained outstanding. See Credit Quality Monitoring assessment for further details.

The following table presents certain information about the Company’s investments in real estate debt, as of December 31, 2024, by contractual maturity grouping (dollar amounts in thousands):
Asset Type	Number of Investments	Amounts Maturing Within One Year	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Preferred Equity	1	$—	$9,530	$—	$—
Balance as of December 31, 2024	1	$—	$9,530	$—	$—
Credit Quality Monitoring
The Company’s investments in real estate debt that earn interest based on debt-like terms are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have preferred interests in real estate similar to the interests just described. The Company evaluates its investments in real estate debt at least annually and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considered investments for which it expects to receive full payment of contractual principal and interest payments as “performing.”
As of December 31, 2025, one investment in real estate debt, which was acquired from the Target Fund as part of the 2025 Merger, had reached its contractual maturity date following the exercise of a three-month automatic extension option provided under the original loan agreement, extending the maturity from September 23, 2025 to December 23, 2025. As of December 31, 2025, the outstanding principal and accrued interest remained unpaid. The delay in repayment was primarily attributable to property-level operational issues, including condition-related matters and occupancy disruptions that have delayed the planned development of the underlying collateral property. The borrower has requested an additional nine-month extension of the maturity date to September 23, 2026, which is actively being negotiated. As contemplated, such extension would require payment of all accrued and unpaid interest, replenishment of interest reserves, and payment of an extension fee.
Accordingly, the Company evaluated this investment for a potential credit loss as of December 31, 2025. In its assessment, the Company considered (i) the estimated fair value of the underlying collateral property, which approximated the outstanding principal balance as of December 31, 2025, (ii) the borrower’s historical repayment performance on prior investments originated by the Target Fund and repaid prior to the 2025 Merger, which the Company considered relevant credit history given that the current investment was also originated by the Target Fund and acquired in the 2025 Merger, (iii) the anticipated resolution of the property-level matters impacting the timing of construction, and (iv) current market conditions. Based on this analysis, the Company concluded that repayment of principal is expected pursuant to the terms of the loan agreement, including through the Company’s contractual rights and remedies with respect to the underlying collateral, and that any estimated credit loss was not material to the consolidated financial statements. Accordingly, the Company continues to accrue interest as of December 31, 2025.
As of December 31, 2025 and 2024, all investments were considered to be performing from a principal recovery perspective, as such, no impairment charges have been recorded. In the event that an investment is deemed other than performing, the Company will evaluate the instrument for any required impairment.
6.   Investments in Rental Real Estate Properties and Real Estate Held for Improvement
The following table presents the Company’s investments in rental real estate properties, net (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$30,143	$18,008
Building and building improvements	108,364	82,697
Site improvements	7,201	5,087
Furniture, fixtures, and equipment	2,959	2,959
Total gross investment in rental real estate properties	$148,667	$108,751
Less: Accumulated depreciation	(10,747)	(8,563)
Total investment in rental real estate properties, net	$137,920	$100,188
As of December 31, 2025 and 2024, we had invested in ten and three rental real estate properties, respectively, which consist of the following:
(1)
In December 2020, the Company directly acquired ownership of a wholly-owned subsidiary which purchased a residential subdivision consisting of 124 single-family rental homes and totaling approximately 197,000 rentable square feet (the “AP98 Property”) located in Conroe, TX, for a purchase price of approximately $32.3 million.

(2)
In April 2021, the Company directly acquired ownership of a majority-owned subsidiary (the “West Kernan Property”), a stabilized garden style multifamily property located in Jacksonville, FL, for a purchase price of approximately $66.3 million.

(3)
In September, 2022, the Company acquired ownership of a wholly-owned subsidiary (the “A93 Property”), an industrial building located in Capitol Heights, MD, in connection with the 2022 Merger, with a relative fair value of $9.0 million, excluding approximately $571,000 of intangible lease assets.

(4)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “4700 Eisenhower Ave Property”), an industrial building located in Alexandria, VA, in connection with the 2025 Merger, with a relative fair value of $15.8 million, excluding approximately $2.1 million of intangible lease assets. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.

(5)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “Chattahoochee Ave Property”), an industrial building located in Atlanta, GA, in connection with the 2025 Merger, with a relative fair value of $17.9 million, excluding approximately $2.8 million of intangible lease assets. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.

(6)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “H13 Property”), a single family condominium located in Washington, DC, in connection with the 2025 Merger, with a relative fair value of $1.8 million. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.
(7)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “S15 Property”), a single family home located in Los Angeles, CA, in connection with the 2025 Merger, with a relative fair value of $829,000. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.

(8)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “S37 Property”), a single family home located in Los Angeles, CA, in connection with the 2025 Merger, with a relative fair value of $775,000. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.

(9)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “E91 Property”), a multi-tenant building located in Los Angeles, CA, in connection with the 2025 Merger, with a relative fair value of $1.4 million. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.

(10)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “M184 Property”), a single family home located in Los Angeles, CA, in connection with the 2025 Merger, with a relative fair value of $1.2 million. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.

As of December 31, 2025 and 2024, the carrying amount of our investment in rental real estate properties included cumulative capitalized acquisition costs of approximately $2.3 million, respectively, which included cumulative acquisition fees paid to the Sponsor of approximately $1.3 million, respectively.
For the years ended December 31, 2025 and 2024, the Company recognized approximately $2.2 million and $2.3 million, respectively, of depreciation expense on our investments in rental real estate properties.
The following table presents the Company’s investments in real estate held for improvement (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$841	$—
Building and building improvements	204	—
Site improvements	30	—
Total investment in real estate held for improvement	$1,075	$—
As of December 31, 2025 and 2024, we had invested in one and zero real estate properties held for improvement, respectively, which consist of the following:
(1)
In December, 2025, the Company acquired ownership of a wholly-owned subsidiary (the “S56 Property”), a single family home located in Los Angeles, CA, in connection with the 2025 Merger, with a relative fair value of $1.1 million. See Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger.

7.   Intangible Lease Assets
The Company’s intangible lease assets primarily consist of in-place leases and deferred leasing costs related to the acquisition of the A93 Controlled Subsidiary resulting from the 2022 Merger and in-place leases, deferred leasing costs, lease incentives, and above-market leases related to the acquisition of the 4700 Eisenhower Ave Controlled Subsidiary and the Chattahoochee Ave Controlled Subsidiary resulting from the 2025 Merger.

As of December 31, 2025 and 2024, in-place leases, net, were approximately $2.1 million and $297,000, respectively. In-place lease assets are amortized over the life of the lease. For the years ended December 31, 2025 and 2024 amortization of in-place lease assets was approximately $76,000 and $54,000, respectively, and is included in “Depreciation and amortization” in the consolidated statements of operations.
As of December 31, 2025 and 2024, deferred leasing costs, net were approximately $646,000 and $112,000, respectively. Deferred leasing costs are amortized over the remaining term of the respective leases. For the years ended December 31, 2025 and 2024, amortization of deferred leasing costs was approximately $28,000 and $20,000, respectively, and is included in “Depreciation and amortization” in the consolidated statements of operations.
As of December 31, 2025 and December 31, 2024, above-market leases, net were approximately $2.0 million and $0, respectively. The Company recognizes the amortization of acquired above-market leases over the remaining term of the respective leases. The amortization of above-market leases is included as a reduction to “Rental revenue” in the consolidated statements of operations.
As of December 31, 2025 and December 31, 2024, lease incentives, net were approximately $475,000 and $0, respectively. At lease execution, lease incentives are accrued as a deferred cost and amortization is recorded as an adjustment to rental and other property revenue in the Company’s consolidated statements of operations over the accounting lease term.
The following table summarizes the scheduled amortization of the Company’s acquired intangible lease assets for each of the five succeeding years and thereafter (amounts in thousands):
Year	In-Place Lease Intangibles	Deferred Leasing Costs	Above-Market Lease Intangibles	Lease Incentives
2026	$334	$105	$294	$69
2027	334	105	294	69
2028	334	105	294	69
2029	324	101	294	69
2030	276	83	294	69
Thereafter	496	147	533	130
Total	$2,098	$646	$2,003	$475
8.   Distributions
Distributions are calculated based on members of record each day during the respective distribution periods. During the years ended December 31, 2025 and 2024, the Company’s total distributions declared to members, the Sponsor, and its affiliates were approximately $155,000 and $9.5 million respectively. Of the distributions declared during the years ended December 31, 2025 and 2024, approximately $144,000 and $668,000, respectively, were paid. Approximately $11,000 and $8.8 million remained payable as of December 31, 2025 and 2024, respectively.
9.   Mortgages Payable
The following is a summary of the Company’s mortgages payable as of December 31, 2025 and 2024 (dollar amounts in thousands):
Borrower(1)	Loan Amount (in thousands)	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
West Kernan Investment(2)	$40,550	SOFR + 2.31%	06/01/2032	$40,550	$40,550
AP98 Investment(3)	$15,069	SOFR + 2.46%	07/01/2032	$15,069	$15,069
A93 Investment(4)	$5,100	SOFR + 1.75%	10/29/2027	$5,100	$4,490

Borrower(1)	Loan Amount (in thousands)	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
FRIND-Eisenhower, LLC and FRIND SB 1, LLC(5)	$14,500	SOFR + 2.15%	04/17/2028	$14,500	$—
Total				$75,219	$60,109

*
SOFR represents the Daily Simple Secured Overnight Financing Rate established per the loan agreement.

(1)
All mortgage loans are secured by the Company’s investments in rental real estate properties.

(2)
On May 25, 2022, the West Kernan Property refinanced its $36.1 million mortgage loan via a $40.6 million Freddie Mac senior loan from KeyBank. The $40.6 million senior loan features a 10-year term and 5 years interest-only at a floating rate of 2.31% over SOFR. The remaining unamortized principal balance will be due at maturity. The Company is named as a guarantor in this loan agreement.

(3)
On June 2, 2022, the AP98 Property refinanced its $17.5 million bridge loan via a $15.1 million Freddie Mac senior loan with KeyBank. The $15.1 million senior loan features a 10-year term and 5 years interest-only at a floating rate of 2.46% over SOFR. The remaining unamortized principal balance will be due at maturity. The Company is named as a guarantor in this loan agreement.

(4)
In connection with the 2022 Merger, the Company assumed a mortgage loan in the principal amount of $4.6 million secured by the A93 Property. The mortgage loan required monthly, interest-only payments until December 10, 2023, with subsequent interest and principal payments through the initial maturity date of November 13, 2025. On October 29, 2025, the Company refinanced the A93 mortgage payable with a new $5.1 million loan. In connection with the refinancing, the Company repaid the prior loan in the amount of approximately $4.5 million. The new mortgage payable matures on October 29, 2027 and bears interest at a floating rate of SOFR + 1.75% per annum. The loan contains various financial and non-financial covenants, such as general liquidity and net worth requirements. The Company is named as a guarantor in this loan agreement.

(5)
In connection with the 2025 Merger (see Note 3, 2025 Merger Transaction — Asset Acquisition for more information about the 2025 Merger), the Company assumed a mortgage loan in the principal amount of $14.5 million secured by the 4700 Eisenhower Ave Property and the Chattahoochee Ave Property. The mortgage loan bears interest at a floating rate of SOFR plus 2.15%, subject to a 0.00% floor until maturity. The mortgage loan calls for interest-only payments for the first 12 months, with subsequent principal and interest payments through maturity. The loan contains various financial and non-financial covenants, such as general liquidity and net worth requirements. The Company is named as a guarantor in this loan agreement.

During the years ended December 31, 2025 and 2024, approximately $143,000 and $0, respectively, of additional deferred financing costs were incurred related to the mortgage notes listed above. As such, the carrying value of the unamortized debt issuance costs as of December 31, 2025 and 2024 were approximately $568,000 and $512,000, respectively. Deferred financing costs are reflected net of accumulated amortization on the consolidated balance sheets as a reduction to the related mortgages payable, which totaled approximately $265,000 and $178,000, as of December 31, 2025 and 2024, respectively. For each of the years ended December 31, 2025 and 2024 amortization of debt issuance costs was approximately $87,000 and $69,000 and is included within “Interest expense, net” in the consolidated statements of operations, respectively.
During the years ended December 31, 2025 and 2024, we incurred interest expense related to mortgages payable of approximately $4.1 million and $4.6 million, respectively, which is recorded to “Interest expense, net” in our consolidated statements of operations.

The following table presents the future principal payments due under the Company’s mortgage loans as of December 31, 2025 (amounts in thousands):
Year	Amount
2026	$119
2027	5,552
2028	14,780
2029	636
2030	679
Thereafter	53,453
Total	$75,219
10.   Derivative Financial Instruments
During the year ended December 31, 2022, we entered into two interest rate cap agreements to manage our exposure to interest rate risk on our variable rate debt (see Note 9, Mortgages Payable): one related to the West Kernan Property (premium paid of approximately $288,000; notional amount of approximately $40.6 million; strike rate of 4.19%) and one related to the AP98 Property (premium paid of approximately $159,000; notional amount of approximately $15.1 million; strike rate of 3.79%). Both of these caps expired during the year ended December 31, 2025, at which time we paid new premiums of approximately $69,000 each to enter into new agreements, maintaining the same notional amounts and strike rates for both.
We also assumed one interest rate cap agreement in connection with the 2022 Merger related to the A93 Property. The interest rate cap instrument had a fair value at the time of the 2022 Merger of $415,000 and had a notional amount of $4.6 million and a strike rate of 0.25%. This cap was terminated on October 29, 2025 in connection with the A93 mortgage payable refinancing (see Note 9, Mortgages Payable). We paid a premium of approximately $8,000 to enter into a new interest rate cap agreement in conjunction with the new mortgage payable (notional amount of approximately $5.1 million; strike rate of 4.50%).
In connection with the 2025 Merger, we also assumed common stock warrants related to our assumed investment in Saltbox, Inc. (see Note 11, Equity Securities) for an acquisition cost of approximately $16,000, representing the relative fair value of the acquired asset. The Target Fund originally acquired the warrants to purchase 896,426 shares of common stock of Saltbox, Inc. on October 21, 2021 (the “Warrants”). The Warrants were granted by Saltbox, Inc. to incentivize performance under a real estate services agreement with Saltbox, Inc., whereby the Target Fund pledged, but did not commit, funds towards the acquisition and development of industrial properties for lease to Saltbox, Inc. in exchange for exclusivity rights in certain markets. The Warrants were subject to a vesting schedule based on certain deployment milestones. However, the real estate services agreement expired prior to the Company’s acquisition of the Warrants in the 2025 Merger. As of the date of the 2025 Merger, 89,642 warrants had vested and we do not expect any additional warrants to vest.
The Warrants are classified as a derivative financial instrument on our consolidated balance sheets because they permit cashless exercise. The Warrants were obtained for investment purposes. We have not designated the Warrants in any hedging relationship, therefore, the derivative does not qualify for hedge accounting. Accordingly, changes in the fair value of the Warrants are recognized immediately through earnings.
The interest rate cap instruments are not for trading or other speculative purposes.
For the years ended December 31, 2025 and 2024, we recognized unrealized losses on the interest rate cap instruments of approximately $388,000 and $682,000, respectively, which is recorded as “Decrease in fair value of derivative financial instruments” in our consolidated statements of operations. During the years ended December 31, 2025 and 2024, we recognized aggregate income of approximately $282,000 and $905,000, respectively, related to the interest rate caps, which are recorded as a reduction to “Interest expense, net” in our consolidated statements of operations. As of December 31, 2025 and 2024, approximately

$3,000 and $39,000, respectively, of interest rate cap income was payable to the Company and was recorded net of the related accrued interest expense within “Accounts payable and accrued expenses” in our consolidated balance sheets.
The fair value of each of our derivatives as of December 31, 2025 and 2024 are shown below (dollar amounts in thousands). See Note 12, Fair Value of Financial Instruments, for further details on the valuation inputs of these financial instruments.
Derivative Instrument	Notional Amount	Effective Date	Maturity Date	Fair Value as of December 31, 2025	Fair Value as of December 31, 2024
Interest Rate Cap – West Kernan Investment	$40,550	05/24/2022	06/01/2025	$—	$51
Interest Rate Cap – AP98 Investment	$15,069	06/01/2022	06/03/2025	$—	$46
Interest Rate Cap – A93 Investment	$4,560	09/01/2022	12/10/2025	$—	$176
Interest Rate Cap – West Kernan Investment	$40,550	06/01/2025	06/01/2026	$—	$—
Interest Rate Cap – AP98 Investment	$15,069	06/01/2025	06/01/2026	$4	$—
Interest Rate Cap – A93 Investment	$5,100	10/29/2025	10/29/2027	$2	$—
Saltbox, Inc. Common Stock Warrants	89,642 shares	12/29/2025	10/31/2026	$16	$—
Total derivative instruments				$22	$273
11.   Equity Securities
In connection with the 2025 Merger, we assumed ownership of preferred stock in Saltbox, Inc. for an aggregate acquisition cost of approximately $1.2 million, representing the relative fair value of the acquired asset and the stated value of our equity interest in the Saltbox Investment Controlled Subsidiary (the “Saltbox Investment”). The Target Fund originally entered into a Simple Agreement for Future Equity with Saltbox, Inc., which upon certain triggering events, would automatically terminate in exchange for shares of preferred stock in Saltbox, Inc. at a discount to fair market value, or entitle the receipt of cash proceeds equal to or in excess of the initial investment. Upon the automatic termination, the Target Fund exchanged for 1,186,127 shares of preferred stock of Saltbox, Inc. and concurrently purchased an additional 400,827 shares of preferred stock. The preferred stock has no readily determinable fair value, therefore we have elected the measurement alternative to carry the stock at cost minus impairment. The carrying value of the stock is adjusted only when there are observable price changes in orderly transactions for identical or similar investments. As of December 31, 2025, the balance of the equity securities was $1.2 million.
12.   Fair Value of Financial Instruments
We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amounts of cash and cash equivalents, restricted cash, contractual receivables, other assets, and notes receivable from related parties reported in the consolidated balance sheets approximate their fair values because of the short maturity of these instruments.
The carrying amount of the Company’s equity securities approximates fair value as the preferred stock has no readily determinable fair value, therefore we have elected the measurement alternative to carry the stock at cost minus impairment. The equity securities were acquired at their relative fair value on the date of the 2025 Merger. We noted no further observable price changes for identical or similar investment transactions as of December 31, 2025 (Level 3).
The Company’s derivative financial instruments are recorded at fair value on the consolidated balance sheets on a recurring basis. The interest rate cap instruments are valued primarily utilizing significant other observable inputs, such as interest rate, term to maturity, volatility, and current credit spreads (Level 2). The Warrants are classified as Level 3 as we use significant unobservable inputs for these estimated fair value measurements, such as option pricing and discounted cash flow models. See Note 10, Derivative Financial Instruments, for further details on the net carrying amounts and fair values of these financial instruments.
As of December 31, 2025 and 2024, the net carrying amounts and fair values of other financial instruments were as follows (amounts in thousands):
	December 31, 2025		December 31, 2024
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Investments in real estate debt	$12,616	$12,630	$9,530	$9,549
Total	$12,616	$12,630	$9,530	$9,549
Liabilities:
Mortgages payable	$75,219	$75,801	$60,109	$60,474
Total	$75,219	$75,801	$60,109	$60,474
Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2, Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. The methods used may produce a fair value calculation that is not indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value could result in a different estimate of fair value at the reporting date.
The following methods and assumptions were used in estimating fair value disclosures for financial instruments:
Investments in real estate debt (Level 3):   The fair value of our investments in real estate debt is estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rate), loan to value ratios, and expected repayment and prepayment dates.
Mortgages payable (Level 3):   The aggregate fair value of our mortgages payable principal balances are estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rates), loan to value ratios, and expected repayment and prepayment dates. Differences between the carrying values of mortgages payable in the table above and the “Mortgages payable, net” in the consolidated balance sheets are due to unamortized deferred financing costs.
13.   Related Party Arrangements
Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s Offering, and the acquisition, management and sale of the Company’s real estate investments.
The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with our debt investments, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, or utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor (the “Shared Services Agreement”), including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2025 and 2024, the Manager incurred approximately $96,000 and $48,000 of costs on our behalf, respectively. Approximately $60,000 and $3,000 were due and payable as of December 31, 2025 and 2024, respectively. As of December 31, 2025, amounts due to the Manager include payables assumed in connection with the 2025 Merger. These assumed balances relate to obligations incurred by the Target Fund prior to the merger date.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% of our NAV at the end of each prior quarter. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. In addition, the Manager may, in its sole discretion, waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived. During the years ended December 31, 2025 and 2024, we have incurred investment management fees of approximately $1.6 million and $1.9 million, respectively. As of December 31, 2025 and 2024, approximately $518,000 and $456,000, respectively, of investment management fees remained payable to the Manager. As of December 31, 2025, amounts due to the Manager include payables assumed in connection with the 2025 Merger. These assumed balances relate to obligations incurred by the Target Fund prior to the merger date.
Additionally, the Company is required to pay the Manager for servicing any non-performing asset. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2025 and 2024, the Manager has not designated any asset as non-performing and no special servicing fees are payable to the Manager. For the years ended December 31, 2025 and 2024, no special servicing fees have been incurred or paid to the Manager.
The Company will also reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of any of our equity investments in real estate. As of December 31, 2025 and 2024, no disposition expenses are payable to the Manager. For the years ended December 31, 2025 and 2024, no disposition expenses have been incurred.
Fundrise Lending, LLC
As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor or its affiliates, may close and fund a loan or other investment prior to it being acquired by us. This allows us the flexibility to deploy our offering proceeds as funds are raised. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up

(or mark-down) at the time of our acquisition. During the years ended December 31, 2025 and 2024, the Company did not purchase any investments that were owned by Fundrise Lending, LLC.
For situations where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Moat Investments, LP, Member
Moat Investments, LP (f/k/a Fundrise, L.P.) is a member of the Company and held 20,505 shares as of December 31, 2025 and 2024, respectively. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Moat Investments, LP.
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and held 1,666 shares and 653 shares as of December 31, 2025 and 2024, respectively.
During the years ended December 31, 2025 and 2024, the Sponsor incurred approximately $79,000 and $93,000 of operating costs on our behalf, respectively. Approximately $0 and $13,000 were due and payable as of December 31, 2025 and 2024, respectively.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor, including the Company. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each eREIT or Fund contributes an amount to National Lending in exchange for ownership interests. The current effective operating agreement with National Lending requires each eREIT or Fund maintain a capital contribution amount of 5% of its assets under management, which is measured on a semi-annual basis (January 15th and July 15th). As of both December 31, 2025 and 2024, we have contributed approximately $16.8 million for a 24.1% and 24.7% ownership in National Lending, respectively. See Note 4, Investments in Equity Method Investees for further information regarding the Company’s ownership interests in National Lending.
National Lending may provide short-term bridge financing through promissory notes to any of the eREITs or Funds, including us, who have contributed in order to maintain greater liquidity and better finance such eREIT’s or Fund’s individual real estate investment strategies. Any promissory note bears a market rate of interest. National Lending may also obtain a promissory note from any of these eREITs or Funds in order to secure short-term bridge financing.

The following is a summary of the promissory notes issued by National Lending to the Company during the years ended December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2024 – A(1)	$7,000	6.50%	03/28/2025	$—	$—
2024 – B(2)	$6,000	6.50%	06/28/2025	$—	$—
2024 – C(3)	$7,000	5.75%	09/30/2025	$—	$—
2025 – D(4)	$5,000	6.00%	12/31/2025	$—	$—
2025 – E(5)	$8,800	6.00%	12/31/2025	$—	$—
2025 – F(6)	$8,700	5.50%	04/03/2026	$—	$—
Total				$—	$—

(1)
Effective March 28, 2024, promissory note 2024-A was executed with National Lending for a maximum principal amount of $7.0 million. During the year ended December 31, 2024, the Company’s total draw down on this promissory note was $7.0 million. On October 31, 2024, the Company repaid the $7.0 million outstanding loan balance and all accrued interest.

(2)
Effective June 28, 2024, promissory note 2024-B was executed with National Lending for a maximum principal amount of $6.0 million. During the year ended December 31, 2024, the Company’s total draw down on this promissory note was $3.6 million. On October 31, 2024, the Company repaid the $3.6 million outstanding loan balance and all accrued interest.

(3)
Effective October 1, 2024, promissory note 2024-C was executed with National Lending for a maximum principal amount of $7.0 million. During the year ended December 31, 2024, the Company’s total draw down on this promissory note was $5.1 million. On October 31, 2024, the Company repaid the $5.1 million outstanding loan balance and all accrued interest.

(4)
Effective January 2, 2025, promissory note 2025-D was executed with National Lending for a maximum principal amount of $5.0 million. During the year ended December 31, 2025, the Company’s total draw down on this promissory note was $5.0 million. On February 28, 2025, the Company repaid the $5.0 million outstanding loan balance and all accrued interest.

(5)
Effective January 8, 2025, promissory note 2025-E was executed with National Lending for a maximum principal amount of $8.8 million. During the year ended December 31, 2025, the Company’s total draw down on this promissory note was $8.3 million. On February 28, 2025, the Company repaid the $8.3 million outstanding loan balance and all accrued interest.

(6)
Effective April 4, 2025, promissory note 2025-F was executed with National Lending for a maximum principal amount of $8.7 million. During the year ended December 31, 2025, the Company’s total draw down on this promissory note was $8.7 million. On June 12, 2025, the Company repaid the $8.7 million outstanding loan balance and all accrued interest.

For the years ended December 31, 2025 and 2024, the Company incurred approximately $200,000 and $340,000 respectively, in interest expense on related party notes with National Lending. As of December 31, 2025 and 2024, there was no outstanding accrued interest due or payable to National Lending.
In connection with the 2025 Merger on December 29, 2025, the Company assumed the following promissory notes receivable that were previously issued from the Target Fund to National Lending (dollar amounts in thousands):
Note	Principal Balance	Interest Rate	Maturity Date
2025 – A	$1,500	5.25%	04/03/2026
2025 – B	$15,300	5.25%	04/23/2026

On December 31, 2025, National Lending repaid each of these promissory notes receivable to the Company, which included approximately $16.8 million of total principal and approximately $601,000 of total accrued interest. The repayment of the $16.8 million in principal was completed through a non-cash refinancing. Simultaneously, on December 31, 2025, the Company extended a promissory note to National Lending with a maximum principal amount of $16.8 million (2025 — C). The note bears a 4.75% interest rate, and all interest is accruing, and will be received at maturity. The note matures on December 31, 2026 with National Lending’s repayment to the Company, including principal and accrued interest.
The following table summarizes the promissory notes receivable issued by the Company to National Lending during the year ended December 31, 2025, as well as note receivable balances as of December 31, 2025 and December 31, 2024 (dollar amounts in thousands):
Note	Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2025 – C	$16,800	4.75%	12/31/2026	$16,800	$—
TIC Arrangement with Affiliate REITs
In December 2024, the Company entered into one TIC arrangement with REITs managed by our Manager and affiliated with our Sponsor. Under the terms of the TIC arrangement, the Company and the affiliate REITs hold undivided ownership interest in a mixed-use property located in Los Angeles, CA. The TIC arrangement allows each owner to independently own a specified interest in the property while sharing in the income and expenses associated with the property in proportion to their ownership interests. As of December 31, 2025, the Company continued to hold its interest in the TIC arrangement and did not enter into any additional similar transactions during the period.
14.   Economic Dependency
Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
15.   Commitments and Contingencies
Legal Proceedings
As of the date of the consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.
Liquidation Support
Our target liquidating distribution is equal to a 20.00% average, annual non-compounded return as calculated and described below. Our Manager has entered into an agreement to make a payment to us of up to $500,000 if the distributions we pay upon liquidation (together with any distributions made prior to liquidation) are less than a 20.00% average annual non-compounded return. More specifically, our Manager will make the following payments to us upon liquidation if we are unable to achieve an average annual non-compounded return of at least 20.00%:

Average Annual Non-Compounded Return	Liquidation Support Payment
17.00% or less	$500,000
17.10% to 18.00%	$400,000
18.10% to 19.00%	$300,000
19.10% to 19.90%	$200,000
20.00% or greater	$—
16.   Segment Reporting
The Company operates as a single operating and reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s consolidated statements of operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated balance sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
17.   Subsequent Events
In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through March 23, 2026 for potential recognition or disclosure.
Investments
On January 2, 2026, the Company invested $18.0 million to purchase shares of the Fundrise Real Estate Interval Fund, LLC, an affiliated real estate investment fund, at its then current net asset value per share.

Fundrise Equity REIT, LLC
Real Estate and Accumulated Depreciation (Schedule III)
December 31, 2025
				Initial Cost		Gross Amount Carried at Close of Period
Description	Location	Property Type	Encumbrances	Land	Building & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total	Accumulated Depreciation	Year Acquired	Life Upon Which Depreciation is Computed
AP98 Controlled Subsidiary	Conroe, TX	Single-family rental	$(15,069,000)	$5,093,674	$26,863,602	$183,533	$5,093,674	$27,047,135	$32,140,809	$(3,344,794)	2020	(c)
West Kernan Controlled Subsidiary	Jacksonville, FL	Multifamily	(40,550,000)	9,230,147	57,660,309	879,207	9,230,147	58,539,516	67,769,663	(6,915,077)	2021	(c)
A93 Controlled Subsidiary(a)	Capital Heights, MD	Industrial	(5,100,000)	3,683,889	5,345,401	—	3,683,889	5,345,401	9,029,290	(486,951)	2022	(c)
4700 Eisenhower Ave Controlled Subsidiary(b)	Alexandria, VA	Industrial	(6,891,850)	3,874,719	11,873,714	—	3,874,719	11,873,714	15,748,433	—	2025	(c)
Chattahoochee Ave Controlled Subsidiary(b)	Atlanta, GA	Industrial	(7,608,150)	4,746,899	13,138,707	—	4,746,899	13,138,707	17,885,606	—	2025	(c)
H13 Controlled Subsidiary(b)	Washington, DC	Single-family rental	—	600,577	1,223,423	—	600,577	1,223,423	1,824,000	—	2025	(c)
S15 Controlled Subsidiary(b)	Los Angeles, CA	Single-family rental	—	828,844	—	—	828,844	0	828,844	—	2025	(c)
S37 Controlled Subsidiary(b)	Los Angeles, CA	Single-family rental	—	452,782	322,218	—	452,782	322,218	775,000	—	2025	(c)
E91 Controlled Subsidiary(b)	Los Angeles, CA	Mixed-use	—	912,207	512,793	—	912,207	512,793	1,425,000	—	2025	(c)
S56 Controlled Subsidiary(b)	Los Angeles, CA	Single-family rental	—	840,652	234,348	—	840,652	234,348	1,075,000	—	2025	(c)
M184 Controlled Subsidiary(b)	Los Angeles, CA	Single-family rental	—	719,287	521,054	—	719,287	521,054	1,240,341	—	2025	(c)
Total				$30,983,677	$117,695,569	$1,062,740	$30,983,677	$118,758,309	$149,741,986	$(10,746,822)

(a)
This asset was acquired by the Company on September 1, 2022 in connection with the 2022 Merger.

(b)
This asset was acquired by the Company on December 29, 2025 in connection with the 2025 Merger.

(c)
Depreciation is computed based on the following estimated useful lives:

Description	Depreciable Life
Building and building improvements	20 – 55 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 9 years
Lease intangibles	Over lease term
The change in total cost of properties for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of investment properties:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	108,751	108,657
Provision for impairment of investment properties	—	—
Acquisitions	40,802	—
Sales of investment properties	—	—
Costs capitalized subsequent to accquisiton	189	94
Balance, end of period	149,742	108,751
The change in accumulated depreciation of real estate assets for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of accumulated depreciation:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	(8,563)	(6,250)
Depreciation expense	(2,184)	(2,313)
Dispositions and other	—	—
Balance, end of period	(10,747)	(8,563)
The aggregate cost of real estate for federal income tax purposes is approximately $130.8 million as of December 31, 2025.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise Growth eREIT II, LLC

Independent Auditor’s Report
Members
Fundrise Growth eREIT II, LLC
Opinion
We have audited the consolidated financial statements of Fundrise Growth eREIT II, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements and schedule (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
2025 Financial Information
The accompanying consolidated balance sheet of Fundrise Growth eREIT II, LLC as of December 31, 2025, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended and schedule were not audited by us and, accordingly, we do not express an opinion on them.
/s/ RSM US LLP
McLean, Virginia
April 24, 2025

Fundrise Growth eREIT II, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
	As of December 31, 2025 (unaudited)	As of December 31, 2024
ASSETS
Cash and cash equivalents	$2,609	$4,146
Restricted cash	225	—
Due from related party	5,334	—
Other assets, net	79	169
Investments in equity method investees	44,723	45,940
Investments in real estate held for sale	—	4,202
Investments in rental real estate properties, net	4,171	7,628
Investments in real estate held for improvement	3,721	4,162
Total Assets	$60,862	$66,247
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$1,169	$251
Due to related party	244	264
Settling subscriptions	—	18
Redemptions payable	19	5,225
Distributions payable	2	53
Rental security deposits and other liabilities	—	8
Total Liabilities	1,434	5,819
Commitments and Contingencies
Members’ Equity:
Common shares, net of redemptions; unlimited shares authorized; 13,509,626 and 13,481,976 shares issued and 7,502,700 and 8,436,126 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	75,305	87,586
Accumulated deficit and cumulative distributions	(15,877)	(27,158)
Total Members’ Equity	59,428	60,428
Total Liabilities and Members’ Equity	$60,862	$66,247
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT II, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
Revenue
Rental revenue	$56	$637
Other revenue	19	65
Total revenue	75	702
Expenses
Investment management fees – related party	915	1,102
Property operating and maintenance	108	679
Depreciation and amortization	106	577
General and administrative expenses	415	558
Total expenses	1,544	2,916
Other income (expenses)
Equity in earnings (losses)	12,514	(3,333)
Dividend income	133	58
Gain (loss) on sale of rental real estate	362	(1,484)
Impairment loss on real estate	—	(532)
Loss on real estate held for sale	(100)	(529)
Interest expense – related party	(55)	(299)
Total other income (expenses)	12,854	(6,119)
Net income (loss)	$11,385	$(8,333)
Net income (loss) per basic and diluted common share	$1.45	$(0.90)
Weighted average number of common shares outstanding, basic and diluted	7,840,365	9,290,187
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT II, LLC
Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Accumulated Deficit and Cumulative Distributions	Total Members’ Equity
	Shares	Amount
December 31, 2023	9,813,278	$105,986	$(18,576)	$87,410
Proceeds from issuance of common shares	76,160	1,023	—	1,023
Offering costs	—	(72)	—	(72)
Distributions declared on common shares	—	—	(249)	(249)
Redemptions of common shares	(1,453,312)	(19,351)	—	(19,351)
Net income (loss)	—	—	(8,333)	(8,333)
December 31, 2024	8,436,126	$87,586	$(27,158)	$60,428
Proceeds from issuance of common shares (unaudited)	27,650	362	—	362
Offering costs (unaudited)	—	(107)	—	(107)
Distributions declared on common shares (unaudited)	—	—	(104)	(104)
Redemptions of common shares (unaudited)	(961,076)	(12,536)	—	(12,536)
Net income (loss) (unaudited)	—	—	11,385	11,385
December 31, 2025 (unaudited)	7,502,700	$75,305	$(15,877)	$59,428
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT II, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
OPERATING ACTIVITIES:
Net income (loss)	$11,385	$(8,333)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	106	577
Amortization of above- and below-market leases, net	—	16
Bad debt expense	9	61
Equity in (earnings) losses	(12,514)	3,333
(Gain) loss on sale of rental real estate	(362)	1,484
Impairment loss on real estate	—	532
Loss on real estate held for sale	100	529
Changes in assets and liabilities:
Net (increase) decrease in other assets, net	31	118
Net (increase) decrease in due from related party	(924)	—
Net increase (decrease) in accounts payable and accrued expenses	878	(272)
Net increase (decrease) in due to related party	(28)	(57)
Net increase (decrease) in rental security deposits and other liabilities	(8)	(61)
Net cash provided by (used in) operating activities	(1,327)	(2,073)
INVESTING ACTIVITIES:
Issuance of note receivable – related party	(4,000)	—
Investment in equity method investees	(1,607)	(1,648)
Return of investment from equity method investees	14,935	1,419
Proceeds received from sale of rental real estate properties	4,483	23,738
Proceeds received from sale of real estate held for sale	4,172	—
Investment in rental real estate properties	(73)	(44)
Improvements in real estate held for improvement	(275)	(118)
Net cash provided by (used in) investing activities	17,635	23,347
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	344	1,013
Proceeds from note payable – related party	5,100	17,900
Repayment of note payable – related party	(5,100)	(17,900)
Redemptions paid	(17,741)	(20,757)
Proceeds from settling subscriptions	—	18
Distributions paid	(155)	(620)
Offering costs paid	(68)	(82)
Net cash provided by (used in) financing activities	(17,620)	(20,428)
Net increase (decrease) in cash and cash equivalents and restricted cash	(1,312)	846
Cash and cash equivalents and restricted cash, beginning of year	4,146	3,300
Cash and cash equivalents and restricted cash, end of year	$2,834	$4,146
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT II, LLC
Consolidated Statements of Cash Flows (continued)
(Amounts in thousands)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Investments in real estate held for sale reclassed to rental real estate properties	$—	$4,123
Investments in real estate held for improvement reclassed to rental real estate properties	$4,201	$—
Investments in rental real estate properties reclassed to real estate held for sale	$—	$4,545
Investments in rental real estate properties reclassed to held for improvement	$3,484	$3,925
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid – related party note	$55	$299
Investment in equity method investees through tenancy-in-common interest arrangement resulting from the sale of real estate properties	$410	$4,100
Return on/of investment from equity method investees	$7	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT II, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2025 (unaudited) and 2024
1.
Formation and Organization

Fundrise Growth eREIT II, LLC was formed on November 19, 2015, as a Delaware limited liability company and substantially commenced operations on September 5, 2018. Effective September 1, 2022, Fundrise Growth eREIT VI, LLC merged with and into Fundrise Growth eREIT II, LLC, with Fundrise Growth eREIT II, LLC as the surviving entity (the “Merger”). As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise Growth eREIT II, LLC except where the context otherwise requires.
The Company has one operating and reportable segment consisting of investments in real estate. The Company was organized primarily to originate, invest in and manage a diversified portfolio of real estate properties for rent, development, or redevelopment. We may also invest in real estate loans, real estate-related debt securities and other real estate-related assets. Investments in rental real estate properties may consist of unimproved land, homes, townhomes and condominiums, office and commercial space, and other real estate investments. Each rental real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these financial statements.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the SEC. Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
We have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the year ended December 31, 2018. We hold substantially all of our assets directly, and as of December 31, 2025, have not established an operating partnership or any taxable REIT subsidiaries, though we may form such entities as required in the future to facilitate certain transactions that might otherwise have an adverse impact on our status as a REIT. As of December 31, 2025 and 2024, certain wholly-owned subsidiaries were treated as qualified REIT subsidiaries (“QRSs”). See Note 2, Summary of Significant Accounting Policies for further information on the QRSs.
During the first half of 2025, our Manager closed the Regulation A Offering of common shares of the Company. The Company’s initial and subsequent offering of its common shares (the “Offering(s)”) have been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares.
The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager.
As of December 31, 2025 and 2024, after redemptions, the Company has net common shares outstanding of approximately 7,503,000 and 8,436,000, respectively, including common shares held by related parties. As of December 31, 2025 and 2024, Rise Companies Corp. (the “Sponsor”), the owner of the Manager owned 916 common shares. As of December 31, 2025 and 2024, Moat Investments, LP (f/k/a Fundrise L.P.) owned 10,332 common shares. As of December 31, 2025 and 2024, after redemptions, third parties owned approximately 116,000 and 140,000 common shares, respectively, in private placements for an aggregate purchase price of approximately $1.6 million and $1.9 million, respectively. As of December 31, 2025 and 2024, the total amount of equity issued by the Company on a gross basis was approximately $152.7 million and $152.4 million, respectively, and the total amount of settling subscriptions was approximately $0 and $18,000, respectively. These amounts were based on a per share price of $13.23 and $13.21 per share price, respectively.

2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. We did not have any VIEs for the periods presented in these consolidated financial statements.
All intercompany balances and transactions have been eliminated in consolidation.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consists of money market funds as of December 31, 2025 and 2024.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Earnings (Loss) per Share
Basic earnings (loss) per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic earnings (loss) per share is computed by dividing income or loss available to members by the weighted-average common shares outstanding during the period. Diluted net income (loss) per common share equals basic net income (loss) per common share as there were no potentially dilutive securities outstanding during the years ended December 31, 2025 and 2024.
Offering Costs
Offering costs represent costs incurred by the Company in the qualification of the Offerings and the marketing and distribution of common shares, include, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
Settling Subscriptions
Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (ACH) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.
Investments in Equity Method Investees
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment is originally recorded at cost and is adjusted for contributions, distributions, basis differences and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. As of December 31, 2025 and 2024, we did not have any VIEs.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee (presented within “Equity in earnings (losses)” on the consolidated statements of operations), or in instances where the source of proceeds is from financing activities where the Company is liable for the obligations of the investee or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent returns on investment and cumulative distributions received in excess of the cumulative equity in earnings represent returns of investment.
The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. If it is determined that an impairment exists and is other than temporary, then the Company estimates the fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to our investments in equity method investees for the years ended December 31, 2025 and 2024.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement
Our investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums, multifamily properties, or commercial office properties that are (i) held as rental properties or (ii) held for redevelopment or are in the process of being renovated.
In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, building, site improvements, acquired in-place leases, above-market leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities, and allocates the purchase price on a relative fair value basis (including capitalized acquisition costs) to the acquired assets and assumed liabilities. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (presented on the consolidated balance sheets as “Investments in real estate held for improvement”).
The amortization of in-place leases is recorded to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above- or below-market leases is recorded as an adjustment to rental revenue on the Company’s consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any lease intangibles is written off. In-place lease assets have been reflected within “Other assets, net” in our consolidated balance sheets.
For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing a property for its intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.
Costs capitalized in connection with rental real estate property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:
Description	Depreciable Life
Building and building improvements	20 – 30 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 9 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets are reduced to their fair value. For further details, please see Note 4, Investments in Rental Real Estate Properties and Real Estate Held for Improvement.
Investments in Real Estate Held For Sale
From time to time, we may identify properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.
Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition;(ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within “Investments in real estate held for sale” on our consolidated balance sheets.
Real Estate Deposits
During the closing on an investment in rental real estate property or real estate held for improvement, we may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete. If subsequent to placing the deposit, we acquire the property (the deed is transferred to us), the deposit placed will be credited to the purchase price. If subsequent to placing the deposit, we do not acquire the property (deed is not transferred to us), the deposit will be returned to us. The Company may pay a deposit for a property that is ultimately acquired by a related party fund. Upon acquisition of the property, the related party fund would reimburse the Company for the full amount of the deposit.
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a member could obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.

During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
As a limited liability company, we have elected to be taxed as a C corporation. The Company has qualified for treatment each year as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 2018, and intends to continue to operate as such. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying distributions to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements during the years ended December 31, 2025 and 2024. No gross deferred tax assets or liabilities have been recorded as of December 31, 2025 and 2024.
As of December 31, 2025 and 2024, we elected to treat certain wholly-owned subsidiaries as QRSs. The QRSs are corporations that are wholly-owned by the Company and are disregarded for both federal and state income tax purposes. A corporation that is a QRS shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS shall be treated as assets, liabilities and such items (as the case may be) of the REIT.
As of December 31, 2025, the tax period for the taxable year ending December 31, 2022 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue and Income Recognition
Rental and other property revenues are accounted for in accordance with ASC 842, Leases. Accordingly, lease revenue is excluded from the scope of ASC 606, Revenue from Contracts with Customers. Rental and other property revenues are recognized when due from tenants and recorded monthly as earned in accordance with the terms of the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the lease. We periodically review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Consistent with ASC 842, the Company recognizes rental revenue only to the extent that collection is probable. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.
Other revenue is recognized on an accrual basis and consists of utility reimbursements, damages, termination fees, administrative fees, and late fees.
Interest income is recognized on an accrual basis and consists of interest earned on the promissory notes the Company extended to National Lending, LLC (“National Lending”).
Dividend income and distributions from investments are recorded on the ex-dividend date. Dividend income is recognized on an accrual basis and consists of dividends earned through our cash sweep bank account.
Real estate investment transactions are accounted for on the date of purchase or sale (trade date). Realized gains and losses on the sale of investments are calculated using the identified cost basis.

Recent Accounting Pronouncements
In January 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance enhances the transparency and usefulness of income tax disclosures by requiring entities to provide additional information about income taxes paid, including disaggregation by federal, state, and foreign jurisdictions, as well as further detail on the effective tax rate reconciliation. The adoption of this guidance had no impact on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which clarifies, corrects, and makes minor improvements across U.S. GAAP. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), which improves the navigability of interim reporting guidance in Topic 270. The ASU does not expand or reduce interim disclosure requirements, but instead clarifies when Topic 270 applies, what constitutes interim financial statements prepared in accordance with U.S. GAAP, and which disclosures are required at interim dates. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.

3.
Investments in Equity Method Investees

The table below presents the activity of the Company’s investments in equity method investees as of and for the periods presented (amounts in thousands):
Investments in Equity Method Investees:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$45,940	$44,944
Additional investments in equity method investees(2)	1,197	5,748
Distributions from equity method investees(1)(2)	(14,928)	(1,419)
Equity in earnings (losses) of equity method investees(1)	12,514	(3,333)
Ending balance	$44,723	$45,940

(1)
On May 23, 2025, RSE Runaway Lakes Controlled Subsidiary sold one of its properties for a sales price of approximately $36.7 million. Proceeds from the sale totaled approximately $37.2 million. Our distribution received from the sale totaled approximately $8.0 million. As of December 31, 2025 and 2024, the RSE Runaway Lakes Controlled Subsidiary continues to own and operate an additional property.

(2)
On September 18, 2025, the RSE Hamilton Controlled Subsidiary (The Hamilton JV LP) sold the Hamilton (formerly Windsor Park Apartments) for a sales price of approximately $41.3 million. Proceeds from the sale totaled approximately $11.7 million, net of repayment of a $28.5 million outstanding senior loan, and various closing costs of approximately $1.1 million. Our distribution received from the sale totaled approximately $5.3 million. As a result of this sale, the Company recognized a gain on disposition of equity method investees of approximately $6.0 million during the year ended December 31, 2025, which is recognized within equity in earnings. As of December 31, 2025, we had not yet received our final cash flow distribution from The Hamilton JV LP, which is expected at the liquidation of the equity method investment.

As of December 31, 2025 and 2024, the Company’s material investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
A 90.0% non-controlling member interest in Runaway Lakes Land Partners, LLC, whose activities are carried out through the following wholly-owned assets: two garden-style multifamily properties, Runaway Bay and Twin Lakes, located in the Tampa, FL area. The Runaway Bay property was sold in May 2025. As of December 31, 2025, Runaway Lakes Land Partners, LLC continues to own and operate the Twin Lakes property.

(2)
The contributions to National Lending in exchange for ownership interests. As of December 31, 2025 and 2024, the carrying value of the Company’s equity method investment in National Lending was approximately $10.6 million and $10.0 million, respectively. See Note 8, Related Party Arrangements for further information regarding National Lending.

(3)
A 85.0% non-controlling member interest in MP The Palmer, LLC, whose activities are carried out through the following wholly-owned asset: The Palmer, a multifamily property in Woodstock, GA.

(4)
A 95% non-controlling member interest in FR-PC Parkland JV, LLC in connection with the Merger, whose activities are carried out through the following wholly-owned asset: Parkland at Orange Park, a garden-style multifamily complex in Orange Park, FL.

(5)
In connection with the Tenancy-in-Common (“TIC”) transactions (See Note 8, Related Party Arrangements, for further information regarding the TIC transactions), the Company invested approximately $4.1 million in the following equity method investment:

•
a 25% non-controlling member interest in CNP 116, LLC, whose activities are carried out through the following wholly-owned asset: 5957 S Western Ave, a mixed use property located in Los Angeles, CA.

The condensed financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2025	As of December 31, 2024
Real estate assets, net	$150,963	$206,145
Other assets(1)	143,069	111,704
Total assets	$294,032	$317,849
Mortgage notes payable, net	$146,542	$202,371
Other liabilities(2)	52,173	25,371
Equity	95,317	90,107
Total liabilities and equity	$294,032	$317,849
Company’s equity investment(3)(4)	$44,723	$45,940

(1)
As of December 31, 2025 and 2024, approximately $134.4 million and $98.3 million of “Other assets” are promissory notes receivable from other eREITs held by the Company’s equity method investment in National Lending, respectively. See Note 8, Related Party Arrangements for further information regarding National Lending.

(2)
As of December 31, 2025 and 2024, approximately $49.4 million and $22.0 million of “Other liabilities” represent promissory notes issued from affiliated entities to National Lending, respectively. See Note 8, Related Party Arrangements for further information regarding National Lending.

(3)
The Company’s equity investment includes amortization of basis differences recognized as of December 31, 2025 and 2024.

(4)
On December 26, 2024, the Company acquired a 25% TIC interest in the CNP 116, LLC.

Condensed income statement information:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Total revenue	$31,527	$34,500
Total expenses	22,214	34,971
Other income (expense)	3,329	—
Net income	$12,642	$(471)
Company’s equity in earnings (losses) of investee(1)(2)	$12,514	$(3,333)

(1)
The Company’s equity in earnings (losses) of investee includes amortization of basis differences recognized for the years ended December 31, 2025 and 2024.

(2)
For the year ended December 31, 2025, the Company’s equity in earnings (losses) of investee includes an approximate $6.0 million gain on sale of investment and approximately $72,000 of gains resulting from distributions in excess of investment basis. For the year ended December 31, 2024, the Company’s equity in earnings (losses) of investee includes approximately $1.1 million of gains resulting from distributions in excess of investment basis.

4.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement

As of December 31, 2025 and 2024, we held one and two rental real estate properties, respectively.

The following table presents the Company’s investments in rental real estate properties (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$1,227	$6,219
Building and building improvements	3,022	1,426
Site improvements	—	36
Furniture, fixtures, and equipment	6	1
Total investment in rental real estate properties	$4,255	$7,682
Less: accumulated depreciation	(84)	(54)
Total investment in rental real estate properties, net	$4,171	$7,628
As of December 31, 2025 and 2024, the carrying amount of the rental real estate properties above included cumulative capitalized acquisition costs of approximately $41,000 and $33,000, respectively, which includes cumulative acquisition fees paid to our Sponsor of approximately $38,000 and $30,000, respectively.
For the years ended December 31, 2025 and 2024, the Company recognized approximately $106,000 and $577,000, respectively, of depreciation expense on rental real estate properties. For the years ended December 31, 2025 and 2024, approximately $74,000 and $352,000, respectively, of accumulated depreciation was reclassified from investments in rental real estate properties as a result of property transfers.
During the year ended December 31, 2025, one property was transferred from real estate held for improvement into investments in rental real estate properties for approximately $4.2 million as the Company has completed development of the property and it is now available to be leased. During the year ended December 31, 2024, one property was transferred from real estate held for sale into investments in rental real estate properties as the Company no longer anticipates the sale of the property is probable within one year. The Company recognized an impairment loss of approximately $532,000 during the year ended December 31, 2024 to write down its carrying value of approximately $4.7 million to its estimated fair value of approximately $4.1 million as of December 31, 2024.
Two real estate investments were sold during the year ended December 31, 2025. The first, RSE Z20 Controlled Subsidiary, was sold for a gross sales price of approximately $4.6 million. Net proceeds from the sale, after prorations and selling costs, totaled approximately $4.5 million and the Company recognized a gain of approximately $362,000. The second, RSE R45 Controlled Subsidiary, was sold for a gross sales price of approximately $4.4 million. Net proceeds from the sale, after prorations and selling costs, totaled approximately $3.9 million and the Company recognized a loss of approximately $30,000.
Two real estate investments were sold during the year ended December 31, 2024. The first, RSE L37 Controlled Subsidiary, was sold for a gross sales price of approximately $11.9 million. Net proceeds from the sale, after prorations and selling costs, totaled approximately $11.4 million and the Company recognized a loss of approximately $1.8 million. The second, 5957 S Western Ave, was sold in connection with a TIC transaction for a gross sales price of approximately $12.3 million. Net proceeds from the sale, after prorations and selling costs, totaled approximately $12.3 million and the Company recognized a gain of approximately $314,000.
As of December 31, 2025 and 2024, we had invested in one real estate property held for improvement.

The following table presents the Company’s investments in real estate held for improvement (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$2,096	$1,227
Building and building improvements	1,560	2,894
Work in progress	65	41
Total investment in real estate held for improvement	$3,721	$4,162
During the year ended December 31, 2025, one real estate investment was reclassified from investments in rental real estate properties to investments in real estate held for improvement on the consolidated balance sheets for approximately $3.6 million. During the year ended December 31, 2024, one real estate investment was reclassified from investments in rental real estate properties to investments in real estate held for improvement on the consolidated balance sheets for approximately $4.2 million.
As of December 31, 2025 and 2024, real estate held for improvement included capitalized costs of approximately $33,000 and $41,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $30,000 and $38,000, respectively.
5.
Investments in Real Estate Held for Sale

As of December 31, 2025 and 2024, we held zero and one investment in real estate held for sale, respectively.
The following table presents the Company’s investments in real estate held for sale (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$—	$3,017
Building and building improvements	—	999
Site improvements	—	—
Total tangible investment in real estate held for sale	$—	$4,016
In-place lease assets, net	—	46
Above market lease intangible asset, net	—	140
Total investment in real estate held for sale	$—	$4,202
During the year ended December 31, 2024, one real estate investment was reclassified from investments in rental real estate properties to investments in real estate held for sale on the consolidated balance sheets for approximately $4.2 million. The reclassification to held for sale resulted in an approximately $529,000 loss related to one of the properties where the carrying amount exceeded the property’s fair value less estimated costs to sell. The property was subsequently sold in March 2025 and net proceeds from the sale, after prorations and selling costs, totaled approximately $3.9 million.
As of December 31, 2024, investments in real estate held for sale included capitalized acquisition costs of approximately $147,000, which includes cumulative acquisition fees paid to the Sponsor of approximately $49,000.
6.
Distributions

Distributions are calculated based on members of record each day during the distribution periods. During the years ended December 31, 2025 and 2024, the Company’s total distributions declared to members, the Sponsor, and its affiliates were approximately $104,000 and $249,000, respectively. Of these amounts, approximately $0 and $0 in distributions were declared to related parties during the years ended December 31, 2025 and 2024, respectively. Of the distributions declared during the years ended December 31,

2025 and 2024, approximately $102,000 and $196,000, respectively, were paid. Approximately $2,000 and $53,000 remained payable as of December 31, 2025 and 2024, respectively.
7.
Fair Value of Financial Instruments

We are required to disclose an estimate of the fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amount of cash and cash equivalents, restricted cash, contractual receivables, other assets, and promissory notes to related parties reported in the consolidated balance sheets approximates fair value because of the short maturity of these instruments.
8.
Related Party Arrangements

Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s Offering, and the acquisition, management and sale of the Company’s real estate investments.
The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with our debt investments, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, or utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor (the “Shared Services Agreement”), including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2025 and 2024, the Manager incurred approximately $33,000 and $10,000 of operational costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $25,000 and $1,000 were due and payable, respectively.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% of our net asset value (“NAV”) at the end of each quarter. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. In addition, the Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived.

Accordingly, during the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $915,000 and $1.1 million, respectively, and as of December 31, 2025 and 2024, approximately $211,000 and $255,000, respectively, of investment management fees were payable to the Manager.
The Company may be charged by the Manager a development management fee of 5.00% of total development costs, excluding property. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the direct equity investment project or if there is no outside developer of the direct equity investment project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. For the years ended December 31, 2025 and 2024, the Company incurred approximately $0 and $4,000 of development fees, respectively. As of December 31, 2025 and 2024, approximately $0 were due and payable.
Additionally, the Company is required to pay the Manager for servicing any non-performing asset. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2025 and 2024, the Manager has not designated any asset as non-performing and no special servicing fees were incurred or paid to the Manager.
The Company will also reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of any of our equity investments in real estate. For the years ended December 31, 2025 and 2024, no disposition fees have been incurred. Accordingly, as of December 31, 2025 and 2024, no disposition fees were payable to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, or its affiliates may close and fund a loan or other investment prior to it being acquired by us. This allows us the flexibility to deploy our offering proceeds as funds are raised. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition. During the years ended December 31, 2025 and 2024, the Company did not purchase any investments that were owned by Fundrise Lending, LLC.
For situations where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Moat Investments, LP, Member
Moat Investments, LP (f/k/a Fundrise, L.P.) is a member of the Company and held 10,332 shares as of December 31, 2025 and 2024. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Moat Investments, LP.
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and held 916 shares as of December 31, 2025 and 2024.

For the years ended December 31, 2025 and 2024, the Sponsor incurred approximately $61,000 and $67,000 of operational costs on our behalf, in connection with the Shared Services Agreement. As of December 31, 2025 and 2024, approximately $1,000 and $8,000 of operational costs were due and payable, respectively.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor, including the Company. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each eREIT or Fund contributes an amount to National Lending in exchange for ownership interests. The current effective operating agreement with National Lending requires each eREIT or Fund maintain a capital contribution amount of 5% of its assets under management, which is measured on a semi-annual basis (January 15th and July 15th). As of December 31, 2025 and 2024, the Company has contributed approximately $8.5 million for a 12.3% and 12.6% ownership in National Lending, respectively. See Note 3, Investments in Equity Method Investees for further information regarding the Company’s ownership interests in National Lending.
National Lending may provide short-term bridge financing through promissory notes to any of the eREITs or Funds who have contributed to it in order to maintain greater liquidity and better finance such eREIT’s or Fund’s individual real estate investment strategies. Any promissory note bears a market rate of interest. National Lending may also obtain a promissory note from any of these eREITs in order to secure short-term bridge financing.
The following is a summary of the promissory notes issued by National Lending to the Company during the years ended December 31, 2025 and 2024, and remaining outstanding balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2024 – A(1)	$5,000	6.50%	12/31/2024	$—	$—
2024 – B(2)	$5,000	6.50%	03/28/2025	$—	$—
2024 – C(3)	$4,100	6.50%	06/28/2025	$—	$—
2024 – D(4)	$5,000	5.75%	09/30/2025	$—	$—
2025 – E(5)	$2,400	6.00%	12/31/2025	$—	$—
2025 – F(6)	$3,200	5.50%	04/03/2026	$—	$—
				$—	$—

(1)
Promissory note 2024-A was executed with National Lending for a maximum principal amount of $5.0 million. During the year ended December 31, 2024, the Company’s total draw down on this promissory note was $4.8 million. The Company repaid the $4.8 million outstanding loan balance and all accrued interest as of December 31, 2024.

(2)
Promissory note 2024-B was executed with National Lending for a maximum principal amount of $5.0 million. During the year ended December 31, 2024, the Company’s total draw down on this promissory note was $5.0 million. The Company repaid the $5.0 million outstanding loan balance and all accrued interest as of December 31, 2024.

(3)
Promissory note 2024-C was executed with National Lending for a maximum principal amount of $4.1 million. During the year ended December 31, 2024, the Company’s total draw down on this promissory note was $4.0 million. The Company repaid the $4.0 million outstanding loan balance and all accrued interest as of December 31, 2024.

(4)
Promissory note 2024-D was executed with National Lending for a maximum principal amount of $5.0 million. During the year ended December 31, 2024, the Company’s total draw down on this promissory note was $4.1 million. The Company repaid the $4.1 million outstanding loan balance and all accrued interest as of December 31, 2024.

(5)
Promissory note 2025-E was executed with National Lending for a maximum principal amount of $2.4 million. During the year ended December 31, 2025, the Company’s total draw down on this promissory note was $2.4 million. The Company repaid the $2.4 million outstanding loan balance and all accrued interest as of December 31, 2025.

(6)
Promissory note 2025-F was executed with National Lending for a maximum principal amount of $3.2 million. During the year ended December 31, 2025, the Company’s total draw down on this promissory note was $2.7 million. The Company repaid the $2.7 million outstanding loan balance and all accrued interest as of December 31, 2025.

For the years ended December 31, 2025 and 2024, the Company incurred approximately $55,000 and $299,000, respectively, in interest expense on promissory notes with National Lending. As of December 31, 2025 and 2024, we had no outstanding accrued interest payable to National Lending.
The following is a summary of the promissory notes receivable issued by the Company to National Lending during the years ended December 31, 2025 and 2024, and note receivable balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance as of December 31, 2025	Balance as of December 31, 2024
2025 – A(1)	$4,700	4.75%	12/31/2026	$4,000	$—
Total				$4,000	$—

(1)
On December 31, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $4.7 million. The secured note bears a 4.75% interest rate, and all interest is accruing, and will be received at maturity. The note had a maturity date of December 31, 2026 with National Lending’s repayment to the Company, including principal and accrued interest. During the year ended December 31, 2025, the Company earned approximately $1,000 in interest income on the promissory note to National Lending

TIC Arrangements with Affiliate REITs
In December 2024, the Company entered into a TIC arrangement with REITs managed by our Manager and affiliated with our Sponsor. Under the terms of the TIC arrangement, the Company and the affiliate REITs hold undivided ownership interests in a mixed-use property located in Los Angeles, CA. The TIC arrangement allows each owner to independently own a specified interest in the property while sharing in the income and expenses associated with the property in proportion to their ownership interests. As of December 31, 2025, the Company continued to hold its interest in the TIC arrangement and did not enter into any additional similar transactions during the period.
9.
Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

10.
Commitments and Contingencies

Guarantees
The Company has entered into two guarantee agreements in connection with a senior secured mortgage loan facility extended to several underlying real estate properties owned by certain entities affiliated with or managed by the Manager, collectively, the “Borrowers”. Under the terms of the loan agreement, the Company, alongside other entities affiliated with or managed by the Manager, has provided guarantees of certain obligations of the Borrowers, through the date of the loan’s initial maturity, July 9, 2027, in addition to any subsequent borrower-elected maturity extensions. Consistent with the Company’s investment strategy in utilizing leverage to enhance total shareholder return, these guarantees were provided to enhance the credit profile of the Borrowers, facilitate access to more favorable financing terms, and obtain leverage to support its investment activities.
The Company is a springing guarantor with a liability limitation, and therefore would only be responsible for the portion of the guarantees allocated to the other eREIT involved in the guarantee agreements if the other eREIT were to fail to pay its pro-rata share of the guarantees within 30 days after demand from the lender, or if the other eREIT were to become involved in a bankruptcy petition or similar proceeding.
The Company’s obligations as a guarantor include a springing recourse guarantee covering standard lender protection clauses. In the remote likelihood of wrongful action by the Borrowers, and failure of the other eREIT to pay its allocation of the guarantee, the Company would be liable for repayment of only the other eREIT’s pro-rata share of all indebtedness under the loan. As of December 31, 2025, the maximum potential amount of future payments under this guarantee were approximately $120.7 million, which represents the Company’s maximum exposure in the event of default by the Borrowers and failure of the other eREIT to pay its allocation of the guarantee. This amount could rise to approximately $124.2 million, if the loan facility is fully drawn upon.
Additionally, the Company is subject to a guarantee of interest and carry costs (the “Carry Guaranty”), which includes all interest payments due, any minimum return amounts, any interest due at the default rate, and any required deposits into the interest and carry reserve account, if the other eREIT were to fail to pay its allocation of the guarantee. The Carry Guaranty is subject to termination upon the earliest of either (i) the full repayment of indebtedness, (ii) a valid tender, or (iii) the date that the underlying real estate properties achieve a debt yield of at least eight percent (8%) for two consecutive fiscal quarters. As of December 31, 2025, none of these termination conditions had been met, and the Carry Guaranty remained active. As of December 31, 2025, the maximum potential amount of future payments under this guarantee were approximately $12.8 million, which represents the Company’s pro-rata share of the maximum interest payments through initial maturity date, assuming full Borrower default and the interest rate above. This amount could rise to approximately $13.2 million, if the loan facility is fully drawn upon. As of December 31, 2025, no property sales have occurred that would result in a minimum return payment, no default interest is due, and the interest and carry reserve account is fully funded.
Based on current information and analysis, we believe the likelihood of the Company being required to perform under the guarantees is remote and that no material liability exists as of the reporting date. Accordingly, as of December 31, 2025, no liability has been recorded in the consolidated financial statements. We will continue to monitor the financial condition and performance of the Borrowers and will reassess the need to record a liability if future events or circumstances indicate a probable loss.
The loan agreement contains various financial and non-financial covenants. Included in these covenants are general net worth requirements for the Company as one of the loan agreement’s carve-out guarantors. The loan agreement also contains a requirement for quarterly monitoring of the named co-borrowers’ debt yield ratio. If the co-borrowers do not meet these quarterly minimum compliance requirements, they will enter into a trigger period as defined in the loan agreement, in which control of funds will shift to the lender and disbursement of such funds will be applied in accordance with the cash management agreement per the loan terms. As of December 31, 2025, the Company and co-borrowers were in compliance with these covenants.

Legal Proceedings
As of the date of the consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.
11.
Segment Reporting

The Company operates as a single operating and reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
12.
Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement, for potential recognition or disclosure and noted no items requiring adjustments of the financial statements or additional disclosures.

Fundrise Growth eREIT II, LLC
Real Estate and Accumulated Depreciation (Schedule III)
December 31, 2025
(2025 information unaudited)
				Initial Cost		Gross Amount Carried at Close of Period
Description	Location	Property Type	Encumbrances	Land	Building & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total	Accumulated Depreciation	Year Acquired	Life Upon Which Depreciation is Computed
RSE W39 Controlled Subsidiary	Los Angeles, CA	Mixed-Use	$—	$2,095,788	$1,173,387	$451,706	$2,095,788	$1,625,093	$3,720,881	$—	2019	(a)
RSE W411 Controlled Subsidiary	Los Angeles, CA	Commercial	—	1,226,682	2,564,463	464,270	1,226,682	3,028,733	4,255,415	(84,397)	2019	(a)
Total				$3,322,470	$3,737,850	$915,976	$3,322,470	$4,653,826	$7,976,296	$(84,397)

(a)
Depreciation is computed based on the following estimated useful lives:

Description	Depreciable Life
Building and building improvements	20 – 30 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 9 years
Lease intangibles	Over lease term
The change in total cost of properties for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of investment properties:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	15,860	43,170
Provision for impairment of investment properties		(1,061)
Acquisitions	—	—
Sales of investment properties	(8,232)	(26,411)
Costs capitalized subsequent to accquisiton	348	162
Balance, end of period	7,976	15,860
The change in accumulated depreciation of real estate assets for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of accumulated depreciation:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	(54)	(1,379)
Depreciation expense	(106)	(577)
Dispositions and other	76	1,902
Balance, end of period	(84)	(54)
The aggregate cost of real estate for federal income tax purposes is approximately $7.4 million as of December 31, 2025.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise Growth eREIT III, LLC

Independent Auditor’s Report
Members
Fundrise Growth eREIT III, LLC
Opinion
We have audited the consolidated financial statements of Fundrise Growth eREIT III, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
2025 Financial Information
The accompanying consolidated balance sheet of Fundrise Growth eREIT III, LLC as of December  31, 2025, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended were not audited by us and, accordingly, we do not express an opinion on them.
/s/ RSM US LLP
McLean, Virginia
April 24, 2025

Fundrise Growth eREIT III, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of December 31, 2025 (unaudited)	As of December 31, 2024
ASSETS
Cash and cash equivalents	$2,138	$7,625
Other assets, net	9	5
Investments in equity method investees	8,660	10,841
Total Assets	$10,807	$18,471
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$180	$137
Due to related party	100	107
Settling subscriptions	—	24
Redemptions payable	—	1,825
Distributions payable	1	25
Total Liabilities	281	2,118
Members’ Equity:
Common shares, net of redemptions; unlimited shares authorized; 5,051,169 and 5,041,467 shares issued and 2,626,737 and 2,911,085 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	17,322	21,912
Accumulated deficit and cumulative distributions	(6,796)	(5,559)
Total Members’ Equity	10,526	16,353
Total Liabilities and Members’ Equity	$10,807	$18,471
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT III, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
Revenue
Other revenue	$—	$—
Total revenue	—	—
Expenses
Property operating and maintenance	—	1
Investment management fees – related party	385	424
General and administrative expenses	373	355
Total expenses	758	780
Other income (expense)
Equity in earnings (losses)	(122)	5,855
Dividend income	70	83
Interest expense – related party	—	(34)
Interest income – related party	109	—
Total other income (expense)	57	5,904
Net loss	$(701)	$5,124
Net loss per basic and diluted common share	$(0.26)	$1.62
Weighted average number of common shares outstanding	2,732,570	3,161,612
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT III, LLC
Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Accumulated Deficit and Cumulative Distributions	Total Members’ Equity
	Shares	Amount
December 31, 2023	3,323,188	$28,189	$(10,553)	$17,636
Proceeds from issuance of common shares	98,686	1,511	—	1,511
Offering costs	—	(45)	—	(45)
Distributions declared on common shares	—	—	(130)	(130)
Redemptions of common shares	(510,789)	(7,743)	—	(7,743)
Net loss	—	—	5,124	5,124
December 31, 2024	2,911,085	$21,912	$(5,559)	$16,353
Proceeds from issuance of common shares (unaudited)	9,701	153	—	153
Offering costs (unaudited)	—	(73)	—	(73)
Distributions declared on common shares (unaudited)	—	—	(536)	(536)
Redemptions of common shares (unaudited)	(294,049)	(4,670)	—	(4,670)
Net loss (unaudited)	—	—	(701)	(701)
December 31, 2025 (unaudited)	2,626,737	$17,322	$(6,796)	$10,526
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT III, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
OPERATING ACTIVITIES:
Net income (loss)	$(701)	$5,124
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in earnings (losses)	122	(5,855)
Return on investment from equity method investees	2,059	4,878
Changes in assets and liabilities:
Net (increase) decrease in other assets, net	(4)	24
Net increase (decrease) in accounts payable and accrued expenses	25	68
Net increase (decrease) in due to related party	(16)	(15)
Net cash provided by (used in) operating activities	1,485	4,224
INVESTING ACTIVITIES:
Return of investment from equity method investees	—	5,488
Net cash provided by investing activities	—	5,488
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	153	1,511
Proceeds from note payable – related party	—	1,600
Repayment of note payable – related party	—	(1,600)
Issuance of note receivable – related party	(8,300)	—
Repayment of note receivable – related party	8,300	—
Proceeds from settling subscriptions	(24)	24
Redemptions paid	(6,496)	(8,057)
Distributions paid	(561)	(467)
Offering costs paid	(44)	(44)
Net cash used in financing activities	(6,972)	(7,033)
Net increase (decrease) in cash and cash equivalents	(5,487)	2,679
Cash and cash equivalents, beginning of period	7,625	4,946
Cash and cash equivalents, end of period	$2,138	$7,625
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest received – related party	$108	$—
Offering costs payable	$29	$—
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Growth eREIT III, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2025 (unaudited) and 2024
1.
Formation and Organization

Fundrise Growth eREIT III, LLC was formed on October 5, 2018, as a Delaware limited liability company and commenced operations on February 22, 2019. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise Growth eREIT III, LLC except where the context otherwise requires.
The Company has one operating and reportable segment consisting of investments in real estate. The Company was organized primarily to originate, invest in and manage a diversified portfolio of real estate investments and may also invest in real estate-related debt securities and other real estate-related assets, where the underlying assets primarily consist of such properties. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
We have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the year ended December 31, 2019. As of December 31, 2025, we have not established an operating partnership or any taxable REIT subsidiaries, though we may form such entities as required in the future to facilitate certain transactions that might otherwise have an adverse impact on our status as a REIT.
During the first quarter of 2025, the Manager closed the Regulation A Offering of common shares of the Company. The Company’s initial and subsequent offering of its common shares (the “Offering(s)”) have been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares.
The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager.
As of December 31, 2025 and 2024, after redemptions, the Company has net common shares outstanding of approximately 2.6 million and 2.9 million, respectively, including common shares held by related parties. As of December 31, 2025 and 2024, Rise Companies Corp. (the “Sponsor”) owned 500 common shares. As of December 31, 2025 and 2024, the total amount of equity issued by the Company on a gross basis was approximately $51.1 million and $50.9 million, respectively. As of December 31, 2025 and 2024, the total amount of settling subscriptions was approximately $0 and $24,000, respectively. The settling subscriptions as of December 31, 2024 were offered at a per share price of $15.62.
2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.

Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. We did not have any VIEs for the periods presented in these consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consists of money market funds as of December 31, 2025 and December 31, 2024.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Income (Loss) per Share
Basic loss per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic loss per share is computed by dividing income or loss available to members by the weighted-average common shares outstanding during the period. Diluted loss per common share equals basic net loss per common share as there were no potentially dilutive securities outstanding during the years ended December 31, 2025 and 2024.
Offering Costs
Offering costs include all expenses to be paid by the Company in connection with the qualification of the Offering, and the distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
Settling Subscriptions
Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (ACH) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.
Investments in Equity Method Investees
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment is originally recorded at cost and adjusted for contributions, distributions, basis difference (if any), and to recognize our share of net earnings or losses of the investment as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. We did not have any VIEs for the periods presented in these consolidated financial statements.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee, or in instances where the source of proceeds is from financing activities or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent returns on investment and cumulative distributions received in excess of the cumulative equity in earnings represent returns of investment.
The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. If it is determined that an impairment exists and is other than temporary, then the Company estimates the fair value using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for the years ended December 31, 2025 and 2024.
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a member could obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
As a limited liability company, we have elected to be taxed as a C corporation. The Company has qualified for treatment each year as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 2019, and intends to continue to operate as such. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying distributions to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements during the years ended December 31, 2025 and 2024. No gross deferred tax assets or liabilities have been recorded as of December 31, 2025 and 2024.
As of December 31, 2025, the tax period for the taxable year ending December 31, 2022 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue and Income Recognition
Dividend income is recorded on the ex-dividend date, while periodic cash flow distributions from equity method investments are recognized when declared. Dividend income is recognized on an accrual basis and consists of dividends earned through our cash sweep bank account.
Interest income is recognized on an accrual basis and consists of interest earned on the promissory notes the Company extended to National Lending, LLC (“National Lending”).
Recent Accounting Pronouncements
In January 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance enhances the transparency and usefulness of income tax disclosures by requiring entities to provide additional information about income taxes paid, including disaggregation by federal, state, and foreign jurisdictions, as well as further detail on the effective tax rate reconciliation. The adoption of this guidance had no impact on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU) 2025-12, Codification Improvements, which clarifies, corrects, and makes minor improvements across U.S. GAAP. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), which improves the navigability of interim reporting guidance in Topic 270. The ASU does not expand or reduce interim disclosure requirements, but instead clarifies when Topic 270 applies, what constitutes interim financial statements prepared in accordance with U.S. GAAP, and which disclosures are required at interim dates. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.
3.
Investments in Equity Method Investees

The table below presents the activity of the Company’s investments in equity method investees as of and for the periods presented (amounts in thousands):
Investments in Equity Method Investees:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$10,841	$15,352
Distributions from equity method investees(1)	(2,059)	(10,366)
Equity in earnings of equity method investees(1)	(122)	5,855
Ending balance	$8,660	$10,841

(1)
On December 30, 2024, RSE SW4 (“SW4 JV LP”) sold one of its stabilized garden-style multifamily properties for a sales price of approximately $44.0 million. Proceeds from the sale totaled approximately $15.2 million, net of repayment of approximately $28.4 million of outstanding senior loans and closing costs of approximately $400,000. Our distribution received from the sale totaled approximately $7.7 million. As of December 31, 2025 and 2024, the SW4 JV LP continues to own and operate three stabilized garden-style multifamily properties in the Dallas-Fort Worth metropolitan statistical area (“MSA”).

As of December 31, 2025 and 2024, the Company’s investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
A 51% non-controlling member interest in SW4 JV LP, whose activities are carried out through its wholly owned asset, Dallas SW4, comprising four stabilized garden-style multifamily properties located in the Dallas-Fort Worth MSA. On December 30, 2024, SW4 JV LP sold one of its stabilized garden-style multifamily properties. SW4 JV LP continues to own and operate three stabilized garden-style multifamily properties in the Dallas-Fort Worth MSA.
(2)
The contributions to National Lending, LLC in exchange for ownership interests. As of December 31, 2025 and 2024, the carrying value of the Company’s equity method investment in National Lending was approximately $4.2 million and $4.0 million, respectively. See Note 6, Related Party Arrangements for further information regarding National Lending.

The condensed financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2025	As of December 31, 2024
Real estate assets, net	$144,473	$149,387
Other assets(1)	141,300	108,664
Total assets	285,773	258,051
Mortgage notes payable	137,396	138,226
Other liabilities(2)	54,810	27,500
Equity	93,567	92,325
Total liabilities and equity	$285,773	$258,051
Company’s equity investment, net	$8,660	$10,841

(1)
As December 31, 2025 and 2024, approximately $134.5 million and $98.3 million, respectively, of “Other assets” are promissory notes receivable from other eREITs held by the Company’s equity method investment in National Lending. See Note 6, Related Party Arrangements for further information regarding National Lending.

(2)
As of December 31, 2025 and 2024, approximately $49.6 million and $22.0 million of “Other liabilities” represent promissory notes issued from affiliated entities to National Lending, respectively. See Note 6, Related Party Arrangements for further information regarding National Lending.

Condensed income statement information:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Total revenue	$29,757	$34,730
Total expenses	13,572	15,419
Other income (expense)	(12,077)	(3,667)
Net income	$4,108	$15,644
Company’s equity in net income of investee	$(122)	$5,855

4.
Distributions

Distributions are calculated based on members of record each day during the distribution period. During the years ended December 31, 2025 and 2024, the Company’s total distributions declared to members, the Sponsor, and its affiliates were approximately $536,000 and $130,000, respectively. Of the distributions declared during the years ended December 31, 2025 and 2024, approximately $535,000 and $105,000, respectively, were paid. Approximately $1,000 and $25,000 remained payable as of December 31, 2025 and 2024, respectively.
5.
Fair Value of Financial Instruments

We are required to disclose an estimate of the fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amount of cash and cash equivalents, other assets, and notes receivable from related party reported in the consolidated balance sheets approximates fair value because of the short maturity of these instruments.
6.
Related Party Arrangements

Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s Offering, and the acquisition, management and sale of the Company’s real estate investments.
The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with our debt investments, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, or utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor (the “Shared Services Agreement”), including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2025 and 2024, the Manager incurred approximately $18,000 and $10,000 of costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $11,000 and $1,000, respectively, of operating costs remain payable to the Manager.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% of our net asset value (“NAV”) at the end of each prior quarter. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. In addition, the Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived.
During the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $385,000 and $424,000, respectively. As of December 31, 2025 and 2024, approximately $89,000 and $103,000, respectively, of investment management fees remain payable to the Manager.
The Company may be charged by the Manager a development management fee of 5.00% of total development costs, excluding property. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the direct equity investment project or if there is no outside developer of the direct equity investment project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. As of December 31, 2025 and 2024, no development management fees have been incurred or paid to the Manager.
Additionally, the Company is required to pay the Manager for servicing any non-performing assets. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. For the years ended December 31, 2025 and 2024, no special servicing fees have been incurred or paid to the Manager. As of December 31, 2025 and 2024, the Manager has not designated any asset as non-performing and no special servicing fees are payable to the Manager.
The Company will reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of any of our equity investments in real estate, and we will also pay the Manager an equity disposition fee of up to 1.50% of the gross proceeds from such sale if our Manager is acting as the real estate developer or is engaged by the developer to sell the project. For the years ended December 31, 2025 and 2024, no disposition fees have been incurred. As of December 31, 2025 and 2024, no disposition fees are payable to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, Rise Companies Corp., or its affiliates may close and fund a loan or other investment prior to it being acquired by us. Fundrise Lending, LLC allows us the flexibility to deploy our offering proceeds as funds are raised. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition. During the years ended December 31, 2025 and 2024, the Company did not purchase any investments that were owned by Fundrise Lending, LLC.
For situations where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and held 500 common shares as of December 31, 2025 and 2024.
For the years ended December 31, 2025 and 2024, the Sponsor incurred approximately $30,000 and $36,000 of costs on our behalf, respectively, in connection with the Shared Services Agreement. As of December 31, 2025 and 2024, approximately $0 and $3,000, respectively, were due and payable to the Sponsor.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor, including the Company. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each eREIT or Fund contributes an amount to National Lending in exchange for ownership interests. The current effective operating agreement with National Lending requires each eREIT or Fund maintain a capital contribution amount of 5% of its assets under management, which is measured on a semi-annual basis (January 15th and July 15th). As of both December 31, 2025 and 2024, the Company has contributed approximately $3.4 million for a 5.0% ownership in National Lending, respectively. See Note 3, Investments in Equity Method Investees for further information regarding the Company’s ownership interests in National Lending.
National Lending may provide short-term bridge financing through promissory notes to any of the eREITs or Funds who have contributed to it in order to maintain greater liquidity and better finance such eREIT’s or Fund’s individual real estate investment strategies. Any promissory note bears a market rate of interest. National Lending may also obtain a promissory note from any of these eREITs in order to secure short-term bridge financing.
The following is a summary of the promissory notes issued by National Lending to the Company during the years ended December 31, 2025 and 2024 and remaining outstanding balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2024 – A(1)	$900	6.50%	06/28/2025	$—	$—
2024 – B(2)	$2,000	5.75%	09/30/2025	$—	$—
Total				$—	$—

(1)
Note 2024 — A was executed with National Lending for a maximum drawdown amount of $900,000. On December 12, 2024, the Company repaid this outstanding promissory note in full, including principal and accrued interest.

(2)
Note 2024 — B was executed with National Lending for a maximum drawdown amount of $2.0 million. On December 31, 2024, the Company repaid this outstanding promissory note in full, including principal and accrued interest.

During the years ended December 31, 2025 and 2024, the Company incurred approximately $0 and $34,000, respectively, in interest expense on promissory notes with National Lending. As of both December 31, 2025 and 2024, we had no outstanding accrued interest payable to National Lending.
The following is a summary of the promissory notes receivable issued by the Company to National Lending during the years ended December 31, 2025 and 2024 and note receivable balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2025 – A(1)	$5,000	5.75%	12/31/2025	$—	$—
2025 – B(2)	$3,300	5.25%	04/03/2026	$—	$—
Total				$—	$—

(1)
On January 8, 2025, the Company extended a promissory note receivable to National Lending, which was fully repaid on March 27, 2025. During the year ended December 31, 2025, the Company recognized approximately $63,000 of interest income related to the note.

(2)
On April 4, 2025, the Company extended a promissory note receivable to National Lending, which was fully repaid on July 17, 2025. During the year ended December 31, 2025, the company recognized approximately $45,000 of interest income related to the note.

7.
Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including investment management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
8.
Commitments and Contingencies

Legal Proceedings
As of the date of these consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.
9.
Segment Reporting

The Company operates as a single operating and reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
10.
Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement, for potential recognition or disclosure. No subsequent events were identified that require adjustment to or disclosure in the accompanying consolidated financial statements.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise Midland Opportunistic REIT, LLC

Independent Auditor’s Report
Members
Fundrise Midland Opportunistic REIT, LLC
Opinion
We have audited the consolidated financial statements of Fundrise Midland Opportunistic REIT, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements and schedule (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
2025 Financial Information
The accompanying consolidated balance sheet of Fundrise Midland Opportunistic REIT, LLC as of December 31, 2025, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended and schedule were not audited by us and, accordingly, we do not express an opinion on them.
/s/ RSM US LLP
McLean, Virginia
April 24, 2025

Fundrise Midland Opportunistic REIT, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of December 31, 2025 (unaudited)	As of December 31, 2024
ASSETS
Cash and cash equivalents	$1,103	$1,988
Restricted cash	333	203
Other assets, net	470	445
Investments in equity method investees	7,937	8,858
Investments in rental real estate properties, net	78,070	82,726
Total Assets	$87,913	$94,220
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$705	$546
Due to related party	150	160
Settling subscriptions	—	4
Distributions payable	7	57
Redemptions payable	5	3,372
Rental security deposits and other liabilities	206	206
Notes payable – related party	5,900	—
Mortgages payable, net	70,044	70,473
Total Liabilities	77,017	74,818
Members’ Equity:
Common shares; unlimited shares authorized; 11,277,860 and 11,262,917 shares issued and 5,197,287 and 5,808,865 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	45,621	52,937
Accumulated deficit and cumulative distributions	(36,337)	(35,940)
Total Members’ Equity	9,284	16,997
Non-controlling interest	1,612	2,405
Total Equity	10,896	19,402
Total Liabilities and Equity	$87,913	$94,220
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Midland Opportunistic REIT, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
Revenue
Rental revenue	$7,944	$8,083
Other revenue	1,020	881
Total revenue	8,964	8,964
Expenses
Depreciation and amortization	4,908	5,187
Rental properties operating and maintenance	3,205	3,383
Investment management and other fees – related party	574	655
General and administrative expenses	348	383
Total expenses	9,035	9,608
Other income (expense)
Equity in earnings (losses)	2,728	1,079
Dividend income	34	274
Interest expense	(3,123)	(3,137)
Interest expense – related party	(319)	—
Total other income (expense)	(680)	(1,784)
Net loss	$(751)	$(2,428)
Less: Net loss attributable to non-controlling interest	(432)	(523)
Net loss attributable to controlling interest	$(319)	$(1,905)
Net loss per basic and diluted common share	$(0.06)	$(0.30)
Weighted average number of common shares outstanding, basic and diluted	5,415,461	6,453,442
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Midland Opportunistic REIT, LLC
Consolidated Statements of Equity
(Amounts in thousands, except share data)
	Common Shares		Accumulated deficit and cumulative distributions	Total Members’ Equity	Non- Controlling Interests	Total Equity
	Shares	Amount
December 31, 2023	6,843,583	$64,727	$(33,513)	$31,214	$3,238	$34,452
Proceeds from issuance of common shares	36,739	421	—	421	—	421
Offering costs	—	(14)	—	(14)	—	(14)
Distributions declared on common shares	—	—	(522)	(522)	—	(522)
Redemptions of common shares	(1,071,457)	(12,197)	—	(12,197)	—	(12,197)
Distributions to non-controlling interests	—	—	—	—	(310)	(310)
Net loss	—	—	(1,905)	(1,905)	(523)	(2,428)
December 31, 2024	5,808,865	$52,937	$(35,940)	$16,997	$2,405	$19,402
Proceeds from issuance of common shares (unaudited)	14,944	177	—	177	—	177
Offering costs (unaudited)	—	(65)	—	(65)	—	(65)
Distributions declared on common shares (unaudited)	—	—	(78)	(78)	—	(78)
Redemptions of common shares (unaudited)	(626,522)	(7,428)	—	(7,428)	—	(7,428)
Distributions to non-controlling interests (unaudited)	—	—	—	—	(361)	(361)
Net loss (unaudited)	—	—	(319)	(319)	(432)	(751)
December 31, 2025 (unaudited)	5,197,287	$45,621	$(36,337)	$9,284	$1,612	$10,896
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Midland Opportunistic REIT, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
OPERATING ACTIVITIES:
Net loss	$(751)	$(2,428)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,908	5,187
Above-market debt amortized to interest expense	(421)	(420)
Deferred financing fees amortized to interest expense	89	91
Equity in (earnings) losses	(2,728)	(1,079)
Bad debt expense (recovery)	(55)	146
Return on investment from equity method investees	3,599	141
Changes in assets and liabilities:
Net (increase) decrease in other assets	29	(81)
Net increase (decrease) in accounts payable and accrued expenses	140	85
Net increase (decrease) in due to related party	(25)	(27)
Net increase (decrease) in rental security deposits and other liabilities	—	68
Net cash provided by (used in) operating activities	4,785	1,683
INVESTING ACTIVITIES:
Investment in equity method investees	(225)	—
Distributions of capital from equity method investees	275	544
Capital expenditures related to residential rental properties	(252)	(458)
Net cash provided by (used in) investing activities	(202)	86
FINANCING ACTIVITIES:
Proceeds from issuance of common shares	173	410
Distributions paid to non-controlling interests	(361)	(310)
Proceeds from notes payable – related party	10,100	—
Repayment of notes payable – related party	(4,200)	—
Repayment of mortgages payable	(98)	(93)
Redemptions	(10,795)	(12,836)
Proceeds from settling subscriptions	—	4
Distributions paid	(127)	(1,078)
Offering costs paid	(30)	(13)
Net cash provided by (used in) financing activities	(5,338)	(13,916)
Net increase (decrease) in cash and cash equivalents and restricted cash	(755)	(12,147)
Cash and cash equivalents and restricted cash, beginning of year	2,191	14,338
Cash and cash equivalents and restricted cash, end of year	$1,436	$2,191
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Non-cash extinguishment of debt	$5,900	$—
Offering costs payable	$(34)	$—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid – mortgage payable	$3,453	$3,468
Interest paid – related party note	$318	$—
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise Midland Opportunistic REIT, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2025 (unaudited) and 2024
1.   Formation and Organization
Fundrise Midland Opportunistic REIT, LLC was formed on November 19, 2015, as a Delaware limited liability company and substantially commenced operations on October 25, 2016. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise Midland Opportunistic REIT, LLC except where the context otherwise requires.
The Company has one operating and reportable segment consisting of investments in real estate. The Company was organized primarily to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas. The Company may also invest in real estate-related debt securities and other real estate-related assets where the underlying assets primarily consist of such properties. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
We have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the year ended December 31, 2016. As of December 31, 2025 and 2024, we held substantially all of our assets directly and had no active operating partnerships or any taxable REIT subsidiaries or qualified REIT subsidiaries, though we may form such entities as required in the future to facilitate certain transactions that might otherwise have an adverse impact on our status as a REIT.
The Company’s initial and subsequent offering of its common shares (the “Offering(s)”) has been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. The Company qualified $75.0 million of shares on July 30, 2021 which represented the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $75.0 million.
During the third quarter of 2022, the Manager closed the Regulation A Offering of common shares of the Company. The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act (“Regulation D”), as determined by our Manager.
As of December 31, 2025 and 2024, after redemptions, the Company had net common shares outstanding of approximately 5,197,000 and 5,809,000, respectively, including common shares held by related parties. As of both December 31, 2025 and 2024, Rise Companies Corp. (the “Sponsor”), the owner of the Manager, owned 600 common shares. As of December 31, 2025 and 2024, after redemptions, third parties owned approximately 127,000 and 138,000 common shares, respectively, in private placements for an aggregate purchase price of approximately $1.9 million and $1.9 million, respectively. As of December 31, 2025 and 2024, the total amount of equity issued by the Company on a gross basis was approximately $115.7 million and $115.5 million, respectively, and the total amount of settling subscriptions was approximately $0 and $4,000, respectively. These amounts were based on a per share price of $12.08 and $11.55, respectively.

2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. All intercompany balances and transactions have been eliminated in consolidation.
As of December 31, 2025 and 2024, the Company has identified FR-ICG EVO Parent LLC (the parent entity of the Evo Controlled Subsidiary) as a VIE that is consolidated in our financial statements. The Company has evaluated its involvement with this entity and determined that it is the primary beneficiary, as it has the power to direct the activities that most significantly impact the entity’s economic performance, specifically the rental operations of the underlying multifamily property, and the obligation to absorb the losses or the right to receive benefits that could potentially be significant to the VIE. Transactions between the Company and the non-controlling interest holders are accounted for as equity transactions in the unaudited consolidated financial statements. As of December 31, 2025 and 2024, the Company has not identified any other VIEs.
The table below presents the assets and liabilities of the consolidated VIE as of the periods presented, and are included in the Company’s consolidated balance sheets (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Cash and cash equivalents	$613	$580
Restricted cash	333	203
Other assets	464	434
Investments in rental real estate properties, net	78,070	82,726
Total VIE Assets	$79,480	$83,943
Accounts payable and accrued expenses	$561	$424
Rental security deposits and other liabilities	206	206
Mortgages payable, net	70,044	70,473
Total VIE Liabilities	$70,811	$71,103
Total VIE Equity	$8,669	$12,840
Total VIE Liabilities and Equity	$79,480	$83,943
Less: Non-controlling interest	$(1,613)	$(2,405)
Company’s interest in VIE, net	$77,867	$81,538

The assets of the VIE can be used only to settle obligations of the VIE and are not available to satisfy obligations of the Company. Similarly, the creditors of the VIE have no recourse to the general credit or assets of the Company.
The Company may be required to make additional capital contributions to the VIE as agreed upon under the terms of the VIE’s operating agreement. However, the Company is not otherwise contractually obligated to provide financial support to the VIE. No implicit support was provided for the years ended December 31, 2025 and 2024.
The Company’s maximum exposure to loss as a result of its involvement with the VIE is limited to the carrying amount of the Company’s interest in the VIE as reflected above, and included within the unaudited consolidated financial statements.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consists of money market funds as of December 31, 2025 and 2024.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Restricted Cash
Restricted cash consists of cash balances restricted in use by contractual obligations with third parties. This may include funds escrowed for tenant security deposits, real estate taxes, property insurance, and mortgage escrows required by lenders on certain of our properties to be used for future building renovations or tenant improvements.
Loss per Share
Basic loss per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic loss per share is computed by dividing income or loss available to common members by the weighted-average common shares outstanding during the period. Diluted net loss per common share equals basic net loss per common share as there were no potentially dilutive securities outstanding during the years ended December 31, 2025 or 2024.
Offering Costs
Offering costs represent costs incurred by the Company in the qualification of the Offering and the marketing and distribution of common shares, include, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
Settling Subscriptions
Settling subscriptions presented on the consolidated balance sheets represent equity subscriptions for which funds have been received but common shares have not yet been issued. Under the terms of the Offering Circular for our common shares, subscriptions will be accepted or rejected within thirty days of receipt by us. Once a subscription agreement is accepted, settlement of the shares may occur up to fifteen days later, depending on the volume of subscriptions received; however, we generally issue shares the later of five business days from the date that an investor’s subscription is approved by our Manager or when funds settle in our bank account. We rely on our Automated Clearing House (ACH) provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.
Investments in Equity Method Investees
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment is originally recorded at cost and adjusted for contributions, distributions, basis difference, and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee (presented within “Equity in earnings” on the consolidated statements of operations), or in instances where the source of proceeds is from financing activities where the Company is liable for the obligations of the investee or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent returns on investment and cumulative distributions received in excess of the cumulative equity in earnings represent returns of investment.
The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. If it is determined that an impairment exists and is other than temporary, then the Company estimates the fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for the years ended December 31, 2025 and 2024.
Investment in Rental Real Estate Properties
In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, above-market leases, acquired in-place leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities, and allocates the purchase price on a relative fair value basis (including capitalized acquisition costs) to the acquired assets and assumed liabilities. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.
The amortization of in-place leases is recorded as an adjustment to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above or below-market leases is recorded as an adjustment to rental revenue on the Company’s consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any in-place lease value is written off.
Significant improvements to rental real estate properties are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
Costs capitalized in connection with rental real estate property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:
Description	Depreciable Life
Buildings and building improvements	20 – 30 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 10 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the years ended December 31, 2025 and 2024, no such impairment occurred.
Debt Issuance Costs
We amortize debt issuance costs using the straight-line method which approximates the effective interest rate method, over the estimated life of the related mortgage payable. We record debt issuance costs related to loans payable, net of amortization, on our consolidated balance sheets as an offset to their related loan payable. We record the amortization of all debt issuance costs as interest expense.
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a member could obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
As a limited liability company, we have elected to be taxed as a C corporation. The Company has qualified for treatment each year as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2016, and intends to continue to operate as such. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying distributions to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
No material provisions have been made for federal income taxes in the accompanying consolidated financial statements during the years ended December 31, 2025 and 2024. No gross deferred tax assets or liabilities have been recorded as of December 31, 2025 and 2024.
As of December 31, 2025, the tax period for the taxable year ending December 31, 2022 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue and Income Recognition
Rental and other property revenues are accounted for in accordance with ASC 842, Leases. Accordingly, lease revenue is excluded from the scope of ASC 606, Revenue from Contracts with Customers. Rental and other property revenues are recognized when due from tenants and recorded monthly as earned in accordance with the terms of the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Consistent with ASC 842, the Company recognizes rental revenue only to the extent that collection is probable. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.
Other revenue consists of utility reimbursements, damages, termination fees, administrative and late fees, parking fees, and other fees, which are recognized on an accrual basis.
Dividend income is recorded on the ex-dividend date, while periodic cash flow distributions from equity method investments are recognized when declared. Dividend income is recognized on an accrual basis and consists of dividends earned through our cash sweep bank account.
Real estate investment and securities transactions are accounted for on the date of purchase or sale (trade date). Realized gains and losses on sales of investments are calculated using the identified cost basis.
Recent Accounting Pronouncements
In January 2025, the Company adopted ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance enhances the transparency and usefulness of income tax disclosures by requiring entities to provide additional information about income taxes paid, including disaggregation by federal, state, and foreign jurisdictions, as well as further detail on the effective tax rate reconciliation. The adoption of this guidance had no impact on the Company’s consolidated financial statements.

In December 2025, the FASB issued Accounting Standards Update (“ASU”) 2025-12”, Codification Improvements, which clarifies, corrects, and makes minor improvements across U.S. GAAP. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), which improves the navigability of interim reporting guidance in Topic 270. The ASU does not expand or reduce interim disclosure requirements, but instead clarifies when Topic 270 applies, what constitutes interim financial statements prepared in accordance with U.S. GAAP, and which disclosures are required at interim dates. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.
3.   Investments in Equity Method Investees
The table below presents the activity of the Company’s investments in equity method investees as of and for the periods presented (amounts in thousands):
Investments in Equity Method Investees:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$8,858	$8,464
Additional investments in equity method investees	225	—
Distributions received	$(3,874)	$(685)
Equity in earnings of equity method investees(1)(2)	2,728	1,079
Ending balance	$7,937	$8,858

(1)
For the years ended December 31, 2025 and 2024, the Company’s equity in earnings of equity method investees is comprised of a gain of approximately 50,000 and $544,000, respectively, that is the result of distributions in excess of the equity investment basis in the CWP Forest Cove JV, LLC entity.

(2)
On August 15, 2025, Aspect Promenade JV LP sold the Sterling Town Center property for a sales price of approximately $74.2 million. The Company received a distribution of approximately $3.4 million from the net sales proceeds. On December 31, 2025, we received our final cash flow distribution of final costs held back from the sale of approximately $0.1 million from Aspect Promenade JV LP, thereby concluding the joint venture’s investment activity. As a result of this sale, the Company recognized a gain of approximately $2.2 million during the year ended December 31, 2025, which is recognized within equity in earnings.

As of December 31, 2025 and 2024, the Company’s investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
A 90.0% non-controlling member interest in CWP Forest Cove JV, LLC, whose activities are carried out through the following wholly-owned assets: Asbury Plaza Apartments, a garden-style multifamily property in Denver, CO and Forest Cove Apartments, a garden-style multifamily property in Denver, CO.

(2)
The contributions to National Lending, LLC (“National Lending”) in exchange for ownership interests. As of December 31, 2025 and December 31, 2024, the carrying value of the Company’s equity method investment in National Lending was approximately $7.9 million and $7.5 million, respectively. See Note 8, Related Party Arrangements in our consolidated financial statements for further information regarding National Lending.

The condensed financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2025	As of December 31, 2024
Real estate assets, net	$26,591	$75,104
Other assets(1)	135,689	103,972
Total assets	162,280	179,076
Mortgages payable, net	$30,563	$63,670
Other liabilities(2)	50,356	23,099
Equity	81,361	92,307
Total liabilities and equity	162,280	179,076
Company’s equity investment, net	$7,937	$8,858

(1)
As of December 31, 2025 and 2024, approximately $134.4 million and $98.3 million of Other assets are promissory notes receivable from other eREITs held by the Company’s equity method investment in National Lending, respectively. See Note 8, Related Party Arrangements in our consolidated financial statements for further information regarding National Lending.

(2)
As of December 31, 2025 and 2024, approximately $49.4 million and $22.0 million of Other liabilities represent promissory notes issued from affiliated entities to National Lending, respectively. See Note 8, Related Party Arrangements in our consolidated financial statements for further information regarding National Lending.

Condensed income statement information:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Total revenue	$15,166	$17,963
Total expenses	11,826	13,125
Net income	3,340	4,838
Company’s equity in earnings of investee(1)	$2,728	$1,079

(1)
For the years ended December 31, 2025 and 2024, the Company’s equity in earnings of investee is comprised of a gain of $50,000 and $544,000, respectively, that is the result of distributions in excess of equity investment in the CWP Forest Cove JV, LLC entity. For the years ended December 31, 2025 and 2024, the Company’s equity in earnings of investee includes an approximately 2.2 million and $0 gain on sale of the Aspect Promenade JV LP entity, respectively.

4.   Investments in Rental Real Estate Properties, net
The following table presents the Company’s investments in rental real estate properties that are included within the consolidated balance sheets (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024
Land	$16,117	$16,117
Building and building improvements	86,896	86,897
Site improvements	4,218	4,140
Furniture, fixtures and equipment	1,816	1,641
Total gross investment in rental real estate properties	$109,047	$108,795
Less: Accumulated depreciation	(30,977)	(26,069)
Total investment in rental real estate properties, net	$78,070	$82,726
As of December 31, 2025 and 2024, we had invested in one rental real estate property, which consists of the following:
(1)
Acquired in December 2019, an 81% controlling interest in FR-ICG EVO Parent LLC, a consolidated majority-owned subsidiary, for an initial purchase price of $37.8 million. FR-ICG EVO Parent LLC used the proceeds to acquire a single mid-rise multifamily property in Las Vegas, Nevada for a total purchase price of approximately $106.5 million.

For the years ended December 31, 2025 and 2024, the Company recognized approximately $4.9 million and $5.2 million, respectively, of depreciation expense on rental real estate properties.
5.   Mortgage Payable, net
The following is a summary of the mortgages payable by the Company as of December 31, 2025 and 2024 (dollar amounts in thousands):
Borrower(s)(6)	Loan Amount	Effective Date	Maturity Date	Interest Rate	Balance as of December 31, 2025	Balance as of December 31, 2024
FR-ICG EVO Owner LLC(1)	$55,092	11/01/18	11/01/28	4.58%	$56,282(3)	$56,701(4)
FR-ICG EVO Owner LLC(2)	$5,437	12/20/19	11/01/28	4.99%	$4,924	$5,022
FR-ICG EVO Owner LLC(5)	$9,090	05/31/23	11/01/28	6.98%	$9,090	$9,090
Total	$69,619				$70,296	$70,813

(1)
The $55.1 million senior mortgage loan requires monthly, interest-only payments until maturity, at which time the entire outstanding principal balance becomes due.

(2)
The $5.4 million supplemental mortgage loan requires monthly, interest and principal payments until maturity, at which time the entire outstanding principal balance becomes due.

(3)
This balance represents the principal balance of $55.1 million, net of unamortized above-market debt value of $1.2 million as of December 31, 2025.

(4)
This balance represents the principal balance of $55.1 million, net of unamortized above-market debt value of $1.6 million as of December 31, 2024.

(5)
The $9.1 million supplemental loan requires monthly, interest-only payments until maturity, at which time the entire outstanding principal balance becomes due.

(6)
All mortgage loans are secured by the Company’s EVO Controlled Subsidiary investment.

For the years ended December 31, 2025 and 2024, we incurred interest expense of approximately $3.5 million related to mortgages payable. Approximately $293,000 of current interest was payable to the lenders as of December 31, 2025 and 2024, which is included within “Accounts payable and accrued expenses” on the consolidated balance sheets.
During the years ended December 31, 2025 and 2024, no additional deferred financing costs were incurred related to the mortgage notes listed above. As such, the carrying value of the unamortized debt issuance costs as of December 31, 2025 and 2024, were approximately $252,000 and $340,000, respectively. Deferred financing costs are reflected net of accumulated amortization on the consolidated balance sheets as a reduction to the related mortgage payable, which totaled approximately $388,000 and $298,000 as of December 31, 2025 and 2024 respectively. For the years ended December 31, 2025 and 2024, amortization of debt issuance costs were approximately $89,000 and $90,000, respectively, and is included within “Interest expense” in the consolidated statements of operations.
The following table presents the future principal payments due under the Company’s mortgages payable as of December 31, 2025 (amounts in thousands):
Year	Amount
2026	104
2027	108
2028	68,894
Total	$69,106
As of December 31, 2025 and 2024, approximately $1.2 million and $1.6 million of above-market debt value, net, is included within Mortgage payable, net on the consolidated balance sheets. Above-market debt value is amortized as an adjustment to interest expense over the term of the mortgage loan. For the years ended December 31, 2025 and 2024, amortization of above-market debt value was approximately $420,000, and is included in interest expense in the consolidated statements of operations.
6.   Distributions
Distributions are calculated based on members of record each day during the respective distribution periods. During the years ended December 31, 2025 and 2024, the Company’s total distributions declared to members, the Sponsor, and its affiliates were approximately $78,000 and $522,000, respectively.
Of the distributions declared during the years ended December 31, 2025 and 2024, approximately $71,000 and $465,000 were paid, respectively. Approximately $7,000 and $57,000 remained payable as of December 31, 2025 and 2024, respectively.
7.   Fair Value of Financial Instruments
We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amount of cash and cash equivalents, restricted cash, and other assets reported in the consolidated balance sheets approximates fair value because of the short maturity of these instruments.
As of December 31, 2025 and 2024, the net carrying amounts and fair values of other financial instruments were as follows (amounts in thousands):
	December 31, 2025		December 31, 2024
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Liabilities:
Mortgages Payable	$72,814	$68,832	$72,912	$68,729
Total	$72,814	$68,832	$72,912	$68,729
Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2 — Summary of Significant Accounting Policies in our consolidated financial statements). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. The methods used may produce a fair value calculation that is not indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value could result in a different estimate of fair value at the reporting date.
The following methods and assumptions were used in estimating fair value disclosures for financial instruments:
Mortgages Payable (Level 3):   The fair values of our mortgages payable principal balances are estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rate), loan to value ratios, and expected repayment and prepayment dates. Differences between the carrying values of mortgages payable in the table above and the Mortgage payable, net, in the consolidated balance sheets are due to unamortized deferred financing costs.

8.   Related Party Arrangements
Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s Offering, and the acquisition, management and sale of the Company’s real estate investments.
The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with our debt investments, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, or utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2025 and 2024, the Manager incurred approximately $24,000 and $10,000 of operational costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $17,000 and $1,000 were due and payable, respectively.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% based on our net asset value (“NAV”) at the end of each prior quarter. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. In addition, the Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived.
During the years ended December 31, 2025 and 2024, we have incurred investment management fees of approximately $574,000 and $655,000, respectively. As of December 31, 2025 and 2024, approximately $133,000 and $155,000, respectively, of investment management fees were payable to the Manager.
Additionally, the Company is required to pay the Manager for servicing any non-performing asset. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. As of December 31, 2025 and 2024, the Manager has not designated any asset as non-performing and no special servicing fees were incurred or paid to the Manager.
The Company will also reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of any of our equity investments in real estate. As of December 31, 2025 and 2024, no disposition fees were incurred or paid to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, or its affiliates may close and fund a loan or other investment prior to it being acquired by us. This allows us the flexibility to deploy our offering proceeds as funds are raised. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition. During the years ended December 31, 2025 and 2024, the Company did not purchase any investments from Fundrise Lending, LLC.
For situations where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. During the years ended December 31, 2025 and 2024, fees of approximately $8,000 were paid to the Independent Representative as compensation for those services and are included as general and administrative expense in the consolidated statements of operations.
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and held 600 common shares as of December 31, 2025 and 2024.
For the years ended December 31, 2025 and 2024, the Sponsor incurred approximately $38,000 and $40,000 of operational costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $0 and $4,000 of operational costs were due and payable, respectively.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor, including the Company. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each eREIT or Fund contributes an amount to National Lending in exchange for ownership interests. The current effective operating agreement with National Lending requires each eREIT or Fund maintain a capital contribution amount of 5% of its assets under management, which is measured on a semi-annual basis (January 15th and July 15th). As of December 31, 2025 and 2024, the Company has contributed approximately $6.4 million for a 9.38% ownership in National Lending. See Note 3, Investments in Equity Method Investees in our consolidated financial statements for further information regarding the Company’s ownership interests in National Lending.
National Lending may provide short-term bridge financing through promissory notes to any of the eREITs or Funds who have contributed to it in order to maintain greater liquidity and better finance such eREIT’s or Fund’s individual real estate investment strategies. Any promissory note bears a market rate of interest. National Lending may also obtain a promissory note from any of the eREITs or Funds in order to secure short-term bridge financing.
The following is a summary of the promissory notes issued by National Lending to the Company as of December 31, 2025 and 2024 and remaining outstanding balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Maximum Principal Balance	Interest Rate	Maturity Date	Balance at December 31, 2025	Balance at December 31, 2024
2025 – A(1)	$2,700	6.00%	12/31/2025	$—	$—
2025 – B(2)	$4,000	5.50%	04/03/2026	$—	$—
2025 – C(3)	$3,500	5.75%	07/03/2026	$—	$—
2025 – D(4)	$5,900	5.00%	12/31/2026	$5,900	$—
				$5,900	$—

(1)
On January 8, 2025, National Lending issued a new promissory note to the Company for a maximum principal amount of $2.7 million. The Company had drawn the entire $2.7 million. On April 29, 2025, the Company partially paid off $500,000 of principal. On August 28, 2025, the Company fully repaid the $2.2 million outstanding principal balance and approximately $91,000 of accrued interest.

(2)
On April 4, 2025, National Lending issued a new promissory note to the Company for a maximum principal amount of $4.0 million. The Company had drawn the entire $4.0 million. On August 28, 2025, the Company partially paid off $1.5 million of principal. On December 31, 2025, the Company fully paid off this promissory note including approximately $134,000 of accrued interest. The repayment of the $2.5 million in principal was completed through a non-cash debt extinguishment.

(3)
On July 3, 2025, National Lending issued a new promissory note to the Company for a total maximum principal amount of $3.5 million. Of the $3.5 million, the Company had drawn $3.4 million of the principal balance. On December 31, 2025, the Company fully paid off this promissory note including approximately $93,000 of accrued interest. The repayment of the $3.4 million in principal was completed through a non-cash debt extinguishment.

(4)
On December 31 2025, National Lending issued a new promissory note to the Company for a maximum principal amount of $5.9 million. The Company had drawn the entire $5.9 million. This note was issued as part of the aforementioned non-cash debt extinguishments.

During the year ended December 31, 2025, the Company entered into several new loan agreements with National Lending and drew principal totaling approximately $15.3 million. On December 31, 2025, the Company entered into a new promissory note with National Lending. One unsecured promissory note providing for a maximum principal balance of $5.9 million, bearing interest at 5.0% and maturing on December 31, 2026. The loan is secured by properties pledged by the Company with a total carrying value of approximately $93.0 million. Upon execution of this agreement, the Company fully repaid all outstanding loans from National Lending as of December 31, 2025, which included approximately $7.2 million of principal and approximately $227,000 in accrued interest. The repayment of the $7.2 million in principal was completed through a non-cash debt extinguishment. On December 31, 2025 after the non-cash debt extinguishment, the Company had drawn an additional $5,900,000 of principal balance.
For the years ended December 31, 2025 and 2024, the company incurred approximately $318,000 and $0, respectively, in interest expense on related party notes with National Lending. As of December 31, 2025 and 2024, we had outstanding accrued interest of approximately $1,000 and $0, respectively, due to National Lending.
9.   Economic Dependency
Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including investment management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
10.   Commitments and Contingencies
Legal Proceedings
As of the date of the consolidated financial statements, we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.
11.   Segment Reporting
The Company operates as a single reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the

Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses for all segments. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. No single shareholder accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.”
12.
Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement for potential recognition or disclosure.
National Lending
On January 6, 2026, National Lending issued a new promissory note to the Company for a total maximum principal amount of $500,000. The note bears a 5.00% interest rate and matures on January 6, 2027. As of the date of this Information Statement, the note has not been drawn on and there is no outstanding principal balance.

Fundrise Midland Opportunistic eREIT, LLC
Real Estate and Accumulated Depreciation (Schedule III)
December 31, 2025
(2025 information unaudited)
				Initial Cost		Gross Amount Carried at Close of Period
Description	Location	Property Type	Encumbrances	Land	Building & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total	Accumulated Depreciation	Year Acquired	Life Upon Which Depreciation is Computed
EVO Controlled Subsidiary	Las Vegas, NV	Multifamily	(70,296,000)	16,117,000	92,058,000	872,000	16,117,000	92,930,000	109,047,000	(30,977,000)	2019	(a)
Total				16,117,000	92,058,000	872,000	16,117,000	92,930,000	109,047,000	(30,977,000)

(a)
Depreciation is computed based on the following estimated useful lives:

Description	Depreciable Life
Building and building improvements	20 – 30 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 10 years
Lease intangibles	Over lease term
The change in total cost of properties for the fiscal years ended December 31, 2025 and 2024 is as follows (amounts in thousands):
Reconciliation of investment properties:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	108,795	108,337
Acquisitions	—	—
Sales of investment properties	—	—
Costs capitalized subsequent to accquisiton	252	458
Balance, end of period	109,047	108,795
The change in accumulated depreciation of real estate assets for the fiscal years ended December 31, 2025 and 2024 is as follows (amounts in thousands):
Reconciliation of accumulated depreciation:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	(26,069)	(20,882)
Depreciation expense	(4,908)	(5,187)
Dispositions and other	—	—
Balance, end of period	(30,977)	(26,069)
The aggregate cost of real estate for federal income tax purposes is approximately $86.5 million as of December 31, 2025.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise West Coast Opportunistic REIT, LLC

Independent Auditor’s Report
Members
Fundrise West Coast Opportunistic REIT, LLC
Opinion
We have audited the consolidated financial statements of Fundrise West Coast Opportunistic REIT, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements and schedule (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
2025 Financial Information
The accompanying consolidated balance sheet of Fundrise West Coast Opportunistic REIT, LLC as of December 31, 2025, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended and schedule were not audited by us and, accordingly, we do not express an opinion on them.
/s/ RSM US LLP
McLean, Virginia
April 24, 2025

Fundrise West Coast Opportunistic REIT, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of December 31, 2025 (unaudited)	As of December 31, 2024
ASSETS
Cash and cash equivalents	$1,999	$14,446
Interest receivable	—	21
Other assets, net	325	426
Due from related party	16,478	9,501
Investments in real estate debt	—	2,468
Investments in equity method investees	24,621	24,389
Investments in rental real estate properties, net	18,027	21,338
Investments in real estate held for improvement	2,256	2,146
Total Assets	$63,706	$74,735
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$225	$175
Due to related party	606	159
Mortgage payable, net	1,804	1,832
Distributions payable	4	504
Redemptions payable	8	2,930
Rental security deposits and other liabilities	38	36
Below-market leases, net	59	77
Total Liabilities	2,744	5,713
Members’ Equity:
Common shares; unlimited shares authorized; 12,760,255 and 12,760,255 shares issued and 5,926,897 and 6,611,149 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	58,807	65,576
Retained earnings and cumulative distributions	2,155	3,446
Total Members’ Equity	60,962	69,022
Total Liabilities and Members’ Equity	$63,706	$74,735
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise West Coast Opportunistic REIT, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
Revenue
Rental revenue	$460	$450
Interest revenue	131	362
Other revenue	17	18
Total revenue	608	830
Expenses
Investment management fees – related party	532	645
Property operating and maintenance	432	506
General and administrative expenses	492	466
Depreciation and amortization	283	381
Total expenses	1,739	1,998
Other income (expenses)
Interest income – related party	650	2,016
Equity in earnings	277	363
Dividend income	204	126
Interest expense	(90)	(92)
Impairment loss on real estate	(278)	—
Gain (loss) on sale of real estate investments	—	1,280
Total other income (expense)	763	3,693
Net income (loss)	$(368)	$2,525
Net income (loss) per basic and diluted common share	$(0.06)	$0.34
Weighted average number of common shares outstanding, basic and diluted	6,169,841	7,334,127
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise West Coast Opportunistic REIT, LLC
Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Retained Earnings and Cumulative Distributions	Total Members’ Equity
	Shares	Amount
December 31, 2023	7,834,703	$77,605	$1,945	$79,550
Offering costs	—	—	—	—
Distributions declared on common shares	—	—	(1,024)	(1,024)
Redemptions of common shares	(1,223,554)	(12,029)	—	(12,029)
Net income (loss)	—	—	2,525	2,525
December 31, 2024	6,611,149	$65,576	$3,446	$69,022
Offering costs (unaudited)	—	(63)	—	(63)
Distributions declared on common shares (unaudited)	—	—	(923)	(923)
Redemptions of common shares (unaudited)	(684,251)	(6,706)	—	(6,706)
Net income (loss) (unaudited)	—	—	(368)	(368)
December 31, 2025 (unaudited)	$5,926,898	$58,807	$2,155	$60,962
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise West Coast Opportunistic REIT, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2025 (unaudited)	For the Year Ended December 31, 2024
OPERATING ACTIVITIES:
Net income (loss)	$(368)	$2,525
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	283	381
Amortization of below-market leases	(17)	(17)
Amortization of debt issuance costs	(2)	(1)
Equity in (earnings) losses	(277)	(363)
Impairment loss on real estate	278	—
(Gain) loss on sale of investments in rental real estate properties	—	(1,280)
Change in assets and liabilities:
Net (increase) decrease in interest receivable	21	18
Net (increase) decrease in other assets, net	89	(38)
Net increase (decrease) in accounts payable and accrued expenses	50	(88)
Net (increase) decrease in due from related party	(282)	(35)
Net increase (decrease) in due to related party	143	—
Net increase (decrease) in rental security deposits and other liabilities	2	—
Net cash provided by (used in) operating activities	(80)	1,102
INVESTING ACTIVITIES:
Issuance of note receivable – related party	(31,300)	(44,500)
Repayment of note receivable – related party	25,300	35,000
Proceeds from sale of investments in rental real estate properties	2,840	4,625
Repayment of investments in real estate debt	2,468	2,109
Investment in equity method investees	(360)	(13,643)
Return of investment from equity method investees	—	—
Capital expenditures related to rental real estate properties	(98)	—
Capital expenditures related to real estate held for improvement	(111)	(246)
Net cash provided by (used in) investing activities	(1,261)	(16,655)
FINANCING ACTIVITIES:
Repayment of mortgage payable	(25)	(27)
Redemptions paid	(9,628)	(13,305)
Distributions paid	(1,423)	(1,315)
Offering costs paid	(30)	—
Net cash provided by (used in) financing activities	(11,106)	(14,647)
Net increase (decrease) in cash and cash equivalents	(12,447)	(30,200)
Cash and cash equivalents, beginning of period	14,446	44,646
Cash and cash equivalents, end of period	$1,999	$14,446
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Investment in equity method investees via related party accounts	$290	$—
Return on/of investment from equity method investees	$695	$—
Investments in equity method investees through tenancy-in-common interest arrangement resulting from the sale of rental real estate properties	$—	$4,625
Reclass investments in rental real estate properties to investments in real estate held for sale	$3,136	$—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest – mortgage payable	$88	$90
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise West Coast Opportunistic REIT, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2025 (unaudited) and 2024
1.
Formation and Organization

Fundrise West Coast Opportunistic REIT, LLC was formed on November 19, 2015, as a Delaware limited liability company and substantially commenced operations on October 25, 2016. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise West Coast Opportunistic REIT, LLC except where the context otherwise requires.
The Company has one operating and reportable segment consisting of investments in real estate. The Company was organized primarily to originate, invest in and manage a diversified portfolio of real estate loans and real estate properties, and may also invest in real estate-related debt securities and other real estate-related assets.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
We have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the year ended December 31, 2016. As of December 31, 2025 and December 31, 2024, we held substantially all of our assets directly and had one taxable REIT subsidiary (“TRS”), which was formed by the Company with an effective date of November 30, 2020 to facilitate a real estate investment acquisition during 2020. See Note 5, Investments in Rental Real Estate Properties and Real Estate Held for Improvement for further information on the real estate investment acquisition. In connection with that real estate investment acquisition, we also formed a subsidiary that is intended to qualify as an Opportunity Fund pursuant to Section 1400Z-2 of the Internal Revenue Code of 1986 (the “Code”) and any subsequently issued guidance thereunder. We have also elected to treat certain wholly-owned subsidiaries as qualified REIT subsidiaries (“QRSs”). See Note 2, Summary of Significant Accounting Policies for further information on the formation of the TRS in 2020, the Opportunity Fund, and QRSs.
The Company’s initial and subsequent offerings of its common shares (the “Offering(s)”) have been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. The Company qualified approximately $27.0 million of common shares on August 11, 2020, which represented the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $50.0 million. Subsequent to the most recent offering circular, the SEC adopted an amendment to increase the maximum offering amount under Tier 2 of Regulation A from $50.0 million to $75.0 million, which was effective March 15, 2021.
During the third quarter of 2021, the Manager closed the Regulation A Offering of common shares of the Company. The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A utilizing this increased offering amount, or offer its common shares pursuant to Regulation D (“Regulation D”) of the Securities Act, as determined by the Manager. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares.
As of December 31, 2025 and December 31, 2024, after redemptions, the Company had net common shares outstanding of approximately 5,927,000 and 6,611,000, respectively, including common shares held by Rise Companies Corp. (the “Sponsor”), the owner of the Manager. As of December 31, 2025 and December 31, 2024, the Sponsor owned 600 common shares. As of December 31, 2025 and December 31, 2024, Moat Investments, LP (f/k/a Fundrise L.P.), an affiliate of the Sponsor, had purchased an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000.

As of December 31, 2025 and December 31, 2024, the total amount of equity issued by the Company on a gross basis was approximately $127.7 million. As of December 31, 2025 and December 31, 2024 all subscriptions had settled.
2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting and in accordance with Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIEs”) in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. We did not have any VIEs as of either December 31, 2025 or December 31, 2024. All intercompany balances and transactions have been eliminated in consolidation.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consist of money market funds as of December 31, 2025 and 2024.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Deferred Interest Revenue
When an investment in real estate debt is funded net of a deferred interest reserve, and is held by the Company, the Company accounts for the holdback of funds by classifying them as deferred interest revenue. As interest is incurred by the borrower, the Company recognizes interest income and reduces the deferred interest revenue until such time that the reserve is exhausted or the investments in real estate debt redeems. Any remaining deferred interest revenue balance will be applied to the investments in real estate debt balance upon redemption.

Debt Issuance Costs
We amortize debt issuance costs using the straight-line method which approximates the effective interest rate method, over the estimated life of the related mortgage payable. We record debt issuance costs related to loans payable, net of amortization, on our consolidated balance sheets as an offset to their related loan payable. We record the amortization of all debt issuance costs as interest expense.
Earnings (Loss) per Share
Basic earnings (loss) per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic earnings (loss) per share is computed by dividing income available to members by the weighted-average common shares outstanding during the period. Diluted net income per common share equals basic net income per common share as there were no potentially dilutive securities outstanding during the nine months ended December 31, 2025 and 2024.
Offering Costs
Offering costs represent costs incurred by the Company in the qualification of the Offering and the marketing and distribution of common shares, and include, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
Investments in Equity Method Investees
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment is originally recorded at cost and adjusted for contributions, distributions, basis difference, and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. We did not have any VIEs for the periods presented in these consolidated financial statements.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee, or in instances where the source of proceeds is from financing activities or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent returns on investment and cumulative distributions received in excess of the cumulative equity in earnings represent returns of investment.

The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. To do so, the Company calculates the estimated fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determines any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to equity method investees for the nine months ended December 31, 2025 and 2024.
Investments in Real Estate Debt
Our investments in real estate debt are classified as held to maturity, as we have both the intent and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments and unfunded commitments, if applicable, unless such loans or investments are deemed to be impaired. The Company’s investments in real estate debt are subject to periodic analysis for potential loan impairment.
For purposes of determining our allowance for credit losses, we pool financial assets that have similar risk characteristics. We have aggregated our financial assets by financial instrument type, but have a limited history of incurred losses and consequently have elected to utilize a probability of default (“PD”) and loss given default (“LGD”) methodology. The Company’s determination of the allowance for credit losses is based on several factors, including but not limited to historical loss experience, current and expected market conditions, as well as reasonable and supportable forecasts regarding the borrower’s intent and ability to repay principal and interest over the term of the loan. Periodically, the Company may identify an individual loan for impairment. When we identify a loan impairment, the loan is written down to the present value of the expected future cash flows. In cases where expected future cash flows are not readily determinable, the loan is written down to the fair value of the underlying collateral. We may base our valuation on a loan’s observable market price, if available, or the fair value of the collateral, net of selling costs, if the repayment of the loan is expected to be provided solely by the sale of the collateral. As of December 31, 2025 and 2024, no investments in real estate debt had an associated credit loss.
We have certain investments that are legally structured as equity investments in subsidiaries with rights to receive preferred economic returns (referred to throughout these Notes as “preferred equity” investments). We report these investments as investments in real estate debt when the common equity holders have a contractual obligation to redeem our preferred equity interest at a specified date.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement
Our investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums, office space, multifamily or industrial properties that are (i) held as rental properties or (ii) held for redevelopment or are in the process of being renovated.
In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, building, site improvements, acquired in-place leases, above-market leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities, and allocates the purchase price on a relative fair value basis (including capitalized acquisition costs) to the acquired assets and assumed liabilities. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties”), or will need improvements or redevelopment (classified as “Investments in real estate held for improvement”).
The amortization of in-place leases is recorded to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above- or below-market leases is recorded as an adjustment to rental revenue on the Company’s consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any in-place lease value is written off. In-place lease assets have been reflected within other assets, net in our consolidated balance sheets.
For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.
At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
Costs capitalized in connection with rental real estate property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:
Description	Depreciable Life
Building and building improvements	20 – 39 years
Site improvements	5 – 20 years
Furniture and fixtures	5 – 10 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets are reduced to their fair value. During the year ended December 31, 2025 and 2024, no such impairments occurred. For further details, please see Note 5, Investments in Real Estate Properties and Real Estate Held for Improvement.
Investments in Real Estate Held for Sale
From time to time, we may identify properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.
Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition;(ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within “Investments in real estate held for sale” on our consolidated balance sheets. During the year ended December 31, 2025, we recognized an impairment loss of approximately $278,000 related to one real estate investment that was sold. During the year ended December 31, 2024, no such losses were recognized. For further details, please see Note 6, Investments in Real Estate Held for Sale.
Deferred Leasing Costs
We capitalize and amortize direct and incremental costs associated with the successful negotiation of leases, on a straight-line basis over the terms of the respective leases. Deferred leasing costs are classified in “Other assets, net” on the consolidated balance sheets. We record the amortization of deferred leasing costs in “Depreciation and amortization” on the consolidated statements of operations. If an applicable lease terminates prior to the expiration of its initial lease term, we write off the carrying amount of the costs to amortization expense.
Debt Issuance Costs
We amortize debt issuance costs using the straight-line method which approximates the effective interest rate method, over the estimated life of the related mortgage payable. We record debt issuance costs related to loans payable, net of amortization, on our consolidated balance sheets as an offset to their related loan payable. We record the amortization of all debt issuance costs as interest expense.
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company’s redemption plan provides that on a quarterly basis, subject to certain exceptions, a member could obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
As a limited liability company, we have elected to be taxed as a C corporation. The Company has qualified for treatment each year as a real estate investment trust (“REIT”) under the Code, as amended, commencing with its taxable year ending December 31, 2016, and intends to continue to operate as such. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its members (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying distributions to its members. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
As a result of the formation of a TRS during the year ended December 31, 2020, we may record income tax expense or benefit with respect to our entity that is taxed as a TRS under provisions similar to those applicable to regular corporations and not under the REIT provisions. No additional TRSs were formed during the years ended December 31, 2025 or 2024. There was limited TRS activity for the years ended December 31, 2025 and 2024. Accordingly, for the years ended December 31, 2025 and 2024, no income tax expense was recorded. No gross deferred tax assets or liabilities have been recorded as of December 31, 2025 and 2024.
Beginning with the year ended December 31, 2020, we elected to treat certain wholly-owned subsidiaries as QRSs. The QRSs are corporations that are wholly-owned by the Company and are disregarded for both federal and state income tax purposes. A corporation that is a QRS shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS shall be treated as assets, liabilities and such items (as the case may be) of the REIT.
During the year ended December 31, 2020, we formed a Qualified Opportunity Fund (“QOF”) and filed a certification with our initial U.S. federal income tax return for the taxable period ending December 31, 2020, certifying our status as a QOF. We intend to operate in conformity with the requirements to be classified as a QOF pursuant to Section 1400Z-2 of the Code and any subsequently issued guidance thereunder. As a QOF, we are subject to certain operational requirements. If we fail to meet these requirements, penalties may be imposed and incurred. Failure to maintain status as a QOF could cause the Company to not qualify for the tax benefits offered under the Code, such as the deferment of taxes on the gain, a step up in basis for capital gains invested into the QOF, or the ability to recognize tax-exempt capital gain on the investment in the QOF when held for more than ten years.
The QOF has made investments in our Operating Partnership, which is intended to operate as a Qualified Opportunity Zone Business. As a Qualified Opportunity Zone Business, the Operating Partnership is subject to certain operational requirements, as defined in the Code and the Treasury Regulations thereunder. If these requirements are not met, the Operating Partnership may not be a qualifying investment for the QOF pursuant to Section 1400Z-2 of the Code.
As of December 31, 2025, the tax period for the taxable year ending December 31, 2022 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue and Income Recognition
Rental and other property revenues are accounted for in accordance with ASC 842, Leases. Accordingly, lease revenue is excluded from the scope of ASC 606, Revenue from Contracts with Customers. Rental and other property revenues are recognized when due from tenants and recorded monthly as earned in accordance with the terms of the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Consistent with ASC 842, the Company recognizes rental revenue only to the extent that collection is probable. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.
As of December 31, 2025, non-cancellable lease terms provide for future minimum rental revenue from continuing operations as follows (amounts in thousands):
Year	Minimum Rental Revenue
2026	$185
2027	191
2028	146
2029	—
2030	—
Thereafter	—
Total	$522

Interest revenue is recognized on an accrual basis and includes, where applicable, the amortization of any related premiums, discounts, origination costs and fees. Interest revenue is recognized on investments in real estate debt classified as held to maturity securities and investments in debt securities.
Other revenue is recognized on an accrual basis and consists of servicing fees earned on our investments in real estate debt for performing administrative oversight and miscellaneous tenant amenity services.
Interest income is recognized on an accrual basis and consists of interest earned on the promissory notes the Company extended to National Lending, LLC (“National Lending”).
Dividend income is recorded on the ex-dividend date, while periodic cash flow distributions from equity method investments are recognized when declared. Dividend income is recognized on an accrual basis and consists of dividends earned through our cash sweep bank account.
Real estate investment and securities transactions are accounted for on the date of purchase or sale (trade date). Realized gains and losses on sales of investments are calculated using the identified cost basis.
Recent Accounting Pronouncements
In January 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance enhances the transparency and usefulness of income tax disclosures by requiring entities to provide additional information about income taxes paid, including disaggregation by federal, state, and foreign jurisdictions, as well as further detail on the effective tax rate reconciliation. The adoption of this guidance had no impact on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which clarifies, corrects, and makes minor improvements across U.S. GAAP. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), which improves the navigability of interim reporting guidance in Topic 270. The ASU does not expand or reduce interim disclosure requirements, but instead clarifies when Topic 270 applies, what constitutes interim financial statements prepared in accordance with U.S. GAAP, and which disclosures are required at interim dates. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after

December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.
3.
Investments in Equity Method Investees

The table below presents the activity of the Company’s investments in equity method investees as of and for the periods presented (amounts in thousands):
Investments in Equity Method Investees:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$24,389	$5,758
Additional investments in equity method investees(1)(2)	650	18,268
Distributions Received(2)	(695)	—
Equity in earnings of equity method investees	277	363
Ending balance(3)	$24,621	$24,389

(1)
In connection with the TIC transactions in December 2024 (See Note 9, Related Party Arrangements, for further information regarding the TIC transactions), the Company invested approximately $18.3 million in the following equity method investments, which the Company continued to hold as of December 31, 2025 and December 31, 2024:

•
A 50% non-controlling member interest in CNP 120, LLC, whose activities are carried out through the following wholly-owned asset: 4801 W Jefferson Blvd, a creative office building located in Los Angeles, CA.

•
A 50% non-controlling member interest in 4202 WJ, LLC, whose activities are carried out through the following wholly-owned asset: 4202 W Jefferson Blvd, a creative office building located in Los Angeles, CA.

•
A 50% non-controlling member interest in 4216 WJ, LLC, whose activities are carried out through the following wholly-owned asset: 4216 W Jefferson Blvd, a creative office building located in Los Angeles, CA.

•
A 25% non-controlling member interest in Western Studio, LLC, whose activities are carried out through the following wholly-owned asset: 5957 S Western Ave, a mixed use property located in Los Angeles, CA.

(2)
Includes non-cash reallocations of contributions and distributions to align ownership interests under the Company’s TIC arrangements with related-party REITs. These reallocations are settled through intercompany balances and are reflected as increases or decreases to the ‘Due to related party’ or ‘Due from related party’ accounts on the consolidated balance sheets, rather than through cash activity.

(3)
Investments in equity method investees includes the contributions to National Lending, in exchange for ownership interests. As of December 31, 2025 and 2024, the carrying value of the Company’s equity method investment in National Lending was approximately $6.4 million and $6.1 million, respectively. See Note 9, Related Party Arrangements, for further information regarding National Lending.

The financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2025	As of December 31, 2024
Real estate assets, net	$45,111	$44,687
Other assets(1)	134,915	102,307
Total assets	$180,026	$146,994
Liabilities(2)	$49,909	$22,500
Equity	130,117	124,494
Total liabilities and equity	$180,026	$146,994
Company’s equity investment, net	$24,621	$24,389

(1)
As of December 31, 2025 and 2024, approximately $134.4 million and $98.3 million, respectively, of “Other assets” are promissory notes receivable from other eREITs held by the Company’s equity method investment in National Lending. See Note 9, Related Party Arrangements for further information regarding National Lending.

(2)
As of December 31, 2025 and 2024, approximately $49.4 million and $22.0 million, respectively, of “Liabilities” represent promissory notes issued from the Company and affiliated entities to National Lending. See Note 9, Related Party Arrangements for further information regarding National Lending.

Condensed income statement information:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Total revenue	$8,207	$6,901
Total expenses	3,931	2,265
Net income	$4,276	$4,636
Company’s equity in earnings of investee	$277	$363

4.
Investments in Real Estate Debt

The following table describes our investments in real estate debt activity (amounts in thousands):
Investments in Real Estate Debt:	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Beginning balance	$2,468	$4,577
Principal repayments(1)(2)	(2,468)	(2,109)
Ending balance	$—	$2,468

(1)
Principal repayments for the year ended December 31, 2025 include the full repayment of one preferred equity investment. Principal repayment for the year ended December 31, 2024 includes partial repayments of one preferred equity investment.

As of December 31, 2025 and 2024, there were no discount or origination costs or fees that were included in the carrying value of our investments in real estate debt.

As of December 31, 2025, the Company did not hold any investments in real estate debt. The following table presents the Company’s investments in real estate debt as of December 31, 2024 (dollar amounts in thousands):
Asset Type	Number of Investments	Principal Amount Or Cost(1)	Future Funding Commitments	Carrying Value
Preferred Equity	1	$2,468	$—	$2,468
Balance as of December 31, 2024	1	$2,468	$—	$2,468

(1)
For debt and preferred equity investments, this includes the stated amount of funds disbursed to date, interest that was contractually converted to principal, and interest revenue received in kind.

The following table presents certain information about the Company’s investments in real estate debt as of December 31, 2024, by contractual maturity grouping (dollar amounts in thousands):
Asset Type	Number of Investments	Amounts Maturing Within One Year	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years	Total
Preferred Equity	1	$—	$—	$2,468	$—	$2,468
Balance as of December 31, 2024	1	$—	$—	$2,468	$—	$2,468
Credit Quality Monitoring
The Company’s investments in real estate debt that earn interest based on debt-like terms are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have preferred interests in real estate similar to the interests just described. The Company evaluates its investments in real estate debt at least annually and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considered investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” As of December 31, 2025 and 2024, all investments were considered to be performing, and as such, no impairment charges have been recorded. In the event that an investment is deemed other than performing, the Company will evaluate the instrument for any required impairment.
5.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement

As of December 31, 2025 and 2024, we had four and five rental real estate properties, respectively.
The following table presents the Company’s investments in rental real estate properties (amounts in thousands):
	As of December 31, 2025(1)	As of December 31, 2024(2)
Land	$10,663	$13,799
Building and building improvements	7,952	7,855
Site improvements	82	82
Furniture and fixtures	1	1

	As of December 31, 2025(1)	As of December 31, 2024(2)
Leasehold improvements	47	47
Total gross investment in rental real estate properties	$18,745	$21,784
Less: Accumulated depreciation	(718)	(446)
Total investment in rental real estate properties, net	$18,027	$21,338

(1)
During the year ended December 31, 2025, one property with a carrying value of $3.1 million was transferred from “Investments in rental real estate properties, net” to “Investments in real estate held for sale” on the consolidated balance sheets.

(2)
During the year ended December 31, 2024, one investment in rental real estate with cost basis totaling approximately $5.5 million was reclassified from “Investments in real estate held for improvement” to “Investments in rental real estate properties, net” on the consolidated balance sheets for assets placed in service. During the year ended December 31, 2024, one investment in rental real estate, with a cost basis of approximately $7.9 million, net of approximately $247,000 of accumulated depreciation, was sold in connection with a TIC transaction. Refer to Note 3, Investments in Equity Method Investees and Note 9, Related Party Arrangements for further information.

As of both December 31, 2025 and 2024, the carrying amount of the rental real estate properties above included cumulative capitalized acquisition costs of approximately $267,000, which included cumulative acquisition fees paid to the Sponsor of approximately $146,000.
For the years ended December 31, 2025 and 2024, the Company recognized approximately $273,000 and $371,000, respectively, of depreciation expense on rental real estate properties.
On December 15, 2020, the Company acquired ownership of a “wholly-owned subsidiary”, the W40 Controlled Subsidiary (the “W40 Investment”), which in turn acquired one building (the “W40 Property”) for approximately $3.8 million. The W40 Investment is managed by us. To defer the capital gain realized from the sale of our interest in a previously held investment in equity method investee, we established the W40 Investment as a QOF. See Note 2, Summary of Significant Accounting Policies — Income Taxes for further information on the QOF. Pursuant to the agreements governing the W40 Investment, we have full authority for the management of the W40 Investment, including the W40 Property.
As of both December 31, 2025 and 2024, we had one real estate property held for improvement.
The following table presents the Company’s investments in real estate held for improvement (amounts in thousands):
	As of December 31, 2025	As of December 31, 2024(1)
Land	$875	$875
Building and building improvements	1,241	1,161
Work in progress	140	110
Total investment in real estate held for improvement	$2,256	$2,146

(1)
During the year ended December 31, 2024, one real estate investment with cost basis totaling approximately $5.5 million was reclassified from “Investments in real estate held for improvement” to “Investments in rental real estate properties, net” on the consolidated balance sheets for assets placed in service.

As of both December 31, 2025 and 2024, real estate held for improvement included capitalized acquisition costs of approximately $16,000 which includes cumulative acquisition fees paid to the Sponsor of approximately $15,000.

6.
Investments in Real Estate Held for Sale

As of December 31, 2025 and 2024, we held zero investments in real estate held for sale, respectively.
During the year ended December 31, 2025, one property was sold for a gross sales price of approximately $3.0 million. Net proceeds from the sale, after prorations and selling costs, totaled approximately $2.8 million, and the Company recognized an impairment loss of approximately $278,000.
7.
Distributions

Distributions are calculated based on members of record each day during the respective distribution periods. During the years ended December 31, 2025 and 2024, the Company’s total distributions declared to members, the Sponsor, and its affiliates were approximately $923,000 and $1.0 million, respectively. Of the distributions declared during the years ended December 31, 2025 and 2024, approximately $919,000 and $520,000 were paid respectively. Approximately $4,000 and $504,000 remained payable as of December 31, 2025 and 2024, respectively.
8.
Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amount of cash and cash equivalents, interest receivable, other assets, and notes receivable from related party reported in the consolidated balance sheets approximates fair value because of the short maturity of these instruments.
As of December 31, 2025 and 2024, the net carrying amounts and fair values of other financial instruments were as follows (amounts in thousands):
	December 31, 2025		December 31, 2024
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Investments in real estate debt	$—	$—	$2,468	$2,634
Total	$—	$—	$2,468	$2,634
Liabilities:
Mortgages payable	$1,819	$1,798	$1,849	$1,744
Total	$1,819	$1,798	$1,849	$1,744

Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2 — Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. The methods used may produce a fair value calculation that is not indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value could result in a different estimate of fair value at the reporting date.
The following methods and assumptions were used in estimating fair value disclosures for financial instruments:
Investments in real estate debt (Level 3):   The fair value of our real estate debt investment is estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rates), loan to value ratios, and expected repayment and prepayment dates.
Mortgages payable (Level 3):   The fair values of our mortgage payable principal balances are estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rate), loan to value ratios, and expected repayment and prepayment dates. Differences between the carrying values of mortgages payable in the table above and the Mortgage payable, net in the Consolidated Balance Sheets are due to unamortized deferred financing costs.
9.
Related Party Arrangements

Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s Offering, and the acquisition, management and sale of the Company’s real estate investments.
The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, or utilities costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor (the “Shared Services Agreement”), including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2025 and 2024, the Manager incurred approximately $49,000 and $12,000 of costs on our behalf, respectively. As of December 31, 2025 and 2024, approximately $15,000 and $3,000 was due and payable, respectively.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% of our net asset value (“NAV”) at the end of each prior quarter. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. In addition, the Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived.
During the years ended December 31, 2025 and 2024, we incurred investment management fees of approximately $532,000 and $645,000, respectively. As of December 31, 2025 and 2024, approximately $121,000 and $151,000, respectively of investment management fees remained payable to the Manager.
Additionally, the Company is required to pay the Manager for servicing any non-performing assets. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. For the years ended December 31, 2025 and 2024, no special servicing fees have been incurred or paid to the Manager. As of December 31, 2025 and 2024, the Manager has not designated any asset as non-performing and no special servicing fees are payable to the Manager.
The Company will also reimburse the Manager for actual expenses incurred on our behalf in connection with the liquidation of any of our equity investments in real estate. For the years ended December 31, 2025 and 2024, no disposition fees have been incurred. As of December 31, 2025 and 2024, no disposition fees are payable to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor, Rise Companies Corp., or its affiliates may close and fund a loan or other investment prior to it being acquired by us. Fundrise Lending, LLC allows us the flexibility to deploy our offering proceeds as funds are raised. We then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition. During the years ended December 31, 2025 and 2024, the Company did not purchase any investments that were owned by Fundrise Lending, LLC.
For situations where our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an Independent Representative to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Moat Investments, LP (f/k/a Fundrise L.P.)
Moat Investments, LP (f/k/a Fundrise L.P.) is a member of the Company and held 9,500 shares as of December 31, 2025 and 2024. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Moat Investments, LP (f/k/a Fundrise L.P.)
Rise Companies Corp.
Rise Companies Corp. is a member of the Company and held 600 common shares as of December 31, 2025 and 2024.
During the years ended December 31, 2025 and 2024, the Sponsor incurred approximately $102,000 and $85,000, respectively, of operational costs on our behalf, in connection with the Shared Services Agreement. As of both December 31, 2025 and 2024, approximately $1,000 and $4,000 of such costs were due and payable, respectively.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor, including the Company. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each eREIT or Fund contributes an amount to National Lending in exchange for ownership interests. The current effective operating agreement with National Lending requires each eREIT or Fund maintain a capital contribution amount of 5% of its assets under management, which is measured on a semi-annual basis (January 15th and July 15th). As of December 31, 2025 and 2024, the Company has contributed approximately $5.2 million for a 7.4% ownership and 7.0% ownership in National Lending, respectively. See Note 3, Investments in Equity Method Investees for further information regarding the Company’s ownership interests in National Lending.
National Lending may provide short-term bridge financing through promissory notes with any of the eREITs or Funds who have contributed to it in order to maintain greater liquidity and better finance such eREIT’s or Fund’s individual real estate investment strategies. Any promissory note bears a market rate of interest.
During the period ended December 31, 2025 and 2024, the Company did not enter into any promissory notes payable to National Lending. As of December 31, 2025 and 2024, no principal or interest were payable to National Lending.
The following is a summary of the promissory notes receivable issued by the Company to National Lending during the years ended December 31, 2025 and 2024, and note receivable balances as of December 31, 2025 and 2024 (dollar amounts in thousands):
Note	Principal Balance	Interest Rate	Maturity Date	Balance as of December 31, 2025	Balance as of December 31, 2024
2024 – A(1)	$35,000	6.25%	12/31/2024	$—	$—
2024 – B(2)	$9,500	5.50%	12/31/2025	$—	$9,500
2025 – A(3)	$5,000	5.75%	12/31/2025	$—	$—
2025 – B(4)	$4,500	5.75%	12/31/2025	$—	$—
2025 – C(5)	$6,300	5.25%	4/3/2026	$—	$—
2025 – D(6)	$8,000	4.50%	12/31/2026	$8,000	$—
2025 – E(7)	$7,500	4.50%	12/31/2026	$7,500	$—
Total				$15,500	$9,500

(1)
On January 2, 2024, the Company extended a promissory note receivable to National Lending with a principal amount of $35.0 million. The secured note bears a 6.25% interest rate, and all interest is accruing, and will be received at maturity. The note matured on December 31, 2024 with National Lending’s repayment to the Company, including principal and accrued interest. During the year ended December 31, 2024, the Company earned approximately $2.0 million in interest income on the promissory note to National Lending. The promissory note receivable was fully paid off on December 31, 2024.

(2)
On December 31, 2024, the Company extended a promissory note receivable to National Lending with a principal amount of $9.5 million. The secured note bears a 5.50% interest rate, and all interest is accruing, and will be received at maturity. The note matures on December 31, 2025 with National Lending’s repayment to the Company, including principal and accrued interest. During the year ended December 31, 2025, the company earned approximately $526,000 in interest income on the promissory note to National Lending. The promissory note receivable was fully paid off on December 31, 2025.

(3)
On January 2, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $5.0 million. The secured note bears a 5.75% interest rate, and all interest is accruing, and will be received at maturity. The note had a maturity date of December 31, 2025 with National Lending’s repayment to the Company, including principal and accrued interest. During the year ended December 31, 2025, the Company earned approximately $31,000 in interest income on the promissory note to National Lending. The promissory note receivable was fully paid off on March 27, 2025.

(4)
On January 8, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $4.5 million. The secured note bears a 5.75% interest rate, and all interest is accruing, and will be received at maturity. The note had a maturity date of December 31, 2025 with National Lending’s repayment to the Company, including principal and accrued interest. During the year ended

December 31, 2025, the Company earned approximately $16,000 in interest income on the promissory note to National Lending. The promissory note receivable was fully paid off on January 30, 2025.
(5)
On April 4, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $6.3 million. The secured note bears a 5.25% interest rate, and all interest is accruing, and will be received at maturity. The note had a maturity date of April 3, 2026 with National Lending’s repayment to the Company, including principal and accrued interest. During the year ended December 31, 2025, the Company earned approximately $79,000 in interest income on the promissory note to National Lending. The promissory note receivable was fully paid off on June 30, 2025.

(6)
On December 31, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $8.0 million. The secured note bears a 4.50% interest rate, and all interest is accruing, and will be received at maturity. The note has a maturity date of December 31, 2026 with National Lending’s repayment to the Company, including principal and accrued interest.

(7)
On December 31, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $7.5 million. The secured note bears a 4.50% interest rate, and all interest is accruing, and will be received at maturity. The note has a maturity date of December 31, 2026 with National Lending’s repayment to the Company, including principal and accrued interest.

TIC Arrangements with Affiliate REITs
In December 2024, the Company entered into four TIC arrangements with REITs managed by our Manager and affiliated with our Sponsor. Under the terms of the TIC arrangements, the Company and the affiliate REITs hold undivided ownership interests in mixed-use properties located in Los Angeles, CA. The TIC arrangements allow each owner to independently own a specified interest in the property while sharing in the income and expenses associated with the property in proportion to their ownership interests. As of December 31, 2025, the Company continued to hold its interests in these TIC arrangements and did not enter into any additional similar transactions during the period.
Certain non-cash reallocations of contributions and distributions may occur to align ownership interests under the TIC arrangements. These reallocations are settled through intercompany balances with the affiliated REITs and are reflected as adjustments to “Due to related party” or “Due from related party” on the consolidated balance sheets. As of December 31, 2025 and 2024, the Company has recorded balances of approximately $470,000 and $0, respectively, in “Due to related party” and approximately $875,000 and $0, respectively, in “Due from related party” related to these arrangements.
10.
Mortgage Payable, net

The following is a summary of the mortgage payable by the Company as of December 31, 2025 and December 31, 2024 (dollar amounts in thousands).
Borrower	Amount of Loan	Interest Rate	Maturity Date	Balance as of December 31, 2025	Balance as of December 31, 2024
CNP 87, LLC	$1,875	See below	07/15/2032	$1,819	$1,849
On June 27, 2022, the Company closed on a mortgage loan related to one of its rental real estate properties for a principal amount of approximately $1.9 million which matures on July 15, 2032. The mortgage loan bears interest at a fixed rate of 4.75% per annum through August 15, 2027, at which time the interest rate will bear interest at a per annum rate equal to the Wall Street Journal Prime Rate and subject to a 4.75% floor until maturity. The mortgage loan calls for interest-only payments for the first 18 months, with fixed monthly principal and interest payments due through maturity, at which time the entire outstanding principal balance becomes due. The mortgage loan is secured by one of the Company’s properties with a carrying value of approximately $1.7 million. For the years ended December 31, 2025 and 2024, we incurred approximately $88,000 and $90,000, respectively, in interest expense related to the mortgage loan. As of both December 31, 2025 and December 31, 2024, we had approximately $4,000 in mortgage interest payable.

The following table presents the future principal payments due under the Company’s mortgage payable as of December 31, 2025 (dollar amounts in thousands):
Year	Amount
2026	$31
2027	33
2028	34
2029	36
2030	38
Thereafter	1,647
Total	$1,819

11.
Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
12.
Commitments and Contingencies

Legal Proceedings
As of the date of the consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.
13.
Segment Reporting

The Company operates as a single operating and reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.

14.
Subsequent Events

In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through the date of this Information Statement, for potential recognition or disclosure. No subsequent events were identified that require adjustment to or disclosure in the accompanying consolidated financial statements.

Fundrise West Coast Opportunistic REIT, LLC
Real Estate and Accumulated Depreciation (Schedule III)
December 31, 2025
(2025 information unaudited)
				Initial Cost		Gross Amount Carried at Close of Period
Description	Location	Property Type	Encumbrances	Land	Building & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total	Accumulated Depreciation	Year Acquired	Life Upon Which Depreciation is Computed
RSE C57 Controlled Subsidiary	Los Angeles, CA	Residential	$—	$4,345,691	$258,238	$16,100	$4,345,691	$274,338	$4,620,029	$(63,003)	2019	(a)
RSE W37 Controlled Subsidiary	Los Angeles, CA	Mixed Use	—	874,932	641,445	740,019	874,932	1,381,464	2,256,396	—	2019	(a)
RSE W362 Controlled Subsidiary	Los Angeles, CA	Mixed Use	—	1,237,366	1,866,875	1,944,496	1,237,366	3,811,371	5,048,737	(265,373)	2019	(a)
RSE W440 Controlled Subsidiary	Los Angeles, CA	Mixed Use	(1,818,984)	2,308,116	1,187,569	39,545	2,308,116	1,227,114	3,535,230	(239,775)	2020	(a)
RSE W40 Controlled Subsidiary	Los Angeles, CA	Mixed Use	—	2,772,212	1,023,988	1,745,338	2,772,212	2,769,326	5,541,538	(150,772)	2020	(a)
Total				$11,538,317	$4,978,115	$4,485,498	$11,538,317	$9,463,613	$21,001,930	$(718,923)
(a)
Depreciation is computed based on the following estimated useful lives:

Description	Depreciable Life
Building and building improvements	20 – 39 years
Site improvements	5 – 20 years
Furniture and fixtures	5 – 10 years
Lease intangibles	Over lease term
The change in total cost of properties for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of investment properties:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	23,930	31,849
Provision for impairment of investment properties	(278)	—
Acquisitions	—	—
Sales of investment properties	(2,859)	(8,165)
Costs capitalized subsequent to accquisiton	209	246
Balance, end of period	21,002	23,930
The change in accumulated depreciation of real estate assets for the fiscal years ended December 31, 2025 and 2024 is as follows (dollar amounts in thousands):
Reconciliation of accumulated depreciation:
	Year Ended December 31,
	2025	2024
Balance, beginning of period	(446)	(322)
Depreciation expense	(272)	(371)
Dispositions and other	—	247
Balance, end of period	(718)	(446)
The aggregate cost of real estate for federal income tax purposes is approximately $20.3 million as of December 31, 2025.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise eFund, LLC

Independent Auditor’s Report
Members
Fundrise eFund, LLC
Opinion
We have audited the consolidated financial statements of Fundrise eFund, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ RSM US LLP
McLean, Virginia
April 25, 2025

Fundrise eFund, LLC
Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of December 31, 2024	As of December 31, 2023
ASSETS
Cash and cash equivalents	$7,320	$4,563
Other assets, net	2,773	3,016
Investments in rental real estate properties, net	37,933	52,688
Investments in real estate held for improvement	9,559	9,355
Investments in real estate held for sale	348	4,501
Investment in equity method investee	3,014	2,959
Investments in real estate debt	4,575	2,100
Equity securities	1,486	1,486
Derivative financial instruments	27	29
Total Assets	$67,035	$80,697
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$335	$331
Deferred interest revenue	114	73
Rental security deposits and other liabilities	19	34
Due to related party	177	229
Redemptions payable	777	1,581
Below-market leases, net	17	21
Total Liabilities	$1,439	$2,269
Members’ Equity:
Common shares, net of redemptions; unlimited shares authorized; 10,898,060 and 10,898,060 shares issued, and 6,066,003 and 7,304,761 outstanding as of December 31, 2024 and 2023, respectively	63,950	78,272
Retained earnings	1,646	156
Total Members’ Equity	65,596	78,428
Total Liabilities and Members’ Equity	$67,035	$80,697
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise eFund, LLC
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Revenue
Interest revenue	$181	$297
Rental and other property revenue	2,867	2,849
Total revenue	3,048	3,146
Expenses
Rental real estate properties operating and maintenance	1,375	1,074
Depreciation and amortization	1,290	1,447
Investment management fees – related party	688	840
General and administrative expenses	689	803
Total expenses	4,042	4,164
Other income (expense)
Equity in losses	(670)	(29)
Dividend income	185	256
Gain on sale of real estate	2,831	1,315
Proceeds from insurance	140	104
Impairment Loss	—	(138)
Decrease in fair value of derivative financial instrument	(2)	—
Total other income (expense)	2,484	1,508
Net income	$1,490	$490
Net income per basic and diluted common share	$0.22	$0.06
Weighted average number of common shares outstanding, basic and diluted	6,674,326	8,084,496
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise eFund, LLC
Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Retained Earnings (Accumulated deficit)	Total Members’ Equity
	Shares	Amount
December 31, 2022	8,647,206	$94,019	$(334)	$93,685
Redemptions of common shares	(1,342,445)	(15,720)	—	(15,720)
Offering costs	—	(27)	—	(27)
Net income	—	—	490	490
December 31, 2023	7,304,761	$78,272	$156	$78,428
Redemptions of common shares	(1,238,758)	(14,191)	—	(14,191)
Offering costs	—	(131)	—	(131)
Net income	—	—	1,490	1,490
December 31, 2024	6,066,003	$63,950	$1,646	$65,596
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise eFund, LLC
Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
OPERATING ACTIVITIES:
Net income	$1,490	$490
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in losses	670	29
Depreciation and amortization	1,290	1,447
Amortization of below-market lease	(4)	(4)
Amortization of deferred leasing costs	203	166
Amortization of deferred rental revenue	26	325
Bad debt expense	43	38
Proceeds from insurance	(140)	(104)
Gain on sale of real estate	(2,831)	(1,315)
Impairment loss	—	138
Decrease in fair value of derivative financial instrument	2	—
Changes in assets and liabilities:
Net decrease (increase) in other assets	3	(624)
Net increase (decrease) in due to related party	(52)	193
Net increase (decrease) in accounts payable and accrued expenses	(26)	(609)
Net increase (decrease) in deferred interest revenue	41	73
Net increase (decrease) in rental security deposits and other liabilities	(15)	(4)
Net cash provided by (used in) operating activities	700	239
INVESTING ACTIVITIES:
Improvements of real estate held for improvement	(220)	(608)
Improvements in rental real estate properties	(88)	(263)
Improvements in real estate held for sale	(44)	(160)
Proceeds from sale of real estate	18,248	9,030
Investment in equity method investee	(725)	(321)
Repayment of real estate debt investment	—	2,900
Net cash provided by (used in) investing activities	17,171	10,578
FINANCING ACTIVITIES:
Offering costs paid	(119)	(27)
Redemptions paid	(14,995)	(15,291)
Net cash provided by (used in) financing activities	(15,114)	(15,318)
Net increase (decrease) in cash and cash equivalents	2,757	(4,501)
Cash and cash equivalents, beginning of year	4,563	9,064
Cash and cash equivalents, end of year	$7,320	$4,563
SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITY:
Investments in real estate debt through financing arrangement resulting from the sale of investments in real estate properties	$2,475	$2,100
Other asset reclassifications to real estate held for improvement	$—	$84
The accompanying notes are an integral part of these consolidated financial statements.

Fundrise eFund, LLC
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023
1.   Formation and Organization
Fundrise eFund, LLC was formed on November 19, 2015, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Operations commenced on May 26, 2017. Effective November 30, 2020, Fundrise National For-Sale Housing eFund, LLC and Fundrise For-Sale Housing eFund — Washington DC, LLC merged with Fundrise For-Sale Housing eFund — Los Angeles CA, LLC in which Fundrise eFund, LLC was the surviving entity (the “Merger”). We intend to acquire property for the development, sale, and/or rental of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers (referred to herein as “Single Family Housing”) and last mile logistics centers without a focus on any metropolitan statistical area (“MSA”) in the United States as opportunity dictates. Along with acquiring the assets described in the foregoing sentence, we expect to use substantially all of the net proceeds from our initial and subsequent offerings Regulation A offerings of common shares of the Company (the “Offering(s)”) to continue to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial, industrial, and residential real estate properties, as well as commercial real estate loans, commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and REIT senior unsecured debt), development projects, and other select real estate-related assets, where the underlying assets primarily consist of such properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We have elected to be treated as a partnership for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2017. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise eFund, LLC except where the context otherwise requires. The Company has one reportable segment consisting of investments in real estate.
Each residential real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these consolidated financial statements.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
The Company’s initial and subsequent Offerings have been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. The Company qualified $66.9 million of shares on December 23, 2021, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $75.0 million.
During the fourth quarter of 2022, the Manager closed the Regulation A Offering of common shares of the Company. The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act, as determined by the Manager. The Company may also continue to incur additional offering-related costs related to strategic initiatives, including potential business combinations.
As of December 31, 2024 and 2023, after redemptions, the Company has net common shares outstanding of approximately 6.1 million and 7.3 million respectively, including common shares held by related parties. As of both December 31, 2024 and 2023, 1,414 common shares were held by Rise Companies Corp. (the

“Sponsor”), the owner of the Manager, at an average of $10.93 per share for an aggregate purchase price of approximately $15,500. As of both December 31, 2024 and 2023, Fundrise L.P. owned 26,872 common shares.
As of both December 31, 2024 and 2023, the Company’s total amount of equity outstanding on a gross basis was approximately $119.8 million. As of December 31, 2024 and 2023 all subscriptions had settled.
The Company’s Manager has established various plans by which individual clients of the Manager may elect to have distributions received from real estate investment funds managed by our Manager reinvested across such individual client’s Fundrise portfolio according to such individual client’s selected preferences (“Reinvestment Plans”).
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The Company has no items of other comprehensive income or loss in any period presented.
Certain amounts in the prior year consolidated financial statements have been reclassified to conform to current year presentation. On the consolidated statements of operations, the Company reclassified money market dividends earned in connection with its operating cash sweep accounts from “Other revenue” to “Dividend income”. This reclassification did not have an impact on the Company’s net income for the periods presented.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIE”) in accordance with FASB ASC 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. We did not have any VIEs for the periods presented in these consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.
Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consists of money market funds as of December 31, 2024 and 2023.
Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.

Deferred Interest Revenue
When an investment in real estate debt is funded net of a deferred interest reserve and is held by the Company, the Company accounts for the holdback of funds by classifying them as deferred interest revenue. As interest is incurred by the borrower, the Company recognizes interest revenue and reduces the deferred interest revenue until such time that the reserve is exhausted or the investment in real estate debt is redeemed. Any remaining deferred interest revenue balance will be applied to the investment in real estate debt balance upon redemption.
Offering Costs
Offering costs represent costs incurred by the Company in the qualification of the Offering and the marketing and distribution of common shares, include, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.
During the years ended December 31, 2024 and 2023, the Company directly incurred offering costs of approximately $131,000 and $27,000, respectively. As of December 31, 2024 and 2023, $11,000 and $0, respectively, remained payable.
Earnings per Share
Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic earnings per share is computed by dividing income available to common members by the weighted-average common shares outstanding during the period. Diluted net income per common share equals basic net income per common share as there were no potentially dilutive securities outstanding during the years ended December 31, 2024 and 2023.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement
Our investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums, office space, or industrial properties that are (i) held as rental real estate properties or (ii) held for redevelopment or are in the process of being renovated.
In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, above-market leases, acquired in-place leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities and allocates the purchase price (including capitalized transaction costs) to the acquired assets and assumed liabilities on a relative fair value basis. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (classified as “Investments in real estate held for improvement”).
The amortization of in-place leases is recorded to depreciation and amortization expense on the Company’s consolidated statements of operations. The amortization of above- or below-market leases is recorded as an adjustment to rental and other property revenue on the Company’s consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any in-place lease value is written off.
The amortization of deferred leasing costs, such as lease incentives, is recorded as an adjustment to rental and other property revenue on the Company’s consolidated statements of operations. Lease incentives include costs incurred on behalf of the lessee whose benefit solely accrues to the lessee when determined at commencement of the lease. They include allowances for leasehold improvements determined to be assets of the lessee, moving costs, costs to terminate the lessee’s pre-existing lease, or other unspecified payments to incentivize the lessee to lease the space. Similarly, losses incurred by the Company as a result of assuming a lessee’s preexisting lease with a third party are also be considered a lease incentive. The Company will estimate the value of such lease incentive based on the total remaining costs reduced by the expected benefits from the assumed lease or use of the assumed underlying asset. At lease execution, lease incentives are accrued as a deferred cost and amortized as an adjustment to rental and other property revenue, on a straight-line basis over the accounting lease term.
For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.
At the completion of the improvement plan, a property is classified as either a rental real estate property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
Costs capitalized in connection with property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:
Description	Depreciable Life
Building and building improvements	20 – 40 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 10 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of the investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the years ended December 31, 2024 and 2023, impairment loss of approximately $0 and $138,000, respectively, was incurred.
Investments in Real Estate Held For Sale
From time to time, we may identify residential properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition; (ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within investments in real estate held for sale on our consolidated balance sheets.
Investments in Real Estate Debt
Our investments in real estate debt may include first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans, and preferred equity interests in unconsolidated joint ventures.
Our investments in real estate debt are generally classified as held to maturity, as we have both the intent and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments and unfunded commitments, if applicable, unless such loans or investments are deemed to be impaired. The Company’s investments in real estate debt are subject to periodic analysis for potential credit loss.
For purposes of determining our allowance for credit losses, we pool financial assets that have similar risk characteristics. We have aggregated our financial assets by financial instrument type, but have a limited history of incurred losses and consequently have elected to utilize a probability of default (“PD”) and loss given default (“LGD”) methodology. The Company’s determination of the allowance for credit losses is based on several factors, including but not limited to historical loss experience, current and expected market conditions, as well as reasonable and supportable forecasts regarding the borrower’s intent and ability to repay principal and interest over the term of the loan. Periodically, the Company may identify an individual loan for impairment. When we identify a loan impairment, the loan is written down to the present value of the expected future cash flows. In cases where expected future cash flows are not readily determinable, the loan is written down to the fair value of the underlying collateral. We may base our valuation on a loan’s observable market price, if available, or the fair value of the collateral, net of selling costs, if the repayment of the loan is expected to be provided solely by the sale of the collateral. As of December 31, 2024 and 2023, no investments in real estate debt had an associated credit loss.
Investment in Equity Method Investee
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost and adjusted for contributions, distributions, and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. We did not have any VIEs for the periods presented in these consolidated financial statements.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee, or in instances where the source of proceeds is from financing activities or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent a return on investment and cumulative distributions received in excess of the cumulative equity in earnings represent a return of investment.
The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. If it is determined that an impairment exists and is other than temporary, then the Company would calculate the estimated fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to our equity method investee during the years ended December 31, 2024 and 2023, respectively.
Equity Securities
Equity securities are initially measured at the transaction price plus transaction costs. Equity securities with a readily determinable fair value are subsequently measured at fair value based on the quoted share price of the securities with any related gains and losses, including unrealized gains and losses, recognized in “Other income (expense)” in the accompanying Consolidated Statements of Operations. Equity securities without a readily determinable fair value are measured at cost, less any impairment, and are adjusted to fair value only when there are observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Dividends earned on equity securities are recognized in “Dividend Income” in the accompanying Consolidated Statements of Operations.
Derivative Financial Instruments
Derivative financial instruments are initially recorded at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value at period end. Any gains or losses arising from changes in fair value on derivative contracts not designated for hedge accounting are recorded in our consolidated statements of operations as “Increase or (decrease) in fair value of derivative financial instrument.” In the event a derivative financial instrument is settled, terminated, or extinguished before maturity, any realized gain or loss resulting from the transaction is recognized in our consolidated statements of operations in “Increase or (decrease) in fair value of derivative financial instrument”. The realized gain or loss represents the difference between the carrying fair value of the derivative at the time of the termination and the settlement amount paid or received. Any gains or losses arising from cash paid or received on derivative contracts are recorded in our consolidated statements of operations as “Interest expense, net.”
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.
The Company’s redemption plan provides that on a monthly basis, subject to certain exceptions, an investor has the opportunity to obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
Income Taxes
The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns. The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.
The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. As of December 31, 2024, the tax period for the taxable year ending December 31, 2021 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the consolidated financial statements.
Revenue and Income Recognition
Rental revenue is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.
As of December 31, 2024, non-cancellable commercial operating leases provide for future minimum rental revenue from continuing operations as follows (amounts in thousands):
Year	Minimum Rental Revenue
2025	$837
2026	858
2027	880
2028	902
2029	924
Thereafter	2,703
Total	$7,104
For the year ended December 31, 2024, two tenants accounted for 100% of commercial operating leases.
Interest revenue is recognized on an accrual basis and includes, where applicable, the amortization of any related premiums, discounts, origination costs and fees. Interest revenue is recognized on investments in real estate debt classified as held to maturity securities and investments in debt securities.
Dividend income is recorded on the ex-dividend date, while periodic cash flow distributions from equity method investments are recognized when declared. Dividend income is recognized on an accrual basis and consists of dividends earned through our cash sweep bank account.
Gains on sale of real estate are recognized net of costs and selling expenses at the time each real estate property is delivered and title and possession are transferred to the buyer. From time to time, we may finance a buyer’s acquisition of one of our real estate properties and the financing component may be significant. When the period between the date on which we transfer title and possession of the real estate property to the buyer and date on which the buyer is required to repay the financing component is one year or less, we employ practical expedient to not adjust the promised amount of consideration for the effects of the time value of money in determining the transaction price.
Recent Accounting Pronouncements
In this reporting period, the Company adopted FASB Accounting Standards Update 2023-07 (“ASU 2023-07”), Segment Reporting, which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. Additionally, all disclosure requirements under the guidance are also required for entities with a single reportable segment. Adoption of the new standard impacted financial statement disclosures only and did not affect the Company’s financial position or its results of operations.
In November 2024, the FASB issued Accounting Standards Update (“ASU 2024-03”), Income Statement — Reporting Comprehensive Income-Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The amendment is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In June 2016, the FASB issued Accounting Standards Update 2016-13 (“ASU 2016-13”), Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2022, with early adoption permitted. The Company adopted the new standard as of January 1, 2023, which did not have a material impact on our consolidated financial statements.
3.   Investments in Rental Real Estate Properties and Real Estate Held for Improvement
As of December 31, 2024, our rental real estate properties consisted of seven single-family residential rentals, one quadplex rental, and two industrial rentals. As of December 31, 2023, our rental real estate properties consisted of twenty-nine single-family residential rentals, one quadplex rental, and two industrial rentals.
The following table presents the Company’s investments in rental real estate properties (amounts in thousands):
	As of December 31, 2024(1)	As of December 31, 2023(2)
Land	$14,845	$23,989
Building and building improvements	19,327	24,380
Leasehold improvements	6,113	6,113
Site improvements	913	913
Furniture, fixtures, and equipment	13	37
Total gross investment in rental real estate properties	$41,211	$55,432
Less: accumulated depreciation	(3,278)	(2,744)
Total investment in rental real estate properties, net	$37,933	$52,688

(1)
During the year ended December 31, 2024, six real estate investments were determined to be classified as held for sale and were reclassified from “Investments in rental real estate properties, net” to

“Investments in real estate held for sale” on the consolidated balance sheets for a total reclass of approximately $3.0 million, net of approximately $257,000 of accumulated depreciation. During the year ended December 31, 2024, seventeen investments in rental real estate properties, with a cost basis of approximately $10.6 million, net of approximately $509,000 of accumulated depreciation, were sold for total proceeds of approximately $12.6 million.
(2)
During the year ended December 31, 2023, impairment loss of approximately $138,000 was recognized on one rental real estate property and was recorded to “Investments in rental real estate properties, net” on the consolidated balance sheets.

As of December 31, 2024 and 2023, the carrying amount of the rental real estate properties above included cumulative capitalized acquisition costs of approximately $756,000 and $853,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of $359,000 and $438,000, respectively.
During the years ended December 31, 2024 and 2023, the Company recognized approximately $1.3 million and $1.4 million, respectively, of depreciation expense on rental real estate properties. Depreciation expense during the year ended December 31, 2024 included approximately $119,000 from investment properties that were either reclassified or sold during the year.
As of both December 31, 2024 and 2023, we had eight single-family residential properties held for improvement.
The following table presents our real estate held for improvement (amounts in thousands):
	As of December 31, 2024	As of December 31, 2023
Land	$6,382	$6,382
Building and building improvements	2,468	2,473
Work in progress	709	500
Total investment in real estate held for improvement	$9,559	$9,355
As of both December 31, 2024 and 2023, real estate held for improvement included capitalized acquisition costs of approximately $95,000, which includes cumulative acquisition fees paid to the Sponsor of approximately $58,000.
4.   Investments in Real Estate Held for Sale
As of December 31, 2024 and 2023, we had one and seven single family residential properties held for sale, respectively.
The following table presents the Company’s investments in residential properties held for sale (amounts in thousands):
	As of December 31, 2024(1)	As of December 31, 2023
Land	$159	$2,138
Building and building improvements	189	2,363
Total investment in real estate held for improvement	$348	$4,501

(1)
During the year ended December 31, 2024, six real estate investments were determined to be classified as held for sale and were reclassified from “Investments in rental real estate properties, net” to “Investments in real estate held for sale” on the consolidated balance sheets for a total reclass of approximately $3.0 million. During the year ended December 31, 2024, twelve investments in real estate held for sale, with a cost basis of approximately $7.2 million, were sold for total proceeds of approximately $5.6 million.

As of December 31, 2024 and 2023, residential property held for sale included capitalized acquisition costs of approximately $0 and $95,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of approximately $0 and $58,000, respectively.

5.   Investments in Real Estate Debt
As of December 31, 2024 and 2023, the Company held two and one investments in real estate debt, respectively.
The following table describes our investments in real estate debt activity (amounts in thousands):
Investments in Real Estate Debt	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Beginning balance	$2,100	$2,900
Investments(1)(2)	2,475	2,100
Principal repayments(3)	—	(2,900)
Ending balance	$4,575	$2,100

(1)
On September 7, 2023, the CNP 36 Properties, previously held by the Company as “Investment in real estate held for sale”, sold for a sales price of approximately $3.6 million. To finance the acquisition, the purchaser entered into a first mortgage bridge loan with the Company. The loan carries an initial term of nine months with one three-month extension option. The loan matured in June 2024 and was subsequently extended twice, first through September 2024 and then through March 2025.

(2)
On December 23, 2024, the NPSC Westmoreland — Controlled Subsidiary, previously held by the Company as “Investment in real estate held for sale”, sold for a sales price of approximately $2.8 million. To finance the acquisition, the purchaser entered into a first mortgage bridge loan with the Company. The loan carries an initial term of nine months with one three-month extension option.

(3)
On April 22, 2022, the NPSC Virgil — Controlled Subsidiary, previously held by the Company as “Investment in real estate held for sale”, sold for a sales price of approximately $3.2 million. To finance the acquisition, the purchaser entered into a first mortgage bridge loan with the Company. The loan carried an initial term of nine months. The loan matured in January 2023 and was extended through April 2023. The investment began incurring default interest in April 2023 due to non-payment of principal and outstanding interest. As of December 31, 2023, the loan was fully repaid and is no longer outstanding.

Credit Quality Monitoring
The Company’s investments in real estate debt that earn interest based on debt-like terms are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have preferred interests in real estate similar to the interests just described. The Company evaluates its investments in real estate debt at least annually and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considers investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” As of both December 31, 2024 and 2023, all investments were considered to be performing. In the event that an investment is deemed other than performing, the Company will evaluate the instrument for any required impairment.
6.   Derivative Financial Instruments
Saltbox, Inc. Common Stock Warrants
On October 21, 2021, our wholly-owned subsidiary, FR-SB Warrants, LLC, acquired warrants to purchase 896,426 shares of common stock of Saltbox, Inc. with an exercise price of $0.11 per share (the “Warrants”). The Warrants were granted to us by Saltbox, Inc. to incentivize performance under a real estate services agreement with Saltbox, Inc., whereby the Company pledged, but did not commit, funds towards the acquisition and development of industrial properties for lease to Saltbox, Inc. in exchange for exclusivity rights in certain markets. The Warrants were subject to a vesting schedule based on certain deployment milestones. The real estate services agreement had expired as of December 31, 2023; therefore, as of both December 31, 2024 and 2023, 89,642 warrants had vested and we do not expect any additional warrants to vest.
The Warrants are classified as a derivative financial instrument on our consolidated balance sheets because they permit cashless exercise. We obtained the Warrants for investment purposes. We have not designated the Warrants in any hedging relationship, therefore, the derivative does not qualify for hedge accounting. Accordingly, changes in the fair value of the Warrants are recognized immediately through earnings. For the years ended December 31, 2024 and 2023, we recognized a decrease in the fair value of the derivative financial instruments related to the Warrants of approximately $2,000 and $0, respectively, in our consolidated statements of operations.
The fair value of our derivatives is estimated based on unobservable market inputs, such as option pricing and discounted cash flow models. The fair value of our derivatives as of December 31, 2024 and 2023 is shown below (dollar amounts in thousands):
				Derivative Assets
Derivative Instrument	Notional Amount	Effective Date	Maturity Date	Fair Value as of December 31, 2024	Fair Value as of December 31, 2023
Saltbox, Inc. Common Stock Warrants	89,642 shares	10/21/2021	10/31/2026	$27	$29
7.   Equity Securities
Saltbox, Inc. Preferred Stock
Effective August 18, 2021, our wholly-owned subsidiary, FR-SB 1, LLC, entered into a Simple Agreement for Future Equity (“SAFE”) with Saltbox, Inc. for $1,000,000. Upon certain triggering events, the SAFE would automatically terminate in exchange for shares of preferred stock in Saltbox, Inc. at a discount to fair market value, or entitle us to receive cash proceeds equal to or in excess of the initial investment. On November 23, 2022, the SAFE held by our wholly-owned subsidiary, FR-SB 1, LLC, automatically terminated in exchange for 1,186,127 shares of preferred stock of Saltbox, Inc. Concurrently, we purchased an additional 400,827 shares of preferred stock.
The preferred stock has no readily determinable fair value, therefore we have elected the measurement alternative to carry the stock at cost minus impairment. The carrying value of the stock is adjusted only when there are observable price changes in orderly transactions for identical or similar investments. For the years ended December 31, 2024 and 2023, we recognized no such impairment or observable price changes.
The balance of our equity securities as of December 31, 2024 and 2023 are shown below (dollar amounts in thousands):
Equity Security	Acquisition Date	As of December 31, 2024	As of December 31, 2023
Saltbox, Inc. Preferred Stock	11/23/2022	$1,486	$1,486
8.   Investment in Equity Method Investee
The table below presents the activity of the Company’s investment in equity method investee as of and for the periods presented (amounts in thousands):

Investment in Equity Method Investee:	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Beginning balance	$2,959	$2,667
Additional investments in equity method investee	725	321
Equity in losses of equity method investee	(670)	(29)
Ending balance	$3,014	$2,959
As of December 31, 2024, the Company’s investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
A 99.0% non-controlling member interest in RRE F1, LLC, whose activities are carried out through the following wholly-owned asset: Square One 867 10th Street, a small lot townhome entitlement project.

The condensed financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):
Condensed balance sheet information:	As of December 31, 2024	As of December 31, 2023
Real estate assets, net	$2,993	$2,959
Other assets	25	6
Total assets	$3,018	$2,965
Other liabilities	$1	$—
Equity	3,017	2,965
Total liabilities and equity	3,018	2,965
Company’s equity investment	$3,014	$2,959
Condensed income statement information:	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Total revenue	$—	$—
Total expenses	27	29
Total other income (expense)	(647)	—
Net loss	$(674)	$(29)
Company’s equity in net loss of investee	$(670)	$(29)
9.   Fair Value of Financial Instruments
We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amount of cash and cash equivalents, contractual receivables, and other assets reported in the consolidated balance sheets approximates fair value because of the short maturity of these instruments.
The carrying amount of the Company’s equity securities approximates fair value as the preferred stock has no readily determinable fair value, therefore we have elected the measurement alternative to carry the stock at cost minus impairment. We noted no observable price changes for identical or similar investment transactions and we recognized no impairment as of both December 31, 2024 and 2023 (Level 3). See Note 7, Equity Securities, for further details.
The only financial instruments as of December 31, 2024 and 2023 that are recorded at fair value on the consolidated balance sheets on a recurring basis are the derivative financial instruments. As of December 31, 2024 and 2023, management estimated the fair value of our derivative financial instrument to be approximately $27,000 and $29,000, respectively. We classify these fair value measurements as Level 3 as we use significant unobservable inputs for these fair value measurements. See Note 6, Derivative Financial Instruments, for detail of these valuation inputs.
As of December 31, 2024 and 2023, the net carrying amounts and fair values of other financial instruments were as follows (amounts in thousands):
	December 31, 2024		December 31, 2023
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Investments in real estate debt	$4,575	$4,575	$2,100	$2,100
Total	$4,575	$4,575	$2,100	$2,100
Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2 — Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. The methods used may produce a fair value calculation that is not indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value could result in a different estimate of fair value at the reporting date.
The following methods and assumptions were used in estimating fair value disclosures for financial instruments:
Investments in Real Estate Debt (Level 3):   The fair values of our real estate debt investments are estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rate), loan to value ratios, and expected repayment and prepayment dates.
10.   Related Party Arrangements
Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager receive fees, reimbursements, and compensation in connection with the Company’s Offerings, and the acquisition, management and sale of the Company’s real estate investments.

The Manager is reimbursed for offering expenses incurred in conjunction with the Offering upon meeting the Hurdle Rate. See Note 2 — Summary of Significant Accounting Policies — Offering Cost for amount of offering costs incurred and payable as of December 31, 2024 and 2023.
The Company will also reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with our debt investments, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor (the “Shared Services Agreement”), including any increases in insurance attributable to the management or operation of the Company. For the years ended December 31, 2024 and 2023, the Manager incurred approximately $69,000 and $120,000 of costs on our behalf, respectively. As of December 31, 2024 and 2023, approximately $0 and $25,000 were due and payable to the Manager, respectively.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% of our net asset value (“NAV”) at the end of each prior period. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived. Beginning January 1, 2019, this fee has been based on our net assets at the end of the prior semiannual period.
The Manager waived the investment management fee from January 1, 2019 through December 31, 2022. For the years ended December 31, 2024 and 2023, we incurred investment management fees of approximately $688,000 and $840,000, respectively. As of December 31, 2024 and 2023, approximately $163,000 and $204,000, respectively, were due and payable to the Manager.
The Company may be charged by the Manager a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the Single Family housing project or if there is no outside developer of the Single Family housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged for the years ended December 31, 2024 and 2023, respectively. The Manager has waived all development fees from inception through December 31, 2024.
Additionally, the Company is required to pay the Manager for servicing any non-performing asset. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. For the years ended December 31, 2024 and 2023, no special servicing fees have been incurred. As of December 31, 2024 and 2023, no special servicing fees were payable to the Manager.
The Company will also pay the Manager a disposition fee in the event that a Single Family housing project is sold to a homebuyer investor or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. The Manager waived the disposition fees incurred for the years ended December 31, 2024 and 2023. Therefore, as of December 31, 2024 and 2023, no disposition fees were payable to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. During each of the years ended December 31, 2024 and 2023, the Company purchased one investment that was warehoused or owned by Fundrise Lending, LLC.
For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. During the years ended December 31, 2024 and 2023, fees of approximately $20,000 and $25,000, respectively, were paid to the Independent Representative as compensation for those services and included as general and administrative expense in the consolidated statements of operations.
Fundrise, L.P.
Fundrise, L.P. is a member of the Company and holds 26,872 shares as of both December 31, 2024 and 2023. One of our Sponsor’s wholly-owned subsidiaries is the general partner of Fundrise, L.P.
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and holds 1,414 common shares as of both December 31, 2024 and 2023.
For the years ended December 31, 2024 and 2023, the Sponsor incurred approximately $74,000 and $87,000, respectively, of operational costs on our behalf, in connection with the Shared Services Agreement. As of December 31, 2024 and 2023, approximately $14,000 and $0 of operational costs were due and payable, respectively.
For both the years ended December 31, 2024 and 2023, there were no acquisition fees incurred or paid to the Sponsor related to investments in rental real estate properties. As of both December 31, 2024 and 2023, no acquisition fees were payable to the Sponsor.
11.   Economic Dependency
Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
12.   Commitments and Contingencies
Legal Proceedings
As of the date of these consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

13.   Segment Reporting
The Company operates as a single reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s consolidated financial statements. Total expenses and total other expenses, as disclosed in the consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the consolidated statements of operations in our consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
14.   Subsequent Events
In connection with the preparation of the accompanying consolidated financial statements, we have evaluated events and transactions occurring through April 25, 2025 for potential recognition or disclosure.
Investments
As of April 25, 2025, the Company sold five real estate investments, one that was classified as held for sale, two that were classified as in-service, and two that were classified as held for improvement as of December 31, 2024. Sale proceeds totaled approximately $4.1 million.
Note Receivable
On April 4, 2025, the Company extended a promissory note to National Lending with a maximum principal amount of $1.5 million. The note bears a 5.25% interest rate, and all interest is accruing, and will be received at maturity. The note matures on April 3, 2026. As of April 25, 2025, the principal outstanding on the promissory note is $1.5 million.
On April 23, 2025, the Company extended a promissory note to National Lending with a maximum principal amount of $16.0 million. The note bears a 5.25% interest rate, and all interest is accruing, and will be received at maturity. The note matures on April 23, 2026. As of April 25, 2025, the principal outstanding on the promissory note is $3.7 million.
Debt Investment Maturity
On March 15, 2025, one of our investments in real estate debt matured. As of April 25, 2025, the total amount of principal and interest of approximately $2.1 million remains outstanding.
Mortgage Payable
On April 18, 2025, FRIND-Eisenhower, LLC and FRIND SB 1, LLC, which are wholly owned subsidiaries of the Company, entered a mortgage loan in the amount of $14.5 million, secured by the underlying real estate property. The loan has a maturity date on April 17, 2028 and bears a floating interest rate benchmarked at SOFR + 2.15%. As of April 25, 2025, the principal balance outstanding is approximately $14.5 million.

INDEX TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
Fundrise eFund, LLC

Fundrise eFund, LLC
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share data)
	As of September 30, 2025 (unaudited)	As of December 31, 2024(*)
ASSETS
Cash and cash equivalents	$6,837	$7,320
Other assets, net	2,069	2,773
Due from related party	17,180	—
Investments in rental properties, net	34,139	37,933
Investments in real estate held for improvement	2,789	9,559
Investments in real estate held for sale	—	348
Investments in equity method investees	3,114	3,014
Real estate debt investments	2,475	4,575
Equity securities	1,486	1,486
Derivative financial instruments	27	27
Total Assets	$70,116	$67,035
LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued expenses	$460	$335
Due to related party	138	177
Deferred interest revenue	—	114
Rental security deposits and other liabilities	4	19
Mortgage payable, net	14,317	—
Redemptions payable	29	777
Below-market lease, net	13	17
Total Liabilities	$14,961	$1,439
Members’ Equity:
Common shares; unlimited shares authorized; 10,898,060 and 10,898,060 shares issued, and 5,198,247 and 6,066,003 outstanding as of September 30, 2025 and December 31, 2024, respectively	53,911	63,950
Retained Earnings	1,244	1,646
Total Members’ Equity	55,155	65,596
Total Liabilities and Members’ Equity	$70,116	$67,035

*
Derived from the audited consolidated financial statements.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fundrise eFund, LLC
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
	For the Nine Months Ended September 30, 2025 (unaudited)	For the Nine Months Ended September 30, 2024 (unaudited)
Revenue
Interest revenue	$211	$133
Rental and other property revenue	1,972	2,191
Total revenue	2,183	2,324
Expenses
Rental properties operating and maintenance	687	1,115
Depreciation and amortization	834	988
Investment management fee – related party	441	525
General and administrative expenses	793	524
Total expenses	2,755	3,152
Other income (expense)
Equity in losses	(20)	—
Interest income – related party	380	—
Dividend income	136	132
Gain on sale of real estate	274	2,608
Interest expense	(471)	—
Impairment loss	(129)	—
Insurance proceeds	—	140
Decrease in fair value of derivative financial instrument	—	(2)
Total other income (expense)	170	2,878
Net income (loss)	$(402)	$2,050
Net income (loss) per common share	$(0.07)	$0.30
Weighted average number of common shares outstanding	5,594,696	6,829,498
The accompanying notes are an integral part of these condensed consolidated financial statements.

Fundrise eFund, LLC
Unaudited Condensed Consolidated Statements of Members’ Equity
(Amounts in thousands, except share data)
	Common Shares		Retained Earnings (Accumulated deficit)	Total Members’ Equity
	Shares	Amount
December 31, 2024(*)	6,066,003	$63,950	$1,646	$65,596
Redemptions of common shares	(867,756)	(10,022)	—	(10,022)
Offering costs		(17)	—	(17)
Net loss	—	—	(402)	(402)
September 30, 2025 (unaudited)	5,198,247	$53,911	$1,244	$55,155
	Common Shares		Retained Earnings (Accumulated deficit)	Total Members’ Equity
	Shares	Amount
December 31, 2023(*)	7,304,761	$78,272	$156	$78,428
Redemptions of common shares	(1,012,592)	(11,613)	—	(11,613)
Offering costs	—	(83)	—	(83)
Net income	—	—	2,050	2,050
September 30, 2024 (unaudited)	6,292,168	$66,576	$2,206	$68,782

*
Derived from the audited consolidated financial statements

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fundrise eFund, LLC
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
	For the Nine Months Ended September 30, 2025 (unaudited)	For the Nine Months Ended September 30, 2024 (unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$(402)	$2,050
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in losses	20	—
Depreciation and amortization	834	988
Amortization of below-market lease	(4)	(4)
Amortization of deferred rental revenue	10	21
Amortization of debt issuance costs	38	—
Amortization of deferred leasing costs	164	152
Bad debt expense	(9)	31
Impairment loss	129	—
Gain on insurance proceeds	—	(140)
Gain on sale of real estate	(274)	(2,608)
Decrease in fair value of derivative financial instrument	—	2
Changes in assets and liabilities:
Net decrease (increase) in due from related party	(380)	—
Net decrease (increase) in other assets	518	334
Net increase (decrease) in due to related party	(39)	(65)
Net increase (decrease) in accounts payable and accrued expenses	125	106
Net increase (decrease) in deferred interest revenue	(114)	(73)
Net increase (decrease) in rental security deposits and other liabilities	(15)	(6)
Net cash provided by (used in) operating activities	601	788
INVESTING ACTIVITIES:
Improvements of real estate held for improvement	(561)	(162)
Improvements in rental properties	—	(88)
Improvements of real estate held for sale	(2)	(33)
Proceeds from sale of real estate	10,818	13,877
Investment in equity method investees	(120)	(623)
Repayment of investment in real estate debt	2,100	—
Issuance of note receivable – related party	(16,800)	—
Net cash provided by (used in) investing activities	(4,565)	12,971
FINANCING ACTIVITIES:
Proceeds from mortgage payable	14,500	—
Payment of deferred financing costs	(221)	—
Offering costs paid	(28)	(83)
Redemptions paid	(10,770)	(12,345)
Net cash provided by (used in) financing activities	3,481	(12,428)
Net increase (decrease) in cash and cash equivalents	(483)	1,331
Cash and cash equivalents, beginning of period	7,320	4,563
Cash and cash equivalents, end of period	$6,837	$5,894
SUPPLEMENTAL DISCLOSURE OF FINANCING ACTIVITY:
Cash paid for interest – mortgage payable	$355	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

Fundrise eFund, LLC
Notes to Condensed Consolidated Financial Statements (unaudited)
1.
Formation and Organization

Fundrise eFund, LLC was formed on November 19, 2015, as a Delaware limited liability company to acquire and invest in property, for development or redevelopment. Operations commenced on May 26, 2017. Effective November 30, 2020, Fundrise National For-Sale Housing eFund, LLC and Fundrise For-Sale Housing eFund — Washington DC, LLC merged with Fundrise For-Sale Housing eFund — Los Angeles CA, LLC in which Fundrise eFund, LLC was the surviving entity (the “Merger”). We intend to acquire property for the development, sale, and/or rental of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers (referred to herein as “Single Family Housing”) and last mile logistics centers without a focus on any metropolitan statistical area (“MSA”) in the United States as opportunity dictates. Along with acquiring the assets described in the foregoing sentence, we expect to use substantially all of the net proceeds from our initial and subsequent Regulation A (defined below) offerings of common shares of the Company (the “Offering(s)”) to continue to originate, invest in and manage a diversified portfolio primarily consisting of investments in commercial, industrial, and residential real estate properties, as well as commercial real estate loans, commercial real estate debt securities (including commercial mortgage-backed securities, collateralized debt obligations, and REIT senior unsecured debt), development projects, and other select real estate-related assets, where the underlying assets primarily consist of such properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We have elected to be treated as a partnership for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2017. As used herein, the “Company,” “we,” “our,” and “us” refer to Fundrise eFund, LLC except where the context otherwise requires. The Company has one operating and reportable segment consisting of investments in real estate.
Each residential real estate property investment of the Company is acquired by a limited liability company that is a subsidiary of ours. These subsidiaries are wholly owned by the Company and consolidated in these condensed consolidated financial statements.
The Company’s business is externally managed by Fundrise Advisors, LLC (the “Manager”), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission (the “SEC”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.
The Company’s initial and subsequent Offerings have been conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of an Offering. A maximum of $75.0 million of the Company’s common shares may be sold to the public in its Offering in any given twelve-month period. However, each Offering is subject to qualification by the SEC. The Manager has the authority to issue an unlimited number of common shares. The Company qualified $66.9 million of shares on December 23, 2021, which represents the value of shares available to be offered as of the date of its most recent offering circular out of the rolling 12-month maximum offering amount of $75.0 million.
During the fourth quarter of 2022, the Manager closed the Regulation A Offering of common shares of the Company. The Company may in the future file an offering statement to qualify additional common shares for sale pursuant to Regulation A, or offer its common shares pursuant to Regulation D of the Securities Act, as determined by the Manager. The Company may also continue to incur additional offering-related costs related to strategic initiatives, including potential business combinations.
As of September 30, 2025 and December 31, 2024, after redemptions, the Company has net common shares outstanding of approximately 5.2 million and 6.1 million respectively, including common shares held by related parties. As of both September 30, 2025 and December 31, 2024, 1,414 common shares were held by Rise Companies Corp. (the “Sponsor”), the owner of the Manager, at an average of $10.93 per share for an aggregate purchase price of approximately $15,500.

As of both September 30, 2025 and December 31, 2024, the Company’s total amount of equity outstanding on a gross basis was approximately $119.8 million. As of September 30, 2025 and December 31, 2024, all subscriptions had settled.
The Company’s Manager has established various plans by which individual clients of the Manager may elect to have distributions received from real estate investment funds managed by our Manager reinvested across such individual client’s Fundrise portfolio according to such individual client’s selected preferences (“Reinvestment Plans”).
2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting and in accordance with Rule 8-03(b) of Regulation S-X of the rules and regulations of the SEC. Accordingly, certain information and note disclosures normally included in the consolidated financial statements prepared under U.S. GAAP have been condensed or omitted. The Company has no items of other comprehensive income or loss in any period presented.
In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2024 consolidated balance sheet and certain related disclosures are derived from the Company’s December 31, 2024 audited consolidated financial statements. These condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s annual report, which was filed with the SEC. The condensed consolidated financial statements as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024, and certain related notes, are unaudited.
Principles of Consolidation
We consolidate entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIE”) in accordance with FASB ASC 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. We did not have any VIEs for the periods presented in these condensed consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.
Estimates
The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash equivalents consists of money market funds as of September 30, 2025 and December 31, 2024.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses with respect to cash.
Deferred Interest Revenue
When an investment in real estate debt is funded net of a deferred interest reserve and is held by the Company, the Company accounts for the holdback of funds by classifying them as deferred interest revenue. As interest is incurred by the borrower, the Company recognizes interest revenue and reduces the deferred interest revenue until such time that the reserve is exhausted or the investment in real estate debt is redeemed. Any remaining deferred interest revenue balance will be applied to the investment in real estate debt balance upon redemption.
Debt Issuance Costs
We amortize debt issuance costs using the straight-line method which approximates the effective interest rate method, over the estimated life of the related mortgage payable. We record debt issuance costs related to loans payable, net of amortization, on our condensed consolidated balance sheets as an offset to their related loan payable. We record the amortization of all debt issuance costs as interest expense.
Earnings (Loss) per Share
Basic earnings (loss) per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic earnings (loss) per share is computed by dividing income available to common members by the weighted-average common shares outstanding during the period. Diluted net income (loss) per common share equals basic net income (loss) per common share as there were no potentially dilutive securities outstanding during the nine months ended September 30, 2025 and 2024.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement
Our investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums, office space, or industrial properties that are (i) held as rental real estate properties or (ii) held for redevelopment or are in the process of being renovated.
In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.
Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, above-market leases, acquired in-place leases, and other identified intangible assets), intangible liabilities (including below-market leases), and assumed liabilities and allocates the purchase price (including capitalized transaction costs) to the acquired assets and assumed liabilities on a relative fair value basis. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the condensed consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (classified as “Investments in real estate held for improvement”).
The amortization of in-place leases is recorded to depreciation and amortization expense on the Company’s condensed consolidated statements of operations. The amortization of above- or below-market leases is recorded as an adjustment to rental and other property revenue on the Company’s condensed consolidated statements of operations. We consider qualitative and quantitative factors in evaluating the likelihood of a tenant exercising a below-market renewal option and include such renewal options in the calculation of in-place lease value when we consider these to be bargain renewal options. If the value of below-market lease intangibles includes renewal option periods, we include such renewal periods in the amortization period utilized. If a tenant vacates its space prior to contractual termination of its lease, the unamortized balance of any in-place lease value is written off.
The amortization of deferred leasing costs, such as lease incentives, is recorded as an adjustment to rental and other property revenue on the Company’s condensed consolidated statements of operations. Lease incentives include costs incurred on behalf of the lessee whose benefit solely accrues to the lessee when determined at commencement of the lease. They include allowances for leasehold improvements determined to be assets of the lessee, moving costs, costs to terminate the lessee’s pre-existing lease, or other unspecified payments to incentivize the lessee to lease the space. Similarly, losses incurred by the Company as a result of assuming a lessee’s preexisting lease with a third party are also considered a lease incentive. The Company will estimate the value of such lease incentive based on the total remaining costs reduced by the expected benefits from the assumed lease or use of the assumed underlying asset. At lease execution, lease incentives are accrued as a deferred cost and amortized as an adjustment to rental and other property revenue, on a straight-line basis over the accounting lease term.
For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.
At the completion of the improvement plan, a property is classified as either a rental real estate property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.
Costs capitalized in connection with property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:
Description	Depreciable Life
Building and building improvements	20 – 40 years
Site improvements	5 – 20 years
Furniture, fixtures and equipment	5 – 10 years
Lease intangibles	Over lease term
We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of the investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Company determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the nine months ended September 30, 2025 and 2024, impairment loss of approximately $129,000 and $0, respectively, was incurred.
Investments in Real Estate Held For Sale
From time to time, we may identify residential properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition; (ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within investments in real estate held for sale on our condensed consolidated balance sheets.
Investments in Real Estate Debt
Our investments in real estate debt may include first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans, and preferred equity interests in unconsolidated joint ventures.
Our investments in real estate debt are generally classified as held to maturity, as we have both the intent and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments and unfunded commitments, if applicable, unless such loans or investments are deemed to be impaired. The Company’s investments in real estate debt are subject to periodic analysis for potential credit loss.
For purposes of determining our allowance for credit losses, we pool financial assets that have similar risk characteristics. We have aggregated our financial assets by financial instrument type, but have a limited history of incurred losses and consequently have elected to utilize a probability of default (“PD”) and loss given default (“LGD”) methodology. The Company’s determination of the allowance for credit losses is based on several factors, including but not limited to historical loss experience, current and expected market conditions, as well as reasonable and supportable forecasts regarding the borrower’s intent and ability to repay principal and interest over the term of the loan. Periodically, the Company may identify an individual loan for impairment. When we identify a loan impairment, the loan is written down to the present value of the expected future cash flows. In cases where expected future cash flows are not readily determinable, the loan is written down to the fair value of the underlying collateral. We may base our valuation on a loan’s observable market price, if available, or the fair value of the collateral, net of selling costs, if the repayment of the loan is expected to be provided solely by the sale of the collateral. As of September 30, 2025 and December 31, 2024, no investments in real estate debt had an associated credit loss.
Investment in Equity Method Investee
If it is determined that we do not have a controlling interest in a joint venture through our financial interest in a VIE or through our voting interest in a voting interest entity and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost and adjusted for contributions, distributions, and to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. We did not have any VIEs for the periods presented in these condensed consolidated financial statements.
Distributions received from an equity method investee are recognized as a reduction in the carrying amount of the investment. If distributions are received from an equity method investee that would reduce the carrying amount of an equity method investment below zero, the Company evaluates the facts and circumstances of the distributions to determine the appropriate accounting for the excess distribution, including an evaluation of the source of the proceeds and implicit or explicit commitments to fund the equity method investee. The excess distribution is either recorded as a gain from equity method investee, or in instances where the source of proceeds is from financing activities or the Company has a significant commitment to fund the investee, the excess distribution would result in an equity method liability and the Company would continue to record its share of the equity method investee’s earnings and losses. When the Company does not have a significant requirement to contribute additional capital over and above the original capital commitment and the carrying value of the investment in the unconsolidated venture is reduced to zero, the Company discontinues applying the equity method of accounting unless the venture has an expectation of an imminent return to profitability. If the venture subsequently reports net income, the equity method of accounting is resumed only after the Company’s share of that net income equals the share of net losses or distributions not recognized during the period the equity method was suspended.
With regard to distributions from equity method investees, we utilize the cumulative earnings approach to determine whether distributions from equity method investments are returns on investment (cash inflow from operating activities) or returns of investment (cash inflow from investing activities). Using the cumulative earnings approach, the Company compares cumulative distributions received for each investment, less distributions received in prior periods that were determined to be returns of investment, with the Company’s cumulative equity in earnings. Generally, cumulative distributions received that do not exceed cumulative equity in earnings represent a return on investment and cumulative distributions received in excess of the cumulative equity in earnings represent a return of investment.
The Company evaluates its investment in equity method investees for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. If it is determined that an impairment exists and is other than temporary, then the Company would calculate the estimated fair value of the investment using various valuation techniques, including, but not limited to, discounted cash flow models, which consider inputs such as the Company’s intent and ability to retain its investment in the entity, the financial condition and long-term prospects of the entity, and the expected term of the investment. If the Company determined any decline in value is other-than-temporary, the Company would recognize an impairment charge to reduce the carrying value of its investment to fair value. No impairment losses were recorded related to our equity method investee during the nine months ended September 30, 2025 and 2024, respectively.
Equity Securities
Equity securities are initially measured at the transaction price plus transaction costs. Equity securities with a readily determinable fair value are subsequently measured at fair value based on the quoted share price of the securities with any related gains and losses, including unrealized gains and losses, recognized in “Other income (expense)” in the accompanying Condensed Consolidated Statements of Operations. Equity securities without a readily determinable fair value are measured at cost, less any impairment, and are adjusted to fair value only when there are observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Dividends earned on equity securities are recognized in “Dividend Income” in the accompanying Condensed Consolidated Statements of Operations.
Derivative Financial Instruments
Derivative financial instruments are initially recorded at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value at period end. Any gains or losses arising from changes in fair value on derivative contracts not designated for hedge accounting are recorded in our condensed consolidated statements of operations as “Increase or (decrease) in fair value of derivative financial instrument.” In the event a derivative financial instrument is settled, terminated, or extinguished before maturity, any realized gain or loss resulting from the transaction is recognized in our condensed consolidated statements of operations in “Increase or (decrease) in fair value of derivative financial instrument”. The realized gain or loss represents the difference between the carrying fair value of the derivative at the time of the termination and the settlement amount paid or received. Any gains or losses arising from cash paid or received on derivative contracts are recorded in our condensed consolidated statements of operations as “Interest expense, net.”
Share Redemptions
Share repurchases are recorded as a reduction of common share par value under our redemption plan, pursuant to which we may elect to redeem shares at the request of our members, subject to certain exceptions, conditions, and limitations. The maximum number of shares purchasable by us in any period depends on a number of factors and is at the discretion of our Manager.

The Company’s redemption plan provides that on a monthly basis, subject to certain exceptions, an investor has the opportunity to obtain liquidity as described in detail in our Offering Circular. In the event that we amend, suspend, or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on our website to disclose such amendment.
During the third quarter of 2025, in advance of a proposed merger involving the Company, the redemption plan has been temporarily suspended, and the Company is not currently processing redemption requests.
Income Taxes
The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns. The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member, that is treated as a partnership. As of the date of these condensed consolidated financial statements, the Company does not have any subsidiaries that pay tax at the entity level. Accordingly, these condensed consolidated financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.
The Company is required to file, has filed, and will continue to file income tax returns with the Internal Revenue Service and other taxing authorities. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. As of September 30, 2025, the tax period for the taxable year ending December 31, 2021 and all tax periods following remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation. For the open tax periods, the Company has no uncertain tax positions that would require recognition in the condensed consolidated financial statements.
Revenue and Income Recognition
Rental revenue is recognized on a straight-line basis over the term of the lease. We will periodically review the collectability of our tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Rental revenue is recorded net of bad debt expense in the condensed consolidated financial statements.
As of September 30, 2025, non-cancellable commercial operating leases provide for future minimum rental revenue from continuing operations as follows (amounts in thousands):
Year	Minimum Rental Revenue
Remainder of 2025	$212
2026	858
2027	880
2028	902
2029	924
Thereafter	2,703
Total	$6,480
For the nine months ended September 30, 2025, two tenants accounted for 100% of commercial operating leases.
Interest revenue is recognized on an accrual basis and includes, where applicable, the amortization of any related premiums, discounts, origination costs and fees. Interest revenue is recognized on investments in real estate debt classified as held to maturity securities and investments in debt securities.
Interest income is recognized on an accrual basis and consists of interest earned on the promissory notes the Company extended to National Lending, LLC (“National Lending”).

Dividend income is recorded on the ex-dividend date, while periodic cash flow distributions from equity method investments are recognized when declared. Dividend income is recognized on an accrual basis and consists of dividends earned through our cash sweep bank account.
Gains on sale of real estate are recognized net of costs and selling expenses at the time each real estate property is delivered and title and possession are transferred to the buyer. From time to time, we may finance a buyer’s acquisition of one of our real estate properties and the financing component may be significant. When the period between the date on which we transfer title and possession of the real estate property to the buyer and date on which the buyer is required to repay the financing component is one year or less, we employ practical expedient to not adjust the promised amount of consideration for the effects of the time value of money in determining the transaction price.
Recent Accounting Pronouncements
In July 2025, the FASB issued Accounting Standards Update (“ASU 2025-05”), Financial Instruments —  Credit Losses (Topic 326), which provides a practical expedient for all entities and an accounting policy election for entities other than public business entities when estimating expected credit losses on trade receivables and contract assets arising from revenue transactions under Topic 606. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2025, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In May 2025, the FASB issued Accounting Standards Update (“ASU 2025-03”), Business Combinations (Topic 805) and Consolidation (Topic 810), which amends existing guidance for determining the accounting acquirer in a transaction primarily effected through the exchange of equity interests in which the legal acquiree is a VIE that meets the definition of a business. The standard is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2026, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In November 2024, the FASB issued Accounting Standards Update (“ASU 2024-03”), Income Statement — Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures, which requires disclosure within the notes to the financial statements of specified expense categories as well as qualitative descriptions for amounts not disaggregated quantitatively within expense captions on the income statement. The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the standard to determine its impact on the Company’s disclosures.
In January 2024, the Company adopted Accounting Standards Update 2023-07 (“ASU 2023-07”), Segment Reporting (Topic 280), which expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and are included in each reported measure of segment profit or loss. It also requires disclosure of the amount and composition of “other segment items”, as well as interim disclosures of segment profit or loss and assets. These requirements apply to all public entities, including those with a single reportable segment. Adoption of the new standard affected financial statement disclosures only and did not impact the Company’s financial position or results of operations.
3.
Investments in Rental Real Estate Properties and Real Estate Held for Improvement

As of September 30, 2025, our rental real estate properties consisted of two single-family residential rentals, one quadplex rental, and two industrial rentals. As of December 31, 2024, our rental real estate properties consisted of seven single-family residential rentals, one quadplex rental, and two industrial rentals.
The following table presents the Company’s investments in rental real estate properties (amounts in thousands):
	As of September 30, 2025(1)(2)	As of December 31, 2024
Land	$13,119	$14,845

	As of September 30, 2025(1)(2)	As of December 31, 2024
Building and building improvements	17,830	19,327
Leasehold improvements	6,113	6,113
Site improvements	913	913
Furniture, fixtures, and equipment	12	13
Total gross investment in rental real estate properties	$37,987	$41,211
Less: accumulated depreciation	(3,848)	(3,278)
Total investment in rental real estate properties, net	$34,139	$37,933

(1)
During the nine months ended September 30, 2025, five investments in rental real estate properties, with a cost basis of approximately $2.9 million, net of approximately $261,000 of accumulated depreciation, were sold for total proceeds of approximately $3.5 million.

(2)
During the nine months ended September 30, 2025, impairment loss of approximately $129,000 was recognized on one rental real estate property and was recorded to “Investments in rental real estate properties, net” on the condensed consolidated balance sheets.

As of September 30, 2025 and December 31, 2024, the carrying amount of the rental real estate properties above included cumulative capitalized acquisition costs of approximately $711,000 and $756,000, respectively, which includes cumulative acquisition fees paid to the Sponsor of $322,000 and $359,000, respectively.
During the nine months ended September 30, 2025 and 2024, the Company recognized approximately $831,000 and $772,000, respectively, of depreciation expense on rental real estate properties. Depreciation expense during the nine months ended September 30, 2025 included approximately $17,000 from investment properties that were either reclassified or sold during the year.
As of September 30, 2025 and December 31, 2024, we had three and eight single-family residential properties held for improvement, respectively.
The following table presents our real estate held for improvement (amounts in thousands):
	As of September 30, 2025(1)	As of December 31, 2024
Land	$1,535	$6,382
Building and building improvements	1,125	2,468
Work in progress	129	709
Total investment in real estate held for improvement	$2,789	$9,559

(1)
During the nine months ended September 30, 2025, one real estate investment was determined to be classified as held for sale and was reclassified from “Investments in real estate held for improvement” to “Investments in real estate held for sale” on the condensed consolidated balance sheets for a total reclassification of approximately $1.1 million and was subsequently sold. During the nine months ended September 30, 2025, four investments in real estate held for improvement, with a total cost basis of approximately $6.2 million, were sold for total proceeds of approximately $5.7 million.

As of September 30, 2025 and December 31, 2024, real estate held for improvement included capitalized acquisition costs of approximately $0 and $95,000, which includes cumulative acquisition fees paid to the Sponsor of approximately $0 and $58,000, respectively.
4.
Investments in Real Estate Held for Sale

As of September 30, 2025 and December 31, 2024, we had zero and one single family residential property held for sale.

The following table presents the Company’s investments in residential properties held for sale (amounts in thousands):
	As of September 30, 2025(1)	As of December 31, 2024
Land	$—	$159
Building and building improvements	—	189
Total investment in real estate held for sale	$—	$348

(1)
During the nine months ended September 30, 2025, one real estate investment was determined to be classified as held for sale and was reclassified from “Investments in real estate held for improvement” to “Investments in real estate held for sale” on the condensed consolidated balance sheets for a total reclassification of approximately $1.1 million and was subsequently sold. As such, during the nine months ended September 30, 2025, two investments in real estate held for sale, with a total cost basis of approximately $1.5 million, were sold for total proceeds of approximately $1.6 million.

As of both September 30, 2025 and December 31, 2024, residential property held for sale included $0 of capitalized acquisition costs, which includes cumulative acquisition fees paid to the Sponsor.
5.
Investments in Real Estate Debt

As of September 30, 2025 and December 31, 2024, the Company held one and two investments in real estate debt, respectively.
The following table describes our investments in real estate debt activity (amounts in thousands):
Investments in Real Estate Debt	As of September 30, 2025	As of December 31, 2024
Beginning balance	$4,575	$2,100
Investments(1)	—	2,475
Principal repayments(2)	(2,100)	—
Ending balance	$2,475	$4,575

(1)
On December 23, 2024, the NPSC Westmoreland — Controlled Subsidiary, previously held by the Company as “Investment in real estate held for sale”, sold for a sales price of approximately $2.8 million. To finance the acquisition, the purchaser entered into a first mortgage bridge loan with the Company. The loan carries an initial term of nine months with one three-month extension option. The loan matured on September 23, 2025, and provides for an automatic three-month extension. As of September 30, 2025, the total amount of principal and interest of approximately $2.5 million remains outstanding.

(2)
On September 7, 2023, the CNP 36 Properties, previously held by the Company as “Investment in real estate held for sale”, sold for a sales price of approximately $3.6 million. To finance the acquisition, the purchaser entered into a first mortgage bridge loan with the Company. The loan carried an initial term of nine months and subsequently executed several extension options that carried the loan term to June 2025. As of September 30, 2025, the loan was fully repaid and is no longer outstanding.

Credit Quality Monitoring
The Company’s investments in real estate debt that earn interest based on debt-like terms are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have preferred interests in real estate similar to the interests just described. The Company evaluates its investments in real estate debt at least annually and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considers investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” As of both September 30, 2025 and December 31, 2024, all investments were considered to be performing. In the event that an investment is deemed other than performing, the Company will evaluate the instrument for any required impairment.
6.
Equity Securities

Saltbox, Inc. Preferred Stock
Effective August 18, 2021, our wholly-owned subsidiary, FR-SB 1, LLC, entered into a Simple Agreement for Future Equity (“SAFE”) with Saltbox, Inc. for $1,000,000. Upon certain triggering events, the SAFE would automatically terminate in exchange for shares of preferred stock in Saltbox, Inc. at a discount to fair market value, or entitle us to receive cash proceeds equal to or in excess of the initial investment. On November 23, 2022, the SAFE held by our wholly-owned subsidiary, FR-SB 1, LLC, automatically terminated in exchange for 1,186,127 shares of preferred stock of Saltbox, Inc. Concurrently, we purchased an additional 400,827 shares of preferred stock.
The preferred stock has no readily determinable fair value, therefore we have elected the measurement alternative to carry the stock at cost minus impairment. The carrying value of the stock is adjusted only when there are observable price changes in orderly transactions for identical or similar investments. For the nine months ended September 30, 2025 and 2024, we recognized no such impairment or observable price changes.
The balance of our equity securities as of September 30, 2025 and December 31, 2024 are shown below (dollar amounts in thousands):
Equity Security	Acquisition Date	As of September 30, 2025	As of December 31, 2024
Saltbox, Inc. Preferred Stock	11/23/2022	$1,486	$1,486

7.
Investment in Equity Method Investee

The table below presents the activity of the Company’s investment in equity method investee as of and for the periods presented (amounts in thousands):
Investment in Equity Method Investee:	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Beginning balance	$3,014	$2,959
Additional investments in equity method investee	120	725
Equity in losses of equity method investee	(20)	(670)
Ending balance	$3,114	$3,014
As of September 30, 2025, the Company’s investments in companies that are accounted for under the equity method of accounting consist of the following:
(1)
A 99.0% non-controlling member interest in RRE F1, LLC, whose activities are carried out through the following wholly-owned asset: Square One 867 10th Street, a small lot townhome entitlement project.

The condensed financial position and results of operations of the Company’s equity method investments for the periods presented are summarized below (amounts in thousands):

Condensed balance sheet information:	As of September 30, 2025	As of December 31, 2024
Real estate assets, net	$3,134	$2,993
Other assets	1	25
Total assets	$3,135	$3,018
Other liabilities	$—	$1
Equity	3,135	3,017
Total liabilities and equity	3,135	3,018
Company’s equity investment	$3,114	$3,014
Condensed income statement information:	For the Nine Months Ended September 30, 2025	For the Nine Months Ended September 30, 2024
Total revenue	$—	$—
Total expenses	20	20
Total other income (expense)	—	—
Net loss	$(20)	$(20)
Company’s equity in net loss of investee	$(20)	$—

8.
Fair Value of Financial Instruments

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. U.S. GAAP defines the fair value as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. For certain of our financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges by willing parties.
We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:
Level 1 — Quoted market prices in active markets for identical assets or liabilities.
Level 2 — Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).
Level 3 — Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.
The net carrying amount of cash and cash equivalents, contractual receivables, other assets, and notes receivable from related parties reported in the condensed consolidated balance sheets approximates fair value because of the short maturity of these instruments.
The carrying amount of the Company’s equity securities approximates fair value as the preferred stock has no readily determinable fair value, therefore we have elected the measurement alternative to carry the stock at cost minus impairment. We noted no observable price changes for identical or similar investment transactions and we recognized no impairment as of both September 30, 2025 and December 31, 2024 (Level 3). See Note 6, Equity Securities, for further details.
The only financial instruments as of September 30, 2025 and December 31, 2024 that are recorded at fair value on the condensed consolidated balance sheets on a recurring basis are the derivative financial instruments. As of both September 30, 2025 and December 31, 2024, management estimated the fair value of our derivative financial instrument to be approximately $27,000. We classify these fair value measurements as Level 3 as we use significant unobservable inputs for these fair value measurements.
As of September 30, 2025 and December 31, 2024, the net carrying amounts and fair values of other financial instruments were as follows (amounts in thousands):
	September 30, 2025		December 31, 2024
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Investments in real estate debt	$2,475	$2,475	$4,575	$4,575
Total	$2,475	$2,475	$4,575	$4,575
Liabilities:
Mortgage payable	$14,500	$14,500	$—	$—
Total	$14,500	$14,500	$—	$—
Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2 — Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. The methods used may produce a fair value calculation that is not indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value could result in a different estimate of fair value at the reporting date.
The following methods and assumptions were used in estimating fair value disclosures for financial instruments:
Investments in Real Estate Debt (Level 3):   The fair values of our real estate debt investments are estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rate), loan to value ratios, and expected repayment and prepayment dates.
Mortgage payable (Level 3):   The aggregate fair value of our mortgage payable principal balance is estimated using a discounted cash flow method (an income approach) and recent investment method (a market approach). Significant inputs and assumptions include the market-based interest or preferred return rate (discount rates), loan to value ratios, and expected repayment and prepayment dates. Differences between the carrying value of mortgage payable in the table above and the “Mortgage payable, net” in the condensed consolidated balance sheets are due to unamortized deferred financing costs.
9.
Related Party Arrangements

Fundrise Advisors, LLC, Manager
The Manager and certain affiliates of the Manager receive fees, reimbursements, and compensation in connection with the Company’s Offerings, and the acquisition, management and sale of the Company’s real estate investments.
The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with our debt investments, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utility costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor (the “Shared Services Agreement”), including any increases in insurance attributable to the management or operation of the Company. For the nine months ended September 30, 2025 and 2024, the Manager incurred approximately $13,000 and $69,000 of costs on our behalf, respectively. As of both September 30, 2025 and December 31, 2024, approximately $0 were due and payable to the Manager.
The Company will pay the Manager a quarterly investment management fee of one-fourth of 0.85% of our net asset value (“NAV”) at the end of each prior period. This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The Manager may in its sole discretion waive its investment management fee, in whole or in part. The Manager will forfeit any portion of the investment management fee that is waived. Beginning January 1, 2019, this fee has been based on our net assets at the end of the prior semiannual period.
The Manager waived the investment management fee from January 1, 2019 through December 31, 2022. For the nine months ended September 30, 2025 and 2024, we incurred investment management fees of approximately $441,000 and $525,000, respectively. As of September 30, 2025 and December 31, 2024, approximately $138,000 and $163,000, respectively, were due and payable to the Manager.
The Company may be charged by the Manager a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the Single Family housing project or if there is no outside developer of the Single Family housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived. No quarterly development fee has been charged for both the nine months ended September 30, 2025 and 2024. The Manager has waived all development fees from inception through September 30, 2025.
Additionally, the Company is required to pay the Manager for servicing any non-performing asset. The Company is required to reimburse the Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets. The Manager will determine, in its sole discretion, whether an asset is non-performing. For the nine months ended September 30, 2025 and 2024, no special servicing fees have been incurred. As of both September 30, 2025 and December 31, 2024, no special servicing fees were payable to the Manager.
The Company will also pay the Manager a disposition fee in the event that a Single Family housing project is sold to a homebuyer investor or if our Manager is acting as the real estate developer. The fee may be up to 1.5% of the gross proceeds. The Manager waived the disposition fees incurred for both the nine months ended September 30, 2025 and 2024. Therefore, as of both September 30, 2025 and December 31, 2024, no disposition fees were payable to the Manager.
Fundrise Lending, LLC
As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC, a wholly-owned subsidiary of our Sponsor or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. Fundrise Lending, LLC allows the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition. During both of the nine months ended September 30, 2025 and 2024, the Company did not purchase any investments that were warehoused or owned by Fundrise Lending, LLC.
For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the members and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.
Rise Companies Corp., Member and Sponsor
Rise Companies Corp. is a member of the Company and holds 1,414 common shares as of both September 30, 2025 and December 31, 2024.
For the nine months ended September 30, 2025 and 2024, the Sponsor incurred approximately $95,000 and $57,000, respectively, of operational costs on our behalf, in connection with the Shared Services Agreement. As of September 30, 2025 and December 31, 2024, approximately $0 and $14,000 of operational costs were due and payable, respectively.
National Lending, LLC
Our Manager formed a self-sustaining lending entity, National Lending, which is financed by certain of the real estate investment trusts (“eREITs”) and other investment vehicles (the “Funds”) managed by our Manager and affiliated with our Sponsor. The Sponsor became the manager of National Lending effective June 18, 2025, but does not hold any equity interest in National Lending. Prior to this change, an independent manager managed National Lending under a management agreement at a market rate. The Sponsor is not compensated for its role as manager. Each participating eREIT or Fund receives ownership interests in National Lending in exchange for their contributions.
During the nine months ended September 30, 2025, the Company issued promissory notes receivable to National Lending. Each promissory note bears a market rate of interest.
The following table summarizes the promissory notes receivable issued by the Company to National Lending during the nine months ended September 30, 2025, as well as note receivable balances as of September 30, 2025 and December 31, 2024 (dollar amounts in thousands):
Note	Principal Balance	Interest Rate	Maturity Date	Balance at September 30, 2025	Balance at December 31, 2024
2025 – A(1)	$1,500	5.25%	04/03/2026	$1,500	$—
2025 – B(2)	$15,300	5.25%	04/23/2026	$15,300	$—
Total				$16,800	$—

(1)
On April 4, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $1.5 million. The secured note bears a 5.25% interest rate, and all interest is accruing, and will be received at maturity. The note matures on April 3, 2026 with National Lending’s repayment to the Company, including principal and accrued interest. For the nine months ended September 30, 2025, the company earned approximately $37,000 in interest income on the promissory note to National Lending and the outstanding balance on the note, inclusive of accrued interest, was approximately $1.5 million as of September 30, 2025.

(2)
On April 23, 2025, the Company extended a promissory note receivable to National Lending with a principal amount of $15.3 million. The secured note bears a 5.25% interest rate, and all interest is accruing, and will be received at maturity. The note matures on April 23, 2026 with National Lending’s repayment to the Company, including principal and accrued interest. For the nine months ended September 30, 2025, the company earned approximately $343,000 in interest income on the promissory note to National Lending and the outstanding balance on the note, inclusive of accrued interest, was approximately $15.6 million as of September 30, 2025.
10.
Mortgage Payable, net

The following is a summary of the mortgage payable by the Company as of September 30, 2025 and December 31, 2024 (dollar amounts in thousands).
Borrowers	Amount of Loan	Interest Rate	Maturity Date	Balance as of September 30, 2025	Balance as of December 31, 2024
FRIND-EISENHOWER, LLC and FRIND SB 1, LLC	$14,500	SOFR + 2.15%	04/17/2028	$14,500	$ —
On April 18, 2025, the Company closed on a mortgage loan secured by two of its rental real estate properties for a principal amount of approximately $14.5 million, which matures on April 17, 2028. The mortgage loan bears interest at a floating rate of SOFR plus 2.15%, subject to a 0.00% floor until maturity. The mortgage loan calls for interest-only payments for the first 12 months, with subsequent principal and interest payments through maturity. For the nine months ended September 30, 2025 and 2024, we incurred approximately $433,000 and $0, respectively, in interest expense related to the mortgage loan. As of September 30, 2025 and December 31, 2024, we had approximately $78,000 and $0, respectively, in mortgage interest payable.
The following table presents the future principal payments due under the Company’s mortgage payable as of September 30, 2025 (dollar amounts in thousands):
Year	Amount
Remainder of 2025	$—
2026	108
2027	170
2028	14,222
2029	—
Thereafter	—
Total	$14,500

11.
Economic Dependency

Under various agreements, the Company has engaged or will engage our Manager and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. The Manager in turn has entered into the Shared Services Agreement to assist the Manager in providing such services. As a result of these relationships, the Company is dependent upon our Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
12.
Commitments and Contingencies

Legal Proceedings
As of the date of these condensed consolidated financial statements we are not currently named as a defendant in any active or pending material litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

13.
Segment Reporting

The Company operates as a single operating and reportable segment. The management committee of Fundrise Advisors, LLC, our Manager, acts as the Company’s CODM, assessing performance and making decisions about resource allocation. The CODM determined that the Company operates a single operating and reportable segment based on the fact that the CODM monitors the operating results of the Company as a whole and that the Company’s long-term strategic asset allocation is pre-determined in accordance with the terms of its offering circular, based on a defined investment strategy. The CODM assesses segment performance using net income (loss), which is reported in the Company’s Consolidated Statements of Operations. The financial information, including information about the Company’s significant revenues and expenses, that is provided to and reviewed by the CODM is consistent with that presented within the Company’s condensed consolidated financial statements. Total expenses and total other expenses, as disclosed in the condensed consolidated financial statements, represent the CODM’s measure of significant expenses. The CODM uses this financial information to evaluate the Company’s overall performance and investment returns, supporting decisions on acquisitions, dispositions, and distributions. Refer to the condensed consolidated statements of operations in our condensed consolidated financial statements for further detail on our total revenue, total expenses, and net consolidated income or loss. The measure of segment assets is reported in the Company’s consolidated Balance Sheets. No single investment accounts for more than 10% of the Company’s total revenue. All of the Company’s real estate investments are located within the United States and all revenues are derived from U.S.-based operations.
14.
Subsequent Events

In connection with the preparation of the accompanying condensed consolidated financial statements, we have evaluated events and transactions occurring through the date the consolidated financial statements were issued for potential recognition or disclosure.
Merger
Effective December 29, 2025, the Company merged with and into Fundrise Equity REIT, LLC (“Equity REIT”), with Equity REIT continuing as the surviving entity (the “Merger”). In connection with the Merger, shareholders of the Company were issued common shares of Equity REIT based on an agreed-upon exchange ratio (“Exchange Ratio”). The Exchange Ratio was based on the Company’s NAV per share that was effective as of the date of the Merger, December 29, 2025.
Following completion of the Merger, the Company filed a Form 1-Z on December 30, 2025 to terminate its reporting obligations under Regulation A. For more information, see the Company’s merger-related filings here and here. The Merger occurred subsequent to the Company’s balance sheet date and, accordingly, the accompanying condensed consolidated financial statements do not reflect the effects of the Merger.

Annex A
FORM OF AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
DATED
[         ], 2026
AMONG
FUNDRISE DEVELOPMENT EREIT, LLC
FUNDRISE EAST COAST OPPORTUNISTIC REIT, LLC
FUNDRISE EQUITY REIT, LLC
FUNDRISE GROWTH EREIT II, LLC
FUNDRISE GROWTH EREIT III, LLC
FUNDRISE MIDLAND OPPORTUNISTIC REIT, LLC
FUNDRISE WEST COAST OPPORTUNISTIC REIT, LLC
AND
FUNDRISE EREIT, LLC
AND FOR CERTAIN LIMITED PURPOSES
FUNDRISE ADVISORS, LLC

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
This Agreement of Merger and Plan of Reorganization (this “Agreement”) is dated as of [        ], 2026 among:
(a)
Fundrise Development eREIT, LLC, a Delaware limited liability company (“Development”);

(b)
Fundrise East Coast Opportunistic REIT, LLC, a Delaware limited liability company (“East Coast”);

(c)
Fundrise Equity REIT, LLC, a Delaware limited liability company (“Equity REIT”);

(d)
Fundrise Growth eREIT II, LLC, a Delaware limited liability company (“Growth eREIT II”);

(e)
Fundrise Growth eREIT III, LLC, a Delaware limited liability company (“Growth eREIT III”);

(f)
Fundrise Midland Opportunistic REIT, LLC, a Delaware limited liability company (“Midland”);

(g)
Fundrise West Coast Opportunistic REIT, LLC, a Delaware limited liability company (“West Coast” and, together with Development, East Coast, Equity REIT, Growth eREIT II, Growth eREIT III and Midland, the “Non-Surviving Entities”); and

(h)
Fundrise eREIT, LLC, a Delaware limited liability company (“eREIT” and, together with the Non-Surviving Entities, the “Merger Parties”).

Fundrise Advisors LLC, a Delaware limited liability company (the “Manager”), joins this Agreement solely for purposes of Sections, 1.3, 1.5, 1.8, 6.1, 7.1 and 7.3.
WHEREAS, all of the Merger Parties are externally managed by the Manager, which is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”), and a wholly-owned subsidiary of Rise Companies Corp.;
WHEREAS, pursuant to the operating agreement of each of the Non-Surviving Entities (each, an “Operating Agreement”), the combination of the businesses of the Merger Parties by way of seven simultaneous mergers on the terms and subject to the conditions set forth in this Agreement and in accordance with the Act (collectively, the “Merger”) requires the approval of the Manager and William Thomas Lockard, Jr., the independent representative for each Non-Surviving Entity (the “Independent Representative”), each of which have approved the Merger as of the date of this Agreement;
WHEREAS, pursuant to the Limited Liability Company Operating Agreement of eREIT, dated October 16, 2025 (the “Existing Operating Agreement”), and Section 18-209 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) (the “Act”), the Merger requires the approval of Rise Companies Corp., acting in its capacity as sole member of eREIT (the “Existing Sole Member”), which has approved the Merger as of the date of this Agreement;
WHEREAS, the Manager, the Independent Representative and the Existing Sole Member, as applicable, have each taken all actions required for the execution of this Agreement by the Merger Parties and to approve the consummation by the Merger Parties of the transactions contemplated hereby;
WHEREAS, the Merger Parties desire to make certain representations, warranties, and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Merger; and
WHEREAS, for U.S. federal income tax purposes, (i) the merger of each Non-Surviving Entity into eREIT pursuant to this Agreement is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement is intended to be, and hereby is, adopted as a “plan of reorganization” for each such merger for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, intending to be legally bound, the Merger Parties agree as follows:

ARTICLE 1
THE MERGER
1.1   The Merger.    At the Effective Time (as defined below), each of the Non-Surviving Entities shall simultaneously be merged with and into eREIT, which shall be the surviving entity of the Merger (the “Surviving Entity”). Except as specifically provided in this Agreement, when the Merger becomes effective, (a) the real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises of the Surviving Entity shall continue unaffected and unimpaired by the Merger, (b) the separate existence of the Non-Surviving Entities shall terminate, and their real and personal property, other assets, rights, liabilities, obligations, privileges, immunities, powers, purposes and franchises shall be merged into the Surviving Entity, and (c) the Merger shall have the other effects specified in Section 18-209 of the Act.
1.2   Surviving Entity Organizational Documents.    At the Effective Time, the certificate of formation of eREIT as in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Entity. At the Effective Time, the Existing Operating Agreement as in effect immediately prior to the Effective Time shall be amended and restated in its entirety, and the Surviving Entity shall be governed by, and its rights and obligations shall be as set forth in, the Amended and Restated Limited Liability Company Operating Agreement of the Surviving Entity substantially in the form attached hereto as Exhibit A (the “A&R Operating Agreement”). The Merger Parties acknowledge and agree that, effective as of the Effective Time, the members of the Surviving Entity shall adopt and approve the A&R Operating Agreement of the Surviving Entity in the form attached hereto as Exhibit A, which shall replace and supersede in its entirety the Existing Operating Agreement, and the former shareholders of the Non-Surviving Entities shall be subject to all the rights and obligations of shareholders under the A&R Operating Agreement.
1.3   Issuance of Surviving Entity Shares.    At the Effective Time, the Surviving Entity shall issue to each of the shareholders of the Non-Surviving Entities a number of Common Shares (as defined in the A&R Operating Agreement) of the Surviving Entity based on the “Exchange Ratio” for each issued and outstanding common share of each of the Non-Surviving Entities (each such number of Surviving Entity Common Shares being exchanged, the “Exchange Shares”). The Merger Parties acknowledge that the “Exchange Ratios” will be the ratio calculated based on (i) the net asset value (“NAV”) per share, as of the Valuation Time (as defined below), of each applicable Non-Surviving Entity common share as determined in accordance with the Operating Agreements and valuation procedures of each Non-Surviving Entity divided by (ii) $10.00.
1.4   Distribution to Non-Surviving Entity Shareholders.    Immediately following the Effective Time, each Non-Surviving Entity shareholder’s Exchange Shares shall be reflected (i) on the books and records of the Surviving Entity and its transfer agent, Computershare, Inc. and (ii) under such shareholder’s individual account on the online investment platform available at www.fundrise.com. Shareholders of the Non-Surviving Entities receiving Exchange Shares shall be admitted as members of the Surviving Entity according to the terms of the A&R Operating Agreement.
1.5   Merger of the Non-Surviving Entities into the Surviving Entity.    On behalf of each Non-Surviving Entity, the Manager shall file a certificate of merger (the “Certificate of Merger”) substantially in the form of Exhibit B with the Delaware Secretary of State merging such Non-Surviving Entity with and into the Surviving Entity in accordance with the terms of this Agreement and each operating agreement.
1.6   Tax Treatment.    For U.S. federal income tax purposes, each merger of a Non-Surviving Entity with and into the Surviving Entity is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) this Agreement is intended to be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g). No Merger Party shall take any position for income tax purposes that is inconsistent with such treatment, except to the extent required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
1.7   Distributions from Non-Surviving Entities.    If any of the Non-Surviving Entities have declared distributions prior to the Effective Time, or, after the date hereof, declare distributions prior to the Effective Time, in either case which distributions have not yet been paid to shareholders of such Non-Surviving Entities at the Effective Time (“Unpaid Distributions”), such Non-Surviving Entities shall retain an amount of cash equal to such Unpaid Distributions, which cash shall be transferred to the Surviving Entity by operation of law as a result of the Merger. The Surviving Entity, as successor to each Non-Surviving Entity, shall thereafter pay such Unpaid Distributions on behalf of each Non-Surviving Entity to the former shareholders of the applicable Non-Surviving Entities so as to give effect to the terms of any declared distributions made by such Non-Surviving Entities prior to the Effective Time.
ARTICLE 2
EFFECTIVE TIME OF MERGER
2.1   Date of the Merger.    The Merger shall take place on a date mutually agreed to by the Merger Parties (the “Merger Date”) after the SEC declares effective a joint information statement/prospectus (the “Prospectus”) to be included in a Registration Statement on Form S-4 (the “Registration Statement”) filed by eREIT and all of the conditions in Article 5 of this Agreement have been satisfied or waived by the Merger Parties. The Merger Date may be changed with the consent of the Merger Parties.
2.2   Valuation Time.    The time of valuation shall be 4:00 p.m. Eastern time on [          ], 2026, or such other date and time mutually agreed to by the Merger Parties (the “Valuation Time”).
2.3   Execution of Certificate of Merger.    The Surviving Entity shall execute the Certificate of Merger substantially in the form of Exhibit B, and the Non-Surviving Entities shall cause the Certificate of Merger to be filed with the Delaware Secretary of State in advance of the Merger Date, which shall specify that the Merger shall become effective as of the Effective Time on the Merger Date.
2.4   Effective Time of the Merger.    The Merger shall become effective at 11:59 p.m. Eastern time on the Merger Date (the “Effective Time”).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of the Merger Parties.    Each Merger Party represents and warrants to the others as follows:
(a)   The Merger Party is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware.
(b)   The Merger Party has all power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All actions necessary to authorize the Merger Party to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by the Merger Party and is a valid and binding agreement of the Merger Party, enforceable against it in accordance with its terms.
(c)   Neither the execution and delivery of this Agreement nor completion of the Merger shall violate or constitute a breach of, or result in a default under, any agreement to which the Merger Party is a party or by which it, or any of its properties, is bound, or any law or any order of any court or other governmental authority having jurisdiction over the Merger Party.
(d)   There are no current or pending dissolution, liquidation, forfeiture or revocation proceedings regarding the Merger Party.
(e)   There is no action pending or, to the knowledge of the Merger Party, threatened in writing by or before any governmental authority against the Merger Party or any officer of the Merger Party, and neither the Merger Party, nor any of its property, is subject to any outstanding order of any governmental authority.
(f)   All of the outstanding common shares of the Non-Surviving Entities or Common Shares of eREIT, if any, are validly issued and holders of such shares shall have no obligation to make payments or contributions to the Merger Party or its creditors solely by reason of their ownership of such shares.

(g)   No dissenters’ or appraisal rights shall be available to the holders of common shares of a Non-Surviving Entity or Common Shares of eREIT as a result of, or in connection with, the Merger and the other transactions contemplated by this Agreement.
(h)   In the case of eREIT, on the Merger Date, the Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”) with respect to the Exchange Shares will, as of the Merger Date, be in full force and effect and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of eREIT, threatened by the SEC, and such registration statement will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(i)   The information provided by a Merger Party for use in the Registration Statement and the Prospectus shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations as applicable thereto.
(j)   In the case of each Non-Surviving Entity, it has elected to be treated as a “real estate investment trust” under the Code (“REIT”), has qualified to be treated as a REIT since the date of such election, and will qualify to be treated as a REIT until the Effective Time.
(k)   As of the Merger Date, all material Returns (as defined below) of a Merger Party that is a Non-Surviving Entity required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision shall have been made for the payment thereof. No such material Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Merger Party or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Merger Party’s financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements. As used in this Agreement, “Tax” or “Taxes” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. “Return” means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).
(l)   If and to the extent applicable, upon filing its first federal income tax return following the completion of its first taxable year, the Surviving Entity will elect to be a REIT and, from the beginning of its first taxable year, the Surviving Entity will take all steps necessary to ensure that it qualifies and will be treated as a REIT. As of the Effective Time, no federal, state or other tax returns of the Surviving Entity will have been required by law to be filed and no federal, state or other taxes will be due by the Surviving Entity. Consequently, as of the Effective Time, the Surviving Entity will not have any tax deficiency or liability asserted against it, and the Surviving Entity will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.
3.2   Termination of Representations and Warranties.    The representations and warranties in this Article 3 shall terminate at the Effective Time, and no Merger Party or other person shall have any rights or claims as a result of any of those representations and warranties after the Effective Time.
ARTICLE 4
ACTIONS PRIOR TO THE MERGER
4.1   Activities of the Non-Surviving Entities Until Effective Time.    From the date of this Agreement until the Effective Time, each of the Non-Surviving Entities shall, and shall cause each of its subsidiaries to:

(a)   operate its business in the ordinary course and in a manner consistent with the manner in which it is being operated at the date of this Agreement; and
(b)   take all reasonable steps available to it to maintain the goodwill of its business.
4.2   Efforts Regarding Merger.    Each Merger Party shall use its best efforts to cause the Merger to take place on the Merger Date, or as soon after that date as is practicable.
4.3   Registration Statement.    The Merger Parties shall cooperate in preparing the Prospectus and Registration Statement, which eREIT will have filed for registration under the 1933 Act, of the Exchange Shares to be distributed to each Non-Surviving Entity’s shareholders, all in compliance with the applicable requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended. The Non-Surviving Entities will provide the Surviving Entity with information reasonably requested for the preparation of the Registration Statement. The information furnished by or on behalf of the Non-Surviving Entities for use in the Registration Statement or the Prospectus, and the information furnished by the Surviving Entity for use in the Registration Statement or the Prospectus, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.
4.4   Efforts Relating to REIT Status; Reorganization Qualification.
(a)   Each Merger Party and its subsidiaries (if any) shall not take any action that would, or fail to take any action the failure of which to be taken would, reasonably be expected to cause (1) such Merger Party to fail to qualify as a REIT, as applicable, or (2) any subsidiary of such Merger Party to cease to be treated as any of (A) a partnership or disregarded entity for U.S. federal income tax purposes or (B) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of the Code, as the case may be.
(b)   Each Merger Party and its subsidiaries shall use commercially reasonable efforts (before and, as relevant, after the Effective Time) to cause each merger of a Non-Surviving Entity to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
(c)   Each Non-Surviving Entity, taking into account (i) all distributions to be made by such Non-Surviving Entity prior to the Effective Time and (ii) any Unpaid Distributions with respect to such Non-Surviving Entity properly treated as paid in respect of a taxable year ending on or prior to the Merger pursuant to Section 858 of the Code (assuming the Surviving Entity complies with Section 1.7), shall have distributed cash to its shareholders in its taxable years ending on or prior to the Merger in an amount equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code in respect of each such taxable year, and to ensure such Non-Surviving Entity will not be subject to tax under Sections 857(b) of the Code in respect of its taxable year ended December 31, 2025 or its taxable year ending with the Merger.
ARTICLE 5
CONDITIONS TO THE MERGER
5.1   Conditions to Merger Parties’ Obligations.    The obligations of each of the Merger Parties to complete the Merger are subject to the following conditions (which each Merger Party may waive as to itself, but not as to the other Merger Parties):
(a)   the approval of the Merger by the Manager, Independent Representative and the Existing Sole Member, as applicable for each Merger Party, each of which has been obtained;
(b)   the Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the Merger Parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated;
(c)   no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall be in effect;

(d)   the Prospectus will be distributed to the shareholders of each Non-Surviving Entity in compliance with applicable requirements;
(e)   as of the date of this Agreement and the Effective Time, there are no state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on any Merger Party. “Material Adverse Effect” is defined as any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise) or results of operations of a Merger Party, taken as a whole, or (ii) the ability of such Merger Party to perform its obligations under this Agreement or to consummate the Merger;
(f)   the representations and warranties set forth in Article 3 are true and correct in all respects, in each case as of the date of this Agreement and the Effective Time, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on any Merger Party; and
(g)   the Merger Parties have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them.
5.2   No Fairness or Legal Opinions.    The Merger Parties shall not be required to deliver any opinions from financial advisors or legal counsel in connection with the Merger other than as required for the Registration Statement, if any.
ARTICLE 6
TERMINATION
6.1   Right to Terminate.    This Agreement may be terminated at any time prior to the Effective Time (even though the Manager, the Independent Representative and the Existing Sole Member, as applicable, have approved the Merger) by:
(a)   mutual consent of the Merger Parties in a written instrument; and
(b)   on behalf of any individual Merger Party, by the Manager (with respect to a Non-Surviving Entity) or the Existing Sole Member (with respect to the Surviving Entity) in writing to the other Merger Parties.
6.2   Effect of Termination.    If this Agreement is terminated pursuant to this Article 6, after this Agreement is terminated, none of the Merger Parties which have terminated this Agreement shall have any further rights or obligations under this Agreement. Nothing contained in this Section shall, however, relieve any Merger Party from liability for a breach of this Agreement which occurs before this Agreement is terminated.
ARTICLE 7
GENERAL
7.1   Expenses.    The expenses of the Manager relating to the Merger, including legal fees and disbursements, shall be allocated among the Non-Surviving Entities in direct proportion to each Non-Surviving Entity’s most recently announced NAV per share.
7.2   Indemnification for Prior Acts.    The Surviving Entity shall honor, and shall not amend or modify for at least six years after the date of this Agreement, any obligations of any Merger Party, or any of its subsidiaries, to indemnify the Manager or the Independent Representative (together, the “Indemnified Parties”) with respect to matters which occur prior to the Effective Time. The provisions of this Section 7.2 are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties.
7.3   Press Releases.    The Manager shall make all decisions regarding whether to issue, and the substance of, any press releases or other public statements with respect to this Agreement or the Merger.

7.4   Separate Agreements.    It is understood and agreed that (i) this Agreement shall constitute a separate agreement in respect of each Non-Surviving Entity’s reorganization into eREIT, as if each Non-Surviving Entity had entered into a separate Agreement with eREIT, and (ii) no Non-Surviving Entity shall be deemed to make any representations or warranties to, or have any obligations or liability with respect to, any other Non-Surviving Entity hereunder. The obligations arising out of this Agreement are several and not joint with respect to each Non-Surviving Entity, and the Merger Parties agree not to proceed against any Non-Surviving Entity for the obligations of another.
7.5   Entire Agreement.    This Agreement contains the entire agreement between the Merger Parties relating to the Merger transactions that are the subject of this Agreement, and all prior negotiations, understandings and agreements between the Merger Parties relating to the Merger are superseded by this Agreement. None of the Merger Parties have relied on any representations, warranties, understandings or agreements concerning the Merger transactions that are the subject of this Agreement other than those expressly set forth in this Agreement.
7.6   Benefit of Agreement. This Agreement is for the benefit of the parties to it, their respective successors and any permitted assigns. Except as stated in Section 7.2 hereof, this Agreement is not intended to be for the benefit of, or to give any rights to, anybody other than the parties, their respective successors and any permitted assigns.
7.7   Assignments.    Neither this Agreement nor any right of any party under it may be assigned.
7.8   Captions.    The captions of the articles and sections of this Agreement are for convenience only, and do not affect the meaning or interpretation of this Agreement.
7.9   Notices and Other Communications.    Any notice or other communication under this Agreement must be in writing and shall be deemed given when it is delivered in person or sent by facsimile or electronic mail (with proof of receipt at the required facsimile number or email address), on the business day after the day on which it is delivered to a major nationwide overnight delivery service with instructions to make next business day delivery, or on the third business day after the day on which it is mailed by first class mail from within the United States of America, addressed as follows:
If to the Merger Parties and the Manager:
Fundrise Development eREIT, LLC
Fundrise East Coast Opportunistic REIT, LLC
Fundrise Equity REIT, LLC
Fundrise Growth eREIT II, LLC
Fundrise Growth eREIT III, LLC
Fundrise Midland Opportunistic REIT, LLC
Fundrise West Coast Opportunistic REIT, LLC
Fundrise eREIT, LLC
Fundrise Advisors, LLC
Attn: Bjorn Hall
11 Dupont Circle NW, 9th FL,
Washington, District of Columbia 20036
Email: bjorn@fundrise.com
with a copy to:
David H. Roberts, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Email: droberts@goodwinlaw .com
7.10   Governing Law.    This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to conflict of laws principles that would apply the laws of any other jurisdiction.

7.11   Amendments.    This Agreement may be amended and any provision waived by, but only by, a document in writing signed by both of the Merger Parties.
7.12   Counterparts.   This Agreement may be executed in two or more counterparts, some of which may contain facsimile signatures of some of the parties. Each of those counterparts shall be deemed to be an original copy of this Agreement, but all of them together shall constitute one and the same agreement.
(Signatures on following page)

IN WITNESS WHEREOF, each of the Merger Parties and the Manager have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.
The Non-Surviving Entities:
Fundrise Development eREIT, LLC
Fundrise East Coast Opportunistic REIT, LLC
Fundrise Equity REIT, LLC
Fundrise Growth eREIT II, LLC
Fundrise Growth eREIT III, LLC
Fundrise Midland Opportunistic REIT, LLC
Fundrise West Coast Opportunistic REIT, LLC
By:
Fundrise Advisors, LLC,
as Manager of each of the above entities

By:

Name:
Title:
eREIT:
Fundrise eREIT, LLC
By:
Fundrise Advisors, LLC,
as Manager

By:

Name:
Title:
The Manager:
Fundrise Advisors, LLC
By:

Name:
Title:

Exhibit A
A&R OPERATING AGREEMENT
[Attached hereto.]

Exhibit B
CERTIFICATE OF MERGER
OF
FUNDRISE DEVELOPMENT EREIT, LLC
(a Delaware limited liability company)
AND
FUNDRISE EAST COAST OPPORTUNISTIC REIT, LLC
(a Delaware limited liability company)
AND
FUNDRISE EQUITY REIT, LLC
(a Delaware limited liability company)
AND
FUNDRISE GROWTH EREIT II, LLC
(a Delaware limited liability company)
AND
FUNDRISE GROWTH EREIT III, LLC
(a Delaware limited liability company)
AND
FUNDRISE MIDLAND OPPORTUNISTIC REIT, LLC
(a Delaware limited liability company)
AND
FUNDRISE WEST COAST OPPORTUNISTIC REIT, LLC
(a Delaware limited liability company)
INTO
FUNDRISE EREIT, LLC
(a Delaware limited liability company)
Dated:             , 2026

The undersigned limited liability company formed and existing under the laws of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST:   The name and jurisdiction of formation or organization and type of entity of each of the constituent entities which is to merge are as follows:
Name	Jurisdiction of Formation	Type of Entity
Fundrise Development eREIT, LLC	Delaware	Limited Liability Company
Fundrise East Coast Opportunistic REIT, LLC	Delaware	Limited Liability Company
Fundrise Equity REIT, LLC	Delaware	Limited Liability Company
Fundrise Growth eREIT II, LLC	Delaware	Limited Liability Company
Fundrise Growth eREIT III, LLC	Delaware	Limited Liability Company
Fundrise Midland Opportunistic REIT, LLC	Delaware	Limited Liability Company
Fundrise West Coast Opportunistic REIT, LLC	Delaware	Limited Liability Company
Fundrise eREIT, LLC	Delaware	Limited Liability Company
SECOND:   An Agreement of Merger and Plan of Reorganization has been approved and executed by (i) Fundrise Development eREIT, LLC, a Delaware limited liability company; Fundrise East Coast Opportunistic REIT, LLC, a Delaware limited liability company; Fundrise Equity REIT, LLC, a Delaware limited liability company; Fundrise Growth eREIT II, LLC, a Delaware limited liability company; Fundrise Growth eREIT III, LLC, a Delaware limited liability company; Fundrise Midland Opportunistic REIT, LLC, a Delaware limited liability company; and Fundrise West Coast Opportunistic REIT, LLC, a Delaware limited liability company (collectively, the “Non-Surviving LLCs”), and (ii) Fundrise eREIT, LLC, a Delaware limited liability company (the “Surviving LLC”).
THIRD:   The name of the surviving domestic limited liability company is Fundrise eREIT, LLC.
FOURTH:   The merger of the Non-Surviving LLCs into the Surviving LLC shall be effective at 11:59 p.m., Eastern Time, on the date of filing of this Certificate of Merger with the Secretary of State of the State of Delaware.
FIFTH:   The executed Agreement of Merger and Plan of Reorganization is on file at a place of business of the Surviving LLC. The address of such place of business of the Surviving LLC is:
11 Dupont Circle NW, 9th FL,
Washington, District of Columbia 20036
SIXTH:   A copy of the Agreement of Merger and Plan of Reorganization shall be furnished by the Surviving LLC, on request and without cost, to any member of the Surviving LLC and any member or person holding an interest in the Non-Surviving LLCs.
[Signature page follows.]

IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be duly executed as of the date first written above.
Fundrise eREIT, LLC
By:

Name:   Benjamin S. Miller
Title:   Authorized Person